UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Hampton Roads Bankshares, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of 2010 Annual Meeting of Shareholders	iii

Proxy Statement	1

Questions And Answers About The Annual Meeting And This Proxy Statement	5

Why did you send me this Proxy Statement?	5
When is the Annual Meeting?	6
Where will the Annual Meeting be held?	6
What items will be voted upon at the Annual Meeting?	6
How do I vote by proxy?	7
How many votes are required?	8
Is the adoption of any proposal conditioned on shareholder approval of any of the other proposals?	9
What is the effect of abstentions and broker non-votes?	9
What constitutes a “quorum” for the Special Meeting?	10
Why is the Company electing Directors now when the composition of the Board of Directors will change following the Investment?	10
Who can vote?	10
How many votes do I have?	10
Who pays for the solicitation of proxies?	10
Are there any dissenters’ rights or appraisal rights?	10
What is the voting recommendation of the board?	11
Where can I find the voting results?	11
Whom should I contact if I have any questions?	11

Proposal No. 1: Election of Directors of Hampton Roads Bankshares, Inc	11

Nominees for Election	11
Directors and Director Nominees	11
Vote required	16
Recommendation of our Board of Directors
Non-Director Executive Officers (Including Named Executive Officers)	16
Beneficial Ownership of Directors, Executive Officers, and Principal Shareholders of the Company	17
Certain Relationships and Related Transactions	24
Executive Compensation	25

Proposal No. 2: Non-Binding Approval of Executive Compensation	44

Vote Required	44

Proposal No. 3: To Approve the Issuance of up to 800,000,000 Shares of Common Stock at $0.40 Per Share under the Investment Agreements and Related Transactions	44

i

Background of the Investment Proposal	45
Reasons for the Investment Proposal	45
Reasons Against the Investment Proposal	45
Reasons for Seeking Shareholder Approval	46
Pro Forma Financial Information	49
Vote Required	53
Recommendation of our Board of Directors

Proposal No. 4: To Approve the Issuance of Common Stock in Exchange Offer Transactions with Series A Preferred and Series B Preferred Shareholders	53

Reasons for Seeking Shareholder Approval	53
Principle Effects on Outstanding Common Shares	54
Reasons for the Exchange Offers	54
Reasons against the Exchange Offers	55
Effect of Failure to Approve the Preferred Exchange Proposal	55
Differences between the Common Stock and Series A Preferred and Series B Preferred	55
Pro Forma Financial Information	58
Dissenters’ Rights	58
Required Vote	58
Recommendation of our Board of Directors

Proposal No. 5: To Approve the Issuance of Common Stock in an Exchange Offer Transaction with the Series C-1 Preferred Shareholder	58

Background on the TARP Conversion	59
Reason for Seeking Shareholder Approval	59
Potential Consequences if the TARP Conversion Proposal is Approved	60
Reasons for TARP Conversion	60
Reasons Against TARP Conversion	60
Potential Consequences if Proposal No. 5 to Convert the Series C Preferred Stock is Not Approved	61
Differences between the Common Stock and Series C-1 Preferred	61
Pro Forma Financial Information	66
Vote Required	66
Recommendation of our Board of Directors

Proposal No. 6: Amendment of the Company’s Articles of Incorporation to Increase the Authorized Shares of Common Stock From 100,000,000 to 1,000,000,000	67

Why We are Seeking Shareholder Approval	67
Capital Stock of the Company	68
Description of Securities to be Issued (other than Common Stock)	68
Description of Outstanding Securities	76
Certain Provisions of the Articles of Incorporation, Bylaws and Virginia Law	85
Possible Effects on Holders of Common Stock and Board Consideration	88
Possible Anti-Takeover Effects	89
Dissenters’ Rights	90
Required Vote	90
Recommendation of our Board of Directors

•	Financial statements;

•	Supplementary financial information;

•	Management’s discussion and analysis of financial condition and results of operations;

•	Changes in and disagreements with accountants on accounting and financial disclosure;

•	Quantitative and qualitative disclosures about market risk

HAMPTON ROADS BANKSHARES, INC.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

To be Held on : [—], 2010

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Hampton Roads Bankshares, Inc. (the “Company”) will be held at the Dominion Tower, 999 Waterside Drive, Suite 400, Norfolk, VA, 23510 on : [—] , 2010, at : [—] a.m. for the following purposes:

1.	Election of Directors. To elect one “Class A” director, to serve a one-year term, and six “Class C” directors, each to serve a three-year term; and

2.	Non-Binding Proposal on the Compensation of the Company’s Named Executive Officers. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement; and

3.	Issuance of Common Stock Pursuant to Investment Agreements. To grant shareholder approval of the issuance of up to 800,000,000 shares of the Company’s common stock at $0.40 per share under the Investment Agreements and related transactions; and

4.	Issuance of Common Stock Pursuant to Series A and B Preferred Exchange Offers. To grant shareholder approval of the issuance of up to 25,000,000 shares of the Company’s common stock in potential transactions that would allow holders of the Company’s Series A preferred stock and Series B preferred stock to exchange their shares for newly issued shares of Company common stock; and

5.	Issuance of Common Stock Pursuant to the Potential Conversion of Convertible Preferred Stock to be issued to the U.S. Department of the Treasury (“Treasury”). To grant shareholder approval of the potential issuance of up to 60,000,000 shares of the Company’s common stock upon the conversion of 80,347 shares of Series C-1 Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, to be issued to Treasury in exchange for its Series C preferred stock; and

6.	Increase in Authorized Shares. To consider an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the Company’s authorized common stock from 100,000,000 to 1,000,000,000 shares; and

7.	Preferred Stock Designations. To amend the terms of our Articles of Incorporation to change the designations of the Series A and Series B preferred stock; and

8.	Reverse Stock Split. To approve an amendment to the Articles of Incorporation to permit our Board of Directors to effect a reverse stock split of common stock; and

9.	Shareholder Proposal. To consider a shareholder proposal to declassify the Board of Directors, if properly presented at the meeting; and

10.	Other Business. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on August 9, 2010, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

None of Proposal Nos. 3-7 will be adopted unless each of such proposals are approved by the shareholders.

The text of the proposed amendments to our Articles of Incorporation described in Proposals No. 6, 7, and 8 are attached as Appendices A, B and C to the accompanying Proxy Statement.

The Board of Directors may adjourn the meeting and reconvene the meeting at a later date, as permitted by the Company’s Bylaws and Virginia law.

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of each of the above items, except for the Shareholder Proposal described in paragraph 9 above, which the Board of Directors recommends that you vote “AGAINST.”

By Order of the Board of Directors,

/s/ Wendy W. Small
Wendy W. Small
Secretary of the Board
, 2010

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROMPTLY OR YOU MAY VOTE YOUR SHARES ONLINE AT HTTPS://WWW.PROXYVOTENOW.COM/HMPR OR BY CALLING 1-866-855-9702. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY OR VOTED ONLINE OR BY TELEPHONE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON [—], 2010:

The Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, and Quarterly Reports for the fiscal quarters ended March 31, 2010, as amended, and June 30, 2010 are available at http://www.bankofhamptonroads.com/pages/ir_stockholder_info.html.

ii

PROXY STATEMENT

This proxy statement is being furnished to the shareholders of Hampton Roads Bankshares, Inc. (the “Company”) in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or the “Board”) on behalf of the Company for use at its 2010 Annual Meeting of Shareholders to be held on : [—], 2010 (the “Annual Meeting”), at the time and place set forth in the accompanying Notice of Annual Meeting and at any adjournment thereof (the “Proxy Statement”). This Proxy Statement and the enclosed proxy card are being mailed to the shareholders of the Company on or about [—], 2010.

The holders of Company common stock, par value $0.625 per share (“Common Stock”), as of the close of business on August 9, 2010 will be entitled to be present and to vote at the meeting. Each share of our Common Stock is entitled to one vote on each matter to be voted at the meeting. There are no other classes of our stock entitled to vote at the meeting. On August 9, 2010, there were 22,153,445 shares of our Common Stock outstanding and entitled to vote. The Board of Directors requests that you execute and return the proxy promptly, whether or not you plan to attend the meeting.

Representatives of Yount, Hyde and Barbour, P.C. (“YHB”) (the Company’s independent registered public accountants) will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The persons named in the proxy card to represent shareholders who are present by proxy at the meeting are John A.B. Davies, Jr., President and Chief Executive Officer and Doug Glenn, Executive Vice President, General Counsel and Chief Operating Officer.

The Company and its Subsidiaries

Hampton Roads Bankshares, Inc., a Virginia corporation, was incorporated under the laws of the Commonwealth of Virginia on February 28, 2001, primarily to serve as a holding company for the Bank of Hampton Roads (“BOHR”). On July 1, 2001, all BOHR common stock, par value $0.625 per share, converted into the Common Stock of the Company, on a share for share exchange basis, making BOHR a wholly-owned subsidiary of the Company. In January 2004, we formed Hampton Roads Investments, Inc., a wholly-owned subsidiary of the Company, to provide securities, brokerage and investment advisory services.

On June 1, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 8, 2008, by and between the Company and Shore Financial Corporation (“Shore”), the Company acquired all of the outstanding shares of Shore. Shore Bank and its subsidiary, Shore Investments Inc., formerly wholly-owned subsidiaries of Shore, became wholly-owned subsidiaries of the Company.

On December 31, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 23, 2008, by and between the Company and Gateway Financial Holdings, Inc. (“Gateway”), the Company acquired all of the outstanding shares of Gateway. Gateway Bank & Trust Co. (“Gateway Bank”) and its subsidiaries, Gateway Insurance Services, Inc., Gateway Investment Services, Inc., Gateway Bank Mortgage, Inc., and Gateway Title Agency, Inc., formerly wholly-owned subsidiaries of Gateway, became wholly-owned subsidiaries of the Company.

Subsequently, on May 8, 2009, Gateway Bank merged with and into BOHR, with BOHR being the surviving entity. At that time, the subsidiaries of Gateway Bank became subsidiaries of BOHR.

Recent Developments

Restatement of Year End and First Quarter Financial Statements

On August 10, 2010, the Company announced that it would restate its financial statements for the fiscal year ended December 31, 2009 and the fiscal quarter ended March 31, 2010 (the “Restatements”). Management, the Audit Committee and the Board of Directors of the Company have determined that they should provide for an increase in the valuation allowance against the Company’s deferred tax asset of approximately $56 million for the year ended December 31, 2009 and $14.3 million for the period ended March 31, 2010. This will result in an increase in the Company’s losses by approximately $56 million for the period ended December 31, 2009 and $14.3 million for the period ended March 31, 2010. The allowance does not affect the Company’s cash or liquidity in any way. The Restatements have now been filed. See Amendment No. 2 to the Company’s Form 10-K for the year ended December 31, 2009, filed by the Company with the United States Securities and Exchange Commission (“SEC”) on August 13, 2010 and Amendment No. 1 to the Company’s Form 10-Q for the quarter ended March 31, 2010, filed by the Company with the SEC on August 13, 2010.

Written Agreement with Federal Reserve Bank of Richmond and Virginia Bureau of Financial Institutions

Effective June 17, 2010, the Company and BOHR entered into a written agreement (the “Written Agreement”) with the Federal Reserve Bank of Richmond (“Reserve Bank”) and the Virginia Bureau of Financial Institutions (the “Bureau”). Shore Bank is not a party to the Written Agreement.

Under the terms of the Written Agreement, BOHR agreed to develop and submit for approval, within the time periods specified in the Written Agreement, written plans to:

•	strengthen board oversight of management and BOHR’s operations;

•	strengthen credit risk management policies;

•

improve BOHR’s position with respect to loans, relationships, or other assets in excess of $2.5 million which are now or in the future become past due more than 90 days, are on BOHR’s problem loan list, or adversely classified in any report of examination of BOHR;

•	review and revise, as appropriate, current policy and maintain sound processes for determining, documenting and recording an adequate allowance for loan and lease losses;

•	improve management of BOHR’s liquidity position and funds management policies;

•	provide contingency planning that accounts for adverse scenarios and identifies and quantifies available sources of liquidity for each scenario;

•	reduce BOHR’s reliance on brokered deposits; and

•	improve BOHR’s earnings and overall condition.

In addition, BOHR agreed that it will:

•

not extend, renew, or restructure any credit that has been criticized by the Reserve Bank or the Bureau absent prior Board of Directors approval in accordance with the restrictions in the Written Agreement;

•

eliminate all assets or portions of assets classified as “loss” and thereafter charge off all assets classified as “loss” in a federal or state report of examination, unless otherwise approved by the Reserve Bank;

•	comply with legal and regulatory limitations on indemnification payments and severance payments; and

•	appoint a committee to monitor compliance with the terms of the Written Agreement.

In addition, the Company agreed that it will:

•

not take any other form of payment representing a reduction in BOHR’s capital or make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities absent prior regulatory approval;

•	take all necessary steps to correct certain technical violations of law and regulation cited by the Reserve Bank;

•	refrain from guaranteeing any debt without the prior written approval of the Reserve Bank and the Bureau; and

•	refrain from purchasing or redeeming any shares of its stock without the prior written consent of the Reserve Bank or the Bureau.

Under the terms of the Written Agreement, the Company and BOHR have agreed to submit for approval capital plans to maintain sufficient capital at the Company, on a consolidated basis, and at BOHR, on a stand-alone basis, and to refrain from declaring or paying dividends absent prior regulatory approval.

This description of the Written Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement and is qualified in its entirety by reference to the copy of the Written Agreement filed with the Company’s Current Report on Form 8-K, filed June 17, 2010.

Use and Revocation of Proxies

If the enclosed proxy is properly executed in time for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with such instructions. If no instructions are given in an executed proxy, the proxy will be voted in favor of all matters up for consideration at the Annual Meeting, except the shareholder proposal, and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy but for any reason desires to revoke it may do so at any time before the proxy is exercised by filing with the Secretary of the Company an instrument revoking it or a duly exercised proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

We will bear the cost of soliciting proxies, which will be solicited primarily by mail. We have retained Georgeson, Inc., specialist in proxy solicitation, to solicit proxies from brokers, bank nominees, and other institutional holders of our Common Stock at an anticipated cost of $7,500 plus certain out-of-pocket expenses. Proxies may also be solicited by our directors and employees personally, and by telephone, facsimile, or other means. No additional compensation will be paid to these individuals for proxy solicitation nor is it expected to result in more than a minimal cost to us. We may make arrangements directly with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our Common Stock held of record by them and to obtain authorization for the execution of proxies. We expect to reimburse these institutional holders for their reasonable expenses in connection with these activities.

If necessary, the Company also may use several of our regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by telephone, the Internet, telegram, fax, letter, or special delivery letter.

Record Date and Voting Rights

In accordance with Virginia law, the Company’s Amended and Restated Articles of Incorporation, as amended, and (the “Articles of Incorporation”) and bylaws (the “Bylaws”). We have fixed August 9, 2010 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, you are only entitled to notice of, and to vote at, the Annual Meeting if you were a record holder of Common Stock at the close of business on the record date. At that time, 22,153,445 shares of Common Stock were outstanding, held by 4,871 holders of record. To have a quorum that permits us to conduct business at the Annual Meeting, we require the presence, whether in person or through the prior submission of a proxy, of the holders of Common Stock representing a majority of the shares outstanding and entitled to vote on the record date. You are entitled to one vote for each outstanding share of Common Stock you held as of the close of business on the record date.

The Company has three (3) classes of preferred stock issued and outstanding; non-convertible, non-cumulative and perpetual Series A Preferred Stock (“Series A Preferred”), non-convertible, non-cumulative and perpetual Series B Preferred Stock (“Series B Preferred”) and fixed rate cumulative perpetual preferred stock, Series C (“Series C Preferred”). On August 9, 2010, there were 23,266 shares of Series A Preferred and 37,550 shares of Series B Preferred issued and outstanding, but they generally do not have voting rights and have no such rights at the Annual Meeting.

On August 9, 2010, there were 80,347 shares Series C Preferred outstanding, all of which were issued to the United States Department of the Treasury (the “Treasury”) in connection with the Company’s participation in the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008. The shares of the Series C Preferred generally do not have voting rights and have no such rights at the Annual Meeting. If dividends on the Series C Preferred are not paid in full for six dividend periods, whether or not such periods occur consecutively, the total number of positions on the Board of Directors will automatically increase by two and the holders of the Series C Preferred, acting as a class with any other parity securities having similar voting rights, will have the right to elect two individuals to serve in the new director positions. Until and unless the Company is in arrears on its dividend payments on the Series C Preferred for six dividend periods, whether or not such periods occur consecutively, the holders of the Series C Preferred will have no voting rights except with respect to certain fundamental changes in the terms of the Series C Preferred or as may be otherwise required by law.

Quorum

Holders of shares of Common Stock present in person at the Annual Meeting but not voting and shares of Common Stock for which the Company has received proxies indicating that their holders have abstained will be counted as present at the Annual Meeting for purposes of determining whether a quorum is present for transacting business.

Broker Non-votes

Brokers may vote on routine matters but do not have discretionary power to vote your shares on “non-routine” matters unless the broker receives appropriate instructions from you. Note that Proposal Nos. 1, 2, 3, 4, 5, 7 and 9 are considered “non-routine” matters. Brokers will not be able to vote your shares with respect to these proposals if you have not provided them with voting instructions.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

AND THIS PROXY STATEMENT

Why did you send me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors is soliciting your proxy vote at the Annual Meeting. This Proxy Statement summarizes information on the proposals to be considered at the Annual Meeting, including information regarding the Company’s proposed recapitalization transactions as described below.

Like many financial institutions across the United States, we have been affected by deteriorating economic conditions and related financial losses. The recession prompted us to pursue initiatives for increasing capital and strengthening our balance sheet. As a result, Investors1 and the Company entered into various definitive Investment Agreements2 to purchase 637,500,000 shares of Common Stock of the Company for $0.40 per share as part of an aggregate $255 million private placement (the “Investment”), in two separate closings. In addition, the Company will raise a minimum of $20 million and a maximum of $40 million in a rights offering, as described below.

The initial closing (the “First Closing”) for $235 million will occur following the approval of the Investment and other matters by the shareholders at this annual meeting, and upon the conversion of Series C Preferred to Common Stock (the “TARP Conversion”), the exchange of Series A and B Preferred for Common Stock (the “Exchange Offers”), the approval of an amendment to the preferred stock designations (the “Preferred Amendments”), and the satisfaction or waiver of other closing conditions as described in the Investment Agreements.

The second closing for an additional $20 million from the Investors (the “Second Closing” and collectively with the First Closing, the “Closings”) will occur upon the closing of the rights offering described below and the satisfaction or waiver of the other closing conditions as described in the Investment Agreements.

As soon as practical after the First Closing, the Company will conduct a rights offering for a minimum of $20 million and a maximum of $40 million, that will allow existing shareholders3 to purchase common shares at the same $0.40 purchase price per share as the Investors (the “Rights Offering”). Any portion of the Rights Offering not purchased by existing shareholders will be purchased by the Investors, subject to certain limitations.

The Company’s “Recapitalization Plan” includes the Investment, Rights Offering, Exchange Offers, TARP Exchange, TARP Conversion, Reverse Stock Split and Preferred Amendments, all discussed in more detail below. The Recapitalization Plan, which was unanimously approved by the Board of Directors, is subject to regulatory and shareholder approval and other conditions.

The summaries of the material terms of the Second Amended and Restated Investment Agreement, Amended and Restated CapGen Investment Agreement, Second Amended and Restated Securities Purchase Agreement, Amended and Restated Goldman Securities Purchase Agreement, Carlyle Investor Letter, Anchorage Investor Letter, CapGen Investor Letter, Davidson Kempner Consent Letter, Fir Tree Consent Letter, the Exchange Agreement, the Form of New Certificate of Designations, the Form of Amended Warrant and all other Transaction Documents are qualified in their entirety by reference to the full text of each document, copies of which are attached hereto in Appendices D-O, respectively, and incorporated by reference herein.

[1]

The Investors are affiliates of The Carlyle Group (“Carlyle”), Anchorage Advisors, L.L.C. (“Anchorage” together with Carlyle, the “Anchor Investors”), CapGen Capital Group IV, LP (“CapGen”), affiliates of Davidson Kempner Capital Management (“Davidson Kempner”), affiliates of Fir Tree, Inc. (“Fir Tree”), C12 Protium Value Opportunities Ltd. (“C12”) and Goldman, Sachs & Co (“Goldman”).

[2]

The Investment Agreements are the Second Amended and Restated Investment Agreement, dated August 11, 2010, by and among the Company and the Anchor Investors, the Amended and Restated CapGen Investment Agreement, dated August 11, 2010, by and between the Company and CapGen, certain Second Amended and Restated Securities Purchase Agreements, dated August 11, 2010, entered into by the Company with Davidson Kempner, Fir Tree and C12, and the Amended and Restated Goldman Securities Purchase Agreement.

[3]	The existing shareholders are the common shareholders excluding the Investors, and those Series A and B Preferred shareholders who tender preferred shares pursuant to the Exchange Offers.

When is the Annual Meeting?

Monday, : [—], at: [—] a.m., Eastern Time.

Where will the Annual Meeting be held?

The Dominion Tower, 999 Waterside Drive, Suite 400, Norfolk, VA. 23510

What items will be voted upon at the Annual Meeting?

You are voting on the following proposals:

1.	Election of Directors. To elect one “Class A” director, to serve a one-year term, and six “Class C” directors, each to serve a three-year term; and

2.	Non-Binding Proposal on the Compensation of the Company’s Named Executive Officers. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement; and

3.	Issuance of Common Stock Pursuant to Investment Agreements. To grant shareholder approval of the issuance of up to 800,000,000 shares of Common Stock at $0.40 per share under the Investment Agreements and related transactions; and

4.	Issuance of Common Stock Pursuant to Series A and B Preferred Exchange Offers. To grant shareholder approval of the issuance of up to 25,000,000 shares of Common Stock in potential transactions that would allow holders of the Company’s Series A Preferred and Series B Preferred to exchange their shares for newly issued shares of Common Stock; and

5.	Issuance of Common Stock Pursuant to the Potential Conversion of Convertible Preferred Stock to be issued to the U.S. Department of the Treasury (“Treasury”). To grant shareholder approval of the potential issuance of up to 60,000,000 shares of Common Stock upon the conversion of 80,347 shares of Series C-1 Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, to be issued to Treasury in exchange for its Series C Preferred; and

6.	Increase in Authorized Shares. To consider an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the Company’s authorized Common Stock from 100,000,000 to 1,000,000,000 shares; and

7.	Preferred Stock Designations. To amend the terms of our Articles of Incorporation to change the designations of the Series A Preferred and Series B Preferred; and

8.	Reverse Stock Split. To approve an amendment to the Articles of Incorporation to permit our Board of Directors to effect a reverse stock split of Common Stock; and

9.	Shareholder Proposal. To consider a shareholder proposal to declassify the Board of Directors, if properly presented at the meeting.

How do I vote by proxy?

We offer multiple alternative methods of voting your proxy:

•	TELEPHONE VOTING: Available until 5:00 p.m. Eastern Daylight Time on : [—], 2010.

•	On a touch-tone telephone, call TOLL FREE 1-866-855-9702, 24 hours a day, 7 days a week;

•	In order to vote via telephone, have the voting form in hand, call the number above and follow the instructions; and

•	Your vote will be confirmed and cast as you directed.

•	INTERNET VOTING: Available until 5:00 p.m. Eastern Daylight Time on : [—], 2010.

•	Visit the Internet voting website at https://www.proxyvotenow.com/hmpr;

•	In order to vote online, have the voting form in hand, go to the website listed above and follow the instructions;

•	Your vote will be confirmed and cast as you directed; and

•	You will only incur your usual Internet charges.

•	VOTING BY MAIL: Using the attached proxy card and postage-paid envelope.

•	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope;

•	To be voted, mailed proxy cards must be received by : [—] a.m. Eastern Daylight Time on : [—], 2010; and

•	If you are voting by telephone or through the Internet, please do not return your proxy card.

•

IN PERSON: If you prefer to submit your proxy in person, you may attend the Annual Meeting scheduled on : [— ], 2010 at : [—] a.m. Eastern Daylight Time at The Dominion Tower, 999 Waterside Drive, Suite 400, Norfolk, VA. 23510.

If you sign, date and return your proxy card before the Annual Meeting, your shares will be voted as you direct. You may vote “for” or “against” or you may abstain from voting on each proposal identified herein. If you return your signed proxy card but do not specify how you want to vote your shares, your shares will be voted “FOR” each action to be voted on at the Annual Meeting, except for the shareholder proposal, for which your shares will be voted “AGAINST” such action.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient methods of voting, 24 hours a day, 7 days a week.

How many votes are required?

Proposal No. 1 — Election of directors. The election of any of the nominees to the Board of Directors will be approved if a quorum is present and if there is an affirmative vote of a plurality of the shares represented at the meeting. Brokers will not be able to vote your shares with respect to the election of directors if you have not provided them with voting instructions. Abstentions and broker non-votes will not be counted as either an affirmative vote or a negative vote regarding the election of directors, and therefore will have no legal effect on the election of directors.

Proposal No. 2 — Non-Binding Approval of executive compensation. The compensation of the executive officers under this proposal will be approved if a quorum is present and a majority of the votes cast at the meeting vote in favor of this proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Proposal No. 3 — Issuance of Common Stock Pursuant to Investment Agreements. The issuance of shares of our Common Stock under the Investment Agreements and related transactions will be approved if a quorum is present and a majority of the votes cast at the meeting vote in favor of this proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Proposal No. 4 — Issuance of Common Stock Pursuant to Series A Preferred and Series B Preferred Exchange Offers. The issuance of shares of our Common Stock pursuant to the Series A Preferred and Series B Preferred Exchange Offers will be approved if a quorum is present and a majority of the votes cast at the meeting vote in favor of this proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Proposal No. 5 — Issuance of Common Stock Pursuant to the Potential Conversion of Convertible Preferred Stock issued to Treasury. The issuance of shares of our Common Stock pursuant to the potential conversion of shares of convertible preferred stock to be issued to Treasury will be approved if a quorum is present and a majority of votes cast at the meeting vote in favor of the proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Proposal No. 6 — Increase in Authorized Shares. The increase in the Company’s authorized Common Stock from 100,000,000 to 1,000,000,000 shares will be approved if a majority of the holders of outstanding shares of Common Stock approve this proposal. Because this is a routine matter, if you do not instruct your broker how to vote on this proposal, your broker would vote in favor of this proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Proposal No. 7 — Preferred Stock Designations. The amendments to the terms of the Series A Preferred and Series B Preferred require the approval of a majority of the holders of outstanding shares of Common Stock. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval. The affirmative vote of a majority of the holders of outstanding shares of Series A Preferred and Series B Preferred, voting as a single class, is also required under Virginia law because such amendments, among other things, change their liquidation preferences, redemption rights, etc. A separate meeting from the Annual Meeting will be held immediately after the Annual Meeting to provide such holders with the opportunity to vote on the Preferred Amendments Proposal.

Proposal No. 8 — Reverse Stock Split. The amendment to the Articles of Incorporation to permit our Board of Directors to effect a reverse stock split of Common Stock will be approved if a majority of the holders of outstanding shares of Common Stock approve this proposal. Because this is a routine matter, if you do not instruct your broker how to vote on this proposal, your broker would vote in favor of this proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Proposal No. 9 — Shareholder Proposal to Declassify the Board of Directors. This shareholder proposal is to amend certain provisions of our Articles of Incorporation and Bylaws to eliminate our classified Board structure. The affirmative vote of the holders of shares of our Common Stock representing a majority of the votes cast on the matter is required for the approval of the nonbinding shareholder proposal described in this Proxy Statement. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval. Because the shareholder proposal presents a nonbinding resolution, we will not be required to take the requested action if the proposal is approved; however, we will reevaluate our recommendations if such proposal is approved.

Is the adoption of any proposal conditioned on shareholder approval of any of the other proposals?

Approval of certain proposals is a condition to the completion of the private placements described in Proposal No. 3 and several of the related transactions (collectively, the “Recapitalization Proposals”). While the matters described in the Recapitalization Proposals have been submitted to you for separate votes, the private placements and related transactions discussed in these proposals will not be effected unless all of the following such proposals are approved at the Annual Meeting:

•	Proposal No. 3 — The issuance of Common Stock pursuant to the Investment Agreements and Related Transactions;

•	Proposal No. 4 — The issuances of Common Stock pursuant to Series A Preferred and Series B Preferred Exchange Offers;

•	Proposal No. 5 — The issuance of Common Stock pursuant to the potential conversion of Convertible Preferred Stock to be issued to Treasury;

•	Proposal No. 6 — The increase in authorized shares; and

•	Proposal No. 7 — The amendment to the Series A Preferred and Series B Preferred designations.

In the event that any or all of these proposals are not approved, we plan to call additional shareholder meetings and recommend approval of any such Recapitalization Proposal at each meeting to the shareholders no less than once in each sixty-day period beginning on the day following this meeting, if necessary, thereafter until such approval is obtained. The Company shall bear the cost of solicitation at any such future meetings.

What is the effect of abstentions and broker non-votes?

The inspector will treat valid proxies marked “abstain” or proxies required to be treated as broker “non-votes” as present for purposes of determining whether there is a quorum at the Annual Meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. Abstentions and broker non-votes will not affect the outcome of the vote at the Annual Meeting.

Brokers may vote on routine matters but do not have discretionary power to vote your shares on “non-routine” matters unless the broker receives appropriate instructions from you. The election of directors is considered a “non-routine” matter. Due to recent rule changes, brokers will no longer be able to vote your shares with respect to the election of directors if you have not provided instructions. Therefore, we strongly urge you to vote your shares.

What constitutes a “quorum” for the Annual Meeting?

We require the presence, whether in person or through the prior submission of a proxy, of the holders of Common Stock representing a majority of the shares outstanding and entitled to vote on the record date. A quorum is necessary to conduct business at the Annual Meeting. Because there were 22,153,445 shares of Common Stock issued and outstanding as of August 9, 2010, at least 11,076,723 shares must be present or represented by proxy at the Annual Meeting for a quorum to exist.

Why is the Company electing directors now when the composition of the Board of Directors will change following the Investment?

We are required to elect directors at the Annual Meeting because it has been more than a year since directors were last elected. The Investment cannot occur until approved by the shareholders at this Annual Meeting. Upon closing of the Investment, the Board will appoint three new directors, a director designated by Carlyle, a director designated by Anchorage, and a director designated by CapGen (the “Investor Designated Directors”). These Investor Designated Directors will stand for election by the shareholders at the 2011 Annual Meeting. It is expected that upon the Closings of the Investment, several of the Board’s incumbent directors may voluntarily resign to bring the Board down to eleven members.

Who can vote?

You are entitled to vote your Common Stock if our records show that you held your shares as of the close of business on August 9, 2010, the record date for the Annual Meeting. On that date, we had 100,000,000 authorized shares of Common Stock, of which there were 22,153,445 shares outstanding and entitled to vote. The Common Stock is our only class of outstanding voting securities for purposes of the Annual Meeting.

How many votes do I have?

Each shareholder is entitled to one vote for each share of Common Stock held on August 9, 2010.

Who pays for the solicitation of proxies?

This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile or email by our officers, directors or employees who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable expenses incurred in connection therewith. We have engaged Georgeson, Inc. to aid in the solicitation of proxies of registered shareholders for the Annual Meeting. The fees and expenses related to Georgeson’s engagement are estimated to be approximately $7,500, plus expenses.

Are there any dissenters’ rights or appraisal rights?

Pursuant to the Virginia Stock Corporation Act, the shareholders are not entitled to dissenters’ rights or appraisal rights with respect to any of the proposals.

What is the voting recommendation of the Board?

The Board of Directors recommends a vote “FOR” Proposal Nos. 1-8 and a vote “AGAINST” Proposal No. 9, the Shareholder Proposal to declassify the Board.

Where can I find the voting results?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K within 4 business days after the date of the meeting. You will be able to find such Form 8-K at the Investor Relations section of our website at:

http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4066242

Whom should I contact if I have any questions?

If you have any questions before you vote, please contact Douglas J. Glenn, Executive Vice President, General Counsel, and Chief Operating Officer at Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510 at (757)  217-3634.

PROPOSAL NO. 1: ELECTION OF DIRECTORS OF HAMPTON ROADS BANKSHARES, INC.

Nominees for Election

The Articles of Incorporation provide that the Company will have no less than eight (8) and no more than twenty-four (24) members of the Board of Directors. The Articles of Incorporation also divide the Board of Directors into three classes as nearly equal in number as possible. Members of each class are elected for a term of three years and until their successors are elected and qualified. The Bylaws require all directors to be shareholders of the Company and require a majority of directors to be citizens of Virginia. Seven directors are to be elected at the Annual Meeting. The “Class A” nominee will, if elected, serve until the 2011 Annual Meeting of Shareholders. The six “Class C” nominees, if elected, will serve until the 2013 Annual Meeting of Shareholders. All nominees were nominated by the Nominating, Compensation, and Human Resources Committee (“NCHRC”) and approved by the Board of Directors. The Company currently has eighteen members on its Board of Directors.

DIRECTORS AND DIRECTOR NOMINEES

The following biographical information discloses each director’s and director nominee’s age, business experience, and other directorships held during the past five years. It also includes the experiences, attributes, and skills that caused the nominating committee and the Board of Directors to determine that the individual should serve as a director for the Company and the year that each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of BOHR, the predecessor to and now a wholly-owned subsidiary of the Company. Unless otherwise specified, each nominee has held his current position for at least five years.

Nominees for Election of “Class C” Directors with Terms Expiring in 2013

Herman A. Hall III, 61, Director since 1987

Mr. Hall is a founding board member of BOHR and has served as the Vice Chairman of the Company and BOHR. He is designated as one of two financial experts on the Company’s Audit Committee, of which he is also Chairman. Mr. Hall earned a Bachelor’s degree in business from the University of Tennessee and has attended Old Dominion University for MBA studies. He is the managing member of Hallmark Development, LLC., a real estate development company, and is the managing member of several other residential and commercial real estate development companies. In addition, he has served as Secretary-

Treasurer of Hall Farms, Inc., a truck farming operation. Mr. Hall’s various endeavors provide him, and consequently, the Board of Directors with insight into the market for commercial and residential real estate and its participants in the Company’s largest market, South Hampton Roads. He has demonstrated his abilities with successful, multi-million dollar ventures that require business expertise, risk management, management skills, implementation of business plans, and sales.

W. Lewis Witt, 67, Director since 1992

Mr. Witt has been the owner and president of Inner-View, Ltd. since September 1976, a utility contractor, and has been the owner of Greenbrier Self Storage since 1997. He previously served as a Chairman of Coastal Virginia Bank until its acquisition by the Company in 1992. Mr. Witt’s involvement with utility contracting acquaints him with a wide network of community officials and other contractors. He is knowledgeable regarding the South Hampton Roads real estate and development market and many of its participants.

Robert R. Kinser, 58, Director since 2006

Mr. Kinser has been an Attorney-at-Law with the firm Basnight, Kinser, Telyefan, Leftwich, & Nuckolls, P.C. He has also been a director of Ramsgate Corporation since 1997, a land development company, and Summit Construction since 2005, a home building company. In addition, Mr. Kinser is involved with numerous and sundry land development companies of a single site nature and with recycling and waste disposal companies. He has familiarity with real estate market conditions particularly in Chesapeake, Virginia Beach, and Suffolk, Virginia and has a good working relationship with the local governments therein. He has a good working knowledge of banking and development procedures and familiarity with many of BOHR’s clients, their needs, and their strength as customers of BOHR.

Jordan E. Slone, 47, Director since 2006

Mr. Slone has been the Chairman and CEO of Harbor Group International (“Harbor Group”), a diversified real estate investment and financial services company with offices in the United States, Canada, and Israel that owns and manages properties in five countries, including properties in the Company’s markets, since July 1985. Harbor Group’s property portfolio of Class A office buildings and apartment complexes exceeds $2.7 billion in value. Harbor Group also owns 3.5% of the third largest mobile home company in the United States. Additionally, the company originates and purchases loans as well as commercial mortgage-backed securities. Prior to forming Harbor Group in 1985, Mr. Slone was co-founder and Vice President of International Spring Corporation, a Portsmouth, Virginia manufacturer of inner box springs for the mattress industry. In 1986, the Slone family sold International Spring to Leggett and Platt, Inc., a Fortune 500 company. Mr. Slone also serves on the Board of Directors of USA Discounters, a furniture retailer and finance company with 17 stores across the United States. In addition, he is an Advisory Board Member of the National Multi-Housing Council. Mr. Slone brings significant knowledge regarding commercial real estate and finance as well as organizational and managerial skills to the Company.

Jerry T. Womack, 70, Director since 2008

Mr. Womack was a director of Gateway until its merger with the Company on December 31, 2008. He has been President and Chief Executive Officer of Suburban Grading and Utilities, Inc., which he founded in 1969. Since that time, Suburban has been successful and profitable, completing in excess of $960 million of heavy construction work mostly in the Hampton Roads area. He has proven in-depth experience and comprehensive expertise in underground utilities, clearing and grading, excavation, paving, and road building, He has thorough knowledge of city, state, and federal regulations, state highway construction specifications and environmental and OSHA regulations. His background includes interactions with governmental officials and other area contractors. He has demonstrated his ability to manage diverse responsibilities simultaneously, anticipate and resolve real and potential problems, communicate on all levels and quickly assimilate complex business and financial dealings. He has served as President of the Tidewater Utilities Contractors Association and as an advisory board member of Cenit Bank. Mr. Womack brings to the Company more than 40 years of business and financial experience, a broad knowledge of the Hampton Roads markets and a network of business associates, colleagues, and relationships with local, state, and federal government officials.

Ollin B. Sykes, 59, Director since 2008

Mr. Sykes has been President of Sykes and Company, P.A., an accounting and business advisory firm with multiple offices. He has been a Certified Public Accountant in public practice since 1975, a Certified Management Accountant since 1980, and an entrepreneur who established his own business, which now employs approximately 20 professionals. He has had the benefit of handling directly or indirectly thousands of client relationships, both individuals and businesses, over the past three decades. In addition, he has participated in taking several of his business clients public. Prior to joining the Board of Directors, he served as a director of Gateway and Charles & Colvard, Inc. Mr. Sykes is a graduate of Mars Hill College and earned a bachelor’s degree in business administration. He also attended a graduate program at Virginia Polytechnic Institute. He has served on the board of the Chowan Community Foundation and is a member of the National Association of Accountants, the North Carolina Association of Certified Public Accountants, and the American Institute of Certified Public Accountants and is a Certified Information Technology Professional. Mr. Sykes serves on the Company’s Audit Committee and is one of two designated financial experts on the Audit Committee. Mr. Sykes brings a wealth of knowledge of accounting and finance to the Company. He is also knowledgeable in information technology. He has previously served on the boards of public companies and has been involved with preparing documents in conjunction with taking companies public.

Nominees for Election of “Class A” Directors with Terms Expiring in 2011

John A. B. “Andy” Davies, Jr., 59, Director since 2009

Mr. Davies was named President and CEO of the Company in July 2009. Davies was appointed to the Board in 2009 and as a result he is required to stand for election at this Annual Meeting. Prior to joining the Company, Davies was President and CEO of The Marathon Organization Ltd., a management consulting firm focused on community banks. Davies served as Chairman of the Virginia Board of Directors of RBC Centura Bank from 2001 to 2004 and as Regional President – Virginia Market of Centura Bank from 1999 to 2001. From 1991 to 1999, he was President, CEO, and Director of First Coastal Bankshares. His banking career began in 1974. He is a graduate of the College of William and Mary and the Stonier Graduate School of Banking. Mr. Davies has been actively engaged with numerous civic, cultural, and educational organizations in Hampton Roads, including the role of board chairman with ACCESS College Foundation, WHRO Foundation, United Way of South Hampton Roads, and Junior Achievement of Greater Hampton Roads. Mr. Davies’ experience in the banking industry and his extensive knowledge of financial services provide the Board of Directors with an invaluable resource for assessing and managing risk and for strategic corporate planning.

Incumbent “Class A” Directors with Terms Expiring in 2011

Roland Carroll Smith, Sr., 69, Director since 2006

Mr. Smith has been an owner of Hearndon Construction Corp. since 1976 and became the majority owner in 2005. He has also served as the firm’s President and CEO. Hearndon is in the business of building single family homes and land development that generates approximately $25-$30 million in annual sales.

Mr. Smith has responsibility for the profitability and overall success of the firm. He is directly involved with the management and supervision of the company’s employees and the financing of the business including generating sufficient cash flow to meet operating needs. Mr. Smith has an extensive knowledge of the real estate market and participants in the South Hampton Roads market.

Bobby L. Ralph, 70, Director since 1997

Mr. Ralph was the Mayor of the City of Suffolk from 2004-2006 and a Council Member of the City of Suffolk from 2002-2006. Prior to his service on City Council, he was Director of the Department of Social Services for the City of Suffolk and Executive Director of the Nansemond-Suffolk Chamber of Commerce. Mr. Ralph’s service to the City of Suffolk required a broad range of managerial skills including budgeting, public relations, personnel management, and the development and execution of strategic plans. It also provided him with an understanding of municipal government and exposed him to both local and regional leadership and planning processes.

Emil A. Viola, 72, Director since 1987

Mr. Viola is a founding director of BOHR and is the Chairman of BOHR and the Company. He is the Chairman and Treasurer of Vico Construction Corp., which he has owned since 1959. He has also been the President of Galberry Corporation since 1982, a land development company, and Managing Member of the Great Dismal Swamp RestorationBank, LLC since January 2005, which is a wetlands mitigation banking group. In addition, he is the Managing Member of numerous companies involved in residential real estate, commercial real estate, and equipment leasing. Mr. Viola brings more than 50 years of construction, land development, and commercial real estate experience to the Board of Directors. He has broad based experience primarily in the South Hampton Roads market that includes knowledge of local governments and their practices and procedures and of other contractors in the market.

William Brumsey, III, 68, Director since 2008

Mr. Brumsey has been an attorney and principal in the firm Brumsey & Brumsey, PLLC. He has practiced law in North Carolina for 41 years. Prior to his appointment to the Board of Directors in 2008, he served as a director of Albemarle Savings and Loan Association from 1978 to 1985 and was a founding director of Gateway Bank in 1998 and served in that capacity until 2008. He is a participant in several land acquisition and development projects. His legal background, real estate activities, and business relationships in the Outer Banks area of North Carolina provides an important contribution to the Board of Directors.

Richard F. Hall, III, 56, Director since 2008

Mr. Hall has been the owner of Loblolly Farms and Seaside Produce, both of which are located in Accomac, on the Eastern Shore of Virginia. He has a Bachelor of Science degree from University of Florida. Prior to being named to the Board of Directors, he was a director of Shore and Shore Bank. His prior experience as a director of Shore and Shore Bank is valuable to the Company.

Incumbent “Class B” Directors with Terms Expiring in 2012

Douglas J. Glenn, 43, Director since 2006

Mr. Glenn is Executive Vice President, Chief Operating Officer, and General Counsel of the Company and Executive Vice-President and General Counsel of BOHR. He was appointed Executive Vice President and General Counsel of the Company and BOHR in 2007. He added the responsibilities of Chief Operating Officer of the Company in February 2009.

Prior to joining the Company, Mr. Glenn practiced law at Pender & Coward, P.C. in Virginia Beach, Virginia. His law practice was focused primarily on small business clients and clients involved in various aspects of real estate. His knowledge of small business and real estate finance and legal issues are valuable attributes for the Board of Directors.

Henry P. Custis, Jr., 64, Director since 2008

Mr. Custis is a Partner at Custis, Lewis & Dix, a law firm in Accomac, Virginia. He has practiced law since 1970. He was chairman of the board of Shore until its merger with the Company on June 1, 2008 and currently serves as chairman of Shore Bank, a position he has held since 1997. He also has served on boards for Citizens Bank from 1974-1975 and predecessor banks to the current SunTrust Banks, Inc. Mr. Custis is a former director of the Eastern Shore of Virginia Community Foundation. He has practiced law for 39 years, served on bank boards for 36 years, and been an investor for 35 years.

Billy G. Roughton, 64, Director since 2008

Mr. Roughton was a director of Gateway until its merger with the Company on December 31, 2008 and was Chairman of the Board of Gateway Bank until May 2009. He is President and CEO of BGR Development, a company that develops and manages both residential and commercial real estate, positions he has held since 1974. He also is Dealer Principal, President, and CEO of JEB Management Services, Inc., doing business as Alliance Nissan, which is a franchised automobile dealership, positions he has held since 2009. In addition, Mr. Roughton is the Managing Partner of various companies involved in real estate development and project management for both residential and commercial real estate. He is directly involved in the management of the business ventures including, among other aspects, personnel management, financing, project cash flow, permit acquisition, operations, and overall viability and corporate stability. Mr. Roughton has substantial knowledge of the market for residential and commercial real estate and of participants in the market on the Outer Banks area of North Carolina.

Frank T. Williams, 74, Director since 2008

Mr. Williams was a director of Gateway until its merger with the Company on December 31, 2008. He has served as President and CEO of Frank T. Williams Farms and affiliated companies since 1955. The businesses he manages include, among others, farming, trucking, grain elevator and feed mill operations, real estate acquisition, development and management and site development work. His responsibilities are both operational and managerial through which he oversees all aspects of production and determines the strategic direction of the businesses. Mr. Williams’ diverse business experience is a valuable resource for the Board of Directors.

Patrick E. Corbin, 56, Director since 2009

Mr. Corbin has been the Managing Shareholder of Corbin & Company, P.C. He has been a Certified Public Accountant since 1979. From 1988 to 2000 he was a director and chairman of the audit committee of Cenit Bank for Savings in Norfolk, Virginia. He holds a Bachelor of Science degree in business with a major in accounting from Virginia Polytechnic Institute. He is a member of professional organizations including, the American Institute of Certified Public Accountants, the Virginia Society of Certified Public Accountants, and the Tidewater Virginia Society of Certified Public Accountants. He is a director and past chairman of the Chesapeake Alliance. He was designated as “Super CPA” by Virginia Business magazine in the fields of litigation support and business valuation for the years 2002-2007. Mr. Corbin brings significant experience to the Board in the fields of accounting and small business expertise.

William A. Paulette, 62, Director since 2009

Mr. Paulette was a director of Gateway until its merger with the Company on December 31, 2008 and was a director of Bank of Richmond from 1998 to 2007. He has served on the board of Virginia Military Institute since 2003. He is founder, President, and CEO of KBS, Inc., a construction firm based in Richmond, Virginia. He is responsible for the general management of KBS including its financial success.

Vote Required

The election of each nominee requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote. This means that a nominee will be elected if more votes cast at the Annual Meeting are voted in favor of that nominee than the votes against such individual. Executed proxies received from Company shareholders will be voted for the election of such nominees unless marked to the contrary. A shareholder of the Company who desires to withhold voting of the proxy for all or one or more nominees may so indicate on his or her proxy. All of the nominees currently are members of the Board of Directors and all have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, an event that is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Board of Directors or the number of directors will be reduced. Shares held by brokers that are not voted in the election of directors will have no effect. Abstentions and broker non-votes will not be counted as either an affirmative vote or a negative vote regarding the election of directors, and therefore will have no legal effect on the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

NON-DIRECTOR EXECUTIVE OFFICERS (INCLUDING NAMED EXECUTIVE OFFICERS)

The following sets forth the names, ages, and business experience for the past five years of the Company’s executive officers (including named executive officers pursuant to Item 402 of Regulation S-K), other than those listed under “Directors” above.

•

Lorelle L. Fritsch, 43, is the Company’s Senior Vice President and Chief Accounting Officer, positions she assumed in 2004. Ms. Fritsch also acted as the Chief Financial Officer of the Company from August 2008 to February 2009 and May 2010 to present and of BOHR from August 2008 to the present.

•

David R. Twiddy, 52, has served as Executive Vice President of the Company since December 31, 2008 and President, Eastern North Carolina Markets of BOHR since June 2010. He has also served as President of Gateway Investment Services, Inc. since January 2000. He was previously President of BOHR from August 2009 to June 2010. He also served as President and Chief Operating Officer of Gateway Bank from March 2005 to December 31, 2008, and President and Chief Executive Officer of Gateway Bank from December 31, 2008 until May 2009. Prior to March 2005, he served as a Senior Executive Vice President of Gateway Bank from 2000 through 2005 and as President of Gateway Insurance Services, Inc. from January 2000 until September 2005.

•

Kevin Pack, 48, has been president and CEO of Gateway Bank Mortgage since December 2009. He was President of Gateway Bank Mortgage from May 2006 to December 2009. Prior to joining the Company, Mr. Pack was vice president of Charter One Mortgage from November 2005 to April 2006 and Senior Vice President of SunTrust Mortgage prior thereto.

Family relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Beneficial Ownership of Directors, Executive Officers, and Principal Shareholders of the Company

The following table sets forth for (1) each director and the executive officers named in the Summary Compensation Table, (2) all directors and executive officers as a group, and (3) each beneficial owner of more than 5% of Common Stock: (i) the number of shares of Common Stock beneficially owned on May 24, 2010, and (ii) such person’s or group’s percentage ownership of outstanding shares of Common Stock on such date. The Company is not aware of any shareholder that beneficially owns 5% or more of the outstanding shares of Common Stock. All of the Company’s directors and executive officers receive mail at the Company’s principal executive office at Attn: John A.B. “Andy” Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

This table is based upon information supplied by officers, directors, and principal shareholders. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)
Directors:
John A. B. Davies, Jr.	119,843.05	(2)	*
William Brumsey, III	167,948.72	(3)	*
Patrick E. Corbin	72,641.67	(4)	*
Henry P. Custis	330,496.00	(5)	1.49%
Douglas J. Glenn	113,960.02	(6)	*
Herman A. Hall, III	193,233.00	(7)	*
Richard F. Hall, III	119,118.38	(8)	*
Robert R. Kinser	90,602.48	(9)	*
William A. Paulette	30,181.00	(10)	*
Bobby L. Ralph	48,216.53	(11)	*
Billy Roughton	122,939.31	(12)	*
Jordan E. Slone	136,674.34	(13)	*
Roland Carroll Smith, Sr.	203,795.65	(14)	*
Ollin B. Sykes	131,189.03	(15)	*
Emil A. Viola	489,418.86	(16)	2.21%
Frank T. Williams	266,610.27	(17)	1.20%
W. Lewis Witt	109,529.93	(18)	*
Jerry T. Womack	521,205.62	(19)	2.35%

Non-Director Executive Officers (not included above):
Lorelle L. Fritsch	22,934.51	(20)	*
David R. Twiddy	85,512.00	(21)	*
Kevin Pack	41,815.41	(22)	*
All Directors and Executive Officers, as a group (23 persons)	3,417,865.58	(23)	15.43%

*	Represents less than 1% of outstanding shares.

(1)	Applicable percentages are based on 22,153,644.56 shares outstanding on May 24, 2010. Also includes shares of Common Stock subject to options as of May 24, 2010. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2)	Includes 25,000.00 shares of fully-vested restricted stock held by the Company for Andy Davies.
(3)	Includes 34,898.00 options to purchase shares, 8,501.00 shares owned jointly by William Brumsey, III and Walton H. Carter (business associate), 7,135.00 shares owned by Madeline F. Brumsey (wife), 206.00 shares held by Madeline F. Brumsey as custodian for John C. Ammons, Jr. (grandson), and 12,750.72 shares held in a deferred compensation plan for William Brumsey, III.
(4)	Includes 204.67 shares owned jointly by Patrick E. Corbin and Brenda C. Corbin (wife), 188.77 shares owned by Brenda C. Corbin, 7,405.17 shares held in a deferred compensation plan for Patrick E. Corbin, and 44,843.05 shares held in a revocable trust for Patrick E. Corbin.
(5)	Includes 3,000.00 shares held in a revocable trust for Henry P. Custis, 50,000.00 shares held in a revocable trust jointly for Henry P. Custis and Linda Custis (wife), and 277,496.00 shares owned by Linda Custis.
(6)	Includes 32,000.00 options to purchase shares, 14,831.00 options to purchase shares by Tiffany K. Glenn (wife), 272.71 shares held in the Company’s 401(k) Profit Sharing Plan and Trust for Douglas J. Glenn, 4,633.92 shares held in the Company’s 401(k) Profit Sharing Plan and Trust for Tiffany K. Glenn, 16,012.92 shares of restricted stock held by the Company for Douglas J. Glenn, 1,764.00 shares of restricted stock held by the Company for Tiffany K. Glenn, 6,409.59 shares held in a Rabbi Trust for Douglas J. Glenn, 7,559.07 shares held in a Rabbi Trust for Tiffany K. Glenn, 12,217.23 shares owned jointly by Douglas J. Glenn and Tiffany K. Glenn, 7,928.06 shares held in the Company’s director compensation plan for Douglas J. Glenn, 444.59 shares held by Tiffany K. Glenn as custodian for Grayson Glenn (son), and 444.77 shares held by Tiffany K. Glenn as custodian for Bayler Glenn (daughter).
(7)	Includes 38,368.00 options to purchase shares, 672.48 shares of restricted stock held by the Company for Herman A. Hall, III, 10,629.75 shares held in a directors compensation plan for Herman A. Hall, III, and 61,344.88 shares held in an IRA for Herman A. Hall, III.
(8)	Includes 116,235.62 shares held in a revocable trust for Richard F. Hall, III, 518.00 shares in an IRA for Richard F. Hall, III, and 518.00 shares in an IRA for Cynthia Hall (wife).
(9)	Includes 12,000.00 options to purchase shares, 260.90 shares owned jointly by Robert R. Kinser and Karen W. Kinser (wife), 379.85 shares owned by Karen W. Kinser, 9,923.26 shares owned jointly by Robert R. Kinser and Luke E. Kinser (son), 9,835.02 shares held by Robert R. Kinser as custodian for Sarah Kinser (daughter), and 388.26 shares held by Robert R. Kinser as custodian for James T. Kinser (brother).

(10)	Includes 29,846.00 shares owned jointly by William A. Paulette and Carolyn E. Paulette (wife).
(11)	Includes 24,868.00 options to purchase shares, 5,505.55 shares held in a director compensation plan for Bobby L. Ralph, and 672.48 shares of restricted stock held by the Company for Bobby L. Ralph.
(12)	Includes 19,765.00 options to purchase shares, 96,382.66 shares owned jointly by Billy Roughton and Mildred H. Roughton (wife), 6,139.84 shares held in a SEP for Billy Roughton, and 651.81 shares held in a SEP for Mildred H. Roughton.
(13)	Includes 12,000.00 options to purchase shares, 1,720.00 shares held by the 2003 Irrevocable Slone Children’s Trust, 34,479.28 shares held by Garden Capital Acquisitions, LLC, a company operated by Jordan E. Slone, and 40,268.25 shares held by Slone Investments.
(14)	Includes 10,000.00 options to purchase shares, 532.18 shares owned jointly by Roland Carroll Smith, Sr. and Jacqueline M. Smith (wife), 517.73 shares owned by Jacqueline M. Smith, 13,380.10 shares held in a deferred compensation plan for Roland Carroll Smith, Sr., 81,513.33 shares held in a Revocable Trust for Roland Carroll Smith, Sr., 5,377.82 shares held by Roland Carroll Smith, Sr. as custodian for Harrison D. Smith (grandson), 10,638.08 shares held by Roland Carroll Smith, Sr. as custodian for Erinn M. Smith (granddaughter), and 36,993.37 shares owned by Hearndon Construction Corporation, Inc., a company owned by Roland Carroll Smith, Sr.
(15)	Includes 21,239.00 options to purchase shares, 212.00 shares held in an IRA for Ollin B. Sykes, 110.00 shares held in a SEP for Ollin B. Sykes, 5,353.03 shares held in a 401(k) plan for Ollin B. Sykes, 244.00 shares owned by Sykesco Investment Partnership, an investment entity partially owned by Ollin B. Sykes, and 87,281.00 shares held by Sykes & Company P. A. Profit Sharing Plan and Trust, Ollin B Sykes, trustee.
(16)	Includes 2,000.00 options to purchase shares, 672.48 shares of restricted stock held by the Company for Emil A. Viola, 58,788.12 shares held in an IRA for Emil A. Viola, 18,658.60 shares held in a deferred compensation plan for Emil A. Viola, and 58,082.00 shares held in the Michael C. Viola Children’s Trust.
(17)	Includes 34,898.00 options to purchase shares and 10,329.27 shares held in a deferred compensation plan for Frank T. Williams.
(18)	Includes 20,013.00 options to purchase shares, 672.48 shares of restricted stock held by the Company for W. Lewis Witt, 17,670.93 shares owned jointly by W. Lewis Witt and Judith W. Witt (wife), 1,927.62 shares held in an IRA for W. Lewis Witt, 6,941.36 shares held in an IRA for Judith W. Witt, 6,177.19 shares owned by Inner-View, Ltd., a company owned by W. Lewis Witt, and 46,160.00 shares held by Inner-View, Ltd. in a profit sharing plan for W. Lewis Witt.
(19)	Includes 34,898.00 options to purchase shares, 254,630.68 shares owned jointly by Jerry Womack and Alice Womack (wife), 66,447.49 shares owned by Alice Womack, 3,208.73 shares held in an IRA for Jerry Womack, and 11,556.72 shares held in a deferred compensation plan for Jerry Womack.
(20)	Includes 11,827.00 options to purchase shares, 1,695.20 shares owned jointly with David E. Fritsch (husband), 4,799.55 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 1,965.77 shares held in a Rabbi Trust for Lorelle L. Fritsch, and 2,647.00 shares of restricted stock held by the Company for Lorelle L. Fritsch.

(21)	Includes 47,510.00 options to purchase shares.
(22)	Includes 6,700.00 options to purchase shares, 2,845.41 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, and 24,452.00 shares held in an IRA for Kevin Pack.
(23)	Includes 337,815.00 options to purchase shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers, and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers, and greater than 10% beneficial owners were complied with in 2009, except for the following: Form 3s were not timely filed by Patrick Corbin, Andy Davies, and William E. Paulette; Form 4s were not timely filed for Jack Gibson, Tiffany Glenn and Richard Hall (5 transactions).

Board’s Role in Risk Oversight

The Board of Directors is actively involved in overseeing enterprise risk, primarily through the assistance of its Audit Committee. The Company’s Internal Audit Department conducts an annual investigation and evaluation of enterprise risk. The Internal Audit department reports its findings to and answers inquiries of the Audit Committee. The Chairman of the Audit Committee then shares this information with the full Board of Directors at its next meeting and responds to its directions. In addition to the Audit Committee, other committees of the Board of Directors consider risk within their areas of responsibility. In setting executive compensation, the NCHRC considers risks that may be implicated by our compensation programs and endeavors to set executive compensation that creates incentives to achieve long-term shareholder value without encouraging excessive risk taking to achieve short-term results. The NCHRC reports its findings with explanations to the full Board.

Code of Ethics

The Company has a Code of Ethics for its senior financial officers and the Chief Executive Officer. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Audit Committee has also adopted a policy pursuant to the Company’s Audit Committee Charter that establishes procedures for employees to communicate concerns about questionable accounting or auditing matters or other improper activities directly to the Audit Committee through its designee.

Any waivers of, or amendments to, the Code of Ethics will be disclosed through the timely filing of a Form 8-K with the SEC. A copy of the Company’s Code of Ethics can be obtained, without charge, through written communications addressed to Attn: John A.B. “Andy” Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

Corporate Governance

The Board is comprised of a majority of independent directors as defined by the NASDAQ listing standards. The Board of Directors in its business judgment has determined that the following of its members are independent as defined under the NASDAQ Stock Market’s listing standards: William Brumsey, III, Patrick E. Corbin, Henry P. Custis, Herman A. Hall, III, Richard F. Hall, III, Robert R. Kinser, William A. Paulette, Bobby L. Ralph, Roland Carroll Smith, Sr., Ollin B. Sykes, Frank T. Williams, W. Lewis Witt, and Jerry Womack. In reaching this conclusion, the Board of Directors considered that the Company and its subsidiaries provide services to, and otherwise conduct business with, certain members of the Board of Directors or members of their immediate families or companies with which members of the Board of Directors are affiliated. These transactions are discussed in greater detail in the “Certain Relationships and Related Transactions” section of this Proxy Statement.

Based on these standards, the Board of Directors determined that Emil A. Viola was not independent due to his affiliation with Viola Commercial Group, LLC. The Board of Directors determined that Jordon E. Slone was not independent because of his affiliation with entities that own the Dominion Tower. The Board of Directors determined that Billy Roughton was not independent because he owns two branches in North Carolina. These transactions are discussed in greater detail in the “Certain Relationships and Related Transactions” section of this Proxy Statement. Except for Jordan E. Slone, Emil A. Viola, and Billy Roughton, none of our non-employee directors, their immediate family members, or employees, are engaged in such relationships with us.

The Board of Directors considered the following transactions between us and certain of our directors or their affiliates and determined that such transactions did not impair the director’s independence under the above standard:

•	Loans made by us and our subsidiaries to certain directors and their associates in the ordinary course of business.

•	Payments, which were under $200,000 and 5% of such company’s consolidated gross revenues, for storage services made to Greenbrier Self Storage, a business affiliated with W. Lewis Witt.

•	Payments, which were under $200,000 and 5% of such company’s consolidated gross revenues, for the lease of property made to Accawmacke Associates, a business affiliated with Henry P. Custis, Jr.

Information About Shareholders

The Board of Directors has not established a written policy regarding communications with shareholders. A formal policy has not been adopted because directors have periodic contact with shareholders through business, personal, and community-based activities. Although not prescribed in a policy, shareholders may communicate with the Board of Directors through written communications addressed to the Company’s executive office at Attn: John A.B. “Andy” Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

Board and Committee Meetings

The business of the Company is managed under the direction of the Board of Directors. The Board of Directors generally meets twice a month and held 23 meetings in 2009. During 2009 each director participated in at least 75% of all Board of Directors meetings and at least 75% of all meetings of committees on which he served. The Board of Directors does not have a policy regarding attendance at annual shareholders’ meetings. However, directors are encouraged to attend such meetings, and at the Annual Meeting held on June 23, 2009, with the exception of Patrick Corbin and Billy Roughton, all directors were in attendance. Set forth below is certain information on the members and duties of the various board committees. All committee meetings are scheduled by the committee chairpersons as deemed necessary.

Audit Committee and Compliance Committee (the “Audit Committee”)

The Audit Committee consisted of Patrick E. Corbin, Herman A. Hall III, Richard F. Hall III, Robert R. Kinser, Bobby L. Ralph, Ollin B. Sykes, Frank T. Williams, W. Lewis Witt, and Jerry T. Womack. The Board of Directors determined that each of these directors was an “independent director” as that term is defined under the NASDAQ Stock Market’s listing standards and the requirements of the SEC. The Audit Committee and the Board of Directors has determined that Herman A. Hall, III and Ollin B. Sykes meet the qualifications of an “audit committee financial expert” as defined under final rules adopted by the SEC. The Audit Committee’s charter appears on the Company’s website at http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4066242.

The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the independent registered public accounting firm of the Company. It also must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee acts as the intermediary between the Company and the independent registered public accounting firm and reviews the reports of the independent registered public accounting firm. The Audit Committee held nine meetings in 2009. See “Audit Committee Report.”

Nominating, Compensation, and Human Resources Committee

In mid-2009, the Company combined its Nominating and Compensation Committees to form the NCHRC. Prior to combining the Nominating and Compensation Committees, these committees met twice and three times in 2009, respectively. After these committees were combined, the NCHRC met three times in 2009. The Company is in the process of preparing a new charter for the combined committee. As a result, currently two separate charters govern this committee and appear on the Company’s website at http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4066242.

Prior to merging the two committees, both the Nominating and Compensation Committees consisted of the following members: Emil A. Viola, Herman A. Hall, III and W. Lewis Witt. Mr. Hall and Mr. Witt were each deemed to be independent in 2009. On May 4, 2009, the Company notified NASDAQ that management of the Company had become aware of circumstances indicating that the Company may not have been in compliance with NASDAQ Rule 5605(d) and (e), which require that the nominating and compensation committees be comprised solely of independent directors, as defined by NASDAQ Rule 5605(a)(2). Management believed that Emil Viola had ceased to be an independent director. Upon reaching this conclusion, Company management notified the Board of Directors of the Company, and Mr. Viola was removed from these committees.

The NCHRC consists of William Brumsey, III, Patrick E. Corbin, Henry P. Custis Jr., Herman A. Hall III, Richard F. Hall III, Robert R. Kinser, Bobby L. Ralph, Roland Carroll Smith Sr., Frank T. Williams, and W. Lewis Witt, all of whom the Board of Directors determined were independent in 2009 under standards set by the NASDAQ Stock Market. The NCHRC reviews the compensation of all executive officers, determines the compensation package for the Chief Executive Officer, and administers the Company’s compensation programs. See “Compensation Discussion and Analysis” and “2009 NCHRC Report.”

The NCHRC performs the same functions that the Nominating and Compensation Committees separately performed prior to merging together. The Board of Directors also relies on the discretion of the NCHRC members to identify potential nominees from sources that they deem appropriate. The NCHRC has not formulated specific criteria for nominees, but it considers qualifications that include, but are not limited to, ability to serve, conflicts of interest, and other relevant factors. In consideration of the fiduciary requirements of a board member, and the relationship of the Company and its subsidiaries to the communities it serves, the NCHRC places emphasis on character, ethics, financial stability, business acumen, and community involvement among other criteria it may consider. In addition, as a bank holding company, the Company is regulated by the Reserve Bank and the Bureau of the State Corporation Commission of the Commonwealth of Virginia. Directors and director-nominees are subject to various laws and regulations pertaining to bank holding companies including a minimum stock ownership requirement.

The NCHRC utilizes a variety of resources, including individuals who serve the Company and its subsidiaries on advisory boards, recommendations of management and other members of the Board of Directors, and other business or community leaders, in identifying nominees who may be qualified to serve. The NCHRC may consider recommendations from shareholders but has not established a formal process for doing so. A formal process has not been adopted because directors have historically had periodic contact with shareholders through business, personal, and community-based activities. Shareholders may contact any director with a recommendation for a nominee.

Under the Bylaws, shareholders may submit nominees for director.

The NCHRC does not have a written diversity policy, however, it does give consideration to potential candidates who would promote diversity on the Board with respect to professional background, experience, and expertise.

Qualification of Directors. In evaluating candidates for election to the Board, the NCHRC Committee shall take into account the qualifications of the individual candidate as well as the composition of the Board of Directors as a whole. Among other things, the NCHRC considers:

•	the candidate’s ability to help the Board of Directors create stockholder wealth;

•	the candidate’s ability to represent the interests of the stockholders;

•	the business judgment, experience that is relevant to the business and acumen of the candidate;

•	the need of the Board for Directors to have certain skills and experience relevant to the business;

•

the candidate’s ability to fully participate in Board of Directors activities and fulfill the responsibilities of a director, including attendance at and active participation in, meetings of the Board of Directors or its committees;

•	other business and professional commitments of the candidate, including the number of other boards (public, private and charitable) on which the candidate serves; and

•	the financial sophistication, including the ability to qualify as “financially literate” under NASDAQ listing standards.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process, including internal control over financial reporting, on behalf of the Board of Directors. As required by the Audit Charter, each Audit Committee member satisfies the independence and financial literacy requirements for serving on the Audit Committee, and at least one member has accounting or related financial management expertise, all as stated in the NASDAQ rules.

Management has the primary responsibility for the consolidated financial statements and the reporting process, including internal control over financial reporting. In this context, the Audit

Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, including their judgment about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management of the Company; and other material written communications between the independent registered public accounting firm and the management of the Company, such as any management letter or schedule of unadjusted differences. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with the Company’s internal and independent registered public accounting firm the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal and independent registered public accounting firm to discuss the results of their audits, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Audit Committee desired by the internal auditors or independent registered public accounting firm. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, for filing with the SEC.

Herman A. Hall, III, Chairman

Patrick E. Corbin

Richard F. Hall III

Robert R. Kinser

Bobby L. Ralph

Ollin B. Sykes

Frank T. Williams

W. Lewis Witt

Jerry T. Womack

Certain Relationships and Related Transactions

During 2009, some director-nominees, directors, and executive officers of the Company, their affiliates, and members of their immediate families were customers of and had loan transactions with the Company in the normal course of business and are expected to continue to have customer relationships with the Company in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collectability or present other unfavorable features. At December 31, 2009, loans to executive officers, directors, and their associates amounted to $90.9 million. During 2009, additional loans and repayments of loans by executive officers, directors, and their associates were $65.1 million. There were no loans made to directors, or to entities of which directors are material shareholders or equity owners, which were in excess of the Company’s or Banks’ unimpaired capital and unimpaired surplus.

Jordan E. Slone, a director, is the managing member of two limited liability companies that serve as the managers for the legal entities which own and manage the Dominion Tower at 999 Waterside Drive, Norfolk, Virginia 23510. The Company currently leases the second floor and a portion of the nineteenth floor of the Dominion Tower for its executive offices and a portion of the first floor as a financial center. Our lease expires in September 2016, with one renewal option for a period of seven years. Rent payments made in 2009 totaled $724,021 for the year. His interest in the transaction is equal to the total lease payments. The payments under this lease in 2010 are expected to be approximately the same. It is expected that the rent paid will exceed 5% of the gross revenues of the entities that own Dominion Tower. The terms of this lease are substantially similar to the terms of leases that are the result of “arms length” negotiations between unrelated parties, and the rent is comparable to current market rates.

BOHR leases its Nags Head, North Carolina and one of its Kitty Hawk, North Carolina branches from Billy G. Roughton, a director, and his wife for monthly payments of $8,000 and $17,096, respectively. Their interest in the transaction is equal to the monthly lease payments. The payments under these leases in 2010 are expected to the approximately the same. The term of the Nags Head lease was recently renewed for five years commencing August 2009. Kitty Hawk is a land lease that commenced in April 2006 for a term of twenty years, with three five-year renewals.

Shore Bank has a ground lease with Richard F. Hall, Jr., and Virginia B. Hall, the father and mother of Richard F. Hall, III, a director, for its Onley branch. Monthly payments are $2,006 and the terms of the lease were recently renewed for five years commencing June 2009 with one additional five-year renewal. The payments under this lease in 2010 are expected to the approximately the same.

BOHR made payments during 2009 to Vico Construction Corporation in the amount of $62,480 and Viola Commercial Group, LLC in the amount of $85,756, for construction of the Edinburg branch. These entities are affiliated with Emil A. Viola, a director.

On February 4, 2010, the Company entered into a consulting agreement with Tiffany Glenn, the wife of Doug Glenn. The consulting agreement requires a payment in the aggregate amount of $156,000. As part of her consulting duties, Ms. Glenn is required to assist with investor relations, public relations, SEC filings, and otherwise assist with the transition of her duties to the new corporate secretary.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Particularly during this challenging environment for banking services and the depressed market for bank stocks, our NCHRC and management believe that shareholder value must drive executive compensation decisions. While our compensation philosophy has been to maintain a competitive compensation package to attract qualified executive officers, we have a pay-for-performance program that bases compensation decisions on the financial performance of the Company. Due to economic conditions, our Company’s return to shareholders during 2009 was not at a level to which management or our Board of Directors is accustomed. As a result, compensation to our executive officers has been frozen or reduced in 2009 with bonus and stock compensation all but eliminated.

Our recent mergers have also factored into our executive compensation program. The June 1, 2008 merger combined the Company’s and Shore’s executive management teams and the December 31, 2008 merger combined the Company’s and Gateway’s management teams. Both mergers brought together different executive compensation programs.

The following plans of Shore were assumed by the Company in connection with its acquisition: the Shore Financial Corp. 2001 Stock Incentive Plan and the Shore Financial Corp. 401(k) Plan (the “Shore 401(k) Plan”). The following plans of Gateway were assumed by the Company in connection with its acquisition of Gateway: the Gateway Bank and Trust Company Employee’s Savings & Profit Sharing Plan and Trust (the “Gateway 401(k) Plan”); the 1999 Incentive Stock Option Plan of Gateway Financial Holdings, Inc.; the 1999 Non-Statutory Stock Option Plan of Gateway Financial Holdings, Inc.; the 2001 Non-Statutory Stock Option Plan of Gateway Financial Holdings, Inc.; the 2005 Omnibus Stock Ownership and Long-Term Incentive Plan of Gateway Financial Holdings, Inc.; and the 1999 Bank of Richmond Stock Option Plan of Gateway Financial Holdings, Inc.

During 2009, our NCHRC focused on retaining and attracting key executives to assist in managing though the financial challenges facing the Company. The NCHRC reviews the compensation, including salaries, bonuses, employee benefits, executive incentive plans, policies, practices, and programs, for the Company’s executive officers. We evaluate the performance of the Company’s Chief Executive Officer and, with the assistance of the Chief Executive Officer, the performance of the other executive officers.

Our intent is to offer compensation packages that will attract and retain high quality personnel for our organization. We want to provide our employees with incentives that will align their interests with the long-term and short-term goals of the organization as a whole. Several components of our compensation packages include vesting periods and stock ownership which are designed to promote loyalty and longevity among employees. We wish to reward those employees who are excelling in their respective positions and, by so doing, enhance the future profitability of our Company.

Changing Regulatory Environment

Our compensation programs during 2009 were also impacted by our participation in the Capital Purchase Program (“CPP”) or the United States Department of the Treasury’s Troubled Asset Relief Program (“TARP”). As a result of participation in TARP, our executives and certain of our employees are subject to compensation related limitations and restrictions for the period that we continue to participate. The TARP compensation limitations and restrictions include:

•	a prohibition on payment to any of our five most highly compensated employees of any cash bonuses;

•

a prohibition on our named executive officers and the next five most highly compensated employees from receiving any severance payments upon a termination of employment or any payments triggered by a change-in-control;

•

a requirement that we “claw back” incentive compensation to our named executive officers and the next 20 most highly compensated employees if it is based on materially inaccurate financial statements or performance metrics, and a prohibition on payment of any tax gross-up payment to this group; and

•	a limitation on tax deductions for compensation paid to each of our named executive officers that exceeds $500,000 in any year.

In addition, on June 21, 2010, the Federal Reserve, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervion issued guidance on sound incentive compensation policies. The guidance includes three broad principles:

•	Incentive compensation arrangements should balance risk and financial results in a manner that does not encourage employees to expose their organizations to imprudent risks.

•	A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements.

•	Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices, including active and effective oversight by the board of directors.

The guidance is immediately effective under the agencies’ power to regulate the safety and soundness of financial institutions. The guidance will apply to all U.S. financial institutions.

As required by the TARP, and consistent with the other regulatory guidance mentioned above, a number of amendments were made to our executive compensation program. The amendments included:

•	Performance-based bonuses and other incentive payments to the five most highly compensated employees, and all other employees were not made during fiscal 2009.

•	The change of control agreements previously applicable to senior executive officers, the next five most highly compensated employees, and all other employees were suspended during fiscal 2009.

In addition, the Company is in the process of adding a recovery or “clawback” provision to the Company’s incentive compensation plans requiring that any senior executive officer and the next twenty most highly compensated employees return any bonus payment based upon materially inaccurate financial statements or performance metrics. However, there were such no bonus payments to any such officers or employees during fiscal 2009.

The Company has agreements with Andy Davies, Jack Gibson, Lorelle Fritsch, David Twiddy, and Doug Glenn, which authorize the Company or the applicable subsidiary of the Company to amend his or her compensation, bonus, incentive, and other benefit plans and arrangements and agreements as necessary to comply with the requirements of Section 111(b) of the EESA and the Treasury’s CPP and waives any and all claims against the Treasury and against the Company for those changes that the Company shall make to its compensation and benefit programs to allow the Company to comply with Section 111(b) of EESA in conjunction with its participation in the Treasury’s CPP.

Our Board also adopted an “Excessive or Luxury Expenditure Policy” that is consistent with the TARP requirements and that can be found on the Company’s website. This policy, which applies to all our employees, covers expenditures for entertainment or events, office and facility renovations, aviation or other transportation services, and other activities or events. These expenditures are prohibited excessive or luxury expenditures to the extent they are not reasonable expenditures for staff development, reasonable performance incentives, or other similar reasonable measures conducted in the normal course of the Company’s business operations.

In addition to the TARP executive compensation restrictions described above, the Company is prohibited, pursuant to section 18(k) of the Federal Deposit Insurance Act and 12 C.F.R. Part 359, from making any severance or indemnification payments to its employees for so long as BOHR or the Company remain in troubled condition pursuant to applicable federal regulations. To the extent that our arrangements, plans or other arrangements described herein provide for severance or indemnification payments, we may be prohibited from making such payments by 12 C.F.R. Part 359.

Elements of Compensation

The challenge for management and the NCHRC is to motivate, retain and reward key performers for working harder and smarter than ever in a very difficult banking environment. At the same time, we recognize that some of the tools we would use to accomplish these objectives have been taken away due to the TARP compensation restrictions. In 2009, management and the NCHRC, believing in the long term validity of our compensation program, attempted to preserve the integrity of that program to the extent possible, while respecting the requirements and restrictions of TARP.

Our compensation packages currently consist of the following elements:

Salary: We consider many factors in determining the salary component for each of the executive officers. Because one of our objectives is to attract and retain high quality personnel, historically, we have conducted surveys of other financial institutions and reviewed data from a peer group within our region taking into account asset size and revenue base to ensure that we are comparing ourselves to similar organizations. In fiscal 2009, however, no such survey or peer review was conducted and no benchmarking was used in setting annual compensation.

Salary for each executive officer is determined based on his or her individual and group responsibilities and achievements during the preceding year and such determination include judgments based on performance evaluations, regulatory examination results, efficiency in performance of duties, and demonstrated leadership skills. Decisions to increase or decrease compensation materially from the prior period are influenced by the amount of new responsibilities taken on by the executive officers and their contributions to the profitability of the Company.

When determining the 2009 salary for our executive officers who were employed by the Company during 2008, we also measured the following financial accomplishments during 2008:

•	An increase in net income of 5.43% over 2007.

•	An increase in assets of 447.28% over 2007.

•	An increase in loans of 445.87% over 2007.

•	An increase in deposits of 432.18% over 2007.

The salaries of Messrs. Davies and Petrovich, who both joined the Company in 2009, were based on negotiated amounts between these executives and the Company, taking into account their respective experience level, the financial condition of the Company and restrictions imposed due to the Company’s participation in the Treasury’s CPP.

The executive officers do not play a role in the compensation process except for the Chief Executive Officer, John A. B. Davies, Jr., and former Chief Executive Officer, Jack W. Gibson, each of whom would present information regarding the other executive officers to the NCHRC for their consideration. Neither Mr. Davies nor Mr. Gibson were ever present while the NCHRC deliberated on their compensation package.

Employment Agreements:

John A. B. Davies, Jr. We have an employment agreement with our President and Chief Executive Officer, John A. B. Davies, Jr. Mr. Davies joined the Company as President and Chief Executive Officer effective July 14, 2009. The Company and Mr. Davies have entered into a three-year employment contract, which provides for an initial annual salary of $500,000. He is eligible to participate in all cash and non-cash employee benefit plans maintained by the Company for its senior executive officers, as may be determined by the Board of Directors. All of the aforementioned plans are more fully discussed herein. Other benefits extended to Mr. Davies include the personal use of a Company automobile.

Subject to certain limitations, Mr. Davies is to receive annually restricted stock grants equal to the lesser of 25% of his annual base salary on the date of grant or the maximum the Company is able to provide under the applicable restricted stock plan and each such annual award of restricted shares shall be subject to vesting as follows: one-third of such shares shall vest as of the second anniversary of the date of grant; one-third of such shares shall vest on the second anniversary of the date of grant to the extent the Company attains reasonable performance standards for the year in which the grant occurred; and (iii) one-third of such shares shall vest upon the Company’s attainment of reasonable performance standards for the three-year period, beginning with the year in which the grant occurred.

In the event Mr. Davies is terminated other than for “cause” or resigns for “good reason” (as those terms are defined in his employment agreement), other than in connection with a “change of control” (as that term is defined in his employment agreement), he will be entitled to receive an amount equal to his base salary then in effect that he would have received for the remainder of the term of the agreement. If Mr. Davies is terminated other than for cause or resigns for good reason within one year after a change of control, he will be entitled to receive an amount equal to the excess, if any, of 2.99% of his “annualized includable compensation of the base period” as determined pursuant to Section 280G of the Internal Revenue Code. In the event that Mr. Davies is not able to receive the payments described above due to the restrictions on severance and change of control payments pursuant to TARP, the Company will engage Mr. Davies as a consultant for a period of two years at an annual fee of $500,000.

The Company’s obligation to make the payments provided for in Mr. Davies’ employment agreement is qualified in its entirety by the Company’s ability to make such payments pursuant to applicable law. To the extent any payment is prohibited by 12 C.F.R. Part 359 or to the extent that any governmental approval of any payment is not received or such payment would be prohibited by any state or federal statutes or regulations thereunder, the Company will not be required to make such payment to Mr. Davies.

On December 30, 2009, Mr. Davies received a fully-vested 75,000 share award of restricted stock and a cash bonus of $57,895. This award was made as an inducement for joining the Company earlier in the year in lieu of receiving a larger signing bonus. Of the 75,000 shares of restricted stock, 50,000 shares were granted under the Company’s 2006 Stock Incentive Plan.

Lorelle Fritsch. Mrs. Fritsch previously entered into a five-year employment contract with BOHR, which includes payment of a severance amount in the event of a change-in-control of the Company, which may be paid unless the Treasury Department or other government agency issues guidance that would prohibit such payments, such as EESA and ARRA. Her annual salary was $181,166 in 2009. Her contract was amended as of July 23, 2008 to make the Company a party in addition to BOHR. If permitted by law, the severance amount will be equivalent to three times the average of her previous three year’s salary minus one dollar payable over a sixty-month period. Mrs. Fritsch’s employment contract will renew in five-year increments.

Douglas J. Glenn. Mr. Glenn entered into a six year employment contract in 2007. His annual salary was $400,000 in 2009. Mr. Glenn is eligible to participate in the following compensation programs offered by the Company: Supplemental Executive Retirement Plan, Executive Officers Bonus Plan, Stock Incentive Plan and the Executive Savings Plan. In addition, Mr. Glenn is eligible to participate in all of the plans and arrangements that are generally available to all of the Company’s salaried employees, including the Company’s 401(k) plan. Other benefits extended to Mr. Glenn include the personal use of a Company automobile and club dues. In the event of a change-in-control of the Company, Mr. Glenn will be eligible to receive a payment consistent with change-in-control payments for other named executive officers. Mr. Glenn’s employment contract will renew in five year increments after the initial term upon similar terms as other executive officers of the Company.

Mr. Glenn also has a supplemental employment retirement plan. The plan provides benefits to Mr. Glenn at age 65 in the amount of one half of his final three years of service for a period of 15 years following retirement. The plan vests ratably over fifteen years beginning after the fifth anniversary of service. This plan contains change-in-control provisions consistent with those of other executive officers.

Mr. Glenn also was issued 10,000 shares of restricted shares of Common Stock upon his hiring in 2007. The restricted shares will vest in five years and immediately upon a change-of-control event. In addition, Mr. Glenn was granted incentive stock options for 20,000 shares of Common Stock that vests in years five through ten of Mr. Glenn’s employment, or immediately upon a change-of-control event and other customary circumstances.

David Twiddy. On December 31, 2008, Gateway Bank (now BOHR) entered into an employment agreement with David R. Twiddy. The agreement has a term of thirty-six months with an initial base salary of $425,000. The agreement provides for certain payments under specified circumstances including a change-in-control of the Company. The agreement restricts Mr. Twiddy from employment that competes with the Company or any of its subsidiaries for one year following termination of employment. In addition Mr. Twiddy is restricted from the solicitation of business of the Company’s or any of its affiliates’ customers and solicitation of employment of the Company’s or any of its affiliates’ employees for a period of one year following termination of employment. The agreement further prohibits the disclosure of proprietary information. In addition, the Company entered into a restrictive covenant agreement with Mr. Twiddy that restricts Mr. Twiddy from employment that competes with the Company and any of its affiliates for a period of time specified in the covenant. Mr. Twiddy received $425,000 in net compensation for entering into the covenant and to which the Company paid the taxes on.

Kevin Pack. We do not have a written employment agreement with our President of Gateway Bank Mortgage, Kevin Pack. Mr. Pack receives an annual salary of $325,000, and additional commissions based on the number of loans that may be sold by Gateway Mortgage in the secondary mortgage market. He is eligible to participate in all employee benefit plans maintained by the Company. Other benefits extended to Mr. Pack include the personal use of a Company vehicle.

Neal Petrovich. Mr. Petrovich had no written employment contract with the Company. His initial annual salary was $200,000, but was raised to $325,000 during the year to be consistent with the compensation of other executives in the Company. Mr. Petrovich was eligible to participate in the following compensation programs offered by the Company: Supplemental Executive Retirement Plan, Executive Officers Bonus Plan, Stock Incentive Plan and the Executive Savings Plan. In addition, Mr. Petrovich was eligible to participate in all of the plans and arrangements that are generally available to all of the Company’s salaried employees. Other benefits extended to Mr. Petrovich included the personal use of a Company automobile. He also received a moving allowance to assist with his relocation expenses. As an incentive to join the company, Mr. Petrovich was also issued 5,000 shares of restricted stock.

Jack Gibson. We had an employment agreement with Mr. Gibson which was automatically renewable in five-year increments and renewed automatically in 2007. During 2008, the Company entered into an amendment to the employment agreements with Jack W. Gibson to reflect provisions required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). This agreement was terminated on May 18, 2009, pursuant to Mr. Gibson’s retirement from the Company.

Mr. Gibson’s salary was determined each year by the NCHRC, but in no event was to be less than $50,000. Mr. Gibson’s employment agreement also provided that Mr. Gibson may receive other compensation and benefits as the Board of Directors elects to provide to all of our employees.

In connection with his retirement, Mr. Gibson entered into a separation agreement with the Company (the “Separation Agreement”). Under the Separation Agreement, the Company agreed to grant Mr. Gibson the option, on January 4, 2010 (“Option Date”) to require the Company to purchase 100,000 of his shares of the Company, free and clear of all liens, for the closing price of the Company’s stock on the Option Date. Should Mr. Gibson have elected this option, the purchase price for said shares would have been paid in twelve (12) equal monthly installments with the first installment being paid to the Executive on the Option Date. Mr. Gibson elected not to sell his shares to the Company.

Mr. Gibson will retain his benefits under the following Company plans: Supplemental Retirement Plan, 401(k), Executive Savings, Stock Options, Restricted Stock, and Director Deferred Compensation (“Benefit Plans”) to the extent permitted by law. Benefits under said Benefit Plans will be paid to Mr. Gibson in accordance with the applicable plan terms when the Company is permitted to do so.

Mr. Gibson is to provide consulting services to the Company as an independent contractor for a period of three years (the “Consultancy Period”) for the total sum of $1,300,000 to be paid in the amount of $600,000 beginning on May 18, 2009 and $700,000 on January 1, 2010. As of the date of this Proxy, Mr. Gibson received $600,000 of this fee. The remainder of the fee will be paid when the Company is permitted to do so. Mr. Gibson elected to continue participation in the Company’s medical plans as provided by COBRA. As a result, the Company is paying 100% of Mr. Gibson’s COBRA premiums for 18 months. In addition, the Company agreed to turn over ownership of a Company vehicle Mr. Gibson had been using for business purposes. Further, during the Consulting Period, the Company agreed to reimburse Mr. Gibson for his membership dues at Greenbrier Country Club. Mr. Gibson is also subject to a non-solicitation, confidentiality, and non-competition agreement.

During May 2009, Mr. Gibson also began receiving payments of $900 per month pursuant to his Director’s Retirement Plan Agreement and received total payments of $7,200 during 2009. The Director’s Retirement Plan Agreement provides that a payment equal to 50% of the monthly board fees will be paid beginning on the first month following conclusion of service from the Board of Directors and continue for a term determined by a formula based on years of board service. The term of Mr. Gibson’s monthly payments is 11 years. Also, Mr. Gibson began receiving payments of $1,500 per month pursuant to his Director’s Emeritus Program Agreement and received total payment of $12,000 during 2009. The Director Emeritus Program Agreement provides a $1,500 monthly payment beginning on the first month following conclusion of service from the Board and continues for a 10 year term.

Incentive Plan: In order to focus our executive officers’ attention on the profitability of the organization as a whole, we pay cash incentives based upon our annual financial performance as measured by return on average assets. No bonuses were paid to executive officers under this plan during 2009.

2006 Stock Incentive Plan: We strongly encourage all directors and employees to own stock in the Company. We feel that stock ownership among employees fosters loyalty and longevity and is an excellent method for aligning employee interests with the long-term goals of the organization and our shareholders. To facilitate stock ownership, the compensation committee of the Board of Directors adopted the 2006 Stock Incentive Plan on March 14, 2006. This plan was approved by the shareholders of the Company at the April 25, 2006 Annual Meeting of Shareholders. Under the plan, shares of our Common Stock may be issued to our directors, officers, key employees, consultants, and advisors in the form of restricted stock awards, incentive stock awards, incentive stock options, and non-statutory stock options. Each type of award under the plan is subject to different requirements and the awards may be conditioned by the performance of the officers and their contribution to the performance of the Company. The plan provides that no person shall be granted incentive stock options worth more than $100,000 based on their exercise price or 50,000 shares of restricted stock or stock options during any calendar year. During 2009, the Company granted no stock options or stock awards under this plan, except to Mr. Davies.

Executive Savings Plan: We have implemented an Executive Savings Plan with executive officers and certain other officers whereby an initial contribution of the officer’s salary made by the officer will be matched 100% each year by the Company as long as the officer’s employment with the Company continues and the officer is in good standing. There were contributions of $35,134 to the Executive Savings Plan during 2009. The purpose of this plan is to promote employment longevity and to provide key employees with a retirement savings vehicle. Contributions into this plan may be used to purchase employer stock or may be placed in savings accounts for the benefit of each individual participant. Dividends paid on Common Stock held in the plan are reinvested. Amounts may only be withdrawn from the plan upon termination of employment at which time the participant may elect to take the distribution as a lump sum payment or in annual installments. The plan also provides for additional payments to be made to the officers upon termination of employment following a change of control of the Company. Additional information regarding these payments can be found further in this document.

Defined Contribution Plan: We provide defined contribution 401(k) plans at each of our subsidiary banks. The Company may also make an additional discretionary contribution to the plans. Participants are fully vested in their contributions and the Company’s match immediately and become fully vested in the Company’s discretionary contributions after three years of service.

Under the Bank of Hampton Roads’ 401(k) plan, all employees who are 21 years of age and have completed one year of service are eligible to participate. Participants may contribute up to 20% of their compensation, subject to statutory limitations and the Company matches 100% of the employees’ contributions up to 4% of salary.

Under the Shore Bank 401(k) plan, all employees who are 18 years of age and have completed 3 months of service are eligible to participate. Participants may contribute up to 15% of their compensation and the Company matches 100% up to 3% of the employees’ contributions and 50% of the next 3%.

Under the Gateway 401(k) plan, all employees over the age of 18 that have completed three months of service are eligible to participate. The Company matches 100% of the employees’ contributions up to 6% of the employee’s salary.

Supplemental Retirement Agreement: The Company has entered into Supplemental Retirement Agreements with several key officers. The following gives a description of the plan.

We entered into a Supplemental Retirement Agreement with Jack W. Gibson on January 1, 1993. The purpose of the agreement was to provide retirement benefits for Mr. Gibson that will reward his years of service to the Company. Under this agreement, Mr. Gibson is eligible to receive an annual benefit payable in 15 installments equal to 50% of his benefit computation base following the attainment of his plan retirement date, November 9, 2010. In the event that Mr. Gibson’s employment is terminated prior to November 9, 2010, the Company is obligated to pay Mr. Gibson a lump sum payment equal to the present value of his accrued benefit. The benefit computation base is calculated as his average compensation including bonuses from us over the three highest compensation completed calendar years prior to the year during which the plan retirement date occurs. The estimated annual benefits payable upon retirement at the plan retirement date are $357,826. Mr. Gibson became fully vested in the plan in January 2008. On May 27, 2008, BOHR and Mr. Gibson entered into an amendment to Mr. Gibson’s Supplemental Retirement Agreement. The amendment reflects provisions required by Section 409A of the Code and clarified the benefits to be paid in the event of Mr. Gibson’s death prior to retirement. As a result of Mr. Gibson’s retirement in May 2009, the Company expects to pay benefits to Mr. Gibson under the supplemental retirement agreement in accordance with its terms and when it is permitted to do so.

Gateway Bank entered into a Supplemental Retirement Agreement with David R. Twiddy on December 24, 2008. The purpose of the agreement is to provide a retirement vehicle for Mr. Twiddy that will reward his years of service to Gateway Bank. Under this agreement, Mr. Twiddy is eligible to receive an annual benefit payable in 15 installments equal to 70% of his benefit computation base following the attainment of his plan retirement date, September 24, 2022. The benefit computation base is calculated as his average compensation including bonuses from us over the three highest compensation completed calendar years prior to the year during which the plan retirement date occurs. The estimated annual benefits payable upon retirement at the plan retirement date are $601,656.

We entered into a Supplemental Retirement Agreement with Douglas J. Glenn on November 1, 2007. The purpose of the agreement is to provide a retirement vehicle for Mr. Glenn that will reward his years of service to the Company. Under this agreement, Mr. Glenn is eligible to receive an annual benefit payable in 15 installments equal to 50% of his benefit computation base following the attainment of his plan retirement date in 2031. The benefit computation base is calculated as his average compensation including bonuses from us over the three highest compensation completed calendar years prior to the year during which the plan retirement date occurs. The estimated annual benefits payable upon retirement at the plan retirement date are $549,632. Mr. Glenn will become fully vested in the plan in November 2022.

Supplemental Executive Retirement Plan (“SERP”). BOHR adopted a SERP in 2005. The only named Executive Officer currently participating in the SERP is Lorelle Fritsch. The purpose of the agreement is to provide a retirement vehicle for Mrs. Fritsch that will reward her years of service to the Company. Under this agreement, Mrs. Fritsch is eligible to receive an annual benefit payable in 15 installments of $50,000 for a total of $750,000 commencing upon the first month after such executive attains age 65. The benefits shall, to the extent in compliance with applicable law, vest ratably from the date of the sixtieth month of participation in the SERP through the executive attaining age 65.

Perquisites and other benefits. In addition to the benefits described above, we provide our executive officers with certain other perquisites that the NCHRC considers to be usual and customary within our peer group to remain competitive in the market for experienced management. For instance, named executive officers receive partial reimbursement from the Company of their country club expenses and the use of an automobile. Gateway paid premiums for dependent health insurance coverage for its executive officers and reimburses executive officers for the payment of federal and state income taxes imposed as a result of the grant of restricted stock.

Split Dollar Arrangements. Gateway Bank (now BOHR) is a party to a Split Dollar Agreement with Mr. Twiddy, which provides for the division of the death proceeds on the life insurance policy on his life, which is owned by BOHR, with his designated beneficiary. Under the Split Dollar Agreement, if Mr. Twiddy dies, his beneficiary shall be entitled to a fixed cash benefit from BOHR. The amount is approximately $2,535,500 for Mr. Twiddy. BOHR is not permitted to sell, surrender, or transfer ownership of any life insurance policy without replacing the policy with a comparable policy to cover the benefit provided by the Split Dollar Agreement. BOHR may not terminate or amend the Split Dollar Agreements without the officer’s consent. All life insurance policies are subject to the claims of creditors.

Risk Assessment

We reviewed our compensation programs and policies for all employees and determined that they are not reasonably likely to have a material adverse effect on the Company. We believe our compensation programs are designed with the appropriate balance of risk and reward in relation to our

Company’s overall business strategy. In addition, our executive compensation programs no longer provide for the payment of performance based-bonuses, which significantly reduces the amount of excessive risk-taking that our compensation programs might impose.

Leadership Structure

We have operated under a board leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer, although our governance documents do not require this. Mr. Viola, as our Chairman of the Board, is responsible for presiding over the meetings of the Board of Directors and the annual meetings of stockholders, and Mr. Davies, as our Chief Executive Officer, is responsible for the general management of the business, financial affairs and day-today operations of the Company. As our directors continue to have more oversight responsibility, we believe it is beneficial to have a Chairman whose focus is to lead the board and facilitate communication among directors and management. Accordingly, we believe this structure is the best governance model for the Company and our stockholders.

2009 Nominating, Compensation, and Human Resources Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with the Company’s management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009, as amended and the Company’s Proxy Statement.

During fiscal 2009, the Company participated in the Troubled Asset Relief Program (“TARP”) established by the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”) as a result of its sale of preferred stock to the Treasury.

As required by the TARP and by the American Recovery and Reinvestment Act of 2009 (“ARRA”), the Compensation Committee reviewed the terms of each employee compensation plan with the Company’s senior risk officer. This process included the review of all applicable employee contracts, including salary, annual incentives, and long-term incentives and performance measurements.

Amendments to Executive Compensation Program: As required by ARRA, a number of amendments have been made to our executive compensation program. The amendments include:

•	Performance-based bonuses and other incentive payments to the five most highly compensated employees, as well as all other employees were not made during fiscal 2009.

•	The change of control agreements previously applicable to senior executive officers, the next five most highly compensated employees, and all other employees were suspended during fiscal 2009.

In addition, the Company is in the process of adding a recovery or “clawback” provision to the Company’s incentive compensation plans requiring that any senior executive officer and the next twenty most highly compensated employees return any bonus payment based upon materially inaccurate financial statements or performance metrics. However, there were no such bonus payments to any such officers or employees during fiscal 2009.

The purpose of the review was to identify any features of the incentive compensation plans that could encourage the Company’s executive officers to take unnecessary and excessive risks. The

Committee believes that the senior executive officer compensation plans do not encourage the senior executive officers to take unnecessary or excessive risks that threaten the value of the Company or encourage the manipulation of reported earnings because such plans currently do not contain performance-based compensation elements. In addition, to ensure compliance with relevant laws associated with the receipt of TARP, the Company suspended all incentives, with the exclusion of base salaries.

The Compensation Committee certifies that it has reviewed with the senior risk officer the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company. The Compensation Committee further certifies that it has reviewed with the senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and the Company has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

W. Lewis Witt, Chairman

William Brumsey, III

Patrick E. Corbin

Henry P. Custis Jr.

Herman A. Hall III

Richard F. Hall III

Robert R. Kinser

Bobby L. Ralph

Roland Carroll Smith Sr.

Frank T. Williams

Summary Compensation Table

The following table shows the compensation of our principal executive officers and principal financial officers during fiscal 2009, as well as our three most highly compensated executive officers (other than our principal executive officer and principal financial officers) during the year. References throughout this Proxy Statement to our “named executive officers” or “named executives” refer to each of the individuals named in the table below.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards (h)($)	Option Awards (i)($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (j)($)	All Other Compensation ($)		Total ($)
John A. B. Davies, Jr.	2009	$242,628	(k)	$57,895	$123,750	—	—	—	$11,913	(a)	436,186

Neal A. Petrovich	2009	234,006	(l)	—	41,500	—	—	—	33,976	(b)	309,482

Lorelle L. Fritsch(m)	2009 2008	181,166 131,907		— —	— 22,500	— —	— —	16,099 15,046	11,405 44,022	(c)	208,670 213,475

David Twiddy	2009 2008	425,000 425,000		— 130,000	— 80,000	— —	— —	205,945 —	109,605 855,307	(d)	740,550 1,490,307

Douglas J. Glenn	2009	400,000		—	—	—	—	55,193	75,302	(e)	530,495

Kevin Pack	2009	353,718	(n)	—	—	—	—	—	19,344	(f)	373,062

Jack W. Gibson	2009 2008 2007	241,096 530,000 460,000		— — —	— 79,500 —	— — —	— — 165,600	559,676 517,851 402,815	746,138 195,811 101,898	(g)	1,546,910 1,323,162 1,130,313

(a)	This column includes $11,850 in fees for acting as a director of the Company and $63 for personal use of a Company automobile.
(b)	This column includes $29,126 for moving expenses and Greenbrier Country Club dues of $1,884 and $2,966 for personal use of a Company automobile.
(c)	This column includes $7,000 in 401(k) match, $1,556 for personal use of an automobile, and a $2,849 tax gross-up payment related to the vesting of restricted stock.
(d)	This column includes a $14,700 in 401(k) match, $1,155 for personal use of an automobile, an $84,138 tax gross-up payment related to the vesting of restricted stock, The Pines Lake Country Club dues of $1,925, Town Center City Club dues of $70, YMCA dues of $492, and BOLI imputed income of $7,125.
(e)	This column includes $9,800 in 401(k) match, $5,111 for personal use of an automobile, a $9,785 tax gross-up payment related to the vesting of restricted stock, and Cavalier Golf & Yacht Club dues of $1,206. This total also includes $49,400 in fees for acting as a director of the Company, consisting of: $21,600 in cash and a $27,800 stock award.
(f)	This column includes $14,700 in 401(k) match, $660 for personal use of an automobile, Capital City Club dues of $1,881, State Club dues of $1,215, and BOLI imputed income of $888.
(g)	This column includes $9,167 in 401(k) match, $60,739 for personal use of an automobile, a $10,046 tax gross-up payment related to the vesting of restricted stock, and Greenbrier Country Club dues of $4,136. This total also includes $42,850 in fees for acting as a director of the Company, consisting of: $14,400 in cash and a $28,450 stock award. This column also includes payments to Mr. Gibson of $7,200 under his Retirement Plan Agreement and $12,000 in payments under his Director’s Emeritus Program Agreement. This amount also includes $600,000 Mr. Gibson received under his consulting arrangement with the Company, which he received effective upon his resignation on May 18, 2009.
(h)	This column represents stock awards granted by the Company. The expense was calculated according to ASC Topic 718 (formerly known as FASB Statement 123R). Additional information regarding stock-based compensation expense can be found in the Notes to Consolidated Financial Statements filed with our 2009 Annual Report. Stock awards are expensed over the vesting periods established at the time the grants are made by the Company.

(i)	This column represents the expense to the Company related to stock options granted. The expense was calculated according to ASC Topic 718 (formerly known as FASB Statement 123R). Additional information regarding stock-based compensation expense can be found in the Notes to Consolidated Financial Statements filed with our 2009 Annual Report. Stock options granted to employees and Directors during 2008, and 2007 and 2006 have exercise prices equal to the market value of our Common Stock on the grant date.
(j)	This column represents the change in the benefit obligation for the Supplemental Retirement Agreements from the previous year to the current year. These amounts were expensed during the year and a liability was recorded on the Company’s balance sheet which represents the present value of payments that will be made to employees under the Supplemental Retirement Agreements upon their retirement. We have funded the Supplemental Retirement Agreements within this column with life insurance policies which name the company as beneficiary. These life insurance policies will reimburse the Company for all expenses related to the Supplemental Retirement Agreements including the policy premiums and the payments made to employees upon their retirement.
(k)	This amount represents part-year compensation due to Mr. Davies having joined the Company on July 14, 2009.
(l)	This amount represents part-year compensation due to Mr. Petrovich having joined the Company on February 17, 2009.
(m)	Ms. Fritsch acted as the Chief Financial Officer of the Company from August 2008 to February 2009 and May 2010 to present.
(n)	includes sales commissions of $28,718.

Grants of Plan-Based Awards Table

The following table presents all plan-based awards granted to the named executive officers during 2009.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
John A. B. Davies, Jr.	—	75,000	(1)	—	—	$123,750

Neal A. Petrovich	—	5,000		—	—	$41,500

Lorelle L. Fritsch	—	—		—	—	—

David Twiddy	—	—		—	—	—

Douglas J. Glenn	—	—		—	—	—

Kevin Pack	—	—		—	—	—

Jack W. Gibson	—	—		—	—	—

(1)	Represents 75,000 fully-vested shares of restricted stock, 50,000 shares of which were granted under the Company’s 2006 Stock Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents outstanding stock option and non-vested stock awards as of December 31, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
John A. B. Davies, Jr.	—	—	—	—	—	—

Neal A. Petrovich	—	—	—	—	875	$7,262

Lorelle L. Fritsch	— 1,978 2,079 1,074 1,006 1,192 729	3,000 — — — — — —	$12.00 10.65 11.52 11.60 9.00 8.00 8.00	12/31/16 12/31/15 12/31/14 12/31/13 12/31/12 12/31/11 12/31/10	—	—

David Twiddy	— 24,321 13,764 6,075	3,350 — — —	21.87 19.67 9.16 8.64	08/28/16 11/24/14 08/02/11 11/20/10	—	—

Douglas J. Glenn	— 2,000 10,000	20,000 — —	12.25 12.00 12.00	11/01/17 12/31/16 12/31/16	2,000	8,300

Kevin Pack	—	6,700	20.99	08/31/17	—	—

Jack W. Gibson	2,000 — 1,737 2,638 20,343 3,467 2,579 19,831 3,030 2,531 21,895 2,466 24,876 2,406 17,788 2,399 25,788	— 25,000 — — — — — — — — — — — — — — —	12.00 12.00 10.65 10.65 10.65 11.55 11.52 11.52 11.60 11.60 11.60 9.0 9.0 8.0 8.0 8.0 8.0	12/31/16 12/31/16 01/01/16 12/31/15 12/31/15 01/01/15 12/31/14 12/31/14 12/31/14 12/31/13 12/31/13 12/31/12 12/31/12 12/31/11 12/31/11 12/31/10 12/31/10	592	6,302

All of the above stock options were fully vested on the grant date except for the stock options granted on December 31, 2006 and November 1, 2007. Of the stock options granted on December 31, 2006, Mr. Gibson’s options have a four-year vesting schedule and Ms. Fritsch’s options have a five-year vesting schedule. All stock options have 10-year terms. Mr. Gibson’s non-vested stock awards were to vest over the seven-year period ending January 1, 2016.

Option Exercises and Stock Vested Table

The following table presents the stock options exercised and the stock awards vested for the named executive officers during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John A. B. Davies, Jr.	—	—	—	—

Neal A. Petrovich	—	—	1,000	$8,300

Lorelle L. Fritsch	—	—	2,647	22,450

David Twiddy	—	—	—	—

Douglas J. Glenn	—	—	5,294	44,999

Kevin Pack	—	—	—	—

Jack W. Gibson	—	—	9,352	79,492

Pension Benefits Table

The following table presents information related to the Supplemental Retirement Agreements for the named executive officers as of and for the year ended December 31, 2009.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John A. B. Davies, Jr.	None	—	—	—

Neal A. Petrovich	None	—	—	—

Lorelle L. Fritsch	Supplemental Executive Retirement Plan	—	$31,145	—

David Twiddy	Supplemental Retirement Agreement	—	205,945	—

Douglas J. Glenn	None	—	—	—

Kevin Pack	None	—	—	—

Jack W. Gibson	Supplemental Retirement Agreement	—	2,973,258	—

The Supplemental Retirement Agreements are discussed in further detail in the Compensation Disclosure and Analysis section of this Proxy Statement. The discount rate used to calculate the Present Value of Accumulated Benefit was 7% in accordance with the plan agreement.

Nonqualified Deferred Compensation Table

The following table presents information related to the Executive Savings Plan for the named executive officers during 2009.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
John A. B. Davies, Jr.	—	—		—
Neal A. Petrovich	$20,000	—	$672	—
Lorelle L. Fritsch	—	—	$3,646	—
David Twiddy	—	—		—
Douglas J. Glenn	—	—	$1,580	—
Kevin Pack	—	—		—
Jack W. Gibson	—	—	$4,028	—

The Executive Savings Plan is discussed in further detail in the Compensation Disclosure and Analysis section of this Proxy Statement. Amounts disclosed above in the “Registrant Contributions in Last Fiscal Year” and “Aggregate Earnings in Last Fiscal Year” columns were also included in the “All Other Compensation” column of the Summary Compensation Table above.

Potential Payments upon Termination or Change-in-Control

The table below shows the present value of estimated Company payments pursuant to the employment agreements, equity plans, and other non-qualified plans described above, upon a termination of employment, including the Company gross-up payments for excise tax on the parachute payments upon a change of control, for each of Mr. Davies, Mr. Petrovich, Ms. Fritsch, Mr. Twiddy, Mr. Glenn, Mr. Pack, and Mr.  Gibson.(1) The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. All termination events, except retirement, are assumed to occur on December 31, 2009 and termination upon a change of control is assumed to be involuntary by the Company or its successor. Termination upon retirement is assumed to occur upon the officer’s normal retirement date. Company payments to a terminated executive may be more or less than the amounts contained in the various agreements and plans. In addition, certain amounts currently are vested and, thus, do not represent an increased amount of benefits.

(Dollars in thousands)	Davies	Petrovich	Fritsch	Glenn	Pack	Twiddy	Gibson(2)
Company Payment Upon Change-in-control	2,040,793	245,515	1,704,377	4,948,640	—	8,978,433	—

Retirement
Restricted Stock Plan	—	—	—	—	—	—	—
Employment Agreement	—	—	—	—	—	—	—
Supplemental Retirement Agreement	—	—	—	733,963	—	1,883,557	—
SERP	—	—	455,396	—	—	—	—
Executive Savings Plan	—	—	40,852	—	—	—	—
Total	—	—	496,248	733,963	—	1,883,557	—

Termination of Employment by Executive With Good Reason
Restricted Stock Plan	—	—	—	—	—	—	—
Employment Agreement	—	—	—	—	—	423,388	—
Supplemental Retirement Agreement	—	—	—	—	—	—	—
SERP	—	—	—	—	—	—	—
Executive Savings Plan	—	—	40,852	—	—	—	—
Total	—	—	40,852	—	—	423,388	—

Termination of Employment by Executive Without Good Reason
Restricted Stock Plan	—	—	—	—	—	—	—
Employment Agreement	—	—	—	—	—	—	714,833
Supplemental Retirement Agreement	—	—	—	—	—	—	3,102,064
SERP	—	—	—	—	—	—	—
Director Deferred Comp Plan	—	—	—	—	—	—	26,863
Director Retirement Agreements	—	—	—	—	—	—	225,238
Executive Savings Plan	—	—	40,852	—	—	—	58,330
Total	—	—	40,825	—	—	—	4,127,327

(Dollars in thousands)	Davies	Petrovich	Fritsch	Glenn	Pack	Twiddy	Gibson(2)

Termination of Employment by Bank Without Cause
Restricted Stock Plan	—	—	—	—	—	—	—
Employment Agreement	1,237,553	—	0	398,483	—	423,388	—
Supplemental Retirement Agreement	—	—	—	—	—	—	—
SERP	—	—	—	—	—	—	—
Executive Savings Plan	—	—	40,852	—	—	—	—
Total	1,237,553	—	40,852	398,483	—	423,388	—

Death
Restricted Stock Plan	—	8,650	—	10,380	—	—	—
Employment Agreement	—	—	—	—	—	—	—
Supplemental Retirement Agreement	—	—	—	405,075	—	405,075	—
SERP	—	—	351,179	—	—	—	—
Executive Savings Plan	—	—	40,852	—	—	—	—
Total	—	8,650	392,031	415,455	—	405,075	—

Disability
Restricted Stock Plan	—	8,650	—	10,380	—	—	—
Employment Agreement	—	—	87,500	200,000	—	212,500	—
Supplemental Retirement Agreement	—	—	—	—	—	—	—
SERP	—	—	455,396	—	—	—	—
Executive Savings Plan	—	—	40,852	—	—	—	—
Total	—	8,650	583,748	210,380	—	212,500	—

(1)	The TARP compensation limitations prohibit the Company from making “any payment” to the named executive officers for departure from the Company for any reason, or paying any benefit upon a change-in-control, except for payments for services performed or benefits accrued. In addition, the Company is prohibited, pursuant to section 18(k) of the Federal Deposit Insurance Act and 12 C.F.R. Part 359, from making any severance or indemnification payments to its employees for so long as BOHR or the Company remain in troubled condition pursuant to applicable federal regulations. Both of these limitations exclude payments due to an employee on death or disability. Therefore, even though we have set forth above potential payments that would have been due had a termination of an executive officer occurred as of December 31, 2009, it is likely that the application of the TARP compensation limitations and/or 12 C.F.R. Part 359 would result in a prohibition of all such payments, except to the extent previously accrued pursuant to generally accepted accounting principles or due to death or disability, to a named executive officer if such officer terminated employment during the TARP period or while the restrictions pursuant to 12 C.F.R. Part 359 apply.
(2)	Mr. Gibson terminated employment on May 18, 2009. This is the amount due to Mr. Gibson as of December 31, 2009 under the terms of his Separation Agreement, Supplemental Retirement Agreement, Executive Savings Plan and Director Deferred Compensation Plan subject to any restrictions on payment imposed by Treasury.

Director Compensation Table

The following table shows director compensation paid during 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Jack W. Gibson	14,400	28,450	—	42,850

Henry P. Custis	25,150	—	—	25,150

Richard F. Hall, III	23,475	—	—	23,475

Douglas J. Glenn	21,600	27,800	—	49,400

Scott C. Harvard	15,300	—	—	15,300

Herman A. Hall, III	23,825	6,400	—	30,225

W. Lewis Witt	26,475	—	—	26,475

Bobby L. Ralph	24,725	—	—	24,725

Emil A. Viola	—	26,350	—	26,350

Roland Carroll Smith, Sr.	—	24,600	—	24,600

Robert R. Kinser	24,975	—	—	24,975

Jordan E. Slone	23,700	—	—	23,700

William Brumsey, III	—	39,900	—	39,900

Robert Y. Green, Jr.	—	30,650	—	30,650

Billy G. Roughton	41,300	—	—	41,300

Ollin B. Sykes	37,025	—	—	37,025

Frank T. Williams	—	35,100	—	35,100

Jerry T. Womack	—	37,525	—	37,525

D. Ben Berry	15,200	—	—	15,200

Pat Corbin	—	18,900	—	18,900

Andy Davies	11,850	—	—	11,850

William E. Paulette	16,500	—	—	16,500

During fiscal year 2009, each director of the Company received a director’s fee of $850 per board meeting attended, $250 per committee meeting attended, and $100 per advisory board meeting attended. The Company has a Directors’ Deferred Compensation Agreement through which directors can elect to defer their directors’ fees by using the fees to purchase shares of our stock held in a Rabbi Trust. The directors can also elect to defer their board fees, and we will accrue interest on the deferred fees at an interest rate equal to the highest rate currently being offered on a certificate of deposit at our bank subsidiaries.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s NCHRC was an officer or employee of the Company during 2009. During 2009, none of our executive officers served as a member of the NCHRC of another entity, nor did any of our executive officers serve as a director of another entity whose executive officers served on our NCHRC. There are members of our NCHRC that have outstanding loans with BOHR. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectability or present other unfavorable features. See “Certain Relationships and Related Transactions.”

PROPOSAL NO. 2: NON-BINDING APPROVAL OF EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed ARRA into law. ARRA includes a provision, commonly referred to as “Say-on-Pay,” that requires any recipient of funds in TARP to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the SEC.

In order to comply with ARRA as a recipient of TARP funds, the Board of Directors is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.”

Vote Required

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the Annual Meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast, and therefore, will not affect the determination as to whether the Company’s executive compensation program as disclosed in this Proxy Statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors. The NCHRC may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Company Board Recommends that You Approve the Compensation of the Company’s Executive Officers by Voting “For” Proposal No. 2.

PROPOSAL NO. 3 — TO APPROVE THE ISSUANCE OF UP TO 800,000,000 SHARES OF COMMON STOCK AT

$0.40 PER SHARE UNDER THE INVESTMENT AGREEMENTS, WHICH INCLUDES SHARES FOR AN

EXPECTED AGGREGATE PRIVATE PLACEMENT OF $255 MILLION, A RIGHTS

OFFERING OF UP TO $40 MILLION, AND WARRANTS.

The following description of the terms of the potential private placement transactions and the reasons for contemplating the Investment are included for informational purposes to our common shareholders in connection with this proxy solicitation and do not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company.

The adoption of Proposal No. 3 is conditioned on shareholder approval of Proposal Nos. 4-7, so shareholders who wish to approve Proposal No. 3 should also approve those proposals.

Our Board adopted a resolution recommending that the shareholders approve the issuance of shares of our Common Stock pursuant to the Investment Agreements (i) in which the Investors have collectively committed, subject to the terms of those agreements (A) to purchase Common Stock totaling $255 million and (B) to purchase additional Common Stock totaling up to $40 million in a Rights Offering to the extent such Common Stock is not purchased by existing shareholders (other than the Investors) in such Rights Offering, and (ii) to be reserved in connection with the exercise of the Warrants (the “Investment Proposal”).

Background of the Investment Proposal

Like many financial institutions across the United States, we have been affected by deteriorating economic conditions. The report of our independent registered public accounting firm on our consolidated financial statements, as of and for the year ended December 31, 2009, contains an explanatory paragraph regarding the uncertainty of our ability to continue as a going concern. As of June 30, 2010, Shore Bank was “well-capitalized” and BOHR was “significantly undercapitalized” within the standards of their banking regulators. Under our written agreement with our regulators we are required to raise substantial capital. As a result, we have an immediate need to raise capital.

We have been pursuing strategic alternatives to raise capital and strengthening our balance sheet for more than a year. Following the withdrawal of the Company’s underwritten public offering of Common Stock in August 2009, the Board of Directors has worked closely with management and the Company’s advisors to evaluate potential alternatives for raising additional capital, including possibly selling common or preferred stock in public or private offerings, issuing subordinated debt and/or warrants, disposing of branches or related assets, trading deposits or loans, and considering other strategic alternatives. On May 24, 2010, the Company announced the initial stages of the Investment and Recapitalization Plan and on July 1, 2010, the Company announced that the Investment was fully subscribed. For additional details regarding the background of the Investment and the Company’s Recapitalization Plan, see “Questions and Answers about the Annual Meeting and this Proxy Statement – Why did you send me this Proxy Statement?”

A special committee of the Board of Directors composed of Mr. Corbin, Chairman, Mr. Slone, and Mr. Ralph evaluated and has recommended unanimously to the full Board of Directors the Investment Agreements and the transactions contemplated therein. The full Board of Directors unanimously approved the Investment Agreements and the transactions contemplated therein and recommended that the Company’s shareholders approve the same.

Reasons for the Investment Proposal

As part of the Company’s Recapitalization Plan and pursuant to the Investment Agreements, the Rights Offering and Warrants the Company is required to issue and have available 780,657,686 shares of Common Stock.

The Investment and the other Recapitalization Plan transactions are expected to return the Company and BOHR to significantly above “well-capitalized status” and provide the Company with adequate capital to serve as a source of strength for BOHR and Shore Bank. If the Company is unable to complete its Recapitalization Plan, it would materially and adversely affect the Company’s business, financial results, and prospects and the Company may be unable to continue as a going concern in the future.

Reasons Against the Investment Proposal

The issuance of Common Stock pursuant to the Investment will result in substantial dilution to existing common shareholders and a significant reduction in the percentage interests of the current common stockholders in the voting power and in the future earnings per share of their Common Stock. The sale or resale of these securities could also cause the market price of the Common Stock to decline. For additional information regarding the dilutive effect of the Investment, please see the section of this Proxy Statement entitled “Proposal No. 3—To Approve the Issuance of up to 800,000,000 Shares of Common Stock at $0.40 Per Share under the Investment Agreements and Related Transactions — Pro Forma Financial Information.”

The Board has weighed the reasons for and against the Investment Proposal and has determined that the reasons in favor of the Investment Proposal outweigh the reasons against it.

Reason for Seeking Shareholder Approval

Because our Common Stock is listed on the NASDAQ Global Select Market, we are subject to the NASDAQ’s rules and regulations. NASDAQ Listing Rule 5635(d) requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock.

Under Listing Rule 5635(b), companies are required to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance would result in a “change of control” as defined by NASDAQ. NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% of more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b).

Our proposed issuance of Common Stock to the Investors falls under these rules because the Common Stock issuable will exceed 20% of the voting power and number of shares of Common Stock outstanding before the private placements and qualify as a discounted issuance as the price per share of Common Stock on an as-converted basis is below the book value and could be below the market value per share of our Common Stock at the time of the issuance of these securities.

In addition, Listing Rule 5635(c) requires shareholder approval in connection with an issuance of securities in connection with equity-based compensation of directors. The issuance of stock, or securities convertible into or exercisable for common stock, by a company to its directors or an Affiliated Entity of such person, in a private placement at a price less than market value of the stock is considered a form of “equity compensation” and requires shareholder approval. An Affiliated Entity is any entity where a director of the Company (i) is a partner, executive officer, or controlling shareholder or (ii) would be the beneficial owner or have a pecuniary interest in the securities issued by the Company. Our proposed issuance of Common Stock to the Investors falls under this rule because certain of our directors may be executive officers and/or have a pecuniary interest in the Common Stock granted to the Investors and/or their respective affiliates.

Second Amended and Restated Investment Agreement

On August 11, 2010, the Company, Carlyle and Anchorage entered into the Second Amended and Restated Investment Agreement attached as Appendix D hereto, to purchase Common Stock for $0.40 per share. Pursuant to the Second Amended and Restated Investment Agreement, the amounts to be invested and percentages of Common Stock to be purchased by funds affiliated with each of Carlyle and Anchorage have been revised to $72,982,786 and $66,708,076, respectively, and 23.3% and 21.3%, respectively, of the voting equity of the Company after giving effect to the transactions contemplated by the Second Amended and Restated Investment Agreement, the Amended and Restated CapGen Investment Agreement, the Second Amended and Restated Securities Purchase Agreements and the associated transaction documents (collectively, the “Transaction Documents”), including the Rights Offering referred to below. Under certain circumstances, Carlyle and Anchorage have agreed to purchase, a portion of any shares of Common Stock that are not purchased by existing shareholders.

Following the Closings, Carlyle and Anchorage are each expected to have a beneficial ownership in the Company equal to approximately 24.9% of outstanding Common Stock after giving effect to the contemplated transactions. The Second Amended and Restated Investment Agreement also contemplates that the Company has entered into the other investment agreements described below.

Amended and Restated CapGen Investment Agreement

On August 11, 2010, the Company also entered into the Amended and Restated CapGen Investment Agreement, attached as Appendix E hereto, pursuant to which CapGen has agreed to purchase 111,223,768 shares of Common Stock at $0.40 per share for an aggregate amount of $44,489,507. CapGen has also agreed that it will purchase a portion of any shares of Common Stock that are not purchased by existing shareholders in the Rights Offering described below. All other terms and conditions in the Amended and Restated CapGen Investment Agreement are substantially similar to the terms and conditions contained in the Second Amended and Restated Investment Agreement with the Anchor Investors. CapGen will apply to the Board of Governors of the Federal Reserve System to become a bank holding company with respect to the Company and its bank subsidiaries. As a result CapGen, unlike the other investors, would be permitted to exercise control over the Company.

Second Amended and Restated Securities Purchase Agreements

Pursuant to certain securities purchase agreements, Davidson Kempner agreed to purchase 77,649,538 shares of Common Stock at $0.40 per share for an aggregate amount of $31,059,815, Fir Tree agreed to purchase 77,649,538 shares of Common Stock at $0.40 per share for an aggregate amount of $31,059,815, and C12 agreed to purchase 8,000,000 shares of Common Stock at $0.40 per share for an aggregate amount of $3,200,000. Each of these aforementioned investors has separately entered into Second Amended and Restated Securities Purchase Agreements with the Company, a form of which is attached as Appendix F hereto. Additionally, pursuant to the Amended and Restated Goldman Securities Purchase Agreement, attached hereto as Appendix G, Goldman has agreed to purchase 13,750,000 shares of Common Stock at $0.40 per share for an aggregate amount of $5,500,000. Most material terms and conditions these agreements are substantially similar to the corresponding terms and conditions contained in the Second Amended and Restated Investment Agreement. Under certain circumstances, Davidson Kempner, Fir Tree, C12 and Goldman have each agreed to purchase a portion of any shares of Common Stock that are not purchased by existing shareholders in the Rights Offering.

Certain Terms and Conditions of the Private Placements

Closing Conditions

The consummation of the Investment is subject to a number of conditions, including the receipt of regulatory approvals, receipt of required shareholder approvals, approval of amendments to the Company’s Articles of Incorporation to increase the authorized shares of Common Stock to a number sufficient to allow for such transactions, certain amendments to the terms of the Company’s Series A Preferred and Series B Preferred, the consummation of an offer with Treasury to exchange its Series C Preferred for mandatorily convertible shares of preferred stock (the “TARP Exchange”), which would automatically convert into shares of Common Stock (the “TARP Conversion”), exchange offers with holders of outstanding shares of Series A Preferred and B Preferred pursuant to which each share of Series A Preferred and B Preferred will be exchanged for shares of Common Stock (the “Exchange Offers”), certain changes to the Board of Directors, described herein, continued listing of the Common Stock on NASDAQ, the absence of burdensome regulatory conditions or agreements at closing, and the satisfaction of minimum liquidity and capitalization conditions following completion of the transactions, among other conditions.

Additional conditions to consummation of the Investment include completion of the Exchange Offers and the TARP Conversion. Please see the sections of this Proxy Statement entitled “Proposal No. 4 — Issuance of Common Stock Pursuant to Series A Preferred and Series B Preferred Exchange Offers” and “Proposal No. 5 — Issuance of Common Stock in an Exchange Offer Transaction with the Series C-1 Preferred Shareholder” for more information.

Rights Offering

The Investment Agreements also require that following the First Closing, the Company will commence the Rights Offering providing holders of Common Stock with a non-transferable right to purchase newly issued shares of Common Stock at $0.40 cents per share, the same price paid by the Investors and Treasury (the “Rights”). The holders of Common Stock who will receive the Rights are shareholders who hold common shares immediately before the First Closing, including holders of Series A Preferred and Series B Preferred who tender their Series A Preferred and Series B Preferred in the Exchange Offers, but will not include those holders of Series A Preferred and Series B Preferred who fail to tender prior to the expiration of the Exchange Offers, even if their shares are later converted into Common Stock by the Company. In the aggregate, the Rights Offering will provide for the purchase of between $20 million and $40 million worth of Common Stock, with the amount determined at the Company’s discretion. Neither the Treasury nor the Investors will be issued any Rights in the Rights Offering; however, in the event the Rights Offering is not fully subscribed, the Investors have agreed to purchase those shares of Common Stock not purchased pursuant to the Rights Offering. CapGen has agreed to purchase any unsubscribed shares offered in a Rights Offering of up to $20 million. If the Company makes a Rights Offering in excess of $20 million, unsubscribed shares in excess of such amount will be purchased pro rata by all of the Investors, including CapGen.

Voting Agreement

Simultaneously with the execution of the initial versions of the Investment Agreements, each member of the Board of Directors executed a voting agreement (“Voting Agreement”) which requires each director to vote all shares of stock beneficially owned by such director in favor of all transactions described in the Transaction Documents. Without limiting the foregoing, directors owning Series A Preferred and Series B Preferred have agreed in the Voting Agreement to approve the Series A Preferred and Series B Preferred series designation amendments.

Change-in-control Waiver

All directors and executive officers are required to execute a change-in-control waiver. By executing the waiver each director irrevocably acknowledges and agrees that none of the transactions contemplated by the Transaction Documents constitute a “change-in-control” or “change-of-control” for the purposes of any employment agreement, benefit plans, or other agreements or policies. Prior to the First Closing, the Company is required to amend all benefits plans to clarify that the transactions contemplated by the Transaction Documents do not result in any payment or severance benefit becoming due (or accelerated) to any current or former employee, officer or director of the Company or Company subsidiary.

Changes to the Board of Directors

Upon closing of the Investment, the Board will appoint three new directors, a director designated by Carlyle, a director designated by Anchorage, and a director designated by CapGen (the “Investor Designated Directors”). These Investor Designated Directors will stand for election by the shareholders at the 2011 Annual Meeting. It is expected that upon the First Closing, several of the Board’s incumbent directors may voluntarily resign to bring the Board down to a more efficient size of eleven.

Fees and Warrants

We are paying fees to investment bankers as reflected in the pro forma financial statements for the transaction. Additionally, pursuant to letter agreements with each of Carlyle and Anchorage, attached as Appendix H and Appendix I, respectively, for its work in structuring the transaction, we are paying Carlyle a $3 million cash fee as well as warrants to purchase 7,846,859 shares of Common Stock at $0.40 per share and Anchorage will be issued warrants to purchase 23,540,576 shares of Common Stock at $0.40 per share. Pursuant to a letter agreement with CapGen attached as Appendix J, the Company will issue warrants to CapGen for the purchase of 11,770,288 shares of Common Stock for $0.40 per share (these warrants, collectively with the warrants to be issued to

Carlyle and Anchorage, the “Warrants”).1 Midtown Acquisitions L.P., an affiliate of Davidson Kempner, and the Fir Tree Investors will also receive a fee of $500,000 each. If this Proposal No. 3 is approved, 43,157,723 shares of Common Stock (subject to anti-dilution adjustments set forth in the Warrants as described in Note 1 on page 46 of this Proxy Statement) will be reserved at all times for the purpose of enabling the Company to satisfy its obligations to issue Common Shares upon exercise of the Warrants.

Other Provisions

The Investment Agreements contain representations by the Company and the Investors as well as covenants with respect to the Company’s actions prior to the Closings and the parties’ actions in connection with the transactions. The Investment Agreements also provide for indemnification provisions in favor of the Investors, indemnification provisions in favor of the Company and covenants restricting the Company’s solicitation of acquisition transactions other than the transactions contemplated above.

The Investment Agreements also provide for registration rights pursuant to which the Company will be obligated to register the shares purchased by the Investors under the Securities Act of 1933 in order to permit resales by the Investors following the Closings. A copy of each Investment Agreement is attached hereto as Appendices D-G, respectively.

Pro Forma Financial Information

The following tables contain certain financial information as of June 30, 2010 and for the periods ended June 30, 2010 and December 31, 2009:

•	on an actual basis; and

•

on a pro forma, as adjusted, basis to give effect to the Recapitalization Plan (which includes the Investment, the Exchange Offers (assuming the tender and acceptance of all outstanding shares of Series A Preferred and Series B Preferred, or alternatively, the conversion of any all remaining un-tendered shares of such preferred stock), the TARP Exchange, the TARP Conversion, the Rights Offering and the change in par value (discussed in more detail below).

[1]	Each of the Warrants contain the following identical anti-dilution provisions.

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company pays a stock dividend or subdivides or combines its the outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant shall be proportionately adjusted.

Certain Issuances of Common Shares or Convertible Securities. If the Company shall issues shares of Common Stock or securities exercisable or convertible into shares of Common Stock, other than in Permitted Transactions (as defined below), without consideration or at a consideration or conversion price that is less than the then applicable exercise price, then the exercise price shall be adjusted to equal the consideration per share of Common Stock received by the Company in connection with the issuance and the number of shares issuable upon the exercise of this Warrant immediately prior to the issuance shall be increased to the number obtained by multiplying the initial number by a fraction (A) the numerator of which shall be the exercise price in effect immediately prior to the issuance and the denominator of which shall be the consideration per share of Common Stock received by the Company in connection with the issuance.

For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with an issuance shall be the sum of the net offering price (including the fair market value of any non-cash consideration before deduction of any related expenses payable to third parties) plus the amount, if any, payable upon exercise or conversion. “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets at fair market value, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or convertible securities for cash and (iv) in connection with the exercise of preemptive rights on terms existing as of the issue date.

Other Events. In case the Company makes an extraordinary distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants or effects a pro rata repurchase of Common Stock, or in case of any business combination or reclassification of Common Stock, the warrantholder’s right to receive Shares upon exercise of this Warrant shall be equitably adjusted.

These tables should be read together with our consolidated historical financial statements and Management’s Discussion and Analysis, which appeared in our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, as amended, and June 30, 2010, the applicable portions of which are contained in Appendix P, which is attached hereto.5

Pro Forma Balance Sheet(7)
($ in thousands, except footnotes)

	June 30, 2010 As Reported	Adjustments		June 30, 2010 As Adjusted
Cash and cash equivalent	$326,880	$295,000	(2)	$596,880
		(25,000	)(2)
Securities available for sale	201,679			201,679
Loans	2,251,937			2,251,937
Less: allowance for loan losses	(173,226)			(173,226)

Net loans	2,078,711			2,078,711
Other assets	269,841			269,841

Total assets	$2,877,111	$270,000		$3,147,111

Deposits	2,548,381			2,548,381
Other borrowings	274,566			274,566
Other liabilities	19,917	(3,896	)(3)	16,021

Total liabilities	$2,842,864	(3,896)		$2,838,968

Preferred stock	135,717	(135,717	)(3)	—
Common stock	13,843	(13,621	)(1)	8,347
		7,375	(2)
		750	(3)
Additional paid in capital	165,475	13,621	(1)	474,604
		262,625	(2)
		29,263	(3)
		(5,762	)(4)
		9,382	(5)
Retained earnings	(283,013)	109,600	(3)	(177,033)
		5,762	(4)
		(9,382	)(5)
Other	2,225			2,225

Total shareholders’ equity	34,247	273,896		308,143

Total liabilities and shareholder’s equity	$2,877,111	$270,000		$3,147,111

[5]	The Pro Forma information and the Dilution Table information is calculated using the exact share numbers we expect to be issued pursuant to the Recapitalization Plan.

(1)	Represents the change in the par value of our Common Stock, which will change from $0.625 per share to $0.01 per share.
(2)	Issuance of 737,500,000 shares of Common Stock. Estimated cash fees and expenses associated with the deal are $25,000,000 and are net of the proceeds.
(3)	The following table illustrates the conversion of the preferred shares and associated accrued and unpaid dividends on the Series C Preferred shares.

Title of Security	Carrying Value	Accrued and Unpaid Dividends	Total	Common Shares Issued	Par Value	Additional Paid-in Capital	Difference to Retained Earnings
Series A Preferred	$20,733		$20,733	8,724,750	$87	$3,403	$17,243
Series B Preferred	$39,117		$39,117	14,081,250	$140	$5,492	$33,485
Series C Preferred	$75,867	$3,896	$79,763	52,225,550	$523	$20,368	$58,872

	$135,717	$3,896	$139,613		$750	$29,263	$109,600

The difference between the fair value of Common Stock issued at $.40 per share and the carrying value of the preferred stock plus accrued and unpaid dividends is recorded as income available to common shareholders in the pro forma income statement and a resulting adjustment to retained earnings.

(4)	Treasury warrants:

Old Warrants	$6,050	(Recorded Value)
New Warrants	288	(Fair Value)

	$5762

(5)	The fair value of warrants issued to certain Investors in lieu of cash fees is $9,382 and is recorded as noninterest expense in the pro forma income statements.
(6)	Assumes 20 basis points of earnings on net new cash which is recorded as additional interest income in the pro forma income statements.
(7)	Reflects the Recapitalization Plan transactions, including the maximum possible amount to be received under the Rights Offering, $40 million.
(8)	Reflects the elimination of preferred dividends paid during the period, plus the difference in fair value of warrants issued as described in note (4) and the difference between the fair value of Common Stock issued and the carrying value of Preferred Stock as described in note (3) without inclusion of the accrued and unpaid dividends.

Pro Forma Income Statement(7)
For the year ended December 31, 2009

(in thousands, except per share amounts and footnotes)

	As Reported	Adjustments		Pro Forma
Interest Income	$149,445	$540	(6)	$149,985
Interest Expense	44,294			44,294

Net interest income	105,151	540		105,691
Provision for loan losses	134,223			134,223

Net interest income after provision for loan losses
losses	(29,072)	540		(28,532)
Noninterest income	22,325			22,325
Noninterest expenses	170,795	9,382	(5)	180,177
Income (loss) before provision for income taxes	(177,542)	(8,842)		(186,384)
Income tax expense	23,908			23,908

Net income (loss)	(201,450)	(8,842)		(210,292)

Preferred stock dividends and accretion of discount	8,689	(120,155	)(8)	(111,466)

Net income (loss) available to common shareholders	$(210,139)	$111,313		$(98,826)

Earnings (loss) per share (basic)	$(9.63)			$(0.11)

Earnings (loss) per share (fully diluted)	$(9.63)			$(0.11)

Pro Forma Income Statement(7)
For the 6 months ended June 30, 2010

(in thousands, except per share amounts)

	As Reported	Adjustments		Pro Forma
Interest Income	$64,120	$270	(6)	$64,390
Interest Expense	24,490			24,490

Net interest income	39,630	270		39,900
Provision for loan losses	100,251			100,251

Net interest income after provision for loan losses
losses	(60,621)	270		(60,351)
Noninterest income	10,932			10,932
Noninterest expenses	44,035	9,382	(5)	53,417
Income (loss) before provision for income taxes	(93,724)	(9,112)		(102,836)
Income tax expense	(2,134)			(2,134)

Net income (loss)	(91,590)	(9,112)		(100,702)

Preferred stock dividends and accretion of discount	2,968	(114,264	)(8)	(111,296)

Net income (loss) available to common shareholders	$(94,558)	$105,152		$10,594

Earnings (loss) per share (basic)	$(4.27)			$0.01

Earnings (loss) per share (fully diluted)	$(4.27)			$0.01

Dilution Table (Assuming a $40 Million Rights Offering)

	Number of Shares	Percent of Beneficial Ownership After Stock Issuance
Shares of Common Stock issued and outstanding as of June 30, 2010	22,153,645	2.65%
Shares of Common Stock issuable pursuant to the Investors in the Investment*	637,500,000	76.38%
Shares of Common Stock issuable pursuant to the minimum $20 million Rights Offering	50,000,000	5.99%
Shares of Commons Stock issuable pursuant to an additional $20 million added to the Rights Offering described in the preceding line**	50,000,000	5.99%
Shares of Common Stock issuable pursuant to the Series A and B Preferred Exchange Offers (See Proposal No. 4)	22,806,000	2.74%
Shares of Common Stock issuable pursuant to the Series C Preferred Conversion (See Proposal No. 5)***	52,225,550	6.26%

Total	877,842,881	100.0%

*	Does not include warrants to purchase 43,157,723 shares of Common Stock.
**	This table assumes that no existing common shareholder purchases stock under the Rights Offering and Investors purchase all $40 million shares as a backstop to the Rights Offering.
***	Does not include warrants to purchase 1,325,858 shares of Common Stock.

Vote Required

Provided that a quorum is present, the issuance of shares of our Common Stock in connection with the Investment under the Investment Agreements will be approved if a majority of the votes cast at the meeting vote in favor of the proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

The Board of Directors recommends that shareholders vote “FOR” the Proposed Issuance of Shares of Common Stock Pursuant to the Investment Agreements, the Rights Offering, and exercise of Warrants, provided that (i) not more than 800,000,000 shares of Common Stock may be issued pursuant to the Investment Agreements, the Rights Offering, and exercise of the Warrants, (ii) the maximum aggregate dollar amount of the issuance pursuant to the Investment Agreements, the Rights Offering, and exercise of the Warrants shall be no more than $340,000,000 on a combined basis, (iii) the dollar value per share of Common Stock issued pursuant to the Investment Agreements, the Rights Offering, and exercise of the Warrants will be $0.40, and (iv) the commencement of such Issuance of the Warrants and Shares of Common Stock Pursuant to the Investment Agreements, the Rights Offering, and exercise of the Warrants shall occur not later than the date three months after the date of the approval of the Issuance of the Warrants and Shares of Common Stock Pursuant to the Investment Agreements, the Rights Offering, and exercise of the Warrants Proposal by the shareholders of the Company.

PROPOSAL NO. 4: TO APPROVE THE ISSUANCE OF COMMON STOCK IN EXCHANGE

OFFER TRANSACTIONS WITH SERIES A PREFERRED AND SERIES B PREFERRED

SHAREHOLDERS

The following description of the terms of the potential Exchange Offers and the reasons for contemplating the Exchange Offers are included for informational purposes to our common shareholders in connection with this proxy solicitation and do not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company.

The adoption of Proposal No. 4 is conditioned on shareholder approval of Proposal Nos. 3 and 5-7, so shareholders who wish to approve Proposal No. 4 should also approve those proposals.

Reason For Seeking Shareholder Approval

As part of its Recapitalization Plan, the Company intends to offer its Series A Preferred and Series B Preferred stockholders to exchange their shares for newly issued shares of Common Stock. As contemplated, these Exchange Offers would be made at a fixed 85% discount to the face value of the Series A Preferred and Series B Preferred, or $150 or 375 shares of Common Stock (based on a value of $0.40 per share of Common Stock) for each share of $1,000 Series A Preferred or B Preferred. Depending on the number of holders of Series A Preferred and Series B Preferred who elect to participate, the number of shares of Common Stock issued in the Exchange Offers could exceed twenty percent of our currently outstanding common shares and the exchange value of our Common Stock issued thereunder ($0.40 per common share) is less than the current book and/or market value of our Common Stock. Under such circumstances, NASDAQ Marketplace Rules 5635(b) and (d) require us to seek shareholder approval of these transactions. If the Exchange Offers described below are approved by the shareholders (the “Preferred Exchange Proposal”), the Company may commence the Exchange Offers within 90 days without further shareholder approval. Because certain directors and executive officers are receiving shares and compensation in connection with the Exchange Offers, we are also asking our Shareholders to approve the Exchange Offers in accordance with the requirements of Listing Rule 5635(c) as described on page 48.

The Proposed Exchange Offers

Each share of Series A Preferred and Series B Preferred has a face value and liquidation preference of $1,000 per share (“Liquidation Value”). The Company will issue 375 shares of Common Stock, having a value of $150, for each share of Series A Preferred and Series B Preferred that may be tendered for exchange. These valuations equal 15% of each share’s Liquidation Value. The dollar value per share of Common Stock used in determining the Exchange Ratio is $0.40 per share. No fractional shares of Common Stock shall be issued upon exchange of any shares of the Series A Preferred or Series B Preferred. Instead, any fractional share of Common Stock that would otherwise be issuable upon exchange shall be rounded up to one whole common share. This discount to face value was determined by a valuation approved by the Board of Directors. The number of shares of Common Stock issued for each preferred share is known as the “Exchange Ratio.” The maximum number of shares of Common Stock that would be approved for issuance in both potential Exchange Offers is 25,000,000 shares (the “Maximum Amount”). The actual number of shares of Common Stock expected to be issued in the Exchange Offers is 22,806,000.

As of June 30, 2010, there were 22,153,645 outstanding shares of Common Stock, and the following shares of Common Stock were reserved for issuance: 1,319,608 shares issuable upon exercise of options that were granted under our stock option plans with a weighted-average exercise price of $12.68, 765,535 shares registered for issuance under our employee benefit plans, 1,799,657 shares reserved for issuance under our Dividend Reinvestment and Optional Cash Purchase Plan and 1,325,858 shares issuable upon the exercise of a warrant held by Treasury.

Generally, under published NASDAQ interpretative guidance, blanket authorizations by the shareholders for purposes of NASDAQ Marketplace Rule 5635 will be effective only if limited to transactions which are completed within three months of the approval. The three month requirement only applies to the initial issuance of the shares of Common Stock or other securities exercisable for or convertible into Common Stock. NASDAQ interpretative guidance also requires us to include a maximum potential amount to be issued in shareholder proposals such as this one. As described above, the Exchange Ratio was determined by a special committee of the Board of Directors and approved by the Board of Directors. However, for purposes of shareholder approval for the Preferred Exchange Proposal, the Board has set the Maximum Amount for Common Stock issuances in the Exchange Offers at 25,000,000 shares.

Principal Effects on Outstanding Common Shares

The issuance of common shares in the Exchange Offers will have no effect on the current rights of shareholders of the Company’s common shares under Virginia law, including without limitation, voting rights, rights to dividend payments and rights upon liquidation. Holders of our Common Stock are not entitled to preemptive rights with respect to any share that may be issued in the Exchange Offers.

Reasons for the Exchange Offers

As part of its Recapitalization Plan and pursuant to the Investment Agreements, the Company is required to complete the Exchange Offers. Participation by holders of Series A Preferred and Series B Preferred in the Exchange Offers will also have the effect of increasing tangible common equity, which we believe will positively influence the long-term market value of our Common Stock.

Moreover, if the Company is unable to complete its Recapitalization Plan, it would materially and adversely affect the Company’s business, financial results, and prospects and the Company’s ability to continue as a going concern in the future will be impaired. There can be no guarantee how many holders of Series A Preferred and Series B Preferred will tender their shares in the Exchange Offers.

Reasons against the Exchange Offers

Depending on the level of participation by preferred holders in the Exchange Offers, the issuance of Common Stock could result in substantial dilution to existing common shareholders before the exchange, and current common shareholders before the exchange would own a smaller percentage of the outstanding Common Stock. For additional information regarding the dilutive effect of the Exchange Offers, see “Proposal No. 3 — To Approve the Issuance of up to 800,000,000 Shares of Common Stock at $0.40 Per Share under the Investment Agreements and Related Transactions — Pro Forma Financial Information.”

The issuance of these additional shares of Common Stock could cause a significant reduction in the percentage interests of Common shareholders before the exchange in the voting power and in its future earnings per share of Common Stock. This effect could be offset in whole or in part by the fact that the holders of Series A Preferred and Series B Preferred would be converting their holdings to Common Stock at Exchange Ratios significantly below the face value of the Series A Preferred and Series B Preferred and eliminating their dividend and liquidation preference. The shares of Common Stock exchanged for the Series A Preferred and Series B Preferred will also be freely tradable for holders that are not affiliates of the Company, and tradable in accordance with SEC Rule 144 for those who are. The sale or resale of these securities could also cause the market price of the Common Stock to decline.

The Exchange Offers may also increase the voting power of the Company’s insiders. If all of the holders of Series A Preferred and Series B Preferred who are officers and directors tender their shares, their holdings of Common Stock could significantly increase. As disclosed on page 17, as of May, 24, 2010, the Company’s officers and directors beneficially owned approximately 15.43% of the issued and outstanding shares of the Company’s Common Stock. If the Maximum Amount of common shares were to be issued in the Exchange Offers, the Company’s officers and directors could beneficially own up to approximately 0.71% more of the Company’s Common Stock after completion of such transactions, assuming a 100% level of participation by all preferred holders.

The Board has weighed the reasons for and against the Preferred Exchange Proposal and has determined that the reasons in favor of the Preferred Exchange Proposal outweigh the reasons against it.

Effects of Failure to Approve the Preferred Exchange Proposal

If our shareholders do not approve this proposal, the Company would not be able to complete its Recapitalization Plan and may be unable to continue as a going concern in the future.

Differences between the Common Stock and Series A Preferred and Series B Preferred

The material differences between the rights of holders of Series A Preferred and Series B Preferred and the rights of holders of shares of Common Stock that are expected to be issued, if the Preferred Exchange Proposal is adopted and the Exchange Offers are completed, are described below. This section does not include a complete description of all differences between the rights of the holders of these respective securities, nor does it include a complete description of their specific rights.

Dividend Rights

Series A and B Preferred Stock	Common Stock

Holders of shares of Series A Preferred and Series B Preferred are entitled to receive cash dividends at an annual rate of 8.75%, and 12.00%, respectively, subject to declaration by the Board of Directors, at its sole discretion, from funds legally available for the payment of dividends. Dividends on the Series A Preferred and Series B Preferred are not cumulative on a year-to-year basis.	Holders of shares of Common Stock are entitled to receive dividends only if declared by the Board of Directors, out of funds legally available therefor. No dividend will be declared or paid during any calendar year on the Common Stock unless and until there has been paid in full (or set apart for purposes of such payment) to the holders of the Series A Preferred, Series B Preferred and Series C Preferred or any other series of preferred stock, at least a pro rata portion of the stated annual dividend on such shares of preferred stock for that calendar year, at their respective rates, through the date on which the Company proposes to pay the cash dividend on the Common Stock.

Conversion Rights

Series A and B Preferred Stock	Common Stock

None.	None.

Sinking Fund Provisions

Series A and B Preferred Stock	Common Stock

None.	None.

Redemption Provision

Series A and B Preferred Stock	Common Stock

The Company has the right and option to redeem all or a portion of the outstanding shares of the Series A Preferred and Series B Preferred at the rate of $1,000.00 for each such share.	All of issued and outstanding shares of Common Stock are non-assessable and non-callable.

Ranking/Liquidation Preference

Series A and B Preferred Stock	Common Stock

In the event of liquidation, dissolution or winding up of the Company, the holders of Series A Preferred and Series B Preferred are entitled to be paid first, out of the assets of the Company available for distribution to holders of capital stock of all classes (whether such assets are capital, surplus or earnings), an amount equal to $1,000.00 per share, plus the amount of any dividend on such share which has been declared by the Board of Directors:

•     before any distribution or payment is made to any common shareholders or holders of any other class or series of capital stock of the Company designated to be junior to the Series A Preferred and Series B Preferred;

•     The liquidation rights of holders of each series of preferred stock are subject to the liquidation rights of each other series, which rank pari passu; and

•     subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on parity with, the Series A Preferred and Series B Preferred.

After payment in full of the liquidation preference to the holders of each series, holders of Series A Preferred and Series B Preferred will have no right or claim to any of the remaining available assets.

In the event of liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities, including the payments on the Company’s Series A Preferred, Series B Preferred and Series C Preferred.

Voting Rights

Series A and B Preferred Stock	Common Stock

Shares of Series A Preferred and Series B Preferred are non-voting shares, and such holders have no right to vote on matters submitted to a vote of the Company’s shareholders except to the extent such voting rights are required by applicable law.	Each holder of shares of Common Stock is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.

Liability for Further Calls or Assessment

Series A and B Preferred Stock	Common Stock

Each share of Series A Preferred and Series B Preferred is fully paid and non-assessable and has no liability to us for further calls or assessments.	Each share of Common Stock is fully paid and non-assessable and has no liability to us for further calls or assessments.

Transfer Restrictions
Series A and B Preferred Stock	Common Stock

None.	None.

Pro Forma Financial Information

See “Proposal No. 3 — To Approve the Issuance of up to 800,000,000 Shares of Common Stock at $0.40 Per Share under the Investment Agreements and Related Transactions — Pro Forma Financial Information.”

Dissenters’ Rights

Pursuant to the Virginia Stock Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the Preferred Exchange Proposal.

Required Vote

Provided that a quorum is present, the Preferred Exchange Proposal will be approved if a majority of the votes cast at the meeting vote in favor of the proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

The Board of Directors recommends that shareholders vote “FOR” the Preferred Exchange Proposal to authorize the Company to issue shares of Common Stock in the Exchange Offers for shares of Series A Preferred and Series B Preferred upon such terms as the Board of Directors shall deem to be in the best interests of the Company, provided that (i) not more than 25,000,000 shares of Common Stock may be issued in the Exchange Offers, (ii) the maximum aggregate dollar amount of the Exchange Offers shall be no more than $10,000,000 on a combined basis, (iii) the Company will issue Common Stock having a dollar value per each tendered share of Series A Preferred and Series B Preferred equal to $150, (iv) the dollar value per share of Common Stock issued in the Exchange Offers will be $0.40, and (v) the commencement of such Exchange Offers shall occur not later than the date three months after the date of the approval of the Preferred Exchange Proposal by the shareholders of the Company.

PROPOSAL NO. 5: TO APPROVE THE ISSUANCE OF COMMON STOCK IN AN

EXCHANGE OFFER TRANSACTION WITH THE SERIES C-1 PREFERRED SHAREHOLDER

The following description of the terms of the potential TARP Exchange, TARP Conversion and the reasons for contemplating the TARP Conversion are included for informational purposes to our common shareholders in connection with this proxy solicitation and do not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company.

The adoption of Proposal No. 5 is conditioned on shareholder approval of Proposal Nos. 3, 4, 6, and 7, so shareholders who wish to approve Proposal No. 5 should also approve those proposals.

Proposal No. 5 authorizes an issuance of up to 56,000,000 shares of our Common Stock, but we expect to issue exactly 52,225,550 shares of our Common Stock based on a conversion price of $0.40 per share (subject to certain anti-dilution adjustments) upon conversion of 80,347 shares of Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C-1 (the “Series C-1 Preferred”) to be issued to Treasury and the issuance of an amended ten-year warrant to Treasury to purchase up to 1,325,858 shares of Common Stock at an exercise price of $0.40 per share (the “Amended TARP Warrant”) pursuant to the Exchange Agreement, dated as of August 11, 2010 (the “Exchange Agreement”), between the Company and Treasury (the “TARP Conversion Proposal”). Pursuant to the NASDAQ rules, if the TARP Conversion described below is approved by the shareholders, the Company may commence the TARP Conversion within 90 days without further shareholder approval.

Background of the TARP Conversion

On December 31, 2008, we entered into an agreement with the Treasury pursuant to which the Treasury invested approximately $80,347,000 in our Series C Preferred under the Treasury’s Troubled Assets Relief Program Capital Purchase Program. Under the agreement, we issued and sold to Treasury, (1) 80,347 shares of our Series C Preferred, and (2) a warrant to purchase 1,325,858 shares of our Common Stock at an exercise price of $9.09 per share. The warrant is immediately exercisable and has a 10-year term. The exercise price and number of shares subject to the warrant are both subject to anti-dilution adjustments.

The shares of Series C Preferred qualify as Tier 1 regulatory capital and pay cumulative dividends quarterly at a rate of 5% per annum for the first five years, and 9% per annum thereafter. As of the date of this Proxy Statement, the Company has deferred three cumulative dividend payments on its Series C Preferred, beginning with the November 15, 2009 dividend payment.

The shares of Series C Preferred are non-voting, other than class voting rights on certain matters that could adversely affect the shares of Series C Preferred. If dividends on the shares of Series C Preferred have not been paid for an aggregate of six quarterly divided periods or more, whether consecutive or not, the number of our authorized number of directors will be automatically increased by two and the holders of the Series C Preferred, voting together with holders of any then outstanding voting stock ranking equally with the Series C Preferred, will have the right to elect those directors at our next annual meeting of stockholders or at a special meeting of stockholders called for that purpose. These preferred share directors are subject to election annually. These additional directors shall exist until all accumulated but unpaid dividends on the Series C Preferred have been paid.

The Exchange Agreement

In connection with the TARP Exchange, the Company has executed the Exchange Agreement with Treasury providing for (i) the exchange of the 80,347 shares of the Series C Preferred for 80,347 shares of a newly-created Series C-1 Preferred with a liquidation preference of $1,000, (ii) the conversion of the Series C-1 Preferred at a discounted conversion value of $260 per share into 52,225,550 shares of Common Stock at a conversion price of $0.40 per share; and (iii) the amendment of the terms of the warrant currently held by Treasury to provide for the purchase of up to 1,325,858 shares of Common Stock at an exercise price of $0.40 per share for a ten-year term following the issuance of the Amended TARP Warrant. As a result, all stock held by the Treasury will be Tier 1 capital at all times for regulatory purposes as a result of its immediate mandatory conversion into Common Stock. A copy of the Exchange Agreement and form of Amended TARP Warrant are attached hereto as Appendix M and Appendix O respectively.

Reason for Seeking Shareholder Approval

Because our Common Stock is listed on the NASDAQ Global Select Market, we are subject to the NASDAQ Stock Market Rules. NASDAQ Stock Market Rule 5635 requires shareholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock.

The 52,225,550 shares of Common Stock issuable upon conversion of the Series C-1 Preferred and the 1,325,858 shares of Common Stock issuable pursuant to the Amended TARP Warrant will likely exceed 19.99% of the number of shares of our Common Stock and voting power outstanding prior to the transaction. The $0.40 per share conversion and amended warrant exercise price is expected to be less than the book value and market price per share of our Common Stock at the time of the TARP Conversion. Therefore, shareholder approval of the TARP Conversion (but not the TARP Exchange) and Amended TARP Warrant is required pursuant to NASDAQ Stock Market Rule 5635. Under the NASDAQ rules, if the TARP Conversion and Amended TARP Warrant are approved by the shareholders, the Company may commence the TARP Conversion and issue the Amended TARP Warrant within 90 days without further shareholder approval.

Potential Consequences if the TARP Conversion Proposal is Approved

Upon (i) receipt of the shareholder approval for Proposal No. 5, (ii) the Company closing one or more transactions in which investors have collectively provided a minimum aggregate amount of $235 million in gross cash proceeds in exchange for Common Stock, and (iii) the receipt of certain regulatory approvals, if applicable, the Company will cause each share of Series C-1 Preferred to be automatically converted into shares of Common Stock. Each outstanding share of $1,000 liquidation preference Series C-1 Preferred will automatically be converted into 650 shares or $260 of Common Stock (based on a valuation of $0.40 per share of Common Stock). As a result, all stock held by the Treasury will be Tier 1 capital at all times for regulatory purposes as a result of its immediate mandatory conversion into Common Stock.

If shareholder approval is received, the rights and privileges associated with the Common Stock issued upon conversion of the Series C-1 Preferred will be identical to the rights and privileges associated with the Common Stock held by our existing common shareholders, including voting rights.

Reasons for TARP Conversion

Elimination of Dividend and Liquidation Rights.

If shareholder approval is received, all shares of Series C-1 Preferred will be cancelled. Shares of Series C Preferred will have been cancelled upon the consummation of the TARP Exchange. As a result, approval of the conversion of Series C-1 Preferred will result in the elimination of the dividend rights and liquidation preference existing in favor of the Series C-1 Preferred.

Improved Balance Sheet and Regulatory Capital Level.

We expect to receive aggregate gross proceeds of approximately $255 million from the Investment, which will strengthen our balance sheet and regulatory capital levels. Upon conversion of the Series C-1 Preferred to Common Stock, our tangible common equity will be further strengthened.

Reasons Against TARP Conversion

We will issue, through the conversion of the Series C-1 Preferred, 52,225,550 shares of Common Stock. As a result, we expect there to be a dilutive effect on both the earnings per share of our Common Stock and the book value per share of our Common Stock. In addition, our existing common shareholders will incur substantial dilution to their voting interests and will own a smaller percentage of our outstanding capital stock. For additional information regarding the dilutive effect of the conversion of the Series C-1 Preferred, please see the section of this Proxy Statement entitled “Proposal No. 3 — To

Approve the Issuance of up to 800,000,000 Shares of Common Stock at $0.40 Per Share under the Investment Agreements and Related Transactions — Pro Forma Financial Information” above.

The Board has weighed the reasons for and against the TARP Conversion Proposal and has determined that the reasons in favor of the TARP Conversion Proposal outweigh the reasons against it.

Potential Consequences if Proposal No. 5 to Convert the Series C Preferred Stock is Not Approved

Series C-1 Preferred Remains Outstanding.

Unless shareholder approval is received the Series C-1 Preferred will remain outstanding in accordance with its terms.

Continuing Dividend Payments.

If shareholder approval is not obtained, the shares of Series C-1 Preferred will remain outstanding and, for so long as such shares remain outstanding, we will be required to pay substantial dividends on the Series C-1 Preferred, on a cumulative basis, at the rate of 5% per annum during the period from the original issue date of the Series C-1 Preferred to, but excluding, the first day of the dividend period commencing on or after December 31, 2013, and 9% per annum from and after the first day of the first dividend period commencing on or after December 31, 2013.

Restriction on Payment of Dividends.

For as long as the Series C-1 Preferred remains outstanding, if dividends payable on all outstanding shares of the Series C-1 Preferred have not been declared and paid, or declared and funds set aside therefor, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase, or acquire any of our junior or parity securities.

Liquidation Preference.

For as long as the Series C-1 Preferred remains outstanding, it will retain a senior liquidation preference over shares of our Common Stock in connection with any liquidation of us and, accordingly, no payments will be made to holders of our Common Stock upon any liquidation of us unless the full liquidation preference on the Series C-1 Preferred is paid.

No Appraisal Rights

Under Virginia law and our Articles of Incorporation, holders of Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the TARP Conversion.

Differences between the Common Stock and Series C-1 Preferred

The following briefly summarizes the material differences between the rights of holders of the Series C-1 Preferred (the only holder is expected to be the Treasury) as currently in effect and of holders of our Common Stock to be issued in the proposed TARP Conversion.

Dividend Rights
Series C-1 Preferred	Common Stock

Holders of the Series C-1 Preferred are entitled to receive cumulative cash dividends, payable quarterly at a rate per annum of 5% per share on a liquidation preference of $1,000 per share from the date of issuance to the fifth anniversary of the date of issuance. From and after the fifth anniversary of the date of issuance, holders of the Series C-1 Preferred are entitled to receive cumulative cash dividends, payable quarterly at a rate per annum of 9% per share on a liquidation preference of $1,000 per share. If we determine not to pay any dividend or a full dividend with respect to the Series C-1 Preferred, dividends will continue to accrue. So long as any shares of Series C-1 Preferred remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever may be paid or declared on our Common Stock or other junior stock, other than a dividend payable solely in Common Stock. The Company also may not purchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other junior stock unless is has paid in full all accrued dividends on the Series C-1 Preferred for all prior dividend periods.	Holders of shares of Common Stock are entitled to receive dividends only if declared by the Board of Directors, out of funds legally available therefor. No dividend will be declared or paid during any calendar year on the Common Stock unless and until there has been paid in full (or set apart for purposes of such payment) to the holders of the Series A Preferred, Series B Preferred and Series C-1 Preferred or any other series of preferred stock, at least a pro rata portion of the stated annual dividend on such shares of preferred stock for that calendar year, at their respective rates, through the date on which the Company proposes to pay the cash dividend on the Common Stock.

Conversion Rights
Series C-1 Preferred	Common Stock

Series C-1 Preferred will convert into 650 shares or $260 of Common Stock (based on a valuation of $0.40 per share of Common Stock).[6] Holders of the Series C-1 Preferred shall have the right to effect a conversion of all or any portion of the Series C-1 Preferred (but in no event less than one share of the Series C-1 Preferred); provided, however, that holders of Series C-1 Preferred shall not be entitled to convert shares of Series C-1 Preferred until the converting holder has first received applicable regulatory approvals. The Company also has the right to effect a conversion of the Series C-1 Preferred upon the satisfaction of the conditions of early conversion referenced in the Certificate of Designations for the Series C-1 Preferred. The Company will exercise this right upon the satisfaction of those conditions. In the event that no early conversion is effected by either the holders of the Series C-1 Preferred or the Company, the Series C-1 Preferred will be subject to mandatory conversion on the seventh anniversary of the original issue date.	None.

[6]

The Conversion Price and the Conversion Rate shall be subject to the following anti-dilution adjustments according to the series designation for the Series C-1 Preferred, attached as Appendix N hereto.

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company pays a stock dividend, subdivides or combines the outstanding shares of Common Stock, the Conversion Price then in effect shall be adjusted to the number obtained by multiplying the Conversion Price then in effect by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding prior to giving effect to such event, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after.

Issuance of Common Stock upon Other Preferred Stock Conversion. Until the Treasury no longer holds the Series C-1 Preferred, if our other Preferred Stock is converted into Common Stock at a valuation that is greater than that described in the Exchange Offers, then the consideration received by the Company in such conversion shall be deemed to equal 15% of the original principal amount of such Preferred Stock divided by the number of shares of Common Stock issued by the Company in the conversion. After taking into account this adjustment, if the conversion is deemed to occur at consideration that is less than the Conversion Price then in effect, then the Conversion Price shall be decreased by multiplying such Conversion Price by a fraction with a numerator equal to the sum of shares of Common Stock outstanding immediately prior to the conversion and the additional shares which the aggregate consideration deemed received in the conversion would purchase at the Conversion Price then in effect, and a denominator equal to the sum of shares of Common Stock outstanding immediately prior to the conversion and the number of shares issued in the conversion.

Issuances of Common Stock upon an Equity Raise. Until the Treasury no longer holds the Series C-1 Preferred, if the Company issues shares of Common Stock or securities exercisable or convertible into shares of Common Stock to investors pursuant to the Recapitalization Plan without consideration or at a consideration that is less than the Conversion Price then in effect, then the Conversion Price shall be decreased by multiplying such Conversion Price by a fraction with a numerator equal to the sum of the shares of Common Stock outstanding immediately prior to the issuance and the additional shares which the aggregate consideration under the issuance would purchase at the Conversion Price then in effect and with a denominator equal to the sum of the shares of Common Stock outstanding immediately prior to the issuance and shares of Common Stock issued to the investors in connection with the issuance.

Sinking Fund Provisions
Series C-1 Preferred	Common Stock

None.	None.

For purposes of the foregoing, the aggregate consideration in such an issuance shall equal to the sum of the net offering price (including the fair market value of any non-cash consideration and before deduction of any related fees or expenses payable to third parties) plus the amount, if any, payable upon exercise or conversion of any such securities into shares of Common Stock.

Other Issuances. Until the Treasury no longer holds the Series C-1 Preferred, if the Company issues shares of Common Stock or convertible securities (other than pursuant to the Recapitalization Plan or pursuant to certain permitted transaction) without consideration or at a consideration less than the Conversion Price then in effect, then the Conversion Price then in effect shall be decreased by multiplying such Conversion Price by a fraction with a numerator equal to the sum of shares of Common Stock outstanding immediately prior to the issuance and the additional shares which the aggregate consideration receivable in the issuance would purchase at the Conversion Price then in effect and with a the denominator equal to the sum of the shares of Common Stock outstanding immediately prior to the issuance and the shares of issued in connection with the issuance.

For purposes of the foregoing, the aggregate consideration in such an issuance shall equal the net offering price (including the fair market value of any non-cash consideration and after deduction of any related expenses payable to third parties) of such securities plus the amount, if any, payable upon exercise or conversion of any convertible securities. Permitted transactions includes issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets at fair market value, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or convertible securities for cash and (iv) in connection with the exercise of preemptive rights on terms existing as of the issue date.

Other Events. In case the Company makes an extraordinary distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants or effects a pro rata repurchase of Common Stock, or in case of any business combination or reclassification of Common Stock, the Conversion Price in effect prior to such record date shall be equitably adjusted.

Redemption Provision

Series C-1 Preferred	Common Stock

The Company has the right and option to redeem all or a portion of the outstanding shares of the Series C-1 Preferred at an amount equal to the sum of (i) (A) $1,000.00 per share or (B) if redeemed on or after the first dividend payment date falling on or after the second anniversary of the original issue date of the Series C-1 Preferred, the greater of (1) $1,000.00 per share and (2) the product of the conversion rate and the average of the market prices per share of Common Stock over the 20 consecutive trading day period beginning on the trading day after the notice of redemption is given and (ii) any accrued and unpaid dividends to, but excluding, the date fixed for redemption, regardless of whether any dividends are actually declared; provided that the aggregate redemption price of the Series C-1 Preferred redeemed may not exceed an amount equal to the sum of (x) any aggregate gross proceeds of not less than the minimum amount received by the Company from one or more Common Stock offerings and (y) any net increase to the Company’s retained earnings after the original issue date of the Series C-1 Preferred above the Company’s retained earnings reflected in its most recent publicly available balance sheet on or prior to the original issue date of the Series C-1 Preferred; provided further that the minimum number of shares of Series C-1 Preferred redeemed by the Company shall be at least equal to the lesser of (x) all shares of Series C-1 Preferred then outstanding and (y) 25% of the number of shares of Series C-1 Preferred issued on the original issue date.	All of issued and outstanding shares of Common Stock are non-assessable and non-callable.
Ranking/Liquidation Preference
Series C-1 Preferred	Common Stock

The Series C-1 Preferred ranks senior to our Common Stock and all other equity securities designated as ranking junior to the Series C-1 Preferred; and at least equally with all other equity securities designated as ranking on a parity with the Series C-1 Preferred with respect to dividend rights and rights upon our liquidation, dissolution and winding up.	In the event of liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities, including the payments on the Company’s Series A Preferred, Series B Preferred and Series C-1 Preferred.

Voting Rights
Series C-1 Preferred	Common Stock

The Series C-1 Preferred is non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Series C-1 Preferred, (ii) any amendment to the rights of the Series C-1 Preferred, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Series C-1 Preferred. Additionally, if dividends on the Series C-1 Preferred are not paid in full for six dividend periods, whether or not consecutive, the Series C-1 Preferred will have the right to elect two directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.	Each holder of shares of Common Stock is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.
Liability for Further Calls or Assessment
Series C-1 Preferred	Common Stock

Each share of Series C-1 Preferred is fully paid and non-assessable and has no liability to us for further calls or assessments.	Each share of Common Stock is fully paid and non-assessable and has no liability to us for further calls or assessments.
Transfer Restrictions
Series C-1 Preferred	Common Stock

None.	None.

With the exception of the provisions relating to the conversion of the Series C-1 Preferred into shares of Common Stock, the terms of the Series C-1 Preferred are substantially similar to the terms of the Series C Preferred Stock to be exchanged.

Pro Forma Financial Information

See “Proposal No. 3 — To Approve the Issuance of up to 800,000,000 Shares of Common Stock at $0.40 Per Share under the Investment Agreements and Related Transactions — Pro Forma Financial Information.”

Vote Required

Provided that a quorum is present, this Proposal No. 5 will be approved if a majority of votes cast at the meeting vote in favor of the proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

The Board of Directors recommends that shareholders vote “FOR” the amendments to the Warrant issued to Treasury and the TARP Conversion to authorize the Company to issue shares of Common Stock in the conversion of shares of Series C-1 Preferred to be issued to Treasury, provided that (i) not more than 60,000,000 shares of Common Stock may be issued in the TARP Conversion, (ii) the maximum aggregate dollar amount of the shares issued in the TARP Conversion shall be no more than $24,000,000 (iii) the Company will issue 650 shares of Common Stock (valued at $0.40 per share) for each share of $1,000 Series C-1 Preferred (valued at $260 per share), and (iv) the commencement of such TARP Conversion is expected to occur at the First Closing and shall occur not later than the date three months after the date of the approval of the TARP Conversion Proposal by the shareholders of the Company.

PROPOSAL NO. 6: AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO

1,000,000,000

The adoption of Proposal No. 6 is conditioned on shareholder approval of Proposal Nos. 3-5, and 7, so shareholders who wish to approve Proposal No. 6 should also approve those proposals.

Introduction

On May 23, 2010, our Board of Directors authorized and approved amending our Articles of Incorporation (the “Amendment”) to increase the number of shares of Common Stock that we are authorized to issue from 100,000,000 to 1,000,000,000 (the “Share Increase Proposal”). The Amendment is subject to approval by our shareholders. Our Board of Directors has recommended that our shareholders approve the Amendment and, therefore, we are asking shareholders to approve this Share Increase Proposal at the Annual Meeting.

The complete text of the Amendment is attached hereto as Appendix A. If the Share Increase Proposal is approved by the shareholders, the Amendment will become effective upon filing with the Virginia State Corporation Commission, which we expect to occur promptly after the Annual Meeting or any adjournment thereof. The text of the Amendment may vary, however, for such changes that are consistent with this proposal that we may deem necessary or appropriate.

Why We are Seeking Shareholder Approval

Pursuant to the laws of our jurisdiction of incorporation, Virginia, our Board of Directors must approve any amendment to our Articles of Incorporation and submit such amendment to shareholders for their approval. The affirmative vote of a majority of the outstanding shares of our Common Stock is required to approve the Share Increase Proposal under our Amended and Restated Articles of Incorporation, as amended.

In light of the continuing financial pressures, the Board of Directors believes the Company needs additional flexibility to raise and restructure capital, which the Share Increase Proposal would provide and this proposal must be adopted in order for the Company to complete its Recapitalization Plan.

We, therefore, believe it is necessary and in the best interests of our shareholders to take steps to authorize a sufficient number of additional shares, primarily for issuance in the Recapitalization Plan (including the Investment, the Exchange Offers, the TARP Conversion, the Rights Offering and the Reverse Stock Split, as discussed below), with any additional remaining shares available for use in a Rights Offering and additional capital raising transactions or other corporate purposes.

The additional authorized shares of Common Stock may also be available from time to time for other corporate purposes, including stock dividends, other stock splits and other distributions, and in connection with equity-based benefit plans.

As of the date of this Proxy Statement, other than as disclosed herein, we do not have any commitments to issue additional shares of Common Stock, other than upon the exercise of outstanding stock options and future issuances under our compensation plans to the extent deemed appropriate by the NCHRC of our Board of Directors.

Authorized but unissued shares of our Common Stock may be issued from time to time upon the authorization by our Board of Directors, at such times, to such persons and for such consideration as the Board of Directors may determine in its discretion and generally without further approval by shareholders, except as may be required for a particular transaction by applicable law, regulation or stock exchange rule.

Capital Stock of the Company

Currently, our Articles of Incorporation authorize the issuance of up to 100,000,000 shares of our Common Stock and 1,000,000 shares of preferred stock. In accordance with Virginia law, the Articles of Incorporation, Bylaws and the NASDAQ Global Select Market rules, we have fixed August 9, 2010 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, you are only entitled to notice of, and to vote at, the Annual Meeting if you were a record holder of Common Stock at the close of business on the record date. At that time, 22,153,445 shares of Common Stock were outstanding, held by 4,871 holders of record.

If this proposal is approved by our shareholders, we will be authorized to issue up to 1,000,000,000 shares of Common Stock. The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding. There are no preemption rights related to the Common Stock.

Description of Securities to be Issued (other than Common Stock)

Series C-1 Preferred

Designation

In connection with the Exchange Agreement dated August 11, 2010 (the “Original Issue Date”), by and between the Company and Treasury, the Company will establish the Series C-1 Preferred, which will be convertible into Common Stock.

Dividends

Holders of shares of Series C-1 Preferred are entitled to receive if, as and when declared by our Board of Directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000.00 per share of Series C-1 Preferred with respect to each dividend period from the Original Issue Date to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series C-1 Preferred are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000.00 per share of Series C-1 Preferred with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with November 15, 2010. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series C-1 Preferred are payable to holders of record of shares of Series C-1 Preferred on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the Board of Directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series C-1 Preferred, we must provide written notice to the holders of shares of Series C-1 Preferred prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

Priority of Dividends and Payments Upon Liquidation

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series C-1 Preferred will rank:

•	senior to our Common Stock and all other new issuances of equity securities designated as ranking junior to the Series C-1 Preferred; and

•

at least equally with all other equity securities designated as ranking on a parity with the Series C-1 Preferred, or parity stock, including shares of our Series A Preferred and Series B Preferred, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

So long as any shares of Series C-1 Preferred remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, we may not pay or declare any dividends on our Common Stock or other junior stock, other than a dividend payable solely in Common Stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our Common Stock or other junior stock unless we have paid in full all accrued dividends on the Series C-1 Preferred for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our Common Stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases or other acquisitions by any of our broker-dealer subsidiaries for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not us or a subsidiary of us, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before the Original Issue Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefore, on the Series C-1 Preferred and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series C-1 Preferred), with respect to the Series C-1 Preferred and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, holders of Series C-1 Preferred shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series C-1 Preferred.

Conversion

The Series C-1 Preferred shall, at the option of the holders, at any time and from time to time, be convertible into a number of shares of Common Stock equal to the product of the then-applicable rate of conversion set forth in the applicable certificate of designations for the Series C-1 Preferred (the “Certificate of Designations”) and the number of shares of Series C-1 Preferred surrendered for conversion. However, holders of the Series C-1 Preferred shall not be entitled to convert shares of Series C-1 Preferred until such holder has first received any applicable regulatory approvals. The Series C-1 Preferred may not be converted until the Company has first obtained all shareholder approvals and completed any other actions required to effect the conversion.

Holders of the Series C-1 Preferred shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series C-1 Preferred.

Subject to certain conditions set forth in the Certificate of Designations, the Company shall have the right, at its option, to convert, at any time and from time to time, all or any portion of the Series C-1 Preferred at any time prior to the date that is nine (9) months following the Original Issue Date, into a number of shares of Common Stock equal to the product of the then-applicable rate of conversion set forth in the Certificate of Designations and the number of shares of Series C-1 Preferred selected for conversion (a “Company Conversion”). No Company Conversion shall be effected until the holder of the Series C-1 Preferred has first received any applicable regulatory approvals.

In the event of a Company Conversion, the Company shall provide notice of such Company Conversion to each holder of Series C-1 Preferred to be converted. Such notice of Company Conversion shall be mailed at least 30 days and not more than 60 days before the date fixed for Company Conversion; provided, however, that if the Company elects to convert any or all of the Series C-1 Preferred on the Original Issue Date, then the notice of Company Conversion may be given at any time (but not less than 3 days) prior to the Original Issue Date. Such notice shall state the date of the Company Conversion, the number of shares of Series C-1 Preferred to be converted and, if less than all the shares held by such holder are to be converted, the number of such shares to be converted from such holder, the rate of conversion then in effect and whether the Company will pay cash or issue shares of Common Stock in respect of accrued and unpaid dividends, and the place or places where certificates for shares of Series C-1 Preferred are to be surrendered for issuance of certificates representing Common Stock.

If the Company elects to cause less than all the shares of Series C-1 Preferred to be converted in connection with a Company Conversion, the shares of Series C-1 Preferred to be converted shall be selected either pro rata or in such other manner as the Board or a duly authorized committee thereof may determine to be fair and equitable.

Notwithstanding the foregoing, each share of Series C-1 Preferred shall mandatorily convert (unless otherwise previously converted) (a “Mandatory Conversion”) on the seventh anniversary of the Original Issue Date (the “Mandatory Conversion Date”) into a number of shares of Common Stock determined by dividing the Liquidation Amount (as defined below) by the Market Price (as set forth in the Certificate of Designations) on the second trading day preceding the Mandatory Conversion Date; provided, however, that holders of the Series C-1 Preferred shall not be entitled to convert shares of Series C-1 Preferred until such holder has first received any applicable regulatory approvals.

In the event of a Mandatory Conversion, the Company shall provide notice thereof to each holder of Series C-1 Preferred to be converted. Such notice of Mandatory Conversion shall be mailed at least 30 days and not more than 60 days before the Mandatory Conversion Date. Each notice of Mandatory Conversion given to a holder shall state the Mandatory Conversion Date, that all outstanding shares of Series C-1 Preferred shall be converted on such date, the rate of conversion then in effect and whether the Company will pay cash or issue shares of Common Stock in respect of accrued and unpaid dividends, and the place or places where certificates for shares of Series C-1 Preferred are to be surrendered for issuance of certificates representing shares of Common Stock.

In addition, holders of shares of the Series C-1 Preferred shall have the right, at the holder’s option, subject to certain conditions, to convert all or any portion of such holder’s Series C-1 Preferred upon the occurrence of certain specified corporate transactions, including a special distribution to all or substantially all holders of Common Stock, adoption of a plan of liquidation or dissolution of the Company, a consolidation, merger, or sale, lease, transfer, conveyance or other disposition all or substantially all of the Company’s assets, or a change in control of the Company.

Upon any conversion of any shares of Series C-1 Preferred, the holders of such shares shall receive all accrued and unpaid dividends on such shares in cash out of funds legally available therefore or, at the option of the Company, in substitute in whole or in part for such cash, in fully paid and nonassessable shares of Common Stock legally available for such purpose to, but excluding, the applicable date of such conversion. The Board shall determine the form of payment of accrued and unpaid dividends with respect to any conversion and such election shall be set forth in the applicable notice provided to holders of the Series C-1 Preferred by the Company as required in connection with the applicable conversion.

The conversion price and the conversion rate applicable to each of the conversions described above shall be subject to adjustment from time to time upon the occurrence of certain transactions, including stock splits, subdivisions, reclassifications, combinations, and certain issuances of Common Stock upon other preferred stock conversions, equity raises, or other issuances or repurchases of Common Stock. The conversion price and conversion rate shall also be subject to adjustment upon the occurrence of any business combination or reclassification of Common Stock.

Redemption

The Series C-1 Preferred may be redeemed with approval of the Federal Reserve Board, in whole or in part, subject to notice as described below. In any redemption, the redemption price shall be equal to the sum of (i) (A) the Liquidation Amount per share or (B) if redeemed on or after the first Dividend Payment Date falling on or after the second anniversary of the Original Issue Date, the greater of (1) the Liquidation Amount per share and (2) the product of the conversion rate and the average of the Market Prices per share of Common Stock over the 20 consecutive trading day period beginning on the trading day after the notice of redemption is given and (ii) except as otherwise provided, any accrued and unpaid dividends to, but excluding the date fixed for redemption (including any dividends on such amount, regardless of whether any dividends are actually declared; provided that the aggregate redemption price of the Series C-1 Preferred redeemed may not exceed an amount equal to the sum of (x) any aggregate gross proceeds of not less than the “Minimum Amount” as defined by the Certificate of Designations received by the Company from one or more offerings of Common Stock and (y) any net increase to the Company’s retained earnings after the Original Issue Date above the Company’s retained earnings reflected in its most recent publicly available balance sheet on or prior to the Original Issue Date; and provided further that the minimum number of shares of Series C-1 Preferred redeemed by the Company upon any such redemption shall be at least equal to the lesser of (x) all shares of Series C-1 Preferred then outstanding and (y) 25% of the number of shares of Series C-1 Preferred issued on the Original Issue Date.

The Series C-1 Preferred will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series C-1 Preferred have no right to require the redemption or repurchase of the Series C-1 Preferred.

If we seek to redeem fewer than all of the outstanding shares of Series C-1 Preferred, we will select the shares we will redeem either pro rata from the holders of record of shares of Series C-1 Preferred in proportion to the number of shares held by those holders or in such other manner as our Board of Directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series C-1 Preferred by first class mail, postage prepaid, addressed to the holders of record of the shares of Series C-1 Preferred to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days (or in the event of a redemption on or after the first Dividend Payment Date falling on or after the second anniversary of the Original Issue Date, at least 25 trading days) and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series C-1 Preferred designated for redemption will not affect the redemption of any other Series C-1 Preferred. Each notice of redemption will set forth the applicable redemption date, the redemption price (or the manner of calculation thereof), the place of redemption and the number of shares of Series C-1 Preferred we will redeem (and, if less than all shares of Series C-1 Preferred held by the applicable holder, the number of shares we will redeem from the holder).

Shares of Series C-1 Preferred that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series C-1 Preferred will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000.00 per share (the “Liquidation Amount”), plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series C-1 Preferred will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our Common Stock or any other shares ranking, as to that distribution, junior to the Series C-1 Preferred.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series C-1 Preferred and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series C-1 Preferred and other shares of parity stock including our Series A Preferred and Series B Preferred, will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series C-1 Preferred has been paid in full to all holders of Series C-1 Preferred and other shares of parity stock, the holders of our Common Stock or any other shares ranking, as to such distribution, junior to the Series C-1 Preferred will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series C-1 Preferred will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series C-1 Preferred have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our Board of Directors will be increased by two. Holders of Series C-1 Preferred, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series C-1 Preferred and voting parity stock to vote for preferred stock directors, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of the Company will be reduced by the number of preferred stock directors that the holders of Series C-1 Preferred and voting parity stock had been entitled to elect. The holders of a majority of shares of Series C-1 Preferred and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of Series C-1 Preferred and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series C-1 Preferred are outstanding, in addition to any other vote or consent of shareholders required by law or by our Articles of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series C-1 Preferred at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our Articles of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series C-1 Preferred with respect to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up;

•

any amendment, alteration or repeal of any provision of the certificate of designations for the Series C-1 Preferred so as to adversely affect the rights, preferences, privileges or voting powers of the Series C-1 Preferred; or

•

any consummation of a binding share exchange or reclassification involving the Series C-1 Preferred or of a merger or consolidation of us with another entity, unless the shares of Series C-1 Preferred remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series C-1 Preferred or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series C-1 Preferred, taken as a whole.

To the extent of the voting rights of the Series C-1 Preferred, each holder of Series C-1 Preferred will have one vote for each $1,000.00 of liquidation preference to which such holder’s shares of Series C-1 Preferred are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series C-1 Preferred have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series C-1 Preferred to effect the redemption.

Amended TARP Warrant

The following is a brief description of the Amended TARP Warrant that will be issued to Treasury pursuant to the terms of the Exchange Agreement. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Amended TARP Warrant, a copy of which is attached as Appendix O hereto. Copies of the Amended Warrant have also been filed with the SEC and are available upon request from us.

Shares of Common Stock Subject to the Amended TARP Warrant

The Amended TARP Warrant is initially exercisable for 1,325,858 shares of our Common Stock.

Exercise of the Amended TARP Warrant

The initial exercise price applicable to the Amended TARP Warrant is $0.40 per share of Common Stock for which the Amended TARP Warrant may be exercised. The Amended TARP Warrant may be exercised at any time on or before [—], 2020 by surrender of the Amended TARP Warrant and a completed notice of exercise attached as an annex to the Amended TARP Warrant and the payment of the exercise price for the shares of Common Stock for which the Amended TARP Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of Common Stock issuable upon exercise of the Amended TARP Warrant equal to the value of the aggregate exercise price of the Amended TARP Warrant determined by reference to the market price of our Common Stock on the trading day on which the Amended TARP Warrant is exercised or, if agreed to by us and the Amended TARP Warrant holder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Amended TARP Warrant is subject to the further adjustments described below under the heading “—Adjustments to the TARP Warrant.”

Upon exercise of the Amended TARP Warrant, certificates for the shares of Common Stock issuable upon exercise will be issued to the Amended TARP Warrant holder. We will not issue fractional shares upon any exercise of the Amended TARP Warrant. Instead, the Amended TARP Warrant holder will be entitled to a cash payment equal to the market price of our Common Stock on the last day preceding the exercise of the Amended TARP Warrant (less the pro-rated exercise price of the Amended TARP Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Amended TARP Warrant. We will at all times reserve the aggregate number of shares of our Common Stock for which the Amended TARP Warrant may be exercised. We will have listed the shares of Common Stock issuable upon exercise of the Amended TARP Warrant with the NASDAQ Global Select Market.

Rights as a Shareholder

The Amended TARP Warrant holder shall have no rights or privileges of the holders of our Common Stock, including any voting rights, until (and then only to the extent) the Amended TARP Warrant has been exercised.

Transferability and Assignability

The Amended TARP Warrant, and all rights under the Amended TARP Warrant, are transferable and assignable.

Adjustments to the Amended TARP Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Amended TARP Warrant may be exercised and the exercise price applicable to the Amended TARP Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our Common Stock, subdivide, combine or reclassify outstanding shares of our Common Stock.

Anti-dilution Adjustment. Until the earlier of [—], 2013, and the date the initial selling security holder no longer holds the Amended TARP Warrant (and other than in certain permitted transactions described below), if we issue any shares of Common Stock (or securities convertible or exercisable into Common Stock) for less than the applicable warrant exercise price, then the exercise price under the Amended TARP Warrant shall be adjusted to equal the consideration per share of Common Stock received by the Company in connection with the Common Stock issuance, and the number of shares of Common Stock into which the Amended TARP Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets at fair market value;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

•

in connection with public or broadly marketed offerings and sales of Common Stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of the Amended TARP Warrant Issue Date.

For the avoidance of doubt, the exercise price and the number of shares of Common Stock issuable upon exercise of the Amended TARP Warrant shall not be subject to adjustment as a result of the consummation of the Exchange Offers, the Investment, or the Rights Offering, provided the purchase price in each such transaction is at a stated price per share of Common Stock equal to the purchase price (as defined in the Exchange Agreement).

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Amended TARP Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we affect a pro rata repurchase of Common Stock both the number of shares issuable upon exercise of the Amended TARP Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the Amended TARP Warrant holder’s right to receive shares of our Common Stock upon exercise of the Amended TARP Warrant shall be converted into the right to exercise the Amended TARP Warrant for the consideration that would have been payable to the Amended TARP Warrant holder with respect to the shares of Common Stock for which the Amended TARP Warrant may be exercised, as if the Amended TARP Warrant had been exercised prior to such merger, consolidation or similar transaction.

Description of Outstanding Securities

The following description is a summary of the material provisions of our outstanding securities derived from our Articles of Incorporation, as amended, and Bylaws, as amended. Copies of the Articles of Incorporation, as amended, and Bylaws, as amended, have been filed with the Securities and Exchange Commission.

General

Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, par value $0.625 per share and 1,000,000 shares of undesignated preferred stock, no par value per share. As of August 9, 2010, there were 22,153,445 shares of Common Stock outstanding, 23,266 shares of Series A Preferred, which is non-convertible, non-cumulative and perpetual, 37,550 shares of Series B Preferred, which is non-convertible, non-cumulative and perpetual, outstanding and 80,347 shares of Series C Preferred outstanding.

The Company also has an outstanding warrant to purchase Common Stock with a per share exercise price of $9.09, that is exercisable for the purchase of 1,325,858 such shares, which was issued to Treasury (the “TARP Warrant”).

Common Stock

Voting Rights

Each holder of shares of Common Stock is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.

Dividends

Holders of shares of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. We are a corporation separate and distinct from BOHR and Shore Bank and the other subsidiaries. On July 30, 2009, our Board of Directors suspended cash dividends on our common shares indefinitely. In addition, on October 30, 2009, the Company announced that quarterly dividend payments on the Series A Preferred and Series B Preferred had been suspended until further notice. Our ability to distribute cash dividends in the future may be limited by regulatory restrictions and the need to maintain sufficient consolidated capital.

We pay quarterly dividends out of assets legally available for distribution. No dividend will be declared or paid during any calendar year on the Common Stock unless and until there has been paid in full (or set apart for purposes of such payment) to the holders of the Company’s Series A Preferred, Series B Preferred and Series C Preferred or any other series of preferred stock, at least a pro rata portion of the stated annual dividend on such shares of preferred stock for that calendar year, at their respective rates, through the date on which the Company proposes to pay the cash dividend on the Common Stock. See “Preferred Stock” below.

No Preemptive or Conversion Rights

Holders of shares of our Common Stock do not have preemptive rights to purchase additional shares of our Common Stock, and have no conversion or redemption rights.

Calls and Assessments

All of the issued and outstanding shares of our Common Stock are non-assessable and non-callable.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of shares of our Common Stock shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities, including the payments on the Company’s Series A Preferred, Series B Preferred and Series C Preferred and any other outstanding series of preferred stock described below.

Preferred Stock

Summarized below are the material terms of our outstanding preferred stock, including the Series A Preferred, the Series B Preferred and the Series C Preferred.

Series A Preferred

Designation

In connection with our merger with Gateway, the Company established the Series A Preferred. There are currently 23,266 shares of the Company’s Series A Preferred outstanding.

Dividends

The holders of shares of the Company’s Series A Preferred are entitled to receive cash dividends at an annual rate of 8.75%, subject to declaration by the Board of Directors, at its sole discretion, from funds legally available for the payment of dividends. Dividends on the Series A Preferred are not cumulative on a year-to-year basis. Dividends are payable as they are declared by the Board of Directors at such time or times as it elects, and no holder of Series A Preferred has any right to receive any dividend unless and until that dividend has been declared by the Board of Directors.

Liquidation

In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A Preferred are entitled to be paid first out of the assets of the Company available for distribution to holders of capital stock of all classes (whether such assets are capital, surplus or earnings), an amount equal to $1,000.00 per share of Series A Preferred, plus the amount of any dividend on such share which has been declared by the Board of Directors:

•	before any distribution or payment is made to any common shareholders or holders of any other class or series of capital stock of the Company designated to be junior to the Series A Preferred;

•	subject to the liquidation rights of the Company’s Series B Preferred and Series C Preferred, which are designated on a parity with the Series A Preferred with respect to liquidation preferences; and

•

subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on parity with, the Series A Preferred with respect to liquidation preferences.

After payment in full of the liquidation preference to the holders of Series A Preferred, holders of the Series A Preferred will have no right or claim to any of the remaining available assets.

Voting

Shares of Series A Preferred are non-voting shares, and holders of Series A Preferred have no right to vote on matters submitted to a vote of the Company’s shareholders except to the extent such voting rights are required by applicable law.

Redemption

The Company has the right and option to redeem all or a portion of the outstanding shares of Series A Preferred at the rate of $1,000.00 for each share of Series A Preferred.

Series B Preferred Stock

Designation

In connection with our merger with Gateway, the Company established the Series B Preferred. There are currently 37,550 shares of the Company’s Series B Preferred outstanding.

Dividends

The holders of shares of the Company’s Series B Preferred are entitled to receive cash dividends at an annual rate of 12.0%, subject to declaration by the Board of Directors, at its sole discretion, from funds legally available for the payment of dividends. Dividends on the Series B Preferred are not cumulative on a year-to-year basis. Dividends are payable as they are declared by the Board of Directors at such time or times as it elects, and no holder of Series B Preferred has any right to receive any dividend unless and until that dividend has been declared by the Board of Directors.

Liquidation

In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred are entitled to be paid first out of the assets of the Company available for distribution to holders of capital stock of all classes (whether such assets are capital, surplus or earnings), an amount equal to $1,000.00 per share of Series B Preferred, plus the amount of any dividend on such share which has been declared by the Board of Directors:

•	before any distribution or payment is made to any common shareholders or holders of any other class or series of capital stock of the Company designated to be junior to the Series B Preferred;

•

subject to the liquidation rights of the Company’s Series A Preferred and Series C Preferred, which will be designated on a parity with the Series B Preferred, with respect to liquidation preferences; and

•

subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on parity with, the Series B Preferred with respect to liquidation preferences.

After payment in full of the liquidation preference to the holders of Series B Preferred, holders of the Series B Preferred will have no right or claim to any of the remaining available assets.

Voting

Shares of Series B Preferred are non-voting shares, and holders of Series B Preferred have no right to vote on matters submitted to a vote of the Company’s shareholders except to the extent such voting rights are required by applicable law.

Redemption

The Company has the right and option to redeem all or a portion of the outstanding shares of Series B Preferred at the rate of $1,000.00 for each share of Series B Preferred.

Series C Preferred

Designation

In connection with the Letter Agreement dated December 31, 2008, and the related Securities Purchase Agreement — Standard Terms with the United States Department of the Treasury, the Company established the Series C Preferred. There are currently 80,347 shares Company’s Series C Preferred outstanding.

Dividends

Holders of shares of Series C Preferred are entitled to receive if, as and when declared by our Board of Directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000.00 per share of Series C Preferred with respect to each dividend period from December 31, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series C Preferred are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000.00 per share of Series C Preferred with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series C Preferred are payable to holders of record of shares of Series C Preferred on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the Board of Directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series C Preferred, we must provide written notice to the holders of shares of Series C Preferred prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

Priority of Dividends and Payments Upon Liquidation

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series C Preferred will rank:

•	senior to our Common Stock and all other new issuances of equity securities designated as ranking junior to the Series C Preferred; and

•

at least equally with all other equity securities designated as ranking on a parity with the Series C Preferred, or parity stock, including shares of our Series A Preferred and Series B Preferred, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

So long as any shares of Series C Preferred remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, we may not pay or declare any dividends on our Common Stock or other junior stock, other than a dividend payable solely in Common Stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our Common Stock or other junior stock unless we have paid in full all accrued dividends on the Series C Preferred for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our Common Stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business, including pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation, and consistent with past practice;

•

purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•

purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, for resale pursuant to an offering by us of our stock that is underwritten by such broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not us or a subsidiary of us, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 31, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefore, on the Series C Preferred and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series C Preferred), with respect to the Series C Preferred and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, holders of Series C Preferred shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series C Preferred.

Redemption

The Series C Preferred may be redeemed with approval of the Federal Reserve Board, in whole or in part, subject to notice as described below. In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series C Preferred will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series C Preferred have no right to require the redemption or repurchase of the Series C Preferred.

If we seek to redeem fewer than all of the outstanding shares of Series C Preferred, we will select the shares we will redeem either pro rata from the holders of record of shares of Series C Preferred in proportion to the number of shares held by those holders or in such other manner as our Board of Directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series C Preferred by first class mail, postage prepaid, addressed to the holders of record of the shares of Series C Preferred to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series C Preferred designated for redemption will not affect the validity of the proceedings for the redemption of any other Series C Preferred. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place of redemption and the number of shares of Series C Preferred we will redeem (and, if less than all shares of Series C Preferred held by the applicable holder, the number of shares we will redeem from the holder).

Shares of Series C Preferred that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series C Preferred will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000.00 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series C Preferred will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our Common Stock or any other shares ranking, as to that distribution, junior to the Series C Preferred.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series C Preferred and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series C Preferred and other shares of parity stock including our Series A Preferred and Series B Preferred, will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series C Preferred has been paid in full to all holders of Series C Preferred and other shares of parity stock, the holders of our Common Stock or any other shares ranking, as to such distribution, junior to the Series C Preferred will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series C Preferred will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series C Preferred have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our Board of Directors will be increased by two. Holders of Series C Preferred, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series C Preferred and voting parity stock to vote for preferred stock directors, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of the Company will be reduced by the number of preferred stock directors that the holders of Series C Preferred and voting parity stock had been entitled to elect. The holders of a majority of shares of Series C Preferred and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of Series C Preferred and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series C Preferred are outstanding, in addition to any other vote or consent of shareholders required by law or by our Articles of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series C Preferred at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our Articles of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series C Preferred with respect to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up;

•

any amendment, alteration or repeal of any provision of the certificate of designations for the Series C Preferred so as to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred; or

•

any consummation of a binding share exchange or reclassification involving the Series C Preferred or of a merger or consolidation of us with another entity, unless the shares of Series C Preferred remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series C Preferred or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series C Preferred, taken as a whole.

To the extent of the voting rights of the Series C Preferred, each holder of Series C Preferred will have one vote for each $1,000.00 of liquidation preference to which such holder’s shares of Series C Preferred are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series C Preferred have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series C Preferred to effect the redemption.

TARP Warrant

The following is a brief description of the warrant that was issued to Treasury through its TARP CPP investment. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the TARP Warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the TARP Warrant

The TARP Warrant is initially exercisable for 1,325,858 shares of our Common Stock.

Exercise of the TARP Warrant

The initial exercise price applicable to the TARP Warrant is $9.09 per share of Common Stock for which the TARP Warrant may be exercised. The TARP Warrant may be exercised at any time on or before December 31, 2018 by surrender of the TARP Warrant and a completed notice of exercise attached as an annex to the TARP Warrant and the payment of the exercise price for the shares of Common Stock for which the TARP Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of Common Stock issuable upon exercise of the TARP Warrant equal to the value of the aggregate exercise price of the TARP Warrant determined by reference to the market price of our Common Stock on the trading day on which the TARP Warrant is exercised or, if agreed to by us and the TARP Warrant holder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the TARP Warrant is subject to the further adjustments described below under the heading “ — Adjustments to the TARP Warrant.”

Upon exercise of the TARP Warrant, certificates for the shares of Common Stock issuable upon exercise will be issued to the TARP Warrant holder. We will not issue fractional shares upon any exercise of the TARP Warrant. Instead, the TARP Warrant holder will be entitled to a cash payment equal to the market price of our Common Stock on the last day preceding the exercise of the TARP Warrant (less the pro-rated exercise price of the TARP Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the TARP Warrant. We will at all times reserve the aggregate number of shares of our Common Stock for which the TARP Warrant may be exercised. We have listed the shares of Common Stock issuable upon exercise of the TARP Warrant with the NASDAQ Global Select Market.

Rights as a Shareholder

The TARP Warrant holder shall have no rights or privileges of the holders of our Common Stock, including any voting rights, until (and then only to the extent) the TARP Warrant has been exercised.

Transferability

The TARP Warrant, and all rights under the TARP Warrant, are transferable.

Adjustments to the TARP Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the TARP Warrant may be exercised and the exercise price applicable to the TARP Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our Common Stock, subdivide, combine or reclassify outstanding shares of our Common Stock.

Anti-dilution Adjustment. Until the earlier of December 31, 2011 and the date the initial selling security holder no longer holds the TARP Warrant (and other than in certain permitted transactions described below), if we issue any shares of Common Stock (or securities convertible or exercisable into Common Stock) for less than 90% of the market price of the Common Stock on the last trading day prior to pricing such shares, then the number of shares of Common Stock into which the TARP Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

•

in connection with public or broadly marketed offerings and sales of Common Stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 31, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the TARP Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we affect a pro rata repurchase of Common Stock both the number of shares issuable upon exercise of the TARP Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the TARP Warrant holder’s right to receive shares of our Common Stock upon exercise of the TARP Warrant shall be converted into the right to exercise the TARP Warrant for the consideration that would have been payable to the TARP Warrant holder with respect to the shares of Common Stock for which the TARP Warrant may be exercised, as if the TARP Warrant had been exercised prior to such merger, consolidation or similar transaction.

Certain Provisions of the Articles of Incorporation, Bylaws and Virginia Law

General

Our Articles of Incorporation and Bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change-in-control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Classified Board of Directors

Our Articles of Incorporation and Bylaws divide the Board of Directors into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected at each annual meeting of shareholders. The classification of directors, together with the provisions in the Articles of Incorporation and Bylaws described below that limit the ability of shareholders to remove directors and that permit the remaining directors to fill any vacancies on the Board of Directors, will have the effect of making it more difficult for shareholders to change the composition of the Board of Directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in the Board of Directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.

Increasing the Number of Directors

Under Virginia law, the articles of incorporation or bylaws may establish a variable range for the size of the Board of Directors by fixing a minimum and maximum number of directors. If a variable range is established, the number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or by the Board of Directors. Pursuant to our Articles of Incorporation, our Board of Directors shall consist of not less than eight nor more than 24 persons.

Action of Shareholders by Written Consent

Under Virginia law, the Articles of Incorporation may provide that any action required to be adopted or taken at a shareholders’ meeting may be adopted or taken without a meeting, and without prior notice, if consents in writing setting forth the action so adopted or taken are signed, by the holders of outstanding shares having not less than the minimum number of votes that would be required to adopt or take the action at a meeting. Our Articles of Incorporation do not provide for such action and our Bylaws specifically provide that any action which may be taken at a meeting of the shareholders may only be taken without a meeting if one or more consents, in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Therefore, any action of the shareholders by written consent requires the action of all shareholders entitled to vote.

Inability of Shareholders to Call Special Meetings

Pursuant to our Bylaws, special meetings of shareholders may be called only by our president or CEO, the chairman of our Board of Directors or the Board of Directors. As a result, shareholders are not able to act on matters other than at annual shareholders meetings unless they are able to persuade the president, the chairman or a majority of the Board of Directors to call a special meeting.

Advance Notification Requirements

Our Bylaws also require a shareholder who desires to nominate a candidate for election to the Board of Directors at an annual shareholders meeting to provide us advance notice of at least 45 days before the date the proxy statement for the last annual meeting was first mailed.

Affiliated Transactions

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Stock Corporation Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s Board of Directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements apply to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Company has not adopted such an amendment. The Company has determined that none of the transactions contemplated by the Investment, Rights Offering, TARP Exchange and TARP Conversion are subject to the terms of the Affiliated Transactions provisions. Nevertheless, the Board has approved and authorized the foregoing transactions to the extent that the Affiliated Transactions provisions may apply.

Control Share Acquisitions

The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. The Company has determined that none of the transactions contemplated by the Investment, Rights Offering, TARP Exchange and TARP Conversion are subject to the terms of the control share acquisition statutes of the Virginia Stock Corporation Act. Nevertheless, the Board has approved and authorized the foregoing transactions to the extent that any of the control share acquisition statutes may apply.

Possible Effects on Holders of Common Stock and Board Consideration

Existing shareholders would experience substantial dilution of their ownership interests if additional shares of Common Stock are issued. The issuance of these securities could cause a significant reduction in the percentage interests of current shareholders, their voting power, the liquidation value, book and market value of their shares and the future earnings per share of the Company. The sale or resale of the additional securities could also cause the market price of the Common Stock to decline. For additional information regarding the dilutive effect the implementation of this proposal could have on your interests, please see the section of this Proxy Statement entitled “Proposal No. 3 — To Approve the Issuance of up to 800,000,000 Shares of Common Stock at $0.40 Per Share under the Investment Agreements and Related Transactions — Pro Forma Financial Information.”

In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with potential financings may have an incidental anti-takeover effect in that additional shares may dilute the stock ownership of one or more parties seeking to obtain control of the Company, as more fully discussed below.

The Company may also sell shares of authorized but unissued Common Stock at fair market value at any time without shareholder approval. The Company may also sell authorized but unissued shares of Common Stock (or warrants to purchase shares of Common Stock) at a discount to fair market value, provided that the issuance is less than 19.99% of the outstanding shares of Common Stock, without shareholder approval. In order to raise capital, the Company may sell Common Stock or warrants as described above, which may be dilutive. However, the Company would only do so if it believed that it was in the best interest of the shareholders.

The Board of Directors considered the possible negative impact the increase in the number of authorized shares of Common Stock could have on the existing shareholders and concluded that any such impact would be outweighed by the positive effect on the shareholders resulting from the increase in our available capital, which could put us in a better financial position.

When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to one vote per share and to participate in dividends when and to the extent declared and paid.

The Share Increase Proposal, if adopted, will ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use.

	As of June 30, 2010	Upon completion of the Recapitalization Plan and amendments to the Articles of Incorporation

Total shares of Common Stock authorized	100,000,000	1,000,000,000

Total shares of Common Stock issued and outstanding	22,153,645	22,153,645

Total shares of Common Stock reserved for issuance pursuant to the Company’s stock option and stock incentive plans	3,121,956	3,121,956

Total shares of Common Stock reserved for issuance pursuant to outstanding warrants (including any Amended TARP Warrant and any of the Warrants)	1,325,858	44,483,544

Total shares of Common Stock expected to be issued pursuant to the Investment Agreements and Rights Offering	—	737,500,000

Total shares of Common Stock expected to be issued in the Exchange Offers and pursuant to the Preferred Amendments	—	22,806,000

Total shares of Common Stock expected to be issued upon conversion of the Series C-1 Preferred	—	52,225,550

Total Common Shares available for future issuance after Recapitalization Plan implementation	73,398,541	117,709,305

Possible Anti-Takeover Effects

The Share Increase Proposal could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company that the Board determines is not in our best interests or in the best interests of our shareholders. The ability of our Board of Directors to cause us to issue substantial amounts of Common Stock without the need for shareholder approval, except as may be required by law, regulation or stock exchange rules, upon such terms and conditions as our Board of Directors may determine from time to time in the exercise of its business judgment may, among other things, be used to create voting impediments with respect to changes in our control or to dilute the stock ownership of holders of Common Stock seeking to obtain control of us. The issuance of Common Stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in our control. Our Board of Directors, however, does not intend or view the increase in our authorized Common Stock as an anti-takeover measure.

Dissenters’ Rights

Pursuant to the Virginia Stock Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the Share Increase Proposal.

Required Vote

The affirmative vote of a majority of the holders of outstanding shares of Common Stock is required to approve the Share Increase Proposal. Because this is a routine matter, if you do not instruct your broker how to vote on this proposal, your broker would vote in favor of increasing the number of authorized shares of common stock in the manner set forth above.

The Board of Directors recommends that our shareholders vote

“FOR” Proposal No. 6, approval of the Share Increase Proposal.

PROPOSAL NO. 7: TO AMEND THE TERMS OF THE SERIES A PREFERRED AND SERIES B PREFERRED

The adoption of Proposal No. 7 is conditioned on shareholder approval of Proposal Nos. 3-6, so shareholders who wish to approve Proposal No. 7 should also approve those proposals.

The Proposed Amendments to the Series A Preferred and Series B Preferred

On May 23, 2010, our Board of Directors authorized and approved amending the Articles of Incorporation to amend the terms of the Series A Preferred and Series B Preferred (the following amendments to the terms of the Series A Preferred and Series B Preferred being the “Preferred Amendments” and the proposal related to such amendments, the “Preferred Amendments Proposal”) to:

•

amend the name of the Series A Preferred from “Series A Preferred Stock” to “Series A Convertible Preferred Stock” and the name of the Series B Preferred from “Series B Preferred Stock” to “Series B Convertible Preferred Stock” throughout the Articles of Incorporation;

•

eliminate the requirement that dividends on outstanding Series A Preferred and Series B Preferred be paid or declared before any dividends are paid or declared on outstanding common shares with respect to the same dividend period;

•

eliminate the prohibitions that prevent dividends on common shares from being declared or paid during any calendar year unless a pro-rata portion of the stated annual dividend for that calendar year has been paid in full to holders of the Series A Preferred and Series B Preferred,

•	eliminate the dividend payable on Series A Preferred and Series B Preferred;

•

reduce the liquidation preference of each share of the Series A Preferred and Series B Preferred from $1,000.00 plus the amount of any dividend on such share which has been declared by the Board of Directors but has not yet been paid to $100.00 per share;

•	reduce the redemption rate of $1,000.00 for each share of Series A Preferred and Series B Preferred to $100.00 per share; and

•

give the Company the right to automatically convert, on the first business day following the First Closing, each outstanding share of Series A Preferred and Series B Preferred into 375 shares of Common Stock.

The conversion ratio for the Series A Preferred and Series B Preferred that are automatically converted will have the same conversion ratio as those shares of Series A Preferred and Series B Preferred tendered in the Exchange Offers. However, shareholders that tendered their shares in the

Exchange Offers will have the right to participate in the Rights Offering described above, holders of Series A Preferred and/or Series B Preferred that are automatically converted will not have the right to participate in the Rights Offering. Please see the section of this Proxy Statement entitled “Proposal No. 4 — Issuance of Common Stock Pursuant to Series A Preferred and Series B Preferred Exchange Offers” for more information.

The Preferred Amendments are subject to approval by our shareholders. Our Board of Directors has recommended that our shareholders approve the Preferred Amendments and, therefore, we are asking shareholders to approve these Preferred Amendments at the Annual Meeting. If approved, we expect that our Board of Directors will force the automatic conversion for all outstanding Series A Preferred and Series B Preferred shares.

The complete text of the Preferred Amendments are attached hereto as Appendix C. If the Preferred Amendments Proposal is approved by the shareholders, the Preferred Amendments will become effective upon filing with the Virginia State Corporation Commission, which we expect to occur promptly after the Annual Meeting or any adjournment thereof. The text of the Preferred Amendments may vary, however, for such changes that are consistent with this proposal that we may deem necessary or appropriate.

Reasons for Seeking Shareholder Approval

Pursuant to the laws of the Commonwealth of Virginia, our Board of Directors must approve any amendment to our Articles of Incorporation and submit such amendment to Common shareholders for their approval.

Reasons for the Preferred Amendments Proposal

The Series A Preferred and Series B Preferred carry non-cumulative dividend obligations and a liquidation preference that is senior in priority to the Common Stock. The Preferred Amendments will reduce the financial implications of the Series A Preferred and Series B Preferred by eliminating dividends, reducing the liquidation preference and redemption value, and allowing for the automatic conversion, on the first business day following the First Closing, of all Series A Preferred and Series B Preferred, not tendered in the Exchange Offers, to Common Stock.

As a condition to their respective investments and conversion, the Investors and Treasury require that either (1) all Series A Preferred and Series B Preferred shares are tendered in the Exchange Offers or (2) if all Series A Preferred and Series B Preferred shares are not tendered in the Exchange Offers, the Preferred Amendments must be approved by both our Common and Series A and Series B Preferred shareholders. It is impractical to expect that all shares of Series A Preferred and Series B Preferred will be tendered in the Exchange Offers, therefore to ensure the Investors will invest and Treasury will convert, shareholder approval of the Preferred Amendments is required.

The Board of Directors also believes that reducing the financial implications of the Series A Preferred and Series B Preferred may have the following effects:

•	reduce our expenses and allow us to continue to actively pursue various alternatives to address our financial obligations;

•	allow us more time to focus on improving our performance and becoming profitable; and

•	our Common Stock will be more attractive to institutional investors.

Approval of the proposed Preferred Amendments is required for all holders of Series A Preferred and Series B Preferred that elect to participate in the Exchange Offers. As a result, the Preferred Amendments in conjunction with the Exchange Offers will serve to better align the interests of all Company stockholders.

The Board has weighed the reasons for and against the Preferred Amendments Proposal and has determined that the reasons in favor of the Preferred Amendments Proposal outweigh the reasons against it. For the reasons set forth above, our Board of Directors strongly believes that approval of Preferred Amendments is in our best interests and the best interests of our shareholders and recommends that shareholders vote for the approval of the amendments.

Reasons Against the Preferred Amendments Proposal

The issuance of Common Stock upon the automatic conversion of the Series A Preferred and Series B Preferred under the Preferred Amendments Proposal could result in substantial dilution to existing common shareholders, and current common shareholders could own a smaller percentage of the outstanding Common Stock. The issuance of these additional shares of Common Stock could cause a significant reduction in the percentage interests of Common shareholders in the voting power and in the future earnings per share of such Common Stock. For additional information regarding the dilutive effect of the conversion of Series A Preferred and Series B Preferred, please see the section of this Proxy Statement entitled “Proposal No. 3 — To Approve the Issuance of up to 800,000,000 Shares of Common Stock at $0.40 Per Share under the Investment Agreements and Related Transactions — Pro Forma Financial Information” above.

Description of Outstanding Series A Preferred and Series B Preferred

For a description of the outstanding Series A Preferred and Series B Preferred see the information in the subsection “Description of Outstanding Securities” in the section “Proposal No. 6: Amendment of the Company’s Articles of Incorporation to Increase the Authorized Shares of Common Stock from 100,000,000 to 1,000,000,000.”

Effect of Failure to Approve the Preferred Amendments Proposal

If less than 100% of Series A Preferred and Series B Preferred are tendered in the Exchange Offer, approval of the Preferred Amendments is a closing condition of the Investment Agreements. Failure to approve the Preferred Amendments Proposal will allow the Investors to withdraw their Investment.

Pro Forma Financial Information

See “Proposal No. 3 — To Approve the Issuance of up to 800,000,000 Shares of Common Stock at $0.40 Per Share under the Investment Agreements and Related Transactions — Pro Forma Financial Information.”

Appraisal and Dissenters’ Rights

Pursuant to the Virginia Stock Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the Proposed Amendments to the terms of the preferred stock.

Vote Required

The affirmative vote of a majority of the holders of outstanding shares of Common Stock is required to approve the Preferred Amendments Proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

The affirmative vote of a majority of the holders of outstanding shares of Series A Preferred and Series B Preferred, voting as a single class, is also required to approve the Preferred Amendments Proposal under Virginia law because such amendments, among other things, change the liquidation preferences and redemption rights of such shares. A separate meeting from the Annual Meeting will be held immediately afterwards to provide such holders with the opportunity to vote on the Preferred Amendments Proposal.

Recommendation of our Board of Directors

Our Board of Directors has unanimously determined that the amendments to the terms of the preferred stock are in the best interests of us and our shareholders.

The Board of Directors recommends that shareholders vote “FOR” Proposal No. 7,

the Preferred Amendments Proposal.

PROPOSAL NO. 8: APPROVAL OF AN AMENDMENT TO THE ARTICLES

OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

On May 23, 2010, the Board of Directors adopted resolutions: (1) declaring that an amendment to the Articles of Incorporation to effect a reverse stock split, as described below, was advisable and (2) directing that a proposal to approve the reverse stock split be submitted to holders of our Common Stock for their approval at the Annual Meeting (the “Reverse Stock Split Proposal”).

The Reverse Stock Split Proposal

The form of the proposed amendment to our Articles of Incorporation to effect the reverse stock split is attached as Appendix B. Pursuant to the terms of the proposed amendment, if implemented by the Board of Directors, a reverse stock split (“Reverse Stock Split”) will occur at the time to be specified in the proposed amendment, which shall be determined by the Board of Directors in its sole discretion (the “Effective Time”), a result of which each ten (10) to thirty (30) shares of issued and outstanding Common Stock of the Corporation (“Old Common Stock”) shall automatically be reclassified and converted into one (1) share of Common Stock. If this proposal is approved by our shareholders, the Board of Directors will determine, prior to the filing of the amendment with the Virginia State Corporation Commission, whether a reverse stock split is in the best interest of the shareholders, and if so, when the Reverse Stock Split shall occur and the ratio for such split. The Board will consider, among other things, the market price and liquidity of our Common Stock prior to implementing a reverse stock split.

To avoid the existence of fractional shares of our Common Stock, the number of shares to be issued to each shareholder will be rounded up to the nearest whole number, if, as a result of the Reverse Stock Split, the number of shares owned by any shareholder would not be a whole number.

Background and Reasons for the Proposal

The Board of Directors is submitting the Reverse Stock Split proposal to our shareholders for approval with the primary intent of increasing the market price of our Common Stock. If approved and implemented by the Board, the Reverse Stock Split will also enhance liquidity and will allow us to reduce certain of our transaction costs (e.g., proxy solicitation fees). Accordingly, we believe that providing the Board with the ability to effect the Reverse Stock Split is in the Company’s and our shareholders’ best interests.

We believe that the Reverse Stock Split, if implemented, will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that, if approved and implemented by our Board of Directors, a Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if implemented, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

If the shareholders approve the Reverse Stock Split Proposal at the Annual Meeting but the Board does not implement the Reverse Stock split by the close of business on [—], the Board will not have authority to implement the Reverse Stock Split pursuant to such approval.

Board Discretion to Implement the Reverse Stock Split

If the proposed amendment is approved by our shareholders, it will be implemented, if at all, only upon a determination by our Board of Directors that a reverse stock split, at a ratio determined by the Board of Directors within the range of ten to thirty, is in the best interests of our shareholders. The Board of Directors’ determination as to whether such a split will be implemented and, if so, the Effective Time and the ratio of such split, will be based upon several factors, including existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. If our Board of Directors determines to implement the Reverse Stock Split, the Board will consider various factors in selecting the ratio, including the overall market conditions at the time and the recent trading history of our Common Stock.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

In connection with the Reverse Stock Split, ten to thirty shares of existing Common Stock will be combined into one new share of Common Stock. The number of shares of Common Stock issued and outstanding will therefore be reduced. The table below illustrates the effect of the Reverse Stock Split, in increments of five, on the total number of Common Stock shares, within the authorized range of ten to thirty, expected to be outstanding after the completion of the Investment, Rights Offering, Exchange Offers and TARP Conversion. Prior to the Reverse Stock Split there is expected to be 834,685,1957 shares of Common Stock outstanding.

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-10	83,468,520
1-for-15	55,645,680
1-for-20	41,734,260
1-for-25	33,387,408
1-for-30	27,822,840

If implemented, the Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power.

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

If the Reverse Stock Split is implemented, after the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our Common Stock will continue to be listed on the NASDAQ Stock Market under the symbol “HMPR,” or such other trading symbol as may be applicable at the time.

Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)

If the Reverse Stock Split is implemented, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split and making payment for fractional shares. Shareholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

[7]

This share count does not include the warrants to be issued to Treasury, Carlyle, Anchorage or CapGen. At the time we believe the Reverse Stock Split may occur we expect these warrants to be outstanding, but not yet exercised.

Holders of Certificated Shares of Common Stock

If the Board implements the Reverse Stock Split, shareholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. To avoid the existence of fractional shares of our Common Stock, the number of shares to be issued to each shareholder will be rounded up to the nearest whole number, if, as a result of the Reverse Stock Split, the number of shares owned by any shareholder would not be a whole number.

Effect of the Reverse Stock Split on Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards and units will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors.

Accounting Matters

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered, and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

No Appraisal Rights

Under Virginia law and our Articles of Incorporation, holders of our Common Stock will not be entitled to appraisal rights with respect to the Reverse Stock Split.

Vote Required

The affirmative vote of a majority of the holders of outstanding shares of Common Stock is required to approve the Reverse Stock Split Proposal. Because this is a routine matter, if you do not instruct your broker how to vote on this proposal, your broker would vote in favor of this proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

The Board of Directors recommends that our shareholders vote

“FOR” Proposal No. 8, approval of the Reverse Stock Split Proposal.

PROPOSAL NO. 9: SHAREHOLDER PROPOSAL TO ELIMINATE CLASSIFIED BOARD

Gerald R. Armstrong, a shareholder of the Company, (“Armstrong”) has advised us that he intends to present the shareholder proposal below at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request.

Resolution

“That the shareholders of HAMPTON ROADS BANKSHARES, INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.”

Supporting Statement

“The current practice of electing only one-third of the directors for three-years [sic] terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments expecially [sic] during these times of great economic challenge.

Arthur Levitt, former Chairman of the Securities and Exchange Commission said, ‘In my view, it’s best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.’

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.”

Our Response to the Shareholder Proposal

After serious consideration, the Board of Directors has concluded that the Company’s classified board structure provides crucial benefits and serves the best interests of the Company and our shareholders. Our Articles of Incorporation divide the Board of Directors into three classes. Each year shareholders elect one class (approximately one-third of the Board) plus any newly appointed directors. This year, approximately 39% of the Board is up for election. For the reasons stated below, the Board recommends that you vote “AGAINST” the proposal to eliminate this system.

Experience and Expertise. The knowledge and experience of directors is absolutely vital to the successful management of the Company. By serving on the Board for three-year terms, directors have sufficient time to acquire in-depth knowledge of, and critically evaluate, our business plan, personnel, and operations. Moreover, the longer term of office attracts and helps retain motivated individuals who will develop an extensive understanding of our business, knowing their significant investment of time and resources will not be wasted after just one year. Declassifying the Board, on the other hand, could result in a total loss of the accumulated knowledge and experience of our directors in a single election cycle and hurt our recruiting of highly qualified nominees.

Creation and Protection of Shareholder Value. Our classified Board structure is essential to the strategic planning that allows us to remain competitive and profitable. Not only can our Board take a more long-term view in setting company objectives, it can also oversee multi-year implementation and evaluate progress accordingly. Three-year terms also allow our directors to resist a minority of shareholders who may pressure the Board to take actions geared towards the minority’s short-term special interests contrary to the long-term success of the Company. For example, the current structure allows the Board to more effectively negotiate higher shareholder values in change-of-control transactions.

Best Practices in Corporate Governance. The Board of Directors is dedicated to excellence in corporate governance. Effective company oversight starts with assembling independent, knowledgeable and experienced directors who are committed to the Company. Bringing together a cohesive group of such directors requires the stability afforded by our classified Board structure. The composition of the Board is the responsibility of the independent NCHRC, which operates under comprehensive charters and has overseen other significant corporate governance improvements at the Company. The Committee is charged with continually evaluating additional measures to ensure that we are governed in a manner that will best facilitate our growth and increase shareholder value.

After careful consideration, our wholly independent NCHRC has joined the entire Board of Directors in concluding that our current Board structure is beneficial to both the Company and its shareholders and should be retained. They strongly oppose this proposal to diminish the advantages of the classified Board structure.

Vote Required

This shareholder proposal is to amend certain provisions of our Articles of Incorporation and Bylaws to eliminate our classified Board structure. The affirmative vote of the holders of shares of our Common Stock representing a majority of the votes cast on the matter is required for the approval of the nonbinding shareholder proposals described in this Proxy Statement. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval. Because each the shareholder proposal presents a nonbinding resolution, we will not be required to take the requested action if either proposal is approved; however, we will reevaluate our recommendations if such proposals are approved.

The Board of Directors Recommends that You Vote “Against”

Proposal No. 9, the Shareholder Proposal.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Certain statements contained in this Proxy Statement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends,” or other similar words or terms are intended to identify forward-looking statements. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by risk factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and our Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, as amended, and June 30, 2010, including:

•	We may be unable to close the Private Placement under the Investment Agreement or carry out our Recapitalization Plan;

•	We need to raise additional capital that may not be available to us when needed;

•	The Company may not be able to meet federal regulatory requirements regarding the restoration of capital of BOHR and the other requirements of the Written Agreement;

•	BOHR is restricted from accepting brokered deposits and offering interest rates on deposits that are substantially higher than the prevailing rates in our market;

•	Our auditor believes there is substantial doubt as to whether we are a going concern if we are not able to carry out our Recapitalization Plan;

•	We may become subject to additional regulatory restrictions or be placed in receivership in the event that our regulatory capital levels continue to decline;

•

Current and future increases in FDIC insurance premiums, including the FDIC special assessment imposed on all FDIC-insured institutions, will decrease our earnings. In addition, FDIC insurance assessments will likely increase from the inability to maintain a well capitalized status, which would further decrease earnings;

•	We have entered into a written agreement with the Reserve Bank, which will requires us to designate a significant amount of resources to complying with the agreement;

•	Our estimate for losses in our loan portfolio may be inadequate, which would cause our results of operations and financial condition to be adversely affected;

•	We have had and may continue to have large numbers of problem loans and difficulties with our loan administration, which could increase our losses related to loans;

•	Our lack of eligibility to continue to use a short form registration statement on Form S-3 may affect our short-term ability to access the capital markets;

•

If our Company were to suffer loan losses similar in amounts to those that may be predicted by a SCAP test, they could have a material adverse effect on our results of operations and the price, and market for, our Common Stock;

•	Governmental regulation and regulatory actions against us may impair our operations or restrict our growth;

•

If the value of real estate in the markets we serve were to decline materially, a significant portion of our loan portfolio could become under-collateralized, which could have a material adverse effect on us;

•	Our construction and land development, commercial real estate, and equity line lending may expose us to a greater risk of loss and hurt our earnings and profitability;

•	Our lending on vacant land may expose us to a greater risk of loss and may have an adverse effect on results of operations;

•	Difficult market conditions have adversely affected our industry;

•	A significant part of Gateway’s loan portfolio is unseasoned, and we can give no assurances as to the levels of future losses related to that portfolio;

•

We are not paying dividends on our preferred stock or Common Stock and are deferring distributions on our Trust Preferred Securities, and we are prevented in otherwise paying cash dividends on our Common Stock. The failure to resume paying dividends on our Series C Preferred and Trust Preferred Securities may adversely affect us;

•

Our ability to maintain adequate sources of funding and liquidity may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•	We may face increasing deposit-pricing pressures, which may, among other things, reduce our profitability;

•	We may continue to incur losses if we are unable to successfully manage interest rate risk;

•	A substantial decline in the value of our Federal Home Loan Bank common stock may result in an “other-than-temporary” impairment charge;

•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;

•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;

•	We face a variety of threats from technology based frauds and scams;

•

Virginia law and the provisions of our Articles of Incorporation and Bylaws could deter or prevent takeover attempts by a potential purchaser of our Common Stock that would be willing to pay you a premium for your shares of our Common Stock;

•	Our directors and officers have significant voting power;

•

Our management has identified a material weakness in our internal control over financial reporting, which if not properly remediated could result in material misstatements in our future interim and annual financial statements and have a material adverse effect on our business, financial condition, and results of operations and the price of our Common Stock;

•	Current levels of market volatility are unprecedented;

•	The Company has issued three series of preferred stock that have rights that are senior to those of its common shareholders;

•	Because of our participation in TARP, we are subject to several restrictions including restrictions on compensation paid to our executives;

•

Our business, financial condition, and results of operations are highly regulated and could be adversely affected by new or changed regulations and by the manner in which such regulations are applied by regulatory authorities;

•	Banking regulators have broad enforcement power, but regulations are meant to protect depositors, and not investors;

•	The fiscal, monetary and regulatory policies of the Federal Government and its agencies could have a material adverse effect on our results of operations;

•	There can be no assurance that recently enacted legislation will stabilize the U.S. financial system;

•	The soundness of other financial institutions could adversely affect us.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We undertake no obligation to update publicly any of these statements in light of future events.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or our website at http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4066242. Written requests for copies of the documents we file with the SEC should be directed to Attn: John A.B. “Andy” Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

CERTAIN ITEMS

Certain items required by Regulation S-K are derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, as amended, and June 30, 2010, the requisite portions of which are contained in Appendix P attached hereto. Namely, financial statements meeting the requirements of Regulation S-K (other than the pro forma information which appears on page 49), Item 302 supplementary financial information, Item 303 management’s discussion and analysis of financial condition and results of operations, Item 304 changes in and disagreements with accountants on accounting and financial disclosure and Item 305 quantitative and qualitative disclosures about market risk are all contained in Appendix P. This appendix is specifically deemed to be part of this Proxy Statement.

You should rely only upon the information provided in this document, or attached hereto. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information contained in the attached appendices, is accurate as of any date other than the date indicated on the front cover or the date given in the applicable document.

OTHER MATTERS

Our Principal Accountants

Representatives of YHB will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accountants

Amounts paid to YHB for work performed in 2009 and 2008 appear below:

	2009		2008
Audit fees(1)	329,846		$233,500
Audit-related fees	132,254	(3)	90,118	(2)
Tax fees(4)	45,115		12,500
All other fees(5)	21,000		34,125

(1)	Fees for financial statement audit, including audit of internal control over financial reporting and interim reviews.
(2)	Fees for assistance with the Shore and Gateway mergers and related S-4 filings, assistance with the TARP transaction and related S-3 filing, employee benefit plan audit, HUD audit for Gateway Mortgage, and consultations concerning financial accounting reporting standards and other related issues.
(3)	Fees for assistance with capital raise efforts and related S-3, assistance with Gateway merger and related S-4, assistance with TARP transaction and related S-3, employee benefit plan audit, assistance with S-8 filing regarding Gateway 401k plan, and consultations concerning financial accounting reporting standards and other related issues.
(4)	Fees for preparing federal and state income tax returns and consultation regarding tax compliance issues.
(5)	Fees for SysTrust audit of systems reliability and agreed upon procedures for vulnerability testing.
As stated in the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided by the firm of independent auditors. During 2009, the Audit Committee pre-approved 100% of services provided by YHB. The Audit Committee has considered the provisions of these services by YHB and has determined that the services are compatible with maintaining YHB’s independence.

No other matters may come before the Annual Meeting. Currently, in accordance with our Bylaws, the only matters to be acted on at the Annual Meeting are those described in this Proxy Statement, along with any necessary procedural matters related to the Annual Meeting. As to procedural matters, or any other matters that are determined to be properly brought before the Annual Meeting calling for a vote of the shareholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

FUTURE SHAREHOLDER PROPOSALS

The next Annual Meeting of Shareholders will be held by the Company on or about [—], 2011. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s Proxy Statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than [—], 2011. All such proposals and notifications should be sent to Attn: John A.B. “Andy” Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to the Secretary of the Company at our principal executive office not later than (i) 45 days before the date on which we first mailed proxy materials for the prior year’s annual meeting of shareholders or (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a Proxy Statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the Bylaws, without charge, upon written request to the Chief Executive Officer of the Company. Based upon an anticipated mailing date of [—], 2010 for the 2010 Proxy, the Company must receive proper notice of any such shareholder nomination no later than [•], 2010.

GENERAL

Our 2009 Annual Report to Shareholders accompanies this Proxy Statement. Upon written request, we will provide shareholders with a copy of our Annual Report on Form 10-K for the year ended December 31, 2009, as amended and filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Attn: John A.B. “Andy” Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

BY ORDER OF THE BOARD OF DIRECTORS OF THE COMPANY

Norfolk, Virginia	/s/ WENDY W. SMALL
August [—], 2010	Wendy W. Small, Secretary

Appendix A

Articles of Amendment to Articles of Incorporation (share increase)

ARTICLES OF AMENDMENT

TO

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

HAMPTON ROADS BANKSHARES, INC.

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:

1.	The name of the corporation is Hampton Roads Bankshares, Inc.

2.	The Corporation’s Amended and Restated Articles of Incorporation (the “Articles”) are amended as follows:

(a)	Article III, paragraph (a) of the Articles is hereby amended and restated in its entirety as follows:

“(a) The Corporation shall have the authority to issue 1,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 1,000,000 shares of Preferred Stock, no par value.”

3.	The foregoing amendment was adopted on [ ], 2010.

4.	Pursuant to Article VIII of the Corporation’s Amended and Restated Articles of Incorporation, this amendment has been approved and recommended by at least two-thirds (2/3) of the Board of Directors of the Corporation.

5.	The amendment was proposed by the board of directors and submitted to the shareholders in accordance with the provisions of Title 13.1, Chapter 9 of the Code of Virginia, and

(a)	The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment(s) were:

Designation	Number of outstanding shares	Number of votes

(b)	The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

Designation	Total votes FOR	Total votes AGAINST

(c)	The total number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

IN WITNESS WHEREOF, Hampton Roads Bankshares Inc. has caused these Articles of Amendment to the Amended and Restated Articles of Incorporation to be signed by [                    ], a duly authorized officer of the Corporation, on                     .

HAMPTON ROADS BANKSHARES, INC.

By:
Name:
Title:

Appendix B

Articles of Amendment to Articles of Incorporation (reverse stock split)

ARTICLES OF AMENDMENT

TO

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

HAMPTON ROADS BANKSHARES, INC.

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:

1.	The name of the corporation is Hampton Roads Bankshares, Inc.

2.	The Corporation’s Amended and Restated Articles of Incorporation (the “Articles”) are amended as follows:

(a)	[The following paragraph is hereby added to the Articles as Article [ ], paragraph [ ]:

“[(i)] As of [time] on [date] (the “Effective Time”), a reverse stock split (“Reverse Stock Split”) will occur, a result of which each              shares of issued and outstanding Common Stock of the Corporation (“Old Common Stock”) shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be reclassified and converted into one (1) share of the Corporation’s Common Stock (“New Common Stock”). The Corporation will not issue fractional shares. The number of shares to be issued to each stockholder will be rounded up to the nearest whole number if, as a result of the Reverse Stock Split, the number of shares owned by any stockholder would not be a whole number. From and after the Effective Time, Old Certificates shall confer no right upon the holders thereof other than the right to exchange them for the New Certificates pursuant to the provisions hereof.”]

3.	The foregoing amendment was adopted on [ ], 2010.

4.	Pursuant to Article VIII of the Corporation’s Amended and Restated Articles of Incorporation, this amendment has been approved and recommended by at least two-thirds (2/3) of the Board of Directors of the Corporation.

5.	The amendment was proposed by the board of directors and submitted to the shareholders in accordance with the provisions of Title 13.1, Chapter 9 of the Code of Virginia, and

(a)	The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment(s) were:

Designation	Number of outstanding shares	Number of votes

(b)	The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

Designation	Total votes FOR	Total votes AGAINST

2

(c)	The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

IN WITNESS WHEREOF, Hampton Roads Bankshares Inc. has caused these Articles of Amendment to the Amended and Restated Articles of Incorporation to be signed by [                    ], a duly authorized officer of the Corporation, on                     .

HAMPTON ROADS BANKSHARES, INC.

By:
Name:
Title:

3

Appendix C

Articles of Amendment to Articles of Incorporation (preferred stock amendments)

ARTICLES OF AMENDMENT

TO

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

HAMPTON ROADS BANKSHARES, INC.

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:

1.	The name of the corporation is Hampton Roads Bankshares, Inc.

2.	The Corporation’s Amended and Restated Articles of Incorporation (the “Articles”) are amended as follows:

(a)	Article III, paragraph (b) of the Articles is hereby amended by deleting the fourth sentence thereof.

(b)	Article III, paragraph (c) of the Articles is hereby amended by replacing the words “Series A Preferred Stock” with “Series A Convertible Preferred Stock” in the first sentence of the first paragraph thereof.

(c)	Article III, paragraph (c)(i) of the Articles is hereby amended and restated by deleting it in its entirety and replacing it with the following:

“(i) Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The authorized number of shares of Series A Preferred Stock shall be 23,266.”

(d)	Article III, paragraph (c)(ii) of the Articles is hereby amended by deleting the words “with respect to dividend rights and”.

(e)	Article III, paragraph (c)(iii) of the Articles is hereby amended and restated by deleting it in its entirety and replacing it with the following:

“(iii) Dividends. The holders of Series A Preferred Stock are not entitled to receive any dividends from the Corporation.”

(f)	Article III, paragraph (c)(iv) of the Articles is hereby amended by:

(1)	deleting the words “but prior to any distribution of assets to holders of the Common Stock,” in the first sentence thereof; and

(2)	replacing the amount “$1,000.00” with “$100.00” in the first sentence thereof.

(g)	Article III, paragraph (c)(v) of the Articles is hereby amended and restated by deleting it in its entirety and replacing it with the following:

“(v) Voting. Shares of Series A Preferred Stock shall be non-voting shares, and holders of Series A Preferred Stock shall have no right to vote on matters submitted to a vote of the Corporation’s shareholders (including any right to a class or series vote as may be contemplated by the VSCA).”

(h)	Article III, paragraph (c)(vi) of the Articles is hereby amended by replacing the amount “$1,000.00” with “$100.00”.

(i)	A new Article, Article III(c)(vii), shall be added to the Articles as follows:

“(vii)	Conversion Rights.

(A) The holders of the Series A Preferred Stock shall not be entitled to any right to convert voluntarily their shares of Series A Preferred Stock into shares of the Corporation’s Common Stock.

(B) Upon the first business day following the Closing (as defined in the Second Amended and Restated Investment Agreement, dated as of August 11, 2010, by and among the Corporation, Carlyle Global Financial Services Partners, L.P. and ACMO-HR, L.L.C., as may be amended (the “Investment Agreement”)), the Corporation shall have the right, but not the obligation, to convert in whole but not in part (the “Series A Corporation Conversion Right”) each outstanding share of Series A Preferred Stock into 375 shares of Common Stock, such Closing to be announced by means of a press release disseminated for publication and publicly filed by the Corporation with the Securities and Exchange Commission.

(C) To exercise a Series A Corporation Conversion Right, the Corporation shall deliver to each holder of record of Series A Preferred Stock an irrevocable written notice (a “Series A Corporation Conversion Notice”) indicating the effective date of the conversion, which date shall be no less than five business days and no more than ten business days after the date of such written notice (the “Series A Corporation Conversion Date”). On the Series A Corporation Conversion Date, all outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not certificates representing such shares are surrendered to the Corporation

2

(or to an agent designated by the Corporation), and certificates, if any, previously representing shares of Series A Preferred Stock shall represent only shares of Common Stock into which the shares of Series A Preferred Stock previously represented thereby have been converted pursuant hereto. Upon the occurrence of the conversion of the Series A Preferred Stock pursuant to this Article III(c)(vii), each holder of shares of Series A Preferred Stock shall surrender the certificates of Preferred Stock, if any, representing such holder’s shares to the Corporation, and, as promptly as practicable after receipt thereof, the Corporation shall deliver (or cause an agent designated by the Corporation to deliver) the shares of Common Stock issuable upon such conversion to such holder.

(D) The person or persons entitled to receive the shares of Common Stock issuable upon conversion of the Series A Preferred Stock effected by the Corporation’s exercise of the Series A Corporation Conversion Right shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Series A Corporation Conversion Date.

(E) No fractional shares of Common Stock shall be issued to any holder of shares of Series A Convertible Stock upon conversion of any shares of the Series A Preferred Stock, and any fractional shares that otherwise would be deliverable to any holder upon such conversion (after taking into account all shares of Series A Preferred Stock held by such holder) will instead be rounded upwards to the nearest whole common share.

(F) All Common Stock, which may be issued upon conversion of the Series A Preferred Stock, will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

(j)	Article III, paragraph (d) of the Articles is hereby amended by replacing the words “Series B Non-Convertible Non-Cumulative Perpetual Preferred Stock” with “Series B Convertible Perpetual Preferred Stock” in the first sentence of the first paragraph thereof.

(k)	Article III, paragraph (d)(i) of the Articles is hereby amended and restated by deleting it in its entirety and replacing it with the following:

“(i) Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Series B Convertible Perpetual Preferred Stock” (the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall be 37,550.”

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(l)	Article III, paragraph (d)(ii) of the Articles is hereby amended by deleting “with respect to dividend rights and.”

(m)	Article III, paragraph (d)(iii) of the Articles is hereby amended and restated by deleting it in its entirety and replacing it with the following:

(1)	“(iii) Dividends. The holders of Series B Preferred Stock are not entitled to receive any dividends from the Corporation.”

(n)	Article III, paragraph (d)(iv) of the Articles is hereby amended by:

(1)	Deleting the words “but prior to any distribution of assets to holders of the Common Stock,” in the first sentence thereof; and

(2)	replacing the amount “$1,000.00” with “$100.00” in the first sentence thereof.

(o)	Article III, paragraph (d)(v) of the Articles is hereby amended and restated by deleting it in its entirety and replacing it with the following:

“(v) Voting. Shares of Series B Preferred Stock shall be non-voting shares, and holders of Series B Preferred Stock shall have no right to vote on matters submitted to a vote of the Corporation’s shareholders (including any right to a class or series vote as may be contemplated by the VSCA).”

(p)	Article III, paragraph (d)(vi) of the Articles is hereby amended by replacing the amount “$1,000.00” with “$100.00”.

(q)	A new Article, Article III(d)(vii), shall be added to the Articles as follows:

“(vii)	Conversion Rights.

(A) The holders of the Series B Preferred Stock shall not be entitled to any right to convert voluntarily their shares of Series B Preferred Stock into shares of the Corporation’s Common Stock.

(B) Upon the first business day following the Closing (as defined in the Investment Agreement, the Corporation shall have the right, but not the obligation, to convert in whole but not in part (the “Series B Corporation Conversion Right”) each outstanding share of Series B Preferred Stock into 375 shares of Common Stock, such Closing to be announced by means of a press release disseminated for publication and publicly filed by the Corporation with the Securities and Exchange Commission.

(C) To exercise a Series B Corporation Conversion Right, the Corporation shall deliver to each holder of record of Series B Preferred

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Stock an irrevocable written notice (a “Series B Corporation Conversion Notice”) indicating the effective date of the conversion, which date shall be no less than five business days and no more than ten business days after the date of such written notice (the “Series B Corporation Conversion Date”). On the Series B Corporation Conversion Date, all outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not certificates representing such shares are surrendered to the Corporation (or to an agent designated by the Corporation), and certificates, if any, previously representing shares of Series B Preferred Stock shall represent only shares of Common Stock into which the shares of Series B Preferred Stock previously represented thereby have been converted pursuant hereto. Upon the occurrence of the conversion of the Series B Preferred Stock pursuant to this Article III(d)(vii), each holder of shares of Series B Preferred Stock shall surrender the certificates of Preferred Stock, if any, representing such holder’s shares to the Corporation, and, as promptly as practicable after receipt thereof, the Corporation shall deliver (or cause an agent designated by the Corporation to deliver) the shares of Common Stock issuable upon such conversion to such holder.

(D) The person or persons entitled to receive the shares of Common Stock issuable upon conversion of the Series B Preferred Stock effected by the Corporation’s exercise of the Corporation Conversion Right shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Series B Corporation Conversion Date.

(E) No fractional shares of Common Stock shall be issued to any holder of shares of Series B Convertible Stock upon conversion of any shares of the Series B Preferred Stock, and any fractional shares that otherwise would be deliverable to any holder upon such conversion (after taking into account all shares of Series B Preferred Stock held by such holder) will instead be rounded upwards to the nearest whole common share.

(F) All Common Stock, which may be issued upon conversion of the Series B Preferred Stock, will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

3.	The foregoing amendments were adopted on [ ], 2010.

4.	Pursuant to Article VIII of the Corporation’s Amended and Restated Articles of Incorporation, this amendment has been approved and recommended by at least two-thirds (2/3) of the Board of Directors of the Corporation.

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5.	The amendments were proposed by the board of directors and submitted to the shareholders in accordance with the provisions of Title 13.1, Chapter 9 of the Code of Virginia, and:

(a)	The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the amendments were:

Designation	Number of outstanding shares	Number of votes

(b)	The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

Designation	Total votes FOR	Total votes AGAINST

(c)	The total number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

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IN WITNESS WHEREOF, Hampton Roads Bankshares Inc. has caused these Articles of Amendment to the Amended and Restated Articles of Incorporation to be signed by [                    ], a duly authorized officer of the Corporation, on                     .

HAMPTON ROADS BANKSHARES, INC.

By:
Name:
Title:

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Appendix D

Second Amended and Restated Investment Agreement, dated as of August 11, 2010

EXECUTION VERSION

SECOND AMENDED & RESTATED INVESTMENT AGREEMENT

dated as of August 11, 2010

by and among

HAMPTON ROADS BANKSHARES, INC.,

CARLYLE GLOBAL FINANCIAL SERVICES PARTNERS, L.P.

and

ACMO-HR, L.L.C.

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6.5.	Amendment and Waivers	70
6.6.	Amendment and Restatement of Original Investment Agreement	70
6.7.	Counterparts and Facsimile	71
6.8.	Governing Law	71
6.9.	Jurisdiction	71
6.10.	WAIVER OF JURY TRIAL	71
6.11.	Notices	71
6.12.	Entire Agreement	73
6.13.	Successors and Assigns	73
6.14.	Captions	73
6.15.	Severability	73
6.16.	Third Party Beneficiaries	73
6.17.	Public Announcements	73
6.18.	Specific Performance	74
6.19.	No Recourse	74
6.20.	Consent to Supplemental Waiver	74

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LIST OF SCHEDULES AND EXHIBITS

Schedule I – Knowledge

Schedule II – Exchange Offer

Schedule III – Additional Disclosures

Exhibit A – Form of Voting Agreement

Exhibit B – Passivity or Anti-Association Commitments

Exhibit C – Legal Opinion

Exhibit D – Acknowledgement and Waiver of Executive Officers

Exhibit E – Acknowledgement and Waiver of Directors

Exhibit F – Preferred Stock Articles of Amendment

Exhibit G – General Articles of Amendment

Exhibit H – Equity Commitment Letter

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SECOND AMENDED AND RESTATED INVESTMENT AGREEMENT, dated as of August 11, 2010 (this “Agreement”), by and among Hampton Roads Bankshares, Inc., a Virginia corporation (the “Company”), Carlyle Global Financial Services Partners, L.P. and ACMO-HR, L.L.C. (each, an “Anchor Investor”, and collectively, the “Anchor Investors”).

RECITALS:

A. Second Amended and Restated Agreement. In connection with the execution of the Additional Agreements (as defined in Recital C), the Company and the Anchor Investors desire to amend and restate, in its entirety, the Investment Agreement, dated as of May 23, 2010 (the “Original Investment Agreement”), and the Amended and Restated Investment Agreement, dated as of June 30, 2010 (the “Amended and Restated Investment Agreement”), by among the Company and the Anchor Investors, with this Agreement.

B. The Investment. The Company intends to issue and sell to the Anchor Investors, and the Anchor Investors, severally and not jointly, intend to purchase from the Company, the number of shares of Common Stock of the Company (the “Common Stock” or “Common Shares”) as will result in (i) the Carlyle Anchor Investor owning a number of Common Shares equal to 23.3% of the shares of Common Stock outstanding immediately after giving effect to the transactions contemplated by the Transaction Documents (and assuming the Rights Offering is fully subscribed without use of the backstop commitments) for an aggregate purchase price of $72,982,786 and (ii) the Anchorage Anchor Investor owning a number of Common Shares equal to 21.3% of the shares of Common Stock outstanding immediately after giving effect to the transactions contemplated by the Transaction Documents (and assuming the Rights Offering is fully subscribed without use of the backstop commitments) for an aggregate purchase price of $66,708,076 (the “Investment”). Subject to the satisfaction or waiver of the terms and conditions to be satisfied at or prior to the First Closing, a portion of the Common Shares to be purchased pursuant to the Investment shall be purchased at the First Closing and, subject to the satisfaction or waiver of the conditions to be satisfied at or prior to the Second Closing, the remainder of the Common Shares to be purchased pursuant to the Investment shall be purchased at the Second Closing.

C. Other Private Placements. The Company intends to effect one or more private placement transactions of Common Stock to accredited investors (the “Additional Investors”, and together with the Anchor Investors, the “Investors”) with the closing of such transactions to occur simultaneously with the First Closing (the “Other Private Placements”). The Investment and the Other Private Placements are currently anticipated to generate approximately $255.0 million of gross proceeds to the Company, and the Company, in connection with the Other Private Placements, shall enter into agreements with the Additional Investors (including the CapGen Investment Agreement) (the “Additional Agreements”).

D. TARP Exchange. The United States Department of Treasury (the “Treasury”) holds (i) 80,347 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “TARP Preferred Stock”) and (ii) a warrant, dated December 31, 2008, to purchase 1,325,858 shares of the Common Stock at an exercise price of $9.09 per share (the “TARP Warrant”). On the terms and subject to the conditions set forth in a letter dated May 18, 2010 from Treasury to the Company (the “Treasury Letter”), and an Exchange Agreement to be executed by the Treasury and the Company incorporating the terms of the Treasury Letter (the “Exchange Agreement”), the Company intends to exchange the TARP Preferred Stock for a new series of mandatorily convertible preferred stock (the “Convertible Preferred Stock”), which such shares the Company will then convert into 52,225,550 shares of Common Stock (subject to adjustment as provided therein), and to amend the TARP Warrant to, among other things, reduce the exercise price thereof to $0.40 per share (collectively, the “TARP Exchange”).

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E. Exchange Offers. Prior to the First Closing, the Company intends to conduct exchange offers (the “Exchange Offers”) pursuant to which the Company will offer to exchange each share of the Non-Convertible Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) for Common Shares and each share of the Non-Convertible Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) for Common Shares, in each case on the terms set forth on Schedule II hereto.

F. Charter Amendment and Stockholder Proposals. In connection with the transactions contemplated hereby and the Exchange Offers, the Company will call a special meeting of stockholders for the purpose of (i) increasing the authorized number of Common Shares to an amount necessary to consummate the transactions contemplated by the Transaction Documents and the other transactions referred to herein and therein, (ii) amending the terms of the Series A Preferred Stock and the Series B Preferred Stock, (iii) approving the issuance of the Common Shares pursuant to NASDAQ Marketplace Rules 5635(b) and 5635(d), (iv) approving a reverse stock split of the Common Shares, if such approval is required by the NASDAQ Marketplace Rules or as the Company otherwise deems necessary and (v) adopting certain other amendments to the Articles of Incorporation of the Company.

G. The Rights Offering. Following the First Closing, the Company will commence a rights offering providing holders of record of the Common Stock on the day prior to the First Closing Date with the right to invest in Common Stock at the same price per share paid by the Anchor Investors. The rights will be non-transferable and will provide for the purchase of not less than $20 million and up to $40 million of Common Stock by such existing stockholders, as determined by the Company.

H. Voting Agreements. Each of the members of the Board of Directors has entered into separate voting agreements substantially in the form of Exhibit A hereto whereby such member of the Board of Directors agrees to vote their shares of Common Stock in favor of the Stockholder Proposals.

I. Equity Commitment Letter. Concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, the Anchorage Anchor Investor and Anchorage Capital Master Offshore, Ltd. (“ACMO”) have entered into an equity commitment letter, dated as of the date hereof (the “Equity Commitment Letter”), which supersedes that certain equity commitment letter dated May 23, 2010, and that certain equity commitment letter dated June 30, 2010, between ACMO and the Anchorage Anchor Investor.

NOW, THEREFORE, in consideration of the foregoing mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Anchor Investor, severally and not jointly, hereby agree as follows:

ARTICLE I

PURCHASE; CLOSINGS

1.1. Issuance, Sale and Purchase.

(a) At the First Closing, subject to the terms and conditions set forth herein, the Company agrees to issue and sell (i) to the Carlyle Anchor Investor, and the Carlyle Anchor Investor, severally and not jointly with the Anchorage Anchor Investor, agrees to purchase from the Company, free and clear of any Liens, the number of Common Shares (excluding any shares of Common Stock issuable upon exercise in full of the warrant to be issued to an Affiliate of the Carlyle Anchor Investor pursuant to the Carlyle Investor Letter (the “Carlyle Warrant”)) equal to 24.1% of the shares of Common Stock

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outstanding immediately after giving effect to the transactions contemplated by the Transaction Documents to occur simultaneously with or prior to the First Closing Date, for an aggregate purchase price of $65,982,786 payable by the Carlyle Anchor Investor to the Company and (ii) to the Anchorage Anchor Investor, and the Anchorage Anchor Investor, severally and not jointly with the Carlyle Anchor Investor, agrees to purchase from the Company, free and clear of any Liens, the number of Common Shares (excluding any shares of Common Stock issuable upon exercise in full of the warrants to be issued to an Affiliate of the Anchorage Anchor Investor pursuant to the Anchorage Investor Letter (the “Anchorage Warrants”, and together with the Carlyle Warrant, the “Warrants”)) equal to 22.4% of the shares of Common Stock outstanding immediately after giving effect to the transactions contemplated by the Transaction Documents to occur simultaneously with or prior to the First Closing Date, for an aggregate purchase price of $61,208,076 payable by the Anchorage Anchor Investor to the Company (the amounts payable pursuant to clause (i) and (ii) above, collectively the “First Purchase Price”).

(b) At the Second Closing, subject to the terms and conditions set forth herein, the Company agrees to issue and sell (i) to the Carlyle Anchor Investor, and the Carlyle Anchor Investor, severally and not jointly with the Anchorage Anchor Investor, agrees to purchase from the Company, free and clear of any Liens, the number of Common Shares (excluding any shares of Common Stock issuable upon exercise in full of the Carlyle Warrant) equal to 23.3% of the shares of Common Stock outstanding immediately after giving effect to the Rights Offering and the other transactions contemplated by the Transaction Documents to occur simultaneous with or prior to the Second Closing (including the backstop purchase to be provided, if required, by CapGen pursuant to the CapGen Investment Agreement), for an aggregate purchase price of $7,000,000 payable by the Carlyle Anchor Investor to the Company and (ii) to the Anchorage Anchor Investor, and the Anchorage Anchor Investor, severally and not jointly with the Carlyle Anchor Investor, agrees to purchase from the Company, free and clear of any Liens, the number of Common Shares (excluding any shares of Common Stock issuable upon exercise in full of the Anchorage Warrants) equal to 21.3% of the shares of Common Stock outstanding immediately after giving effect to the transactions contemplated by the Transaction Documents to occur simultaneous with or prior to the Second Closing (including the backstop purchase to be provided, if required, by CapGen pursuant to the CapGen Investment Agreement), for an aggregate purchase price of $5,500,000 payable by the Anchorage Anchor Investor to the Company (the “Second Purchase Price”; and together with the First Purchase Price, the “Purchase Price”).

1.2. Closings; Deliverables for Closings; Conditions of Closings.

(a) First Closing. The closing of the purchase of the Common Shares by the Anchor Investors pursuant to Section 1.1(a) (the “First Closing”) shall occur on the second Business Day following the satisfaction or waiver of the conditions to the First Closing set forth in Section 1.2(d) (other than those conditions that by their nature are to be satisfied at the First Closing, but subject to the satisfaction or waiver of those conditions) (provided, that the Company shall provide the Anchor Investors with notice of the First Closing Date and provided further that the First Closing Date shall be postponed as necessary to ensure that the First Closing Date occurs no earlier than ten (10) Business Days after the foregoing notice has been provided by the Company to the Anchor Investors) at the offices of Simpson Thacher & Bartlett located at 425 Lexington Avenue, New York, NY 10017 or such other date or location as agreed in writing by the parties. The date of the First Closing is referred to as the “First Closing Date.”

(b) Second Closing. The closing of the purchase of the Common Shares by the Anchor Investors pursuant to Section 1.1(b) (the “Second Closing”) shall occur on the date of the closing of the Rights Offering and the backstop purchase to be provided, if required, by CapGen pursuant to the CapGen Investment Agreement following the satisfaction of the conditions to the Second Closing set forth in Section 1.2(f) (other than those conditions that by their nature are to be satisfied at the Second

6

Closing, but subject to the satisfaction or waiver of those conditions) (provided, that the Company shall provide the Anchor Investors with notice of the Second Closing Date and provided further that the Second Closing Date shall be postponed as necessary to ensure that the Second Closing Date occurs no earlier than ten (10)F Business Days after the foregoing notice has been provided by the Company to the Anchor Investors) at the offices of Simpson Thacher & Bartlett located at 425 Lexington Avenue, New York, NY 10017 or such other date or location as agreed in writing by the parties. The date of the Second Closing is referred to as the “Second Closing Date.” The term “Closing” shall apply to the First Closing and/or the Second Closing, as applicable and the term “Closings” shall refer to the First Closing and the Second Closing, collectively. The term “Closing Date” shall apply to the First Closing Date and/or the Second Closing Date, as applicable and the term “Closing Dates” shall refer to the First Closing Date and the Second Closing Date, collectively.

(c) First Closing Deliverables. At the First Closing the parties shall make the following deliveries:

(A) The Company shall have delivered to each Anchor Investor a certificate evidencing the incorporation and good standing of the Company and each of the Company Subsidiaries as of a date within ten (10) Business Days before the First Closing Date;

(B) The Company shall have delivered (or shall deliver concurrently with the First Closing) to each Anchor Investor the number of the Common Shares to be purchased pursuant to Section 1.1(a) registered in the name of such Anchor Investor;

(C) The Company shall have delivered to such Anchor Investor such other documents relating to the purchase and sale of the Common Shares contemplated by this Agreement as such Anchor Investors shall have reasonably requested; and

(D) The Escrow Agent shall deliver concurrently with the First Closing the Escrow Funds comprising the First Purchase Price by wire transfer of immediately available funds to the account provided to the Escrow Agent by the Company at least one (1) Business Day prior to the First Closing Date (the “Company Account”); provided, however, that any Anchor Investor that is an investment company registered under the Investment Company Act of 1940, as amended, shall not be required to deliver the Purchase Price prior to its receipt of the Common Shares purchased by it hereunder.

(d) First Closing Conditions. (1) The respective obligations of each Anchor Investor, on the one hand, and the Company, on the other hand, to consummate the First Closing are each subject to the satisfaction or written waiver by the Company and the Anchor Investors of the following conditions prior to the First Closing:

(A) No provision of any Law and no judgment, injunction, order or decree shall prohibit the First Closing or the Second Closing or shall prohibit or restrict the Anchor Investors or any of their Affiliates from owning or voting any Common Shares to be purchased pursuant to the Transaction Documents;

(B) All Governmental Consents required to have been obtained at or prior to the First Closing Date in connection with the execution, delivery or performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including the transactions to be effected at the Second Closing) shall have been obtained and shall be in full force and effect;

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(C) The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by the Transaction Documents under the HSR Act shall have expired or been earlier terminated; and

(D) The General Stockholder Proposals shall have been approved and adopted and the General Articles of Amendment shall have been duly filed with the Commonwealth of Virginia State Corporation Commission and shall be in full force and effect.

(2) The obligation of each Anchor Investor to purchase the Common Shares to be purchased by it at the First Closing is also subject to the satisfaction or written waiver by such Anchor Investor of the following conditions prior to the First Closing:

(A) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects on and as of May 23, 2010 and on and as of the First Closing Date as though made on and as of the First Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect with respect to the Company (and except that (1) representations and warranties made as of a specified date shall be true and correct as of such date and (2) the representations and warranties of the Company set forth in Section 2.2(b) (but only with respect to the last sentence thereof), Section 2.2(c), Section 2.2(f) and Section 2.2(q)(4) shall be true and correct in all respects;

(B) The Company shall have performed and complied with in all material respects all agreements, covenants and conditions required by the Transaction Documents to be performed by it on or prior to the First Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, the Company shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects);

(C) Each Anchor Investor shall have received a certificate, dated as of the First Closing Date, signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(d)(2)(A) and Section 1.2(d)(2)(B) have been satisfied on and as of the First Closing Date;

(D) The Investors, the Company and the Escrow Agent shall have executed and delivered the Escrow Agreement (as defined below) and the Escrow Agent shall have received prior to 5:00 pm (EST) on the Business Day immediately preceding the First Closing Date escrow funds in an amount equal to the anticipated proceeds from the sale of the Common Shares, in each case at a price per share of $0.40, in an aggregate amount of not less than $255,000,000;

(E) Each Anchor Investor shall have received written confirmation, satisfactory in its reasonable good faith judgment, from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Virginia Bureau of Financial Institutions (the “BFI”) to the effect that (or, with respect to clause (iii), each Anchor Investor shall otherwise be reasonably satisfied that) the purchase of the Common Shares and the consummation of the Closings and the transactions contemplated by the Transaction Documents will not result in the Anchor Investor or any of its Affiliates

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being deemed in control of the Company for purposes of (i) the Bank Holding Company Act of 1956, as amended (the “BHC Act”), (ii) the Code of Virginia, or (iii) the cross-guaranty liability provisions of the Federal Deposit Insurance Act, as amended (the “FDI Act”), or (iv) otherwise being regulated as a bank holding company within the meaning of the BHC Act;

(F) Each Anchor Investor shall have received from the Federal Reserve a written non-objection to the notice filed by such Anchor Investor in connection with its purchase of shares of Common Stock pursuant to the Change of Bank Control Act of 1978, as amended;

(G) There shall not be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Company or the Company Subsidiaries, the Anchor Investors or the transactions contemplated by the Transaction Documents, by any Governmental Entity, whether in connection with the Governmental Consents specified in Section 1.2(d)(1)(B) or otherwise, which imposes any restriction or condition (other than such restrictions as are described in the passivity or anti-association commitments described on Exhibit B hereto) which any Anchor Investor determines, in its reasonable good faith judgment, is materially and unreasonably burdensome or would reduce the benefits of the transactions contemplated hereby to such Anchor Investor to such a degree that such Anchor Investor would not have entered into the Transaction Documents had such condition or restriction been known to it on May 23, 2010 (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, any requirements to disclose the identities of limited partners, shareholders or members of any Anchor Investor or its Affiliates or its investment advisors, other than Anchorage Capital Partners, L.P. and Anchorage Capital Partners Offshore, Ltd., shall be deemed a Burdensome Condition unless otherwise determined by such Anchor Investor in its sole discretion);

(H) As of the First Closing Date, the Company and the Company Subsidiaries shall have, on a consolidated basis, (a) at least $200,000,000 in (i) cash and due from banks, (ii) deposits in other banks, (iii) overnight funds sold and due from the Federal Reserve Bank and (iv) securities available for sale that have not been pledged and for which a liquid market and price quotations are immediately available through a major securities dealer; and (b) at least $2,200,000,000 in non-brokered deposits (including money market, demand, checking, savings and transactional accounts and certificates of deposits);

(I) Since May 23, 2010, a Material Adverse Effect shall not have occurred and no change or other event shall have occurred that, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

(J) The Company shall have received (or shall receive concurrently with the First Closing) proceeds from the sale of Common Shares pursuant to the Investment at the First Purchase Price set forth herein and from the Other Private Placements, in each case at a price per share of $0.40, in an aggregate amount of not less than $235,000,000;

(K) Either (i) not less than 100% of the aggregate liquidation preference of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock shall have been exchanged for Common Shares pursuant to the Exchange Offers or (ii) (A) not less than 51% of the aggregate liquidation preference of the outstanding shares of

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the Series A Preferred Stock and the Series B Preferred Stock shall have been exchanged for Common Shares pursuant to the Exchange Offer and (B) the Series A Stockholder Proposals and the Series B Stockholder Proposals shall have been approved and adopted and the Preferred Stock Articles of Amendment shall have been duly filed with the Commonwealth of Virginia State Corporation Commission and shall be in full force and effect.

(L) (1) All of the Convertible Preferred Stock issued by the Company shall have been Tier 1 capital at all times while outstanding under applicable Law and Federal Reserve regulations and guidelines, unless all conditions to conversion of all shares of Convertible Preferred Stock were satisfied or waived in writing prior to the issuance of such shares and such Convertible Preferred Stock was issued and converted into Common Stock on the same day; and (2) contemporaneously with the First Closing, all of the TARP Preferred Stock shall have been exchanged for or converted into 52,225,550 shares of Common Stock, directly or through an exchange into and conversion of the Convertible Preferred Stock into Common Stock immediately following and on the same day the Convertible Preferred Stock was issued;

(M) The TARP Warrants shall have been amended to reflect the reduced conversion price of $0.40 per share pursuant to the terms and conditions of the Treasury Letter;

(N) At any time after May 23, 2010, the Company shall not have agreed to enter into or entered into (a) any agreement or transaction in order to raise capital or (b) any transaction that resulted in, or would result in if consummated, a Change in Control of the Company, in each case, other than in connection with the transactions contemplated by the Transaction Documents;

(O) The Board of Directors shall have eleven (11) members, including two Designated Anchor Investor Directors, one designated by the CapGen Investor and the chief executive officer of the Company;

(P) Each Anchor Investor shall have received a certificate signed on behalf of the Company by a senior executive of the Company, dated as of the First Closing Date, certifying (a) the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by the Transaction Documents and the issuance of the Common Shares in the Other Private Placements, (b) the current versions of the Articles of Incorporation, as amended, and By-Laws, as amended, of the Company and (c) as to the signatures and authority of the individuals signing this Agreement and related documents on behalf of the Company.

(Q) At the First Closing, the Company shall have caused each Anchor Investor to receive, substantially in the forms set forth as Exhibit C hereto, opinions of Williams Mullen, counsel to the Company.

(R) (i) No later than 30 days after May 23, 2010, the Company shall have caused each of the executives identified in the Disclosure Schedules relating to Section 2.2(x)(7)(A), and each member of the Board of Directors, to execute an acknowledgement and a waiver, in the form attached as Exhibit D or Exhibit E hereto, as applicable and (ii) prior to the First Closing, the Company shall amend all Benefit Plans identified in the Disclosure Schedules relating to Section 2.2(x)(7) to clarify that the

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transactions contemplated by the Transaction Documents shall not result in or accelerate any payment or severance benefit becoming due to any current of former employee, officer or director of the Company or any Company Subsidiary; and

(S) The Common Stock, including the Common Shares issued hereunder, (i) shall be designated for listing and quotation on the Nasdaq Stock Market and (ii) shall not have been suspended, as of the First Closing Date, by the SEC or the Nasdaq Stock Market from trading on the Nasdaq Stock Market.

(3) The obligations of the Company hereunder to issue and sell the Common Shares to each Anchor Investor at the First Closing is subject to the satisfaction or written waiver by the Company of the following conditions prior to the First Closing:

(A) The representations and warranties of each Anchor Investor set forth in this Agreement shall be true and correct in all respects on and as of May 23, 2010 and on and as of the First Closing Date as though made on and as of the First Closing Date except where the failure to be true and correct (without regard to any materiality qualifications contained therein) would materially adversely affect the ability of such Anchor Investor to perform its obligations hereunder;

(B) Each Anchor Investor shall have performed and complied with in all material respects all agreements, covenants and conditions required by the Transaction Documents to be performed by it on or prior to the First Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, each Anchor Investor shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects).

(C) The Company shall have received a certificate, dated as of the First Closing Date, from each Anchor Investor signed on behalf of such Anchor Investor by a senior executive officer of such Anchor Investor certifying to the effect that the conditions set forth in Section 1.2(d)(3)(A) and Section 1.2(d)(3)(B) have been satisfied on and as of the First Closing Date.

(e) Second Closing Deliverables. At the Second Closing the parties shall make the following deliveries:

(A) The Company shall have delivered (or shall deliver concurrently with the Second Closing) to each Anchor Investor the number of the Common Shares to be purchased pursuant to Section 1.1(b), registered in the name of such Anchor Investor;

(B) The Company shall have delivered to such Anchor Investor such other documents relating to the purchase and sale of the Common Shares contemplated by this Agreement as such Anchor Investors shall have reasonably requested in connection with the Second Closing; and

(C) The Escrow Agent shall deliver concurrently with the Second Closing the Escrow Funds comprising the Second Purchase Price by wire transfer of immediately available funds to the Company Account; provided, however, that any Anchor Investor that is an investment company registered under the Investment Company Act of 1940, as amended, shall not be required to deliver the Purchase Price prior to its receipt of the Common Shares purchased by it hereunder.

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(f) Second Closing Conditions. The respective obligations of each Anchor Investor, on the one hand, and the Company, on the other hand, to consummate the Second Closing are each subject to the satisfaction of the following conditions prior to the Second Closing:

(A) The First Closing shall have been consummated in accordance with the terms of this Agreement;

(B) The Rights Offering shall have been consummated in accordance with the terms of this Agreement; and

(C) The Company shall have received (or shall receive concurrently with the Second Closing) proceeds from the sale of the Common Shares pursuant to the Investment, the Other Private Placements and the Rights Offering, in each case at the purchase prices set forth herein and at a price per share of $0.40, an aggregate amount of not less than $275,000,000.

1.3. Escrow.

Prior to the First Closing, each of the Anchor Investors, the Company and Mellon Investors LLC (the “Escrow Agent”) shall have entered into an escrow agreement substantially in the form customarily provided by the Escrow Agent, subject to such modifications as may be mutually agreed to conform such agreement to the transactions contemplated by the Transaction Documents (the “Escrow Agreement”). The Escrow Agreement will provide that (a) no later than 5:00 pm (EST) on the Business Day immediately preceding the First Closing, each of the Anchor Investors shall deposit into escrow by wire transfer of immediately available funds the Purchase Price payable for its portion of the Investment (the “Escrow Funds”) and (b) the Escrow Funds shall be disbursed to the Company Account only after (i) with respect to the First Closing, all of the conditions contained in Section 1.2(d)(2) of this Agreement, and (ii) with respect to the Second Closing, all of the conditions contained in Section 1.2 (f) of this Agreement, have been satisfied or waived by each of the Anchor Investors.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1. Certain Terms.

(a) As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, would reasonably be expected to (i) result in a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) materially impair or delay the ability of the Company or any of the Company Subsidiaries to perform its or their obligations under the Transaction Documents to consummate either Closing or any of the transactions contemplated hereby or thereby; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from (A) actions or omissions of the Company or any Company Subsidiary expressly required by the terms of the Transaction Documents; (B) changes, after May 23, 2010, in general economic conditions in the United States, including financial market volatility or downturn, (C) changes, after May 23, 2010, affecting generally the industries or markets in which the Company operates, (D) acts of war, sabotage or terrorism, military actions or the escalation thereof, or outbreak of disease, (E) any changes, after May 23, 2010, in applicable Laws or accounting rules or principles, including changes in GAAP, (F) the announcement or pendency of the transactions contemplated by the Transaction Documents or (G) any failure by the

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Company or any of the Company Subsidiaries to meet any internal projections or forecasts with regard to the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the determination of whether a Material Adverse Effect has occurred may be taken into account in determining whether there has been a Material Adverse Effect); provided further, however, that any circumstance, event, change, development or effect referred to in clauses (B), (C), (D) or (E) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such circumstance, event, change, development or effect has a disproportionate effect on the Company compared to other participants in the industries or markets in which the Company operates; and provided, further, however, that the parties agree that the facts, events or occurrences described on Schedule III attached hereto shall not constitute a Material Adverse Effect.

(b) As used in this Agreement, the term “Previously Disclosed” with regard to (1) any party means information set forth on its Disclosure Schedule corresponding or responsive to the provision of this Agreement, to which such information relates, provided, however, that if such information is disclosed in such a way as to make its relevance or applicability to another provision of this Agreement reasonably apparent on its face, such information shall be deemed to be responsive to such other provision of this Agreement, (2) the Company includes information regarding the Company set forth on Schedule III attached hereto and (3) the Company includes information publicly disclosed by the Company in (A) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed by it with the Securities and Exchange Commission (the “SEC”), (B) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed by it with the SEC or (C) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2010 available prior to May 23, 2010 (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature). Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Anchor Investors, as applicable.

2.2. Representations and Warranties of the Company.

Except as Previously Disclosed (other than with respect to Sections 2.2(a), 2.2(d)(1), 2.2(d)(3), 2.2(e), 2.2(l), 2.2(o), 2.2(p), 2.2(u), 2.2(v), 2.2(w), 2.2(y), 2.2(bb), 2.2(dd), 2.2(ee), 2.2(hh), 2.2(ii), 2.2(jj), 2.2(kk) and 2.2(ll)), the Company hereby represents and warrants to each of the Anchor Investors, as of May 23, 2010 and as of the First Closing Date (except for the representations and warranties that are as of a specific date which shall be made as of that date), that:

(a) Organization and Authority. Each of the Company and the Company Subsidiaries is a corporation or limited liability company duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company has furnished to the Anchor Investors true, correct and complete copies of the articles of incorporation and by-laws (or similar governing documents) as amended through the date of this Agreement for the Company, The Bank of Hampton Roads (“Hampton Roads”) and Shore Bank (“Shore”, and together with Hampton Roads, the “Banks”). The Company is duly registered as a bank holding company under the BHC Act.

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(b) Company Subsidiaries. The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (each, a “Company Subsidiary”, and, collectively, the “Company Subsidiaries”). Except for the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company owns, directly or indirectly, all of its interests in each Company Subsidiary free and clear of any and all Liens. The deposit accounts of Hampton Roads and Shore are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the FDI Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company beneficially owns all of the outstanding capital securities and has sole control of Hampton Roads and Shore.

(c) Capitalization. The authorized Capital Stock of the Company consists of (i) 100,000,000 shares of Common Stock and (ii)1,000,000 shares of preferred stock (including shares of Series A Preferred Stock, Series B Preferred Stock and TARP Preferred Stock) (the “Company Preferred Stock”). As of the close of business on May 14, 2010 (the “Capitalization Date”), there were 22,153,594 shares of Common Stock outstanding and 23,266 shares of Series A Preferred Stock, 37,550 shares of Series B Preferred Stock and 80,347 shares of TARP Preferred Stock outstanding. In addition, the TARP Warrant allows for the purchase of 1,325,858 shares of Common Stock by Treasury at an exercise price of $9.09 per share. Since the Capitalization Date and through the date of this Agreement, except in connection with the Transaction Documents and the transactions contemplated hereby and thereby, including the Investment, the Other Private Placements, the TARP Exchange, the Exchange Offers and the Rights Offering, the Company has not (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock. As of the close of business on the Capitalization Date, other than in respect of the Series A Preferred Stock, the Series B Preferred Stock, the TARP Preferred Stock, the TARP Warrant and awards outstanding under or pursuant to the Benefit Plans in respect of which an aggregate of 4,447,814 shares of Common Stock have been reserved for issuance (including 1,799,657 shares reserved with respect to the 2002 Dividend Reinvestment and Optional Cash Purchase Plan), no shares of Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the outstanding shares of Capital Stock or other securities of the Company or any of the Company Subsidiaries was issued, sold or offered by the Company or any Company Subsidiary in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction, or any applicable securities laws in the relevant jurisdictions outside of the United States. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Section 2.2(c) of the Disclosure Schedule sets forth the following information with respect to each outstanding option to purchase shares of Common Stock (a “Company Option”) or right to acquire shares of Common Stock (“Company Restricted Stock”) under the Hampton Roads Bankshares, Inc. 2006 Stock Incentive Plan, Bank of Hampton Roads Non-Qualified Limited Stock Option Plan for Directors and Employees, Gateway Financial Holdings, Inc. 2005 Omnibus Stock Ownership and Long Term Incentive Plan, Gateway Financial Holdings, Inc. 2001 Nonstatutory Stock Option Plan, Gateway Financial Holdings, Inc. 1999 Incentive Stock Option Plan, Gateway Financial Holdings, Inc. 1999 Nonstatutory Stock Option Plan, Gateway Financial Holdings, Inc. 1999 BOR Stock Option Plan, Shore Financial Corporation 2001 Stock Incentive Plan, and Shore Saving Bank, F.S.B. 1992 Stock Incentive Plan (the “Stock Plans”) which is true and correct as of May 23, 2010: (A) the name and, to the

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Knowledge of the Company, the country and state of residence of each holder of Company Options; (B) the number of shares of Common Stock subject to such Company Option, and as applicable for each Company Option, the date of grant, exercise price, number of shares vested or not otherwise subject to repurchase rights, reacquisition rights or other applicable restrictions as of May 23, 2010, vesting schedule or schedule providing for the lapse of repurchase rights, reacquisition rights or other applicable restrictions, the type of Company Option and the Stock Plan or other plan under which such Company Options were granted or purchased; and (C) whether, in the case of a Company Option, such Company Option is an Incentive Stock Option (within the meaning of the Code). The Company has made available to the Investors copies of each form of stock option agreement evidencing outstanding Company Options and has also delivered any other stock option agreements to the extent there are variations from the form of agreement, specifically identifying the holder(s) to whom such variant forms apply. An aggregate of 1,674,505 shares of Common Stock are held for the benefit of participants in the Hampton Roads Bankshares, Inc. 2008 Director Deferred Compensation Plan, Hampton Roads Bankshares, Inc. Executive Savings Plan, Bank of Hampton Roads 401(K) Plan, Hampton Roads Bankshares, Inc. Directors’ Deferred Compensation Plan, Director Emeritus Program Agreements, Hampton Roads Bankshares, Inc. 2002 Dividend Reinvestment and Optional Cash Purchase Plan, and Gateway Bank & Trust Company 401(K) Plan, all of which are issued and outstanding as of the Capitalization Date. As of the date of this Agreement, except for (x) the outstanding Company Options described in this Section 2.2(c) and listed on Section 2.2(c) of the Disclosure Schedule and (y) as set forth elsewhere in this Section 2.2(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of Capital Stock of the Company (including any rights plan or agreement). The Company has Previously Disclosed all shares of Company Capital Stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 31, 2009 and all dividends or other distributions that have been declared, set aside, made or paid to the stockholders of the Company since that date. Each Company Option under the Stock Plans (i) was granted in compliance with all applicable Laws and all of the terms and conditions of the Stock Plans pursuant to which it was issued, (ii) has an exercise price equal to or greater than the fair market value of a share of Common Stock at the close of business on the date of such grant, (iii) has a grant date identical to or following the date on which the Company’s Board of Directors or compensation committee actually awarded such Company Option, (iv) otherwise is exempt from or complies with Section 409A of the Code so that the recipient of such Company Option is not subject to the additional taxes and interest pursuant to Section 409A of the Code and (v) except for disqualifying dispositions, qualifies for the tax and accounting treatment afforded to such Company Option in the Company’s tax returns and the Company’s financial statements, respectively. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of Common Shares pursuant to the transactions contemplated by the Transaction Documents.

(d) Authorization; Compliance with Other Instruments; Other Contracts.

(1) The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. Except for authorization by stockholder approval of the Stockholder Proposals as contemplated by this Agreement, the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action on the part of the Company and no further approval or authorization is required on the part of the Company or its stockholders (other than the Preferred Stock Proposals and the General Stockholder Proposals). The Board of

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Directors has unanimously approved the agreements and the transactions contemplated by the Transaction Documents, including the Investment, the Other Private Placements, the TARP Exchange, the Exchange Offers and the Rights Offering. No other corporate proceedings are necessary for the execution and delivery by the Company of the Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby. This Agreement has been and the other Transaction Documents will have been at the First Closing duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each of the Anchor Investors and the other parties thereto, are, or in the case of documents executed after May 23, 2010, will be, upon execution, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms (except as enforcement may be limited by applicable insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2) Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests and other encumbrances of any kind (“Liens”) upon any of the material properties or assets of the Company or any Company Subsidiary, under any of the terms, conditions or provisions of (i) the articles of incorporation or by-laws (or similar governing documents) of the Company and each Company Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which it may be bound, or to which the Company or any of the Company Subsidiaries, or any of the properties or assets of the Company or any of the Company Subsidiaries may be subject, or (B) subject to receipt of the Governmental Consent referred to in Section 2.2(f), violate any Law applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(3) The only vote of the stockholders of the Company required to approve (A) increasing the authorized number of Common Shares to an amount necessary to consummate the transactions contemplated by the Transaction Documents and the other transactions referred to herein and therein, (B) amending the terms of the Series A Preferred Stock and the Series B Preferred Stock, (C) the issuance of the Common Shares pursuant to NASDAQ Marketplace Rules 5635(b) and 5635(d) and (D) a reverse stock split of the Common Shares, if such approval is required by the NASDAQ Marketplace Rules or as the Company otherwise deems necessary, is, with respect to clauses (A) and (D), the affirmative vote of the holders of not less than a majority of the outstanding Common Shares, with respect to clause (C), the affirmative vote of the holders of not less than a majority of the total votes cast by holders of Common Stock and with respect to clause (B), the affirmative vote of the holders of not less than a majority of the outstanding Series A Preferred Stock and the affirmative vote of the holders of not less than a majority of the outstanding Series B Preferred Stock, as applicable.

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(e) Exchange Offers and Proxy Statement.

(1) The issuance of Common Shares in connection with the Exchange Offers will be exempt from registration pursuant to Section 3(a)(9) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company has not paid or given, directly or indirectly, any commission or other remuneration to any Person for soliciting the acquisition of the Series A Preferred Stock and Series B Preferred Stock or the exchange as contemplated pursuant to the Exchange Offers. None of the information included or incorporated by reference in the Schedule TO or any amendment thereto will have, at the time such Schedule TO or amendment thereto was filed with the SEC and at the time it became effective under the Securities Act, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(2) The Proxy Statement will not have, at the date of mailing to stockholders and at the time of the meeting of stockholders to be held in connection with the Stockholder Proposals, contained any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of each of the dates in the foregoing sentence, the Proxy Statement will have complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC thereunder. The Board of Directors has unanimously recommended (i) that the stockholders entitled to vote thereon vote in favor of each of the Stockholder Proposals and (ii) that the holders of Series A Preferred Stock and Series B Preferred Stock tender their shares of Series A Preferred Stock and Series B Preferred Stock, respectively, in connection with each of the Exchange Offers.

(f) Governmental Consents. No Governmental Consents are necessary for the execution and delivery of the Transaction Documents or for the consummation by the Company of the transactions contemplated hereby and thereby.

(g) Litigation and Other Proceedings. Except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened, claim, action, suit, arbitration, complaint, charge or investigation or proceeding (each an “Action”), against the Company or any Company Subsidiary or any of its assets, rights or properties, nor is the Company or any Company Subsidiary a party or named as subject to the provisions of any order, writ, injunction, settlement, judgment or decree of any court, arbitrator or government agency, or instrumentality. There is no Action by the Company or any Company Subsidiary pending or which the Company or any Company Subsidiary intends to initiate (other than collection claims in the ordinary course of business). No director or officer of the Company is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty as of the date hereof. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

(h) Financial Statements. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, operations, changes in shareholders’ equity and cash flows, together with the notes thereto, included in any Company Report filed with the SEC prior to the date of this Agreement, and the unaudited consolidated balance sheets of

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the Company and the Company Subsidiaries as of March 31, 2010 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the period ending March 31, 2010, together with the notes thereto, included in the Company’s Form 10-Q filed with the SEC on May 17, 2010 (the “Interim Financials” and, collectively, the “Company Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) to the extent filed with the SEC, complied, as of their respective date of such filing, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and normal and recurring year-end audit adjustments not material to the financial condition of the Company and the Company Subsidiaries in the case of the Interim Financials).

(i) Reports. Since December 31, 2007, the Company and each Company Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be. As of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report that were enumerated within such report or otherwise were the subject of written correspondence with respect thereto. The Company Reports, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed and, as of the date of each such Company Report filed with or furnished to the SEC, or if amended prior to the date of this Agreement, as of the date of such amendment, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. Copies of all of the Company Reports not otherwise publicly filed have, to the extent allowed by applicable Law, been made available to the Anchor Investors by the Company.

(j) Internal Accounting and Disclosure Controls. The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described below in this Section 2.2(j). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over

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financial reporting. As of the date of this Agreement, the Company has no Knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2007, (i) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(k) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of the Company Subsidiaries and an unconsolidated or other Affiliated entity that is not reflected on the Company Financial Statements.

(l) Risk Management Instruments. All derivative instruments, including, swaps, caps, floors and option agreements entered into for the Company’s or any of the Company Subsidiaries’ own account were entered into (1) only in the ordinary course of business consistent with past practice, (2) in accordance with prudent practices and in all material respects with all Laws and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or any Company Subsidiary, as applicable, enforceable in accordance with its terms. Neither the Company, nor, to the Knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(m) No Undisclosed Liabilities. There are no liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for (i) liabilities adequately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet for the year ended December 31, 2009, and (ii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2009, and which have not or could not reasonably be expected to result in a Material Adverse Effect.

(n) Mortgage Banking Business. The Company and each of the Company Subsidiaries have complied in all material respects with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company has satisfied in all material respects, (i) all Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan. No Agency, Loan Investor or Insurer has (i) claimed in writing that the Company or any of the Company Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of the

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Company Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing material restrictions on the activities (including commitment authority) of the Company or any of the Company Subsidiaries or (iii) indicated in writing to the Company or any of the Company Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of the Company Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of the Company Subsidiaries’ compliance with Laws.

(o) Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information. The Company is not aware of, has not been advised of, and, to the Company’s Knowledge, has no reason to believe that any facts or circumstances exist that would cause it or any Company Subsidiary to be deemed to be (i) not operating in compliance, in all material respects, with the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the USA PATRIOT Act), any order or regulation issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or any other applicable anti-money laundering or anti-terrorist-financing statute, rule or regulation; or (ii) not operating in compliance in all material respects with the applicable privacy and customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder. The Company is not aware of any facts or circumstances that would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause it to undertake any material remedial action. The Company and each of the Company Subsidiaries have adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and they have complied in all respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder. The Company will not knowingly directly or indirectly use the proceeds of the sale of the Common Shares pursuant to transactions contemplated by the Transaction Documents, or lend, contribute or otherwise make available such proceeds to any Company Subsidiary, joint venture partner or other Person, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(p) Certain Payments. Neither the Company nor any of the Company Subsidiaries, nor any directors, officers, nor to the Knowledge of the Company, employees or any of their Affiliates or any other Person who to the Knowledge of the Company is associated with or acting on behalf of the Company or any of the Company Subsidiaries has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business for the Company or any of the Company Subsidiaries, (ii) to pay for favorable treatment for business secured by the Company or any of the Company Subsidiaries, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of the Company Subsidiaries, or (iv) in violation of any Law, or (b) established or maintained any fund or asset with respect to the Company or any of the Company Subsidiaries that was required to have been and was not recorded in the books and records of the Company or any of the Company Subsidiaries.

(q) Absence of Certain Changes. Since December 31, 2009 and except as Previously Disclosed, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course of business and consistent with prior practice, (2) none of the Company or any Company Subsidiary has issued any securities or incurred any liability or

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obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, (3) except for publicly disclosed ordinary dividends on the Common Stock and outstanding preferred stock, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its Capital Stock, (4) no fact, event, change, condition, development, circumstance or effect has occurred that has had or would reasonably be expected to have a Material Adverse Effect and (5) no material default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company or any Company Subsidiary or, to the Knowledge of the Company, on the part of any other party, in the due performance and observance of any term, covenant or condition of any agreement to which the Company or any Company Subsidiary is a party and which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r) Compliance with Laws. The Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and each Company Subsidiary. The Company and each Company Subsidiary have complied in all material respects and (i) are not in default or violation in any respect of, (ii) are not under investigation with respect to, and (iii) have not been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity (each, a “Law”), other than such noncompliance, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any of the Company Subsidiaries, and, as of the date hereof, each of Hampton Roads and Shore has a Community Reinvestment Act rating of “satisfactory” or better.

(s) Agreements with Regulatory Agencies. The Company and the Company Subsidiaries (i) are not subject to any cease-and-desist or other similar order or enforcement action issued by, (ii) are not a party to any written agreement, consent agreement or memorandum of understanding with, (iii) are not a party to any commitment letter or similar undertaking to, (iv) are not subject to any capital directive by, since December 31, 2007, and (v) each of the Company and the Company Subsidiaries has not adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company nor any of the Company Subsidiaries been advised since December 31, 2007 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement, except as set forth in the Disclosure Schedule (other than the Written Agreement with the Federal Reserve and the BFI effective as of June 17, 2010). The Company and the Company Subsidiaries are in compliance in all material respects with each Regulatory Agreement to which they are party or subject, and the Company and the Company Subsidiaries have not received any notice from any Governmental Entity indicating that either the Company or any of the Company Subsidiaries is not in compliance in all material respects with any such Regulatory Agreement.

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(t) Contracts. Except as Previously Disclosed, neither the Company nor any Company Subsidiary is a party to any contracts or agreements:

(1) relating to indebtedness for borrowed money, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing, but in any event excluding trade payables, securities transactions and brokerage agreements arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment) in excess of $100,000, except for those issued in the ordinary course of business;

(2) that constitutes a collective bargaining or other arrangement with any labor union;

(3) that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K;

(4) that is a lease or agreement under which the Company or any of the Company Subsidiaries is lessee of, or holds or operates, any property owned by any other Person;

(5) that is a lease or agreement under which the Company or any of the Company Subsidiaries is lessor of, or permits any Person to hold or operate, any property owned or controlled by the Company or any of the Company Subsidiaries;

(6) limiting the ability of the Company or any of the Company Subsidiaries to engage, in any material respect, in any line of business or to compete, whether by restricting territories, customers or otherwise, or in any other material respect, with any Person;

(7) that is a settlement, conciliation or similar agreement, the performance of which will involve payment after the First Closing Date of consideration in excess of $100,000;

(8) that relates to Intellectual Property Rights (other than a license granted to the Company for commercially available software licensed on standard terms with a total replacement cost of less than $100,000);

(9) that concerns the sale or acquisition of any material portion of the Company’s business;

(10) that concerns a partnership or joint venture;

(11) involving aggregate consideration liability in excess of $100,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than 90 days’ notice;

(12) that concerns any material hedge, collar, option, forward purchasing, swap, derivative or similar agreement, understanding or undertaking; and

(13) any other contract, agreement or understanding material to the Company or any of the Company Subsidiaries or their respective operations.

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Each Contract of a type Previously Disclosed above to this Section 2.2(t) (collectively, the “Material Contracts”), is (i) legal, valid and binding on the Company and the Company Subsidiaries which are a party to such contract, (ii) is in full force and effect and enforceable in accordance with its terms and (iii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by the Transaction Documents. Neither the Company nor any of the Company Subsidiaries, nor to the Company’s Knowledge, any other party thereto is in default under any Material Contract. No benefits under any Material Contract will be increased, and no vesting of any benefits under any Material Contract will be accelerated, by the occurrence of any of the transactions contemplated by the Transaction Documents, nor will the value of any of the benefits under any Material Contract be calculated on the basis of any of the transactions contemplated by the Transaction Documents. The Company and the Company Subsidiaries, and to the Knowledge of the Company, each of the other parties thereto, have performed in all material respects all material obligations required to be performed by them under each Material Contract, and to the Knowledge of the Company, no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration, under the agreement and no party thereto has repudiated any provision of such contract.

(u) Insurance. The Company and the Company Subsidiaries are, and will remain following consummation of the transactions contemplated by the Transaction Documents, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and that are of the type customary in the businesses and location in which the Company and the Company Subsidiaries are engaged. The Company and the Company Subsidiaries have not been refused any insurance coverage sought or applied for, and the Company and the Company Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

(v) Title. The Company and the Company Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and valid title to all personal property owned by them, in each case free and clear of all Liens, except for Liens which do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company or the Company Subsidiaries are valid, subsisting and enforceable leases with such exceptions that are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Company Subsidiaries.

(w) Intellectual Property Rights. The Company and the Company Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their business as conducted on the date of this Agreement. To the Knowledge of the Company, no product or service of the Company or the Company Subsidiaries infringes the Intellectual Property Rights of others. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries have not received notice of any claim being made or brought, or, to the Knowledge of the Company, being threatened, against the Company or any of the Company Subsidiaries regarding (i) their Intellectual Property Rights, or (ii) that the products or services of the Company or the Company Subsidiaries infringe the Intellectual Property Rights of others. The Company and the Company Subsidiaries are not aware of any facts or circumstances which might give rise to any of the foregoing claims. The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and

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all associated documentation used in the business of the Company and the Company Subsidiaries (the “IT Assets”) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with the business. To the Company’s Knowledge, no person has gained unauthorized access to the IT Assets. The Company and the Company Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry practices. The Company and the Company Subsidiaries take reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of customer, employee and other confidential information. The Company and the Company Subsidiaries have complied with all internet domain name registration and other requirements of internet domain registrars concerning internet domain names that are used in the business.

(x) Employee Benefits.

(1) Section 2.2(x) of the Disclosure Schedule sets forth a complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by the Transaction Documents or otherwise), whether formal or informal, oral or written, legally binding or not, under which (A) any current or former employee, director or consultant of the Company or any of the Company Subsidiaries (the “Company Employees”) has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or (B) the Company or any Company Subsidiary has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Benefit Plans”. Except as Previously Disclosed, there are no Benefit Plans that are sponsored solely by the Company and the Company Subsidiaries) (excluding Hampton Roads and Shore) (such Benefit Plans, the “Bankshares Benefits Plans”).

(2) With respect to each Benefit Plan, the Company and each Company Subsidiary has provided to the Anchor Investors a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description and other written communications (or a description of any oral communications) by the Company and the Company Subsidiaries to the Company Employees or other beneficiaries concerning the extent of the benefits provided under a Benefit Plan; (D) a summary of any proposed amendments or changes anticipated to be made to the Benefit Plans at any time within the twelve months immediately following May 23, 2010, and (E) for the three most recent years (x) the Form 5500 and attached schedules, (y) audited financial statements and (z) actuarial valuation reports.

(3) (A) Each Benefit Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other Laws; (B) each Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred,

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whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) no event has occurred and no condition exists that would subject the Company and the Company Subsidiaries, either directly or by reason of their affiliation with any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Laws; (D) for each Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the end of the period covered by such Form 5500; (E) no “reportable event” (as such term is defined in Section 4043 of ERISA) that could reasonably be expected to result in liability, no nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Benefit Plan; (F) except as expressly contemplated by this Agreement, there is no present intention that any Benefit Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the levels thereof) under any Benefit Plan at any time within the twelve months immediately following May 23, 2010; and (G) the Company and the Company Subsidiaries have not incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of the Company or the Company Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other Laws.

(4) With respect to each of the Benefit Plans that is not a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the First Closing Date, the assets of each such Benefit Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Benefit Plan on a termination and projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent applicable actuarial valuation reports.

(5) No Benefit Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and neither the Company nor any member of their Controlled Group has at any time sponsored or contributed to, or has or had any liability or obligation in respect of, any multiemployer plan.

(6) With respect to any Benefit Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims, (iii) no written or oral communication has been received from the Pension Benefit Guaranty Corporation (the “PBGC”) in respect of any Benefit Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein and (iv) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress (including, without limitation, any routine requests for information from the PBGC).

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(7) Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby could (A) result in any payment (including severance, unemployment compensation or “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise)) becoming due to any current or former employee, officer or director of the Company or any of the Company Subsidiaries from the Company or any of the Company Subsidiaries under any Benefit Plan or otherwise, (B) increase any compensation or benefits otherwise payable under any Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefits, (D) require the funding or increase in the funding of any such benefits, (E) result in any limitation on the right of the Company or any of the Company Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust or (F) result in payments under any of the Benefit Plans or otherwise which would not be deductible under Section 280G of the Code. The Company or any of the Company Subsidiaries have not taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any of the Company Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(8) Each Benefit Plan that is in any part a “nonqualified deferred compensation plan” subject to Section 409A of the Code (i) materially complies and, at all times after December 31, 2008 has materially complied, both in form and operation, with the requirements of Section 409A(a)(2), (3) and (4) of the Code and the final regulations thereunder and (ii) between January 1, 2005 and December 31, 2008 was operated and maintained in accordance with a good faith reasonable interpretation of Section 409A of the Code and its purpose, as determined under applicable guidance of the Department of the Treasury and the Internal Revenue Service. No compensation payable by the Company or any of the Company Subsidiaries has been reportable as nonqualified deferred compensation in the gross income of any individual or entity as a result of the operation of Section 409A of the Code.

(y) Environmental Laws. The Company and the Company Subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(z) Taxes.

(1) All material Tax Returns required to be filed by, or on behalf of, Company or the Company Subsidiaries have been timely filed, or will be timely filed, in accordance with all Laws, and all such Tax Returns are, or shall be at the time of filing, complete and correct in all material respects. The Company and the Company’s Subsidiaries have timely paid all material Taxes due and payable (whether or not shown on such Tax Returns), or, where payment is not yet due, have made adequate provisions in accordance with GAAP. There are no Liens with respect to Taxes upon any of the assets or properties of either the Company or the Company’s Subsidiaries other than with respect to Taxes not yet due and payable.

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(2) No deficiencies for any material Taxes have been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or the Company’s Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or the Company’s Subsidiaries. No written claim has ever been made by any Governmental Entity in a jurisdiction where neither the Company nor any of the Company’s Subsidiaries files Tax Returns that are or may be subject to taxation by that jurisdiction.

(3) Neither the Company nor the Company’s Subsidiaries (A) are or have ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return or (B) have any liability for Taxes of any Person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise.

(4) None of the Company nor the Company’s Subsidiaries are party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement.

(5) None of the Company or the Company Subsidiaries have been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(6) All Taxes required to be withheld, collected or deposited by or with respect to the Company or the Company’s Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority. The Company and the Company’s Subsidiaries have fully complied with all applicable information reporting requirements.

(7) No closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to the Company or the Company’s Subsidiaries. Neither the Company nor the Company’s Subsidiaries has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The Disclosure Schedule sets forth the tax year through which the statute of limitations has run in respect of Tax Liabilities of the Company and the Company Subsidiaries for US federal, state, local and foreign Taxes.

(8) Neither the Company nor the Company’s Subsidiaries has engaged in any transaction that could give rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a “listed transaction” under Section 6011 of the Code and the regulations.

(aa) Labor.

(1) Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company

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Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, nor have there been in the last three years. There are no organizing activities, strikes, work stoppages, slowdowns, labor picketing lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any Company Subsidiary, nor have there been for the last three years.

(2) The Company and the Company Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, are in compliance with all (i) federal and state Laws and requirements respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation and the collection and payment of withholding and/or payroll taxes and similar taxes and (ii) obligations of the Company and any Company Subsidiary, as applicable, under any employment agreement, severance agreement or any similar employment-related agreement or understanding.

(3) Except as would not reasonably be expected to have a Material Adverse Effect, there is no charge or complaint pending or threatened before any Governmental Entity alleging unlawful discrimination in employment practices, unfair labor practices or other unlawful employment practices by the Company or any Company Subsidiary.

(bb) Knowledge as to Conditions. As of the date of hereof, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents will not be obtained.

(cc) Brokers and Finders. Except for Sandler O’Neill & Partners, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Placement Agents”) and the fees payable thereto (which fees are set forth on the Disclosure Schedule and are to be paid by the Company), neither the Company nor any of its respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with the Transaction Documents or the transactions contemplated thereby.

(dd) Offering of Securities. Neither the Company nor any Person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the securities to be issued pursuant to the Transaction Documents under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which might subject the offering, issuance or sale of any of such securities to the registration requirements of the Securities Act. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Shares pursuant to the transactions contemplated by the Transaction Documents. Assuming the accuracy of the Anchor Investors’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Common Shares by the Company to the Anchor Investors.

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(ee) Investment Company Status. The Company is not, and upon consummation of the transactions contemplated by the Transaction Documents will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated Person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(ff) Affiliate Transactions. No officer, director, five percent (5%) stockholder or other Affiliate of the Company (or any Company Subsidiary), or any individual who, to the Knowledge of the Company, is related by marriage or adoption to or shares the same home as any such Person, or any entity in which any such Person owns any beneficial interest (collectively, an “Insider”), is a party to any contract or transaction with the Company (or any Company Subsidiary) which pertains to the business of the Company (or any Company Subsidiary) or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (or any Company Subsidiary). The foregoing representation and warranty does not cover deposits at the Company (or any Company Subsidiary) or loans of $50,000 or less made in the ordinary course of business consistent with past practice.

(gg) Additional Investors. To the extent any Additional Agreements and additional agreements or modification to Transaction Documents have been entered into on or prior to the date hereof, the Company has provided the Anchor Investors with true and accurate copies of the Additional Agreements, other additional agreements or modified Transaction Documents into which it has entered with each of the Additional Investors.

(hh) Anti-takeover Provisions Not Applicable. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will be exempt from any anti-takeover or similar provisions of the Company’s Articles of Incorporation and By-Laws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover Laws and regulations of any jurisdiction.

(ii) Issuance of the Common Shares and Warrants. The issuance of the Common Shares and the Warrants in connection with the transactions contemplated by the Transaction Documents (including, but not limited to, the Common Shares issued to the Anchor Investors on the Second Closing Date and the Common Shares issuable upon exercise of the Warrants) has been duly authorized and such Common Shares and Warrants, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.

(jj) Price of Common Stock. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares.

(kk) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

(ll) Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the

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Placement Agents or any other Representative to provide, any Anchor Investor or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder and thereunder may constitute such information, all of which will be disclosed by the Company by the dates referenced in the Additional Agreements. The Company understands and confirms that each of the Anchor Investors will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of the Company Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable Law, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed pursuant to Section 6.16 hereof.

2.3. Representations and Warranties of Anchor Investors. Except as Previously Disclosed, each Anchor Investor, severally and not jointly, hereby represents and warrants to the Company, as of June 30, 2010 and as of the First Closing Date (except for the representations and warranties that are as of a specific date which shall be made as of that date), for itself and for no other Anchor Investor, that:

(a) Organization and Authority. Such Anchor Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely impair or delay such Anchor Investor’s ability to perform its obligations under the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

(b) Authorization; Compliance with Other Instruments.

A. Such Anchor Investor has the necessary power and authority to execute and deliver the Transaction Documents to which such Anchor Investor is a party and to perform its respective obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents to which such Anchor Investor is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such Anchor Investor’s respective board of directors, general partner or managing members, investment committee, investment adviser or other authorized person, as the case may be, and no further approval or authorization by any of its stockholders, partners or other equity owners, as the case may be, is required. This Agreement has been and the other Transaction Documents to which such Anchor Investor is a party will have been at the First Closing duly and validly executed and delivered by such Anchor Investor and, assuming due authorization, execution and delivery by the Company and the other parties thereto, are, or in the case of documents executed after June 30, 2010, will be, upon execution, the valid and binding obligations of such Anchor Investor enforceable against such Anchor Investor in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

B. Neither the execution, delivery and performance by such Anchor Investor of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance by such Anchor Investor with any of the

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provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Liens upon any of the properties or assets of such Anchor Investor under any of the terms, conditions or provisions of (i) such Anchor Investor’s articles of incorporation or by-laws, its certificate of limited partnership or partnership agreement or its similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Anchor Investor is a party or by which such Anchor Investor may be bound, or to which such Anchor Investor or any of the properties or assets of such Anchor Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph (and assuming the correctness of the representations and warranties of the Company and the other parties to the Transaction Documents), violate any Law applicable to such Anchor Investor or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially adversely affect such Anchor Investor’s ability to perform its obligations under the Transaction Documents or consummate the transactions contemplated hereby or thereby on a timely basis.

(c) Governmental Consents. Assuming the correctness of the representations and warranties of the Company and the other parties to this Agreement, no Governmental Consents are necessary to be obtained by such Anchor Investor for the consummation of the transactions contemplated by the Transaction Documents to which such Anchor Investor is a party, other than a statement by the Federal Reserve that it has no objection to the investments by the Anchor Investors as such investments are described by the Anchor Investors in notices filed by them under the Change in Bank Control Act of 1978 (the “CBCA”).

(d) Purchase for Investment. Such Anchor Investor acknowledges that the Common Shares have not been registered under the Securities Act or under any state securities laws. Such Anchor Investor (1) is acquiring the Common Shares pursuant to an exemption from registration under the Securities Act and other applicable securities laws solely for investment with no present intention to distribute any of the Common Shares to any Person, (2) will not sell or otherwise dispose of any of the Common Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Common Shares and of making an informed investment decision and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(e) Brokers and Finders. Neither such Anchor Investor, nor its respective Affiliates nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for such Anchor Investor in connection with this Agreement or the transactions contemplated hereby.

(f) Investment Decision. Such Anchor Investor has made an independent investment decision with respect to the transactions contemplated under the Transaction Documents and, except as Previously Disclosed, there are no agreements or understandings between such Anchor Investor or any of its Affiliates and (i) any of the Investors (including the other Anchor Investor) or any of their respective Affiliates, (ii) the Company or (iii) the Company Subsidiaries.

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(g) Financial Capability. At each Closing, the Carlyle Anchor Investor shall have, and in the case of the Anchorage Anchor Investor, subject to the funding of the financing set forth in the Equity Commitment Letter in accordance with its terms, the Anchorage Anchor Investor shall have, available funds necessary to consummate such Closing on the terms and conditions contemplated by this Agreement. Concurrently with the execution of this Agreement, the Anchorage Anchor Investor has delivered to the Company the duly executed Equity Commitment Letter by and among the Anchorage Anchor Investor and ACMO in the form attached as Exhibit H to this Agreement, pursuant to which ACMO has committed to contribute the amount set forth therein to the Anchorage Anchor Investor subject to the terms and conditions contained therein. The Equity Commitment Letter is a legal, valid and binding obligation of ACMO and enforceable against ACMO in accordance with its terms, and as of the date hereof no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of ACMO under the Equity Commitment Letter.

(h) No Other Representations or Warranties. Except as set forth in this Agreement, the other Transaction Documents and any other documents delivered in connection with the First Closing of the transactions contemplated by the Transaction Documents, such Anchor Investor makes no representation or warranty, expressed or implied, at law or in equity, in respect of such Anchor Investor or such Anchor Investor’s business or prospects and any such other representations or warranties are hereby expressly disclaimed.

ARTICLE III

COVENANTS

3.1. Conduct of Business Prior to Second Closing.

(a) Except as otherwise expressly required by the Transaction Documents or applicable Law, by the performance of any Material Contract that was Previously Disclosed, or with the prior written consent of each Anchor Investor, between May 23, 2010 and the Second Closing, the Company shall, and the Company shall cause each Company Subsidiary to:

(1) conduct its business only in the ordinary course;

(2) use commercially reasonable efforts to (A) preserve the present business operations, organization (including officers and employees) and goodwill of the Company and any Company Subsidiary and (B) preserve the present relationships with persons having business dealings with the Company (including strategic partners, customers, suppliers, consultants and subcontractors);

(3) use commercially reasonable efforts to maintain (A) all of the material assets and properties of, or used by, the Company or any Company Subsidiary in its current condition, with the exception of ordinary wear and tear, and (B) insurance upon all of the properties and assets of the Company and the Company Subsidiaries in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(4) not (A) declare, set aside or pay any distributions or dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its Capital Stock; (B) split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Capital Stock or any of its other securities; or (C) purchase, redeem or otherwise acquire any Capital Stock or any of its other securities or any rights, warrants or options to acquire any such Capital Stock or other securities;

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(5) not issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any Capital Stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such Capital Stock, voting securities or convertible or exchangeable securities, other than any issuance of Common Stock on exercise of any compensatory stock options outstanding on the date of this Agreement;

(6) not terminate, enter into, amend, modify (including by way of interpretation), renew or grant any waiver or consent under any employment, officer, consulting, severance, change in control or similar contract, agreement or arrangement with any director, officer, employee or consultant (other than, with respect to (i) a new chief financial officer and (ii) employees, in the ordinary course of business consistent with past practices) or make, grant or promise any bonus or any wage, salary or compensation increase to any director, officer, employee, sales representative or consultant (except in the case of non-officers and non-directors, amounts that do not exceed $50,000 per year per employee in the aggregate) or make, grant or promise any increase in any employee benefit plan or arrangement, or amend or terminate any existing employee benefit plan or arrangement or adopt any new employee benefit plan or arrangement;

(7) not terminate, enter into, establish, adopt, amend, modify (including by way of interpretation), make new grants or awards under, renew or grant any waiver or consent under any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract (other than with respect to group insurance and welfare employee benefits, in the ordinary course of business consistent with past practices), plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, employee or consultant, amend the terms of any outstanding equity-based award, take any action to accelerate the vesting, exercisability or payment (or fund or secure the payment) of stock options, restricted stock, other equity awards or other compensation or benefits payable thereunder or add any new participants to any non-qualified retirement plans (or, with respect to any of the preceding, communicate any intention to take such action), other than with respect to the salary of any employee (and, with respect to such employee, only in the ordinary course of business consistent with past practices);

(8) make any other change in employment terms for any of its directors, officers, employees and consultants outside the ordinary course of business or enter into any transaction with an Insider;

(9) notwithstanding any other provision hereof, use all commercially reasonable efforts not to take, or omit to take, any action that is reasonably likely to result in any of the conditions precedent to either the First Closing or the Second Closing not being satisfied, or any action that is reasonably likely to materially impair the Company’s or any of the Company Subsidiaries’ ability to perform their obligations under the Transaction Documents or to consummate the transactions contemplated hereby, except as required by Law or the Transaction Documents;

(10) not enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing; and

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(11) not make or change any material Tax election, change a material annual accounting period, adopt or change any material accounting method with respect to Taxes, file any amended material Tax Return, enter into any material closing agreement, settle or compromise any proceeding with respect to any material Tax claim or assessment relating to the Company or any of the Company Subsidiaries, surrender any right to claim a refund of material Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action relating to the filing of any material Tax Return or the payment of any material Tax.

3.2. No Shop.

(a) From May 23, 2010 until the earlier of the Second Closing Date or the termination of this Agreement in accordance with its terms, the Company shall not, and the Company shall not permit any of its Affiliates, directors, officers or employees to, and the Company shall use commercially reasonable efforts to cause its other representatives or agents (together with directors, officers, and employees, the “Representatives”) not to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, whether as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving a merger, consolidation, business combination, recapitalization, purchase or disposition of any material amount of the assets of the Company or any material amount of the Capital Stock or other ownership interests of the Company (other than in connection with the Investment, Other Private Placements, the TARP Exchange, the Exchange Offers, the Rights Offering or any other transaction contemplated hereby) (an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company shall notify each Anchor Investor orally and in writing promptly (but in no event later than one (1) Business Day) after receipt by the Company or any of the Representatives thereof of any proposal or offer from any Person other than the Anchor Investors to effect an Acquisition Transaction or any request for non-public information relating to the Company or for access to the properties, books or records of the Company by any Person other than the Anchor Investors in connection with an Acquisition Transaction.

3.3. Access; Reports; Confidentiality.

(a) From May 23, 2010 until the date following the First Closing Date on which the Common Stock purchased pursuant to the Transaction Documents and held by the Anchor Investors represent less than 5% of the outstanding Common Stock (as adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization), the Company and the Company Subsidiaries will permit the Anchor Investors and, at an Anchor Investor’s request, each Affiliate thereof that directly or indirectly has an interest in the Anchor Investor or the Company, whether or not such Person qualifies, or is intended to qualify, as a “venture capital operating company” as defined in the regulations (the “Plan Asset Regulations”) issued by the Department of Labor at Section 2510.3 101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, as the same may be amended from time to time (a “VCOC”, and each such Person a “VCOC Rights Investor”), to have customary and appropriate VCOC rights (including consultation rights, inspection and access rights, and rights to receive materials for all meetings of the Board of Directors, and the right to audited and unaudited financial statements, annual budget and other financial and operations information, including advance notification of and consultation with respect to significant corporate actions) relating to inspection, information and consultation with respect to the Company or the

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Banks; provided that this section shall not entitle the Anchor Investor to designate any members of the Board of Directors or of the board of directors of the Banks. In addition to the rights described in the preceding sentence, the Company and the Company Subsidiaries will permit each VCOC Rights Investor to have access and inspection rights to any information required by it to comply with Section 3.4(a). The Company shall, and shall cause the Banks to, consider in good faith the recommendations of any VCOC Rights Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company or the Banks, as applicable. Any consultation or inspection pursuant to this Section 3.3 shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the conduct of the business of the Company or the Company Subsidiaries, and nothing herein shall require the Company or the Company Subsidiaries to disclose any information to the extent (1) prohibited by Law or (2) that the Company or the Company Subsidiaries reasonably believe such information to be competitively sensitive proprietary information (except to the extent such Anchor Investor provides assurances reasonably acceptable to Company or such Company Subsidiary, as applicable, that such information shall not be used by such Anchor Investor or its Affiliates to compete with the Company or such Company Subsidiary, as applicable); provided that the Company and the Company Subsidiaries shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in clauses (1) and (2) of this Section 3.3(a) apply).

(b) The Carlyle Anchor Investor acknowledges that the information being provided to it in connection with the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, dated as of February 3, 2010, between Carlyle Investment Management L.L.C. and the Company (the “Carlyle Confidentiality Agreement”), the terms of which are incorporated herein by reference.

(c) The Anchorage Anchor Investor acknowledges that the information being provided to it in connection with the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, dated as of December 9, 2009, between the Anchorage Anchor Investor and the Company (the “Anchorage Confidentiality Agreement”, and together with the Carlyle Confidentiality Agreement, the “Confidentiality Agreements”), the terms of which are incorporated herein by reference.

3.4. Filings; Other Actions.

(a) Each Anchor Investor, on the one hand, and the Company, on the other hand, will cooperate and consult with the others and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, necessary or advisable to consummate the transactions contemplated by the Transaction Documents, and to perform the covenants contemplated by the Transaction Documents, in each case required by it. Each of the parties hereto shall execute and deliver both before and after each Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. The Anchor Investors and the Company will each use their commercially reasonable efforts to promptly obtain or submit, and the Company and each of the Anchor Investors will cooperate as may reasonably be requested by the Anchor Investors or the Company, as the case may be, to help the Anchor Investors and the Company promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, any additional filings and registrations with, and any additional notifications to, all notices to and, to the extent required by Law, consents, approvals or exemptions from bank regulatory authorities, for the transactions contemplated by the Transaction Documents (in each case to the extent it has not done so prior to the date

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of this Agreement), subject to the following sentence. Notwithstanding the foregoing, in no event shall an Anchor Investor be required to become a bank holding company, accept any Burdensome Condition with respect to any regulatory filing or approval, including without limitation any condition which could jeopardize or potentially have the effect of jeopardizing any investment opportunities (now or hereafter existing) of such Anchor Investor or any of its Affiliates, or be required to agree to provide capital to the Company or any Company Subsidiary thereof other than the Purchase Price to be paid for the Common Shares to be purchased by it pursuant to the terms of the Transaction Documents. To the extent that any Anchor Investor files a notice of change in control under the CBCA, such Anchor Investor shall use, and cause its Affiliates to use, commercially reasonable efforts to obtain regulatory non-objection to the change in control notice as promptly as possible, including without limitation responding fully to all requests for additional information from the Federal Reserve, entering into one or more passivity requirements or rebuttal of control agreements and providing such other non-control and related commitments as the Federal Reserve may require (in each case, in form and substance reasonably satisfactory to the Federal Reserve) as a condition to approving and accepting such rebuttal of control submission (in each case to the extent it has not done so prior to the date of this Agreement). The Anchor Investors and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to Laws relating to the exchange of information and confidential information related to the Anchor Investors, all the information (other than confidential information) relating to such other parties, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each of the parties hereto agrees to keep the other parties apprised of the status of matters referred to in this Section 3.4. Each of the Anchor Investors and the Company shall promptly furnish the other with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by the Transaction Documents; provided, that the party delivering any such document may redact any confidential information contained therein.

(b) The Company shall call a meeting of its stockholders, to be held as promptly as practical after May 23, 2010, and in no event later than October 28, 2010, to vote on (1) proposals to amend the Series A Preferred Stock and the Series B Preferred Stock (the “Preferred Stock Proposals”) pursuant to the Articles of Amendment attached hereto as Exhibit F (the “Preferred Stock Articles of Amendment”) and (2) proposals to amend the Articles of Incorporation (A) to increase the number of authorized shares of Common Stock to at least 1,000,000,000 shares or such larger number as the Board of Directors determines in its reasonable judgment is necessary to effectuate the transactions contemplated by the Transaction Documents and (B) to effectuate a reverse stock split of shares of the Common Stock to comply with NASDAQ listing requirements and (3) proposals to approve the issuance of the Common Shares pursuant to the Transaction Documents, the Investment, the Other Private Placements, the TARP Exchange, the Exchange Offers and the Rights Offering (including the backstop commitments), pursuant to the applicable NASDAQ Marketplace Rules (the stockholder proposals described in clauses (2) and (3), the “General Stockholder Proposals”). The Board of Directors shall unanimously recommend to the Company’s stockholders that such stockholders approve the General Stockholder Proposals and, if applicable, the Preferred Stock Proposals and shall take all other actions necessary to adopt such proposals if approved by the stockholders of the Company. In connection with each of the meetings at which such proposals will be voted on, the Company shall promptly prepare (and the Anchor Investors shall reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such stockholder approval and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders as promptly as practicable after clearance thereof by the SEC. The Company shall notify the

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Anchor Investors promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and shall supply the Anchor Investors with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail or otherwise disseminate to its stockholders such an amendment or supplement. Each of the Anchor Investors and the Company agree promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail or otherwise disseminate to its stockholders an amendment or supplement to correct such information to the extent required by applicable Laws. The Company shall consult with the Anchor Investors prior to mailing any proxy statement, or any amendment or supplement thereto, and provide the Anchor Investors with reasonable opportunity to comment thereon. The recommendation made by the Board of Directors described in this Section 3.4(b) shall be included in the proxy statement filed in connection with obtaining such stockholder approval. Upon approval and adoption of any of the General Stockholder Proposals and Preferred Stock Proposals, if applicable, the Company shall promptly file the General Articles of Amendment and the Preferred Stock Articles of Amendment, as applicable, with the Commonwealth of Virginia State Corporation Commission.

(c) In the event that the approval of any of the Stockholder Proposals described in this Section 3.4 is not obtained at such stockholders meeting, the Company shall include a proposal to approve (and the Board of Directors shall unanimously recommend approval of) each such proposal at a meeting of its stockholders no less than once in each subsequent sixty-day period beginning on the day following such initial stockholders meeting until all such approvals are obtained or made

(d) The Company shall amend the Articles of Incorporation to reduce the par value per share of Common Stock to a nominal amount, which shall be less than the Purchase Price divided by the number of Common Shares to be purchased by the Anchor Investors hereunder, and the Company shall file Articles of Amendment reflecting such new par value per share of Common Stock.

3.5. Governance Matters.

(a) Prior to the First Closing, the Company shall take all requisite corporate action to decrease the size of the Board of Directors to eleven (11) members, including two Designated Anchor Investor Directors and the chief executive officer of the Company. The Company shall request any existing member of the Board of Directors who will not be among the eleven (11) members of the Board of Directors immediately following the First Closing to tender his conditional resignation from the Board of Directors to the Company to be effective upon the First Closing. Not less than ten (10) Business Days prior to the First Closing, (i) the Carlyle Anchor Investor shall provide to the Company the name of the Carlyle Designated Director to the Board of the Directors of the Company as well as the boards of directors of Hampton Roads and Shore (the “Bank Boards”) and the committees to which such designee is to be appointed and (ii) the Anchorage Anchor Investor shall provide to the Company the name of the Anchorage Designated Director to the Board and the Bank Boards and the committees to which such designee is to be appointed. The Company shall cause the Carlyle Designated Director to be elected or appointed, subject to satisfaction of all legal and governance requirements regarding service as a member of the Board and the Bank Boards on the First Closing Date and thereafter as long as the Carlyle Anchor Investor owns in aggregate with its Affiliates 20% or more of the number of shares of Common Stock purchased by the Anchorage Anchor Investor pursuant to this Agreement (as adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other like

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changes in the Company’s capitalization) (the “Carlyle Qualifying Ownership Interest”). The Company shall cause the Anchorage Designated Director (collectively with the Carlyle Designated Director, the “Designated Anchor Investor Directors”) to be elected or appointed, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company, to the Board and the Bank Boards on the First Closing Date and thereafter as long as the Anchorage Anchor Investor owns in aggregate with its Affiliates 20% or more of the number of shares of Common Stock purchased by the Anchorage Anchor Investor pursuant to this Agreement (as adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization) (the “Anchorage Qualifying Ownership Interest”). The Company shall be required to recommend to its stockholders the election of the Designated Anchor Investor Directors to the Board of Directors at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company. If the Carlyle Anchor Investor no longer has the Carlyle Qualifying Ownership Interest or the Anchorage Anchor Investor no longer has the Anchorage Qualifying Ownership Interest, the applicable Anchor Investor that no longer has such ownership interest shall have no further rights under Sections 3.5(a), 3.5(b) and 3.5(c) and, in each case, at the written request of the Board of Directors, such Anchor Investor shall use all reasonable best efforts to cause the Designated Anchor Investor Director appointed by such Anchor Investor to resign from the Board of Directors as promptly as possible thereafter. The Board of Directors and the Bank Boards shall cause each Designated Anchor Investor Director to be appointed to the committees of the Board of Directors and the Bank Boards, as applicable, identified by the applicable Anchor Investor, so long as such Designated Anchor Investor Director qualifies to serve on such committees subject to satisfaction of all legal and governance requirements regarding service as a committee member.

(b) The Designated Anchor Investor Directors shall, subject to applicable Law, be the nominees of the Company and the Nominating Committee of the Board of Directors (the “Nominating Committee”) to serve on the Board of Directors and on each of the Bank Boards. The Company shall use its reasonable best efforts to have the Designated Anchor Investor Directors elected as directors of the Company by the stockholders of the Company and the Company shall solicit proxies for the Designated Anchor Investor Directors to the same extent as it does for any of its other nominees to the Board of Directors.

(c) Subject to Section 3.5(a), upon the death, disability, resignation, retirement, disqualification or removal from office of a Designated Anchor Investor Director, the Anchor Investor who designated such director shall have the right to designate the replacement for the Designated Anchor Investor Director, which replacement shall satisfy all legal and governance requirements regarding service as a member of the Board of Directors and the Bank Boards, as applicable. The Board of Directors of the Company shall use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable Law, being the Company’s and the Nominating Committee’s nominee to serve on the Board of Directors, calling a special meeting of stockholders to vote on such person, using all reasonable best efforts to have such person elected as director of the Company by the stockholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(d) The Company hereby agrees that, from and after the First Closing Date, for so long as an Anchor Investor owns in aggregate with its Affiliates 20% or more of the number of shares of Common Stock purchased by the Anchorage Anchor Investor pursuant to this Agreement (as adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization), the Company shall, subject to applicable Law, invite a person designated by such Anchor Investor and reasonably acceptable to the Board of Directors (each, an “Observer”) to attend meetings of the Board of Directors (including any meetings of committees thereof which such Anchor Investor’s Designated Anchor Investor Director is a member) in a nonvoting

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observer capacity. If such Anchor Investor no longer Beneficially Owns the minimum number of shares of Common Stock as specified in the first sentence of this Section 3.5(d), such Anchor Investor shall have no further rights under this Section 3.5(d).

(e) The Designated Anchor Investor Directors shall be entitled to the same compensation, including fees, and same indemnification in connection with his or her role as a director as the other members of the Board of Directors or the Bank Boards, as applicable, and the Designated Anchor Investor Directors shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the Bank Boards, or any committee thereof, to the same extent as the other members of the Board of Directors or the Bank Boards, as applicable. The Company shall notify the Designated Anchor Investor Directors and the Observers of all regular meetings and special meetings of the Board of Directors or the Bank Boards and of all regular and special meetings of any committee of the Board of Directors or the Bank Boards of which such Designated Anchor Investor Director is a member in accordance with the applicable bylaws. The Company, Hampton Roads and Shore shall provide the Designated Anchor Investor Directors and Observers with copies of all notices, minutes, consents and other material that they provide to all other members of their respective boards of directors concurrently as such materials are provided to the other members.

(f) The Company acknowledges that certain Designated Anchor Investor Directors (each, an “Anchor Investor Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Carlyle Anchor Investor or the Anchorage Anchor Investor, as applicable, and/or certain of its affiliates (collectively, the “Anchor Investor Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to each Anchor Investor Indemnitee are primary and any obligation of the Anchor Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Anchor Investor Indemnitee are secondary), and (ii) that it shall be required to advance the full amount of expenses incurred by each Anchor Investor Indemnitee and shall be liable for the full amount of all expenses and liabilities to the extent legally permitted and as required by the terms of this Agreement and the Articles of Incorporation and By-Laws of the Company (and any other agreement regarding indemnification between the Company and any Anchor Investor Indemnitee), without regard to any rights an Anchor Investor Indemnitee may have against any Anchor Investor Indemnitor. The Company further agrees that no advancement or payment by any Anchor Investor Indemnitor on behalf of any Anchor Investor Indemnitee with respect to any claim for which such Anchor Investor Indemnitee has sought indemnification from the Company shall affect the foregoing and the Anchor Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Anchor Investor Indemnitee against the Company. The Company and each Anchor Investor Indemnitee agree that the Anchor Investor Indemnitors are express third party beneficiaries of the terms of this Section 3.5(f).

3.6. Avoidance of Control. Notwithstanding anything to the contrary in the Transaction Documents, neither the Company nor any Company Subsidiary shall take any action (including any redemption, repurchase, or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Anchor Investors are not given the right to participate in such redemption, repurchase or recapitalization to the extent of the Anchor Investors’ pro rata proportion), that would cause any Anchor Investor’s or any other Person’s ownership of voting securities of the Company (together with the ownership by such Anchor Investor’s or other Person’s Affiliates (as such term is used under the BHC Act) of voting securities of the Company) to increase above 24.9%, without the prior written consent of such affected Anchor Investor, or to increase to an amount that would constitute “control” under the BHC Act, or

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otherwise cause any Anchor Investor to “control” the Company under and for purposes of the BHC Act. Notwithstanding anything to the contrary in this Agreement or any Transaction Document, no Anchor Investor or any other Person (together with the Anchor Investors or Affiliates (as such term is used under the BHC ACT) shall have the ability to exercise any voting rights of any securities in excess of 24.9% of the total outstanding voting securities of the Company. In the event either the Company or any Anchor Investor breaches its obligations under this Section 3.6 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other parties hereto and shall cooperate in good faith with such parties to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

3.7. Notice of Certain Events. Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to each Closing that would constitute a violation or breach of the Transaction Documents (or a breach of any representation or warranty contained herein or therein) or, if the same were to continue to exist as of the applicable Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Section 1.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware which would have been required to have been disclosed pursuant to the terms of the Transaction Documents had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of May 23, 2010. Notwithstanding the foregoing, neither party shall be required to take any action that would jeopardize such party’s attorney-client privilege.

3.8. Commercially Reasonable Efforts. Subject to the third sentence in Section 3.4(a) of this Agreement, upon the terms and subject to the conditions herein provided, except as otherwise provided in the Transaction Documents, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done and to assist and cooperate with the other parties hereto in doing all things necessary, proper or advisable under Laws to consummate and make effective the transactions contemplated hereby, including but not limited to: (i) the satisfaction of the conditions precedent to the obligations of the parties hereto; (ii) the obtaining of applicable Governmental Consents, and consents, waivers and approvals of any third parties (including Governmental Entities); (iii) the defending of any claim, action, suit, investigation or proceeding, whether judicial or administrative, challenging the Transaction Documents or the performance of the obligations hereunder or thereunder; and (iv) the execution and delivery of such instruments, and the taking of such other actions as the other parties hereto may reasonably request in order to carry out the intent of the Transaction Documents.

3.9. Preemptive Rights.

(a) Sale of New Securities. After the First Closing, for so long as an Anchor Investor owns securities representing the Carlyle Qualifying Ownership Interest or the Anchorage Qualifying Ownership Interest, as applicable (before giving effect to any issuances triggering provisions of this Section 3.9), at any time that the Company proposes to make any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity” kicker) (including any hybrid security) (any such security, a “New Security”) (other than the issuance and sale of securities (i) in connection with the Rights Offering and the Second Closing; (ii) to employees, officers, directors or consultants of the Company pursuant to employee benefit plans or compensatory arrangements approved by the Board of Directors (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements); (iii) as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction; or (iv) securities issued pursuant to the Troubled Assets Relief Program (“TARP”) or any similar United States

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Government program), such Anchor Investor shall first be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by Law and the Articles of Incorporation and By-Laws of the Company, such Anchor Investor may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of such New Securities to be offered in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The New Securities that an Anchor Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by such Anchor Investor and its Affiliates (assuming full conversion or exercise of any securities convertible into or exercisable for Common Stock) and the denominator of which is the number of shares of Common Stock then outstanding. Notwithstanding anything herein to the contrary, in no event shall an Anchor Investor have the right to purchase securities hereunder to the extent that such purchase would result in such Anchor Investor exceeding the ownership limitations of the Anchor Investors set forth in Section 3.6.

(b) Notice. In the event the Company proposes to offer or sell New Securities that are subject to an Anchor Investor’s rights under Section 3.9(a), it shall give such Anchor Investor written notice of its intention, specifying the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), at least thirty (30) days prior to the proposed offer, issuance or sale. An Anchor Investor shall have twenty-five (25) days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 3.9 and as to the amount of New Securities such Anchor Investor desires to purchase, up to the maximum amount calculated pursuant to Section 3.9(a). Such notice shall constitute a non-binding agreement of such Anchor Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of an Anchor Investor to respond within such twenty-five (25) day period shall be deemed to be a waiver of such Anchor Investor’s rights under this Section 3.9 only with respect to the offering described in the applicable notice. Notwithstanding anything to the contrary herein in this section, the provisions of subclause (b) hereto shall not be applicable to any New Securities offered or issued at the written direction of the applicable federal regulator of the Company or its banking subsidiaries.

(c) Purchase Mechanism. If an Anchor Investor exercises its rights provided in this Section 3.9, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within sixty (60) days after the giving of notice of such exercise, provided that, if such issuance is subject to regulatory approval, such sixty (60)-day period shall be extended until the expiration of ten (10) Business Days after all such approvals have been received, but in no event later than 120 days from the date of the Company’s initial notice pursuant to Section 3.9(b). Each of the Company and the Anchor Investors agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any Law necessary in connection with the offer, sale and purchase of, such New Securities.

(d) Failure of Purchase. In the event an Anchor Investor fails to exercise its rights provided in this Section 3.9 within the 25-day period described in Section 3.9(b) or, if so exercised, such Anchor Investor is unable to consummate such purchase within the time period specified in Section 3.9(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled during the period of 90 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the Common Stock

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covered thereby shall be consummated, if at all, within 30 days from the date of such agreement) to sell the Common Stock not elected to be purchased pursuant to this Section 3.9 or which such Anchor Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon other terms that, taken in the aggregate, are not more favorable to the purchasers of such securities than were specified in the Company’s notice to such Anchor Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 90 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the Common Stock or entered into an agreement to sell the Common Stock within such 90-day period (or sold and issued Common Stock in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 90 days from the date of such agreement)), the Company shall not thereafter offer, issue or sell such Common Stock without first offering such securities to each Anchor Investor in the manner provided above.

(e) Non-Cash Consideration. In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as reasonably determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) Cooperation. The Company and each Anchor Investor shall cooperate in good faith to facilitate the exercise of such Anchor Investor’s rights under this Section 3.9, including securing any required approvals or consents.

3.10. Most Favored Nation. During the period from May 23, 2010 through the Second Closing, neither the Company nor the Company Subsidiaries shall enter into any additional agreements, or modify any existing agreements or Transaction Documents, including the CapGen Investment Agreement or any other agreements with future investors in the Company or any of the Company Subsidiaries (including any Additional Agreements entered into with the Additional Investors) that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Anchor Investors by the Transaction Documents, unless, in any such case, each Anchor Investor will be given a copy of such additional or modified agreement and has been offered the opportunity to receive such rights and benefits of such additional or modified agreement within 60 days of the later of the execution of such additional or modified agreement and May 23, 2010. Such Anchor Investor shall notify the Company in writing, within 30 days after the date it receives a copy of such additional or modified agreement, of its election to receive the rights and benefits set forth therein. For the avoidance of doubt, the Anchor Investors will receive a copy of each additional or modified agreement (including any Additional Agreements entered into with any Additional Investors) agreed to with one or more other investors. Without limiting the foregoing, the Company shall not offer any investors in the Other Private Placements, or any other capital raising transaction occurring at the same time as the transactions contemplated by the Transaction Documents on terms more favorable, in form or substance, than those offered in connection with the Investment, unless the Anchor Investors are also provided with such terms or has consented thereto in writing; provided, however, that for purposes of this Section 3.10, the Anchor Investors hereby consent to the Company’s entry into (i) the CapGen Investment Agreement, (ii) the letter agreement dated as of the date hereof between the Company and an Affiliate of the Carlyle Anchor Investor (and the related agreements attached thereto) (the “Carlyle Investor Letter”), (iii) the letter agreement dated as of the date hereof between the Company and an Affiliate of the Anchorage Anchor

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Investor (and the related agreements attached thereto) (the “Anchorage Investor Letter”), (iv) the letter agreement dated as of the date hereof between the Company and CapGen (and the related agreements attached thereto), (v) the letter agreement dated as of the date hereof between the Company and Midtown Acquisitions L.P. (the “Davidson Investor Letter”), and (vi) the letter agreement dated as of the date hereof between the Company and Fir Tree Value Master Fund, LP, Fir Tree Capital Opportunity Master Fund, LP, Fir Tree Mortgage Opportunity Master Fund, LP and Fir Tree REOF II Master Fund, LLC (collectively, the “Fir Tree Investors”) (the “Fir Tree Investor Letter”) and the terms and conditions thereof in each case in the form previously delivered by the Company to the Anchor Investors; provided further, however, that any proposed modification to any Investor Letter from the form of such Investor Letter provided to the Anchor Investors and any proposed modification of such Investor Letter executed as of the date hereof after the date hereof shall be subject to the Anchor Investors’ rights and the Company’s obligations set forth above. For the purposes of this Agreement, all parties agree that the terms and conditions of those documents referred to in clauses (i), (ii), (iii), (iv), (v) and (vi) of this paragraph shall be deemed Previously Disclosed, as that term is used herein, including for the purposes of modifying the Company’s representations and warranties.

3.11. Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to such Anchor Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all Laws imposing such taxes will be or will have been complied with.

3.12. Legend.

(a) The Anchor Investors agree that all certificates or other instruments representing the securities subject to the Transaction Documents shall bear a legend substantially to the following effect, until such time as they are not required under Section 3.12(b):

“(i) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF JUNE 30, 2010, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

(b) Following the earlier of (i) the effective date of a resale registration statement covering such Common Shares or (ii) Rule 144 becoming available for the resale of the Common Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Common Shares and without volume or manner-of-sale restrictions, the Company shall instruct the Company’s transfer agent to remove the legend set forth in Section 3.12(a) from the Common Shares and shall cause its counsel to issue any legend removal opinion required by the transfer agent. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by an Anchor Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument

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representing such Common Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any required representation letter, deliver or cause to be delivered to such Anchor Investor a certificate or instrument (as the case may be) representing such Common Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 3.12(b). Certificates for Common Shares free from all restrictive legends may be transmitted by the transfer agent to the Anchor Investors by crediting the account of the Anchor Investor’s prime broker with the Depository Trust Company as directed by such Anchor Investor. Each Anchor Investor acknowledges that the securities have not been registered under the Securities Act or under any state securities laws and agrees that it shall not sell or otherwise dispose of any of the securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

3.13. Continued Listing Authorization. The Company shall take all steps necessary to prevent the Common Shares from being delisted from NASDAQ, including, without limitation, effecting a reverse stock split of the Common Stock, if necessary, to comply with NASDAQ Listing Rule 5450(a)(1).

3.14. Registration Rights.

(a) Registration.

(1) Subject to the terms and conditions of the Transaction Documents, the Company covenants and agrees that as promptly as practicable, and in any event no later than the date that is 15 days, after the First Closing (the “Filing Deadline”), the Company shall have prepared and filed with the SEC one or more Shelf Registration Statements covering the resale of all of the Registrable Securities (or, if permitted by the rules of the SEC, otherwise designated an existing Shelf Registration Statement filed with the SEC to cover such Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable (and in any event no later than the Effectiveness Deadline) and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until the time as there are no such Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). Notwithstanding the registration obligations set forth in this Section 3.14(a)(1), in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial Shelf Registration Statement as required by the SEC and/or (ii) withdraw the initial Shelf Registration Statement and file a new Shelf Registration Statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on such form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or new Shelf Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation

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612.09. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other shares of Common Stock permitted to be registered on a particular Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other shares of Common Stock to be registered on such Shelf Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate the shares of Common Stock to be included by any Person other than a Holder; second, the Company shall reduce or eliminate any shares of Common Stock to be included by any Affiliate (which shall not include either Anchor Investor or their Affiliates) of the Company; and third, the Company shall reduce the number of Registrable Securities to be included by all Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders, subject to a determination by the SEC that certain Holders must be reduced before other Holders based on the number of Registrable Securities held by such Holders. In the event the Company amends the initial Shelf Registration Statement or files a new Shelf Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on such form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial Shelf Registration Statement, as amended, or the new Shelf Registration Statement. No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

(2) Demand Registration.

A. Each of the Anchor Investors shall have the right, by written notice (the “Demand Notice”) given to the Company, to request, at any time and from time to time during such periods when a Shelf Registration Statement or Shelf Registration Statements covering all of the Anchor Investors’ Registrable Securities is or are not existing and effective, that the Company register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by such Anchor Investor. Upon receipt of a Demand Notice pursuant to the corresponding provisions of the CapGen Investment Agreement or from an Anchor Investor pursuant to this Section 3.14, the Company shall promptly (and in any event within ten (10) Business Days from the date of receipt of such Demand Notice), notify the other Anchor Investor (or each Anchor Investor, in the case of a Demand Notice from CapGen) of the receipt of such Demand Notice and allow such other Anchor Investor (or each Anchor Investor, in the case of a Demand Notice from CapGen) the opportunity to include Registrable Securities held by such Anchor Investor in the proposed registration by submitting its own Demand Notice. The Company, within 45 days of the date on which the Company receives such earlier Demand Notice, shall file with the SEC, and the Company shall thereafter use its best efforts to cause to be declared effective as promptly as practicable, a registration statement on the appropriate form for the registration and sale as shall be selected by the Company and as shall be reasonably acceptable to the Anchor Investors registering Registrable Securities and CapGen (if CapGen is registering Registrable Securities), in accordance with the intended method or methods of distribution (which may be by an underwritten offering), of the total number of

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Registrable Securities specified by the Holders in such Demand Notice (a “Demand Registration Statement”). If the Anchor Investors registering Registrable Securities intend to distribute any Registrable Securities by means of an underwritten offering, they shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 3.14(c). The managing underwriters in any such distribution shall be mutually acceptable to each Anchor Investor registering Registrable Securities and shall be mutually acceptable to each of the Anchor Investors and CapGen if CapGen is also registering Registrable Securities in such underwritten offering. Any Demand Registration Statement may, at the request of the Holders submitting the Demand Notice, be a “shelf” registration pursuant to Rule 415, if available.

B. The Company shall use reasonable best efforts to keep each Demand Registration Statement filed pursuant to this Section 3.14(a)(2) continuously effective and usable for the resale of the Registrable Securities covered thereby for a period of one hundred eighty (180) days from the date on which the SEC declares such Demand Registration Statement effective, as such period may be extended pursuant to this Section 3.14(a)(2)(B). The time period for which the Company is required to maintain the effectiveness of any Demand Registration Statement shall be extended by the aggregate number of days of all suspension periods pursuant to Section 3.14(d) occurring with respect to such Demand Registration Statement.

C. The Company shall be entitled to suspend the use of any effective Registration Statement under this Section 3.14(a)(2) under the circumstances set forth in Section 3.14(d).

D. For the avoidance of doubt, the rights provided pursuant to Section 3.14(a)(2) shall not be exercisable until the Effectiveness Deadline.

(3) Except as provided in Section 3.14(a)(7), any registration (except for any registration made pursuant to Section 3.14(a)(2)) pursuant to this Section 3.14(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If the Anchor Investors or any other holder of Registrable Securities to whom the registration rights conferred by the Transaction Documents have been transferred in compliance with the Transaction Documents intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 3.14(c). The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed.

(4) If the Company proposes to register any of its securities, whether or not for its own account (including, without limitation, pursuant to the exercise of any demand registration rights pursuant to Section 3.14(a)(2)), other than a registration pursuant to Section 3.14(a)(1), Section 3.14(a)(7) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company shall give prompt written notice to each Anchor Investor and all other Holders of its intention to effect such a registration (but in no event less than ten

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(10) Business Days prior to the anticipated filing date) and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3.14(a)(4) prior to the effectiveness of such registration, whether or not the Anchor Investors or any other Holders have elected to include Registrable Securities in such registration.

(5) If the registration referred to in Section 3.14(a)(4) is proposed to be underwritten, the Company shall so advise the Anchor Investors and all other Holders as a part of the written notice given pursuant to Section 3.14(a)(4). In such event, the right of the Anchor Investors and all other Holders to registration pursuant to this Section 3.14(a) shall be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person shall (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Anchor Investors.

(6) In the event (x) that any of the Additional Investors exercises “piggyback” registration rights under the Additional Agreements in connection with an Anchor Investor’s exercise of its demand registration rights pursuant to Section 3.14(a)(2), (y) that the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 3.14(a)(1) or (z) that a Piggyback Registration under Section 3.14(a)(4) relates to an underwritten offering, and in any such case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, solely in the case of a Piggyback Registration under Section 3.14(a)(4) relating to a primary offering on behalf of the Company, any securities the Company proposes to sell for its own account, (ii) second, Common Stock and other securities of the Company issued to the Treasury, (iii) third, Registrable Securities of the Anchor Investors and all other Holders who have requested registration of Registrable Securities pursuant to the Additional Agreements, Section 3.14(a)(1) or Section 3.14(a)(4), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iv) fourth, any other securities of the Company that have been requested to be so included, subject to the terms of the Transaction Documents.

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(7) In addition to any Shelf Registration Statement, the Company shall prepare and file with the SEC, and use its reasonable best efforts thereafter to cause to be effective, registration statements permitting the sale and distribution in an underwritten offering of up to that number of Registrable Securities equal, in each case, to 25% of the Registrable Securities outstanding as of the First Closing Date (as to each such underwritten offering, the “Offering Ceiling”) (i) first, as soon as practicable after the date twelve months after the First Closing Date (the “First Secondary Offering Registration”), and (ii) second, as soon as practicable after the date twelve months after the closing of the First Secondary Offering Registration (the “Second Secondary Offering Registration” and, together with the First Secondary Offering Registration, the “Secondary Offering Registrations”, each a “Secondary Offering Registration”). Each such offering shall be underwritten by one or more managing underwriters selected by the holders of a majority of the Registrable Securities to be distributed, and shall be effected on a “best efforts” basis unless otherwise agreed by the Company, Holders of a majority of the Registrable Securities to be distributed and the managing underwriters of such registration. With respect to each Secondary Offering Registration, the Company shall give prompt written notice to the Anchor Investors of its intention to effect such Secondary Offering Registration (but, in each case, no less than ten Business Days prior to the anticipated filing date), and shall include in such Secondary Offering Registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein from an Anchor Investor within five (5) Business Days of the Company’s notice pursuant to this Section 3.14(a)(7); provided, that CapGen and the Anchor Investors shall only be permitted to participate in the Second Secondary Offering Registration. In the event that the amount of Registrable Securities requested to be included by Holders in either Secondary Offering Registration exceeds the Offering Ceiling for such registration, the amount of Registrable Securities requested to be included therein by each Holder shall be reduced proportionally based on its pro rata ownership of the Registrable Securities as of the First Closing Date. As to each Secondary Offering Registration, if the managing underwriters of the underwritten offering to which it relates advise the Company that in their reasonable opinion the number of Registrable Securities requested to be included in such offering (after giving effect to any proportional reduction to a level not in excess of the Offering Ceiling) exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, Common Stock and other securities of the Company issued to the Treasury, (ii) second, Registrable Securities of the Anchor Investors and all other Holders, pro rata on the basis of the aggregate number of such securities or shares owned by each such Person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of the Transaction Documents.

(8) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities under Section 3.14(a)(1), the Company shall (i) register the resale of the Registrable Securities on another appropriate form, including, without limitation, Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

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(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders selling in such registration pro rata on the basis of the aggregate number of securities or shares being sold.

(c) Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(1) By 9:30 a.m. New York City time on the first Business Day after the Effective Date of a Shelf Registration Statement, file a final prospectus with the SEC, as required by Rule 424(b) under the Securities Act.

(2) Provide to each Holder a copy of any disclosure regarding the plan of distribution or the selling Holders, in each case, with respect to such Holder, at least three (3) Business Days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that includes such information.

(3) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 3.14(c), and keep such registration statement effective or such prospectus supplement current.

(4) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(5) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(6) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

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(7) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).

(8) Within one Business Day after such event, give written notice to the Holders (which notice shall not contain any material non-public information):

(A) when any registration statement filed pursuant to Section 3.14(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 3.14(c)(12) cease to be true and correct.

(9) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 3.14(c)(8)(C) at the earliest practicable time.

(10) Upon the occurrence of any event contemplated by Section 3.14(c)(7) or 3.14(c)(8)(E) and subject to the Company’s rights under Section 3.14(d), the Company shall promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(11) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(12) In the event of an underwritten offering pursuant to Section 3.14(a)(1) or Section 3.14(a)(4) or conducted pursuant to Section 3.14(a)(7), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and the Company Subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the applicable registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(13) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information, in each case, reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

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(14) Cause all such Registrable Securities to be listed on each securities exchange on which the same class of securities issued by the Company are then listed or, if the same class of securities is not then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities of such class to be listed on the NASDAQ Stock Market.

(15) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(16) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice (each such suspension, a “Suspension Period”). No single Suspension Period shall exceed 30 consecutive days, and during any 365 day period, the aggregate of all Suspension Periods shall not exceed an aggregate of 60 days.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(1) Neither the Anchor Investors nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.14(c) as to a selling Holder that such selling Holder, and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

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(g) Indemnification.

(1) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such Loss is based solely upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnitee and shall survive the transfer of the Registrable Securities by the Holders.

(2) If any proceeding shall be brought or asserted against any Indemnitee, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnitee to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Company.

An Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnitees unless: (1) the Company has agreed in writing to pay such fees and expenses; (2) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnitee and the Company; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees. The Company

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shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any pending proceeding in respect of which any Indemnitee is a party, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 3.14(g)(2)) shall be paid to the Indemnitee, as incurred, within twenty (20) Business Days of written notice thereof to the Company; provided, that the Indemnitee shall promptly reimburse the Company for that portion of such fees and expenses applicable to such actions for which such Indemnitee is finally judicially determined to not be entitled to indemnification hereunder). The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 3.14(g), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(3) If the indemnification provided for in Section 3.14(g)(1) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.14(g)(3) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.14(g)(1). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(4) The indemnity and contribution agreements contained in this Section 3.14(g) are in addition to any liability that the Company may have to the Indemnitees and are not in diminution or limitation of the indemnification provisions under Article V of this Agreement.

(h) Assignment of Registration Rights. The rights of each Anchor Investor to registration of Registrable Securities pursuant to Section 3.14(a) may be assigned by such Anchor Investor to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than $1,000,000 in Registrable Securities and (ii) such transfer is permitted under the terms hereof; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

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(i) Holdback. With respect to any underwritten offering of Registrable Securities by the Anchor Investors or other Holders pursuant to this Section 3.14, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 90 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or the Company Subsidiaries or in connection with dividend reinvestment plans.

(j) Rule 144; Rule 144A Reporting. With a view to making available to the Anchor Investors and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(1) make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2) so long as an Anchor Investor or a Holder owns any Registrable Securities, furnish to such Anchor Investor or such Holder forthwith upon request: (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (y) a copy of the most recent annual or quarterly report of the Company; and (z) such other reports and documents as the Anchor Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(3) to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k) As used in this Section 3.14, the following terms shall have the following respective meanings:

(1) “Effective Date” means the date that the Shelf Registration Statement filed pursuant to Section 3.14(a)(1) is first declared effective by the SEC.

(2) “Effectiveness Deadline” means, with respect to the initial Shelf Registration Statement required to be filed pursuant to Section 3.14(a)(1), the earlier of (i) the 90th calendar day following the First Closing Date and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Shelf Registration Statement will not be “reviewed” or will not be subject

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to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(3) “Holder” means the Investors and any other holder of Registrable Securities to whom the registration rights conferred by the Transaction Documents have been transferred in compliance with Section 3.14(h) hereof.

(4) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(5) “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

(6) “Registrable Securities” means (A) all Common Stock held by the Investors from time to time and the Warrants and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (A) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities shall not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be immediately sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under the Transaction Documents are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(7) “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 3.14, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show,” the reasonable fees and disbursements of Holders’ Counsel (not to exceed $100,000), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(8) “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(9) “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.

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(10) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(l) At any time, any holder of Registrable Securities (including any Holder) may elect to forfeit its rights set forth in this Section 3.14 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 3.14(a)(4)-(7) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 3.14(g) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 3.14(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 3.14(a)(1), 3.14(a)(4) or 3.14(a)(7) prior to the date of such Holder’s forfeiture.

(m) The Company and the Holders shall make, no later than the Effectiveness Deadline, any revisions to the Warrants acceptable to such Holders and necessary in order to permit a public distribution thereof, including entering into a customary warrant agreement, appointing a warrant agent and taking such other steps as will be needed to facilitate such a public distribution.

3.15. Certain Other Transactions.

(a) Prior to the Second Closing, notwithstanding anything in the Transaction Documents to the contrary, the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a Change in Control unless such third party shall have provided prior assurance in writing to the Anchor Investors (in a form that is reasonably satisfactory to the Anchor Investors) that the terms of the Transaction Documents shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect Subsidiary. For the avoidance of doubt, it is understood and agreed that, in the event that a Change in Control occurs on or prior to the Second Closing, the Anchor Investors shall maintain the right under the Transaction Documents to acquire, pursuant to the terms and conditions of the Transaction Documents, the Common Stock (or such other securities or property (including cash) into which the Common Stock may have become exchangeable as a result of such Change in Control), as if both of the Closings (or the Second Closing, if the First Closing has already occurred) had occurred immediately prior to such Change in Control, including, for the avoidance of doubt, the Common Stock issuable pursuant to the Warrants.

(b) In the event that, at or prior to either Closing, (i) the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock issued and outstanding is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction, (ii) the Company fixes a record date that is at or prior to the applicable Closing Date for the payment of any non-stock dividend or distribution on the Common Stock other than any ordinary cash dividends, then the number of shares of Common Stock to be issued to the Anchor Investors at the applicable Closing under the Transaction Documents, together with the applicable implied per share price (and the number of shares and per share price pursuant to the Rights Offering and the backstop commitment), shall be equitably adjusted and/or the shares of Common Stock to be issued to the Anchor Investors at the applicable Closing under the Transaction Documents shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide the Anchor

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Investors with substantially the same economic benefit from the Transaction Documents as the Anchor Investors had prior to the applicable transaction. Notwithstanding anything in the Transaction Documents to the contrary, in no event shall the Purchase Price or any component thereof, or the aggregate percentage of shares to be purchased by any Anchor Investor, be changed by the foregoing.

(c) Notwithstanding anything in the foregoing, the provisions of this Section 3.15 shall not be triggered by (i) the transactions contemplated by the Transaction Documents (other than the reverse stock split and related matters) or (ii) any issuances of options, restricted stock units or other equity-based awards granted to newly-appointed directors, employees or consultants of the Company at or around the same time as the transactions contemplated by the Transaction Documents to such Persons, including upon exercise of any such options (not to exceed 2.5% of the Capital Stock of the Company on a fully-diluted basis).

(d) The reverse stock split contemplated by this Agreement shall not occur prior to the issuance of the Warrants.

3.16. Articles of Amendment. In connection with the First Closing, the Company shall file the Articles of Amendment in the Commonwealth of Virginia, and such Articles of Amendment shall continue to be in full force and effect as of the First Closing Date and the Second Closing Date.

3.17. Exchange Offers. As soon as practicable following May 23, 2010, the Company shall prepare and file with the SEC the Schedule TO covering the Exchange Offers. The Company shall use reasonable best efforts to have the Schedule TO cleared by the SEC. The Company shall, as promptly as practicable after receipt thereof, provide each of the Anchor Investors copies of any written comments and advise the Anchor Investors of any oral comments with respect to the Schedule TO received from the SEC. The Company shall provide each Anchor Investor with a reasonable opportunity to review and comment on the Schedule TO, and any amendment thereto, prior to filing with the SEC, and will provide the Anchor Investors with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment to the Schedule TO shall be made without the approval of each Anchor Investor, which approval shall not be unreasonably withheld or delayed. The Company shall use its reasonable best efforts to take any action required to be taken under any applicable state securities laws in connection with the Exchange Offers. The Company shall advise the Anchor Investors, promptly after it receives notice thereof, of the time when the Exchange Offer has become effective, the issuance of any stop order, the suspension of the qualification of the Common Stock issuable pursuant to the Exchange Offers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Schedule TO. The Company shall not pay or give, directly or indirectly, any commission or other remuneration to any Person for soliciting the acquisition of the Series A Preferred Stock and Series B Preferred Stock or the exchange as contemplated pursuant to the Exchange Offers. The Board of Directors shall unanimously recommend to the holders of the Series A Preferred Stock and the Series B Preferred Stock that such stockholders tender their shares of Series A Preferred Stock and Series B Preferred Stock into the Exchange Offers.

3.18. Rights Offering.

(a) As promptly as practicable following the First Closing, and subject to compliance with all applicable Law, including the Securities Act, the Company shall distribute to each holder of record of Common Stock, including any holders who received Common Stock pursuant to the Series A Exchange and the Series B Exchange as of the close of business on the Business Day immediately preceding the First Closing Date (each, a “Legacy Stockholder”) non-transferable rights (the “Rights”) to purchase from the Company an amount of Common Shares calculated pursuant to Section 3.18(b) at a per share purchase price of $0.40 (“Rights Purchase Price”). The transactions described in this Section 3.18,

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including the purchase and sale of Common Shares upon the exercise of Rights and any commitments to purchase unsubscribed Common Shares in Section 3.18(c), shall be referred to in this Agreement as the “Rights Offering.” The registration statement relating to the Rights Offering shall be filed within 15 days after the First Closing.

(b) Each Right shall entitle a Legacy Stockholder to purchase any whole number of Common Shares, provided that (i) no Legacy Stockholder shall thereby exceed, together with any other person with whom such Legacy Stockholder may be aggregated under applicable Law, 4.9% beneficial ownership of the Company’s equity securities and (ii) the aggregate purchase price of all Common Shares purchased in the Rights Offering shall not exceed Forty-Million Dollars ($40,000,000).

(c) In the event the Rights Offering is over-subscribed, subscriptions by Legacy Stockholders shall be reduced proportionally based on their pro rata ownership of the Common Stock outstanding as of the close of business on the trading day immediately preceding the First Closing Date but assuming that the Exchange Offers shall have occurred on such date.

(d) In the event the Company does not sell at least $20 million in Common Shares pursuant to the Rights Offering, pursuant to the CapGen Investment Agreement, CapGen shall purchase that number of Common Shares at the Rights Purchase Price in an aggregate dollar amount equal to $20 million less the dollar amount of Common Shares sold to the holders of Rights. In addition, to the extent the Company determines to offer more than $20 million of Common Shares in the Rights Offering, but in no event in excess of an aggregate of $40 million of Common Shares in the Rights Offering (the “Additional Rights Shares”), the Anchor Investors hereby agree to purchase, on a Pro Rata Basis, any Additional Rights Shares that are not purchased by holders of the related Rights (“Additional Unsubscribed Shares”) at the Rights Purchase Price, subject to and simultaneously with the other Investors’ purchase, and on a Pro Rata Basis, of the Additional Unsubscribed Shares. Additionally, the Company agrees that the CapGen Investment Agreement and each Additional Agreement with the Additional Investors shall include a substantially similar covenant requiring such Additional Investor to purchase, on a Pro Rata Basis, any Additional Unsubscribed Shares at the Rights Purchase Price. In no event shall any Anchor Investor, CapGen or any Additional Investor be required to purchase Additional Unsubscribed Shares in excess of their respective Pro Rata Basis or such as would cause any Anchor Investor or CapGen to hold more than 24.9% of the Company’s outstanding Common Shares or cause any Additional Investor to hold more than 9.9% of the Company’s outstanding Common Shares. To the extent that the Rights Offering is not fully sold following the foregoing purchases by holders of Rights, the Anchor Investors, CapGen and the Additional Investors, then the Company may offer any remaining Additional Unsubscribed Shares at the Rights Purchase Price.

(e) As used in Section 3.18(d), “Pro Rata Basis” with respect to each Investor means a commitment by that Investor to purchase that number of Additional Unsubscribed Shares equal to the total number of Additional Unsubscribed Shares multiplied by a fraction, the numerator of which is the number of Common Shares purchased by such Investor in connection with the Investment or the Other Private Placements, as the case may be, and the denominator of which is the total aggregate number of Common Shares purchased by all Investors in connection with the Investment and the Other Private Placements, subject to the limitations set forth in the last sentence of Section 3.18(d) above.

ARTICLE IV

TERMINATION

4.1. Termination. This Agreement may be terminated prior to the First Closing:

(a) by mutual written agreement of the Company and each of the Anchor Investors;

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(b) by any party, upon written notice to the other parties, in the event that the First Closing does not occur on or before October 29, 2010; provided, however, that the right to terminate this Agreement pursuant to this Section 4.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the First Closing to occur on or prior to such date;

(c) by an Anchor Investor, upon written notice to the Company and the other Anchor Investor, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(d)(2)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the First Closing Date in absence of such breach or condition; provided that this Section 4.1(c) shall only apply if such Anchor Investor is not in material breach of any of the terms of this Agreement;

(d) by the Company, upon written notice to the Anchor Investors, if (i) there has been a breach of any representation, warranty, covenant or agreement made by an Anchor Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(d)(3)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the First Closing Date in absence of such breach or condition; provided that this Section 4.1(d) shall only apply if the Company is not in material breach of any of the terms of this Agreement;

(e) by any party, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(f) by an Anchor Investor, upon written notice to the Company and the other Anchor Investor, if such Anchor Investor or any of its Affiliates receives written notice from or is otherwise advised by, the Federal Reserve that the Federal Reserve will not grant (or intends to rescind or revoke if previously granted) any of the written confirmations or determinations referred to in Section 1.2(d)(2)(D); or

(g) by the Company, upon written notice to the Anchor Investors, if the Company receives written notice from or is otherwise advised by the Federal Reserve that the Federal Reserve will not grant (or intends to rescind or revoke if previously granted) any of the written confirmations or determinations referred to in Section 1.2(d)(2)(D).

4.2. Effects of Termination. In the event of any termination of the Transaction Documents as provided in Section 4.1, this Agreement (other than Section 3.3 and Article VI of this Agreement, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for fraud or willful breach of this Agreement.

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ARTICLE V

INDEMNITY

5.1. Indemnification by the Company.

(a) (a) After the First Closing, and subject to Sections 5.1, 5.3 and 5.4, the Company shall indemnify, defend and hold harmless to the fullest extent permitted by Law the Carlyle Anchor Investor and its Affiliates, and their successors and assigns, officers, directors, partners, members and employees, as applicable, (the “Carlyle Investor Indemnified Parties”) and the Anchorage Anchor Investor and its Affiliates, and their successors and assigns, officers, directors, partners, members and employees, as applicable, (the “Anchorage Investor Indemnified Parties” and, together with the Carlyle Investor Indemnified Parties, the “Anchor Investor Indemnified Parties”) against, and reimburse any of the Anchor Investor Indemnified Parties for:

(1) all Losses that any of the Anchor Investor Indemnified Parties may at any time suffer or incur, or become subject to as a result of or in connection with the inaccuracy or breach of any representation or warranty made by the Company in this Agreement or any certificate delivered pursuant hereto or as a result of or in connection with any breach or failure by the Company to perform any of their covenants or agreements contained in this Agreement; and

(2) any action, suit, claim, proceeding or investigation by any stockholder of the Company or any other Person relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (including the Investment, the Other Private Placements, the TARP Exchange, the Exchange Offers and the Rights Offering).

(b) Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify, defend or hold harmless any of the Carlyle Investor Indemnified Parties against, or reimburse any of the Carlyle Investor Indemnified Parties for any Losses pursuant to Section 5.1(a)(1)(A) (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations) (i) with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) unless such claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Losses in excess of $100,000 (nor shall any such claim or series of related claims that do not meet the $100,000 threshold be applied to or considered for purposes of calculating the aggregate amount of the Losses by any of the Carlyle Investors Indemnified Parties for which the Company has responsibility under clause (ii) of this Section 5.1(b)); and (ii) until the aggregate amount of the Carlyle Investor Indemnified Parties’ Losses for which the Carlyle Investor Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 5.1(a)(1)(A) exceeds one percent (1)% of such Carlyle Anchor Investor’s aggregate purchase price paid to the Company pursuant to Section 1.1 hereof (the “Carlyle Deductible”), after which the Company shall be obligated for all of the Carlyle Investor Indemnified Parties’ Losses for which the Carlyle Investor Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 5.1(a)(1)(A) that are in excess of such Carlyle Deductible. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify, defend or hold harmless the Carlyle Investor Indemnified Parties against, or reimburse the Carlyle Investor Indemnified Parties for, any Losses pursuant to Section 5.1(a)(1)(A) in a cumulative aggregate amount exceeding the aggregate purchase price paid by the relevant Carlyle Anchor Investor to the Company pursuant to Section 1.1 hereof (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations).

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(c) Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify, defend or hold harmless any of the Anchorage Investor Indemnified Parties against, or reimburse any of the Anchorage Investor Indemnified Parties for any Losses pursuant to Section 5.1(a)(1)(A) (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations) (i) with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) unless such claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Losses in excess of $100,000 (nor shall any such claim or series of related claims that do not meet the $100,000 threshold be applied to or considered for purposes of calculating the aggregate amount of the Losses by any of the Anchorage Investor Indemnified Parties for which the Company has responsibility under clause (ii) of this Section 5.1(c) below); and (ii) until the aggregate amount of the Anchorage Investor Indemnified Parties’ Losses for which the Anchorage Investor Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 5.1(a)(1)(A) exceeds one percent (1)% of such Anchorage Anchor Investor’s aggregate purchase price paid to the Company pursuant to Section 1.1 hereof (the “Anchorage Deductible”), after which the Company shall be obligated for all of the Anchorage Investor Indemnified Parties’ Losses for which the Anchorage Investor Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 5.1(a)(1)(A) that are in excess of such Anchorage Deductible. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify, defend or hold harmless the Anchorage Investor Indemnified Parties against, or reimburse the Anchorage Investor Indemnified Parties for, any Losses pursuant to Section 5.1(a)(1)(A) in a cumulative aggregate amount exceeding the aggregate purchase price paid by the relevant Anchorage Anchor Investor to the Company pursuant to Section 1.1 hereof (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations).

(d) For purposes of Section 5.1(a), in determining whether there has been a breach of a representation or warranty, the parties hereto shall ignore any “materiality,” “Knowledge”, “Material Adverse Effect,” or similar qualifications.

5.2. Indemnification by the Anchor Investors.

(a) After the First Closing and subject to Sections 5.2, 5.3 and 5.4, the Anchor Investors shall indemnify, defend and hold harmless to the fullest extent permitted by Law the Company against, and reimburse the Company for, all Losses that the Company may at any time suffer or incur, or become subject to (1) as a result of or in connection with the inaccuracy or breach of any representation or warranty made by the Anchor Investors in this Agreement or (2) as a result of or in connection with any breach or failure by the Anchor Investors to perform any of their covenants or agreements contained in this Agreement.

(b) Notwithstanding anything to the contrary contained herein, no Anchor Investor shall be required to indemnify, defend or hold harmless the Company against, or reimburse the Company (1) for Losses for which the Company would be required to indemnify the Anchor Investor Indemnified Parties pursuant to Section 5.1(a)(1)(B) or (2) for any Losses pursuant to Section 5.2(a)(1) (other than Losses arising out of the inaccuracy or breach of any Anchor Investors Specified Representations) (i) with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) unless such claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Losses in excess of $100,000 of the purchase price paid by such Anchor Investor pursuant to Section 1.1 hereof (nor shall any such claim or series of related claims that do not meet the $100,000 threshold be applied to or considered for purposes of calculating the aggregate amount of the Company’s Losses for which the Anchor Investors has responsibility under clause (ii) of this Section 5.2(b)); and (ii) until the aggregate amount of the Company’s Losses for which the Company are finally determined to be otherwise entitled to indemnification under Section 5.2(a)(1) exceeds one

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percent (1)% of such Anchor Investor’s aggregate purchase price paid to the Company pursuant to Section 1.1 hereof (the “Company Deductible”), after which the Anchor Investors shall be obligated for all of the Company’s Losses for which the Company is finally determined to be otherwise entitled to indemnification under Section 5.2(a)(1) that are in excess of such Company Deductible. Notwithstanding anything to the contrary contained herein, neither Anchor Investor shall be required to indemnify, defend or hold harmless the Company against, or reimburse the Company for, any Losses pursuant to Section 5.2(a)(1) in a cumulative aggregate amount exceeding the aggregate purchase paid by such Anchor Investor to the Company pursuant to Section 1.1 hereof (other than Losses arising out of the inaccuracy or breach of any of such Anchor Investor Specified Representations).

(c) For purposes of Section 5.2(a), in determining whether there has been a breach of a representation or warranty, the parties hereto shall ignore any “materiality” or similar qualifications.

5.3. Notification of Claims.

(a) Any Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought hereunder, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party) (each, a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure. The parties agree that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 6.1 for such representation, warranty, covenant or agreement; provided, that if, prior to such applicable date, a party hereto shall have notified the other parties hereto in accordance with the requirements of this Section 5.3(a) of a claim for indemnification under this Agreement (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Agreement notwithstanding the passing of such applicable date.

(b) Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) in respect of a Third Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of any Third Party Claim, with its own counsel and at its own expense, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at the Indemnifying Party’s expense (except that the Indemnifying party shall only be liable for the reasonable fees and expenses of one law firm for all of the Indemnified Parties). The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence. The Company or the Anchor Investors (as the case may be) shall, and shall cause each of their Affiliates and representatives to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless such settlement, compromise, discharge or entry of any judgment does not involve any finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party, and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided

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in such judgment), (ii) not encumber any of the material assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business and (iii) obtain, as a condition of any settlement, compromise, discharge, entry of judgment (if applicable), or other resolution, a complete and unconditional release of each Indemnified Party from any and all liabilities in respect of such Third Party Claim. The Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within twenty (20) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this agreement. The Indemnified Party shall reasonably cooperate with and assist the Indemnifying Party in determining the validity of any such claim for indemnity by the Indemnified Party.

5.4. Indemnification Payment. In the event a claim or any Action for indemnification hereunder has been finally determined, the amount of such final determination shall be paid (a) if the Indemnified Party is an Anchor Investor, by the Company to the Indemnified Party and (b) if the Indemnified Party is the Company, by the Anchor Investors to the Indemnified Party, in each case on demand in immediately available funds; provided, however, that any reasonable and documented out-of-pocket expenses incurred by the Indemnified Party as a result of such claim or Action shall be reimbursed promptly by the Indemnifying Party upon receipt of an invoice describing such costs incurred by the Indemnified Party. A claim or an Action, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Agreement when the parties hereto have so determined by mutual agreement or, if disputed, when a final non-appealable governmental order has been entered into with respect to such claim or Action.

5.5. Exclusive Remedies. Except as set forth in this Agreement, the other Transaction Documents and any other documents delivered in connection with the First Closing of the transactions contemplated by the Transaction Documents, the Company and its representatives make no representation or warranty, expressed or implied, at law or in equity, in respect of the Company or the Company’s business or prospects; and any and all other representations and warranties made by the Company or its representatives are deemed to have been superseded by this Agreement and do not survive. The Anchor Investors acknowledge and agree that they are relying solely on their own investigations and the representations and warranties contained in this Agreement, the other Transaction Documents, and the other documents delivered in connection with the First Closing in deciding to enter into this Agreement and consummate the First Closing. Without limiting the previous two sentences, each party hereto acknowledges and agrees that following the First Closing, the indemnification provisions hereunder shall be the sole and exclusive remedies of the parties hereto for any breach of the representations, warranties or covenants contained in the this Agreement. No investigation of the Company by any Anchor Investor, or by the Company of any Anchor Investor, whether prior to or after May 23, 2010, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right. The parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

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ARTICLE VI

MISCELLANEOUS

6.1. Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive in full force and effect until the date that is eighteen (18) months after the First Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period), at which time they shall terminate and no claims shall be made for indemnification under Section 5.1 or Section 5.2, as applicable, for breaches of representations or warranties thereafter, except the Company Specified Representations (other than the representations and warranties made in Section 2.2(z), which shall survive until sixty (60) days following the expiration of the applicable statute of limitations) and the Anchor Investor Specified Representations shall survive the First Closing indefinitely. The covenants and agreements set forth in this Agreement shall survive until the earliest of the duration of any applicable statute of limitations or until performed or no longer operative in accordance with their respective terms.

6.2. Expenses. At the First Closing, provided the condition set forth in Section 1.2(d)(2)(J) has been satisfied, the Company shall reimburse each Anchor Investor promptly, upon receipt of invoices from such Anchor Investor, for all reasonable and documented out-of-pocket expenses incurred by such Anchor Investor and its Affiliates in connection with its due diligence investigation of the Company and the transactions contemplated by the Transaction Documents, the preparation, negotiation and enforcement of the Transaction Documents, and the filing or pursuit of any Governmental Consent required in connection with the foregoing (including, but not limited to, all fees and expenses of attorneys, consultants, accounting, financial and other advisors) incurred by or on behalf of the Anchor Investors or their Affiliates in connection with the transactions contemplated by the Transaction Documents. Except as provided in the foregoing sentence and in the Carlyle Investor Letter with respect to the Carlyle Anchor Investor and in the Anchorage Investor Letter with respect to the Anchorage Anchor Investor, each party will pay their own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

6.3. Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.

(a) the term “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities;

(b) the term “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person provided that no security holder of the Company shall be deemed to be an Affiliate of any other security holder or of the Company or any of its Subsidiaries solely by reason of any investment in the Company. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise;

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(c) the term “Anchorage Anchor Investor” means ACMO-HR, L.L.C.;

(d) the term “Anchorage Designated Director” means, the Person designated by the Anchorage Anchor Investor to be nominated and elected as a member of the Board of Directors;

(e) the term “Articles of Amendment” means the General Articles of Amendment, the Preferred Stock Articles of Amendment and any other amendments to the Company’s Articles of Incorporation that may be required pursuant to the transactions contemplated by the Transaction Documents;

(f) the term “Board of Directors” means the Board of Directors of the Company;

(g) the term “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Virginia generally are authorized or required by Law or other governmental actions to close;

(h) the term “CapGen” means CapGen Capital Group VI LP.

(i) the term “CapGen Investment Agreement” means the Amended and Restated Investment Agreement, dated as of August 11, 2010 by and between the Company and CapGen.

(j) the term “Capital Stock” means capital stock or other type of equity interest in (as applicable) a Person;

(k) the term “Carlyle Anchor Investor” means Carlyle Global Financial Services Partners, L.P.;

(l) the term “Carlyle Designated Director” means, the Person designated by the Carlyle Anchor Investor to be nominated and elected as a member of the Board of Directors;

(m) the term “Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

A. any person is or becomes a beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), other than the Investors and their Affiliates, directly or indirectly, of 20% of the aggregate voting power of the voting securities; provided, however, that the event described in this clause (2) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 20% of the then outstanding voting securities, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

B. the consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders (a “Business

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Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by voting securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such voting securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”);

C. the stockholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

D. a majority of the members of the Board of Directors are not Continuing Directors; provided that the changes to the membership of the Board of Directors pursuant to Section 3.5 herein shall not be considered a Change of Control;

(n) the term “Code” means the Internal Revenue Code of 1986, as amended;

(o) the term “Company Specified Representations” means the representations and warranties made in Section 2.2(a), Section 2.2(c), Section 2.2(d)(1), Section 2.2(z), and Section 2.2(cc);

(p) the term “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election;

(q) the term “Disclosure Schedule” shall mean a schedule delivered, on or prior to May 23, 2010, by (i) each Anchor Investor to the Company and (ii) the Company to each Anchor Investor setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to such Anchor Investor, or to one or more covenants contained in Article III;

(r) The term “Environmental Laws” means all federal, state or local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment;

(s) the term “GAAP” means United States generally accepted accounting principles and practices as in effect from time to time;

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(t) the term “General Articles of Amendment” means the amendments to Company’s Articles of Incorporation required to effect General Stockholder Proposals, pursuant to the Articles of Amendment attached hereto as Exhibit G;

(u) the term “Governmental Consent” means any notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or the expiration or termination of any statutory waiting periods, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”);

(v) the term “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization;

(w) the term “Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral;

(x) the term “Knowledge” of the Company and words of similar import mean the knowledge of any directors, executives or other employees of the Company listed on Schedule I hereto;

(y) the term “Anchor Investor Specified Representations” means the representations and warranties made in Section 2.3(a), Section 2.3(b)A, Section 2.3(d) and Section 2.3(e);

(z) the term “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or a security backed by or representing an interest in any such mortgage loan;

(aa) the term “Losses” means any and all losses, damages, reasonable costs, reasonable expenses (including reasonable attorneys; fees and disbursements), liabilities, settlement payments, awards, judgments, fines, obligations, claims, and deficiencies of any kind, excluding exemplary and punitive damages;

(bb) the term “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity;

(cc) the term “Proxy Statement” means a proxy statement related to the transactions contemplated by the Transaction Documents;

(dd) the term “Rule 144” means such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time;

(ee) the term “Schedule TO” means a tender offer statement under Section 3(e)(1) of the Exchange Act on Schedule TO-I and all amendments, with respect to the Exchange Offer, in each case including the document, all exhibits thereto and any document incorporated by reference therein;

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(ff) the term “Series A Exchange” means the exchange offer pursuant to which the Series A Preferred Stock shall be exchanged for Common Stock pursuant to the terms and conditions of such exchange offer made by the Company to each of the holders of Series A Preferred Stock;

(gg) the term “Series A Stockholder Proposal” means the amendments proposed to be made to the Series A Preferred Stock as contemplated by the Transaction Documents;

(hh) the term “Series B Exchange” means the exchange offer pursuant to which the Series B Preferred Stock shall be exchanged for Common Stock pursuant to the terms and conditions of such exchange offer made by the Company to each of the holders of Series B Preferred Stock;

(ii) the term “Series B Stockholder Proposal” means amendments proposed to be made to the Series A Preferred Stock as contemplated by the Transaction Documents;

(jj) the term “Stockholder Proposals” means the Series A Stockholder Proposals, the Series B Stockholder Proposals and the General Stockholder Proposals;

(kk) the term “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a Subsidiary of such Person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more Subsidiaries thereof;

(ll) the term “Tax” or “Taxes” means all United States federal, state, local or foreign income, profits, estimated, gross receipts, windfall profits, severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, capital stock, employment, withholding, transfer, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax that may become payable in respect thereof imposed by any Governmental Entity, whether or not disputed;

(mm) the term “Tax Return” shall mean any return, declaration, report or similar statement required to be filed with respect any Taxes (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax;

(nn) the term “Transaction Documents” means this Agreement, the Equity Commitment Letter, the Additional Agreements, the Treasury Letter, the Exchange Agreement, the Other Private Placement documents, the Exchange Offer documents, the Carlyle Investor Letter, the Anchorage Investor Letter, the Davidson Investor Letter, the Fir Tree Investor Letter and the Rights Offering documents, as the same may be amended or modified from time to time;

(oo) the word “or” is not exclusive;

(pp) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

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(qq) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(rr) all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit and schedule references not attributed to a particular document shall be references to such exhibits and schedules to this Agreement.

6.4. Independent Nature of Anchor Investors’ Obligations and Rights. The obligations of each Anchor Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Anchor Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Anchor Investor (other than those Anchor Investors that are Affiliates of each other) to purchase the Common Shares pursuant to the Transaction Documents has been made by such Anchor Investor independently of any other non-affiliated Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, which may have been made or given by any other non-affiliated Investor or by any agent or employee of any other non-affiliated Investor, and no Anchor Investor and any of its agents or employees shall have any liability to any other Investor (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained in the Transaction Documents, and no action taken by any Anchor Investor pursuant hereto or thereto, shall be deemed to constitute the Anchor Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Anchor Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Anchor Investor (other than those that are Affiliates of such Anchor Investor) confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors and no other non-affiliated Anchor Investor has acted as agent for such Anchor Investor in connection with making its investment hereunder and that no non-affiliated Investor will be acting as agent of such Anchor Investor (and its Affiliates) in connection with monitoring its investment in the Common Shares or enforcing its rights under the Transaction Documents. Each Anchor Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Anchor Investor to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Anchor Investor, solely, and not between the Company and the Anchor Investors collectively and not between and among the Anchor Investors.

6.5. Amendment and Waivers. The conditions to each party’s obligation to consummate each Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Law. No amendment or waiver of any provision of this Agreement will be effective against any party hereto unless it is in a writing signed by a duly authorized officer of such party that makes express reference to the provision or provisions subject to such amendment or waiver.

6.6. Amendment and Restatement of Original Investment Agreement. The parties agree that, effective as of the Modification Date (defined below), (a) the Original Investment Agreement and the Amended and Restated Investment Agreement shall be amended in their entirety by replacing such agreements with the provisions of this Agreement and the Original Investment Agreement and the Amended and Restated Investment Agreement shall be of no further force and effect. Modification Date shall mean the date on which occurs the execution and delivery by all parties of (i) this Agreement, (ii) the second amendment and restatement of the Securities Purchase Agreement, dated as of August 11,

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2010, by and among the Company and the purchasers signatory thereto (the “Minority Investors Agreement”), (iii) the CapGen Investment Agreement, and (iv) such other modifications of the other Transaction Agreements as is mutually agreed by the Anchor Investors, the Company and CapGen.

6.7. Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.8. Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

6.9. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York sitting in the borough of Manhattan, New York, New York, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding or, if it does not have subject matter jurisdiction, in any New York State court sitting in the borough of Manhattan, New York, New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.11 shall be deemed effective service of process on such party. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts referred to above for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.10. WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.11. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

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(a) If to the Anchor Investors:

(i) if to Carlyle Global Financial Services Partners, L.P.:

c/o The Carlyle Group

1001 Pennsylvania Avenue, NW

Washington, D.C. 20004-2505

Attn: Randal K. Quarles

Telephone: (202) 729-5185

Fax: (202) 347-1818

with a copy (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Maripat Alpuche

Telephone: (212) 455-2000

Fax: (212) 455-2502

(ii) if to ACMO-HR, L.L.C.:

c/o Anchorage Advisors, L.L.C.

610 Broadway, 6th Floor

New York, New York 10012

Attn: Hal Goltz

Telephone: (212) 432-4600

Fax: (212) 432-4601

with a copy (which copy alone shall not constitute notice):

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Attn: Thomas C. Janson, Esq.

          Winthrop N. Brown, Esq.

Telephone: (212) 530 5000

Fax: (212) 530-5219

(b) If to the Company:

Hampton Roads Bankshares, Inc.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

Attn: Douglas J. Glenn, Esq.

Telephone: (757) 217-3634

Fax: (757) 217-3656

with a copy (which copy alone shall not constitute notice):

Williams Mullen

999 Waterside Dr., Suite 1700

72

Norfolk, Virginia 23510

Attn: William A. Old, Jr.

Telephone: (757) 629-0613

Fax: (757) 629-0660

6.12. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the other Transaction Documents, the Confidentiality Agreements and the letter agreements referred to in Section 6.2 constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, inducements or conditions, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

6.13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Anchor Investors. An Anchor Investor may assign some or all of its rights hereunder or thereunder without the consent of the Company (i) to any third party, if in compliance with the Transaction Documents and Law or (ii) to any Affiliate of such Anchor Investor, and such assignee shall be deemed to be an Anchor Investor hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to “Anchor Investors.”

6.14. Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.15. Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the Anchor Investors and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.16. Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person or entity (including, but not limited to any Additional Investors) other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 3.5, 3.14, 5.1 and 5.2 shall inure to the benefit of the persons referred to in that Section.

6.17. Public Announcements. Each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the Transaction Documents and any of the transactions contemplated hereby and thereby, including any communications to the employees and customers of the Company and its Affiliates. Without limiting the foregoing, except as otherwise permitted in the next sentence, no party hereto will make (and each party will use its best efforts to ensure that its Affiliates and Representatives do not make) any such news release or public disclosure without first consulting with the other parties hereto and, in each case, also receiving each other party’s consent (which shall not be unreasonably withheld or delayed). In the event a party hereto is advised by its outside legal counsel that a particular disclosure is required by Law, such party shall be permitted to make such disclosure but shall be obligated to use its reasonable best efforts to consult with the other parties hereto and take their comments into account with respect to the content of such disclosure before issuing such disclosure.

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6.18. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.19. No Recourse. This Agreement may only be enforced against the named parties hereto. All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, stockholder, Affiliate, agent, attorney or representative of any of the Anchor Investors or any other party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby.

6.20. Consent to Supplemental Waiver. As required pursuant to Section 3 of the Acknowledgement and Waiver of Directors, attached as Exhibit E to this Agreement and to be executed by and among the Company, the Anchor Investors and certain directors of the Company, the Anchor Investors hereby consent to the supplementing of such waivers as specified in Section 1.2(c)(2)(T) of the CapGen Investment Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

HAMPTON ROADS BANKSHARES, INC.

By:
Douglas J. Glenn
Executive Vice President, General Counsel and Chief Operating Officer

CARLYLE GLOBAL FINANCIAL SERVICES PARTNERS, L.P.

By:	TCG Financial Services, L.P., its general partner

By:	Carlyle Financial Services, Ltd., its general partner

By:
Name:
Title:

ACMO-HR, L.L.C.

By:	Anchorage Capital Master Offshore, Ltd., its sole member

By:	Anchorage Advisors, L.L.C., its investment manager

By:
Name:
Title:

[Signature Page to Investment Agreement]

Appendix E

Amended and Restated CapGen Investment Agreement dated as of August 11, 2010

EXECUTION VERSION

AMENDED & RESTATED INVESTMENT AGREEMENT

by and between

HAMPTON ROADS BANKSHARES, INC.

and

CAPGEN CAPITAL GROUP VI LP

dated as of August 11, 2010

(continued)

LIST OF SCHEDULES AND EXHIBITS

Schedule I	Knowledge
Schedule II	Exchange Offer
Schedule III	Additional Disclosures

Exhibit A	Form of Voting Agreement
Exhibit B	Legal Opinion
Exhibit C	Acknowledgment and Waiver of Executive Officers
Exhibit D	Acknowledgment and Waiver of Directors
Exhibit E	Supplemental Acknowledgment and Waiver of Officers and Directors
Exhibit F	Preferred Stock Articles of Amendment
Exhibit G	General Articles of Amendment

ii

AMENDED AND RESTATED INVESTMENT AGREEMENT

This Amended and Restated Investment Agreement, is dated as of August 11, 2010 (this “Agreement”), and is by and between HAMPTON ROADS BANKSHARES, INC., a Virginia corporation (the “Company”), and CAPGEN CAPITAL GROUP VI LP, a Delaware limited partnership (“CapGen”).

RECITALS:

A. Amended and Restated Agreement. In connection with the execution of the Additional Agreements (as defined in Recital C), the Company and CapGen desire to amend and restate, in its entirety, the Investment Agreement, dated as of June 30, 2010 (the “Original Investment Agreement”), by among the Company and CapGen with this Agreement.

B. The Investment. The Company intends to issue and sell to CapGen, and CapGen intends to purchase from the Company, the number of shares of $0.625 par value common stock of the Company (the “Common Stock” or “Common Shares”) as will result in CapGen owning a number of Common Shares equal to approximately 14.2% of the shares of Common Stock outstanding immediately after giving effect to the transactions contemplated by the Transaction Documents (and assuming the Rights Offering is fully subscribed for $20 million without use of the backstop commitments) for an aggregate purchase price of approximately $44.5 million payable by CapGen to the Company (the “Investment”).

C. Other Private Placements. The Company has entered into but not closed the sale of 349,227,156 shares of Common Stock to ACMO HR, LLC and/or its Affiliates (“Anchorage”) and Carlyle Global Financial Services Partners, L.P. and/or its Affiliates (“Carlyle”), pursuant to a Second Amended and Restated Investment Agreement among Anchorage, Carlyle and the Company dated as of even date herewith (the “Anchor Investor Agreement”), and the offering to other accredited investors (the “Additional Investors”) in one or more private placement transactions of an aggregate of approximately 177,049,076 shares of Common Stock (the “Other Private Placements”), pursuant to subscription agreements with the Additional Investors (the “Additional Agreements”), with the initial closing of such transactions to occur simultaneously with the closing of the Investment. Herein, Anchorage and Carlyle are each an “Anchor Investor,” and together with CapGen and the Additional Investors, the “Investors”). The Investment and the Other Private Placements are currently anticipated to generate approximately $255.0 million of total gross proceeds to the Company.

D. TARP Exchange. The United States Department of Treasury (the “Treasury”) holds (i) 80,347 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “TARP Preferred Stock”) and (ii) a warrant, dated December 31, 2008, to purchase 1,325,858 shares of the Common Stock at an exercise price of $9.09 per share (the “TARP Warrant”). On the terms and subject to the conditions set forth in a letter dated May 18, 2010 from Treasury to the Company (the “Treasury Letter”), and an Exchange Agreement to be executed by the Treasury and the Company incorporating the terms of the Treasury Letter (the “Exchange Agreement”), the Company intends to exchange the TARP Preferred Stock for a new series of mandatorily convertible preferred stock (the “Convertible Preferred Stock”), which such shares the Company will then convert into 52,225,550 shares of Common Stock (subject to adjustment as provided therein), and to amend the TARP Warrant to, among other things, reduce the exercise price thereof to $0.40 per share (collectively, the “TARP Exchange”).

E. Exchange Offers. Prior to the First Closing (as defined in the Anchor Investment Agreement), the Company intends to conduct exchange offers (the “Exchange Offers”) pursuant to which the Company will offer to exchange each share of the Non-Convertible Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) for Common Shares and each share of the Non-Convertible Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) for Common Shares, in each case on the terms set forth on Schedule II hereto.

F. Charter Amendment and Stockholder Proposals. In connection with the transactions contemplated hereby and the Exchange Offers, the Company will call a special meeting of stockholders for the purpose of (i) increasing the authorized number of Common Shares to an amount necessary to consummate the transactions contemplated by the Transaction Documents and the other transactions referred to herein and therein, (ii) amending the terms of the Series A Preferred Stock and the Series B Preferred Stock, (iii) approving the issuance of the Common Shares pursuant to NASDAQ Marketplace Rules 5635(b) and 5635(d), (iv) approving a reverse stock split of the Common Shares, if such approval is required by the NASDAQ Marketplace Rules or as the Company otherwise deems necessary and (v) adopting certain other amendments to the Articles of Incorporation of the Company.

G. The Rights Offering. Following the First Closing (as defined in the Anchor Investment Agreement), the Company will commence a rights offering providing holders of record of the Common Stock on the day prior to the Closing Date with the right to invest in Common Stock at the same price per share paid by the Anchor Investors and CapGen. The rights will be non-transferable and will provide for the purchase of not less than $20 million and up to $40.0 million of Common Stock by such existing stockholders, as determined by the Company.

H. Voting Agreements. Each of the members of the Board of Directors has entered into separate voting agreements substantially in the form of Exhibit A hereto whereby such member of the Board of Directors agrees to vote their shares of Common Stock in favor of the Stockholder Proposals.

NOW, THEREFORE, in consideration of the foregoing mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and CapGen hereby agree as follows:

ARTICLE I

PURCHASE; CLOSING

1.1. Issuance, Sale and Purchase.

Subject to the terms set forth herein and subject to the satisfaction or waiver of the conditions set forth in Section 1.2 below, the Company agrees to issue and sell to CapGen, and CapGen agrees to purchase from the Company, free and clear of any Liens, 111,223,768 Common Shares or that greater number of Common Shares that, assuming the Rights Offering is fully subscribed for $20 million without use of the backstop commitments, shall equal approximately 14.2% of the shares of Common Stock outstanding immediately after giving effect to all the transactions contemplated by the Transaction Documents, for a purchase price of $44,489,507 (the “Purchase Price”) payable by CapGen to the Company.

1.2. Closing; Closing Deliverables; Closing Conditions.

(a) Closing. The closing of the purchase of the Common Shares by CapGen pursuant hereto (the “Closing”) shall occur on the second Business Day following the satisfaction or waiver of the conditions to the Closing set forth in Section 1.2(c) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) (provided, that the Company shall provide CapGen with notice of the Closing Date and provided further that the Closing Date shall be postponed as necessary to ensure that the Closing Date occurs no earlier

2

than ten (10) Business Days after the foregoing notice has been provided by the Company to CapGen) at the offices of Simpson Thacher & Bartlett located at 425 Lexington Avenue, New York, NY 10017 or such other date or location as agreed in writing by the parties. The date of the Closing is referred to as the “Closing Date.”

(b) Closing Deliverables. At the Closing the parties shall make the following deliveries:

(A) The Company shall have delivered to CapGen a certificate evidencing the incorporation and good standing of the Company and each of the Company Subsidiaries as of a date within ten (10) Business Days before the Closing Date;

(B) The Company shall have delivered (or shall deliver concurrently with the Closing) to CapGen the number of the Common Shares to be purchased pursuant to Section 1.1 registered in the name of CapGen;

(C) CapGen shall deliver concurrently with the Closing the Purchase Price by wire transfer or immediately available funds to the account provided to the Company at least one (1) Business Day prior to the Closing Date; and

(D) The Company shall have delivered to CapGen such other documents relating to the purchase and sale of the Common Shares contemplated by this Agreement as CapGen shall have reasonably requested.

(c) Closing Conditions. The respective obligations of CapGen, on the one hand, and the Company, on the other hand, to consummate the Closing are each subject to the satisfaction or written waiver by the Company and CapGen of the following conditions prior to the Closing:

(A) No provision of any Law and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict CapGen or any of its Affiliates from owning or voting any Common Shares;

(B) All Governmental Consents required to have been obtained at or prior to the Closing Date in connection with the execution, delivery or performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained and shall be in full force and effect;

(C) Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by the Transaction Documents under the HSR Act shall have expired or been earlier terminated; and

(D) The General Stockholder Proposals shall have been approved and adopted and the General Articles of Amendment shall have been duly filed with the Commonwealth of Virginia State Corporation Commission and shall be in full force and effect.

3

(2) The obligation of CapGen to purchase the Common Shares to be purchased by it at the Closing is also subject to the satisfaction or written waiver by CapGen of the following conditions prior to the Closing:

(A) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects on and as of May 23, 2010 and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect with respect to the Company (and except that (1) representations and warranties made as of a specified date shall be true and correct as of such date and (2) the representations and warranties of the Company set forth in Section 2.2(b) (but only with respect to the last sentence thereof), Section 2.2(c), Section 2.2(f) and Section 2.2(q)(4) shall be true and correct in all respects;

(B) The Company shall have performed and complied with in all material respects all agreements, covenants and conditions required by the Transaction Documents to be performed by it on or prior to the Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, the Company shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects);

(C) CapGen shall have received a certificate, dated as of the Closing Date, signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(c)(2)(A) and Section 1.2(c)(2)(B) have been satisfied on and as of the Closing Date;

(D) CapGen shall have received all Governmental Consents, regulatory approvals and determinations necessary to complete the Investment, including approval of its application to the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and any notice or application to the Virginia Bureau of Financial Institutions (the “BFI”) to acquire control of the Company and the Banks under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) (such application, the “CapGen Regulatory Application”);

(E) [Reserved.]

(F) There shall not be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Company or the Company Subsidiaries, CapGen or the transactions contemplated by the Transaction Documents, by any Governmental Entity, whether in connection with the Governmental Consents specified in Section 1.2(c)(1)(B) or otherwise, which imposes any restriction or condition which CapGen determines, in its reasonable good faith judgment, is materially and unreasonably burdensome or would reduce the benefits of the transactions contemplated hereby to CapGen to such a degree that CapGen would not have entered into the Transaction Documents had such condition or restriction been known to it on May 23, 2010 (any such condition or restriction, a “Burdensome Condition”);

(G) As of the Closing Date, the Company and the Company Subsidiaries shall have, on a consolidated basis, (a) at least $200,000,000 in (i) cash and due from banks, (ii) deposits in other banks, (iii) overnight funds sold and due from the Federal Reserve Bank and (iv) securities available for sale that have not been pledged and for which a liquid market and price quotations are immediately available through a major securities dealer; and (b) at least $2,200,000,000 in non-brokered deposits (including money market, demand, checking, savings and transactional accounts and certificates of deposits);

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(H) Since May 23, 2010, a Material Adverse Effect shall not have occurred and no change or other event shall have occurred that, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

(I) The Company shall have received (or shall receive concurrently with the Closing) proceeds from the sale of Common Shares pursuant to the Investment, the Anchor Investor Agreement and the Other Private Placements, in each case at a price per share of $0.40, in an aggregate amount of not less than $235,000,000;

(J) Either (i) not less than 100% of the aggregate liquidation preference of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock shall have been exchanged for Common Shares pursuant to the Exchange Offers or (ii) (A) not less than 51% of the aggregate liquidation preference of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock shall have been exchanged for Common Shares pursuant to the Exchange Offer and (B) the Series A Stockholder Proposals and the Series B Stockholder Proposals shall have been approved and adopted and the Preferred Stock Articles of Amendment shall have been duly filed with the Commonwealth of Virginia State Corporation Commission and shall be in full force and effect.

(K) (1) All of the Convertible Preferred Stock issued by the Company shall have been Tier 1 capital at all times while outstanding under applicable Law and Federal Reserve regulations and guidelines, unless all conditions to conversion of all shares of Convertible Preferred Stock were satisfied or waived in writing prior to the issuance of such shares and such Convertible Preferred Stock was issued and converted into Common Stock on the same day; and (2) contemporaneously with the Closing, all of the TARP Preferred Stock shall have been exchanged for or converted into 52,225,550 shares of Common Stock, directly or through an exchange into and conversion of the Convertible Preferred Stock into Common Stock immediately following and on the same day the Convertible Preferred Stock was issued;

(L) The TARP Warrants shall have been amended to reflect the reduced conversion price of $0.40 per share pursuant to the terms and conditions of the Treasury Letter;

(M) At any time after May 23, 2010, the Company shall not have agreed to enter into or entered into (a) any agreement or transaction in order to raise capital or (b) any transaction that resulted in, or would result in if consummated, a Change in Control of the Company, in each case, other than in connection with the transactions contemplated by the Transaction Documents;

(N) The Board of Directors shall have eleven (11) members, including one CapGen Designated Director and the chief executive officer of the Company.

(O) CapGen shall have received a certificate signed on behalf of the Company by a senior executive of the Company, dated as of the Closing Date, certifying (a) the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by the Transaction Documents and the

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issuance of the Common Shares in the Other Private Placements, (b) the current versions of the Articles of Incorporation, as amended, and By-Laws, as amended, of the Company and (c) as to the signatures and authority of the individuals signing this Agreement and related documents on behalf of the Company.

(P) At the Closing, the Company shall have caused CapGen to receive, substantially in the forms set forth as Exhibit B hereto, opinions of Williams Mullen, counsel to the Company.

(Q) (i) No later than 30 days after the date of this Agreement, the Company shall have caused each of the executives identified in the Disclosure Schedules relating to Section 2.2(x)(7)(A), and each member of the Board of Directors, to execute an acknowledgement and a waiver, in the form attached as Exhibit C or Exhibit D hereto, as applicable, and an acknowledgement and a waiver, in the form attached as Exhibit E hereto, and (ii) prior to the Closing, the Company shall amend all Benefit Plans identified in the Disclosure Schedules relating to Section 2.2(x)(7) to clarify that the transactions contemplated by the Transaction Documents shall not result in or accelerate any payment or severance benefit becoming due to any current of former employee, officer or director of the Company or any Company Subsidiary; and

(R) The Common Stock, including the Common Shares issued hereunder, (i) shall be designated for listing and quotation on the Nasdaq Stock Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Nasdaq Stock Market from trading on the Nasdaq Stock Market.

(3) The obligations of the Company hereunder to issue and sell the Common Shares to CapGen at the Closing is subject to the satisfaction or written waiver by the Company of the following conditions prior to the Closing:

(A) The representations and warranties of CapGen set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date except where the failure to be true and correct (without regard to any materiality qualifications contained therein) would materially adversely affect the ability of CapGen to perform its obligations hereunder;

(B) CapGen shall have performed and complied with in all material respects all agreements, covenants and conditions required by the Transaction Documents to be performed by it on or prior to the Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, CapGen shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects).

(C) The Company shall have received a certificate, dated as of the Closing Date, from CapGen signed on behalf of CapGen by a senior executive officer or similar official of CapGen certifying to the effect that the conditions set forth in Section 1.2(c)(3)(A) and Section 1.2(c)(3)(B) have been satisfied on and as of the Closing Date.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1. Certain Terms.

(a) As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, would reasonably be expected to (i) result in a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) materially impair or delay the ability of the Company or any of the Company Subsidiaries to perform its or their obligations under the Transaction Documents to consummate the Closing or any of the transactions contemplated hereby or thereby; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from (A) actions or omissions of the Company or any Company Subsidiary expressly required by the terms of the Transaction Documents; (B) changes, after May 23, 2010, in general economic conditions in the United States, including financial market volatility or downturn, (C) changes, after May 23, 2010, affecting generally the industries or markets in which the Company operates, (D) acts of war, sabotage or terrorism, military actions or the escalation thereof, or outbreak of disease, (E) any changes, after May 23, 2010, in applicable Laws or accounting rules or principles, including changes in GAAP, (F) the announcement or pendency of the transactions contemplated by the Transaction Documents or (G) any failure by the Company or any of the Company Subsidiaries to meet any internal projections or forecasts with regard to the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the determination of whether a Material Adverse Effect has occurred may be taken into account in determining whether there has been a Material Adverse Effect); provided further, however, that any circumstance, event, change, development or effect referred to in clauses (B), (C), (D) or (E) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such circumstance, event, change, development or effect has a disproportionate effect on the Company compared to other participants in the industries or markets in which the Company operates; and provided, further, however, that the parties agree that the facts, events or occurrences described on Schedule III attached hereto shall not constitute a Material Adverse Effect.

(b) As used in this Agreement, the term “Previously Disclosed” with regard to (1) any party means information set forth on its Disclosure Schedule provided to the Anchor Investors on May 23, 2010 and provided to CapGen as of May 23, 2010 (whether delivered to CapGen on or subsequent to May 23, 2010), corresponding or responsive to the provision of this Agreement, to which such information relates, provided, however, that if such information is disclosed in such a way as to make its relevance or applicability to another provision of this Agreement reasonably apparent on its face, such information shall be deemed to be responsive to such other provision of this Agreement (2) the Company includes information regarding the Company set forth on Schedule III attached hereto and (3) the Company includes information publicly disclosed by the Company in (A) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed by it with the Securities and Exchange Commission (the “SEC”), (B) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed by it with the SEC or (C) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2010 available prior to May 23, 2010 (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature). Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission

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that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company or CapGen, as applicable.

2.2. Representations and Warranties of the Company.

Except as Previously Disclosed (other than with respect to Sections 2.2(a), 2.2(d)(1), 2.2(d)(3), 2.2(e), 2.2(l), 2.2(o), 2.2(p), 2.2(u), 2.2(v), 2.2(w), 2.2(y), 2.2(bb), 2.2(dd), 2.2(ee), 2.2(hh), 2.2(ii), 2.2(jj), 2.2(kk) and 2.2(ll)), the Company hereby represents and warrants to CapGen, as of May 23, 2010 and as of the Closing Date (except for the representations and warranties that are as of a specific date which shall be made as of that date), that:

(a) Organization and Authority. Each of the Company and the Company Subsidiaries is a corporation or limited liability company duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company has furnished to CapGen true, correct and complete copies of the articles of incorporation and by-laws (or similar governing documents) as amended through the date of this Agreement for the Company, The Bank of Hampton Roads (“Hampton Roads”) and Shore Bank (“Shore”, and together with Hampton Roads, the “Banks”). The Company is duly registered as a bank holding company under the BHC Act.

(b) Company Subsidiaries. The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (each, a “Company Subsidiary”, and, collectively, the “Company Subsidiaries”). Except for the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company owns, directly or indirectly, all of its interests in each Company Subsidiary free and clear of any and all Liens. The deposit accounts of Hampton Roads and Shore are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company beneficially owns all of the outstanding capital securities and has sole control of Hampton Roads and Shore.

(c) Capitalization. The authorized Capital Stock of the Company consists of (i) 100,000,000 shares of Common Stock and (ii)1,000,000 shares of preferred stock (including shares of Series A Preferred Stock, Series B Preferred Stock and TARP Preferred Stock) (the “Company Preferred Stock”). As of the close of business on May 14, 2010 (the “Capitalization Date”), there were 22,153,594 shares of Common Stock outstanding and 23,266 shares of Series A Preferred Stock, 37,550 shares of Series B Preferred Stock and 80,347 shares of TARP Preferred Stock outstanding. In addition, the TARP Warrant allows for the purchase of 1,325,858 shares of Common Stock by Treasury at an exercise price of $9.09 per share. Since the Capitalization Date and through the date of this Agreement, except in connection with the Transaction Documents and the transactions contemplated hereby and thereby, including the Investment, the Other Private Placements, the TARP Exchange, the Exchange Offers and the Rights Offering, the Company has not (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or

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redemption of, any shares of Common Stock or Company Preferred Stock. As of the close of business on the Capitalization Date, other than in respect of the Series A Preferred Stock, the Series B Preferred Stock, the TARP Preferred Stock, the TARP Warrant and awards outstanding under or pursuant to the Benefit Plans in respect of which an aggregate of 4,447,814 shares of Common Stock have been reserved for issuance (including 1,799,657 shares reserved with respect to the 2002 Dividend Reinvestment and Optional Cash Purchase Plan), no shares of Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the outstanding shares of Capital Stock or other securities of the Company or any of the Company Subsidiaries was issued, sold or offered by the Company or any Company Subsidiary in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction, or any applicable securities laws in the relevant jurisdictions outside of the United States. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Section 2.2(c) of the Disclosure Schedule sets forth the following information with respect to each outstanding option to purchase shares of Common Stock (a “Company Option”) or right to acquire shares of Common Stock (“Company Restricted Stock”) under the Hampton Roads Bankshares, Inc. 2006 Stock Incentive Plan, Bank of Hampton Roads Non-Qualified Limited Stock Option Plan for Directors and Employees, Gateway Financial Holdings, Inc. 2005 Omnibus Stock Ownership and Long Term Incentive Plan, Gateway Financial Holdings, Inc. 2001 Nonstatutory Stock Option Plan, Gateway Financial Holdings, Inc. 1999 Incentive Stock Option Plan, Gateway Financial Holdings, Inc. 1999 Nonstatutory Stock Option Plan, Gateway Financial Holdings, Inc. 1999 BOR Stock Option Plan, Shore Financial Corporation 2001 Stock Incentive Plan, and Shore Saving Bank, F.S.B. 1992 Stock Incentive Plan (the “Stock Plans”) which is true and correct as of May 23, 2010: (A) the name and, to the Knowledge of the Company, the country and state of residence of each holder of Company Options; (B) the number of shares of Common Stock subject to such Company Option, and as applicable for each Company Option, the date of grant, exercise price, number of shares vested or not otherwise subject to repurchase rights, reacquisition rights or other applicable restrictions as of May 23, 2010, vesting schedule or schedule providing for the lapse of repurchase rights, reacquisition rights or other applicable restrictions, the type of Company Option and the Stock Plan or other plan under which such Company Options were granted or purchased; and (C) whether, in the case of a Company Option, such Company Option is an Incentive Stock Option (within the meaning of the Code). The Company has made available to the Investors copies of each form of stock option agreement evidencing outstanding Company Options and has also delivered any other stock option agreements to the extent there are variations from the form of agreement, specifically identifying the holder(s) to whom such variant forms apply. An aggregate of 1,674,505 shares of Common Stock are held for the benefit of participants in the Hampton Roads Bankshares, Inc. 2008 Director Deferred Compensation Plan, Hampton Roads Bankshares, Inc. Executive Savings Plan, Bank of Hampton Roads 401(K) Plan, Hampton Roads Bankshares, Inc. Directors’ Deferred Compensation Plan, Director Emeritus Program Agreements, Hampton Roads Bankshares, Inc. 2002 Dividend Reinvestment and Optional Cash Purchase Plan, and Gateway Bank & Trust Company 401(K) Plan, all of which are issued and outstanding as of the Capitalization Date. As of the date of this Agreement, except for (x) the outstanding Company Options described in this Section 2.2(c) and listed on Section 2.2(c) of the Disclosure Schedule and (y) as set forth elsewhere in this Section 2.2(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of Capital Stock of the Company (including any rights plan or agreement). The Company has Previously Disclosed all shares of Company Capital Stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 31, 2009 and all dividends or other distributions that have been

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declared, set aside, made or paid to the stockholders of the Company since that date. Each Company Option under the Stock Plans (i) was granted in compliance with all applicable Laws and all of the terms and conditions of the Stock Plans pursuant to which it was issued, (ii) has an exercise price equal to or greater than the fair market value of a share of Common Stock at the close of business on the date of such grant, (iii) has a grant date identical to or following the date on which the Company’s Board of Directors or compensation committee actually awarded such Company Option, (iv) otherwise is exempt from or complies with Section 409A of the Code so that the recipient of such Company Option is not subject to the additional taxes and interest pursuant to Section 409A of the Code and (v) except for disqualifying dispositions, qualifies for the tax and accounting treatment afforded to such Company Option in the Company’s tax returns and the Company’s financial statements, respectively. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of Common Shares pursuant to the transactions contemplated by the Transaction Documents.

(d) Authorization; Compliance with Other Instruments; Other Contracts.

(1) The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. Except for authorization by stockholder approval of the Stockholder Proposals as contemplated by this Agreement, the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action on the part of the Company and no further approval or authorization is required on the part of the Company or its stockholders (other than the Preferred Stock Proposals and the General Stockholder Proposals). The Board of Directors has unanimously approved the agreements and the transactions contemplated by the Transaction Documents, including the Investment, the Other Private Placements, the TARP Exchange, the Exchange Offers and the Rights Offering. No other corporate proceedings are necessary for the execution and delivery by the Company of the Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby. This Agreement has been and the other Transaction Documents will have been at the Closing duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by CapGen and each of the other respective parties thereto, are, or in the case of documents executed after May 23, 2010, will be, upon execution, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms (except as enforcement may be limited by applicable insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2) Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests and other encumbrances of any kind (“Liens”) upon any of the material properties or assets of the Company or any Company Subsidiary, under any of the terms, conditions or provisions

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of (i) the articles of incorporation or by-laws (or similar governing documents) of the Company and each Company Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which it may be bound, or to which the Company or any of the Company Subsidiaries, or any of the properties or assets of the Company or any of the Company Subsidiaries may be subject, or (B) subject to receipt of the Governmental Consent referred to in Section 2.2(f), violate any Law applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(3) The only vote of the stockholders of the Company required to approve (A) increasing the authorized number of Common Shares to an amount necessary to consummate the transactions contemplated by the Transaction Documents and the other transactions referred to herein and therein, (B) amending the terms of the Series A Preferred Stock and the Series B Preferred Stock, (C) the issuance of the Common Shares pursuant to NASDAQ Marketplace Rules 5635(b) and 5635(d) and (D) a reverse stock split of the Common Shares, if such approval is required by the NASDAQ Marketplace Rules or as the Company otherwise deems necessary, is, with respect to clauses (A) and (D), the affirmative vote of the holders of not less than a majority of the outstanding Common Shares, with respect to clause (C), the affirmative vote of the holders of not less than a majority of the total votes cast by holders of Common Stock and with respect to clause (B), the affirmative vote of the holders of not less than a majority of the outstanding Series A Preferred Stock and the affirmative vote of the holders of not less than a majority of the outstanding Series B Preferred Stock, as applicable.

(e) Exchange Offers and Proxy Statement.

(1) The issuance of Common Shares in connection with the Exchange Offers will be exempt from registration pursuant to Section 3(a)(9) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company has not paid or given, directly or indirectly, any commission or other remuneration to any Person for soliciting the acquisition of the Series A Preferred Stock and Series B Preferred Stock or the exchange as contemplated pursuant to the Exchange Offers. None of the information included or incorporated by reference in the Schedule TO or any amendment thereto will have, at the time such Schedule TO or amendment thereto was filed with the SEC and at the time it became effective under the Securities Act, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(2) The Proxy Statement will not have, at the date of mailing to stockholders and at the time of the meeting of stockholders to be held in connection with the Stockholder Proposals, contained any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of each of the dates in the foregoing sentence, the Proxy Statement will have complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC thereunder. The Board of Directors has unanimously recommended (i) that the stockholders entitled to vote thereon vote in favor of each of the Stockholder Proposals and (ii) that the holders of Series A Preferred Stock and Series B Preferred Stock tender their shares of Series A Preferred Stock and Series B Preferred Stock, respectively, in connection with each of the Exchange Offers.

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(f) Governmental Consents. No Governmental Consents are necessary for the execution and delivery of the Transaction Documents or for the consummation by the Company of the transactions contemplated hereby and thereby.

(g) Litigation and Other Proceedings. Except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened, claim, action, suit, arbitration, complaint, charge or investigation or proceeding (each an “Action”), against the Company or any Company Subsidiary or any of its assets, rights or properties, nor is the Company or any Company Subsidiary a party or named as subject to the provisions of any order, writ, injunction, settlement, judgment or decree of any court, arbitrator or government agency, or instrumentality. There is no Action by the Company or any Company Subsidiary pending or which the Company or any Company Subsidiary intends to initiate (other than collection claims in the ordinary course of business). No director or officer of the Company is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty as of the date hereof. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

(h) Financial Statements. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, operations, changes in shareholders’ equity and cash flows, together with the notes thereto, included in any Company Report filed with the SEC prior to the date of this Agreement, and the unaudited consolidated balance sheets of the Company and the Company Subsidiaries as of March 31, 2010 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the period ending March 31, 2010, together with the notes thereto, included in the Company’s Form 10-Q filed with the SEC on May 17, 2010 (the “Interim Financials” and, collectively, the “Company Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) to the extent filed with the SEC, complied, as of their respective date of such filing, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and normal and recurring year-end audit adjustments not material to the financial condition of the Company and the Company Subsidiaries in the case of the Interim Financials).

(i) Reports. Since December 31, 2007, the Company and each Company Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be. As of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report that were enumerated within such report or otherwise were the subject of written correspondence with respect thereto. The Company Reports, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed and, as of the date of each such Company Report filed with or furnished to the SEC, or if amended prior to the date of this Agreement, as

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of the date of such amendment, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. Copies of all of the Company Reports not otherwise publicly filed have, to the extent allowed by applicable Law, been made available to CapGen by the Company.

(j) Internal Accounting and Disclosure Controls. The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described below in this Section 2.2(j). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, the Company has no Knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2007, (i) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(k) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of the Company Subsidiaries and an unconsolidated or other Affiliated entity that is not reflected on the Company Financial Statements.

(l) Risk Management Instruments. All derivative instruments, including, swaps, caps, floors and option agreements entered into for the Company’s or any of the Company Subsidiaries’ own account were entered into (1) only in the ordinary course of business consistent with past practice, (2) in accordance with prudent practices and in all material respects with all Laws and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or any Company Subsidiary, as applicable, enforceable in accordance with its terms. Neither the Company, nor, to the Knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

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(m) No Undisclosed Liabilities. There are no liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for (i) liabilities adequately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet for the year ended December 31, 2009, and (ii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2009, and which have not or could not reasonably be expected to result in a Material Adverse Effect.

(n) Mortgage Banking Business. The Company and each of the Company Subsidiaries have complied in all material respects with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company has satisfied in all material respects, (i) all Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan. No Agency, Loan Investor or Insurer has (i) claimed in writing that the Company or any of the Company Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of the Company Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing material restrictions on the activities (including commitment authority) of the Company or any of the Company Subsidiaries or (iii) indicated in writing to the Company or any of the Company Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of the Company Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of the Company Subsidiaries’ compliance with Laws.

(o) Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information. The Company is not aware of, has not been advised of, and, to the Company’s Knowledge, has no reason to believe that any facts or circumstances exist that would cause it or any Company Subsidiary to be deemed to be (i) not operating in compliance, in all material respects, with the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the USA PATRIOT Act), any order or regulation issued by the Treasury’s Office of Foreign Assets Control (“OFAC”), or any other applicable anti-money laundering or anti-terrorist-financing statute, rule or regulation; or (ii) not operating in compliance in all material respects with the applicable privacy and customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder. The Company is not aware of any facts or circumstances that would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause it to undertake any material remedial action. The Company and each of the Company Subsidiaries have adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and they have complied in all

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respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder. The Company will not knowingly directly or indirectly use the proceeds of the sale of the Common Shares pursuant to transactions contemplated by the Transaction Documents, or lend, contribute or otherwise make available such proceeds to any Company Subsidiary, joint venture partner or other Person, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(p) Certain Payments. Neither the Company nor any of the Company Subsidiaries, nor any directors, officers, nor to the Knowledge of the Company, employees or any of their Affiliates or any other Person who to the Knowledge of the Company is associated with or acting on behalf of the Company or any of the Company Subsidiaries has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business for the Company or any of the Company Subsidiaries, (ii) to pay for favorable treatment for business secured by the Company or any of the Company Subsidiaries, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of the Company Subsidiaries, or (iv) in violation of any Law, or (b) established or maintained any fund or asset with respect to the Company or any of the Company Subsidiaries that was required to have been and was not recorded in the books and records of the Company or any of the Company Subsidiaries.

(q) Absence of Certain Changes. Since December 31, 2009 and except as Previously Disclosed, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course of business and consistent with prior practice, (2) none of the Company or any Company Subsidiary has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, (3) except for publicly disclosed ordinary dividends on the Common Stock and outstanding preferred stock, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its Capital Stock, (4) no fact, event, change, condition, development, circumstance or effect has occurred that has had or would reasonably be expected to have a Material Adverse Effect and (5) no material default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company or any Company Subsidiary or, to the Knowledge of the Company, on the part of any other party, in the due performance and observance of any term, covenant or condition of any agreement to which the Company or any Company Subsidiary is a party and which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r) Compliance with Laws. The Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and each Company Subsidiary. The Company and each Company Subsidiary have complied in all material respects and (i) are not in default or violation in any respect of, (ii) are not under investigation with respect to, and (iii) have not been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity (each, a “Law”), other than such noncompliance, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any of the Company Subsidiaries, and, as of the date hereof, each of Hampton Roads and Shore has a Community Reinvestment Act rating of “satisfactory” or better.

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(s) Agreements with Regulatory Agencies. The Company and the Company Subsidiaries (i) are not subject to any cease-and-desist or other similar order or enforcement action issued by, (ii) are not a party to any written agreement, consent agreement or memorandum of understanding with, (iii) are not a party to any commitment letter or similar undertaking to, (iv) are not subject to any capital directive by, since December 31, 2007, and (v) each of the Company and the Company Subsidiaries has not adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company nor any of the Company Subsidiaries been advised since December 31, 2007 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement, except as set forth in the Disclosure Schedule and except for the Company’s Written Agreement with the Federal Reserve and the BFI as of June 9, 2010. The Company and the Company Subsidiaries are in compliance in all material respects with each Regulatory Agreement to which they are party or subject, and the Company and the Company Subsidiaries have not received any notice from any Governmental Entity indicating that either the Company or any of the Company Subsidiaries is not in compliance in all material respects with any such Regulatory Agreement.

(t) Contracts. Except as Previously Disclosed, neither the Company nor any Company Subsidiary is a party to any contracts or agreements:

(1) relating to indebtedness for borrowed money, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing, but in any event excluding trade payables, securities transactions and brokerage agreements arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment) in excess of $100,000, except for those issued in the ordinary course of business;

(2) that constitutes a collective bargaining or other arrangement with any labor union;

(3) that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K;

(4) that is a lease or agreement under which the Company or any of the Company Subsidiaries is lessee of, or holds or operates, any property owned by any other Person;

(5) that is a lease or agreement under which the Company or any of the Company Subsidiaries is lessor of, or permits any Person to hold or operate, any property owned or controlled by the Company or any of the Company Subsidiaries;

(6) limiting the ability of the Company or any of the Company Subsidiaries to engage, in any material respect, in any line of business or to compete, whether by restricting territories, customers or otherwise, or in any other material respect, with any Person;

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(7) that is a settlement, conciliation or similar agreement, the performance of which will involve payment after the Closing Date of consideration in excess of $100,000;

(8) that relates to Intellectual Property Rights (other than a license granted to the Company for commercially available software licensed on standard terms with a total replacement cost of less than $100,000);

(9) that concerns the sale or acquisition of any material portion of the Company’s business;

(10) that concerns a partnership or joint venture;

(11) involving aggregate consideration liability in excess of $100,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than 90 days’ notice;

(12) that concerns any material hedge, collar, option, forward purchasing, swap, derivative or similar agreement, understanding or undertaking; and

(13) any other contract, agreement or understanding material to the Company or any of the Company Subsidiaries or their respective operations.

Each Contract of a type Previously Disclosed above to this Section 2.2(t) (collectively, the “Material Contracts”), is (i) legal, valid and binding on the Company and the Company Subsidiaries which are a party to such contract, (ii) is in full force and effect and enforceable in accordance with its terms and (iii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by the Transaction Documents. Neither the Company nor any of the Company Subsidiaries, nor to the Company’s Knowledge, any other party thereto is in default under any Material Contract. No benefits under any Material Contract will be increased, and no vesting of any benefits under any Material Contract will be accelerated, by the occurrence of any of the transactions contemplated by the Transaction Documents, nor will the value of any of the benefits under any Material Contract be calculated on the basis of any of the transactions contemplated by the Transaction Documents. The Company and the Company Subsidiaries, and to the Knowledge of the Company, each of the other parties thereto, have performed in all material respects all material obligations required to be performed by them under each Material Contract, and to the Knowledge of the Company, no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration, under the agreement and no party thereto has repudiated any provision of such contract.

(u) Insurance. The Company and the Company Subsidiaries are, and will remain following consummation of the transactions contemplated by the Transaction Documents, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and that are of the type customary in the businesses and location in which the Company and the Company Subsidiaries are engaged. The Company and the Company Subsidiaries have not been refused any insurance coverage sought or applied for, and the Company and the Company Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

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(v) Title. The Company and the Company Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and valid title to all personal property owned by them, in each case free and clear of all Liens, except for Liens which do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company or the Company Subsidiaries are valid, subsisting and enforceable leases with such exceptions that are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Company Subsidiaries.

(w) Intellectual Property Rights. The Company and the Company Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their business as conducted on the date of this Agreement. To the Knowledge of the Company, no product or service of the Company or the Company Subsidiaries infringes the Intellectual Property Rights of others. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries have not received notice of any claim being made or brought, or, to the Knowledge of the Company, being threatened, against the Company or any of the Company Subsidiaries regarding (i) their Intellectual Property Rights, or (ii) that the products or services of the Company or the Company Subsidiaries infringe the Intellectual Property Rights of others. The Company and the Company Subsidiaries are not aware of any facts or circumstances which might give rise to any of the foregoing claims. The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation used in the business of the Company and the Company Subsidiaries (the “IT Assets”) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with the business. To the Company’s Knowledge, no person has gained unauthorized access to the IT Assets. The Company and the Company Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry practices. The Company and the Company Subsidiaries take reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of customer, employee and other confidential information. The Company and the Company Subsidiaries have complied with all internet domain name registration and other requirements of internet domain registrars concerning internet domain names that are used in the business.

(x) Employee Benefits.

(1) Section 2.2(x) of the Disclosure Schedule sets forth a complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by the Transaction Documents or otherwise), whether formal or informal, oral or written, legally binding or not, under which (A) any current or former employee, director or consultant of the Company or any of the Company Subsidiaries (the “Company Employees”) has any

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present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or (B) the Company or any Company Subsidiary has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Benefit Plans”. Except as Previously Disclosed, there are no Benefit Plans that are sponsored solely by the Company and the Company Subsidiaries) (excluding Hampton Roads and Shore) (such Benefit Plans, the “Bankshares Benefits Plans”).

(2) With respect to each Benefit Plan, the Company and each Company Subsidiary has provided to CapGen a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description and other written communications (or a description of any oral communications) by the Company and the Company Subsidiaries to the Company Employees or other beneficiaries concerning the extent of the benefits provided under a Benefit Plan; (D) a summary of any proposed amendments or changes anticipated to be made to the Benefit Plans at any time within the twelve months immediately following May 23, 2010, and (E) for the three most recent years (x) the Form 5500 and attached schedules, (y) audited financial statements and (z) actuarial valuation reports.

(3) (A) Each Benefit Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other Laws; (B) each Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) no event has occurred and no condition exists that would subject the Company and the Company Subsidiaries, either directly or by reason of their affiliation with any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Laws; (D) for each Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the end of the period covered by such Form 5500; (E) no “reportable event” (as such term is defined in Section 4043 of ERISA) that could reasonably be expected to result in liability, no nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Benefit Plan; (F) except as expressly contemplated by this Agreement, there is no present intention that any Benefit Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the levels thereof) under any Benefit Plan at any time within the twelve months immediately following May 23, 2010; and (G) the Company and the Company Subsidiaries have not incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of the Company or the Company Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other Laws.

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(4) With respect to each of the Benefit Plans that is not a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Benefit Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Benefit Plan on a termination and projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent applicable actuarial valuation reports.

(5) No Benefit Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and neither the Company nor any member of their Controlled Group has at any time sponsored or contributed to, or has or had any liability or obligation in respect of, any multiemployer plan.

(6) With respect to any Benefit Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims, (iii) no written or oral communication has been received from the Pension Benefit Guaranty Corporation (the “PBGC”) in respect of any Benefit Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein and (iv) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress (including, without limitation, any routine requests for information from the PBGC).

(7) Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby could (A) result in any payment (including severance, unemployment compensation or “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise)) becoming due to any current or former employee, officer or director of the Company or any of the Company Subsidiaries from the Company or any of the Company Subsidiaries under any Benefit Plan or otherwise, (B) increase any compensation or benefits otherwise payable under any Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefits, (D) require the funding or increase in the funding of any such benefits, (E) result in any limitation on the right of the Company or any of the Company Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust or (F) result in payments under any of the Benefit Plans or otherwise which would not be deductible under Section 280G of the Code. The Company or any of the Company Subsidiaries have not taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any of the Company Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(8) Each Benefit Plan that is in any part a “nonqualified deferred compensation plan” subject to Section 409A of the Code (i) materially complies and, at all times after December 31, 2008 has materially complied, both in form and operation, with the requirements of Section 409A(a)(2), (3) and (4) of the Code and the final regulations thereunder and (ii) between January 1, 2005 and December 31, 2008 was operated and maintained in accordance with a good faith reasonable interpretation of Section 409A of the Code and its purpose, as determined under applicable guidance of

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the Treasury and the Internal Revenue Service. No compensation payable by the Company or any of the Company Subsidiaries has been reportable as nonqualified deferred compensation in the gross income of any individual or entity as a result of the operation of Section 409A of the Code.

(y) Environmental Laws. The Company and the Company Subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(z) Taxes.

(1) All material Tax Returns required to be filed by, or on behalf of, Company or the Company Subsidiaries have been timely filed, or will be timely filed, in accordance with all Laws, and all such Tax Returns are, or shall be at the time of filing, complete and correct in all material respects. The Company and the Company’s Subsidiaries have timely paid all material Taxes due and payable (whether or not shown on such Tax Returns), or, where payment is not yet due, have made adequate provisions in accordance with GAAP. There are no Liens with respect to Taxes upon any of the assets or properties of either the Company or the Company’s Subsidiaries other than with respect to Taxes not yet due and payable.

(2) No deficiencies for any material Taxes have been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or the Company’s Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or the Company’s Subsidiaries. No written claim has ever been made by any Governmental Entity in a jurisdiction where neither the Company nor any of the Company’s Subsidiaries files Tax Returns that are or may be subject to taxation by that jurisdiction.

(3) Neither the Company nor the Company’s Subsidiaries (A) are or have ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return or (B) have any liability for Taxes of any Person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise.

(4) None of the Company nor the Company’s Subsidiaries are party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement.

(5) None of the Company or the Company Subsidiaries have been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(6) All Taxes required to be withheld, collected or deposited by or with respect to the Company or the Company’s Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority. The Company and the Company’s Subsidiaries have fully complied with all applicable information reporting requirements.

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(7) No closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to the Company or the Company’s Subsidiaries. Neither the Company nor the Company’s Subsidiaries has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The Disclosure Schedule sets forth the tax year through which the statute of limitations has run in respect of Tax liabilities of the Company and the Company Subsidiaries for US federal, state, local and foreign Taxes.

(8) Neither the Company nor the Company’s Subsidiaries has engaged in any transaction that could give rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a “listed transaction” under Section 6011 of the Code and the regulations.

(aa) Labor.

(1) Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, nor have there been in the last three years. There are no organizing activities, strikes, work stoppages, slowdowns, labor picketing lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any Company Subsidiary, nor have there been for the last three years.

(2) The Company and the Company Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, are in compliance with all (i) federal and state Laws and requirements respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation and the collection and payment of withholding and/or payroll taxes and similar taxes and (ii) obligations of the Company and any Company Subsidiary, as applicable, under any employment agreement, severance agreement or any similar employment-related agreement or understanding.

(3) Except as would not reasonably be expected to have a Material Adverse Effect, there is no charge or complaint pending or threatened before any Governmental Entity alleging unlawful discrimination in employment practices, unfair labor practices or other unlawful employment practices by the Company or any Company Subsidiary.

(bb) Knowledge as to Conditions. As of the date of hereof, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents will not be obtained.

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(cc) Brokers and Finders. Except for Sandler O’Neill & Partners, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Placement Agents”) and the fees payable thereto (which fees are set forth on the Disclosure Schedule and are to be paid by the Company), neither the Company nor any of its respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with the Transaction Documents or the transactions contemplated thereby.

(dd) Offering of Securities. Neither the Company nor any Person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the securities to be issued pursuant to the Transaction Documents under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which might subject the offering, issuance or sale of any of such securities to the registration requirements of the Securities Act. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Shares pursuant to the transactions contemplated by the Transaction Documents. Assuming the accuracy of CapGen’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Common Shares by the Company to CapGen.

(ee) Investment Company Status. The Company is not, and upon consummation of the transactions contemplated by the Transaction Documents will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(ff) Affiliate Transactions. No officer, director, five percent (5%) stockholder or other Affiliate of the Company (or any Company Subsidiary), or any individual who, to the Knowledge of the Company, is related by marriage or adoption to or shares the same home as any such Person, or any entity in which any such Person owns any beneficial interest (collectively, an “Insider”), is a party to any contract or transaction with the Company (or any Company Subsidiary) which pertains to the business of the Company (or any Company Subsidiary) or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (or any Company Subsidiary). The foregoing representation and warranty does not cover deposits at the Company (or any Company Subsidiary) or loans of $50,000 or less made in the ordinary course of business consistent with past practice.

(gg) Additional Investors. To the extent any Additional Agreements and additional agreements or modification to Transaction Documents have been entered into on or prior to the date hereof, the Company has provided CapGen with true and accurate copies of the Additional Agreements, other additional agreements or modified Transaction Documents into which it has entered with each of the Additional Investors.

(hh) Anti-takeover Provisions Not Applicable. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will be exempt from any anti-takeover or similar

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provisions of the Company’s Articles of Incorporation and By-Laws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover Laws and regulations of any jurisdiction.

(ii) Issuance of the Common Shares and Warrants. The issuance of the Common Shares and the Warrants in connection with the transactions contemplated by the Transaction Documents (including, but not limited to, the Common Shares issued to the Anchor Investors on the Second Closing Date and the Common Shares issuable upon exercise of the Warrants) has been duly authorized and such Common Shares and Warrants, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.

(jj) Price of Common Stock. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares.

(kk) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

(ll) Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agents or any other Representative to provide, CapGen or its agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder and thereunder may constitute such information, all of which will be disclosed by the Company by the dates referenced in the Additional Agreements. The Company understands and confirms that CapGen will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of the Company Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable Law, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed pursuant to Section 6.16 hereof.

2.3. Representations and Warranties of CapGen. Except as Previously Disclosed, CapGen hereby represents and warrants to the Company, as of June 30, 2010 and as of the Closing Date (except for the representations and warranties that are as of a specific date which shall be made as of that date), that:

(a) Organization and Authority. CapGen is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely impair or delay CapGen’s ability to perform its obligations under the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

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(b) Authorization; Compliance with Other Instruments.

A. CapGen has the necessary power and authority to execute and deliver the Transaction Documents to which CapGen is a party and to perform its respective obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents to which CapGen is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by CapGen’s respective board of directors, general partner or managing members, investment committee, investment adviser or other authorized person, as the case may be, and no further approval or authorization by any of its stockholders, partners or other equity owners, as the case may be, is required. This Agreement has been and the other Transaction Documents to which CapGen is a party will have been at the Closing duly and validly executed and delivered by CapGen and, assuming due authorization, execution and delivery by the Company and the other parties thereto, are, or in the case of documents executed after June 30, 2010, will be, upon execution, the valid and binding obligations of CapGen enforceable against CapGen in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

B. Neither the execution, delivery and performance by CapGen of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance by CapGen with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Liens upon any of the properties or assets of CapGen under any of the terms, conditions or provisions of (i) CapGen’s articles of incorporation or by-laws, its certificate of limited partnership or partnership agreement or its similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which CapGen is a party or by which CapGen may be bound, or to which CapGen or any of the properties or assets of CapGen may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph (and assuming the correctness of the representations and warranties of the Company and the other parties to the Transaction Documents), violate any Law applicable to CapGen or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially adversely affect CapGen’s ability to perform its obligations under the Transaction Documents or consummate the transactions contemplated hereby or thereby on a timely basis.

(c) Governmental Consents. Assuming the correctness of the representations and warranties of the Company and the other parties to this Agreement, no Governmental Consents are necessary to be obtained by CapGen for the consummation of the transactions contemplated by the Transaction Documents to which CapGen is a party, other than approval by the Federal Reserve of the CapGen Regulatory Application, and approval by the BFI.

(d) Purchase for Investment. CapGen acknowledges that the Common Shares have not been registered under the Securities Act or under any state securities laws. CapGen (1) is acquiring the Common Shares pursuant to an exemption from registration under the Securities Act and other applicable securities laws solely for investment with no present intention to distribute any of the Common Shares to any Person, (2) will not sell or otherwise dispose of any

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of the Common Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Common Shares and of making an informed investment decision and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(e) Brokers and Finders. Neither CapGen, nor its respective Affiliates nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for CapGen in connection with this Agreement or the transactions contemplated hereby.

(f) Investment Decision. CapGen has made an independent investment decision with respect to the transactions contemplated under the Transaction Documents and, except as Previously Disclosed, there are no agreements or understandings between CapGen or any of its Affiliates and (i) any of the Investors (including the Anchor Investors) or any of their respective Affiliates, (ii) the Company or (iii) the Company Subsidiaries.

(g) Financial Capability. At the Closing, CapGen shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(h) No Other Representations or Warranties. Except as set forth in this Agreement, the other Transaction Documents and any other documents delivered in connection with the Closing of the transactions contemplated by the Transaction Documents, CapGen makes no representation or warranty, expressed or implied, at law or in equity, in respect of CapGen or CapGen’s business or prospects and any such other representations or warranties are hereby expressly disclaimed.

ARTICLE III

COVENANTS

3.1. Conduct of Business Prior to Closing.

(a) Except as otherwise expressly required by the Transaction Documents or applicable Law, by the performance of any Material Contract that was Previously Disclosed, or with the prior written consent of CapGen (and each Anchor Investor, as provided in the Anchor Investor Agreement, as provided to CapGen prior to the date hereof), between the date hereof and the Closing, the Company shall, and the Company shall cause each Company Subsidiary to:

(1) conduct its business only in the ordinary course;

(2) use commercially reasonable efforts to (A) preserve the present business operations, organization (including officers and employees) and goodwill of the Company and any Company Subsidiary and (B) preserve the present relationships with persons having business dealings with the Company (including strategic partners, customers, suppliers, consultants and subcontractors);

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(3) use commercially reasonable efforts to maintain (A) all of the material assets and properties of, or used by, the Company or any Company Subsidiary in its current condition, with the exception of ordinary wear and tear, and (B) insurance upon all of the properties and assets of the Company and the Company Subsidiaries in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(4) not (A) declare, set aside or pay any distributions or dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its Capital Stock; (B) split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Capital Stock or any of its other securities; or (C) purchase, redeem or otherwise acquire any Capital Stock or any of its other securities or any rights, warrants or options to acquire any such Capital Stock or other securities;

(5) not issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any Capital Stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such Capital Stock, voting securities or convertible or exchangeable securities, other than any issuance of Common Stock on exercise of any compensatory stock options outstanding on the date of this Agreement;

(6) not terminate, enter into, amend, modify (including by way of interpretation), renew or grant any waiver or consent under any employment, officer, consulting, severance, change in control or similar contract, agreement or arrangement with any director, officer, employee or consultant (other than, with respect to (i) a new chief financial officer and (ii) employees, in the ordinary course of business consistent with past practices) or make, grant or promise any bonus or any wage, salary or compensation increase to any director, officer, employee, sales representative or consultant (except in the case of non-officers and non-directors, amounts that do not exceed $50,000 per year per employee in the aggregate) or make, grant or promise any increase in any employee benefit plan or arrangement, or amend or terminate any existing employee benefit plan or arrangement or adopt any new employee benefit plan or arrangement;

(7) not terminate, enter into, establish, adopt, amend, modify (including by way of interpretation), make new grants or awards under, renew or grant any waiver or consent under any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract (other than with respect to group insurance and welfare employee benefits, in the ordinary course of business consistent with past practices), plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, employee or consultant, amend the terms of any outstanding equity-based award, take any action to accelerate the vesting, exercisability or payment (or fund or secure the payment) of stock options, restricted stock, other equity awards or other compensation or benefits payable thereunder or add any new participants to any non-qualified retirement plans (or, with respect to any of the preceding, communicate any intention to take such action), other than with respect to the salary of any employee (and, with respect to such employee, only in the ordinary course of business consistent with past practices);

(8) make any other change in employment terms for any of its directors, officers, employees and consultants outside the ordinary course of business or enter into any transaction with an Insider;

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(9) notwithstanding any other provision hereof, use all commercially reasonable efforts not to take, or omit to take, any action that is reasonably likely to result in any of the conditions precedent to the Closing not being satisfied, or any action that is reasonably likely to materially impair the Company’s or any of the Company Subsidiaries’ ability to perform their obligations under the Transaction Documents or to consummate the transactions contemplated hereby, except as required by Law or the Transaction Documents;

(10) not enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing; and

(11) not make or change any material Tax election, change a material annual accounting period, adopt or change any material accounting method with respect to Taxes, file any amended material Tax Return, enter into any material closing agreement, settle or compromise any proceeding with respect to any material Tax claim or assessment relating to the Company or any of the Company Subsidiaries, surrender any right to claim a refund of material Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action relating to the filing of any material Tax Return or the payment of any material Tax.

3.2. No Shop.

(a) From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall not, and the Company shall not permit any of its Affiliates, directors, officers or employees to, and the Company shall use commercially reasonable efforts to cause its other representatives or agents (together with directors, officers, and employees, the “Representatives”) not to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, whether as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving a merger, consolidation, business combination, recapitalization, purchase or disposition of any material amount of the assets of the Company or any material amount of the Capital Stock or other ownership interests of the Company (other than in connection with the Investment, the Anchor Investment Agreement, Other Private Placements, the TARP Exchange, the Exchange Offers, the Rights Offering or any other transaction contemplated hereby) (an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company shall notify CapGen orally and in writing promptly (but in no event later than one (1) Business Day) after receipt by the Company or any of the Representatives thereof of any proposal or offer from any Person other than CapGen or the Investors to effect an Acquisition Transaction or any request for non-public information relating to the Company or for access to the properties, books or records of the Company by any Person other than the CapGen or the Investors in connection with an Acquisition Transaction.

3.3. Access; Reports; Confidentiality.

(a) From the date hereof until the date following the Closing Date on which the Common Stock purchased pursuant to the Transaction Documents and held by CapGen represent less than 5% of the outstanding Common Stock (as adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization), the Company and the Company Subsidiaries will permit CapGen and its Representatives

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to visit and inspect the properties of the Company and the Company Subsidiaries, and to examine the contracts and commitments, and corporate books and records of the Company and the Company Subsidiaries and discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the officers, employees and the other Representatives of the Company and the Company Subsidiaries, all upon reasonable notice and at such reasonable times and as often as CapGen may request. Any investigation pursuant to this Section 3.3 shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the conduct of the business of the Company or the Company Subsidiaries, and nothing herein shall require the Company or the Company Subsidiaries to disclose any information to the extent (1) prohibited by Law or (2) that the Company or the Company Subsidiaries reasonably believe such information to be competitively sensitive proprietary information (except to the extent CapGen provides assurances reasonably acceptable to Company or such Company Subsidiary, as applicable, that such information shall not be used by CapGen or its Affiliates to compete with the Company or such Company Subsidiary, as applicable); provided that the Company and the Company Subsidiaries shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in clauses (1) and (2) of this Section 3.3(a) apply).

(b) CapGen acknowledges that the information being provided to it in connection with the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, dated as of January 11, 2010, between CapGen and the Company (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference.

3.4. Filings; Other Actions.

(a) CapGen, on the one hand, and the Company, on the other hand, will cooperate and consult with the others and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, necessary or advisable to consummate the transactions contemplated by the Transaction Documents, and to perform the covenants contemplated by the Transaction Documents, in each case required by it. Each of the parties hereto shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. CapGen and the Company will each use their commercially reasonable efforts to promptly obtain or submit, and the Company and CapGen will cooperate as may reasonably be requested by CapGen or the Company, as the case may be, to help CapGen and the Company promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, any additional filings and registrations with, and any additional notifications to, all notices to and, to the extent required by Law, consents, approvals or exemptions from bank regulatory authorities, for the transactions contemplated by the Transaction Documents (in each case to the extent it has not done so prior to the date of this Agreement). CapGen and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to Laws relating to the exchange of information and confidential information related to CapGen, all the information (other than confidential information) relating to such other parties, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each of the parties hereto agrees to keep the other parties apprised of the status of matters referred to in this Section 3.4. Each of CapGen and the Company shall promptly furnish the other with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by the Transaction Documents; provided, that the party delivering any such document may redact any confidential information contained therein.

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(b) The Company shall call a meeting of its stockholders, to be held as promptly as practical after the date hereof, and in no event later than October 28, 2010, to vote on (1) proposals to amend the Series A Preferred Stock and the Series B Preferred Stock (the “Preferred Stock Proposals”) pursuant to the Articles of Amendment attached hereto as Exhibit F (the “Preferred Stock Articles of Amendment”) and (2) proposals to amend the Articles of Incorporation (A) to increase the number of authorized shares of Common Stock to at least 1,000,000,000 shares or such larger number as the Board of Directors determines in its reasonable judgment is necessary to effectuate the transactions contemplated by the Transaction Documents and (B) to effectuate a reverse stock split of shares of the Common Stock to comply with NASDAQ listing requirements and (3) proposals to approve the issuance of the Common Shares pursuant to this Agreement, the Anchor Investment Agreement, the other Transaction Documents, the Investment, the Other Private Placements, the TARP Exchange, the Exchange Offers and the Rights Offering (including the backstop commitments), pursuant to the applicable NASDAQ Marketplace Rules (the stockholder proposals described in clauses (2) and (3), the “General Stockholder Proposals”). The Board of Directors shall unanimously recommend to the Company’s stockholders that such stockholders approve the General Stockholder Proposals and, if applicable, the Preferred Stock Proposals and shall take all other actions necessary to adopt such proposals if approved by the stockholders of the Company. In connection with each of the meetings at which such proposals will be voted on, the Company shall promptly prepare (and CapGen shall reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such stockholder approval and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders as promptly as practicable after clearance thereof by the SEC. The Company shall notify CapGen and the Anchor Investors promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and shall supply CapGen and the Anchor Investors with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail or otherwise disseminate to its stockholders such an amendment or supplement. CapGen and the Company agree promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail or otherwise disseminate to its stockholders an amendment or supplement to correct such information to the extent required by applicable Laws. The Company shall consult with CapGen and the Anchor Investors prior to mailing any proxy statement, or any amendment or supplement thereto, and provide CapGen and the Anchor Investors with reasonable opportunity to comment thereon. The recommendation made by the Board of Directors described in this Section 3.4(b) shall be included in the proxy statement filed in connection with obtaining such stockholder approval. Upon approval and adoption of any of the General Stockholder Proposals and Preferred Stock Proposals, if applicable, the Company shall promptly file the General Articles of Amendment and the Preferred Stock Articles of Amendment, as applicable, with the Commonwealth of Virginia State Corporation Commission.

(c) In the event that the approval of any of the Stockholder Proposals described in this Section 3.4 is not obtained at such stockholders meeting, the Company shall include a proposal to approve (and the Board of Directors shall unanimously recommend approval of) each such proposal at a meeting of its stockholders no less than once in each subsequent sixty-day period beginning on the day following such initial stockholders meeting until all such approvals are obtained or made.

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(d) The Company shall amend the Articles of Incorporation to reduce the par value per share of Common Stock to a nominal amount, which shall be less than the Purchase Price divided by the number of Common Shares to be purchased by CapGen hereunder, and the Company shall file Articles of Amendment reflecting such new par value per share of Common Stock.

3.5. Governance Matters.

(a) Prior to the Closing, the Company shall take all requisite corporate action to decrease the size of the Board of Directors to eleven (11) members, including one director designated by CapGen (the “CapGen Designated Director”) and the chief executive officer of the Company. The Company shall request any existing member of the Board of Directors who will not be among the eleven (11) members of the Board of Directors immediately following the Closing to tender his conditional resignation from the Board of Directors to the Company to be effective upon the Closing. Not less than ten (10) Business Days prior to the Closing, CapGen shall provide to the Company the name of the CapGen Designated Director to the Board of Directors of the Company as well as the boards of directors of Hampton Roads and Shore (the “Bank Boards”), and the committees of the Board of Directors and the Bank Boards which such designee is to be appointed. The Company shall cause the CapGen Designated Director to be elected or appointed, subject to satisfaction of all legal and governance requirements regarding service as a member of the Board or the Bank Boards, as applicable, on the Closing Date and thereafter as long as CapGen owns in aggregate 20% or more of the number of shares of Common Stock purchased by CapGen pursuant to this Agreement (as adjusted appropriately from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization) (the “Qualifying Ownership Interest”). The Company shall be required to recommend to its stockholders the election of the CapGen Designated Director to the Board of Directors at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company. If CapGen no longer has a Qualifying Ownership Interest, CapGen shall have no further rights under Sections 3.5(a), 3.5(b) and 3.5(c) and, in each case, at the written request of the Board of Directors, shall use all reasonable best efforts to cause the CapGen Designated Director to resign from the Board of Directors as promptly as possible thereafter. The Board of Directors and the Bank Boards shall cause the CapGen Designated Director to be appointed to the committees of the Board of Directors and the Bank Boards, as applicable, identified by CapGen, so long as such CapGen Designated Director qualifies to serve on such committees subject to satisfaction of all legal and governance requirements regarding service as a committee member.

(b) The CapGen Designated Director shall, subject to applicable Law, be the Company’s and the Nominating Committee of the Board of Director’s (the “Nominating Committee”) nominee to serve on the Board of Directors and on each of the Bank Boards. The Company shall (i) use its reasonable best efforts to have the CapGen Designated Director elected as a director of the Company by the stockholders of the Company and the Company shall solicit proxies for the CapGen Designated Director to the same extent as it does for any of its other nominees to the Board of Directors and (ii) obtain all Governmental Consents required for the CapGen Designated Director to serve in such capacity.

(c) Subject to Section 3.5(a), upon the death, disability, resignation, retirement, disqualification or removal from office of the CapGen Designated Director, CapGen shall have the right to designate the replacement for the CapGen Designated Director, which replacement shall satisfy all legal and governance requirements regarding service as a member of the Board of Directors and the Bank Boards, as applicable. The Board of Directors of the Company shall use its reasonable best efforts (including obtaining all required Governmental Consents) to take all action required to fill the vacancy

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resulting therefrom with such person (including such person, subject to applicable Law, being the Company’s and the Nominating Committee’s nominee to serve on the Board of Directors, calling a special meeting of stockholders to vote on such person, using all reasonable best efforts to have such person elected as director of the Company by the stockholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(d) The Company hereby agrees that, from and after the Closing Date, for so long as CapGen owns in aggregate 20% or more of the number of shares of Common Stock purchased by CapGen pursuant to this Agreement (as adjusted appropriately from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization), the Company shall, subject to applicable Law, invite a person designated by CapGen and reasonably acceptable to the Board of Directors (each, an “Observer”) to attend meetings of the Board of Directors (including any meetings of committees thereof which the CapGen Designated Director is a member) in a nonvoting observer capacity. If CapGen no longer Beneficially Owns the minimum number of shares of Common Stock as specified in the first sentence of this Section 3.5(d), CapGen shall have no further rights under this Section 3.5(d).

(e) The CapGen Designated Director shall be entitled to the same compensation, including fees, and same indemnification in connection with his or her role as a director as the other members of the Board of Directors or the Bank Boards, as applicable, and the CapGen Designated Director shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the Bank Boards, or any committee thereof, to the same extent as the other members of the Board of Directors or the Bank Boards, as applicable. The Company shall notify the CapGen Designated Director and the Observer of all regular meetings and special meetings of the Board of Directors or the Bank Boards and of all regular and special meetings of any committee of the Board of Directors or the Bank Boards of which such CapGen Designated Director is a member in accordance with the applicable by-laws. The Company, Hampton Roads and Shore shall provide the CapGen Designated Director and Observer with copies of all notices, minutes, consents and other material that they provide to all other members of their respective boards of directors concurrently as such materials are provided to the other members.

(f) The Company acknowledges that the CapGen Designated Director (a “CapGen Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by CapGen, and/or certain of its affiliates (collectively, the “CapGen Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the CapGen Indemnitee are primary and any obligation of the CapGen Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the CapGen Indemnitee are secondary), and (ii) that it shall be required to advance the full amount of expenses incurred by the CapGen Indemnitee and shall be liable for the full amount of all expenses and liabilities to the extent legally permitted and as required by the terms of this Agreement and the Articles of Incorporation and By-Laws of the Company (and any other agreement regarding indemnification between the Company and the CapGen Indemnitee), without regard to any rights the CapGen Indemnitee may have against any CapGen Indemnitor. The Company further agrees that no advancement or payment by any CapGen Indemnitor on behalf of the CapGen Indemnitee with respect to any claim for which the CapGen Indemnitee has sought indemnification from the Company shall affect the foregoing and the CapGen Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the CapGen Indemnitee against the Company. The Company and the CapGen Indemnitee agree that the CapGen Indemnitors are express third party beneficiaries of the terms of this Section 3.5(f).

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3.6. Avoidance of Control. Notwithstanding anything to the contrary in the Transaction Documents, neither the Company nor any Company Subsidiary shall take any action (including any redemption, repurchase, or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where CapGen is not given the right to participate in such redemption, repurchase or recapitalization to the extent of CapGen’s pro rata proportion), that would cause CapGen’s or any other Person’s ownership of voting securities of the Company (together with the ownership by CapGen’s or other Person’s Affiliates (as such term is used under the BHC Act) of voting securities of the Company) to increase above 24.9%, without the prior written consent of CapGen. In the event either the Company or CapGen breaches its obligations under this Section 3.6 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other party hereto and shall cooperate in good faith with such party to modify ownership or make other arrangements or take any other action, which may, in CapGen’s discretion, include CapGen filing an application with the Federal Reserve and the BFI to increase its percent ownership of outstanding shares of Company Common Stock, in each case, as is necessary to cure or avoid such breach.

3.7. Notice of Certain Events. Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware after the date hereof and prior to the Closing that would constitute a violation or breach of the Transaction Documents (or a breach of any representation or warranty contained herein or therein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Section 1.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware which would have been required to have been disclosed pursuant to the terms of the Transaction Documents had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof. Notwithstanding the foregoing, neither party shall be required to take any action that would jeopardize such party’s attorney-client privilege.

3.8. Commercially Reasonable Efforts. Subject to the third sentence in Section 3.4(a) of this Agreement, upon the terms and subject to the conditions herein provided, except as otherwise provided in the Transaction Documents, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done and to assist and cooperate with the other parties hereto in doing all things necessary, proper or advisable under Laws to consummate and make effective the transactions contemplated hereby, including but not limited to: (i) the satisfaction of the conditions precedent to the obligations of the parties hereto; (ii) the obtaining of applicable Governmental Consents, and consents, waivers and approvals of any third parties (including Governmental Entities); (iii) the defending of any Action, whether judicial or administrative, challenging the Transaction Documents or the performance of the obligations hereunder or thereunder; and (iv) the execution and delivery of such instruments, and the taking of such other actions as the other parties hereto may reasonably request in order to carry out the intent of the Transaction Documents.

3.9. Preemptive Rights.

(a) Sale of New Securities. After the Closing, for so long as CapGen owns securities representing the Qualifying Ownership Interest (before giving effect to any issuances triggering provisions of this Section 3.9), at any time that the Company proposes to make any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity” kicker) (including any hybrid security) (any such security, a “New Security”) (other than the issuance and sale of securities (i) in connection with the Rights Offering or

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Second Closing (as defined in the Anchor Investor Agreement) (except as provided herein); (ii) to employees, officers, directors or consultants of the Company pursuant to employee benefit plans or compensatory arrangements approved by the Board of Directors (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements); (iii) as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction; or (iv) securities issued pursuant to the Troubled Assets Relief Program (“TARP”) or any similar United States Government program), CapGen shall first be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by Law and the Articles of Incorporation and By-Laws of the Company, CapGen may elect to receive such securities in nonvoting form, convertible into voting securities disposable in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of such New Securities to be offered in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The New Securities that CapGen shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by CapGen and its Affiliates (assuming full conversion or exercise of any securities convertible into or exercisable for Common Stock) and the denominator of which is the number of shares of Common Stock then outstanding. Notwithstanding anything herein to the contrary, in no event shall CapGen have the right to purchase securities hereunder to the extent that such purchase would result in CapGen exceeding the ownership limitations of CapGen set forth in Section 3.6.

(b) Notice. In the event the Company proposes to offer or sell New Securities that are subject to CapGen’s rights under Section 3.9(a), it shall give CapGen written notice of its intention, specifying the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), at least thirty (30) days prior to the proposed offer, issuance or sale. CapGen shall have twenty-five (25) days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 3.9 and as to the amount of New Securities CapGen desires to purchase, up to the maximum amount calculated pursuant to Section 3.9(a). Such notice shall constitute a non-binding agreement of CapGen to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of CapGen to respond within such twenty-five (25) day period shall be deemed to be a waiver of CapGen’s rights under this Section 3.9 only with respect to the offering described in the applicable notice. Notwithstanding anything to the contrary herein in this section, the provisions of subclause (b) hereto shall not be applicable to any New Securities offered or issued at the written direction of the applicable federal regulator of the Company or its banking subsidiaries.

(c) Purchase Mechanism. If CapGen exercises its rights provided in this Section 3.9, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within sixty (60) days after the giving of notice of such exercise, provided that, if such issuance is subject to regulatory approval, such sixty (60)-day period shall be extended until the expiration of ten (10) Business Days after all such approvals have been received, but in no event later than 120 days from the date of the Company’s initial notice pursuant to Section 3.9(b). Each of the Company and CapGen agree to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any Law necessary in connection with the offer, sale and purchase of, such New Securities.

(d) Failure of Purchase. In the event CapGen fails to exercise its rights provided in this Section 3.9 within the 25-day period described in Section 3.9(b) or, if so exercised, CapGen is unable

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to consummate such purchase within the time period specified in Section 3.9(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled during the period of 90 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the Common Stock covered thereby shall be consummated, if at all, within 30 days from the date of such agreement) to sell the Common Stock not elected to be purchased pursuant to this Section 3.9 or which CapGen is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon other terms that, taken in the aggregate, are not more favorable to the purchasers of such securities than were specified in the Company’s notice to CapGen. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained and all waiting periods have expired, but in no event shall such time period exceed 90 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the Common Stock or entered into an agreement to sell the Common Stock within such 90-day period (or sold and issued Common Stock in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 90 days from the date of such agreement)), the Company shall not thereafter offer, issue or sell such Common Stock without first offering such securities to CapGen in the manner provided above.

(e) Non-Cash Consideration. In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as reasonably determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) Cooperation. The Company and CapGen shall cooperate in good faith to facilitate the exercise of CapGen’s rights under this Section 3.9, including securing any required approvals or consents.

3.10. Most Favored Nation. During the period from May 23, 2010 through completion of the Rights Offering, neither the Company nor the Company Subsidiaries shall enter into any additional agreements, or modify any existing agreements or Transaction Documents, including the Anchor Investor Agreement, or any existing or future investors in the Company or any of the Company Subsidiaries (including any Additional Agreements entered into with the Additional Investors) that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of CapGen by the Transaction Documents, unless, in any such case, CapGen will be given a copy of such additional or modified agreement and has been offered the opportunity to receive such rights and benefits of such additional or modified agreement within 60 days of the later of the execution of such additional agreement and May 23, 2010. CapGen shall notify the Company in writing, within 30 days after the date it receives a copy of such additional or modified agreement, of its election to receive the rights and benefits set forth therein. For the avoidance of doubt, CapGen will receive a copy of each additional or modified agreement (including any Additional Agreements entered into with any Investors) agreed to with one or more other investors. Without limiting the foregoing, the Company shall not offer any investors in the Other Private Placements, or any other capital raising transaction occurring at the same time as the transactions contemplated by the Transaction Documents, including the transaction with Anchorage and Carlyle in the Anchor Investor Agreement and related Transaction Documents, as these are modified as of the date hereof after disclosure to CapGen, on terms more favorable, in form or substance, than those offered in connection with the Investment, unless CapGen is also provided with such terms or CapGen has

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consented thereto in writing; provided, however, that for purposes of this Section 3.10, CapGen hereby consents to the Company’s entry into (in each case in the form last provided to CapGen): (i) the Anchor Investment Agreement, (ii) the letter agreement dated as of the date hereof between the Company and an Affiliate of Carlyle (and the related agreements attached thereto) (the “Carlyle Investor Letter”), (iii) the letter agreement dated as of the date hereof between the Company and an Affiliate of Anchorage (and the related agreements attached thereto) (the “Anchorage Investor Letter”), (iv) the letter agreement dated as of the date hereof between the Company and CapGen (and the related agreements attached thereto) (the “CapGen Investor Letter”), (v) the letter agreement dated as of the date hereof between the Company and Midtown Acquisitions L.P. (the “Davidson Investor Letter”), and (vi) the letter agreement dated as of the date hereof between the Company and Fir Tree Value Master Fund, LP, Fir Tree Capital Opportunity Master Fund, LP, Fir Tree Mortgage Opportunity Master Fund, LP and Fir Tree REOF II Master Fund, LLC (collectively, the “Fir Tree Investors”) (the “Fir Tree Investor Letter”) and the terms and conditions thereof in each case in the form previously delivered by the Company to CapGen; provided further, however, that any proposed modification to any Investor Letter from the form of such Investor Letter last provided to CapGen and any proposed modification of such Investor Letter executed as of the date hereof after the date hereof shall be subject to CapGen’s rights and the Company’s obligations set forth above. For the purposes of this Agreement, all parties agree that the terms and conditions of those documents referred to in clauses (i), (ii), (iii), (iv), (v) and (vi) of this paragraph shall be deemed Previously Disclosed, as that term is used herein, including for the purposes of modifying the Company’s representations and warranties.

3.11. Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to CapGen hereunder will be, or will have been, fully paid or provided for by the Company, and all Laws imposing such taxes will be or will have been complied with.

3.12. Legend.

(a) CapGen agrees that all certificates or other instruments representing the securities subject to the Transaction Documents shall bear a legend substantially to the following effect, until such time as they are not required under Section 3.12(b):

“(i) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF JUNE 30, 2010, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

(b) Following the earlier of (i) the effective date of a resale registration statement covering such Common Shares or (ii) Rule 144 becoming available for the resale of the Common Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Common Shares and without volume or manner-of-sale restrictions, the Company shall instruct the Company’s transfer agent to remove the legend set forth in Section 3.12(a) from the Common Shares and shall cause its counsel to

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issue any legend removal opinion required by the transfer agent. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by CapGen to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing such Common Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any required representation letter, deliver or cause to be delivered to CapGen a certificate or instrument (as the case may be) representing such Common Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 3.12(b). Certificates for Common Shares free from all restrictive legends may be transmitted by the transfer agent to CapGen by crediting the account of CapGen’s prime broker with the Depository Trust Company as directed by CapGen. CapGen acknowledges that the securities have not been registered under the Securities Act or under any state securities laws and agrees that it shall not sell or otherwise dispose of any of the securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

3.13. Continued Listing Authorization. The Company shall take all steps necessary to prevent the Common Shares from being delisted from NASDAQ, including, without limitation, effecting a reverse stock split of the Common Stock, if necessary, to comply with NASDAQ Listing Rule 5450(a)(1).

3.14. Registration Rights.

(a) Registration.

(1) Subject to the terms and conditions of the Transaction Documents, the Company covenants and agrees that as promptly as practicable, and in any event no later than the date that is 15 days, after the Closing (the “Filing Deadline”), the Company shall have prepared and filed with the SEC one or more Shelf Registration Statements covering the resale of all of the Registrable Securities (or, if permitted by the rules of the SEC, otherwise designated an existing Shelf Registration Statement filed with the SEC to cover such Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable (and in any event no later than the Effectiveness Deadline) and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until the time as there are no such Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). Notwithstanding the registration obligations set forth in this Section 3.14(a)(1), in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial Shelf Registration Statement as required by the SEC and/or (ii) withdraw the initial Shelf Registration Statement and file a new Shelf Registration Statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on such form available to the Company to register for resale the Registrable Securities as a secondary offering; provided,

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however, that prior to filing such amendment or new Shelf Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other shares of Common Stock permitted to be registered on a particular Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other shares of Common Stock to be registered on such Shelf Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate the shares of Common Stock to be included by any Person other than a Holder; second, the Company shall reduce or eliminate any shares of Common Stock to be included by any Affiliate (which shall not include CapGen or its Affiliates) of the Company; and third, the Company shall reduce the number of Registrable Securities to be included by all Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders, subject to a determination by the SEC that certain Holders must be reduced before other Holders based on the number of Registrable Securities held by such Holders. In the event the Company amends the initial Shelf Registration Statement or files a new Shelf Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on such form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial Shelf Registration Statement, as amended, or the new Shelf Registration Statement. No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

(2) Demand Registration.

A. CapGen shall have the right, by written notice (the “Demand Notice”) given to the Company, to request, at any time and from time to time during such periods when a Shelf Registration Statement or Shelf Registration Statements covering all of CapGen’s Registrable Securities is or are not existing and effective, that the Company register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by CapGen. Upon receipt of a Demand Notice pursuant to the corresponding provisions of the Anchor Investment Agreement or from CapGen pursuant to this Section 3.14, the Company shall promptly (and in any event within ten (10) Business Days from the date of receipt of such Demand Notice), notify CapGen or the Anchor Investors of the receipt of such Demand Notice and allow such other Persons in the proposed registration by submitting their own Demand Notice(s). The Company, within 45 days of the date on which the Company receives such earlier Demand Notice, shall file with the SEC, and the Company shall thereafter use its best efforts to cause to be declared effective as promptly as practicable, a registration statement on the appropriate form for the registration and sale as shall be selected by the Company and as shall be reasonably acceptable to CapGen and the Anchor Investors having given Demand Notice registering Registrable Securities, in accordance with the intended method or methods of distribution (which may be by an underwritten

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offering), of the total number of Registrable Securities specified by the Holders in such Demand Notice (a “Demand Registration Statement”). If CapGen intends to distribute any Registrable Securities by means of an underwritten offering, it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 3.14(c). The managing underwriters in any such distribution of Registrable Securities being sold only by CapGen shall be selected by CapGen. Otherwise, the underwriters shall be mutually acceptable to CapGen and the Anchor Investors who propose to sell Registrable Securities in such underwritten offering. Any Demand Registration Statement may, at the request of the Holders submitting the Demand Notice, be a “shelf” registration pursuant to Rule 415, if available.

B. The Company shall use reasonable best efforts to keep each Demand Registration Statement filed pursuant to this Section 3.14(a)(2) continuously effective and usable for the resale of the Registrable Securities covered thereby for a period of one hundred eighty (180) days from the date on which the SEC declares such Demand Registration Statement effective, as such period may be extended pursuant to this Section 3.14(a)(2)(B). The time period for which the Company is required to maintain the effectiveness of any Demand Registration Statement shall be extended by the aggregate number of days of all suspension periods pursuant to Section 3.14(d) occurring with respect to such Demand Registration Statement.

C. The Company shall be entitled to suspend the use of any effective Registration Statement under this Section 3.14(a)(2) under the circumstances set forth in Section 3.14(d).

D. For the avoidance of doubt, the rights provided pursuant to Section 3.14(a)(2) shall not be exercisable until the Effectiveness Deadline.

(3) Except as provided in Section 3.14(a)(7), any registration (except for any registration made pursuant to Section 3.14(a)(2)) pursuant to this Section 3.14(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If CapGen or any other holder of Registrable Securities to whom the registration rights conferred by the Transaction Documents have been transferred in compliance with the Transaction Documents intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 3.14(c). The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed.

(4) If the Company proposes to register any of its securities, whether or not for its own account (including, without limitation, pursuant to the exercise of any demand registration rights pursuant to Section 3.14(a)(2)), other than a registration pursuant to Section 3.14(a)(1), Section 3.14(a)(7) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company shall give prompt written notice to CapGen, the Anchor Investor and all other Holders of its intention to effect such a registration (but in no event less than

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ten (10) Business Days prior to the anticipated filing date) and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3.14(a)(4) prior to the effectiveness of such registration, whether or not CapGen, any Anchor Investor or any other Holders have elected to include Registrable Securities in such registration.

(5) If the registration referred to in Section 3.14(a)(4) is proposed to be underwritten, the Company shall so advise the Anchor Investors, CapGen and all other Holders as a part of the written notice given pursuant to Section 3.14(a)(4). In such event, the right of the Anchor Investors, CapGen and all other Holders to registration pursuant to this Section 3.14(a) shall be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person shall (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the managing underwriter, the Anchor Investors and CapGen.

(6) In the event (x) that any of the Additional Investors exercises “piggyback” registration rights under the Additional Agreements in connection with CapGen’s exercise of its demand registration rights pursuant to Section 3.14(a)(2), (y) that the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 3.14(a)(1) or (z) that a Piggyback Registration under Section 3.14(a)(4) relates to an underwritten offering, and in any such case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, solely in the case of a Piggyback Registration under Section 3.14(a)(4) relating to a primary offering on behalf of the Company, any securities the Company proposes to sell for its own account, (ii) second, Common Stock and other securities of the Company issued to the Treasury, (iii) third, Registrable Securities of CapGen and all other Holders who have requested registration of Registrable Securities pursuant to the Additional Agreements, Section 3.14(a)(1) or Section 3.14(a)(4), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iv) fourth, any other securities of the Company that have been requested to be so included, subject to the terms of the Transaction Documents.

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(7) In addition to any Shelf Registration Statement, the Company shall prepare and file with the SEC, and use its reasonable best efforts thereafter to cause to be effective, registration statements permitting the sale and distribution in an underwritten offering of up to that number of Registrable Securities equal, in each case, to 25% of the Registrable Securities outstanding as of the Closing Date (as to each such underwritten offering, the “Offering Ceiling”) (i) first, as soon as practicable after the date twelve months after the Closing Date (the “First Secondary Offering Registration”), and (ii) second, as soon as practicable after the date twelve months after the closing of the First Secondary Offering Registration (the “Second Secondary Offering Registration” and, together with the First Secondary Offering Registration, the “Secondary Offering Registrations”, each a “Secondary Offering Registration”). Each such offering shall be underwritten by one or more managing underwriters selected by the holders of a majority of the Registrable Securities to be distributed, and shall be effected on a “best efforts” basis unless otherwise agreed by the Company, Holders of a majority of the Registrable Securities to be distributed and the managing underwriters of such registration. With respect to each Secondary Offering Registration, the Company shall give prompt written notice to CapGen and the Anchor Investors of its intention to effect such Secondary Offering Registration (but, in each case, no less than ten Business Days prior to the anticipated filing date), and shall include in such Secondary Offering Registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein from CapGen and the Anchor Investors within five (5) Business Days of the Company’s notice pursuant to this Section 3.14(a)(7); provided, that CapGen and the Anchor Investors shall only be permitted to participate in the Second Secondary Offering Registration. In the event that the amount of Registrable Securities requested to be included by Holders in either Secondary Offering Registration exceeds the Offering Ceiling for such registration, the amount of Registrable Securities requested to be included therein by each Holder shall be reduced proportionally based on its pro rata ownership of the Registrable Securities as of the Closing Date. As to each Secondary Offering Registration, if the managing underwriters of the underwritten offering to which it relates advise the Company that in their reasonable opinion the number of Registrable Securities requested to be included in such offering (after giving effect to any proportional reduction to a level not in excess of the Offering Ceiling) exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, Common Stock and other securities of the Company issued to the Treasury, (ii) second, Registrable Securities of CapGen and all other Holders, pro rata on the basis of the aggregate number of such securities or shares owned by each such Person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of the Transaction Documents.

(8) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities under Section 3.14(a)(1), the Company shall (i) register the resale of the Registrable Securities on another appropriate form, including, without limitation, Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

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(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders selling in such registration pro rata on the basis of the aggregate number of securities or shares being sold.

(c) Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(1) By 9:30 a.m. New York City time on the first Business Day after the Effective Date of a Shelf Registration Statement, file a final prospectus with the SEC, as required by Rule 424(b) under the Securities Act.

(2) Provide to each Holder a copy of any disclosure regarding the plan of distribution or the selling Holders, in each case, with respect to such Holder, at least three (3) Business Days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that includes such information.

(3) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 3.14(c), and keep such registration statement effective or such prospectus supplement current.

(4) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(5) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(6) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

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(7) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).

(8) Within one Business Day after such event, give written notice to the Holders (which notice shall not contain any material non-public information):

(A) when any registration statement filed pursuant to Section 3.14(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 3.14(c)(12) cease to be true and correct.

(9) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 3.14(c)(8)(C) at the earliest practicable time.

(10) Upon the occurrence of any event contemplated by Section 3.14(c)(7) or 3.14(c)(8)(E) and subject to the Company’s rights under Section 3.14(d), the Company shall promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(11) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(12) In the event of an underwritten offering pursuant to Section 3.14(a)(1) or Section 3.14(a)(4) or conducted pursuant to Section 3.14(a)(7), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and the Company Subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the applicable registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(13) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information, in each case, reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

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(14) Cause all such Registrable Securities to be listed on each securities exchange on which the same class of securities issued by the Company are then listed or, if the same class of securities is not then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities of such class to be listed on the NASDAQ Stock Market.

(15) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(16) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice (each such suspension, a “Suspension Period”). No single Suspension Period shall exceed 30 consecutive days, and during any 365 day period, the aggregate of all Suspension Periods shall not exceed an aggregate of 60 days.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(1) Neither CapGen nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.14(c) that to the extent that CapGen, an Anchor Investor, or any other Holder that is a seller, such seller, individually and not jointly, and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

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(g) Indemnification.

(1) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such Loss is based solely upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnitee and shall survive the transfer of the Registrable Securities by the Holders.

(2) If any proceeding shall be brought or asserted against any Indemnitee, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnitee to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Company.

An Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnitees unless: (1) the Company has agreed in writing to pay such fees and expenses; (2) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnitee and

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the Company; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees. The Company shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any pending proceeding in respect of which any Indemnitee is a party, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 3.14(g)(2)) shall be paid to the Indemnitee, as incurred, within twenty (20) Business Days of written notice thereof to the Company; provided, that the Indemnitee shall promptly reimburse the Company for that portion of such fees and expenses applicable to such actions for which such Indemnitee is finally judicially determined to not be entitled to indemnification hereunder). The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 3.14(g), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(3) If the indemnification provided for in Section 3.14(g)(1) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.14(g)(3) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.14(g)(1). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(4) The indemnity and contribution agreements contained in this Section 3.14(g) are in addition to any liability that the Company may have to the Indemnitees and are not in diminution or limitation of the indemnification provisions under Article V of this Agreement.

(h) Assignment of Registration Rights. The rights of CapGen to registration of Registrable Securities pursuant to Section 3.14(a) may be assigned by CapGen to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than $1,000,000 in Registrable Securities and (ii) such transfer is permitted under the terms hereof; provided, however, that

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the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i) Holdback. With respect to any underwritten offering of Registrable Securities by any Anchor Investor, CapGen or other Holders pursuant to this Section 3.14, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 90 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or the Company Subsidiaries or in connection with dividend reinvestment plans.

(j) Rule 144; Rule 144A Reporting. With a view to making available to CapGen and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(1) make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2) so long as CapGen or a Holder owns any Registrable Securities, furnish to CapGen or such Holder forthwith upon request: (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (y) a copy of the most recent annual or quarterly report of the Company; and (z) such other reports and documents as CapGen or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(3) to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k) As used in this Section 3.14, the following terms shall have the following respective meanings:

(1) “Effective Date” means the date that the Shelf Registration Statement filed pursuant to Section 3.14(a)(1) is first declared effective by the SEC.

(2) “Effectiveness Deadline” means, with respect to the initial Shelf Registration Statement required to be filed pursuant to Section 3.14(a)(1), the earlier of (i) the 90th calendar day following the Closing Date and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that

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such Shelf Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(3) “Holder” means the Investors and any other holder of Registrable Securities to whom the registration rights conferred by the Transaction Documents have been transferred in compliance with Section 3.14(h) hereof.

(4) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(5) “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

(6) “Registrable Securities” means (A) all Common Stock held by CapGen from time to time and the Warrants and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (A) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities shall not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be immediately sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under the Transaction Documents are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(7) “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 3.14, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show,” the reasonable fees and disbursements of Holders’ Counsel (not to exceed $100,000), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(8) “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

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(9) “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.

(10) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(l) At any time, any holder of Registrable Securities (including any Holder) may elect to forfeit its rights set forth in this Section 3.14 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 3.14(a)(4)-(7) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 3.14(g) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 3.14(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 3.14(a)(1), 3.14(a)(4) or 3.14(a)(7) prior to the date of such Holder’s forfeiture.

(m) The Company and the Holders shall make, no later than the Effectiveness Deadline, any revisions to the Warrants acceptable to such Holders and necessary in order to permit a public distribution thereof, including entering into a customary warrant agreement, appointing a warrant agent and taking such other steps as will be needed to facilitate such a public distribution.

3.15. Certain Other Transactions.

(a) Prior to the Second Closing (as defined in the Anchor Investment Agreement), notwithstanding anything in the Transaction Documents to the contrary, the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a Change in Control unless such third party shall have provided prior assurance in writing to CapGen (in a form that is reasonably satisfactory to CapGen) that the terms of the Transaction Documents shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect Subsidiary. For the avoidance of doubt, it is understood and agreed that, in the event that a Change in Control occurs on or prior to the Closing, CapGen shall maintain the right under the Transaction Documents to acquire, pursuant to the terms and conditions of the Transaction Documents, the Common Stock (or such other securities or property (including cash) into which the Common Stock may have become exchangeable as a result of such Change in Control), as if the Closing had occurred immediately prior to such Change in Control, and also to acquire the Warrants and Common Stock issuable upon CapGen’s exercise of the Warrants.

(b) In the event that, at or prior to the Closing, (i) the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock issued and outstanding is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction, (ii) the Company fixes a record date that is at or prior to the Closing Date for the payment of any non-stock dividend or distribution on the Common Stock other than any ordinary cash dividends, then the number of shares of Common Stock to be issued to the CapGen at the Closing under the Transaction Documents or in connection with CapGen’s backstop commitment pursuant to Section 3.18, together with the applicable per share price (and the number of shares and per share price pursuant to the Rights Offering and the backstop commitment), shall be equitably adjusted and/or the shares of Common

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Stock to be issued to CapGen at the Closing under the Transaction Documents shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide CapGen with substantially the same economic benefit from the Transaction Documents as CapGen had prior to the applicable transaction. Notwithstanding anything in this Agreement to the contrary, in no event shall any such adjustment change the aggregate Purchase Price or any component thereof, or change the aggregate percentage of shares to be purchased by any Purchaser as specified in the Transaction Documents (which percentages are based upon the shares of Common Stock to be outstanding immediately following the issue of shares of Common Stock pursuant thereto).

(c) Notwithstanding anything in the foregoing, the provisions of this Section 3.15 shall not be triggered by (i) the transactions contemplated by the Transaction Documents (other than the reverse stock split and related matters) or (ii) any issuances of options, restricted stock units or other equity-based awards granted to newly-appointed directors, employees or consultants of the Company at or around the same time as the transactions contemplated by the Transaction Documents to such Persons, including upon exercise of any such options (not to exceed 2.5% of the Capital Stock of the Company on a fully-diluted basis).

(d) The reverse stock split contemplated by this Agreement shall not occur prior to the issuance of warrants pursuant to the Carlyle Investor Letter, the Anchorage Investor Letter and the CapGen Investor Letter.

3.16. Articles of Amendment. In connection with the Closing, the Company shall file the Articles of Amendment in the Commonwealth of Virginia, and such Articles of Amendment shall continue to be in full force and effect as of the Closing Date.

3.17. Exchange Offers. As soon as practicable following the date hereof, the Company shall prepare and file with the SEC the Schedule TO covering the Exchange Offers. The Company shall use reasonable best efforts to have the Schedule TO cleared by the SEC. The Company shall, as promptly as practicable after receipt thereof, provide CapGen copies of any written comments and advise CapGen of any oral comments with respect to the Schedule TO received from the SEC. The Company shall provide CapGen with a reasonable opportunity to review and comment on the Schedule TO, and any amendment thereto, prior to filing with the SEC, and will provide CapGen with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment to the Schedule TO shall be made without the approval of CapGen, which approval shall not be unreasonably withheld or delayed. The Company shall use its reasonable best efforts to take any action required to be taken under any applicable state securities laws in connection with the Exchange Offers. The Company shall advise CapGen, promptly after it receives notice thereof, of the time when the Exchange Offer has become effective, the issuance of any stop order, the suspension of the qualification of the Common Stock issuable pursuant to the Exchange Offers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Schedule TO. The Company shall not pay or give, directly or indirectly, any commission or other remuneration to any Person for soliciting the acquisition of the Series A Preferred Stock and Series B Preferred Stock or the exchange as contemplated pursuant to the Exchange Offers. The Board of Directors shall unanimously recommend to the holders of the Series A Preferred Stock and the Series B Preferred Stock that such stockholders tender their shares of Series A Preferred Stock and Series B Preferred Stock into the Exchange Offers.

3.18. Rights Offering.

(a) As promptly as practicable following the Closing, and subject to compliance with all applicable Law, including the Securities Act, the Company shall distribute to each holder of record of Common Stock, including any holders who received Common Stock pursuant to the Series A Exchange

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and the Series B Exchange as of the close of business on the Business Day immediately preceding the Closing Date (each, a “Legacy Stockholder”) non-transferable rights (the “Rights”) to purchase from the Company an amount of Common Shares calculated pursuant to Section 3.18(b) at a per share purchase price of $0.40 (“Rights Purchase Price”). The transactions described in this Section 3.18, including the purchase and sale of Common Shares upon the exercise of Rights and any commitments to purchase unsubscribed Common Shares in Section 3.18(c), shall be referred to in this Agreement as the “Rights Offering.” The registration statement relating to the Rights Offering shall be filed within 15 days after the Closing.

(b) Each Right shall entitle a Legacy Stockholder to purchase any whole number of Common Shares, provided that (i) no Legacy Stockholder shall thereby exceed, together with any other person with whom such Legacy Stockholder may be aggregated under applicable Law, 4.9% beneficial ownership of the Company’s equity securities and (ii) the aggregate purchase price of all Common Shares purchased in the Rights Offering shall not exceed Forty-Million Dollars ($40,000,000).

(c) In the event the Rights Offering is over-subscribed, subscriptions by Legacy Stockholders shall be reduced proportionally based on their pro rata ownership of the Common Stock outstanding as of the close of business on the trading day immediately preceding the Closing Date but assuming that the Exchange Offers shall have occurred on such date.

(d) In the event the Company does not sell at least $20 million in Common Shares pursuant to the Rights Offering, CapGen hereby agrees to purchase that number of Common Shares at the Rights Purchase Price in an aggregate dollar amount equal to $20 million less the dollar amount of Common Shares sold to the holders of Rights. In addition, to the extent the Company determines to offer more than $20 million of Common Shares in the Rights Offering, but in no event in excess of an aggregate of $40 million of Common Shares in the Rights Offering (the “Additional Rights Shares”), CapGen hereby agrees to purchase, on a Pro Rata Basis, any Additional Rights Shares that are not purchased by holders of the related Rights (“Additional Unsubscribed Shares”) at the Rights Purchase Price, subject to and simultaneously with the other Investors’ purchase, on a Pro Rata Basis, of the Additional Unsubscribed Shares. Additionally, the Company agrees that the Anchor Investor Agreement and each Additional Agreement with the Additional Investors shall include a substantially similar covenant requiring such Additional Investor to purchase, on a Pro Rata Basis, any Additional Unsubscribed Shares at the Rights Purchase Price. In no event shall each of CapGen, any Anchor Investor or Additional Investor be required to purchase Additional Unsubscribed Shares in excess of their respective Pro Rata Basis or such as would cause CapGen or any Anchor Investor to hold more than 24.9% of the Company’s outstanding Common Shares or cause any Additional Investor to hold more than 9.9% of the Company’s outstanding Common Shares. To the extent that the Rights Offering is not fully sold following the foregoing purchases by holders of Rights, CapGen, the Anchor Investors and the Additional Investors, then the Company may offer any remaining Additional Unsubscribed Shares at the Rights Purchase Price.

(e) As used in Section 3.18(d), “Pro Rata Basis” with respect to each Investor means a commitment by that Investor to purchase that number of Additional Unsubscribed Shares equal to the total number of Additional Unsubscribed Shares multiplied by a fraction, the numerator of which is the number of Common Shares purchased by such Investor in connection with the Investment or the Other Private Placements, as the case may be, and the denominator of which is the total aggregate number of Common Shares purchased by all Investors in connection with the Investment and the Other Private Placements, subject to the limitations set forth in the last sentence of Section 3.18(d) above.

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ARTICLE IV

TERMINATION

4.1. Termination. This Agreement may be terminated prior to the Closing:

(a) by mutual written agreement of the Company and CapGen;

(b) by any party, upon written notice to the other parties, in the event that the Closing does not occur on or before October 29, 2010; provided, however, that the right to terminate this Agreement pursuant to this Section 4.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by CapGen, upon written notice to the Company, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(2)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that this Section 4.1(c) shall only apply if CapGen is not in material breach of any of the terms of this Agreement;

(d) by the Company, upon written notice to CapGen, if (i) there has been a breach of any representation, warranty, covenant or agreement made by CapGen in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(3)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that this Section 4.1(d) shall only apply if the Company is not in material breach of any of the terms of this Agreement;

(e) by any party, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(f) by CapGen, upon written notice to the Company, if CapGen or any of its Affiliates receives written notice from or is otherwise advised by, the Federal Reserve or the BFI that the Federal Reserve will not grant (or intends to rescind or revoke if previously granted) the approvals or determinations referred to in Section 1.2(c)(2)(D); or

(g) by the Company, upon written notice to CapGen, if the Company receives written notice from or is otherwise advised by the Federal Reserve that the Federal Reserve or the BFI will not grant (or intends to rescind or revoke if previously granted) the approvals or determinations referred to in Section 1.2(c)(2)(D).

4.2. Effects of Termination. In the event of any termination of the Transaction Documents as provided in Section 4.1, this Agreement (other than Section 3.3 and Article VI of this Agreement, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for fraud or willful breach of this Agreement.

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ARTICLE V

INDEMNITY

5.1. Indemnification by the Company.

(a) After the Closing, and subject to Sections 5.1, 5.3 and 5.4, the Company shall indemnify, defend and hold harmless to the fullest extent permitted by Law CapGen and its Affiliates, and their successors and assigns, officers, directors, partners, members and employees, as applicable, (the “CapGen Indemnified Parties”) against, and reimburse any of the CapGen Indemnified Parties for:

(1) all Losses that any of the CapGen Indemnified Parties may at any time suffer or incur, or become subject to as a result of or in connection with the inaccuracy or breach of any representation or warranty made by the Company in this Agreement or any certificate delivered pursuant hereto or as a result of or in connection with any breach or failure by the Company to perform any of their covenants or agreements contained in this Agreement; and

(2) any Action by any stockholder of the Company or any other Person relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (including the Investment, the Anchor Investment Agreement, the Other Private Placements, the TARP Exchange, the Exchange Offers and the Rights Offering).

(b) Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify, defend or hold harmless any of the CapGen Indemnified Parties against, or reimburse any of the CapGen Indemnified Parties for any Losses pursuant to Section 5.1(a)(1)(A) (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations) (i) with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) unless such claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Losses in excess of $100,000 (nor shall any such claim or series of related claims that do not meet the $100,000 threshold to be applied to or considered for purposes of calculating the aggregate amount of the Losses by any of the CapGen Indemnified Parties for which the Company has responsibility under clause (ii) of this Section 5.1(b)); and (ii) until the aggregate amount of the CapGen Indemnified Parties’ Losses for which the CapGen Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 5.1(a)(1)(A) exceeds one percent (1)% of CapGen’s aggregate purchase price paid to the Company pursuant to Section 1.1 hereof (the “CapGen Deductible”), after which the Company shall be obligated for all of the CapGen Indemnified Parties’ Losses for which the CapGen Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 5.1(a)(1)(A) that are in excess of such CapGen Deductible. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify, defend or hold harmless the CapGen Indemnified Parties against, or reimburse the CapGen Indemnified Parties for, any Losses pursuant to Section 5.1(a)(1)(A) in a cumulative aggregate amount exceeding the aggregate purchase price paid by CapGen to the Company pursuant to Section 1.1 hereof (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations).

(c) [Reserved.]

(d) For purposes of Section 5.1(a), in determining whether there has been a breach of a representation or warranty, the parties hereto shall ignore any “materiality,” “Knowledge”, “Material Adverse Effect,” or similar qualifications.

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5.2. Indemnification by CapGen.

(a) After the Closing and subject to Sections 5.2, 5.3 and 5.4, CapGen shall indemnify, defend and hold harmless to the fullest extent permitted by Law the Company against, and reimburse the Company for, all Losses that the Company may at any time suffer or incur, or become subject to (1) as a result of or in connection with the inaccuracy or breach of any representation or warranty made by CapGen in this Agreement or (2) as a result of or in connection with any breach or failure by CapGen to perform any of its covenants or agreements contained in this Agreement.

(b) Notwithstanding anything to the contrary contained herein, CapGen shall not be required to indemnify, defend or hold harmless the Company against, or reimburse the Company (1) for Losses for which the Company would be required to indemnify the CapGen Indemnified Parties pursuant to Section 5.1(a)(1)(B) or (2) for any Losses pursuant to Section 5.2(a)(1) (other than Losses arising out of the inaccuracy or breach of any CapGen Specified Representations) (i) with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) unless such claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Losses in excess of $100,000 of the purchase price paid by CapGen pursuant to Section 1.1 hereof (nor shall any such claim or series of related claims that do not meet the $100,000 threshold be applied to or considered for purposes of calculating the aggregate amount of the Company’s Losses for which CapGen has responsibility under clause (ii) of this Section 5.2(b)); and (ii) until the aggregate amount of the Company’s Losses for which the Company are finally determined to be otherwise entitled to indemnification under Section 5.2(a)(1) exceeds one percent (1)% of CapGen’s aggregate purchase price paid to the Company pursuant to Section 1.1 hereof (the “Company Deductible”), after which CapGen shall be obligated for all of the Company’s Losses for which the Company is finally determined to be otherwise entitled to indemnification under Section 5.2(a)(1) that are in excess of such Company Deductible. Notwithstanding anything to the contrary contained herein, CapGen shall not be required to indemnify, defend or hold harmless the Company against, or reimburse the Company for, any Losses pursuant to Section 5.2(a)(1) in a cumulative aggregate amount exceeding the aggregate purchase paid by CapGen to the Company pursuant to Section 1.1 hereof (other than Losses arising out of the inaccuracy or breach of any of CapGen Specified Representations).

(c) For purposes of Section 5.2(a), in determining whether there has been a breach of a representation or warranty, the parties hereto shall ignore any “materiality” or similar qualifications.

5.3. Notification of Claims.

(a) Any Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought hereunder, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party) (each, a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure. The parties agree that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 6.1 for such representation, warranty, covenant or agreement; provided, that if, prior to such applicable date, a party hereto shall have notified the other parties hereto in accordance with the requirements of this Section 5.3(a) of a claim for indemnification under this Agreement (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Agreement notwithstanding the passing of such applicable date.

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(b) Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) in respect of a Third Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of any Third Party Claim, with its own counsel and at its own expense, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at the Indemnifying Party’s expense (except that the Indemnifying party shall only be liable for the reasonable fees and expenses of one law firm for all of the Indemnified Parties). The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence. The Company or CapGen (as the case may be) shall, and shall cause each of their Affiliates and representatives to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless such settlement, compromise, discharge or entry of any judgment does not involve any finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party, and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided in such judgment), (ii) not encumber any of the material assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business and (iii) obtain, as a condition of any settlement, compromise, discharge, entry of judgment (if applicable), or other resolution, a complete and unconditional release of each Indemnified Party from any and all liabilities in respect of such Third Party Claim. The Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within twenty (20) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this agreement. The Indemnified Party shall reasonably cooperate with and assist the Indemnifying Party in determining the validity of any such claim for indemnity by the Indemnified Party.

5.4. Indemnification Payment. In the event a claim or any Action for indemnification hereunder has been finally determined, the amount of such final determination shall be paid (a) if the Indemnified Party is CapGen, by the Company to the Indemnified Party and (b) if the Indemnified Party is the Company, by CapGen to the Indemnified Party, in each case on demand in immediately available funds; provided, however, that any reasonable and documented out-of-pocket expenses incurred by the Indemnified Party as a result of such claim or Action shall be reimbursed promptly by the Indemnifying Party upon receipt of an invoice describing such costs incurred by the Indemnified Party. A claim or an Action, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Agreement when the parties hereto have so determined by mutual agreement or, if disputed, when a final non-appealable governmental order has been entered into with respect to such claim or Action.

5.5. Exclusive Remedies. Except as set forth in this Agreement, the other Transaction Documents and any other documents delivered in connection with the Closing of the transactions contemplated by the Transaction Documents, the Company and its representatives make no representation or warranty, expressed or implied, at law or in equity, in respect of the Company or the Company’s

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business or prospects; and any and all other representations and warranties made by the Company or its representatives are deemed to have been superseded by this Agreement and do not survive. CapGen acknowledges and agrees that it is relying solely on its own investigations and the representations and warranties contained in this Agreement, the other Transaction Documents, and the other documents delivered in connection with the Closing in deciding to enter into this Agreement and consummate the Closing. Without limiting the previous two sentences, each party hereto acknowledges and agrees that following the Closing, the indemnification provisions hereunder shall be the sole and exclusive remedies of the parties hereto for any breach of the representations, warranties or covenants contained in the this Agreement. No investigation of the Company by CapGen, or by the Company of CapGen, whether prior to or after the date hereof, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right. The parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

ARTICLE VI

MISCELLANEOUS

6.1. Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive in full force and effect until the date that is eighteen (18) months after the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period), at which time they shall terminate and no claims shall be made for indemnification under Section 5.1 or Section 5.2, as applicable, for breaches of representations or warranties thereafter, except the Company Specified Representations (other than the representations and warranties made in Section 2.2(z), which shall survive until sixty (60) days following the expiration of the applicable statute of limitations) and the CapGen Specified Representations shall survive the Closing indefinitely. The covenants and agreements set forth in this Agreement shall survive until the earliest of the duration of any applicable statute of limitations or until performed or no longer operative in accordance with their respective terms.

6.2. Expenses. At Closing, provided the condition set forth in Section 1.2(c)(2)(I) has been satisfied, the Company shall reimburse CapGen promptly, upon receipt of invoices from CapGen, for all reasonable and documented out-of-pocket expenses incurred by CapGen and its Affiliates in connection with its due diligence investigation of the Company and the transactions contemplated by the Transaction Documents, the preparation, negotiation and enforcement of the Transaction Documents, and the filing or pursuit of any Governmental Consent required in connection with the foregoing (including, but not limited to, all fees and expenses of attorneys, consultants, accounting, financial and other advisors) incurred by or on behalf of CapGen or its Affiliates in connection with the transactions contemplated by the Transaction Documents. Except as provided in the foregoing sentence and in the CapGen Investor Letter, each party will pay their own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

6.3. Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.

(a) the term “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National

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Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities;

(b) the term “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person provided that no security holder of the Company shall be deemed to be an Affiliate of any other security holder or of the Company or any of its Subsidiaries solely by reason of any investment in the Company. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise;

(c) the term “Articles of Amendment” means the General Articles of Amendment, the Preferred Stock Articles of Amendment and any other amendments to the Company’s Articles of Incorporation that may be required pursuant to the transactions contemplated by the Transaction Documents;

(d) the term “Board of Directors” means the Board of Directors of the Company;

(e) the term “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Virginia generally are authorized or required by Law or other governmental actions to close;

(f) the term “Capital Stock” means capital stock or other type of equity interest in (as applicable) a Person;

(g) the term “Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

A. any person is or becomes a beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), other than the Investors and their Affiliates, directly or indirectly, of 20% of the aggregate voting power of the voting securities; provided, however, that the event described in this clause (2) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 20% of the then outstanding voting securities, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

B. the consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders (a “Business Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as such term is defined in

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Rule 13d-3 and Rule 13d-5 under the Exchange Act), of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by voting securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such voting securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were incumbent directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”);

C. the stockholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

D. a majority of the members of the Board of Directors are not Continuing Directors; provided that the changes to the membership of the Board of Directors pursuant to Section 3.5 herein shall not be considered a Change of Control;

(h) the term “Code” means the Internal Revenue Code of 1986, as amended;

(i) the term “Company Specified Representations” means the representations and warranties made in Section 2.2(a), Section 2.2(c), Section 2.2(d)(1), Section 2.2(z), and Section 2.2(cc);

(j) the term “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election;

(k) the term “Disclosure Schedule” shall mean a schedule delivered, on or prior to the date hereof, by (i) CapGen to the Company and (ii) the Company to CapGen setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to CapGen, or to one or more covenants contained in Article III;

(l) The term “Environmental Laws” means all federal, state or local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment;

(m) the term “GAAP” means United States generally accepted accounting principles and practices as in effect from time to time;

(n) the term “General Articles of Amendment” means the amendments to Company’s Articles of Incorporation required to effect General Stockholder Proposals, pursuant to the Articles of Amendment attached hereto as Exhibit G;

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(o) the term “Governmental Consent” means any notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or the expiration or termination of any statutory waiting periods, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”);

(p) the term “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization;

(q) the term “Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral;

(r) the term “Knowledge” of the Company and words of similar import mean the knowledge of any directors, executives or other employees of the Company listed on Schedule I hereto;

(s) the term “CapGen Specified Representations” means the representations and warranties made in Section 2.3(a), Section 2.3(b)A, Section 2.3(d) and Section 2.3(e);

(t) the term “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or a security backed by or representing an interest in any such mortgage loan;

(u) the term “Losses” means any and all losses, damages, reasonable costs, reasonable expenses (including reasonable attorneys’ fees and disbursements), liabilities, settlement payments, awards, judgments, fines, obligations, claims, and deficiencies of any kind, excluding exemplary and punitive damages;

(v) the term “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity;

(w) the term “Proxy Statement” means a proxy statement related to the transactions contemplated by the Transaction Documents;

(x) the term “Rule 144” means such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time;

(y) the term “Schedule TO” means a tender offer statement under Section 3(e)(1) of the Exchange Act on Schedule TO-I and all amendments, with respect to the Exchange Offer, in each case including the document, all exhibits thereto and any document incorporated by reference therein;

(z) the term “Series A Exchange” means the exchange offer pursuant to which the Series A Preferred Stock shall be exchanged for Common Stock pursuant to the terms and conditions of such exchange offer made by the Company to each of the holders of Series A Preferred Stock;

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(aa) the term “Series A Stockholder Proposal” means the amendments proposed to be made to the Series A Preferred Stock as contemplated by the Transaction Documents;

(bb) the term “Series B Exchange” means the exchange offer pursuant to which the Series B Preferred Stock shall be exchanged for Common Stock pursuant to the terms and conditions of such exchange offer made by the Company to each of the holders of Series B Preferred Stock;

(cc) the term “Series B Stockholder Proposal” means amendments proposed to be made to the Series A Preferred Stock as contemplated by the Transaction Documents;

(dd) the term “Stockholder Proposals” means the Series A Stockholder Proposals, the Series B Stockholder Proposals and the General Stockholder Proposals;

(ee) the term “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a Subsidiary of such Person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more Subsidiaries thereof;

(ff) the term “Tax” or “Taxes” means all United States federal, state, local or foreign income, profits, estimated, gross receipts, windfall profits, severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, capital stock, employment, withholding, transfer, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax that may become payable in respect thereof imposed by any Governmental Entity, whether or not disputed;

(gg) the term “Tax Return” shall mean any return, declaration, report or similar statement required to be filed with respect any Taxes (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax;

(hh) the term “Transaction Documents” means this Agreement, the Anchor Investment Agreement, the Additional Agreements, the Treasury Letter , the Exchange Agreement, the Other Private Placement documents, the Exchange Offer documents, the Carlyle Investor Letter, the Anchorage Investor Letter, the CapGen Investor Letter, the Davidson Investor Letter, the Fir Tree Investor Letter and the Rights Offering documents, as the same may be amended or modified from time to time;

(ii) the term “Warrants” means the warrants to purchase Common Stock to be issued to CapGen pursuant to the CapGen Investor Letter.

(jj) the word “or” is not exclusive;

(kk) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

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(ll) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(mm) all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit and schedule references not attributed to a particular document shall be references to such exhibits and schedules to this Agreement.

6.4. Independent Nature of CapGen’s Obligations and Rights. The obligations of CapGen under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of CapGen to purchase the Common Shares pursuant to the Transaction Documents has been made by CapGen independently of any other non-affiliated Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, which may have been made or given by any other non-affiliated Investor or by any agent or employee of any other non-affiliated Investor, and neither CapGen nor any of its agents or employees shall have any liability to any other Investor (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained in the Transaction Documents, and no action taken by CapGen pursuant hereto or thereto, shall be deemed to constitute CapGen and the other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that CapGen and the other Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents. CapGen confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors and no Investor has acted as agent for CapGen in connection with making its investment hereunder and that no non-affiliated Investor will be acting as agent of CapGen (and its Affiliates) in connection with monitoring its investment in the Common Shares or enforcing its rights under the Transaction Documents. CapGen shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any Investor to be joined as an additional party in any proceeding for such purpose.

6.5. Amendment and Restatement of Original Minority Investors Agreement. The parties agree that, effective as of the Modification Date (defined below), (a) the Securities Purchase Agreement, dated as of May 24, 2010, by and among the Company and the purchasers signatory thereto (the “Minority Investors Agreement”) and the Original Investment Agreement shall be amended in their entirety by replacing such agreements with the provisions of this Agreement and the Minority Investors Agreement and Original Investment Agreement shall be of no further force and effect. In consideration of the foregoing, each party hereto, for itself and its successors and assigns, effective on the Modification Date, hereby releases and forever discharges the other party hereto and their Affiliates, and any of their successors and assigns, and all such Persons’ respective officers, directors, partners, members and employees of and from any and all Actions, losses and liabilities that now exist or may hereafter arise pursuant to the Minority Investors Agreement or the Original Investment Agreement as a result of any matter, fact, circumstance, happening or thing whatsoever occurring or failing to occur under the Minority Investors Agreement or Original Investment Agreement. “Modification Date” shall mean the date on which occurs the execution and delivery by all parties of (i) this Agreement, (ii) the second amendment and restatement of the Anchor Investment Agreement, (iii) the second amendment and restatement of the Minority Investors Agreement, and (iv) such other modifications of the other Transaction Agreements as is mutually agreed by the Anchor Investors, the Company and CapGen.

6.6. Amendment and Waivers. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole

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or in part to the extent permitted by Law. No amendment or waiver of any provision of this Agreement will be effective against any party hereto unless it is in a writing signed by a duly authorized officer of such party that makes express reference to the provision or provisions subject to such amendment or waiver.

6.7. Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.8. Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

6.9. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York sitting in the borough of Manhattan, New York, New York, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding or, if it does not have subject matter jurisdiction, in any New York State court sitting in the borough of Manhattan, New York, New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.11 shall be deemed effective service of process on such party. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts referred to above for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.10. WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.11. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

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(a) If to CapGen Capital Group VI LP:

c/o CapGen Financial

280 Park Avenue

40th Floor West, Suite 401

New York, New York 10017

Attention: John P. Sullivan

Telephone: (    )

Fax: (    )

with a copy (which copy alone shall not constitute notice)::

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309-3053

Attention: Ralph F. MacDonald, III

Telephone: (404) 581-8622

Fax: (404) 581-8330

(b) If to the Company:

Hampton Roads Bankshares, Inc.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

Attn: Douglas J. Glenn, Esq.

Telephone: (757) 217-3634

Fax: (757) 217-3656

with a copy (which copy alone shall not constitute notice):

Williams Mullen

999 Waterside Dr., Suite 1700

Norfolk, Virginia 23510

Attn: William A. Old, Jr.

Telephone: (757) 629-0613

Fax: (757) 629-0660

6.12. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the other Transaction Documents, the Confidentiality Agreements and the letter agreements referred to in Section 6.2 constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, inducements or conditions, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

6.13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of CapGen. CapGen may assign some or all of its rights hereunder or thereunder without the consent of the Company (i) to any third party, if in compliance with the Transaction Documents and Law or (ii) to any Affiliate of CapGen, and such assignee shall be deemed to be CapGen hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to CapGen.

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6.14. Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.15. Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of CapGen and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.16. Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person or entity (including, but not limited to any Additional Investors) other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 3.5, 3.14, 5.1 and 5.2 shall inure to the benefit of the persons referred to in that Section.

6.17. Public Announcements. Each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the Transaction Documents and any of the transactions contemplated hereby and thereby, including any communications to the employees and customers of the Company and its Affiliates. Without limiting the foregoing, except as otherwise permitted in the next sentence, no party hereto will make (and each party will use its best efforts to ensure that its Affiliates and Representatives do not make) any such news release or public disclosure without first consulting with the other parties hereto and, in each case, also receiving each other party’s consent (which shall not be unreasonably withheld or delayed). In the event a party hereto is advised by its outside legal counsel that a particular disclosure is required by Law, such party shall be permitted to make such disclosure but shall be obligated to use its reasonable best efforts to consult with the other parties hereto and take their comments into account with respect to the content of such disclosure before issuing such disclosure.

6.18. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.19. No Recourse. This Agreement may only be enforced against the named parties hereto. All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, stockholder, Affiliate, agent, attorney or representative of CapGen or any other party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

HAMPTON ROADS BANKSHARES, INC.

By:
Douglas J. Glenn
Executive Vice President, General Counsel and Chief Operating Officer

CAPGEN CAPITAL GROUP VI LP

By:	CAPGEN CAPITAL GROUP VI, LLC,
ITS GENERAL PARTNER

By:
John P. Sullivan
Managing Director

[Signature Page to Investment Agreement]

Appendix F

Form of Second Amended and Restated Securities Purchase Agreements

EXECUTION VERSION

SECOND AMENDED & RESTATED SECURITIES PURCHASE AGREEMENT

dated as of August 11, 2010

by and among

HAMPTON ROADS BANKSHARES, INC.

and

THE PURCHASERS SIGNATORY HERETO

5.5.	Exclusive Remedies	38
ARTICLE VI	MISCELLANEOUS	39
6.1.	Survival	39
6.2.	Expenses	39
6.3.	Other Definitions	39
6.4.	Independent Nature of Purchasers’ Obligations and Rights	43
6.5.	Amendment and Waivers	44
6.6.	Amendment and Restatement of Original Agreement	44
6.7	Counterparts and Facsimile	44
6.8.	Governing Law	45
6.9.	Jurisdiction	45
6.10.	WAIVER OF JURY TRIAL	45
6.11.	Notices	45
6.12.	Entire Agreement	46
6.13.	Successors and Assigns	46
6.14.	Captions	46
6.15.	Severability	46
6.16.	Third Party Beneficiaries	46
6.17.	Public Announcements	46
6.18.	Specific Performance	47
6.19.	No Recourse	47

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LIST OF SCHEDULES AND EXHIBITS

Schedule I – Company Representations and Warranties
Schedule II – Terms of Exchange Offers
Schedule III – Knowledge
Schedule IV – Additional Disclosures

Exhibit A – Legal Opinion
Exhibit B – Form of Secretary’s Certificate
Exhibit C – Form of Officer’s Certificate
Exhibit D-1 – Accredited Investor Questionnaire
Exhibit D-2 – Stock Certificate Questionnaire
Exhibit E – Form of Voting Agreement
Exhibit F – Preferred Stock Articles of Amendment

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SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, dated as of August 11, 2010 (this “Agreement”), by and among Hampton Roads Bankshares, Inc., a Virginia corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser”, and collectively, the “Purchasers”).

RECITALS:

A. Second Amended and Restated Agreement. In connection with the execution of the Second Amended and Restated Anchor Investment Agreement, the Company and the purchasers signatory hereto desire to amend and restate, in its entirety, the Securities Purchase Agreement, dated as of May 23, 2010 (the “Original Securities Purchase Agreement”), and the Amended and Restated Securities Purchase Agreement, dated as of June 30, 2010 (the “Amended and Restated Securities Purchase Agreement”), by and among the Company and the purchasers signatory hereto.

B. The Equity Investment. The Company intends to sell up to $255,000,000 worth of newly issued equity (the “Equity Investment”) in the form of shares of $0.625 par value common stock of the Company (the “Common Stock” or “Common Shares”) to new investors in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission” or the “SEC”) under the Securities Act.

C. The Private Placement. Of such $255,000,000 amount, the Company intends to issue and sell to the Purchasers under this Agreement, and the Purchasers, severally and not jointly, intend to purchase from the Company, that number of Common Shares set forth below each such Purchaser’s name on the signature page of this Agreement, which aggregate amount for all Purchasers together shall represent approximately 20.8% of the outstanding Common Stock on an as-converted basis after giving effect to the Recapitalization (as defined below) (and assuming the Rights Offering is fully subscribed without use of the backstop commitments), for an aggregate purchase price of approximately $65,319,630 (the “Private Placement”). Subject to the satisfaction or waiver of the terms and conditions to be satisfied at or prior to the First Closing, a portion of the Common Shares to be purchased pursuant to the Private Placement shall be purchased at the First Closing and, subject to the satisfaction or waiver of the conditions to be satisfied at or prior to the Second Closing, the remainder of the Common Shares to be purchased pursuant to the Private Placement shall be purchased at the Second Closing.

D. The Anchor Investment. Of such $255,000,000 amount, the Company intends to issue and sell to one or more funds managed by Carlyle Global Financial Services Partners, L.P. (“the Carlyle Anchor Investor”) and ACMO-HR, L.L.C. (“the Anchorage Anchor Investor” and, together with the Carlyle Anchor Investor, the “Anchor Investors”; the Anchor Investors, together with the Purchasers, the “Investors”), and the Anchor Investors, severally and not jointly, intend to purchase from the Company, the number of Common Shares as will result in (i) the Carlyle Anchor Investor owning a number of Common Shares equal to approximately 23.3% of the shares of Common Stock outstanding immediately after giving effect to the Recapitalization (including the Rights Offering) for an aggregate purchase price of approximately $72,982,786 and (ii) the Anchorage Anchor Investor owning a number of Common Shares equal to 21.3% of the shares of Common Stock outstanding immediately after giving effect to the transactions contemplated by the Transaction Documents (including the Rights Offering) for an aggregate purchase price of $66,708,076 (the “Anchor Investment” and the amended and restated agreement relating thereto, the “Anchor Investment Agreement”). Subject to the satisfaction or waiver of the terms and conditions to be satisfied at or prior to the First Anchor Closing, a portion of the Common Shares to be purchased pursuant to the Anchor Investment shall be purchased at the First Anchor Closing and, subject to the satisfaction or waiver of the conditions to be satisfied at or prior to the Second Anchor Closing, the remainder of the Common Shares to be purchased pursuant to the Anchor Investment shall be purchased at the Second Anchor Closing.

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E. TARP Exchange. The United States Department of Treasury (the “Treasury”) holds (i) 80,347 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “TARP Preferred Stock”) and (ii) a warrant, dated December 31, 2008, to purchase 1,325,858 shares of the Common Stock at an exercise price of $9.09 per share (the “TARP Warrant”). On the terms and subject to the conditions set forth in a letter dated May 18, 2010 from Treasury to the Company (the “Treasury Letter”), and an Exchange Agreement to be executed by the Treasury and the Company incorporating the terms of the Treasury Letter (the “Exchange Agreement”) and the terms and conditions of Section 1.2(e) of this Agreement, the Company intends to exchange the TARP Preferred Stock for a new series of mandatorily convertible preferred stock (the “Convertible Preferred Stock”), which such shares the Company will then convert into 52,225,550 shares of Common Stock (subject to adjustment as provided therein), and to amend the TARP Warrant to, among other things, reduce the exercise price thereof to $0.40 per share (collectively, the “TARP Exchange”).

F. Exchange Offers. Prior to the First Closing, the Company intends to conduct exchange offers (the “Exchange Offers”) pursuant to which the Company will offer to exchange each share of the Non-Convertible Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) for Common Shares and each share of the Non-Convertible Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) for Common Shares, in each case on the terms set forth on Schedule II hereto.

G. Charter Amendment and Stockholder Proposals. In connection with the transactions contemplated hereby and the TARP Exchange and the Exchange Offers, the Company will call a special meeting of stockholders for the purpose of (i) increasing the authorized number of Common Shares to an amount necessary to consummate the transactions contemplated by the Transaction Documents and the other transactions referred to herein and therein, (ii) amending the terms of the Series A Preferred Stock and the Series B Preferred Stock on the terms set forth on Schedule II hereto, (iii) approving the issuance of the Common Shares pursuant to NASDAQ Marketplace Rules 5635(b) and 5635(d), (iv) approving a reverse stock split of the Common Shares, if such approval is required by the NASDAQ Marketplace Rules or as the Company otherwise deems necessary and (v) adopting certain other amendments to the Articles of Incorporation of the Company.

H. The Rights Offering. Following the First Closing, the Company will commence a rights offering providing holders of record of the Common Stock on the day prior to the First Closing Date with the right to invest in Common Stock at the same price per share paid by the Purchasers and the Anchor Investors (the “Rights Offering” and together with the Equity Investment, the TARP Exchange and the Exchange Offers, the “Recapitalization”). The rights will be non-transferable and will provide for the purchase of not less than $20 million and up to $40,000,000 of Common Stock by such existing stockholders, as determined by the Company.

I. Voting Agreements. Each of the members of the Board of Directors of the Company has entered into separate voting agreements substantially in the form of Exhibit E hereto whereby such member of the Board of Directors agrees to vote their shares of Common Stock in favor of the Stockholder Proposals.

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NOW, THEREFORE, in consideration of the foregoing mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

ARTICLE I

PURCHASE; CLOSINGS

1.1. Issuance, Sale and Purchase.

(a) At the First Closing, subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, free and clear of any Liens, the number of Common Shares set forth below such Purchaser’s name on the signature page of this Agreement for a purchase price per share of $0.40 (the “First Purchase Price”) payable by each Purchaser to the Company.

(b) At the Second Closing, subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, free and clear of any Liens, the number of Common Shares set forth below such Purchaser’s name on the signature page of this Agreement for a purchase price per share of $0.40 (the “Second Purchase Price,” together with the First Purchase Price, the “Full Purchase Price”) payable by each Purchaser to the Company.

1.2. Closings; Deliverables for Closings; Conditions of Closings.

(a) First Closing. The closing of the purchase of the Common Shares by the Purchasers pursuant to Section 1.1(a) (the “First Closing”)

(b) shall occur on the second Business Day following the satisfaction or waiver of the conditions to the First Closing set forth in Section 1.2(e) (other than those conditions that by their nature are to be satisfied at the First Closing, but subject to the satisfaction or waiver of those conditions) (provided, that the Company shall provide the Purchasers with notice of the First Closing Date and provided further that the First Closing Date shall be postponed as necessary to ensure that the First Closing Date occurs no earlier than ten (10) Business Days after the foregoing notice has been provided by the Company to the Purchasers) at the offices of Simpson Thacher & Bartlett located at 425 Lexington Avenue, New York, NY 10017 or such other date or location as agreed in writing by the parties. The date of the First Closing is referred to as the “First Closing Date.”

(c) Second Closing. The closing of the purchase of the Common Shares by the Purchasers pursuant to Section 1.1(b) (the “Second Closing”) shall occur on the date of the closing of the Rights Offering and the backstop purchase to be provided, if required, by CapGen pursuant to the CapGen Investment Agreement following the satisfaction of the conditions to the Second Closing set forth in Section 1.2(f) (other than those conditions that by their nature are to be satisfied at the Second Closing, but subject to the satisfaction or waiver of those conditions (provided, that the Company shall provide the Purchasers with notice of the Second Closing Date and provided further that the Second Closing Date shall be postponed as necessary to ensure that the Second Closing Date occurs no earlier than ten (10) Business Days after the foregoing notice has been provided by the Company to the Purchasers) at the offices of offices of Simpson Thacher & Bartlett located at 425 Lexington Avenue, New York, NY 10017 or such other date or location as agreed in writing by the parties. The date of the Second Closing is referred to as the “Second Closing Date.” The term “Closing” shall apply to the First Closing and/or the Second Closing, as applicable and the term “Closings” shall refer to the First Closing and the Second Closing, collectively. The term “Closing Date” shall apply to the First Closing Date and/or the Second Closing Date, as applicable and the term “Closing Dates” shall refer to the First Closing Date and the Second Closing Date, collectively.

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(d) First Closing Deliverables. At the First Closing the parties shall make the following deliveries:

(A) the Company shall have issued instructions to its transfer agent (the “Transfer Agent”) authorizing the issuance, in book-entry form, to Purchaser of the Common Shares specified on Purchaser’s signature page hereto (or, if the Company and such Purchaser shall have agreed, as indicated on a duly completed Stock Certificate Questionnaire in the form included as Exhibit D-2, that Purchaser will receive stock certificates for its Common Shares, then the Company shall instead instruct the Transfer Agent to issue such specified stock certificates registered in the name of such Purchaser or as otherwise set forth on such Stock Certificate Questionnaire) concurrent with the release by the Escrow Agent of the Escrow Funds pursuant to the Escrow Agreement (as such terms are defined below) to the Company;

(B) The Company shall have delivered to each Purchaser a certificate evidencing the incorporation and good standing of the Company and each of the Company Subsidiaries as of a date within ten (10) Business Days before the First Closing Date; and

(C) The Escrow Agent shall deliver concurrently with the First Closing the Escrow Funds comprising the First Purchase Price by wire transfer of immediately available funds to the account provided to the Escrow Agent by the Company at least one (1) Business Day prior to the First Closing Date (the “Company Account”); provided, however, that any Purchaser that is an investment company registered under the Investment Company Act of 1940, as amended, shall not be required to deliver the Purchase Price prior to its receipt of the Common Shares purchased by it hereunder.

(e) First Closing Conditions. (1) The respective obligations of each Purchaser, on the one hand, and the Company, on the other hand, to consummate the First Closing are each subject to the satisfaction or written waiver by the Company and the Purchasers of the following conditions prior to the First Closing:

(A) No provision of any Law and no judgment, injunction, order or decree shall prohibit the First Closing or the Second Closing or shall prohibit or restrict the Purchasers or any of their Affiliates from owning or voting any Common Shares to be purchased pursuant to the Transaction Documents;

(B) All Governmental Consents required to have been obtained at or prior to the First Closing Date in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby and thereby (including the transactions to be effected at the Second Closing) shall have been obtained and shall be in full force and effect; and

(C) The General Stockholder Proposals shall have been approved and adopted and the General Articles of Amendment shall have been duly filed with the Commonwealth of Virginia State Corporation Commission and shall be in full force and effect.

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(2) The obligation of each Purchaser to purchase the Common Shares to be purchased by it at the First Closing is also subject to the satisfaction or written waiver by such Purchaser of the following conditions prior to the First Closing:

(A) The representations and warranties of the Company set forth in Schedule I to this Agreement shall be true and correct in all respects on and as of May 23, 2010 and on and as of the First Closing Date as though made on and as of the First Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect with respect to the Company (and except that (1) representations and warranties made as of a specified date shall be true and correct as of such date and (2) the representations and warranties of the Company set forth in paragraph (b) (but only with respect to the last sentence thereof), paragraph (c), paragraph (f) and paragraph (q)(4) of Schedule I shall be true and correct in all respects;

(B) The Company shall have performed and complied with in all material respects all agreements, covenants and conditions required by this Agreement to be performed by it on or prior to the First Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, the Company shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects);

(C) The Company shall have caused each Purchaser to receive, substantially in the form set forth as Exhibit A hereto, opinions of Williams Mullen, counsel to the Company, executed by such counsel and addressed to the Purchasers;

(D) The Investors, the Company and the Escrow Agent shall have executed and delivered the Escrow Agreement (as defined below) and the Escrow Agent shall have received prior to 5:00 pm (EST) on the Business Day immediately preceding the First Closing Date Escrow Funds in an amount equal to the anticipated proceeds from the sale of the Common Shares, in each case at a price per share of $0.40, in an aggregate amount of not less than $255,000,000;

(E) Either (i) not less than 100% of the aggregate liquidation value (or liquidation preference as the case may be) of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock shall have been exchanged for Common Shares pursuant to the Exchange Offers pursuant to the terms set forth on Schedule II or (ii) (A) not less than 51% of the aggregate liquidation preference of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock shall have been exchanged for Common Shares pursuant to the Exchange Offer pursuant to the terms set forth on Schedule II and (B) the Preferred Stock Proposals shall have been approved and adopted and the Preferred Articles of Amendment shall have been duly filed with the Commonwealth of Virginia State Corporation Commission and shall be in full force and effect;

(F) There shall not be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Company or its Subsidiaries, the Purchasers or the transactions contemplated by this Agreement, by any Governmental Entity, whether in connection with the Governmental Consents specified in Section 1.2(e)(1)(B) or otherwise, which imposes any restriction or condition which any Purchaser determines, in its reasonable good faith judgment, is materially and unreasonably burdensome or would reduce the benefits of the transactions contemplated hereby to such Purchaser to such a degree that such Purchaser would not have entered into this Agreement had such condition or restriction been known to it on May 23, 2010 (any such condition or

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restriction, a “Burdensome Condition”), and, for the avoidance of doubt, any requirements to disclose the identities of limited partners, shareholders or members of any Purchaser or its Affiliates or investment advisers shall be deemed a Burdensome Condition unless otherwise determined by such Purchaser in its sole discretion;

(G)(1) All of the Convertible Preferred Stock issued by the Company shall have been Tier 1 capital at all times while outstanding under applicable Law and Federal Reserve regulations and guidelines, unless all conditions to conversion of all shares of Convertible Preferred Stock were satisfied or waived in writing prior to the issuance of such shares and such Convertible Preferred Stock was issued and converted into Common Stock on the same day; and (2) contemporaneously with the First Closing, all of the TARP Preferred Stock shall have been exchanged for or converted into 55,225,550 shares of Common Stock, directly or through an exchange into and conversion of the Convertible Preferred Stock into Common Stock immediately following and on the same day the Convertible Preferred Stock was issued;

(H) The TARP Warrants shall have been amended to reflect the reduced conversion price of $0.40 per share pursuant to the terms and conditions of the Treasury Letter;

(I) At any time after May 23, 2010, the Company shall not have agreed to enter into or entered into (a) any agreement or transaction in order to raise capital or (b) any transaction that resulted in, or would result in if consummated, a Change in Control of the Company, in each case, other than in connection with the transactions contemplated by the Transaction Documents;

(J) Each Purchaser shall have received a certificate of the Secretary of the Company, in the form attached hereto as Exhibit B (the “Secretary’s Certificate”), dated as of the First Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Common Shares in the Equity Investment, (b) certifying the current versions of the Articles of Incorporation, as amended, and by-laws, as amended, of the Company and (c) certifying as to the signatures and authority of individuals signing this Agreement and related documents on behalf of the Company;

(K) Each Purchaser shall have received a certificate, dated as of the First Closing Date, signed on behalf of the Company by a senior executive officer substantially in the form of Exhibit C attached hereto certifying to the effect that the conditions set forth in Section 1.2(c)(2)(A) and Section 1.2(c)(2)(B) have been satisfied on and as of the First Closing Date;

(L) The Common Stock, including the Common Shares issued hereunder, (i) shall be designated for listing and quotation on the Nasdaq Stock Market and (ii) shall not have been suspended, as of the First Closing Date, by the Commission or the Nasdaq Stock Market from trading on the Nasdaq Stock Market;

(M) The purchase by the Purchaser of the number of Common Shares specified in the signature block of such Purchaser shall not (i) cause such Purchaser or any of its Affiliates to violate any federal or state banking law or regulation, (ii) require such Purchaser or any of its Affiliates to file a prior notice with the Federal Reserve or its

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delegee under the CIBC Act or the BHC Act or file a prior notice with the Virginia Bureau of Financial Institutions or obtain the prior approval of any federal or state bank regulator or (iii) cause such Purchaser, together with any other person whose ownership of voting securities of the Company would be aggregated with such Purchaser’s ownership of voting securities of the Company for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time; and

(N) Since May 23, 2010, a Material Adverse Effect shall not have occurred and no change or other event shall have occurred that, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect.

(3) The obligations of the Company hereunder to issue and sell the Common Shares to each Purchaser at the First Closing is subject to the satisfaction or written waiver by the Company of the following conditions prior to the First Closing:

(A) The representations and warranties of each Purchaser set forth in this Agreement shall be true and correct in all respects on and as of May 23, 2010 and on and as of the First Closing Date as though made on and as of the First Closing Date except where the failure to be true and correct (without regard to any materiality qualifications contained therein) would materially adversely affect the ability of such Purchaser to perform its obligations hereunder;

(B) The Company shall have received from each Purchaser a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits D-1 and D-2 , respectively; and

(C) Each Purchaser has performed and complied with in all material respects all agreements, covenants and conditions required by this Agreement to be performed by it on or prior to the First Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, each Purchaser shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects).

(f) Second Closing Deliverables. At the Second Closing the parties shall make the following deliveries:

(A) The Company shall have delivered (or shall deliver concurrently with the Second Closing) to each Purchaser the number of the Common Shares to be purchased pursuant to Section 1.1(b), registered in the name of such Purchaser.

(B) Each Purchaser shall deliver concurrently with the Second Closing such Purchaser’s portion of the Second Purchase Price as provided in Section 1.1(b) by wire transfer of immediately available funds to the account provided to the Company at least one (1) Business Day prior to the Second Closing Date;

(C) The Company shall have delivered to such Purchasers such other documents relating to the purchase and sale of the Common Shares contemplated by this Agreement as such Purchasers shall have reasonably requested in connection with the Second Closing; and

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(D) The Escrow Agent shall deliver concurrently with the Second Closing the Escrow Funds comprising the Second Purchase Price by wire transfer of immediately available funds to the Company Account; provided, however, (i) that any Purchaser that is an investment company registered under the Investment Company Act of 1940, as amended, shall not be required to deliver the Purchase Price prior to its receipt of the Common Shares purchased by it hereunder, and (ii) the Escrow Agent shall not be required to deliver the Escrow Funds comprising the Second Purchase Price to the Company after June 30, 2011, and after such date shall instead return to each Purchaser their portion of the Second Purchase Price.

(g) Second Closing Conditions. The respective obligations of each Purchaser, on the one hand, and the Company, on the other hand, to consummate the Second Closing are each subject to the satisfaction of the following conditions prior to the Second Closing:

(A) The First Closing shall have been consummated in accordance with the terms of this Agreement;

(B) The Rights Offering shall have been consummated in accordance with the terms of this Agreement;

(C) The Company shall have received (or shall receive concurrently with the Second Closing) proceeds from the sale of the Common Shares pursuant to the Private Placement, the Anchor Investment and the Rights Offering, in each case at the purchase prices set forth herein and at a price per share of $0.40, an aggregate amount of not less than $275,000,000;

(D) The conditions stated in Section 1.2(e)(2)(M) and (N) shall remain satisfied as of the Second Closing Date;

(E) The representations and warranties of the Company set forth in paragraphs (f) and (ii) of Schedule I shall be true and correct in all respects; and

(F) The representations and warranties of the Purchasers in Section 2.3(a) through (h) shall be true and correct in all respects.

1.3. Escrow.

Prior to Closings, each of the Investors, the Company and Mellon Investors LLC (the “Escrow Agent”) shall have entered into an escrow agreement substantially in the form customarily provided by the Escrow Agent, subject to such modifications as may be mutually agreed to conform such agreement to the transactions contemplated by the Transaction Documents (the “Escrow Agreement”). The Escrow Agreement will provide that (a) no later than 5:00 pm (EST) on the Business Day immediately preceding the First Closing, each of the Purchasers shall deposit into escrow by wire transfer of immediately available funds the Full Purchase Price applicable for the purchase of the number of Common Stock set forth on such Purchaser’s signature page (collectively, the “Escrow Funds”) and (b) the Escrow Funds shall be disbursed to the Company Account only after (i) with respect to the First Closing, all of the conditions contained in Section 1.2(e)(2) of this Agreement, and (ii) with respect to the Second Closing, all of the conditions contained in Section 1.2 (g) of this Agreement, have been satisfied or waived by each of the Purchasers.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1. Certain Terms.

(a) As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, would reasonably be expected to (i) result in a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) materially impair or delay the ability of the Company or any of the Company Subsidiaries to perform its or their obligations under the Transaction Documents to consummate the Closings or any of the transactions contemplated hereby or thereby; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from (A) actions or omissions of the Company or any Company Subsidiary expressly required by the terms of the Transaction Documents; (B) changes, after May 23, 2010, in general economic conditions in the United States, including financial market volatility or downturn, (C) changes, after May 23, 2010, affecting generally the industries or markets in which the Company operates, (D) acts of war, sabotage or terrorism, military actions or the escalation thereof, or outbreak of disease, (E) any changes, after May 23, 2010, in applicable Laws or accounting rules or principles, including changes in GAAP, (F) the announcement or pendency of the transactions contemplated by the Transaction Documents or (G) any failure by the Company or any of the Company Subsidiaries to meet any internal projections or forecasts with regard to the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the determination of whether a Material Adverse Effect has occurred may be taken into account in determining whether there has been a Material Adverse Effect); provided further, however, that any circumstance, event, change, development or effect referred to in clauses (B), (C), (D) or (E) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such circumstance, event, change, development or effect has a disproportionate effect on the Company compared to other participants in the industries or markets in which the Company operates; provided, further, however, that the parties agree that the facts, events or occurrences described on Schedule IV attached hereto shall not constitute a Material Adverse Effect.

(b) As used in this Agreement, the term “Previously Disclosed” with regard to (1) any party means information set forth on its Disclosure Schedule corresponding or responsive to the provisions of this Agreement to which such information relates, provided, however, that if such information is disclosed in such a way as to make its relevance or applicability to another provision of this Agreement reasonably apparent on its face, such information shall be deemed to be responsive to such other provision of this Agreement, (2) the Company includes information regarding the Company set forth on Schedule IV attached hereto and (3) the Company, includes information publicly disclosed by the Company in (A) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed by it with the Commission, (B) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed by it with the Commission or (C) any Current Report on Form 8-K filed or furnished by it with the Commission since January 1, 2010 available prior to May 23, 2010 (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature). Notwithstanding anything in

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this Agreement to the contrary, the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Purchasers, as applicable.

2.2. Representations and Warranties of the Company.

Except as Previously Disclosed (other than with respect to paragraphs (a), (d)(1), (d)(3), (e), (l), (n), (o), (p), (u), (v), (w), (y), (bb), (dd), (ee), (gg), (ii), (jj), (kk) and (ll) of Schedule I), the Company hereby makes to each of the Purchasers, as of May 23, 2010 and as of the First Closing Date (except for the representations and warranties that are as of a specific date which shall be made as of that date), those representations and warranties set forth in Schedule I attached hereto and made a part hereof.

2.3. Representations and Warranties of Purchasers.

Except as Previously Disclosed, each Purchaser, severally and not jointly, hereby represents and warrants to the Company, as of June 30, 2010, and as of the First Closing Date (except for the representations and warranties that are as of a specific date which shall be made as of that date), for itself and for no other Purchaser, that:

(a) Organization and Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely impair or delay such Purchaser’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(b) Authorization; Compliance with Other Instruments.

A. Such Purchaser has the necessary power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The execution, delivery and performance of this Agreement to which such Purchaser is a party and the consummation of the transactions contemplated hereby have been duly authorized by such Purchaser’s respective board of directors, general partner, managing members, investment committee, investment adviser or other authorized person, as the case may be, and no further approval or authorization by any of its stockholders, partners or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by such Purchaser and, assuming due authorization, execution and delivery by the Company and the other parties hereto, is the valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

B. Neither the execution, delivery and performance by such Purchaser of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by such Purchaser with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of

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termination or acceleration of, or result in the creation of any Liens upon any of the properties or assets of such Purchaser under any of the terms, conditions or provisions of (i) such Purchaser’s articles of incorporation or by-laws, its certificate of limited partnership or partnership agreement or its similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Purchaser is a party or by which such Purchaser may be bound, or to which such Purchaser or any of the properties or assets of such Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph (and assuming the correctness of the representations and warranties of the Company and the other parties to this Agreement), violate any Law applicable to such Purchaser or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c) Governmental Consents. Assuming the correctness of the representations and warranties of (i) the Company and the other parties to this Agreement set forth herein and (ii) the Company and the Anchor Investors set forth in the Anchor Investment Agreement, no Governmental Consents are necessary to be obtained by such Purchaser for the consummation of the transactions contemplated by this Agreement.

(d) Purchase for Investment. Such Purchaser acknowledges that the Common Shares have not been registered under the Securities Act or under any state securities laws. Such Purchaser (1) is acquiring the Common Shares pursuant to an exemption from registration under the Securities Act and other applicable securities laws solely for investment with no present intention to distribute any of the Common Shares to any Person, (2) will not sell or otherwise dispose of any of the Common Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Common Shares and of making an informed investment decision and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(e) Brokers and Finders. Neither such Purchaser, nor its respective Affiliates nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for such Purchaser in connection with this Agreement or the transactions contemplated hereby.

(f) Investment Decision. Such Purchaser has made an independent investment decision with respect to the transactions contemplated under this Agreement and, except as Previously Disclosed, there are no agreements or understandings between such Purchaser or any of its Affiliates and (i) any of the Investors (including the other Purchasers) or any of their respective Affiliates, (ii) the Company or (iii) the Company’s Subsidiaries.

(g) Financial Capability. At each Closing, such Purchaser shall have available funds necessary to consummate such Closing on the terms and conditions contemplated by this Agreement.

(h) Non-Reliance. Without limiting its rights to rely on the representations and warranties of the Company contained in this Agreement, in making its investment in the Common

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Shares, such Purchaser is not relying on the advice or recommendations of the Company, the Anchor Investors, CapGen, the Placement Agents or any of their respective affiliates. Purchaser acknowledges and confirms that neither the Placement Agents nor the Anchor Investors nor any of their respective affiliates has assumed any responsibility for any of the information made available in connection with the offer of the Common Shares. Purchaser further acknowledges that none of the Placement Agents, the Anchor Investors nor CapGen, nor any of their respective affiliates makes any representations or warranties as to the information made available in connection with the offer of Common Shares. Purchaser has not relied on any investigation that the Placement Agents, the Anchor Investors or CapGen, or any of their respective affiliates or any persons acting on their behalf may have conducted with respect to the Common Shares or the Company.

(i) No Other Representations or Warranties. Except as set forth in this Agreement and any other documents delivered in connection with the Closing of the transactions contemplated by this Agreement, such Purchaser makes no representation or warranty, expressed or implied, at law or in equity, in respect of such Purchaser or such Purchaser’s business or prospects, and any such other representations or warranties are hereby expressly disclaimed; and the Company understands and agrees that none of such Purchaser, its advisors or any of its affiliates or Representatives shall have any liability whatsoever to the Company relating to or resulting from the use of information provided to the Company except to the extent expressly provided for in this Agreement and any other documents delivered in connection with the First Closing of the transactions contemplated by this Agreement.

ARTICLE III

COVENANTS

3.1. Confidentiality. Except as may be required by Laws or as otherwise expressly contemplated herein, each Purchaser or their respective Affiliates, employees, agents, and representatives will not disclose to any third party the existence of this Agreement, the subject matter or terms hereof or information concerning the business or affairs of the Company that it may have acquired from such party in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby without the prior written consent of the Company; provided, that any Purchaser may disclose any such information as follows: (a) to such Purchaser’s Affiliates and its or its Affiliates’ employees, lenders, counsel, accountants, agents or advisors, the actions for which the applicable party will be responsible; (b) to comply with any applicable Law, provided that prior to making any such disclosure the Purchaser making the disclosure notifies the Company of any proceeding of which it is aware which may result in disclosure and uses its commercially reasonable efforts to limit or prevent such disclosure; (c) to the extent that the information is or becomes generally available to the public through no fault of the Purchaser or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession (on a non-confidential basis) of the Purchaser making such disclosure prior to receipt of such information; (e) to the extent that the party that received the information independently develops the same information without in any way relying on any such information; or (f) to the extent that the same information becomes available to the party making such disclosure on a non-confidential basis from a source other than a Purchaser or its Affiliates, which source, to the disclosing Purchaser’s knowledge, is not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation to the Company.

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3.2. Stockholder Meetings.

(a) The Company shall call a meeting of its stockholders, to be held as promptly as practicable after May 23, 2010, and in no event later than October 28, 2010, to vote on (1) proposals to amend the Series A Preferred Stock and the Series B Preferred Stock pursuant to the Articles of Amendment attached hereto as Exhibit F (the “Preferred Stock Articles of Amendment”) (the “Preferred Stock Proposals”), (2) proposals to amend the Articles of Incorporation (A) to increase the number of authorized shares of Common Stock to at least 1,000,000,000 shares or such larger number as the Board of Directors determines in its reasonable judgment is necessary to effectuate the transactions contemplated by this Agreement and by the Recapitalization, and (B) to effectuate a reverse stock split of shares of the Common Stock to comply with NASDAQ listing requirements and (3) proposals to approve the issuance of the Common Shares under this Agreement and the Anchor Investment Agreement and in connection with the other Recapitalization transactions pursuant to the applicable NASDAQ Marketplace Rules (the stockholder proposals described in clauses (2) and (3), the “General Stockholder Proposals”). The Board of Directors shall unanimously recommend to the Company’s stockholders that such stockholders approve the General Stockholder Proposals and, if applicable, the Preferred Stock Proposals and shall take all other actions necessary to adopt such proposals if approved by the stockholders of the Company. In connection with each of the meetings at which such proposals will be voted on, the Company shall promptly prepare and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such stockholder approval and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders as promptly as practicable after clearance thereof by the SEC. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail or otherwise disseminate to its stockholders such an amendment or supplement. The Company agrees promptly to correct any information if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail or otherwise disseminate to its stockholders an amendment or supplement to correct such information to the extent required by applicable Laws. The recommendation made by the Board of Directors described in this Section 3.2(a) shall be included in the proxy statement filed in connection with obtaining such stockholder approval. Upon approval and adoption of any of the General Stockholder Proposals and Preferred Stock Proposals, if applicable, the Company shall promptly file the General Articles of Amendment and the Preferred Stock Articles of Amendment, as applicable, with the Commonwealth of Virginia State Corporation Commission.

(b) In the event that the approval of any of the Stockholder Proposals described in this Section 3.2 is not obtained at such stockholders meeting, the Company shall include a proposal to approve (and the Board of Directors shall unanimously recommend approval of) each such proposal at a meeting of its stockholders no less than once in each subsequent sixty-day period beginning on the day following such initial stockholders meeting until all such approvals are obtained or made.

(c) The Company shall amend the Articles of Incorporation to reduce the par value per share of Common Stock to a nominal amount, which shall be less than the Purchase Price divided by the number of Common Shares to be purchased by the Purchasers hereunder, and the Company shall file Articles of Amendment reflecting such new par value per share of Common Stock.

3.3. Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to such Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all Laws imposing such taxes will be or will have been complied with.

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3.4. Legend.

(a) The Purchasers agree that all certificates or other instruments representing the securities subject to this Agreement shall bear a legend substantially to the following effect, until such time as they are not required under Section 3.4(b) or applicable law (and, with respect to Common Shares held in book-entry form, the Company’s transfer agent will record such a legend on the share register):

“(i) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 30, 2010, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

(b) Following the earlier of (i) the effective date of a resale registration statement covering such Common Shares or (ii) Rule 144 becoming available for the resale of the Common Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Common Shares and without volume or manner-of-sale restrictions, the Company shall instruct the Company’s transfer agent to remove or cause to be removed the legend set forth in Section 3.4(a) from the certificates representing the Common Shares or from the notation in the share register relating to the Common Shares, as applicable, and shall cause its counsel to issue any legend removal opinion required by the transfer agent. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing such Common Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any required representation letter, deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Common Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 3.4(b). Certificates for Common Shares free from all restrictive legends may be transmitted by the transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company as directed by such Purchaser. Each Purchaser acknowledges that the securities have not been registered under the Securities Act or under any state securities laws and agrees that it shall not sell or otherwise dispose of any of the securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

3.5. Continued Listing Authorization. The Company shall take all steps necessary to prevent the Common Shares from being delisted from the NASDAQ, including, without limitation, effecting a reverse stock split of the Common Stock, if necessary, to comply with NASDAQ Listing Rule 5450(a)(1).

3.6. Registration Rights.

(a) Registration.

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(1) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable (and in any event no later than the date that is 15 days) after the First Closing (the “Filing Deadline”), the Company shall have prepared and filed with the SEC one or more Shelf Registration Statements covering the resale of all of the Registrable Securities (or, if permitted by the rules of the SEC, otherwise designate an existing Shelf Registration Statement filed with the SEC to cover such Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable (and in any event no later than the Effectiveness Deadline) and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until the time as there are no such Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). Notwithstanding the registration obligations set forth in this Section 3.6(a)(1), in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial Shelf Registration Statement as required by the Commission and/or (ii) withdraw the initial Shelf Registration Statement and file a new Shelf Registration Statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on such form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or new Shelf Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other shares of Common Stock permitted to be registered on a particular Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other shares of Common Stock to be registered on such Shelf Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate the shares of Common Stock to be included by any Person other than a Holder; second, the Company shall reduce or eliminate any shares of Common Stock to be included by any Affiliate of the Company; and third, the Company shall reduce the number of Registrable Securities to be included by all Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders, subject to a determination by the Commission that certain Holders must be reduced before other Holders based on the number of Registrable Securities held by such Holders. In the event the Company amends the initial Shelf Registration Statement or files a new Shelf Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on such form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial Shelf Registration Statement, as amended, or the new Shelf Registration Statement. No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

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(2) Except as provided in Section 3.6(a)(7), any registration pursuant to this Section 3.6(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If the Purchasers or any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 3.6(c). The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed.

(3) [Intentionally Omitted]

(4) If the Company proposes to register any of its securities, whether or not for its own account (including, without limitation, pursuant to the exercise of any demand registration rights by either Anchor Investor pursuant to the Anchor Investment Agreement), other than a registration pursuant to Sections 3.6(a)(1) or 3.6(a)(7) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company shall give prompt written notice to the Purchasers and all other Holders of its intention to effect such a registration (but in no event less than ten Business Days prior to the anticipated filing date) and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten Business Days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3.6(a)(4) prior to the effectiveness of such registration, whether or not the Purchasers or any other Holders have elected to include Registrable Securities in such registration.

(5) If the registration referred to in Section 3.6(a)(4) is proposed to be underwritten, the Company shall so advise the Purchasers and all other Holders as a part of the written notice given pursuant to Section 3.6(a)(4). In such event, the right of the Purchasers and all other Holders to registration pursuant to this Section 3.6(a)(4) shall be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person shall (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Purchasers.

(6) In the event (x) that the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under

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the Shelf Registration Statement pursuant to Section 3.6(a)(2) or (y) that a Piggyback Registration under Section 3.6(a)(4) relates to an underwritten offering, and in any such case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, solely in the case of a Piggyback Registration under Section 3.6(a)(4) relating to a primary offering on behalf of the Company, any securities the Company proposes to sell for its own account, (ii) second, Common Stock and other securities of the Company issued to Treasury, (iii) third, Registrable Securities of (A) the Purchasers and all other Holders who have requested registration of Registrable Securities pursuant to Sections 3.6(a)(2) or 3.6(a)(4), as applicable, and (B) any Anchor Investor that has requested registration of its Registrable Securities pursuant to the exercise of the demand registration rights provided in the Anchor Investment Agreement, in each case, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iv) fourth, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(7) In addition to any Shelf Registration Statement, the Company shall prepare and file with the SEC, and use its reasonable best efforts thereafter to cause to be effective, registration statements permitting the sale and distribution in an underwritten offering of up to that number of Registrable Securities equal, in each case, to 25% of the Registrable Securities outstanding as of the First Closing Date (as to each such underwritten offering, the “Offering Ceiling”) (i) first, as soon as practicable after the date twelve months after the First Closing Date (the “First Secondary Offering Registration”), and (ii) second, as soon as practicable after the date twelve months after the closing of the First Secondary Offering Registration (the “Second Secondary Offering Registration” and, together with the First Secondary Offering Registration, the “Secondary Offering Registrations”; each, a “Secondary Offering Registration”). Each such offering shall be underwritten by one or more managing underwriter selected by the holders of a majority of the Registrable Securities to be distributed, and shall be effected on a “best efforts” basis unless otherwise agreed by the Company, Holders of a majority of the Registrable Securities to be distributed and the managing underwriters of such registration. With respect to each Secondary Offering Registration, the Company shall give prompt written notice to the Investors of its intention to effect such Secondary Offering Registration (but, in each case, no less than ten Business Days prior to the anticipated filing date), and shall include in such Secondary Offering Registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein from an Investor within five (5) Business Days of the Company’s notice pursuant to this Section 3.6(a)(7), provided that the Anchor Investors shall only be permitted to participate in the Second Secondary Offering Registration. In the event that the amount of Registrable Securities requested to be included by Holders in either Secondary Offering Registration exceeds the Offering Ceiling for such registration, the amount of Registrable Securities requested to be included therein by each Holder shall be reduced proportionally based on its pro rata ownership of the Registrable Securities as of the First Closing Date. As to each Secondary Offering Registration, if the managing underwriters of the underwritten offering to which it relates advise the Company that in

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their reasonable opinion the number of Registrable Securities requested to be included in such offering (after giving effect to any proportional reduction to a level not in excess of the Offering Ceiling) exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, Common Stock and other securities of the Company issued to the Treasury, (ii) second, Registrable Securities of the Purchasers and all other Holders, pro rata on the basis of the aggregate number of such securities or shares owned by each such Person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of the Transaction Documents.

(8) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities under Section 3.6(a)(1), the Company shall (i) register the resale of the Registrable Securities on another appropriate form, including, without limitation, Form S-1, and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders selling in such registration pro rata on the basis of the aggregate number of securities or shares being sold.

(c) Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(1) The Company shall, by 9:30 a.m. New York City time on the first Business Day after the Effective Date of a Shelf Registration Statement, file a final prospectus with the SEC, as required by Rule 424(b)under the Securities Act.

(2) Provide to each Holder a copy of any disclosure regarding the plan of distribution or the selling Holders, in each case, with respect to such Holder, at least three (3) Business Days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that includes such information.

(3) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 3.6(c), and keep such registration statement effective or such prospectus supplement current.

(4) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in

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connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(5) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(6) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(7) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).

(8) Within one Business Day after such event, give written notice to the Holders (which notice shall not contain any material non-public information):

(A) when any registration statement filed pursuant to Section 3.6(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

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(E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 3.6(c)(12) cease to be true and correct.

(9) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 3.6(c)(8)(C) at the earliest practicable time.

(10) Upon the occurrence of any event contemplated by Section 3.6(c)(7) or 3.6(c)(8)(E) and subject to the Company’s rights under Section 3.6(d), the Company shall promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(11) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(12) In the event of an underwritten offering pursuant to Section 3.6(a)(2) or Section 3.6(a)(4) or conducted pursuant to Section 3.6(a)(7), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and the Company Subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the applicable registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any,

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such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(13) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information, in each case, reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(14) Cause all such Registrable Securities to be listed on each securities exchange on which the same class of securities issued by the Company are then listed or, if the same class of securities is not then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities of such class to be listed on the NASDAQ Stock Market.

(15) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(16) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice (each such suspension, a “Suspension Period”). No single Suspension Period shall exceed 30 consecutive days, and during any 365 day period, the aggregate of all Suspension Periods shall not exceed an aggregate of 60 days.

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(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(1) Neither the Purchasers nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.6(c) as to a selling Holder that such selling Holder, and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g) Indemnification.

(1) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such Loss is based solely upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnitee and shall survive the transfer of the Registrable Securities by the Holders.

(2) If any proceeding shall be brought or asserted against any Indemnitee, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel

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reasonably satisfactory to the Indemnitee and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnitee to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Company.

An Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnitees unless: (1) the Company has agreed in writing to pay such fees and expenses; (2) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnitee and the Company; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees. The Company shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any pending proceeding in respect of which any Indemnitee is a party, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 3.6(g)(2)) shall be paid to the Indemnitee, as incurred, within twenty (20) Business Days of written notice thereof to the Company; provided, that the Indemnitee shall promptly reimburse the Company for that portion of such fees and expenses applicable to such actions for which such Indemnitee is finally judicially determined to not be entitled to indemnification hereunder). The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 3.6(g), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(3) If the indemnification provided for in Section 3.6(g)(1) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such

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statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.6(g)(3) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.6(g)(1). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(4) The indemnity and contribution agreements contained in this Section 3.6(g) are in addition to any liability that the Company may have to the Indemnitees and are not in diminution or limitation of the indemnification provisions under Article V of this Agreement.

(h) Assignment of Registration Rights. The rights of each Purchaser to registration of Registrable Securities pursuant to Section 3.6(a) may be assigned by such Purchaser to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than $1,000,000 in Registrable Securities and (ii) such transfer is permitted under the terms hereof; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i) Holdback. With respect to any underwritten offering of Registrable Securities by the Purchasers or other Holders pursuant to this Section 3.6, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 90 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

(j) Rule 144; Rule 144A Reporting. With a view to making available to the Purchasers and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(1) make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2) so long as a Purchaser or a Holder owns any Registrable Securities, furnish to such Purchaser or such Holder forthwith upon request: (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (y) a copy of the most recent annual or quarterly report of the Company; and (z) such other reports and documents as the Purchaser or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

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(3) to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k) As used in this Section 3.6, the following terms shall have the following respective meanings:

(1) “Effective Date” means the date that the Shelf Registration Statement filed pursuant to Section 3.6(a)(1) is first declared effective by the Commission.

(2) “Effectiveness Deadline” means, with respect to the initial Shelf Registration Statement required to be filed pursuant to Section 3.6(a)(1), the earlier of (i) the 90th calendar day following the First Closing Date and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

(3) “Holder” means (i) the Purchasers and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 3.6(h) hereof and (ii) the Anchor Investors and any other holder of Registrable Securities to whom the registration rights conferred by the Anchor Investment Agreement have been transferred in compliance with Section 3.14(h) thereof.

(4) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(5) “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

(6) “Registrable Securities” means (A) all Common Stock held by the Investors from time to time and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (A) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities shall not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be immediately sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in

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which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(7) “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 3.6, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show,” the reasonable fees and disbursements of Holders’ Counsel (not to exceed $25,000), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(8) “Rule 144,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(9) “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

(10) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

At any time, any holder of Registrable Securities (including any Holder) may elect to forfeit its rights set forth in this Section 3.6 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 3.6(a)(4)-(7) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 3.6(g) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 3.6(k), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 3.6(a)(2) , 3.6(a)(4) or 3.6(a)(7) prior to the date of such Holder’s forfeiture.

3.7. Certain Other Transactions.

(a) Prior to the Second Closing, notwithstanding anything in the Transaction Documents to the contrary, the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a Change in Control unless such third party shall have provided prior assurance in writing to the Purchasers (in a form that is reasonably satisfactory to the Purchasers) that the terms of the Transaction Documents shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect Subsidiary. For the avoidance of doubt, it is understood and agreed that, in the event that a Change in Control occurs on or prior to the Second Closing, the Purchasers shall maintain the right under this Agreement to acquire, pursuant to the terms and conditions of the this

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Agreement, the Common Stock (or such other securities or property (including cash) into which the Common Stock may have become exchangeable as a result of such Change in Control), as if both of the Closings (or the Second Closing, if the First Closing has already occurred) had occurred immediately prior to such Change in Control, including, for the avoidance of doubt, the Common Stock issuable pursuant to warrants to be issued pursuant to the Carlyle Investor Letter, the Anchorage Investor Letter, and the CapGen Investor Letter.

(b) In the event that, at or prior to either Closing, (i) the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock issued and outstanding is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction, (ii) the Company fixes a record date that is at or prior to the applicable Closing Date for the payment of any non-stock dividend or distribution on the Common Stock other than any ordinary cash dividends, then the number of shares of Common Stock to be issued to the Purchasers at the applicable Closing under this Agreement, together with the applicable per share price (and the number of shares and per share price pursuant to the Rights Offering and the backstop commitment), shall be equitably adjusted and/or the shares of Common Stock to be issued to the Purchasers at the applicable Closing under this Agreement shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide the Purchasers with substantially the same economic benefit from this Agreement as the Purchasers had prior to the applicable transaction. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate Purchase Price or any component, or the aggregate percentage of shares to be purchased by any Purchaser thereof be changed by the foregoing.

(c) Notwithstanding anything in the foregoing, the provisions of this Section 3.7 shall not be triggered by (i) the transactions contemplated by this Agreement (other than the reverse stock split and related matters) or (ii) any issuances of options, restricted stock units or other equity-based awards granted to newly-appointed directors, employees or consultants of the Company at or around the same time as the transactions contemplated by this Agreement to such Persons, including upon exercise of any such options (not to exceed 2.5% of the Capital Stock of the Company on a fully-diluted basis).

(d) The reverse stock split contemplated by this Agreement shall not occur prior to the issuance of the warrants pursuant to the Carlyle Investor Letter, the Anchorage Investor Letter and the CapGen Investor Letter.

3.8. Articles of Amendment. In connection with the First Closing, the Company shall file the Articles of Amendment in the Commonwealth of Virginia, and such Articles of Amendment shall continue to be in full force and effect as of the First Closing Date and the Second Closing Date.

3.9. Limitation on Beneficial Ownership. Notwithstanding anything to the contrary in the Transaction Documents, neither the Company nor any Company Subsidiary shall take any action (including any redemption, repurchase, or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Purchasers are not given the right to participate in such redemption, repurchase or recapitalization to the extent of the Purchaser’s pro rata proportion), that would cause any Purchaser’s ownership of voting securities of the Company (together with the ownership by such Purchaser’s Affiliates (as such term is used under the BHC Act) of voting securities of the Company) to increase above 9.9% of any class of voting securities of the Company, without the prior written consent of such affected Purchaser, or to increase to an amount that would constitute “control” under the BHC Act or the CIBC Act, or otherwise

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cause any Purchaser to “control” the Company under and for purposes of the BHC Act or the CIBC Act. Notwithstanding anything to the contrary in this Agreement or any Transaction Document, no Purchaser (and its Affiliates or any other Persons with which it is acting in concert) will be entitled to purchase a number of Common Shares that would result in such Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) or the owner for purposes of any banking law or regulation of more than 9.9% of the number of shares of Common Stock issued and outstanding. Notwithstanding anything to the contrary in this Agreement, no Purchaser shall have the ability to exercise any voting rights of any securities in excess of 9.9% of any class of voting securities of the Company. In the event that either the Company or any Company Subsidiary breaches its obligations under this Section 3.9 or believes that it is reasonably likely to breach such obligations, it shall promptly notify the other parties hereto and shall cooperate in good faith with such parties to modify an ownership or other arrangement or take such actions and make such other arrangements, in each case, as is necessary to cure or avoid such breach.

3.10. Notice of Certain Events. Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to each Closing that would constitute a violation or breach of this Agreement (or a breach of any representation or warranty contained herein) or, if the same were to continue to exist as of applicable Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Section 1.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware which would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of May 23, 2010. Notwithstanding the foregoing, neither party shall be required to take any action that would jeopardize such party’s attorney-client privilege.

3.11. Preemptive Rights.

(a) Sale of New Securities. Until the earlier of (x) the first-year anniversary of the First Closing or (y) such date as such Purchaser sells or otherwise disposes of more than 50% of the Common Shares acquired by it in the Equity Investment (as adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization), at any time that the Company proposes to make any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into or exercisable for equity or that includes an equity component (such as, an “equity” kicker) (including any hybrid security) (any such security, a “New Security”) (other than the issuance and sale of securities (i) in connection with the Rights Offering and the Second Closing; (ii) to employees, officers, directors or consultants of the Company pursuant to employee benefit plans or compensatory arrangements approved by the Board of Directors (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements); (iii) as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction; or (iv) securities issued pursuant to the Troubled Assets Relief Program (“TARP”) or any similar United States Government Program) such Purchaser shall first be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by Law and the Articles of Incorporation and By-Laws of the Company, such Purchaser may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of such New Securities to be offered in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The New Securities that a Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number

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of shares of Common Stock held by the such Purchaser and its Affiliates (assuming full conversion or exercise of any securities convertible into or exercisable for Common Stock) and the denominator of which is the number of shares of Common Stock then outstanding immediately preceding any offering of New Securities. Notwithstanding anything herein to the contrary, in no event shall a Purchaser have the right to purchase securities hereunder to the extent that such purchase would result in such Purchaser exceeding the ownership limitations of the Purchasers set forth in Section 3.9.

(b) Notice. In the event the Company proposes to offer or sell New Securities that are subject to a Purchaser’s rights under Section 3.11(a), it shall give such Purchaser written notice of its intention, specifying the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), at least thirty (30) days prior to the proposed offer, issuance or sale. A Purchaser shall have twenty-five (25) days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 3.11 and as to the amount of New Securities such Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 3.11(a). Such notice shall constitute a non-binding agreement of such Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of a Purchaser to respond within such twenty-five (25) day period shall be deemed to be a waiver of such Purchaser’s rights under this Section 3.11 only with respect to the offering described in the applicable notice. Notwithstanding anything to the contrary herein in this section, the provisions of subclause (b) hereto shall not be applicable to any New Securities offered or issued at the written direction of the applicable federal regulator of the Company or its banking subsidiaries.

(c) Purchase Mechanism. If a Purchaser exercises its rights provided in this Section 3.11, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within sixty (60) days after the giving of notice of such exercise, provided that, if such issuance is subject to regulatory approval, such sixty (60)-day period shall be extended until the expiration of ten (10) Business Days after all such approvals have been received, but in no event later than one-hundred-twenty (120) days from the date of the Company’s initial notice pursuant to Section 3.11(b). Each of the Company and the Purchasers agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any Law necessary in connection with the offer, sale and purchase of, such New Securities.

(d) Failure of Purchase. In the event a Purchaser fails to exercise its rights provided in this Section 3.11 within the twenty-five (25) day period described in Section 3.11(b) or, if so exercised, such Purchaser is unable to consummate such purchase within the time period specified in Section 3.11(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled during the period of 90 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the Common Stock covered thereby shall be consummated, if at all, within 30 days from the date of such agreement) to sell the Common Stock not elected to be purchased pursuant to this Section 3.11 or which such Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon other terms that, taken in the aggregate, are not more favorable to the purchasers of such securities than were specified in the Company’s notice to the Purchasers. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 90 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the Common Stock or entered into an agreement to sell the Common Stock within such 90-day period (or sold and issued Common

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Stock in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 90 days from the date of such agreement)), the Company shall not thereafter offer, issue or sell such Common Stock without first offering such securities to the Purchasers in the manner provided above.

(e) Non-Cash Consideration. In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors; provided, however, that such fair value as reasonably determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) Cooperation. The Company and each Purchaser shall cooperate in good faith to facilitate the exercise of such Purchaser’s rights under this Section 3.11, including securing any required approvals or consents.

3.12. Most Favored Nation. During the period from May 23, 2010 through completion of the Second Closing, neither the Company nor the Company Subsidiaries shall enter into any additional agreements with any existing or future investors (including any Purchaser but excluding any Anchor Investor or CapGen) in the Company or any of the Company Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchasers by this Agreement, unless, in any such case, each Purchaser will be given a copy of such additional agreement and has been offered the opportunity to receive such rights and benefits of such additional agreement within 60 days of the later of the execution of such additional agreement and May 23, 2010. Such Purchaser shall notify the Company in writing, within 30 days after the date it receives a copy of such additional agreement, of its election to receive the rights and benefits set forth therein. For the avoidance of doubt, each Purchaser will receive a copy of each additional agreement agreed to with one or more other investors (including any additional agreement entered into with any Purchaser but excluding any agreements with any Anchor Investor or CapGen). Without limiting the foregoing, the Company shall not offer any investors (other than the Anchor Investors or CapGen) in any other capital raising transaction occurring at the same time as the transactions contemplated by this Agreement, terms more favorable, in form or substance, than those offered in connection with the Private Placement, unless the Purchasers are also provided with such terms or have consented thereto in writing; provided, however, that for purposes of this Section 3.12, the Purchasers hereby consent to the Company’s entry into (i) the CapGen Investment Agreement, (ii) the letter agreement dated as of the date hereof between the Company and CapGen (and the related agreements attached thereto), (iii) the letter agreement dated as of the date hereof between the Company and Midtown Acquisitions L.P. (the “Davidson Investor Letter”) and (iv) the letter agreement dated as of the date hereof between the Company and Fir Tree Value Master Fund, LP, Fir Tree Capital Opportunity Master Fund, LP, Fir Tree Mortgage Opportunity Master Fund, LP and Fir Tree REOF II Master Fund, LLC (collectively, the “Fir Tree Investors”) (the “Fir Tree Investor Letter”), and the terms and conditions thereof in each case in the form previously delivered by the Company to the Purchasers For the purposes of this Agreement, all parties agree that the terms and conditions of those documents referred to in clauses (i), (ii), (iii) and (iv), of this paragraph, as well as the terms and provisions of (A) the letter agreement dated as of the date hereof between the Company and an Affiliate of the Carlyle Anchor Investor (and the related agreements attached thereto) (the “Carlyle Investor Letter”) and (B) the letter agreement dated as of the date hereof between the Company and an Affiliate of the Anchorage Anchor Investor (and the related agreements attached thereto) (the “Anchorage Investor Letter”), shall be deemed Previously Disclosed, as that term is used herein, including for the purposes of modifying the Company’s representations and warranties.

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3.13. Exchange Offers. As soon as practicable following May 23, 2010, the Company shall prepare and file with the SEC a Schedule TO covering the Exchange Offers. The Company shall use reasonable best efforts to have the Schedule TO cleared by the SEC. The Company shall use its reasonable best efforts to take any action required to be taken under any applicable state securities laws in connection with the Exchange Offers. The Company shall advise the Purchasers, promptly after it receives notice thereof, of the time when the Exchange Offer has become effective, the issuance of any stop order, the suspension of the qualification of the Common Stock issuable pursuant to the Exchange Offers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Schedule TO. The Company shall not pay or give, directly or indirectly, any commission or other remuneration to any Person for soliciting the acquisition of the Series A Preferred Stock and Series B Preferred Stock or the exchange as contemplated pursuant to the Exchange Offers. The Board of Directors shall unanimously recommend to the holders of the Series A Preferred Stock and the Series B Preferred Stock that such stockholders tender their shares of Series A Preferred Stock and Series B Preferred Stock into the Exchange Offers.

3.14. Rights Offering.

(a) As promptly as practicable following the First Closing, and subject to compliance with all applicable Law, including the Securities Act, the Company shall distribute to each holder of record of Common Stock (including any holders who received Common Stock pursuant to the Exchange Offers) as of the close of business on the Business Day immediately preceding the First Closing Date (each, a “Legacy Stockholder”) non-transferable rights (the “Rights”) to purchase from the Company an amount of Common Shares calculated pursuant to Section 3.14(b) at a per share purchase price equal to $0.40 (“Rights Purchase Price”). The transactions described in this Section 3.14, including the purchase and sale of Common Shares upon the exercise of Rights and any commitments to purchase unsubscribed Common Shares in Section 3.14(c), shall be referred to in this Agreement as the “Rights Offering.” The registration statement relating to the Rights Offering shall be filed within 15 days after the First Closing.

(b) Each Right shall entitle a Legacy Stockholder to purchase any whole number of Common Shares, provided that (i) no Legacy Stockholder shall thereby exceed, together with any other person with whom such Legacy Stockholder may be aggregated under applicable law, 4.9% beneficial ownership of the Company’s equity securities and (ii) the aggregate purchase price of all Common Shares purchased in the Rights Offering shall not exceed Forty Million Dollars ($40,000,000).

(c) In the event the Rights Offering is over-subscribed, subscriptions by Legacy Stockholders shall be reduced proportionally based on their pro rata ownership of the Common Stock outstanding as of the close of business on the trading day immediately preceding the First Closing Date but assuming that the Exchange Offers shall have occurred on such date.

(d) In the event the Company does not sell at least $20 million in Common Shares pursuant to the Rights Offering, pursuant to the CapGen Investment Agreement, CapGen shall purchase that number of Common Shares at the Rights Purchase Price in an aggregate dollar amount equal to $20 million less the dollar amount of Common Shares sold to the holders of Rights. In addition, to the extent the Company determines to offer more than $20 million of Common Shares in the Rights Offering, but in no event in excess of an aggregate of $40 million of Common Shares in the Rights Offering (the “Additional Rights Shares”) the Purchasers hereby agree to purchase, on a Pro Rata Basis, any Additional Rights Shares that are not purchased by the holders of the related Rights (“Additional Unsubscribed Shares”), at the Rights Purchase Price, subject to and simultaneously with the other Investors’ purchase, and on a Pro Rata Basis, of the Additional Unsubscribed Shares. Additionally, the Company agrees that the Anchor Investment Agreement and the CapGen Investment Agreement shall include a substantially similar covenant requiring such Investors to purchase, on a Pro Rata Basis, any Additional Unsubscribed

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Shares at the Rights Purchase Price. In no event shall any Purchaser, Anchor Investor or CapGen be required to purchase Additional Unsubscribed Shares in excess of their respective Pro Rata Basis or such as would cause any Anchor Investor or CapGen to hold more than 24.9% of the Company’s outstanding Common Shares or cause any Purchaser to hold more than 9.9% of the Company’s outstanding Common Shares. To the extent that the Rights Offering is not fully sold following the foregoing purchases by holders of Rights, the Purchasers, Anchor Investors and CapGen, then the Company may offer any remaining Additional Unsubscribed Shares at the Rights Purchase Price.

(e) As used in Section 3.18(d), “Pro Rata Basis” with respect to each Investor means a commitment by that Investor to purchase that number of Additional Unsubscribed Shares equal to the total number of Additional Unsubscribed Shares multiplied by a fraction, the numerator of which is the number of Common Shares purchased by such Investor in connection with the Investment or the Private Placement, as the case may be, and the denominator of which is the total aggregate number of Common Shares purchased by all Investors in connection with the Investment and the Private Placement, subject to the limitations set forth in the last sentence of Section 3.18(d) above.

ARTICLE IV

TERMINATION

4.1. Termination. This Agreement may be terminated prior to the First Closing:

(a) by mutual written agreement of the Company and Purchasers representing 75% of the aggregate number of Common Shares to be purchased pursuant to this Agreement;

(b) by any party, upon written notice to the other parties, in the event that the First Closing does not occur on or before October 29, 2010; provided, however, that the right to terminate this Agreement pursuant to this Section 4.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the First Closing to occur on or prior to such date;

(c) by any Purchaser, upon written notice to the Company and the other Purchasers, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(2)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the First Closing Date in absence of such breach or condition; provided that this Section 4.1(c) shall only apply if such Purchaser is not in material breach of any of the terms of this Agreement;

(d) by any Purchaser, upon written notice to the Company and the other Purchasers, if the Anchor Investment Agreement is terminated;

(e) by the Company, upon written notice to the Purchasers, if (i) there has been a breach of any representation, warranty, covenant or agreement made by a Purchaser in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(3)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that this Section 4.1(e) shall only apply if the Company is not in material breach of any of the terms of this Agreement; or

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(f) by any party, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable.

4.2. Effects of Termination. In the event of any termination of this Agreement as provided in Section 4.1, this Agreement (other than Section 3.1 and Article VI of this Agreement, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for fraud or willful breach of this Agreement.

ARTICLE V

INDEMNITY

5.1. Indemnification by the Company.

(a) After the First Closing and subject to Sections 5.1, 5.3 and 5.4, the Company shall indemnify, defend and hold harmless to the fullest extent permitted by Law each Purchaser and its Affiliates, and their successors and assigns, officers, directors, partners, members and employees, as applicable, (the “Purchaser Indemnified Parties”) against, and reimburse any of the Purchaser Indemnified Parties for:

(1) all Losses that any of the Purchaser Indemnified Parties may at any time suffer or incur, or become subject to (A) as a result of or in connection with the inaccuracy or breach of any representation or warranty made by the Company in this Agreement or any certificate delivered pursuant hereto or (B) as a result of or in connection with any breach or failure by the Company to perform any of their covenants or agreements contained in this Agreement; and

(2) any action, suit, claim, proceeding or investigation by any stockholder of the Company or any other Person relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (including the Private Placement, the Anchor Investment, the TARP Exchange, the Exchange Offers and the Rights Offering).

(b) Notwithstanding anything to the contrary contained herein, as to any Purchaser, the Company shall not be required to indemnify, defend or hold harmless such Purchaser or its respective Purchaser Indemnified Parties against, or reimburse any such Purchaser or Purchaser Indemnified Parties for, (1) any Losses for which any such Purchaser or Purchaser Indemnified Parties would be liable to the Company arising from its or their breach of this Agreement or (2) any Losses pursuant to Section 5.1(a)(1)(A) (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations) (1) with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) unless such claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Losses in excess of $100,000 (nor shall any such claim or series of related claims that do not meet the $100,000 threshold be applied to or considered for purposes of calculating the aggregate amount of the Losses by any such Purchaser Indemnified Parties for which the Company has responsibility under clause (2) of this Section 5.1(b) below); and (2) until the aggregate amount of such Purchaser Indemnified Parties’ Losses for which such Purchaser Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 5.1(a)(1)(A) exceeds one percent (1%) of such Purchaser’s aggregate purchase price paid to the Company pursuant to Section 1.1 hereof (the “Purchaser Deductible”), after which the Company shall be obligated for all of

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such Purchaser Indemnified Parties’ Losses for which Purchaser Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 5.1(a)(1)(A) that are in excess of such Purchaser Deductible. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify, defend or hold harmless any Purchaser and its respective Purchaser Indemnified Parties against, or reimburse such Purchaser Indemnified Parties for, any Losses pursuant to Section 5.1(a)(1)(A) in a cumulative aggregate amount exceeding the aggregate purchase paid by the relevant Purchaser to the Company pursuant to Section 1.1 hereof (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations).

(c) For purposes of Section 5.1(a), in determining whether there has been a breach of a representation or warranty, the parties hereto shall ignore any “materiality,” “Knowledge”, “Material Adverse Effect,” or similar qualifications. Nothing in this Article V shall be deemed to limit the rights or remedies of the Company and its Affiliates, officers, directors, shareholders, and employees, as applicable, in connection with any inaccuracy or breach of any representation or warranty made by any Purchaser in this Agreement, or any breach or failure by such Purchaser to perform any of its covenants or agreements contained in this Agreement.

5.2. [Intentionally Omitted].

5.3. Notification of Claims.

(a) Any Person that may be entitled to be indemnified under Section 5.1 of this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought hereunder, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party) (each, a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure. The parties agree that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 6.1 for such representation, warranty, covenant or agreement; provided, that if, prior to such applicable date, a party hereto shall have notified the other parties hereto in accordance with the requirements of this Section 5.3(a) of a claim for indemnification under this Agreement (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Agreement notwithstanding the passing of such applicable date.

(b) Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) in respect of a Third Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of any Third Party Claim, with its own counsel and at its own expense, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at the Indemnifying Party’s expense (except that the Indemnifying party shall only be liable for the reasonable fees and expenses of one law firm for all of the Indemnified Parties). The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence. The Company or the Purchasers (as the case may be) shall, and shall cause each of their Affiliates and representatives to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim. The Indemnifying Party shall not, without the prior written consent

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of the Indemnified Party (which shall not be unreasonably withheld), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless such settlement, compromise, discharge or entry of any judgment does not involve any finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party, and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided in such judgment), (ii) not encumber any of the material assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business and (iii) obtain, as a condition of any settlement, compromise, discharge, entry of judgment (if applicable), or other resolution, a complete and unconditional release of each Indemnified Party from any and all liabilities in respect of such Third Party Claim. The Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within twenty (20) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this agreement. The Indemnified Party shall reasonably cooperate with and assist the Indemnifying Party in determining the validity of any such claim for indemnity by the Indemnified Party.

5.4. Indemnification Payment. In the event a claim or any Action for indemnification or breach hereunder has been finally determined, the amount of such final determination shall be paid (a) if the Indemnified Party is an Purchaser, by the Company to the Indemnified Party and (b) if the party claiming breach of this Agreement is the Company, by the Purchaser against whom the claim of breach is made to the Company, in each case on demand in immediately available funds; provided, however, that any reasonable and documented out-of-pocket expenses incurred by the Indemnified Party or the Company, as the case may be, as a result of such claim or Action shall be reimbursed promptly by the Company or such Purchaser, as the case may be, upon receipt of a copy of the invoice describing such incurred costs from the Indemnified Party. A claim or an Action, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Agreement when the parties hereto have so determined by mutual agreement or, if disputed, when a final non-appealable governmental order has been entered into with respect to such claim or Action.

5.5. Exclusive Remedies. Except as set forth in this Agreement and any other documents delivered in connection with the First Closing of the transactions contemplated by this Agreement, the Company and its representatives make no representation or warranty, expressed or implied, at law or in equity, in respect of the Company or the Company’s business or prospects; and any and all other representations and warranties made by the Company or its representatives are deemed to have been superseded by this Agreement and do not survive. The Purchasers acknowledge and agree that they are relying solely on their own investigations and the representations and warranties contained in this Agreement and the other documents delivered in connection with the First Closing in deciding to enter into this Agreement and consummate the First Closing. Without limiting the previous two sentences, each party hereto acknowledges and agrees that following the First Closing, the indemnification provisions hereunder shall be the sole and exclusive remedies of the parties hereto for any breach of the representations, warranties or covenants contained in the this Agreement. No investigation of the Company by any Purchaser, or by the Company of any Purchaser, whether prior to or after May 23, 2010, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right. The parties agree that any payment made pursuant to a claim or Action for indemnification under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

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ARTICLE VI

MISCELLANEOUS

6.1. Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive in full force and effect until the date that is eighteen (18) months after the First Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period), at which time they shall terminate and no claims shall be made for indemnification under Section 5.1 or Section 5.2, as applicable, for breaches of representations or warranties thereafter, except the Company Specified Representations (other than the representations and warranties made in paragraph (z) of Schedule I, which shall survive until sixty (60) days following the expiration of the applicable statute of limitations) and the Purchaser Specified Representations shall survive the First Closing indefinitely. The covenants and agreements set forth in this Agreement shall survive until the earliest of the duration of any applicable statute of limitations or until performed or no longer operative in accordance with their respective terms.

6.2. Expenses. Each party will pay their own costs and expenses in connection with this Agreement and the transactions contemplated hereby. The Company shall pay all amounts owed to the Placement Agents relating to or arising out of the transactions contemplated hereby.

6.3. Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.

(a) the term “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities.

(b) the term “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person provided that no security holder of the Company shall be deemed to be an Affiliate of any other security holder or of the Company or any of its Subsidiaries solely by reason of any investment in the Company. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise;

(c) the term “Articles of Amendment” means the General Articles of Amendment, the Preferred Stock Articles of Amendment and any other amendments to the Company’s Articles of Incorporation that may be required pursuant to the transactions contemplated by this Agreement;

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(d) the term “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(e) the term “Board of Directors” means the Board of Directors of the Company;

(f) the term “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Virginia generally are authorized or required by Law or other governmental actions to close;

(g) the term “CapGen” means CapGen Capital Group VI LP;

(h) the term “CapGen Investment Agreement” means the Amended and Restated Investment Agreement, dated as of August 11, 2010, by and between the Company and CapGen;

(i) the term “Capital Stock” means capital stock or other type of equity interest in (as applicable) a Person;

(j) the term “CapGen Investor Letter” means that certain letter agreement dated as of the date hereof between the Company and an Affiliate of CapGen (and the related agreements attached thereto);

(k) the term “Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(A) any person is or becomes a beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), other than the Investors and their Affiliates, directly or indirectly, of 20% of the aggregate voting power of the voting securities; provided, however, that the event described in this clause (2) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 20% of the then outstanding voting securities, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

(B) the consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders (a “Business Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by voting securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such voting securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board of Directors

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approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”);

(C) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(D) a majority of the members of the Board of Directors are not Continuing Directors; provided that the changes to the membership of the Board of Directors pursuant to Section 3.5 herein shall not be considered a Change of Control.

(l) the term “CIBC Act” means the Change in Bank Control Act, as amended.

(m) the term “Code” means the Internal Revenue Code of 1986, as amended;

(n) the term “Company Specified Representations” means the representations and warranties made in paragraph(a), paragraph(c), paragraph(d)(1), paragraph(z), and paragraph(cc) of Schedule I;

(o) the term “Disclosure Schedule” shall mean a schedule delivered, on or prior to May 23, 2010, by (i) each Purchaser to the Company and (ii) the Company to each Purchaser setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to such Purchaser, or to one or more covenants contained in Article III.

(p) the term “Environmental Laws” means all federal, state or local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment.

(q) the term “First Anchor Closing” means the closing of the purchase of the Common Shares by the Anchor Investors pursuant to Section 1.1(a) of the Anchor Investment Agreement;

(r) the term “GAAP” means United States generally accepted accounting principles and practices as in effect from time to time;

(s) the term “General Articles of Amendment” means the amendments to Company’s Articles of Incorporation required to effect the General Stockholder Proposals;

(t) the term “Governmental Consent” means any notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or the expiration or termination of any statutory waiting periods, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”);

(u) the term “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization;

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(v) the term “Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral;

(w) the term “Knowledge” of the Company and words of similar import mean the actual knowledge of any directors, executives or other employees of the Company listed on Schedule III hereto;

(x) the term “Law” means any statute, law, ordinance, rule or regulation (domestic or foreign) issued, promulgated or entered into by or with any Governmental Entity;

(y) the term “Lien” mean any lien, charge, adverse right or claim, pledge, covenant, title defect, security interest or other encumbrance of any kind;

(z) the term “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or a security backed by or representing an interest in any such mortgage loan;

(aa) the term “Losses” means any and all losses, damages, reasonable costs, reasonable expenses (including reasonable attorneys’ fees and disbursements), liabilities, settlement payments, awards, judgments, fines, obligations, claims, and deficiencies of any kind, excluding exemplary, consequential and punitive damages;

(bb) the term “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity;

(cc) the term “Preferred Articles of Amendment” means the amendments to Series A Preferred Stock and Series B Preferred Stock required to effect the Preferred Stock Proposals;

(dd) the term “Purchaser Specified Representations” means the representations and warranties made in Section 2.3(a), Section 2.3(b)A, Section 2.3(d) and Section 2.3(e);

(ee) the term “Regulatory Agreement” means with respect to the Company and Company Subsidiaries any of (i) any cease-and-desist order or other similar order or enforcement action issued by a Governmental Entity, (ii) any written agreement, consent agreement or memorandum of understanding with a Governmental Entity, (iii) any commitment letter or similar undertaking to a Governmental Entity, (iv) any capital directive by a Governmental Entity, since December 31, 2007, and (v) any board resolutions at the request of any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business;

(ff) the term “Second Anchor Closing” means the closing of the purchase of the Common Shares by the Anchor Investors pursuant to Section 1.1(b) of the Anchor Investment Agreement;

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(gg) the term “Stockholder Proposals” means the General Stockholder Proposals and the Preferred Stock Proposals;

(hh) the term “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a subsidiary of such Person is a general partner or managing member or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof;

(ii) the term “Tax” or “Taxes” means all United States federal, state, local or foreign income, profits, estimated, gross receipts, windfall profits, severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, capital stock, employment, withholding, transfer, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax that may become payable in respect thereof imposed by any Governmental Entity, whether or not disputed.

(jj) the term “Tax Return” shall mean any return, declaration, report or similar statement required to be filed with respect any Taxes (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax.

(kk) term “Transaction Documents” means this Agreement, the Anchor Investment Agreement, the CapGen Investment Agreement, the Treasury Letter, the Exchange Agreement, the Exchange Offer documents, the Carlyle Investor Letter, the Anchor Investor Letter, the Davidson Investor Letter, the Fir Tree Investor Letter and the Rights Offering documents, as the same may be amended or modified from time to time;

(ll) the word “or” is not exclusive;

(mm) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(nn) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(oo) all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit and schedule references not attributed to a particular document shall be references to such exhibits and schedules to this Agreement.

6.4. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Investor, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Investors under any Transaction Document. The decision of each Purchaser (other than those Purchasers that are Affiliates of each other) to purchase the Common Shares pursuant to this Agreement has been made by such Purchaser independently of any other non-affiliated Investors and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the

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Company, which may have been made or given by any other non-affiliated Investor or by any agent or employee of any other non-affiliated Investors, and no Purchaser and any of its agents or employees shall have any liability to any other Investors (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained in this Agreement, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser (other than those that are Affiliates of such Purchaser) confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors and no other non-affiliated Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no non-affiliated Investors will be acting as agent of such Purchaser (and its Affiliates) in connection with monitoring its investment in the Common Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

6.5. Amendment and Waivers. The conditions to each party’s obligation to consummate each Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Law. No amendment or waiver of any provision of this Agreement will be effective against any party hereto unless it is in a writing signed by a duly authorized officer or representative of such party that makes express reference to the provision or provisions subject to such amendment or waiver.

6.6. Amendment and Restatement of Original Agreement. The parties agree that, effective as of the Modification Date (defined below), (a) the Original Securities Purchase Agreement and the Amended and Restated Securities Purchase Agreement shall be amended in their entirety by replacing such agreements with the provisions of this Agreement, and the Original Securities Purchase Agreement and the Amended and Restated Securities Purchase Agreement shall be of no further force and effect. In consideration of the foregoing, each party hereto, for itself and its successors and assigns, effective on the Modification Date, hereby releases and forever discharges the other party hereto and their Affiliates, and any of their successors and assigns, and all such Persons’ respective officers, directors, partners, members and employees of and from any and all Actions, losses and liabilities that now exist or may hereafter arise pursuant to the Original Securities Purchase Agreement or the Amended and Restated Securities Purchase Agreement as a result of any matter, fact, circumstance, happening or thing whatsoever occurring or failing to occur under the Original Securities Purchase Agreement or the Amended and Restated Securities Purchase Agreement. Modification Date shall mean the date on which occurs the execution and delivery by all parties of (i) this Agreement, (ii) the second amendment and restatement of the Anchor Investment Agreement, (iii) the CapGen Investment Agreement, and (iv) such other modifications of the other Transaction Agreements as is mutually agreed by the Anchor Investors, the Company and CapGen.

6.7. Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

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6.8. Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

6.9. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York sitting in the borough of Manhattan, New York, New York, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding or, if it does not have subject matter jurisdiction, in any New York State court sitting in the borough of Manhattan, New York, New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.11 shall be deemed effective service of process on such party. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts referred to above for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.10. WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.11. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to the Purchasers:

To the address set forth under such Purchaser’s name on the signature page hereof;

(b)	If to the Company:

Hampton Roads Bankshares, Inc.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

Attn: Douglas J. Glenn, Esq.

Telephone: (757) 217-3634

Fax: (757) 217-3656

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with a copy (which copy alone shall not constitute notice):

Williams Mullen

999 Waterside Dr., Suite 1700

Norfolk, Virginia 23510

Attn: William A. Old, Jr.

Telephone: (757) 629-0613

Fax: (757) 629-0660

6.12. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the other Transaction Documents and the Confidentiality Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, inducements or conditions, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

6.13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. A Purchaser may assign some or all of its rights hereunder or thereunder without the consent of the Company (i) to any third party, if in compliance with this Agreement and Law or (ii) to any Affiliate of such Purchaser, and such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to “Purchasers.”

6.14. Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.15. Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the Purchasers and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.16. Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person or entity other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 3.6, 5.1 and 5.2 shall inure to the benefit of the persons referred to in that Section.

6.17. Public Announcements. By 9:00 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue one or more press releases (collectively, the “Press Release”) disclosing all material terms of the transactions contemplated hereby. On or before 5:30 p.m., New York City time, on the fourth Business Day immediately following the date of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of this Agreement (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement)). By 9:00 a.m., New York City

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time, on the first Business Day following the Closing Date, the Company shall issue one or more press releases disclosing the closing of the transactions contemplated hereby and the material terms thereof. If this Agreement terminates prior to Closing, by 9:00 a.m., New York City time, on the first Business Day following the date of such termination, the Company shall issue one or more press releases disclosing such termination. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or stock exchange, without giving such Purchaser the opportunity to review such public disclosure and the right to consent to the disclosure of such Purchaser and the amount and terms of its purchase, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by Section 3.6 hereof and (B) the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or stock exchange regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). Upon the earliest to occur of (i) the date on which the Company files with the SEC the registration statement covering the Common Stock to be offered pursuant to the Rights Offering, (ii) the date on which the Company files with the SEC any other registration statement (other than a Special Registration) and (iii) the six-month anniversary of the date of this Agreement, the Company covenants and agrees to make such public disclosures as are necessary to cause the Purchasers to no longer be in possession of material, non-public information. At such time as the Company makes the disclosures contemplated by the preceding sentence, the Company acknowledges that the Purchasers shall no longer be in possession of any material, non-public information. Without limiting the Company’s obligation pursuant to the penultimate sentence, it is expressly acknowledged and agreed that the Company is not obligated to, and does not intend to, disclose any information set forth in the Disclosure Schedule or otherwise provided to or made available to any Purchaser in connection with the transactions contemplated by the Transaction Documents that constitutes competitively sensitive information or confidential business information or records the public disclosure of which the Company believes in good faith would adversely affect the Company. Each Purchaser, severally and not jointly with the other Purchasers, covenants that such Purchaser will maintain the confidentiality of all information provided or made available to it in connection with this transactions contemplated hereby (including the existence and terms of this transaction) until such time, in the case of each item of such information, as the Company shall have publicly disclosed such item of information. Each Purchaser agrees that it shall not make any public disclosure regarding this Agreement or the transactions contemplated hereby without the prior written consent of the Company. Following the issuance of the Press Release, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material non-public information regarding the Company or any of its Subsidiaries, without the express written consent of such Purchaser.

6.18. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.19. No Recourse. This Agreement may only be enforced against the named parties hereto. All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, stockholder, Affiliate, agent, attorney or representative of any Purchaser or any other party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

HAMPTON ROADS BANKSHARES, INC.

By:
Douglas J. Glenn
Executive Vice President, General Counsel and Chief Operating Officer

[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

PURCHASER:

By:
Name:
Title:

Aggregate Purchase Price (Subscription Amount):

$

Number of Shares to be Acquired in the First

Closing:

*

Number of Shares to be Acquired in the Second

Closing:

*

Tax ID No.:

Address for Notice:

Telephone No.:

Facsimile No.:

E-mail Address:

Attention:

Delivery Instructions:

(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

* In no event shall the Purchaser be obligated to purchase more than the maximum percentage of the outstanding shares of Company Common Stock or other voting securities of any class or series of the Company’s Capital Stock designated below (assuming no portion of the Rights Offering is subscribed and such Purchaser is required to purchase unsubscribed shares equivalent to 100% of its Pro Rata Basis):

[Check one of the following two percentages:]

4.9%

9.9%             .

Appendix G

Amended and Restated Goldman Securities Purchase Agreement, dated as of August 11, 2010

Execution Version

AMENDED & RESTATED SECURITIES PURCHASE AGREEMENT

dated as of August 11, 2010

by and among

HAMPTON ROADS BANKSHARES, INC.

and

THE PURCHASERS SIGNATORY HERETO

Execution Version

Execution Version

5.4.	Indemnification Payment	38

5.5.	Exclusive Remedies	38

ARTICLE VI	MISCELLANEOUS	38

6.1.	Survival	38

6.2.	Expenses	39

6.3.	Other Definitions	39

6.4.	Independent Nature of Purchasers’ Obligations and Rights	43

6.5.	Amendment and Waivers	44

6.6	Amendment and Restatement of Original Agreement	44

6.7.	Counterparts and Facsimile	44

6.8.	Governing Law	44

6.9.	Jurisdiction	44

6.10.	WAIVER OF JURY TRIAL	45

6.11.	Notices	45

6.12.	Entire Agreement	45

6.13.	Successors and Assigns	45

6.14.	Captions	46

6.15.	Severability	46

6.16.	Third Party Beneficiaries	46

6.17.	Public Announcements	46

6.18.	Specific Performance	47

6.19.	No Recourse	47

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LIST OF SCHEDULES AND EXHIBITS

Schedule I – [RESERVED]

Schedule II – Terms of Exchange Offers

Schedule III – Knowledge

Schedule IV – Additional Disclosures

Exhibit A – Legal Opinion

Exhibit B – Form of Secretary’s Certificate

Exhibit C – Form of Officer’s Certificate

Exhibit D-1 – Accredited Investor Questionnaire

Exhibit D-2 – Stock Certificate Questionnaire

Exhibit E – Form of Voting Agreement

Exhibit F – Preferred Stock Articles of Amendment

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AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, dated as of August 11, 2010 (this “Agreement”), by and among Hampton Roads Bankshares, Inc., a Virginia corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser”, and collectively, the “Purchasers”).

RECITALS:

A. Amended and Restated Agreement. In connection with the execution of the Second Amended and Restated Anchor Investment Agreement, the Company and the purchasers signatory hereto desire to amend and restate, in its entirety, the Securities Purchase Agreement, dated as of June 30, 2010 (the “Original Securities Purchase Agreement”), by and among the Company and the purchasers signatory hereto.

B. The Equity Investment. The Company intends to sell up to $255,000,000 worth of newly issued equity (the “Equity Investment”) in the form of shares of $0.625 par value common stock of the Company (the “Common Stock” or “Common Shares”) to new investors in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission” or the “SEC”) under the Securities Act.

C. The Private Placement. Of such $255,000,000 amount, the Company intends to issue and sell to the Purchasers under this Agreement, and the Purchasers, severally and not jointly, intend to purchase from the Company, that number of Common Shares set forth below each such Purchaser’s name on the signature page of this Agreement, which aggregate amount for all Purchasers together shall represent approximately 1.8% of the outstanding Common Stock on an as-converted basis after giving effect to the Recapitalization (as defined below) (and assuming the Rights Offering is fully subscribed without use of the backstop commitments), for an aggregate purchase price of approximately $5,500,000 (the “Private Placement”). Subject to the satisfaction or waiver of the terms and conditions to be satisfied at or prior to the First Closing, a portion of the Common Shares to be purchased pursuant to the Private Placement shall be purchased at the First Closing and, subject to the satisfaction or waiver of the conditions to be satisfied at or prior to the Second Closing, the remainder of the Common Shares to be purchased pursuant to the Private Placement shall be purchased at the Second Closing.

D. The Anchor Investment. Of such $255,000,000 amount, the Company intends to issue and sell to one or more funds managed by Carlyle Global Financial Services Partners, L.P. (“the Carlyle Anchor Investor”) and ACMO-HR, L.L.C. (“the Anchorage Anchor Investor” and, together with the Carlyle Anchor Investor, the “Anchor Investors”; the Anchor Investors, together with the Purchasers, the “Investors”), and the Anchor Investors, severally and not jointly, intend to purchase from the Company, the number of Common Shares as will result in (i) the Carlyle Anchor Investor owning a number of Common Shares equal to approximately 23.3% of the shares of Common Stock outstanding immediately after giving effect to the Recapitalization (including the Rights Offering) for an aggregate purchase price of approximately $72,982,786 and (ii) the Anchorage Anchor Investor owning a number of Common Shares equal to 21.3% of the shares of Common Stock outstanding immediately after giving effect to the transactions contemplated by the Transaction Documents (including the Rights Offering) for an aggregate purchase price of $66,708,076 (the “Anchor Investment” and the amended and restated agreement relating thereto, the “Anchor Investment Agreement”). Subject to the satisfaction or waiver of the terms and conditions to be satisfied at or prior to the First Anchor Closing, a portion of the Common Shares to be purchased pursuant to the Anchor Investment shall be purchased at the First Anchor Closing and, subject to the satisfaction or waiver of the conditions to be satisfied at or prior to the Second Anchor Closing, the remainder of the Common Shares to be purchased pursuant to the Anchor Investment shall be purchased at the Second Anchor Closing.

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E. TARP Exchange. The United States Department of Treasury (the “Treasury”) holds (i) 80,347 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “TARP Preferred Stock”) and (ii) a warrant, dated December 31, 2008, to purchase 1,325,858 shares of the Common Stock at an exercise price of $9.09 per share (the “TARP Warrant”). On the terms and subject to the conditions set forth in a letter dated May 18, 2010 from Treasury to the Company (the “Treasury Letter”), and an Exchange Agreement to be executed by the Treasury and the Company incorporating the terms of the Treasury Letter (the “Exchange Agreement”) and the terms and conditions of Section 1.2(e) of this Agreement, the Company intends to exchange the TARP Preferred Stock for a new series of mandatorily convertible preferred stock (the “Convertible Preferred Stock”), which such shares the Company will then convert into 52,225,550 shares of Common Stock (subject to adjustment as provided therein), and to amend the TARP Warrant to, among other things, reduce the exercise price thereof to $0.40 per share (collectively, the “TARP Exchange”).

F. Exchange Offers. Prior to the First Closing, the Company intends to conduct exchange offers (the “Exchange Offers”) pursuant to which the Company will offer to exchange each share of the Non-Convertible Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) for Common Shares and each share of the Non-Convertible Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) for Common Shares, in each case on the terms set forth on Schedule II hereto.

G. Charter Amendment and Stockholder Proposals. In connection with the transactions contemplated hereby and the TARP Exchange and the Exchange Offers, the Company will call a special meeting of stockholders for the purpose of (i) increasing the authorized number of Common Shares to an amount necessary to consummate the transactions contemplated by the Transaction Documents and the other transactions referred to herein and therein, (ii) amending the terms of the Series A Preferred Stock and the Series B Preferred Stock on the terms set forth on Schedule II hereto, (iii) approving the issuance of the Common Shares pursuant to NASDAQ Marketplace Rules 5635(b) and 5635(d), (iv) approving a reverse stock split of the Common Shares, if such approval is required by the NASDAQ Marketplace Rules or as the Company otherwise deems necessary and (v) adopting certain other amendments to the Articles of Incorporation of the Company.

H. The Rights Offering. Following the First Closing, the Company will commence a rights offering providing holders of record of the Common Stock on the day prior to the First Closing Date with the right to invest in Common Stock at the same price per share paid by the Purchasers and the Anchor Investors (the “Rights Offering” and together with the Equity Investment, the TARP Exchange and the Exchange Offers, the “Recapitalization”). The rights will be non-transferable and will provide for the purchase not less than $20,000,000 and up to $40,000,000 of Common Stock by such existing stockholders, as determined by the Company.

I. Voting Agreements. Each of the members of the Board of Directors of the Company has entered into separate voting agreements substantially in the form of Exhibit E hereto whereby such member of the Board of Directors agrees to vote their shares of Common Stock in favor of the Stockholder Proposals.

J. Amendments to Certain Private Placement Agreements. In connection with the execution of this Agreement, the Company has also (i) entered into an Amended and Restated Investment Agreement, dated as of the date hereof, with CapGen Capital Group VI LP (“CapGen Investment Agreement”), (ii) amended and restated, in its entirety, the original Anchor Investment Agreement, dated as of May 23, 2010, and the Second Amended and Restated Anchor Investment Agreement, dated as of June 30, 2010, and (iii) amended and restated, in their entirety, certain original Securities Purchase Agreements, dated as of May 24, 2010, by and among the Company and the purchasers signatory thereto,

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and the Second Amended and Restated Securities Purchase Agreements, dated as of June 30, 2010, by and among the Company and the purchasers signatory thereto (as amended, the “Revised Stock Purchase Agreements”). Such amendments and restatements generally use May 23, 2010, the earliest execution date of the original documents, as the date upon which certain statements speak, and the parties hereto intend to treat such matters in this Agreement, although later executed, in substantially the same manner.

NOW, THEREFORE, in consideration of the foregoing mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

ARTICLE I

PURCHASE; CLOSINGS

1.1. Issuance, Sale and Purchase.

(a) At the First Closing, subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, free and clear of any Liens, the number of Common Shares set forth below such Purchaser’s name on the signature page of this Agreement for a purchase price per share of $0.40 (the “First Purchase Price”) payable by each Purchaser to the Company.

(b) At the Second Closing, subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, free and clear of any Liens, the number of Common Shares set forth below such Purchaser’s name on the signature page of this Agreement for a purchase price per share of $0.40 (the “Second Purchase Price”) together with the First Purchase Price, the “Full Purchase Price”) payable by each Purchaser to the Company.

1.2. Closings; Deliverables for Closings; Conditions of Closings.

(a) First Closing. The closing of the purchase of the Common Shares by the Purchasers pursuant to Section 1.1(a) (the “First Closing”)

(b) shall occur on the second Business Day following the satisfaction or waiver of the conditions to the First Closing set forth in Section 1.2(e) (other than those conditions that by their nature are to be satisfied at the First Closing, but subject to the satisfaction or waiver of those conditions) (provided, that the Company shall provide the Purchasers with notice of the First Closing Date and provided further that the First Closing Date shall be postponed as necessary to ensure that the First Closing Date occurs no earlier than ten (10) Business Days after the foregoing notice has been provided by the Company to the Purchasers) at the offices of Simpson Thacher & Bartlett located at 425 Lexington Avenue, New York, NY 10017 or such other date or location as agreed in writing by the parties. The date of the First Closing is referred to as the “First Closing Date.”

(c) Second Closing. The closing of the purchase of the Common Shares by the Purchasers pursuant to Section 1.1(b) (the “Second Closing”) shall occur on the date of the closing of the Rights Offering and the backstop purchase to be provided, if required, by CapGen pursuant to the CapGen Investment Agreement following the satisfaction of the conditions to the Second Closing set forth in Section 1.2(f) (other than those conditions that by their nature are to be satisfied at the Second Closing, but subject to the satisfaction or waiver of those conditions (provided, that the Company shall provide the Purchasers with notice of the Second Closing Date and provided further that the Second

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Execution Version

Closing Date shall be postponed as necessary to ensure that the Second Closing Date occurs no earlier than ten (10) Business Days after the foregoing notice has been provided by the Company to the Purchasers) at the offices of offices of Simpson Thacher & Bartlett located at 425 Lexington Avenue, New York, NY 10017 or such other date or location as agreed in writing by the parties. The date of the Second Closing is referred to as the “Second Closing Date.” The term “Closing” shall apply to the First Closing and/or the Second Closing, as applicable and the term “Closings” shall refer to the First Closing and the Second Closing, collectively. The term “Closing Date” shall apply to the First Closing Date and/or the Second Closing Date, as applicable and the term “Closing Dates” shall refer to the First Closing Date and the Second Closing Date, collectively.

(d) First Closing Deliverables. At the First Closing the parties shall make the following deliveries:

(A) the Company shall have issued instructions to its transfer agent (the “Transfer Agent”) authorizing the issuance, in book-entry form, to Purchaser of the Common Shares specified on Purchaser’s signature page hereto (or, if the Company and such Purchaser shall have agreed, as indicated on a duly completed Stock Certificate Questionnaire in the form included as Exhibit D-2, that Purchaser will receive stock certificates for its Common Shares, then the Company shall instead instruct the Transfer Agent to issue such specified stock certificates registered in the name of such Purchaser or as otherwise set forth on such Stock Certificate Questionnaire) concurrent with the release by the Escrow Agent of the Escrow Funds pursuant to the Escrow Agreement (as such terms are defined below) to the Company;

(B) The Company shall have delivered to each Purchaser a certificate evidencing the incorporation and good standing of the Company and each of the Company Subsidiaries as of a date within ten (10) Business Days before the First Closing Date; and

(C) The Escrow Agent shall deliver concurrently with the First Closing the Escrow Funds comprising the First Purchase Price by wire transfer of immediately available funds to the account provided to the Escrow Agent by the Company at least one (1) Business Day prior to the First Closing Date (the “Company Account”); provided, however, that any Purchaser that is an investment company registered under the Investment Company Act of 1940, as amended, shall not be required to deliver the Purchase Price prior to its receipt of the Common Shares purchased by it hereunder.

(e) First Closing Conditions. (1) The respective obligations of each Purchaser, on the one hand, and the Company, on the other hand, to consummate the First Closing are each subject to the satisfaction or written waiver by the Company and the Purchasers of the following conditions prior to the First Closing:

(A) No provision of any Law and no judgment, injunction, order or decree shall prohibit the First Closing or the Second Closing or shall prohibit or restrict the Purchasers or any of their Affiliates from owning or voting any Common Shares to be purchased pursuant to the Transaction Documents;

(B) All Governmental Consents required to have been obtained at or prior to the First Closing Date in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby and thereby (including the transactions to be effected at the Second Closing) shall have been obtained and shall be in full force and effect; and

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(C) The General Stockholder Proposals shall have been approved and adopted and the General Articles of Amendment shall have been duly filed with the Commonwealth of Virginia State Corporation Commission and shall be in full force and effect.

(2) The obligation of each Purchaser to purchase the Common Shares to be purchased by it at the First Closing is also subject to the satisfaction or written waiver by such Purchaser of the following conditions prior to the First Closing:

(A) [RESERVED]

(B) The Company shall have performed and complied with in all material respects all agreements, covenants and conditions required by this Agreement to be performed by it on or prior to the First Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, the Company shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects);

(C) The Company shall have caused each Purchaser to receive, substantially in the form set forth as Exhibit A hereto, opinions of Williams Mullen, counsel to the Company, executed by such counsel and addressed to the Purchasers;

(D) The Investors, the Company and the Escrow Agent shall have executed and delivered the Escrow Agreement (as defined below) and the Escrow Agent shall have received prior to 5:00 pm (EST) on the Business Day immediately preceding the First Closing Date Escrow Funds in an amount equal to the anticipated proceeds from the sale of the Common Shares, in each case at a price per share of $0.40, in an aggregate amount of not less than $255,000,000;

(E) Either (i) not less than 100% of the aggregate liquidation value (or liquidation preference as the case may be) of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock shall have been exchanged for Common Shares pursuant to the Exchange Offers pursuant to the terms set forth on Schedule II or (ii) (A) not less than 51% of the aggregate liquidation preference of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock shall have been exchanged for Common Shares pursuant to the Exchange Offer pursuant to the terms set forth on Schedule II and (B) the Preferred Stock Proposals shall have been approved and adopted and the Preferred Articles of Amendment shall have been duly filed with the Commonwealth of Virginia State Corporation Commission and shall be in full force and effect;

(F) There shall not be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Company or its Subsidiaries, the Purchasers or the transactions contemplated by this Agreement, by any Governmental Entity, whether in connection with the Governmental Consents specified in Section 1.2(e)(1)(B) or otherwise, which imposes any restriction or condition which any Purchaser determines, in its reasonable good faith judgment, is materially and unreasonably burdensome or would reduce the benefits of the transactions contemplated hereby to such Purchaser to such a

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Execution Version

degree that such Purchaser would not have entered into this Agreement had such condition or restriction been known to it on May 23, 2010 (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, any requirements to disclose the identities of limited partners, shareholders or members of any Purchaser or its Affiliates or investment advisers shall be deemed a Burdensome Condition unless otherwise determined by such Purchaser in its sole discretion;

(G) (1) All of the Convertible Preferred Stock issued by the Company shall have been Tier 1 capital at all times while outstanding under applicable Law and Federal Reserve regulations and guidelines, unless all conditions to conversion of all shares of Convertible Preferred Stock were satisfied or waived in writing prior to the issuance of such shares and such Convertible Preferred Stock was issued and converted into Common Stock on the same day; and (2) contemporaneously with the First Closing, all of the TARP Preferred Stock shall have been exchanged for or converted into 55,225,550 shares of Common Stock, directly or through an exchange into and conversion of the Convertible Preferred Stock into Common Stock immediately following and on the same day the Convertible Preferred Stock was issued;

(H) The TARP Warrants shall have been amended to reflect the reduced conversion price of $0.40 per share pursuant to the terms and conditions of the Treasury Letter;

(I) At any time after May 23, 2010, the Company shall not have agreed to enter into or entered into (a) any agreement or transaction in order to raise capital or (b) any transaction that resulted in, or would result in if consummated, a Change in Control of the Company, in each case, other than in connection with the transactions contemplated by the Transaction Documents;

(J) Each Purchaser shall have received a certificate of the Secretary of the Company, in the form attached hereto as Exhibit B (the “Secretary’s Certificate”), dated as of the First Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Common Shares in the Equity Investment, (b) certifying the current versions of the Articles of Incorporation, as amended, and by-laws, as amended, of the Company and (c) certifying as to the signatures and authority of individuals signing this Agreement and related documents on behalf of the Company;

(K) Each Purchaser shall have received a certificate, dated as of the First Closing Date, signed on behalf of the Company by a senior executive officer substantially in the form of Exhibit C attached hereto certifying to the effect that the conditions set forth in Section 1.2(c)(2)(A) and Section 1.2(c)(2)(B) have been satisfied on and as of the First Closing Date;

(L) The Common Stock, including the Common Shares issued hereunder, (i) shall be designated for listing and quotation on the Nasdaq Stock Market and (ii) shall not have been suspended, as of the First Closing Date, by the Commission or the Nasdaq Stock Market from trading on the Nasdaq Stock Market;

(M) The purchase by the Purchaser of the number of Common Shares specified in the signature block of such Purchaser shall not (i) cause such Purchaser or

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any of its Affiliates to violate any federal or state banking law or regulation, (ii) require such Purchaser or any of its Affiliates to file a prior notice with the Federal Reserve or its delegee under the CIBC Act or the BHC Act or file a prior notice with the Virginia Bureau of Financial Institutions or obtain the prior approval of any federal or state bank regulator or (iii) cause such Purchaser, together with any other person whose ownership of voting securities of the Company would be aggregated with such Purchaser’s ownership of voting securities of the Company for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time; and

(N) Since May 23, 2010, a Material Adverse Effect shall not have occurred and no change or other event shall have occurred that, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect.

(3) The obligations of the Company hereunder to issue and sell the Common Shares to each Purchaser at the First Closing is subject to the satisfaction or written waiver by the Company of the following conditions prior to the First Closing:

(A) The representations and warranties of each Purchaser set forth in this Agreement shall be true and correct in all respects on and as of May 23, 2010 and on and as of the First Closing Date as though made on and as of the First Closing Date except where the failure to be true and correct (without regard to any materiality qualifications contained therein) would materially adversely affect the ability of such Purchaser to perform its obligations hereunder;

(B) The Company shall have received from each Purchaser a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits D-1 and D-2, respectively; and

(C) Each Purchaser has performed and complied with in all material respects all agreements, covenants and conditions required by this Agreement to be performed by it on or prior to the First Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, each Purchaser shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects).

(f) Second Closing Deliverables. At the Second Closing the parties shall make the following deliveries:

(A) The Company shall have delivered (or shall deliver concurrently with the Second Closing) to each Purchaser the number of the Common Shares to be purchased pursuant to Section 1.1(b), registered in the name of such Purchaser.

(B) Each Purchaser shall deliver concurrently with the Second Closing such Purchaser’s portion of the Second Purchase Price as provided in Section 1.1(b) by wire transfer of immediately available funds to the account provided to the Company at least one (1) Business Day prior to the Second Closing Date;

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(C) The Company shall have delivered to such Purchasers such other documents relating to the purchase and sale of the Common Shares contemplated by this Agreement as such Purchasers shall have reasonably requested in connection with the Second Closing; and

(D) The Escrow Agent shall deliver concurrently with the Second Closing the Escrow Funds comprising the Second Purchase Price by wire transfer of immediately available funds to the Company Account; provided, however, that any Purchaser that is an investment company registered under the Investment Company Act of 1940, as amended, shall not be required to deliver the Purchase Price prior to its receipt of the Common Shares purchased by it hereunder.

(g) Second Closing Conditions. The respective obligations of each Purchaser, on the one hand, and the Company, on the other hand, to consummate the Second Closing are each subject to the satisfaction of the following conditions prior to the Second Closing:

(A) The First Closing shall have been consummated in accordance with the terms of this Agreement;

(B) The Rights Offering shall have been consummated in accordance with the terms of this Agreement;

(C) The Company shall have received (or shall receive concurrently with the Second Closing) proceeds from the sale of the Common Shares pursuant to the Private Placement, the Anchor Investment and the Rights Offering, in each case at the purchase prices set forth herein and at a price per share of $0.40, an aggregate amount of not less than $275,000,000; and

(D) The conditions stated in Section 1.2(e)(2)(M) and (N) shall remain satisfied as of the Second Closing Date.

1.3. Escrow.

Prior to Closings, each of the Investors, the Company and Mellon Investors LLC (the “Escrow Agent”) shall have entered into an escrow agreement substantially in the form customarily provided by the Escrow Agent, subject to such modifications as may be mutually agreed to conform such agreement to the transactions contemplated by the Transaction Documents (the “Escrow Agreement”). The Escrow Agreement will provide that (a) no later than 5:00 pm (EST) on the Business Day immediately preceding the First Closing each of the Purchasers shall deposit into escrow by wire transfer of immediately available funds the Full Purchase Price applicable for the purchase of the number of Common Stock set forth on such Purchaser’s signature page (collectively, the “Escrow Funds”) and (b) the Escrow Funds shall be disbursed to the Company Account only after (i) with respect to the First Closing, all of the conditions contained in Section 1.2(e)(2) of this Agreement, and (ii) with respect to the Second Closing, all of the conditions contained in Section 1.2(g) of this Agreement, have been satisfied or waived by each of the Purchasers.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1. Certain Terms.

(a) As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, would reasonably be expected to (i) result in a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) materially impair or delay the ability of the Company or any of the Company Subsidiaries to perform its or their obligations under the Transaction Documents to consummate the Closings or any of the transactions contemplated hereby or thereby; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from (A) actions or omissions of the Company or any Company Subsidiary expressly required by the terms of the Transaction Documents; (B) changes, after May 23, 2010, in general economic conditions in the United States, including financial market volatility or downturn, (C) changes, after May 23, 2010, affecting generally the industries or markets in which the Company operates, (D) acts of war, sabotage or terrorism, military actions or the escalation thereof, or outbreak of disease, (E) any changes, after May 23, 2010, in applicable Laws or accounting rules or principles, including changes in GAAP, (F) the announcement or pendency of the transactions contemplated by the Transaction Documents or (G) any failure by the Company or any of the Company Subsidiaries to meet any internal projections or forecasts with regard to the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the determination of whether a Material Adverse Effect has occurred may be taken into account in determining whether there has been a Material Adverse Effect); provided further, however, that any circumstance, event, change, development or effect referred to in clauses (B), (C), (D) or (E) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such circumstance, event, change, development or effect has a disproportionate effect on the Company compared to other participants in the industries or markets in which the Company operates; provided, further, however, that the parties agree that the facts, events or occurrences described on Schedule IV attached hereto shall not constitute a Material Adverse Effect.

(b) As used in this Agreement, the term “Previously Disclosed” with regard to (1) any party means information set forth on its Disclosure Schedule corresponding or responsive to the provisions of this Agreement to which such information relates, provided, however, that if such information is disclosed in such a way as to make its relevance or applicability to another provision of this Agreement reasonably apparent on its face, such information shall be deemed to be responsive to such other provision of this Agreement, (2) the Company includes information regarding the Company set forth on Schedule IV attached hereto and (3) the Company, includes information publicly disclosed by the Company in (A) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed by it with the Commission, (B) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed by it with the Commission or (C) any Current Report on Form 8-K filed or furnished by it with the Commission since January 1, 2010 available prior to May 23, 2010 (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature). Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Purchasers, as applicable.

2.2. [RESERVED].

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2.3 Representations and Warranties of Purchasers. Except as Previously Disclosed, each Purchaser, severally and not jointly, hereby represents and warrants to the Company, as of June 30, 2010, and as of the First Closing Date (except for the representations and warranties that are as of a specific date which shall be made as of that date), for itself and for no other Purchaser, that:

(a) Organization and Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely impair or delay such Purchaser’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(b) Authorization; Compliance with Other Instruments.

A. Such Purchaser has the necessary power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The execution, delivery and performance of this Agreement to which such Purchaser is a party and the consummation of the transactions contemplated hereby have been duly authorized by such Purchaser’s respective board of directors, general partner, managing members, investment committee, investment adviser or other authorized person, as the case may be, and no further approval or authorization by any of its stockholders, partners or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by such Purchaser and, assuming due authorization, execution and delivery by the Company and the other parties hereto, is the valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

B. Neither the execution, delivery and performance by such Purchaser of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by such Purchaser with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Liens upon any of the properties or assets of such Purchaser under any of the terms, conditions or provisions of (i) such Purchaser’s articles of incorporation or by-laws, its certificate of limited partnership or partnership agreement or its similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Purchaser is a party or by which such Purchaser may be bound, or to which such Purchaser or any of the properties or assets of such Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph (and assuming the correctness of the representations and warranties of the Company and the other parties to this Agreement), violate any Law applicable to such Purchaser or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c) Governmental Consents. Assuming the correctness of the representations and warranties of (i) the Company and the other parties to this Agreement set forth herein and (ii) the

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Company and the Anchor Investors set forth in the Anchor Investment Agreement, no Governmental Consents are necessary to be obtained by such Purchaser for the consummation of the transactions contemplated by this Agreement.

(d) Purchase for Investment. Such Purchaser acknowledges that the Common Shares have not been registered under the Securities Act or under any state securities laws. Such Purchaser (1) is acquiring the Common Shares pursuant to an exemption from registration under the Securities Act and other applicable securities laws solely for investment with no present intention to distribute any of the Common Shares to any Person, (2) will not sell or otherwise dispose of any of the Common Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Common Shares and of making an informed investment decision and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(e) Brokers and Finders. Neither such Purchaser, nor its respective Affiliates nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for such Purchaser in connection with this Agreement or the transactions contemplated hereby.

(f) Investment Decision. Such Purchaser has made an independent investment decision with respect to the transactions contemplated under this Agreement and has reviewed each of the Company’s filings with the SEC and, except as Previously Disclosed, there are no agreements or understandings between such Purchaser or any of its Affiliates and (i) any of the Investors (including the other Purchasers) or any of their respective Affiliates, (ii) the Company or (iii) the Company’s Subsidiaries.

(g) Financial Capability. At each Closing, such Purchaser shall have available funds necessary to consummate such Closing on the terms and conditions contemplated by this Agreement.

(h) Non-Public Information. Each Purchaser acknowledges that the Company and the Anchor Investors are in possession of non-public information concerning the Company and its bank subsidiaries (the “Non-Public Information”). The Non-Public Information may (or may not) be considered material by the Purchaser with respect to its purchase of Common Shares hereunder. The Purchaser is a very sophisticated investor and desires to purchase Common Shares without disclosure of, and the Purchaser’s knowledge of, the Non-Public Information or any other representations or warranties from the Company. The Purchaser has actual knowledge that it may currently have and may have at or after the time of the Closing, claims against the Company and the Company’s directors, officers, employees, agents, attorneys, representatives, affiliates, predecessors, successors and assigns, arising from the Company’s nondisclosure of the Non-Public Information in connection with sale of Common Shares hereby. The Purchaser does hereby, for itself and its respective directors, officers, stockholders, members, employees, agents, representatives, successors and/or assigns, hereby: (i) fully and irrevocably waive any and all rights, remedies and claims it would or could have, or may hereafter have, against the Company and its affiliates, directors, officers, stockholders, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (the “Company Group”) arising out of or relating to the existence or substance of the Non-Public Information or the fact that the Non-Public Information has not been disclosed to the Purchaser or the fact that

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the Purchaser did not request or obtain representations or warranties from the Company; and (ii) forever release, discharge and dismiss any and all claims, rights, causes of action, suits, obligations, debts, demands, arrangements, promises, liabilities, controversies, costs, expenses, fees or damages of any kind, whether known or unknown, accrued or not accrued, foreseen or unforeseen or matured or not matured, that it ever had, now has, can have or shall or may hereafter have (including, but not limited to, any and all claims alleging violations of U.S. federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against the Company Group or any person or entity in the Company Group which (x) arise in connection with the execution, delivery or performance of this Agreement and the issuance and sale of Common Shares contemplated hereby and (y) are based upon, arise from or in any way relate to, directly or indirectly, the existence or substance of the Non-Public Information or the fact that the Non-Public Information has not been disclosed to the Purchaser.

(i) Non-Reliance. In making its investment in the Common Shares, such Purchaser is not relying on the advice or recommendations of the Company, the Anchor Investors, CapGen, the Placement Agents or any of their respective affiliates. Purchaser acknowledges and confirms that neither the Placement Agents nor the Anchor Investors nor any of their respective affiliates has assumed any responsibility for any of the information made available in connection with the offer of the Common Shares. Purchaser further acknowledges that none of the Placement Agents, the Anchor Investors nor CapGen, nor any of their respective affiliates makes any representations or warranties as to the information made available in connection with the offer of Common Shares. Purchaser has not relied on any investigation that the Placement Agents, the Anchor Investors or GapGen, or any of their respective affiliates or any persons acting on their behalf may have conducted with respect to the Common Shares or the Company.

(j) No Other Representations or Warranties. Except as set forth in this Agreement and any other documents delivered in connection with the Closing of the transactions contemplated by this Agreement, such Purchaser makes no representation or warranty, expressed or implied, at law or in equity, in respect of such Purchaser or such Purchaser’s business or prospects, and any such other representations or warranties are hereby expressly disclaimed; and the Company understands and agrees that none of such Purchaser, its advisors or any of its affiliates or Representatives shall have any liability whatsoever to the Company relating to or resulting from the use of information provided to the Company except to the extent expressly provided for in this Agreement and any other documents delivered in connection with the First Closing of the transactions contemplated by this Agreement.

ARTICLE III

COVENANTS

3.1. Confidentiality. Except as may be required by Laws or as otherwise expressly contemplated herein, each Purchaser or their respective Affiliates, employees, agents, and representatives will not disclose to any third party the existence of this Agreement, the subject matter or terms hereof or information concerning the business or affairs of the Company that it may have acquired from such party in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby without the prior written consent of the Company; provided, that any Purchaser may disclose any such information as follows: (a) to such Purchaser’s Affiliates and its or its Affiliates’ employees, lenders, counsel, accountants, agents or advisors, the actions for which the applicable party will be responsible; (b) to comply with any applicable Law, provided that prior to making any such disclosure the Purchaser making the disclosure notifies the Company of any proceeding

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of which it is aware which may result in disclosure and uses its commercially reasonable efforts to limit or prevent such disclosure; (c) to the extent that the information is or becomes generally available to the public through no fault of the Purchaser or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession (on a non-confidential basis) of the Purchaser making such disclosure prior to receipt of such information; (e) to the extent that the party that received the information independently develops the same information without in any way relying on any such information; or (f) to the extent that the same information becomes available to the party making such disclosure on a non-confidential basis from a source other than a Purchaser or its Affiliates, which source, to the disclosing Purchaser’s knowledge, is not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation to the Company.

3.2. Stockholder Meetings.

(a) The Company shall call a meeting of its stockholders, to be held as promptly as practicable after May 23, 2010, and in no event later than October 28, 2010, to vote on (1) proposals to amend the Series A Preferred Stock and the Series B Preferred Stock pursuant to the Articles of Amendment attached hereto as Exhibit F (the “Preferred Stock Articles of Amendment”) (the “Preferred Stock Proposals”), (2) proposals to amend the Articles of Incorporation (A) to increase the number of authorized shares of Common Stock to at least 1,000,000,000 shares or such larger number as the Board of Directors determines in its reasonable judgment is necessary to effectuate the transactions contemplated by this Agreement and by the Recapitalization, and (B) to effectuate a reverse stock split of shares of the Common Stock to comply with NASDAQ listing requirements and (3) proposals to approve the issuance of the Common Shares under this Agreement and the Anchor Investment Agreement and in connection with the other Recapitalization transactions pursuant to the applicable NASDAQ Marketplace Rules (the stockholder proposals described in clauses (2) and (3), the “General Stockholder Proposals”). The Board of Directors shall unanimously recommend to the Company’s stockholders that such stockholders approve the General Stockholder Proposals and, if applicable, the Preferred Stock Proposals and shall take all other actions necessary to adopt such proposals if approved by the stockholders of the Company. In connection with each of the meetings at which such proposals will be voted on, the Company shall promptly prepare and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such stockholder approval and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders as promptly as practicable after clearance thereof by the SEC. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail or otherwise disseminate to its stockholders such an amendment or supplement. The Company agrees promptly to correct any information if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail or otherwise disseminate to its stockholders an amendment or supplement to correct such information to the extent required by applicable Laws. The recommendation made by the Board of Directors described in this Section 3.2(a) shall be included in the proxy statement filed in connection with obtaining such stockholder approval. Upon approval and adoption of any of the General Stockholder Proposals and Preferred Stock Proposals, if applicable, the Company shall promptly file the General Articles of Amendment and the Preferred Stock Articles of Amendment, as applicable, with the Commonwealth of Virginia State Corporation Commission.

(b) In the event that the approval of any of the Stockholder Proposals described in this Section 3.2 is not obtained at such stockholders meeting, the Company shall include a proposal to approve (and the Board of Directors shall unanimously recommend approval of) each such proposal at a meeting of its stockholders no less than once in each subsequent sixty-day period beginning on the day following such initial stockholders meeting until all such approvals are obtained or made.

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(c) The Company shall amend the Articles of Incorporation to reduce the par value per share of Common Stock to a nominal amount, which shall be less than the Purchase Price divided by the number of Common Shares to be purchased by the Purchasers hereunder, and the Company shall file Articles of Amendment reflecting such new par value per share of Common Stock.

3.3. Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to such Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all Laws imposing such taxes will be or will have been complied with.

3.4. Legend.

(a) The Purchasers agree that all certificates or other instruments representing the securities subject to this Agreement shall bear a legend substantially to the following effect, until such time as they are not required under Section 3.4(b) or applicable law (and, with respect to Common Shares held in book-entry form, the Company’s transfer agent will record such a legend on the share register):

“(i) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 30, 2010, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

(b) Following the earlier of (i) the effective date of a resale registration statement covering such Common Shares or (ii) Rule 144 becoming available for the resale of the Common Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Common Shares and without volume or manner-of-sale restrictions, the Company shall instruct the Company’s transfer agent to remove or cause to be removed the legend set forth in Section 3.4(a) from the certificates representing the Common Shares or from the notation in the share register relating to the Common Shares, as applicable, and shall cause its counsel to issue any legend removal opinion required by the transfer agent. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing such Common Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any required representation letter, deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Common Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 3.4(b). Certificates for Common Shares free from all

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restrictive legends may be transmitted by the transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company as directed by such Purchaser. Each Purchaser acknowledges that the securities have not been registered under the Securities Act or under any state securities laws and agrees that it shall not sell or otherwise dispose of any of the securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

3.5. Continued Listing Authorization. The Company shall take all steps necessary to prevent the Common Shares from being delisted from the NASDAQ, including, without limitation, effecting a reverse stock split of the Common Stock, if necessary, to comply with NASDAQ Listing Rule 5450(a)(1).

3.6. Registration Rights.

(a) Registration.

(1) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable (and in any event no later than the date that is 15 days) after the First Closing (the “Filing Deadline”), the Company shall have prepared and filed with the SEC one or more Shelf Registration Statements covering the resale of all of the Registrable Securities (or, if permitted by the rules of the SEC, otherwise designate an existing Shelf Registration Statement filed with the SEC to cover such Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable (and in any event no later than the Effectiveness Deadline) and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until the time as there are no such Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). Notwithstanding the registration obligations set forth in this Section 3.6(a)(1), in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial Shelf Registration Statement as required by the Commission and/or (ii) withdraw the initial Shelf Registration Statement and file a new Shelf Registration Statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on such form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or new Shelf Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other shares of Common Stock permitted to be registered on a particular Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other shares of Common

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Stock to be registered on such Shelf Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate the shares of Common Stock to be included by any Person other than a Holder; second, the Company shall reduce or eliminate any shares of Common Stock to be included by any Affiliate of the Company; and third, the Company shall reduce the number of Registrable Securities to be included by all Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders, subject to a determination by the Commission that certain Holders must be reduced before other Holders based on the number of Registrable Securities held by such Holders. In the event the Company amends the initial Shelf Registration Statement or files a new Shelf Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on such form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial Shelf Registration Statement, as amended, or the new Shelf Registration Statement. No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

(2) Except as provided in Section 3.6(a)(7), any registration pursuant to this Section 3.6(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If the Purchasers or any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 3.6(c). The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed.

(3) [Intentionally Omitted]

(4) If the Company proposes to register any of its securities, whether or not for its own account (including, without limitation, pursuant to the exercise of any demand registration rights by either Anchor Investor pursuant to the Anchor Investment Agreement), other than a registration pursuant to Sections 3.6(a)(1) or 3.6(a)(7) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company shall give prompt written notice to the Purchasers and all other Holders of its intention to effect such a registration (but in no event less than ten Business Days prior to the anticipated filing date) and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten Business Days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3.6(a)(4) prior to the effectiveness of such registration, whether or not the Purchasers or any other Holders have elected to include Registrable Securities in such registration.

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(5) If the registration referred to in Section 3.6(a)(4) is proposed to be underwritten, the Company shall so advise the Purchasers and all other Holders as a part of the written notice given pursuant to Section 3.6(a)(4). In such event, the right of the Purchasers and all other Holders to registration pursuant to this Section 3.6(a)(4) shall be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person shall (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Purchasers.

(6) In the event (x) that the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 3.6(a)(2) or (y) that a Piggyback Registration under Section 3.6(a)(4) relates to an underwritten offering, and in any such case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, solely in the case of a Piggyback Registration under Section 3.6(a)(4) relating to a primary offering on behalf of the Company, any securities the Company proposes to sell for its own account, (ii) second, Common Stock and other securities of the Company issued to Treasury, (iii) third, Registrable Securities of (A) the Purchasers and all other Holders who have requested registration of Registrable Securities pursuant to Sections 3.6(a)(2) or 3.6(a)(4), as applicable, and (B) any Anchor Investor that has requested registration of its Registrable Securities pursuant to the exercise of the demand registration rights provided in the Anchor Investment Agreement, in each case, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iv) fourth, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(7) In addition to any Shelf Registration Statement, the Company shall prepare and file with the SEC, and use its reasonable best efforts thereafter to cause to be effective, registration statements permitting the sale and distribution in an underwritten offering of up to that number of Registrable Securities equal, in each case, to 25% of the Registrable Securities outstanding as of the First Closing Date (as to each such underwritten offering, the “Offering Ceiling”) (i) first, as soon as practicable after the date twelve months after the First Closing Date (the “First Secondary Offering Registration”), and (ii) second, as soon as practicable after the date twelve months after the closing of the First Secondary Offering Registration (the “Second Secondary Offering Registration” and, together with the First Secondary Offering Registration, the “Secondary Offering Registrations”; each, a Secondary Offering Registration”). Each such offering shall be underwritten by one or more managing underwriter selected by the holders of a majority of the Registrable Securities to be distributed, and shall be effected on a “best efforts” basis unless otherwise agreed by the Company, Holders of a majority

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of the Registrable Securities to be distributed and the managing underwriters of such registration. With respect to each Secondary Offering Registration, the Company shall give prompt written notice to the Investors of its intention to effect such Secondary Offering Registration (but, in each case, no less than ten Business Days prior to the anticipated filing date), and shall include in such Secondary Offering Registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein from an Investor within five (5) Business Days of the Company’s notice pursuant to this Section 3.6(a)(7), provided that the Anchor Investors shall only be permitted to participate in the Second Secondary Offering Registration. In the event that the amount of Registrable Securities requested to be included by Holders in either Secondary Offering Registration exceeds the Offering Ceiling for such registration, the amount of Registrable Securities requested to be included therein by each Holder shall be reduced proportionally based on its pro rata ownership of the Registrable Securities as of the First Closing Date. As to each Secondary Offering Registration, if the managing underwriters of the underwritten offering to which it relates advise the Company that in their reasonable opinion the number of Registrable Securities requested to be included in such offering (after giving effect to any proportional reduction to a level not in excess of the Offering Ceiling) exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, Common Stock and other securities of the Company issued to the Treasury, (ii) second, Registrable Securities of the Purchasers and all other Holders, pro rata on the basis of the aggregate number of such securities or shares owned by each such Person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of the Transaction Documents.

(8) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities under Section 3.6(a)(1), the Company shall (i) register the resale of the Registrable Securities on another appropriate form, including, without limitation, Form S-1, and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders selling in such registration pro rata on the basis of the aggregate number of securities or shares being sold.

(c) Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(1) The Company shall, by 9:30 a.m. New York City time on the first Business Day after the Effective Date of a Shelf Registration Statement, file a final prospectus with the SEC, as required by Rule 424(b) under the Securities Act.

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(2) Provide to each Holder a copy of any disclosure regarding the plan of distribution or the selling Holders, in each case, with respect to such Holder, at least three (3) Business Days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that includes such information.

(3) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 3.6(c), and keep such registration statement effective or such prospectus supplement current.

(4) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(5) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(6) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(7) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).

(8) Within one Business Day after such event, give written notice to the Holders (which notice shall not contain any material non-public information):

(A) when any registration statement filed pursuant to Section 3.6(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

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(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

(9) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 3.6(c)(8)(C) at the earliest practicable time.

(10) Upon the occurrence of any event contemplated by Section 3.6(c)(7) or 3.6(c)(8)(E) and subject to the Company’s rights under Section 3.6(d), the Company shall promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(11) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(12) In the event of an underwritten offering pursuant to Section 3.6(a)(2) or Section 3.6(a)(4) or conducted pursuant to Section 3.6(a)(7), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business

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of the Company and the Company Subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the applicable registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(13) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information, in each case, reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(14) Cause all such Registrable Securities to be listed on each securities exchange on which the same class of securities issued by the Company are then listed or, if the same class of securities is not then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities of such class to be listed on the NASDAQ Stock Market.

(15) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(16) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement

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of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice (each such suspension, a “Suspension Period”). No single Suspension Period shall exceed 30 consecutive days, and during any 365 day period, the aggregate of all Suspension Periods shall not exceed an aggregate of 60 days.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(1) Neither the Purchasers nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.6(c) as to a selling Holder that such selling Holder, and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g) Indemnification.

(1) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such Loss is based solely upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity

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with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnitee and shall survive the transfer of the Registrable Securities by the Holders.

(2) If any proceeding shall be brought or asserted against any Indemnitee, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnitee to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Company.

An Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnitees unless: (1) the Company has agreed in writing to pay such fees and expenses; (2) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnitee and the Company; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees. The Company shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any pending proceeding in respect of which any Indemnitee is a party, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 3.6(g)(2)) shall be paid to the Indemnitee, as incurred, within twenty (20) Business Days of written notice thereof to the Company; provided, that the Indemnitee shall promptly reimburse the Company for that portion of such fees and expenses applicable to such actions for which such Indemnitee is finally judicially determined to not be entitled to indemnification hereunder). The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 3.6(g), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

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(3) If the indemnification provided for in Section 3.6(g)(1) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.6(g)(3) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.6(g)(1). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(4) The indemnity and contribution agreements contained in this Section 3.6(g) are in addition to any liability that the Company may have to the Indemnitees and are not in diminution or limitation of the indemnification provisions under Article V of this Agreement.

(h) Assignment of Registration Rights. The rights of each Purchaser to registration of Registrable Securities pursuant to Section 3.6(a) may be assigned by such Purchaser to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than $1,000,000 in Registrable Securities and (ii) such transfer is permitted under the terms hereof; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i) Holdback. With respect to any underwritten offering of Registrable Securities by the Purchasers or other Holders pursuant to this Section 3.6, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 90 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

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(j) Rule 144; Rule 144A Reporting. With a view to making available to the Purchasers and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(1) make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2) so long as a Purchaser or a Holder owns any Registrable Securities, furnish to such Purchaser or such Holder forthwith upon request: (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (y) a copy of the most recent annual or quarterly report of the Company; and (z) such other reports and documents as the Purchaser or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(3) to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k) As used in this Section 3.6, the following terms shall have the following respective meanings:

(1) “Effective Date” means the date that the Shelf Registration Statement filed pursuant to Section 3.6(a)(1) is first declared effective by the Commission.

(2) “Effectiveness Deadline” means, with respect to the initial Shelf Registration Statement required to be filed pursuant to Section 3.6(a)(1), the earlier of (i) the 90th calendar day following the First Closing Date and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

(3) “Holder” means (i) the Purchasers and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 3.6(h) hereof and (ii) the Anchor Investors and any other holder of Registrable Securities to whom the registration rights conferred by the Anchor Investment Agreement have been transferred in compliance with Section 3.14(h) thereof.

(4) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(5) “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

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(6) “Registrable Securities” means (A) all Common Stock held by the Investors from time to time and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (A) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities shall not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be immediately sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(7) “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 3.6, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show,” the reasonable fees and disbursements of Holders’ Counsel (not to exceed $25,000), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(8) “Rule 144,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(9) “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

(10) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

At any time, any holder of Registrable Securities (including any Holder) may elect to forfeit its rights set forth in this Section 3.6 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 3.6(a)(4)-(7) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 3.6(g) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 3.6(k), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 3.6(a)(2), 3.6(a)(4) or 3.6(a)(7) prior to the date of such Holder’s forfeiture.

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3.7. Certain Other Transactions.

(a) Prior to the Second Closing, notwithstanding anything in the Transaction Documents to the contrary, the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a Change in Control unless such third party shall have provided prior assurance in writing to the Purchasers (in a form that is reasonably satisfactory to the Purchasers) that the terms of the Transaction Documents shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect Subsidiary. For the avoidance of doubt, it is understood and agreed that, in the event that a Change in Control occurs on or prior to the Second Closing, the Purchasers shall maintain the right under this Agreement to acquire, pursuant to the terms and conditions of the this Agreement, the Common Stock (or such other securities or property (including cash) into which the Common Stock may have become exchangeable as a result of such Change in Control), as if both of the Closings (or the Second Closing, if the First Closing has already occurred) had occurred immediately prior to such Change in Control, including, for the avoidance of doubt, the Common Stock issuable pursuant to warrants to be issued pursuant to the Carlyle Investor Letter , the Anchorage Investor Letter, and the CapGen Investor Letter.

(b) In the event that, at or prior to either Closing, (i) the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock issued and outstanding is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction, (ii) the Company fixes a record date that is at or prior to the applicable Closing Date for the payment of any non-stock dividend or distribution on the Common Stock other than any ordinary cash dividends, then the number of shares of Common Stock to be issued to the Purchasers at the applicable Closing under this Agreement, together with the applicable per share price (and the number of shares and per share price pursuant to the Rights Offering and the backstop commitment), shall be equitably adjusted and/or the shares of Common Stock to be issued to the Purchasers at the applicable Closing under this Agreement shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide the Purchasers with substantially the same economic benefit from this Agreement as the Purchasers had prior to the applicable transaction. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate Purchase Price or any component, or the aggregate percentage of shares to be purchased by and Purchaser thereof be changed by the foregoing.

(c) Notwithstanding anything in the foregoing, the provisions of this Section 3.7 shall not be triggered by (i) the transactions contemplated by this Agreement (other than the reverse stock split and related matters) or (ii) any issuances of options, restricted stock units or other equity-based awards granted to newly-appointed directors, employees or consultants of the Company at or around the same time as the transactions contemplated by this Agreement to such Persons, including upon exercise of any such options (not to exceed 2.5% of the Capital Stock of the Company on a fully-diluted basis).

(d) The reverse stock split contemplated by this Agreement shall not occur prior to the issuance of the warrants pursuant to the Carlyle Investor Letter, the Anchorage Investor Letter and the CapGen Investor Letter.

3.8. Articles of Amendment. In connection with the First Closing, the Company shall file the Articles of Amendment in the Commonwealth of Virginia, and such Articles of Amendment shall continue to be in full force and effect as of the First Closing Date and the Second Closing Date.

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3.9. Limitation on Beneficial Ownership. Notwithstanding anything to the contrary in the Transaction Documents, neither the Company nor any Company Subsidiary shall take any action (including any redemption, repurchase, or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Purchasers are not given the right to participate in such redemption, repurchase or recapitalization to the extent of the Purchaser’s pro rata proportion), that would cause any Purchaser’s ownership of voting securities of the Company (together with the ownership by such Purchaser’s Affiliates (as such term is used under the BHC Act) of voting securities of the Company) to increase above 9.9% of any class of voting securities of the Company, without the prior written consent of such affected Purchaser, or to increase to an amount that would constitute “control” under the BHC Act or the CIBC Act, or otherwise cause any Purchaser to “control” the Company under and for purposes of the BHC Act or the CIBC Act. Notwithstanding anything to the contrary in this Agreement or any Transaction Document, no Purchaser (and its Affiliates or any other Persons with which it is acting in concert) will be entitled to purchase a number of Common Shares that would result in such Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) or the owner for purposes of any banking law or regulation of more than 9.9% of the number of shares of Common Stock issued and outstanding. Notwithstanding anything to the contrary in this Agreement, no Purchaser shall have the ability to exercise any voting rights of any securities in excess of 9.9% of any class of voting securities of the Company. In the event that either the Company or any Company Subsidiary breaches its obligations under this Section 3.9 or believes that it is reasonably likely to breach such obligations, it shall promptly notify the other parties hereto and shall cooperate in good faith with such parties to modify an ownership or other arrangement or take such actions and make such other arrangements, in each case, as is necessary to cure or avoid such breach.

3.10. Notice of Certain Events. Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to each Closing that would constitute a violation or breach of this Agreement (or a breach of any representation or warranty contained herein) or, if the same were to continue to exist as of applicable Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Section 1.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware which would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of May 23, 2010. Notwithstanding the foregoing, neither party shall be required to take any action that would jeopardize such party’s attorney-client privilege.

3.11. Preemptive Rights.

(a) Sale of New Securities. Until the earlier of (x) the first-year anniversary of the First Closing or (y) such date as such Purchaser sells or otherwise disposes of more than 50% of the Common Shares acquired by it in the Equity Investment (as adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization), at any time that the Company proposes to make any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into or exercisable for equity or that includes an equity component (such as, an “equity” kicker) (including any hybrid security) (any such security, a “New Security”) (other than the issuance and sale of securities (i) in connection with the Rights Offering and the Second Closing; (ii) to employees, officers, directors or consultants of the Company pursuant to employee benefit plans or compensatory arrangements approved by the Board of Directors (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements); (iii) as consideration in connection with any bona fide, arm’s-length direct or indirect

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merger, acquisition or similar transaction; or (iv) securities issued pursuant to the Troubled Assets Relief Program (“TARP”) or any similar United States Government program) such Purchaser shall first be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by Law and the Articles of Incorporation and By-Laws of the Company, such Purchaser may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of such New Securities to be offered in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The New Securities that a Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the such Purchaser and its Affiliates (assuming full conversion or exercise of any securities convertible into or exercisable for Common Stock) and the denominator of which is the number of shares of Common Stock then outstanding immediately preceding any offering of New Securities. Notwithstanding anything herein to the contrary, in no event shall a Purchaser have the right to purchase securities hereunder to the extent that such purchase would result in such Purchaser exceeding the ownership limitations of the Purchasers set forth in Section 3.9.

(b) Notice. In the event the Company proposes to offer or sell New Securities that are subject to a Purchaser’s rights under Section 3.11(a), it shall give such Purchaser written notice of its intention, specifying the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), at least thirty (30) days prior to the proposed offer, issuance or sale. A Purchaser shall have twenty-five (25) days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 3.11 and as to the amount of New Securities such Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 3.11(a). Such notice shall constitute a non-binding agreement of such Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of a Purchaser to respond within such twenty-five (25) day period shall be deemed to be a waiver of such Purchaser’s rights under this Section 3.11 only with respect to the offering described in the applicable notice. Notwithstanding anything to the contrary herein in this section, the provisions of subclause (b) hereto shall not be applicable to any New Securities offered or issued at the written direction of the applicable federal regulator of the Company or its banking subsidiaries.

(c) Purchase Mechanism. If a Purchaser exercises its rights provided in this Section 3.11, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within sixty (60) days after the giving of notice of such exercise, provided that, if such issuance is subject to regulatory approval, such sixty (60)-day period shall be extended until the expiration of ten (10) Business Days after all such approvals have been received, but in no event later than one-hundred-twenty (120) days from the date of the Company’s initial notice pursuant to Section 3.11(b). Each of the Company and the Purchasers agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any Law necessary in connection with the offer, sale and purchase of, such New Securities.

(d) Failure of Purchase. In the event a Purchaser fails to exercise its rights provided in this Section 3.11 within the twenty-five (25) day period described in Section 3.11(b) or, if so exercised, such Purchaser is unable to consummate such purchase within the time period specified in Section 3.11(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled during the period of 90 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the Common Stock

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covered thereby shall be consummated, if at all, within 30 days from the date of such agreement) to sell the Common Stock not elected to be purchased pursuant to this Section 3.11 or which such Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon other terms that, taken in the aggregate, are not more favorable to the purchasers of such securities than were specified in the Company’s notice to the Purchasers. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 90 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the Common Stock or entered into an agreement to sell the Common Stock within such 90-day period (or sold and issued Common Stock in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 90 days from the date of such agreement)), the Company shall not thereafter offer, issue or sell such Common Stock without first offering such securities to the Purchasers in the manner provided above.

(e) Non-Cash Consideration. In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors; provided, however, that such fair value as reasonably determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) Cooperation. The Company and each Purchaser shall cooperate in good faith to facilitate the exercise of such Purchaser’s rights under this Section 3.11, including securing any required approvals or consents.

3.12. Most Favored Nation. During the period from May 23, 2010 through completion of the Second Closing, neither the Company nor the Company Subsidiaries shall enter into any additional agreements with any existing or future investors (including any Purchaser but excluding any Anchor Investor or CapGen) in the Company or any of the Company Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchasers by this Agreement, unless, in any such case, each Purchaser will be given a copy of such additional agreement and has been offered the opportunity to receive such rights and benefits of such additional agreement within 60 days of the later of the execution of such additional agreement and May 23, 2010. Such Purchaser shall notify the Company in writing, within 30 days after the date it receives a copy of such additional agreement, of its election to receive the rights and benefits set forth therein. For the avoidance of doubt, each Purchaser will receive a copy of each additional agreement agreed to with one or more other investors (including any additional agreement entered into with any Purchaser but excluding any agreements with any Anchor Investor or CapGen). Without limiting the foregoing, the Company shall not offer any investors (other than the Anchor Investors or CapGen) in any other capital raising transaction occurring at the same time as the transactions contemplated by this Agreement, terms more favorable, in form or substance, than those offered in connection with the Private Placement, unless the Purchasers are also provided with such terms or have consented thereto in writing; provided, however, that for purposes of this Section 3.12, the Purchasers hereby consent to the Company’s entry into (i) the CapGen Investment Agreement, (ii) the Revised Stock Purchase Agreements, (iii) the letter agreement dated as of the date hereof between the Company and CapGen (and the related agreements attached thereto), (iv) the letter agreement dated as of the date hereof between the Company and Midtown Acquisitions L.P. (the “Davidson Investor Letter”), and (v) the letter agreement dated as of the date hereof between the

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Company and Fir Tree Value Master Fund, LP, Fir Tree Capital Opportunity Master Fund, LP, Fir Tree Mortgage Opportunity Master Fund, LP and Fir Tree REOF II Master Fund, LLC (collectively, the “Fir Tree Investors”) (the “Fir Tree Investor Letter”), and the terms and conditions thereof in each case in the form previously delivered by the Company to the Purchasers. For the purposes of this Agreement, all parties agree that the terms and conditions of those documents referred to in clauses (i), (ii), (iii), (iv) and (v), of this paragraph, as well as the terms and provisions of (A) the letter agreement dated as of the date hereof between the Company and an Affiliate of the Carlyle Anchor Investor (and the related agreements attached thereto) (the “Carlyle Investor Letter”) and (B) the letter agreement dated as of the date hereof between the Company and an Affiliate of the Anchorage Anchor Investor (and the related agreements attached thereto) (the “Anchorage Investor Letter”), shall be deemed Previously Disclosed, as that term is used herein, including for the purposes of modifying the Company’s representations and warranties.

3.13. Exchange Offers. As soon as practicable following May 23, 2010, the Company shall prepare and file with the SEC a Schedule TO covering the Exchange Offers. The Company shall use reasonable best efforts to have the Schedule TO cleared by the SEC. The Company shall use its reasonable best efforts to take any action required to be taken under any applicable state securities laws in connection with the Exchange Offers. The Company shall advise the Purchasers, promptly after it receives notice thereof, of the time when the Exchange Offer has become effective, the issuance of any stop order, the suspension of the qualification of the Common Stock issuable pursuant to the Exchange Offers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Schedule TO. The Company shall not pay or give, directly or indirectly, any commission or other remuneration to any Person for soliciting the acquisition of the Series A Preferred Stock and Series B Preferred Stock or the exchange as contemplated pursuant to the Exchange Offers. The Board of Directors shall unanimously recommend to the holders of the Series A Preferred Stock and the Series B Preferred Stock that such stockholders tender their shares of Series A Preferred Stock and Series B Preferred Stock into the Exchange Offers.

3.14. Rights Offering

(a) As promptly as practicable following the First Closing, and subject to compliance with all applicable Law, including the Securities Act, the Company shall distribute to each holder of record of Common Stock (including any holders who received Common Stock pursuant to the Exchange Offers) as of the close of business on the Business Day immediately preceding the First Closing Date (each, a “Legacy Stockholder”) non-transferable rights (the “Rights”) to purchase from the Company an amount of Common Shares calculated pursuant to Section 3.14(b) at a per share purchase price equal to $0.40 (“Rights Purchase Price”). The transactions described in this Section 3.14, including the purchase and sale of Common Shares upon the exercise of Rights and any commitments to purchase unsubscribed Common Shares in Section 3.14(c), shall be referred to in this Agreement as the “Rights Offering.” The registration statement relating to the Rights Offering shall be filed within 15 days after the First Closing.

(b) Each Right shall entitle a Legacy Stockholder to purchase any whole number of Common Shares, provided that (i) no Legacy Stockholder shall thereby exceed, together with any other person with whom such Legacy Stockholder may be aggregated under applicable law, 4.9% beneficial ownership of the Company’s equity securities and (ii) the aggregate purchase price of all Common Shares purchased in the Rights Offering shall not exceed Forty Million Dollars ($40,000,000).

(c) In the event the Rights Offering is over-subscribed, subscriptions by Legacy Stockholders shall be reduced proportionally based on their pro rata ownership of the Common Stock outstanding as of the close of business on the trading day immediately preceding the First Closing Date but assuming that the Exchange Offers shall have occurred on such date.

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(c) In the event the Rights Offering is over-subscribed, subscriptions by Legacy Stockholders shall be reduced proportionally based on their pro rata ownership of the Common Stock outstanding as of the close of business on the trading day immediately preceding the First Closing Date but assuming that the Exchange Offers shall have occurred on such date.

(d) In the event the Company does not sell at least $20 million in Common Shares pursuant to the Rights Offering, pursuant to the CapGen Investment Agreement, CapGen shall purchase that number of Common Shares at the Rights Purchase Price in an aggregate dollar amount equal to $20 million less the dollar amount of Common Shares sold to the holders of Rights. In addition, to the extent the Company determines to offer more than $20 million of Common Shares in the Rights Offering, but in no event in excess of an aggregate of $40 million of Common Shares in the Rights Offering (the “Additional Rights Shares”) the Purchasers hereby agree to purchase, on a Pro Rata Basis, any Additional Rights Shares that are not purchased by the holders of the related Rights (“Additional Unsubscribed Shares”), at the Rights Purchase Price, subject to and simultaneously with the other Investors’ purchase, and on a Pro Rata Basis, of the Additional Unsubscribed Shares. Additionally, the Company agrees that the Anchor Investment Agreement and the CapGen Investment Agreement shall include a substantially similar covenant requiring such Investors to purchase, on a Pro Rata Basis, any Additional Unsubscribed Shares at the Rights Purchase Price. In no event shall any Purchaser, Anchor Investor or CapGen be required to purchase Additional Unsubscribed Shares in excess of their respective Pro Rata Basis or such as would cause any Anchor Investor or CapGen to hold more than 24.9% of the Company’s outstanding Common Shares, cause any Purchaser to hold more than 9.9% of the Company’s outstanding Common Shares, or cause Goldman, Sachs & Co. to hold more than 3.99% of the Company’s outstanding Common Shares. To the extent that the Rights Offering is not fully sold following the foregoing purchases by holders of Rights, the Purchasers, Anchor Investors and CapGen, then the Company may offer any remaining Additional Unsubscribed Shares at the Rights Purchase Price.

(e) As used in Section 3.18(d), “Pro Rata Basis” with respect to each Investor means a commitment by that Investor to purchase that number of Additional Unsubscribed Shares equal to the total number of Additional Unsubscribed Shares multiplied by a fraction, the numerator of which is the number of Common Shares purchased by such Investor in connection with the Investment or the Private Placement, as the case may be, and the denominator of which is the total aggregate number of Common Shares purchased by all Investors in connection with the Investment and the Private Placement, subject to the limitations set forth in the last sentence of Section 3.18(d) above.

ARTICLE IV

TERMINATION

4.1. Termination. This Agreement may be terminated prior to the First Closing:

(a) by mutual written agreement of the Company and Purchasers representing 75% of the aggregate number of Common Shares to be purchased pursuant to this Agreement;

(b) by any party, upon written notice to the other parties, in the event that the First Closing does not occur on or before October 29, 2010; provided, however, that the right to terminate this Agreement pursuant to this Section 4.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the First Closing to occur on or prior to such date;

(c) [Reserved]

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(d) by any Purchaser, upon written notice to the Company and the other Purchasers, if the Anchor Investment Agreement is terminated;

(e) by the Company, upon written notice to the Purchasers, if (i) there has been a breach of any representation, warranty, covenant or agreement made by a Purchaser in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(3)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that this Section 4.1(e) shall only apply if the Company is not in material breach of any of the terms of this Agreement; or

(f) by any party, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable.

4.2. Effects of Termination. In the event of any termination of this Agreement as provided in Section 4.1, this Agreement (other than Section 3.1 and Article VI of this Agreement, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for fraud or willful breach of this Agreement.

ARTICLE V

INDEMNITY

5.1. Indemnification by the Company.

(a) After the First Closing and subject to Sections 5.1, 5.3 and 5.4, the Company shall indemnify, defend and hold harmless to the fullest extent permitted by Law each Purchaser and its Affiliates, and their successors and assigns, officers, directors, partners, members and employees, as applicable, (the “Purchaser Indemnified Parties”) against, and reimburse any of the Purchaser Indemnified Parties for:

(1) all Losses that any of the Purchaser Indemnified Parties may at any time suffer or incur, or become subject as a result of or in connection with any breach or failure by the Company to perform any of their covenants or agreements contained in this Agreement; and

(2) any action, suit, claim, proceeding or investigation by any stockholder of the Company or any other Person relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (including the Private Placement, the Anchor Investment, the TARP Exchange, the Exchange Offers and the Rights Offering).

(b) [Intentionally Omitted].

(c) For purposes of Section 5.1(a), in determining whether there has been a breach of a representation or warranty, the parties hereto shall ignore any “materiality,” “Knowledge”, “Material Adverse Effect,” or similar qualifications. Nothing in this Article V shall be deemed to limit the rights or remedies of the Company and its Affiliates, officers, directors, shareholders, and employees, as applicable, in connection with any inaccuracy or breach of any representation or warranty made by any Purchaser in this Agreement, or any breach or failure by such Purchaser to perform any of its covenants or agreements contained in this Agreement.

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5.2. [Intentionally Omitted].

5.3. Notification of Claims.

(a) Any Person that may be entitled to be indemnified under Section 5.1 of this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought hereunder, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party) (each, a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure. The parties agree that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 6.1 for such representation, warranty, covenant or agreement; provided, that if, prior to such applicable date, a party hereto shall have notified the other parties hereto in accordance with the requirements of this Section 5.3(a) of a claim for indemnification under this Agreement (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Agreement notwithstanding the passing of such applicable date.

(b) Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) in respect of a Third Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of any Third Party Claim, with its own counsel and at its own expense, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at the Indemnifying Party’s expense (except that the Indemnifying party shall only be liable for the reasonable fees and expenses of one law firm for all of the Indemnified Parties). The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence. The Company or the Purchasers (as the case may be) shall, and shall cause each of their Affiliates and representatives to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless such settlement, compromise, discharge or entry of any judgment does not involve any finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party, and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided in such judgment), (ii) not encumber any of the material assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business and (iii) obtain, as a condition of any settlement, compromise, discharge, entry of judgment (if applicable), or other resolution, a complete and unconditional release of each Indemnified Party from any and all liabilities in respect of such Third Party Claim. The Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

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(c) In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within twenty (20) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this agreement. The Indemnified Party shall reasonably cooperate with and assist the Indemnifying Party in determining the validity of any such claim for indemnity by the Indemnified Party.

5.4. Indemnification Payment. In the event a claim or any Action for indemnification or breach hereunder has been finally determined, the amount of such final determination shall be paid (a) if the Indemnified Party is an Purchaser, by the Company to the Indemnified Party and (b) if the party claiming breach of this Agreement is the Company, by the Purchaser against whom the claim of breach is made to the Company, in each case on demand in immediately available funds; provided, however, that any reasonable and documented out-of-pocket expenses incurred by the Indemnified Party or the Company, as the case may be, as a result of such claim or Action shall be reimbursed promptly by the Company or such Purchaser, as the case may be, upon receipt of a copy of the invoice describing such incurred costs from the Indemnified Party. A claim or an Action, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Agreement when the parties hereto have so determined by mutual agreement or, if disputed, when a final non-appealable governmental order has been entered into with respect to such claim or Action.

5.5. Exclusive Remedies. Except as set forth in this Agreement and any other documents delivered in connection with the First Closing of the transactions contemplated by this Agreement, the Company and its representatives make no representation or warranty, expressed or implied, at law or in equity, in respect of the Company or the Company’s business or prospects; and any and all other representations and warranties made by the Company or its representatives are deemed to have been superseded by this Agreement and do not survive. The Purchasers acknowledge and agree that they are relying solely on their own investigations and the representations and warranties contained in this Agreement and the other documents delivered in connection with the First Closing in deciding to enter into this Agreement and consummate the First Closing. Without limiting the previous two sentences, each party hereto acknowledges and agrees that following the First Closing, the indemnification provisions hereunder shall be the sole and exclusive remedies of the parties hereto for any breach of the representations, warranties or covenants contained in the this Agreement. No investigation of the Company by any Purchaser, or by the Company of any Purchaser, whether prior to or after May 23, 2010, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right. The parties agree that any payment made pursuant to a claim or Action for indemnification under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

ARTICLE VI

MISCELLANEOUS

6.1. Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive in full force and effect until the date that is eighteen (18) months after the First Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period), at which time they shall terminate and no claims shall be made for indemnification under Section 5.1 or Section 5.2, as applicable, for breaches of representations or warranties thereafter, except the Purchaser

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Specified Representations shall survive the First Closing indefinitely. The covenants and agreements set forth in this Agreement shall survive until the earliest of the duration of any applicable statute of limitations or until performed or no longer operative in accordance with their respective terms.

6.2. Expenses. Each party will pay their own costs and expenses in connection with this Agreement and the transactions contemplated hereby. The Company shall pay all amounts owed to the Placement Agents relating to or arising out of the transactions contemplated hereby.

6.3. Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.

(a) the term “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities.

(b) the term “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person provided that no security holder of the Company shall be deemed to be an Affiliate of any other security holder or of the Company or any of its Subsidiaries solely by reason of any investment in the Company. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise;

(c) the term “Articles of Amendment” means the General Articles of Amendment, the Preferred Stock Articles of Amendment and any other amendments to the Company’s Articles of Incorporation that may be required pursuant to the transactions contemplated by this Agreement;

(d) the term “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(e) the term “Board of Directors” means the Board of Directors of the Company;

(f) the term “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Virginia generally are authorized or required by Law or other governmental actions to close;

(g) the term “CapGen” means CapGen Capital Group VI LP;

(h) the term “CapGen Investment Agreement” means the Amended and Restated Investment Agreement, dated as of August 11, 2010, by and between the Company and CapGen;

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(i) the term “CapGen Investor Letter” means that certain letter agreement dated as of the date hereof between the Company and an Affiliate of CapGen (and the related agreements attached thereto);

(j) the term “Capital Stock” means capital stock or other type of equity interest in (as applicable) a Person;

(k) the term “Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(A) any person is or becomes a beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), other than the Investors and their Affiliates, directly or indirectly, of 20% of the aggregate voting power of the voting securities; provided, however, that the event described in this clause (2) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 20% of the then outstanding voting securities, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

(B) the consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders (a “Business Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by voting securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such voting securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”);

(C) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(D) a majority of the members of the Board of Directors are not Continuing Directors; provided that the changes to the membership of the Board of Directors pursuant to Section 3.5 herein shall not be considered a Change of Control.

(l) the term “CIBC Act” means the Change in Bank Control Act, as amended.

(m) the term “Code” means the Internal Revenue Code of 1986, as amended;

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(n) [reserved]

(o) the term “Disclosure Schedule” shall mean a schedule delivered by each Purchaser to the Company setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.3 with respect to such Purchaser, or to one or more covenants contained in Article III.

(p) the term “Environmental Laws” means all federal, state or local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment.

(q) the term “First Anchor Closing” means the closing of the purchase of the Common Shares by the Anchor Investors pursuant to Section 1.1(a) of the Anchor Investment Agreement;

(r) the term “GAAP” means United States generally accepted accounting principles and practices as in effect from time to time;

(s) the term “General Articles of Amendment” means the amendments to Company’s Articles of Incorporation required to effect the General Stockholder Proposals;

(t) the term “Governmental Consent” means any notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or the expiration or termination of any statutory waiting periods, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”);

(u) the term “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization;

(v) the term “Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral;

(w) the term “Knowledge” of the Company and words of similar import mean the actual knowledge of any directors, executives or other employees of the Company listed on Schedule III hereto;

(x) the term “Law” means any statute, law, ordinance, rule or regulation (domestic or foreign) issued, promulgated or entered into by or with any Governmental Entity;

(y) the term “Lien” mean any lien, charge, adverse right or claim, pledge, covenant, title defect, security interest or other encumbrance of any kind;

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(z) the term “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or a security backed by or representing an interest in any such mortgage loan;

(aa) the term “Losses” means any and all losses, damages, reasonable costs, reasonable expenses (including reasonable attorneys’ fees and disbursements), liabilities, settlement payments, awards, judgments, fines, obligations, claims, and deficiencies of any kind, excluding exemplary, consequential and punitive damages;

(bb) the term “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity;

(cc) the term “Preferred Articles of Amendment” means the amendments to Series A Preferred Stock and Series B Preferred Stock required to effect the Preferred Stock Proposals;

(dd) the term “Purchaser Specified Representations” means the representations and warranties made in Section 2.3(a), Section 2.3(b)A, Section 2.3(d) and Section 2.3(e);

(ee) the term “Regulatory Agreement” means with respect to the Company and Company Subsidiaries any of (i) any cease-and-desist order or other similar order or enforcement action issued by a Governmental Entity, (ii) any written agreement, consent agreement or memorandum of understanding with a Governmental Entity, (iii) any commitment letter or similar undertaking to a Governmental Entity, (iv) any capital directive by a Governmental Entity, since December 31, 2007, and (v) any board resolutions at the request of any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business;

(ff) the term “Second Anchor Closing” means the closing of the purchase of the Common Shares by the Anchor Investors pursuant to Section 1.1(b) of the Anchor Investment Agreement;

(gg) the term “Stockholder Proposals” means the General Stockholder Proposals and the Preferred Stock Proposals;

(hh) the term “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a subsidiary of such Person is a general partner or managing member or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof;

(ii) the term “Tax” or “Taxes” means all United States federal, state, local or foreign income, profits, estimated, gross receipts, windfall profits, severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, capital stock, employment, withholding, transfer, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax that may become payable in respect thereof imposed by any Governmental Entity, whether or not disputed.

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(jj) the term “Tax Return” shall mean any return, declaration, report or similar statement required to be filed with respect any Taxes (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax.

(kk) term “Transaction Documents” means this Agreement, the Anchor Investment Agreement, the CapGen Investment Agreement, the Treasury Letter, the Exchange Agreement, the Exchange Offer documents, the Carlyle Investor Letter, the Anchor Investor Letter, the Davidson Investor Letter, the Fir Tree Investor Letter and the Rights Offering documents, as the same may be amended or modified from time to time;

(ll) the word “or” is not exclusive;

(mm) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(nn) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(oo) all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit and schedule references not attributed to a particular document shall be references to such exhibits and schedules to this Agreement.

6.4. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Investor, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Investors under any Transaction Document. The decision of each Purchaser (other than those Purchasers that are Affiliates of each other) to purchase the Common Shares pursuant to this Agreement has been made by such Purchaser independently of any other non-affiliated Investors and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, which may have been made or given by any other non-affiliated Investor or by any agent or employee of any other non-affiliated Investors, and no Purchaser and any of its agents or employees shall have any liability to any other Investors (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained in this Agreement, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser (other than those that are Affiliates of such Purchaser) confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors and no other non-affiliated Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no non-affiliated Investors will be acting as agent of such Purchaser (and its Affiliates) in connection with monitoring its investment in the Common Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

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6.5. Amendment and Waivers. The conditions to each party’s obligation to consummate each Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Law. No amendment or waiver of any provision of this Agreement will be effective against any party hereto unless it is in a writing signed by a duly authorized officer or representative of such party that makes express reference to the provision or provisions subject to such amendment or waiver.

6.6 Amendment and Restatement of Original Agreement. The parties agree that, effective as of the Modification Date (as defined below), (a) the Original Securities Purchase Agreement shall be amended in its entirety by replacing such agreement with the provisions of this Agreement, and the Original Securities Purchase Agreement shall be of no further force and effect. In consideration of the foregoing, each party hereto, for itself and its successors and assigns, effective on the Modification Date, hereby releases and forever discharges the other party hereto and their Affiliates, and any of their successors and assigns, and all such Persons’ respective officers, directors, partners, members and employees of and from any and all Actions, losses and liabilities that now exist or may hereafter arise pursuant to the Original Securities Purchase Agreement as a result of any matter, fact, circumstance, happening or thing whatsoever occurring or failing to occur under the Original Securities Purchase Agreement. Modification Date shall mean the date on which occurs the execution and delivery by all parties of (i) this Agreement, (ii) the second amendment and restatement of the Anchor Investment Agreement, (iii) the CapGen Investment Agreement, and (iv) such other modifications of the other Transaction Agreements as is mutually agreed by the Anchor Investors, the Company and CapGen.

6.7. Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.8. Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

6.9. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York sitting in the borough of Manhattan, New York, New York, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding or, if it does not have subject matter jurisdiction, in any New York State court sitting in the borough of Manhattan, New York, New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.10 shall be deemed effective service of process on such party. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts referred to above for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

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6.10. WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.11. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to the Purchasers:

To the address set forth under such Purchaser’s name on the signature page hereof;

(b)	If to the Company:

Hampton Roads Bankshares, Inc.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

Attn: Douglas J. Glenn, Esq.

Telephone: (757) 217-3634

Fax: (757) 217-3656

with a copy (which copy alone shall not constitute notice):

Williams Mullen

999 Waterside Dr., Suite 1700

Norfolk, Virginia 23510

Attn: William A. Old, Jr.

Telephone: (757) 629-0613

Fax: (757) 629-0660

6.12. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the other Transaction Documents and the Confidentiality Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, inducements or conditions, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

6.13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the

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Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. A Purchaser may assign some or all of its rights hereunder or thereunder without the consent of the Company (i) to any third party, if in compliance with this Agreement and Law or (ii) to any Affiliate of such Purchaser, and such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to “Purchasers.”

6.14. Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.15. Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the Purchasers and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.16. Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person or entity other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 3.6, 5.1 and 5.2 shall inure to the benefit of the persons referred to in that Section.

6.17. Public Announcements. By 9:00 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue one or more press releases (collectively, the “Press Release”) disclosing all material terms of the transactions contemplated hereby. On or before 5:30 p.m., New York City time, on the fourth Business Day immediately following the date of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of this Agreement (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement)). By 9:00 a.m., New York City time, on the first Business Day following the Closing Date, the Company shall issue one or more press releases disclosing the closing of the transactions contemplated hereby and the material terms thereof. If this Agreement terminates prior to Closing, by 9:00 a.m., New York City time, on the first Business Day following the date of such termination, the Company shall issue one or more press releases disclosing such termination. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or stock exchange, without giving such Purchaser the opportunity to review such public disclosure and the right to consent to the disclosure of such Purchaser and the amount and terms of its purchase, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by Section 3.6 hereof and (B) the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or stock exchange regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). Upon the earliest to occur of (i) the date on which the Company files with the SEC the registration statement covering the Common Stock to be offered pursuant to the Rights Offering, (ii) the date on which the Company files with the SEC any other registration statement (other than a Special Registration) and (iii) the six-month anniversary of the date of this Agreement, the Company covenants and agrees to

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make such public disclosures as are necessary to cause the Purchasers to no longer be in possession of material, non-public information. At such time as the Company makes the disclosures contemplated by the preceding sentence, the Company acknowledges that the Purchasers shall no longer be in possession of any material, non-public information. Without limiting the Company’s obligation pursuant to the penultimate sentence, it is expressly acknowledged and agreed that the Company is not obligated to, and does not intend to, disclose any information provided to or made available to any Purchaser in connection with the transactions contemplated by the Transaction Documents that constitutes competitively sensitive information or confidential business information or records the public disclosure of which the Company believes in good faith would adversely affect the Company. Each Purchaser, severally and not jointly with the other Purchasers, covenants that such Purchaser will maintain the confidentiality of all information provided or made available to it in connection with this transactions contemplated hereby (including the existence and terms of this transaction) until such time, in the case of each item of such information, as the Company shall have publicly disclosed such item of information. Each Purchaser agrees that it shall not make any public disclosure regarding this Agreement or the transactions contemplated hereby without the prior written consent of the Company. Following the issuance of the Press Release, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material non-public information regarding the Company or any of its Subsidiaries, without the express written consent of such Purchaser.

6.18. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.19. No Recourse. This Agreement may only be enforced against the named parties hereto. All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, stockholder, Affiliate, agent, attorney or representative of any Purchaser or any other party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

47

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

HAMPTON ROADS BANKSHARES, INC.

By:
Douglas J. Glenn
Executive Vice President, General Counsel and Chief Operating Officer

[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

PURCHASER:

By:

Name:

Title:

Aggregate Purchase Price (Subscription Amount):

$

Number of Shares to be Acquired in the First Closing:

*

Number of Shares to be Acquired in the Second Closing:

*

Tax ID No.:

Address for Notice:

Telephone No.:

Facsimile No.:

E-mail Address:

Attention:

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

* In no event shall the Purchaser be obligated to purchase more than the maximum percentage of the outstanding shares of Company Common Stock or other voting securities of any class or series of the Company’s Capital Stock designated below (assuming no portion of the Rights Offering is subscribed and such Purchaser is required to purchase unsubscribed shares equivalent to 100% of its Pro Rata Basis):

[Check one of the following two percentages:]

4.9%

9.9% .

Appendix H

Carlyle Investor Letter, dated August 11, 2010

August 11, 2010

Carlyle Investment Management L.L.C.

1001 Pennsylvania Avenue, NW

Washington, D.C. 20004-2505

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Investment Agreement, dated as of August 11, 2010 (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”), by and among Carlyle Global Financial Services Partners, L.P., ACMO-HR, L.L.C. and Hampton Roads Bankshares, Inc. (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Investment Agreement. The Company and Carlyle Investment Management L.L.C. (“Carlyle”) hereby agree as follows:

On the First Closing Date, the Company will (i) pay the amount of $3,000,000 (the “Cash Payment”) to Carlyle by wire transfer in immediately available funds and (ii) issue to Carlyle a warrant (the “Carlyle Warrant”) to purchase a number of shares of Common Stock equal to 1% of the sum of (A) the outstanding Common Stock of the Company as of the First Closing Date immediately after giving effect to the Closing, (B) the number of shares of Common Stock to be issued by the Company pursuant to the Rights Offering and pursuant to any sale to the CapGen Investor of any unsubscribed shares in the Rights Offering, and (C) the number of shares of Common Stock to be issued at or simultaneously with the Second Closing pursuant to the Transaction Documents, which number of shares shall be subject to adjustment as set forth in the Carlyle Warrant. The Carlyle Warrant shall be in the form set forth as Exhibit A hereto. The Cash Payment and the Carlyle Warrant will be paid and issued as consideration for Carlyle’s assistance in connection with the structuring of the transactions contemplated by the Transaction Documents.

For the avoidance of doubt, (i) the consideration payable to Carlyle in clauses (i) and (ii) referenced above shall not have any effect on the amount of the expenses of the Carlyle Anchor Investor and its Affiliates to be payable by the Company pursuant to the Investment Agreement (which amount shall be payable in full pursuant to the Investment Agreement) and (ii) the parties hereto agree that the letters dated as of May 23, 2010 and June 30, 2010, between the Company and Carlyle, regarding the same subject matter, shall be superseded by this letter agreement and shall have no further effect after this letter agreement has been executed and delivered by the parties hereto.

The Company hereby agrees and acknowledges that the registration rights set forth in the Investment Agreement are applicable to the Carlyle Warrant and the Common Shares issuable upon exercise of the Carlyle Warrant, each of which shall be deemed to be “Registrable Securities” thereunder, and Carlyle shall be deemed to be a “Holder” for purposes of such registration rights.

The Company and Carlyle hereby agree to make, no later than the Effectiveness Deadline, any revisions to the Carlyle Warrant acceptable to Carlyle and necessary in order to permit a public distribution thereof, including entering into a customary warrant agreement, appointing a warrant agent and taking such other steps as will be needed to facilitate such a public distribution.

For the convenience of the parties hereto, this letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

This letter agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

[Signature page follows]

2

If you agree with the foregoing, please sign and return a copy of this letter, which will constitute our agreement with respect to the subject matter of this letter.

Very truly yours,

HAMPTONS ROADS BANKSHARES, INC.

By:
Douglas J. Glenn
Executive Vice-President, General Counsel and Chief Operating Officer

CONFIRMED AND AGREED as of the date first above written:

CARLYLE INVESTMENT MANAGEMENT L.L.C.

By:	TC Group, L.L.C., its sole member

By:	TCG HOLDINGS, L.L.C., its managing member

By:
Name:
Title:

3

Appendix I

Anchorage Investor Letter, dated August 11, 2010

August 11, 2010

Anchorage Advisors, L.L.C.

610 Broadway, 6th Floor

New York, N.Y. 10012

Anchorage Capital Master Offshore, Ltd.

610 Broadway, 6th Floor

New York, N.Y. 10012

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Investment Agreement dated as of August 11, 2010 (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”) by and among Carlyle Global Financial Services Partners, L.P., ACMO-HR, L.L.C. (the “Investor”) and Hampton Roads Bankshares, Inc. (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Investment Agreement. The Company and Anchorage Capital Master Offshore, Ltd. (the “Fund” and, together with the Investor, “Anchorage”) hereby agree as follows:

On the First Closing Date, the Company will issue to the Anchorage Anchor Investor (i) a warrant to purchase a number of shares equal to 2% of the sum of (A) the outstanding Common Stock of the Company as of the First Closing Date immediately after giving effect to the Closing, (B) the number of shares of Common Stock to be issued by the Company pursuant to the Rights Offering and pursuant to any sale to the CapGen Investor of any unsubscribed shares in the Rights Offering, and (C) the number of shares of Common Stock to be issued at or simultaneously with the Second Closing pursuant to the Transaction Documents, subject to adjustment as set forth therein, which warrant shall be exercisable immediately upon issuance thereof (the “Anchorage Closing Warrant”); and (ii) a warrant to purchase a number of shares equal to 1% of the sum of (A) the outstanding Common Stock of the Company as of the First Closing Date immediately after giving effect to the Closing, (B) the number of shares of Common Stock to be issued by the Company pursuant to the Rights Offering and pursuant to any sale to the CapGen Investor of any unsubscribed shares in the Rights Offering, and (C) the number of shares of Common Stock to be issued at or simultaneously with the Second Closing pursuant to the Transaction Documents, subject to adjustment as set forth therein, which warrant shall be exercisable upon the earlier of (a) the written stay, modification, termination, or suspension by the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions of the Written Agreement and (b) the occurrence of a Sale Event (as defined in such warrant) (the “Anchorage Contingent Warrant” and together with the Anchorage Closing Warrants, the “Anchorage Warrants”). Each such Anchorage Warrant shall be substantially in the form attached hereto as Exhibit A-1 and as Exhibit A-2, respectively. The Anchorage Warrants will be issued as an inducement for Anchorage’s participation in the transactions contemplated by the Transaction Documents.

For the avoidance of doubt, (i) the issuance of the Anchorage Warrants shall not have any effect on the amount of the expenses of the Anchorage Anchor Investor and its Affiliates to be payable by the Company pursuant to the Investment Agreement, and (ii) the parties hereto agree that the letters dated as of May 23, 2010 and June 30, 2010, between the Company and Carlyle, regarding the same subject matter, shall be superseded by this letter agreement and shall have no further effect after this letter agreement has been executed and delivered by the parties hereto.

The Company hereby agrees and acknowledges that the registration rights set forth in the Investment Agreement are applicable to the Anchorage Warrants and the Common Shares issuable upon exercise of the Anchorage Warrants, each of which shall be deemed to be “Registrable Securities” thereunder, and the Investor shall be deemed to be a “Holder” for purposes of such registration rights.

The Company and Anchorage hereby agree to make, no later than the Effectiveness Deadline, any revisions to the Anchorage Warrants acceptable to Anchorage and necessary in order to permit a public distribution thereof, including entering into a customary warrant agreement, appointing a warrant agent and taking such other steps as will be needed to facilitate such a public distribution.

For the convenience of the parties hereto, this letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

This letter agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

[Signature page follows]

2

If you agree with the foregoing, please sign and return a copy of this letter, which will constitute our agreement with respect to the subject matter of this letter.

Very truly yours,

HAMPTONS ROADS BANKSHARES, INC.

By:
Douglas J. Glenn
Executive Vice-President, General Counsel and Chief Operating Officer

CONFIRMED AND AGREED as of the date first above written:

ANCHORAGE CAPITAL MASTER OFFSHORE, LTD.

By:	Anchorage Advisors, L.L.C., its investment manager

By:
Name:
Title:

3

Appendix J

CapGen Investor Letter, dated August 11, 2010

August 11, 2010

CapGen Capital Group VI LP

280 Park Avenue

40th Floor West, Suite 401

New York, New York 10017

Ladies and Gentlemen:

Reference is made to the Amended and Restated Investment Agreement dated as of August 11, 2010 (as may be further amended, supplemented or otherwise modified from time to time, the “Investment Agreement”) by and between CapGen Capital Group VI LP (“CapGen”) and Hampton Roads Bankshares, Inc. (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Investment Agreement. Reference is also made to the letter agreement, dated as of June 30, 2010, between CapGen and the Company (the “June Letter Agreement”).

The Company and CapGen hereby agree as follows:

On the Closing Date, the Company will issue to CapGen:

(i) A warrant in substantially the form attached hereto as Exhibit A-1 (the “1.0% Warrant”) to purchase Common Shares at an exercise or strike price of $0.40 per Common Share aggregating 7,846,859 Common Shares or such greater number of shares, which in all cases, shall equal 1.0% of the outstanding Common Stock of the Company, on a fully diluted basis, immediately after giving effect to the transactions contemplated by the Transaction Documents, including, without limitation, giving effect to the issuance of all shares of Common Stock offered pursuant to the Rights Offering and regardless of whether purchased in the Rights Offering or pursuant to the backstop thereto, the issuance of Common Stock and warrants through the “Second Closing Date” (as defined in the Second Amended and Restated Investment Agreement, by and among Carlyle Global Financial Services Partners, L.P., ACMO-HR, L.L.C. and the Company, as amended from time to time) and assuming the issuance of all Common Stock issuable pursuant to all outstanding warrants, which shall be exercisable beginning immediately upon issuance; and

(ii) A warrant in substantially the form attached hereto as Exhibit A-2 (the “0.5% Warrant”) to purchase Common Shares at an exercise or strike price of $0.40 per Common Share aggregating 3,923,429 Common Shares or such greater number of shares, which in all cases shall equal 0.5% of the outstanding Common Stock of the Company, on a fully diluted basis, immediately after giving effect to the transactions contemplated by the Transaction Documents, including, without limitation, giving effect to the issuance of all shares of Common Stock offered pursuant to the Rights Offering and regardless of whether purchased in the Rights Offering or pursuant to the backstop thereto, the issuance of Common Stock and warrants through the Second Closing Date, and assuming the issuance of all Common Stock issuable pursuant to all outstanding warrants, which shall be exercisable upon the earlier of (a) the written stay, modification, termination, or suspension by the Federal Reserve Bank of Richmond or another responsible official of the Board of Governors of the Federal Reserve System or its delegee and the Virginia Bureau of Financial Institutions of the Written Agreement and (b) the sale of the Company or the Bank.

Herein, the 1.0% Warrant and the 0.5% Warrant are sometimes collectively referred to as the “CapGen Warrants”). The CapGen Warrants will be issued as an inducement to, and in consideration of, CapGen’s participation pursuant to the Investment Agreement, as an investor in the transactions contemplated by the Transaction Documents.

The issuance of the CapGen Warrants shall not have any effect on the amount of the expenses of CapGen and its Affiliates to be payable by the Company in cash pursuant to the Investment Agreement.

The Company hereby agrees and acknowledges that the registration rights set forth in the Investment Agreement are applicable to the CapGen Warrants and the Common Shares issuable upon exercise of the CapGen Warrants, each of which shall be deemed to be “Registrable Securities” thereunder.

The Company and CapGen hereby agree to make, no later than the Effectiveness Deadline, any revisions to the CapGen Warrants acceptable to CapGen and necessary in order to permit a public distribution thereof, including entering into a customary warrant agreement, appointing a warrant agent and taking such other steps as will be needed to facilitate such a public distribution.

For the convenience of the parties hereto, this letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile or electronic copy and such facsimiles or electronic copy will be deemed as sufficient and legally binding as if actual signature pages had been delivered.

This letter agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This letter agreement supersedes the June Letter Agreement, which shall be of no further force or effect as of the effectiveness hereof.

[Signature page follows]

If you agree with the foregoing, please sign and return a copy of this letter, which will constitute our agreement with respect to the subject matter of this letter.

Very truly yours,

HAMPTON ROADS BANKSHARES, INC.

By:
Douglas J. Glenn
Executive Vice President, General Counsel and Chief Operating Officer

CONFIRMED AND AGREED

as of the date first above written:

CAPGEN CAPITAL GROUP VI LP

By: CAPGEN CAPITAL GROUP VI, LLC,
ITS GENERAL PARTNER

By:
John P. Sullivan
Managing Director

[Signature Page to CapGen Investment Letter]

Appendix K

Consent Letter with affiliate of Davidson Kempner, dated August 11, 2010

August 11, 2010

Hampton Roads Bankshares, Inc.

999 Waterside Drive, Suite 200

Norfolk, VA 23510

Attention: Douglas J. Glenn, Esq.

Dear Doug:

We refer to the Securities Purchase Agreement dated as of May 24, 2010 among Hampton Roads Bankshares, Inc. (the “Company”) and the investors party thereto, as amended and restated by the Second Amended and Restated Securities Purchase Agreement of even date herewith (as amended and restated, the “Second Amended and Restated Securities Purchase Agreement”). The parties hereto agree that the letters dated as of May 23, 2010 and June 30, 2010, between the Company and Midtown Acquisitions L.P., regarding the same subject matter, shall be superseded by this letter agreement and shall have no further effect after this letter agreement has been executed and delivered by the parties hereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Second Amended and Restated Securities Purchase Agreement.

As an inducement to us to (a) enter into the Second Amended and Restated Securities Purchase Agreement, (b) consent to the Company’s execution of the Amended and Restated Investment Agreement between the Company CapGen Capital Group VI LP (the “CapGen Investment Agreement”) and CapGen Investor Letter, in each case, of even date herewith, and (c) waive our rights under Section 3.12 of the Second Amended and Restated Securities Purchase Agreement in respect of the amendment and restatement of the Original Stock Purchase Agreement with respect to CapGen embodied by the CapGen Investment Agreement, the Company hereby agrees to pay to Midtown Acquisitions L.P. a cash payment in the amount of $500,000 in immediately available funds (the “Consent Payment”). The Consent Payment shall be made by the Company to Midtown Acquisitions L.P. upon the First Closing to the bank account designated by Midtown Acquisitions L.P. not less than two Business Days prior to the First Closing.

Douglas J. Glenn, Esq.

August 11, 2010

Page two

If you are in agreement with the foregoing, kindly countersign this letter where indicated below.

Very truly yours,

Midtown Acquisitions L.P.

By: Midtown Acquisitions GP LLC, its General Partner

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

HAMPTON ROADS BANKSHARES, INC.

By:
	Name:	Douglas J. Glenn
	Title:	Executive Vice-President, General Counsel and Chief Operating Officer

Appendix L

Consent Letter with affiliates of Fir Tree, dated August 11, 2010

Fir Tree Value Master Fund, LP

Fir Tree Capital Opportunity Master Fund, LP

Fir Tree Mortgage Opportunity Master Fund, LP

Fir Tree REOF II Master Fund, LLC

c/o Fir Tree, Inc.

505 Fifth Avenue, 23rd Floor

New York, NY 10017

August 11, 2010

Hampton Roads Bankshares, Inc.

999 Waterside Drive, Suite 200

Norfolk, VA 23510

Attention: Douglas J. Glenn, Esq.

Dear Doug:

We refer to the Securities Purchase Agreement dated as of May 24, 2010 among Hampton Roads Bankshares, Inc. (the “Company”) and the investors party thereto, as amended and restated by the Second Amended and Restated Securities Purchase Agreement of even date herewith (as amended and restated, the “Second Amended and Restated Securities Purchase Agreement”). The parties hereto agree that the letters dated as of May 23, 2010 and June 30, 2010, between the Company and the Fir Tree Investors, defined below, regarding the same subject matter, shall be superseded by this letter agreement and shall have no further effect after this letter agreement has been executed and delivered by the parties hereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Securities Purchase Agreement.

As an inducement to us to (a) enter into the Second Amended and Restated Securities Purchase Agreement, (b) consent to the Company’s execution of the Amended and Restated Investment Agreement between the Company CapGen Capital Group VI LP (the “CapGen Investment Agreement”) and CapGen Investor Letter, in each case, of even date herewith, and (c) waive our rights under Section 3.12 of the Second Amended and Restated Securities Purchase Agreement in respect of the amendment and restatement of the Original Stock Purchase Agreement with respect to CapGen embodied by the CapGen Investment Agreement, the Company hereby agrees to pay to Fir Tree Value Master Fund, LP, Fir Tree Capital Opportunity Master Fund, LP, Fir Tree Mortgage Opportunity Master Fund, LP and Fir Tree REOF II Master Fund, LLC (the “Fir Tree Investors”), pro rata in accordance with their respective subscription for Shares, a cash payment in the amount of $500,000 in immediately available funds (the “Consent Payment”). The Consent Payment shall be made by the Company to the Fir Tree Investors upon the First Closing to the bank account designated by the Fir Tree Investors not less than two Business Days prior to the First Closing.

Douglas J. Glenn, Esq.

August 11, 2010

Page two

If you are in agreement with the foregoing, kindly countersign this letter where indicated below.

Very truly yours,

Fir Tree Value Master Fund, LP

Fir Tree Capital Opportunity Master Fund, LP

Fir Tree Mortgage Opportunity Master Fund, LP

Fir Tree REOF II Master Fund, LLC

By:
Name:
Title: Authorized Person

ACKNOWLEDGED AND AGREED:

HAMPTON ROADS BANKSHARES, INC.

By:
Douglas J. Glenn
Executive Vice-President, General Counsel and Chief Operating Officer

Appendix M

Exchange Agreement, dated as of August 12, 2010

EXECUTION COPY

EXCHANGE AGREEMENT

by and between

HAMPTON ROADS BANKSHARES, INC.

and

THE UNITED STATES DEPARTMENT OF THE TREASURY

Dated as of August 12, 2010

-i-

LIST OF ANNEXES

ANNEX A: FORM OF AMENDED WARRANT

ANNEX B: FORM OF NEW CERTIFICATE OF DESIGNATIONS

ANNEX C: FORM OF OPINION

ANNEX D: FORM OF WAIVER

-ii-

LIST OF SCHEDULES

SCHEDULE A: CAPITALIZATION

SCHEDULE B: COMPANY MATERIAL ADVERSE EFFECT

SCHEDULE C: PREFERRED STOCK AMENDMENTS

-iii-

Defined Terms

A/B Preferred Exchange	Recitals
Affiliate	Section 6.7(b)
Agreement	Preamble
Amended Warrant	Recitals
Benefit Plans	Section 1.2(d)(viii)
Business Combination	Section 6.7(c)
Capital Securities	Recitals
Capitalization Date	Section 3.1(b)
Charter	Section 1.2(d)(iv)
Closing	Section 1.2(a)
Closing Date	Section 1.2(a)
Code	Section 3.5(c)
Common Stock	Recitals
Company	Preamble
Company Material Adverse Effect	Section 6.7(d)
Company Subsidiaries	Section 4.4(a)
Compensation Regulations	Section 1.2(d)(viii)
Designated Matters	Section 6.7(e)
EAWA	Section 6.7(f)
EESA	Section 1.2(d)(viii)
Equity Investor	Recitals
Exchange	Recitals
Exchange Act	Section 5.3(b)
GAAP	Section 5.7(a)(ii)
Governmental Entities	Section 1.2(c)
Information	Section 4.4(c)
Investor	Preamble
Junior Stock	Section 6.7(g)
New Certificate of Designations	Section 1.2(d)(iv)
Old Warrant	Recitals
Other Transactions	Section 4.9
Parity Stock	Section 6.7(h)
Permitted Repurchases	Section 5.7(a)(ii)
Preferred Stock Amendments	Recitals
Preferred Stock	Section 6.7(i)
Previously Disclosed	Section 6.7(j)
Private Placement	Recitals
Purchase Price	Recitals
Relevant Period	Section 1.2(d)(viii)
Rights Offering	Recitals
SEC	Section 3.5(b)
Section 4.5 Employee	Section 4.5(b)
Securities Purchase Agreement	Recitals
Senior Executive Officers	Section 1.2(d)(viii)
Series A Preferred Stock	Recitals

-iv-

Series B Preferred Stock	Recitals
Series C Preferred Stock	Recitals
Series C Shares	Recitals
Share Dilution Amount	Section 5.7(a)(ii)
Status Report	Section 4.9
subsidiary	Section 6.7(a)
Targeted Completion Date	Section 4.9
Transfer	Section 5.4
Underlying Common Shares	Section 1.2(d)(i)
Warrant Shares	Section 3.2(a)

-v-

EXCHANGE AGREEMENT, dated as of August 12, 2010 (this “Agreement”) by and between Hampton Roads Bankshares, Inc., a Virginia corporation (the “Company”), and the United States Department of the Treasury (the “Investor”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

BACKGROUND

WHEREAS, the Investor is, as of the date hereof, the beneficial owner of 80,347 shares of the Company’s preferred stock designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series C”, having a liquidation amount of $1,000 per share (the “Series C Preferred Stock”);

WHEREAS, the Company issued the Series C Preferred Stock pursuant to that certain Securities Purchase Agreement – Standard Terms incorporated into a Letter Agreement, dated as of December 31, 2008, as amended from time to time, between the Company and the Investor (the “Securities Purchase Agreement”);

WHEREAS, during the fourth quarter of 2009, the Company elected to defer regularly scheduled quarterly dividend payments on the Series C Preferred Stock;

WHEREAS, the Company intends to sell up to $255,000,000 worth of newly issued equity in the form of shares of common stock, par value $0.625 per share (“Common Stock”), to new investors other than Investor (each, an “Equity Investor”) in a private placement exempt from registration under the Securities Act (the “Private Placement”);

WHEREAS, the Company has entered into certain binding agreements, and intends to enter into other binding agreements, with various Equity Investors providing for the Company to sell shares of Common Stock to the Equity Investors at $0.40 per share before expenses or fees (“Purchase Price”), subject to various conditions precedent, at two separate closings;

WHEREAS, prior to the initial closing of the Private Placement, the Company intends to conduct exchange offers pursuant to which the Company will offer to exchange each share of the Non-Convertible Non-Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), and each share of the Non-Convertible Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), for 375 shares of Common Stock having an value equivalent to $150 at the Purchase Price, representing 15% of each share’s liquidation amount of $1,000 per share (the “A/B Preferred Exchange”);

WHEREAS, in connection with the Private Placement, the Company will call a special meeting of stockholders, for the purpose of approving amendments to the terms of the Series A Preferred Stock and of the Series B Preferred Stock (“Preferred Stock Amendments”) having the effect set forth in Schedule C to this Agreement, among other reasons;

WHEREAS, following the initial closing of the Private Placement, the Company intends to commence a rights offering providing holders of record of the Common Stock prior to such closing with the right to invest in Common Stock at the Purchase Price (the “Rights Offering”), with such rights being non-transferable and providing for the purchase of a maximum of $20,000,000 worth of Common Stock by such existing stockholders;

WHEREAS, one of the Equity Investors in the Private Placement has covenanted to purchase any unsubscribed shares of Common Stock in the Rights Offering; and

WHEREAS, the Company and the Investor desire (i) to exchange (the “Preferred Exchange”) all 80,347 shares of the Series C Preferred Stock beneficially owned and held by the Investor (the “Series C Shares”) for 80,347 newly issued shares of Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C-1, of the Company (the “Capital Securities”), with a liquidation amount of $1,000 per share, and (ii) to amend the terms of that certain warrant, dated December 31, 2008, to purchase 1,325,858 shares of Common Stock granted by the Company for the benefit of the Investor (the “Old Warrant”) pursuant to an amended and restated warrant to purchase 1,325,858 shares of Common Stock, in substantially the form attached hereto as Annex A (the “Amended Warrant”), on the terms and subject to the conditions set forth herein (the “Warrant Exchange” and together with the Preferred Exchange, the “Exchange”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

THE CLOSING; THE EXCHANGE OF CAPITAL SECURITIES FOR SERIES C

PREFERRED STOCK

Section 1.1 The Capital Securities. The Capital Securities are being issued to the Investor in the Exchange pursuant to Article II hereof. The shares of Series C Preferred Stock exchanged for the Capital Securities pursuant to Article II hereof are being reacquired by the Company and shall have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that such shares shall not be reissued as shares of Series C Preferred Stock.

Section 1.2 The Closing.

(a) The closing of the Exchange (the “Closing”) will take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, at 9:00 a.m., EST on the first business day immediately following the day on which all of the conditions set forth in Sections 1.2(c) and (d) are satisfied or waived (other than those conditions that by their terms must be satisfied on the Closing Date, but subject to the satisfaction or waiver of those conditions), or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing (i) the Company will deliver the Amended Warrant and the Capital Securities to the Investor, as evidenced by one or more certificates dated the Closing Date and registered in the name of the Investor or its designee(s) and (ii) the Investor will deliver the certificate representing the Series C Shares and the original Old Warrant to the Company.

(c) The respective obligations of each of the Investor and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Company and the Investor, as applicable) prior to the Closing of the conditions that (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit consummation of the Exchange as contemplated by this Agreement.

(d) The obligation of the Investor to consummate the Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i) the holders of the Common Stock shall have duly approved, by proxy vote or otherwise, (A) the increase of the number of authorized shares of Common Stock from 100 million to one billion and (B) the issuance of the shares of Common Stock issuable upon conversion of the Capital Securities (the “Underlying Common Shares”) to the Investor upon the conversion of the Capital Securities to shares of Common Stock;

(ii) (A) the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(iii) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(d)(ii) have been satisfied;

(iv) the Company shall have duly adopted and filed with the Commonwealth of Virginia the amendment to its articles of incorporation (“Charter”) in substantially the form attached hereto as Annex B (the “New Certificate of Designations”) and such filing shall have been accepted;

(v) the Company shall have executed the Amended Warrant and delivered such executed Amended Warrant to the Investor or its designee(s);

(vi) the Company shall have delivered certificates in proper form or, with the prior consent of the Investor, evidence in book-entry form, evidencing the Capital Securities to the Investor or its designee(s);

(vii) the Company shall have delivered to the Investor written opinions from counsel to the Company, addressed to the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex C; and

(viii) (A) the Company shall have effected such changes to its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to its Senior Executive Officers and any other employee of the Company or its Affiliates subject to Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time (“EESA”), as implemented by any guidance, rule or regulation thereunder, as the same shall be in effect from time to time (collectively, the “Compensation Regulations”) (and to the extent necessary for such changes to be legally enforceable, each of its Senior Executive Officers and other employees shall have duly consented in writing to such changes), as may be necessary, during the period in which any obligation of the Company arising from financial assistance under the Troubled Asset Relief Program remains outstanding (such period, as it may be further described in the Compensation Regulations, the “Relevant Period”), in order to comply with Section 111 of EESA or the Compensation Regulations and (B) the Investor shall have received a certificate signed on behalf of the Company by a Senior Executive Officer certifying to the effect that the condition set forth in Section 1.2(d)(viii)(A) has been satisfied; “Senior Executive Officers” means the Company’s “senior executive officers” as defined in Section 111 of the EESA and the Compensation Regulations.

(e) If the Closing has not occurred on or before October 3, 2010, then the obligation of the Company to consummate the Exchange is also subject to the fulfillment (or waiver by the Company and the Investor) at or prior to the Closing of those conditions set forth in Section 7(b) of the Standard Provisions of the New Certificate of Designations and the agreement of the Investor and the Company to cause the conversion of the Capital Securities on their date of issuance.

Section 1.3 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

ARTICLE II

EXCHANGE

Section 2.1 Exchange.

On the terms and subject to the conditions set forth in this Agreement, (i) the Company agrees to issue the Capital Securities to the Investor in exchange for 80,347 shares of the Series C Shares, and the Investor agrees to deliver to the Company the Series C Shares in exchange for the Capital Securities, and (ii) the Company and the Investor mutually agree to amend and restate the Old Warrant to reflect the terms and conditions of the Amended Warrant.

Section 2.2 Exchange Documentation. Settlement of the Exchange will take place on the Closing Date, at which time the Investor will cause delivery of the Series C Shares and the Old Warrant to the Company or its designated agent and the Company will cause delivery of the Capital Securities and the Amended Warrant to the Investor or its designated agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company represents and warrants to the Investor as of the date hereof and as of the Closing Date that:

Section 3.1 Existence and Power.

(a) Organization, Authority and Significant Subsidiaries. The Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all necessary power and authority to own, operate and lease its properties and to carry on its business in all material respects as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, including, without limitation, Bank of Hampton

Roads and Shore Bank, has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The Charter and bylaws of the Company, copies of which have been provided to the Investor prior to the date hereof, are true, complete and correct copies of such documents as in full force and effect as of the date hereof.

(b) Capitalization. The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the date hereof (the “Capitalization Date”) is set forth on Schedule A. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as provided in the Old Warrant, as of the date hereof, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance as specified on Schedule A, and the Company has not made any other commitment to authorize, issue or sell any Common Stock. Since the Capitalization Date, the Company has not issued any shares of Common Stock other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule A and (ii) shares disclosed on Schedule A.

Section 3.2 Authorization and Enforceability.

(a) The Company has the corporate power and authority to execute and deliver this Agreement and the Amended Warrant and to carry out its obligations hereunder and thereunder (which includes the issuance of the Capital Securities, the Underlying Common Shares, the Amended Warrant and the shares of Common Stock issuable upon exercise of the Amended Warrant (the “Warrant Shares”)).

(b) The execution, delivery and performance by the Company of this Agreement and the Amended Warrant and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company or its stockholders. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions.

Section 3.3 Capital Securities and Underlying Common Shares. The Capital Securities have been duly and validly authorized by all necessary action, and, when issued and delivered pursuant to this Agreement, such Capital Securities will be duly and validly issued and fully paid and nonassessable, will not be issued in violation of any preemptive rights, will represent nonassessable undivided beneficial interests in the assets of the Company, will not subject the holder thereof to personal liability and will rank pari passu with or senior to all other series or classes of Preferred Stock, whether or not issued or outstanding. The shares of Underlying Common Stock have been duly authorized and reserved for issuance upon conversion of the Capital Securities and when so issued in accordance with the terms of the New Certificate of Designations will be validly issued, fully paid and nonassessable.

Section 3.4 Amended Warrant and Warrant Shares. The Amended Warrant has been duly and validly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable Bankruptcy Exceptions. The Warrant Shares have been duly authorized and reserved for issuance by the Company and when so issued and delivered in accordance with the terms of the Amended Warrant will be validly issued, fully paid and non-assessable, without the necessity of any approval of its stockholders.

Section 3.5 Non-Contravention.

(a) The execution, delivery and performance by the Company of this Agreement, the Amended Warrant, and the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Other than the filing of the New Certificate of Designations with the Commonwealth of Virginia, any current report on Form 8-K required to be filed with the Securities and Exchange Commission (“SEC”), such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such consents and approvals that have been made or obtained, no notice to, filing with or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange except for any such notices, filings, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including for this purpose the consummation of the Exchange) and compliance by the Company with the provisions hereof will not (1) result in any payment (including any severance payment, payment of unemployment compensation, “excess parachute payment” (within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”)), “golden parachute payment” (as defined in the EESA, as implemented by the Compensation Regulations) or forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any benefit plan or otherwise, (2) increase any benefits otherwise payable under any benefit plan, (3) result in any acceleration of the time of payment or vesting of any such benefits, (4) require the funding or increase in the funding of any such benefits or (5) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust.

Section 3.6 Anti-Takeover Provisions and Rights Plan. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and the Amended Warrant and the consummation of the transactions contemplated hereby and thereby, including the conversion of the Capital Securities in accordance with the terms of the New Certificate of Designations and the exercise of the Amended Warrant in accordance with its terms, will be exempt from any anti-takeover or similar provisions of the Company’s Charter and bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction. The Company has taken all actions necessary to render any stockholders’ rights plan of the Company inapplicable to this Agreement, the Capital Securities and the Amended Warrant and the consummation of the transactions contemplated hereby and thereby, including the conversion of the Capital Securities in accordance with the terms of the New Certificate of Designations and the exercise of the Amended Warrant by the Investor in accordance with its terms.

Section 3.7 No Company Material Adverse Effect. Since December 31, 2009, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect, except as disclosed on Schedule B.

Section 3.8 Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Capital Securities under the Securities Act and the rules and regulations of the SEC promulgated thereunder), which might subject the offering, issuance or sale of the Capital Securities to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.

Section 3.9 Brokers and Finders. No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.

ARTICLE IV

COVENANTS

Section 4.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Exchange as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

Section 4.2 Expenses. If requested by the Investor, the Company shall pay all reasonable out of pocket and documented costs and expenses associated with the Exchange, including, but not limited to, the reasonable fees, disbursements and other charges of the Investor’s legal counsel and financial advisors.

Section 4.3 Exchange Listing. If requested by the Investor, the Company shall, at the Company’s expense, cause the Capital Securities and the Amended Warrant, to the extent the Capital Securities and the Amended Warrant comply with applicable listing requirements, to be listed on the Nasdaq Global Select Market or other national stock exchange, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange. At the Investor’s request, the Company agrees to take such action as may be necessary to change the minimum denominations of the Capital Securities to $25 or such other amount as the Investor shall reasonably request. As soon as reasonably practicable following the Closing, the Company shall, at its expense, cause the Underlying Common Shares and the Warrant Shares to be listed on the same national securities exchange on which the Common Stock is listed, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange.

Section 4.4 Access, Information and Confidentiality.

(a) From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement or the Amended Warrant, the Company will permit the Investor and its agents, consultants, contractors and advisors (i) acting through the Company’s Appropriate Federal Banking Agency, to examine the corporate books and make copies thereof and to discuss the affairs, finances and accounts of the Company and the subsidiaries of the Company (the “Company Subsidiaries”) with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request and (ii) to review any information material to the Investor’s investment in the Company provided by the Company to its Appropriate Federal Banking Agency.

(b) From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement or the Amended Warrant, the Company shall permit, and shall cause each of the Company’s Subsidiaries to permit (A) the Investor and its agents, consultants, contractors, (B)

the Special Inspector General of the Troubled Asset Relief Program, and (C) the Comptroller General of the United States access to personnel and any books, papers, records or other data, in each case, to the extent relevant to ascertaining compliance with the financing terms and conditions; provided that prior to disclosing any information pursuant to clause (B) or (C), the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this Agreement in furtherance of its function, to follow applicable law and regulation (and the applicable customary policies and procedures) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports and soliciting the input from the Company as to information that should be afforded confidentiality, as appropriate.

(c) The Investor will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors, advisors, and United States executive branch officials and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent the Investor from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process. The Investor understands that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.

(d) Nothing in this Section shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program, the Comptroller General of the United States or any other applicable regulatory authority has under law.

Section 4.5 Executive Compensation.

(a) Benefit Plans. During the Relevant Period, the Company shall take all necessary action to ensure that the Benefit Plans of the Company and its Affiliates comply in all respects with, and shall take all other actions necessary to comply with, Section 111 of the EESA, as implemented by the Compensation Regulations, and neither the Company nor any Affiliate shall adopt any new Benefit Plan (i) that does not comply therewith or (ii) that does not expressly state and require that such Benefit Plan and any compensation thereunder shall be subject to any relevant Compensation Regulations adopted, issued or released on or after the date any such Benefit Plan is adopted. To the extent that EESA and/or the Compensation Regulations are amended or otherwise change during the Relevant Period in a manner that requires changes to then-existing Benefit Plans, or that requires other actions, the Company and its Affiliates shall effect such changes to its or their Benefit Plans, and take such other actions, as promptly as practicable after it has actual knowledge of such amendments or changes in order to be in compliance with this Section 4.5(a) (and shall be deemed to be in compliance for a reasonable period to effect such changes). In addition, the Company and its Affiliates shall take all necessary action, other than to the extent prohibited by applicable law or regulation applicable outside of the United States, to ensure that the consummation of the transactions contemplated by this Agreement will not accelerate the vesting, payment or distribution of any equity-based awards, deferred cash awards or any nonqualified deferred compensation payable by the Company or any of its Affiliates.

(b) Additional Waivers. After the Closing Date, in connection with the hiring or promotion of a Section 4.5 Employee and/or the promulgation of applicable Compensation Regulations or otherwise, to the extent any Section 4.5 Employee shall not have executed a waiver with respect to the application to such Section 4.5 Employee of the Compensation Regulations, the Company shall use its best efforts to (i) obtain from such Section 4.5 Employee a waiver in substantially the form attached hereto as Annex D and (ii) deliver such waiver to the Investor as promptly as possible, in each case, within sixty days of the Closing Date or, if later, within sixty days of such Section 4.5 Employee becoming subject to the requirements of this Section. “Section 4.5 Employee” means (A) each Senior Executive Officer and (B) any other employee of the Company or its Affiliates determined at any time to be subject to Section 111 of EESA and the Compensation Regulations.

(c) Clawback. In the event that any Section 4.5 Employee receives a payment in contravention of the provisions of this Section 4.5, the Company shall promptly provide such individual with written notice that the amount of such payment must be repaid to the Company in full within fifteen business days following receipt of such notice or such earlier time as may be required by the Compensation Regulations and shall promptly inform the Investor (i) upon discovering that a payment in contravention of this Section 4.5 has been made and (ii) following the repayment to the Company of such amount and shall take such other actions as may be necessary to comply with the Compensation Regulations.

(d) Limitation on Deductions. During the Relevant Period, the Company agrees that it shall not claim a deduction for remuneration for federal income tax purposes in excess of $500,000 for each Senior Executive Officer that would not be deductible if Section 162(m)(5) of the Code applied to the Company.

(e) Amendment to Prior Agreement. The parties agree that, effective as of the date hereof, Section 4.10 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.10 with the provisions set forth in this Section 4.5 and any terms included in this Section 4.5 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.

Section 4.6 Certain Notifications Until Closing. From the date hereof until the Closing, the Company shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 4.6 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 4.6 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.2 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.2 to be satisfied.

Section 4.7 Sufficiency of Authorized Common Stock. During the period from the Closing Date until the date on which all the Capital Securities have been converted and the Amended Warrant has been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued shares of Common Stock to effectuate such conversion and exercise. Nothing in this Section 4.7 shall preclude the Company from satisfying its obligations in respect of the conversion of Capital Securities or the exercise of the Amended Warrant by delivery of shares of Common Stock which are held in the treasury of the Company.

Section 4.8 Monthly Lending Reports. During the Relevant Period, the Company will detail in monthly reports submitted to the Investor the information required by the CPP Monthly Lending Reports, as published on www.financialstability.gov from time to time.

Section 4.9 Status Reports. The Company has informed the Investor that the Company intends to pursue certain other transactions described below (the “Other Transactions”) each with a target date for consummation as indicated (a “Targeted Completion Date”):

(a) Amend the Company’s Charter changing the par value of the Common Stock to $0.01 per share, prior to the closing specified in Section 4.9(c) below;

(b) The A/B Preferred Exchange and, upon receipt of requisite shareholder approval, the filing of the Preferred Stock Amendments with the Commonwealth of Virginia State Corporation Commission, prior to the date specified in Section 4.9(c) below; and

(c) The initial closing on the Private Placement in which Equity Investors have provided a minimum aggregate amount of $235 million in gross cash proceeds to the Company in exchange for Common Stock on or before September 30, 2010.

The Company will use its commercially reasonable efforts to consummate each of the Other Transactions by its applicable Targeted Completion Date. Until all of the Other Transactions have been consummated (or the Company and the Investor agree that one or more of the Other Transactions is no longer susceptible to consummation on terms and conditions that are in the Company’s best interest), the Company shall provide the Investor with a reasonably detailed written report regarding the status of each of the Other Transactions at least once every two weeks and more frequently if reasonably requested by the Investor; provided, however, that if any one or more of the Other Transactions is not consummated by the time of its Targeted Completion Date, the Company shall, with respect to any such non-consummated Other Transaction, (x) within five business days after the Targeted Completion Date for such Other Transaction provide to the Investor a reasonably detailed written description of the status of such Other Transaction including the Company’s best estimate of the steps and timeline to complete such Other Transaction (the “Status Report”) and (y) thereafter, no less frequently than monthly and more frequently if reasonably requested by the Investor until such Other Transactions have been consummated, provide to the Investor an updated version of the Status Report.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Unregistered Capital Securities. The Investor acknowledges that the Capital Securities, the Underlying Common Shares and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Investor (a) is acquiring the Capital Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Capital Securities, the Underlying Common Shares or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision.

Section 5.2 Legend.

(a) The Investor agrees that all certificates or other instruments representing the Amended Warrant, the Underlying Common Shares and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b) The Investor agrees that all certificates or other instruments representing the Capital Securities will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE

SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

(c) In the event that any Capital Securities, Underlying Common Shares or Warrant Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Capital Securities, Underlying Common Shares or Warrant Shares, which shall not contain the applicable legend in Section 5.2(a) above; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.

Section 5.3 Certain Transactions.

(a) The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement and the Amended Warrant to be performed and observed by the Company.

(b) Without the prior written consent of the Investor, until such time as the Investor shall cease to own any debt or equity securities of the Company acquired pursuant to this Agreement or the Amended Warrant (including, for the avoidance of doubt, the Capital Securities, the Underlying Common Shares and the Warrant Shares), the Company shall not permit any of its “significant subsidiaries” (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to (i) engage in any merger, consolidation, statutory share exchange or similar transaction following the consummation of which such significant subsidiary is not wholly-owned by the Company, (ii) dissolve or sell all or substantially all of its assets or property other than in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company or (iii) issue or sell any shares of its capital stock or any securities convertible or exercisable for any such shares, other than issuances or sales in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company.

Section 5.4 Transfer of Capital Securities; Underlying Common Shares and Warrant Shares. Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Capital Securities, Amended Warrant, Underlying Common Shares or Warrant Shares at any time, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Capital Securities, the Underlying Common Shares and the Warrant Shares.

Section 5.5 Registration Rights. The Capital Securities, Amended Warrant, Underlying Common Shares and Warrant Shares shall be Registrable Securities under the Securities Purchase Agreement and the Capital Securities shall be Preferred Shares under the Securities Purchase Agreement and, upon their issuance, the provisions of Section 4.5 of the Securities Purchase Agreement shall be applicable to them, including with the benefit, to the extent available, of the tacking of any holding period from the date of issuance of the Series C Preferred Stock. The Investor acknowledges that, on the date hereof, the Company is not eligible to file a registration statement on Form S-3 covering all of the Capital Securities, Amended Warrant, Underlying Common Shares and Warrant Shares, and the Company shall not be obligated to file a Shelf Registration Statement (as defined in Section 4.5 of the Securities Purchase Agreement) unless and until requested to do so in writing by the Investor.

Section 5.6 Voting Matters.

(a) The Investor agrees that it will vote, or cause to be voted, or exercise its right to consent (or cause its right to consent to be exercised) with respect to, all Underlying Common Shares and Warrant Shares beneficially owned by it and its controlled Affiliates (and which are entitled to vote on such matter) with respect to each matter on which holders of Common Stock are entitled to vote or consent, other than a Designated Matter, in the same proportion (for, against or abstain) as all other shares of the Company’s Common Stock (other than those shares held by holders of greater than 20% of the Company’s Common Stock) are voted or consents are given with respect to each such matter. The Investor agrees to attend all meetings of the Company’s stockholders in person or by proxy for purposes of obtaining a quorum. In order to effectuate the foregoing agreements, to the maximum extent permitted by applicable law, the Investor hereby grants a proxy appointing each of the Chief Executive Officer and Chairman of the Company attorney-in-fact and proxy for it and its controlled Affiliates with full power of substitution, for and in the name of it and its controlled Affiliates, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner and solely on the terms provided by this Section 5.6 with respect to the Underlying Common Shares and the Warrant Shares and the Investor hereby revokes any and all previous proxies granted with respect to the Underlying Common Shares and the Warrant Shares for purposes of the matters contemplated in this Section 5.6; provided that such proxy may only be exercised if the Investor fails to comply with the terms of this Section 5.6. The proxy granted hereby is irrevocable prior to the termination of this Agreement, is coupled with an interest and is granted in consideration of the Company entering into this Agreement and issuing the Capital Securities and Amended Warrant to the Investor.

(b) The Investor shall retain the right to vote in its sole discretion all Underlying Common Shares and Warrant Shares beneficially owned by it and its controlled Affiliates (and which are entitled to vote on such matter) on any Designated Matter.

Section 5.7 Restriction on Dividends and Repurchases.

(a) Until the earlier of (i) December 31, 2011 or (ii) such time as the Investor ceases to own any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement or the Amended Warrant, neither the Company nor any Company Subsidiary shall, without the consent of the Investor:

(i) declare or pay any dividend or make any distribution on the Common Stock (other than (A) regular quarterly cash dividends of not more than the amount of the last quarterly cash dividend per share declared or, if lower, publicly announced an intention to declare, on the Common Stock prior to October 14, 2008, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, (B) dividends payable solely in shares of Common Stock and (C) dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan); or

(ii) redeem, purchase or acquire any shares of Common Stock or other capital stock or other equity securities of any kind of the Company, or any trust preferred securities issued by the Company or any Affiliate of the Company, other than (A) redemptions, purchases or other acquisitions of the Capital Securities (which purchases shall be made on a pro rata basis, as provided in Section 5.7(b)), (B) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock, in each case in this clause (B) in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (C) purchases or other acquisitions by a broker-dealer subsidiary of the Company solely for the purpose of market-making, stabilization or customer facilitation transactions in trust preferred securities of the Company or an Affiliate of the Company, Junior Stock or Parity Stock in the ordinary course of its business, (D) purchases by a broker-dealer subsidiary of the Company of trust preferred securities or capital stock of the Company or an Affiliate of the Company for resale pursuant to an offering by the Company of such trust preferred securities or capital stock underwritten by such broker-dealer subsidiary, (E) any redemption or repurchase of rights pursuant to any stockholders’ rights plan, (F) the acquisition by the Company or any of the Company Subsidiaries of record ownership in Junior Stock, Parity Stock or trust preferred securities of the Company or an Affiliate of the Company for the beneficial ownership of any other persons (other than the Company or any other Company Subsidiary), including as trustees or custodians, (G) the Other Transactions, and (H) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or of trust preferred securities of the Company or an Affiliate of the Company for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (H), solely to the extent required pursuant to binding contractual agreements entered into prior to the date hereof or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock (clauses (C) and (F), collectively, the “Permitted Repurchases”). “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with United States generally accepted accounting principles (“GAAP”), and as measured from the date of the Company’s most recently filed consolidated financial statements prior to the Closing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(b) Until such time as the Investor ceases to own any Capital Securities, the Company shall not repurchase any Capital Securities from any holder thereof, whether by means of open market purchase, negotiated transaction, or otherwise, other than Permitted Repurchases, unless it offers to repurchase a ratable portion of the Capital Securities then held by the Investor on the same terms and conditions.

(c) The parties agree that, effective as of the date hereof, Section 4.8 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.8 with the provisions set forth in this Section 5.7 and any terms included in this Section 5.7 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.

Section 5.8 Repurchase of Investor Securities. From and after the date of this Agreement, the agreements set forth in Section 4.9 of the Securities Purchase Agreement shall be applicable (including to the Amended Warrant) following the redemption in whole of the Capital Securities held by the Investor or the Transfer by the Investor of all of the Capital Securities held by the Investor to one or more third parties not affiliated with the Investor. For the avoidance of doubt, the Underlying Common Shares may not be repurchased by the Company pursuant to this Section 5.8 or Section 4.9 of the Securities Purchase Agreement.

Section 5.9 [Reserved].

Section 5.10 Bank or Thrift Holding Company Status.

(a) The Company shall maintain its status as a Bank Holding Company (or, if permitted to become a Savings and Loan Holding Company in accordance with Subsection (b) below, such status) for as long as the Investor owns any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement.

(b) The Company may become a Savings and Loan Holding Company in accordance with the requirements of the Home Owners’ Loan Act and applicable regulations, provided that it has duly fulfilled any commitments to or other requirements or obligations imposed by the Board of Governors of the Federal Reserve System.

Section 5.11 Compliance with Employ American Workers Act. Until the Company is no longer deemed a recipient of funding under Title I of EESA or Section 13 of the Federal Reserve Act for purposes of the EAWA, as the same may be determined pursuant to any regulations or other legally binding guidance promulgated under EAWA, the Company shall comply, and the Company shall take all necessary action to ensure that its subsidiaries comply, in all respects with the provisions of the EAWA and any regulations or other legally binding guidance promulgated under the EAWA.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by either the Investor or the Company if the Closing shall not have occurred by September 30, 2010; provided, however, that in the event the Closing has not occurred by such date, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such date and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 6.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;

(b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

Section 6.2 Survival of Representations and Warranties. The representations and warranties of the Company made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.

Section 6.3 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company and the Investor; provided that the Investor may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the date hereof in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

Section 6.4 Waiver of Conditions. The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

Section 6.5 Governing Law; Submission to Jurisdiction, etc. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Amended Warrant or the Exchange contemplated hereby and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 6.6 and (ii) the Investor at the address and in the manner set forth for notices to the Company in Section 6.6, but otherwise in accordance with federal law. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the Amended Warrant or the Exchange contemplated hereby.

Section 6.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Hampton Roads Bankshares, Inc.

999 Waterside Drive, Suite 200

Norfolk, Virginia 23510

Attention: Douglas J. Glenn, EVP and General Counsel

Facsimile: (757) 217-3656

Email: dglenn@bofhr.com

Telephone: (757) 217-1000

With a copy to:

Williams Mullen

Dominion Tower

999 Waterside Drive, Suite 1700

Norfolk, Virginia 23510

Attention: William A. Old, Jr.

Facsimile: (757) 629-0660

Email: wold@williamsmullen.com

Telephone: (757) 629-0613

If to the Investor:

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, DC 20220

Attention: Chief Counsel Office of Financial Stability

Facsimile: (202) 927-9225

Email: OFSChiefCounselNotices@do.treas.gov

With a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Patrick T. Quinn

Facsimile: (212) 504-6666

Email: pat.quinn@cwt.com

Telephone: (212) 504-6067

Attention: William P. Mills

Facsimile: (212) 504-6666

Email: william.mills@cwt.com

Telephone: (212) 504-6436

Section 6.7 Definitions.

(a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

(b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c) The term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

(d) The term “Company Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include: (i) the effects of (A) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries or geographic areas in which the Company and its subsidiaries operate, (B) changes or proposed changes after the date hereof in GAAP or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after June 30, 2010 in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); (E) actions or omissions of the Company or any Company Subsidiary expressly required by the terms of the Exchange; or (ii) the ability of the Company to consummate the Exchange and the other transactions contemplated by this Agreement and perform its obligations hereunder on a timely basis.

(e) “Designated Matters” means (i) the election and removal of directors, (ii) the approval of any Business Combination, (iii) the approval of a sale of all or substantially all of the assets or property of the Company, (iv) the approval of a dissolution of the Company, (v) the approval of any issuance of any securities of the Company on which holders of Common Stock are entitled to vote, (vi) the approval of any amendment to the Charter or bylaws of the Company on which holders of Common Stock are entitled to vote and (vii) the approval of any other matters reasonably incidental to the foregoing subclauses (i) through (vi) as determined by the Investor.

(f) The term “EAWA” means the Employ American Workers Act (Section 1611 of Division A, Title XVI of the American Recovery and Reinvestment Act of 2009), Public Law No. 111-5, effective as of February 17, 2009, as may be amended and in effect from time to time.

(g) The term “Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Capital Securities as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.

(h) The term “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Capital Securities as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(i) The term “Preferred Stock” means any and all series of preferred stock of the Company, including the Capital Securities.

(j) The term “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year of the Company filed with the SEC prior to the date hereof or in its other reports and forms filed with or furnished to the SEC under Section 13(a), 14(a) or 15(d) of the Exchange Act on or after the last day of the most recently completed fiscal year of the Company and prior to the date hereof.

(k) To the extent any securities issued pursuant to this Agreement or the transactions contemplated hereby are registered in the name of a designee of the Investor pursuant to Section 1.2 or 6.8(c) or transferred to an Affiliate of the Investor, all references herein to the Investor holding or owning any debt or equity securities of the Company, Capital Securities or Registrable Securities (and any like variations thereof) shall be deemed to refer to the Investor, together with such designees and/or Affiliates, holding or owning any debt or equity securities, Capital Securities or Registrable Securities (and any like variations thereof), as applicable.

Section 6.8 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of each other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale, (b) as provided in Sections 5.4 and 5.5 and (c) an assignment by the Investor of this Agreement to an Affiliate of the Investor; provided that if the Investor assigns this Agreement to an Affiliate, the Investor shall be relieved of its obligations under this Agreement but (i) all rights, remedies and obligations of the Investor hereunder shall continue and be enforceable and exercisable by such Affiliate, and (ii) the Company’s obligations and liabilities hereunder shall continue to be outstanding.

Section 6.9 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.10 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies, except that (i) the provisions of Section 4.4 shall inure to the benefit of the persons referred to in that Section and (ii) the provisions of Section 5.5 shall inure to the benefit of the persons holding Capital Securities during any tacked holding period, as contemplated by that Section.

Section 6.11 Entire Agreement, etc. This Agreement (including the Annexes and Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. For the avoidance of doubt, the Securities Purchase Agreement shall remain in full force and effect, but shall be deemed amended hereby, and any provisions in this Agreement that supplement, duplicate or contradict any provision of the Securities Purchase Agreement shall be deemed to supersede the corresponding provision of the Securities Purchase Agreement from and after the effective date hereof.

Section 6.12 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.13 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HAMPTON ROADS BANKSHARES, INC.

By:
Name:
Title:

UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name:
Title:

[Signature Page to Exchange Agreement]

Appendix N

United States Department of the Treasury, Form of New Certificate of Designations

CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE CUMULATIVE MANDATORILY CONVERTIBLE PREFERRED

STOCK, SERIES C-1

OF

HAMPTON ROADS BANKSHARES, INC.

Hampton Roads Bankshares, Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia (the “Corporation”), in accordance with the provisions of Title 13.1 of Chapter 9 of the Code of Virginia thereof, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the Articles of Incorporation of the Corporation and applicable law, adopted the following resolution on [—], 2010 creating a series of 80,347 shares of Preferred Stock of the Corporation designated as “Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C-1”.

RESOLVED, that pursuant to the provisions of the Articles of Incorporation of the Corporation and applicable law, a series of Preferred Stock, no par value per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Article III of the Articles of Incorporation of Hampton Roads Bankshares, Inc. is hereby amended to include a new section (f) of Article III, which reads as follows:

(f) Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C-1

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C-1” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 80,347.

Part 2. Standard Provisions. The Standard Provisions contained in Schedule B attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Schedule B hereto) as defined below:

(a) “Common Stock” means the common stock, par value $0.625 per share, of the Corporation.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Exchange Value” means, for each share of Designated Preferred Stock, an amount equal to $260.

(d) “Exchange Agreement” means the Exchange Agreement, dated as of August 12, 2010, as amended from time to time, between the Company and the United States Department of the Treasury, including all annexes and schedules thereto.

(e) “Initial Conversion Price” means, for each share of Designated Preferred Stock, an amount equal to $0.40.

(f) “Initial Quarterly Dividend” means $0.11.

(g) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation. For purposes of clarification, the junior subordinated debentures issued by the Corporation in connection with trust preferred securities issued by certain subsidiaries of the Corporation shall not be deemed to be Junior Stock.

(h) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(i) “Mandatory Conversion Date” means the seventh anniversary of the Original Issue Date.

(j) “Minimum Amount” means $20,086,750.

(k) “Other Preferred Stock” has the meaning set forth in Section 7(b)(ii).

(l) “Other Preferred Stock Conversion” has the meaning set forth in Section 7(b)(ii).

(m) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series shall rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s Series A Preferred Stock and Series B Preferred Stock. For purposes of clarification, the junior subordinated debentures issued by the Corporation in connection with trust preferred securities issued by certain subsidiaries of the Corporation shall not be deemed to be Parity Stock.

(n) “Signing Date” means August 12, 2010.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock shall be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Hampton Roads Bankshares, Inc. has caused this Certificate of Designations to be signed by [—], its [—], this [— ] day of [—], 2010.

HAMPTON ROADS BANKSHARES, INC.

By:
Name:
Title:

SCHEDULE B

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

(b) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after December 31, 2013, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after December 31, 2013, 9% per annum.

(c) “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Corporation and one by the Original Designated Preferred Stockholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Original Designated Preferred Stockholder; otherwise, the average of all three determinations shall be binding upon the Corporation and the Original Designated Preferred Stockholder. The costs of conducting any Appraisal Procedure shall be borne by the Corporation.

(d) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(e) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(f) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(g) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(h) “Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

(i) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(j) “Change of Control” means the occurrence of one of the following:

(i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Capital Stock of the Corporation that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body); or

(ii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

(k) “Change of Control Effective Date” has the meaning set forth in Section 10(a).

(l) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(m) “Common Stock Issuance” has the meaning set forth in Section 11(d).

(n) “Common Stock Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of Common Stock (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to the Signing Date).

(o) “Company Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of the Corporation and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include: (i) the effects of (A) changes after the date of the filing of the

Certificate of Designations in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries or geographic areas in which the Corporation and its subsidiaries operate, (B) changes or proposed changes after the date of the filing of the Certificate of Designations in United States generally accepted accounting principles or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after June 30, 2010 in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Corporation and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Corporation or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); (E) actions or omissions of the Corporation or any Corporation Subsidiary expressly required by the terms of the Exchange Agreement, or (ii) the occurrence of those circumstances described in Schedule B to the Exchange Agreement.

(p) “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the Original Issue Date or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.

(q) “Conversion Date” means any date on which shares of Designated Preferred Stock are converted as set forth in this Certificate of Designations.

(r) “Conversion Price” means the Initial Conversion Price, subject to adjustment as set forth in Section 11 of this Certificate of Designations.

(s) “Conversion Rate” means for each share of Designated Preferred Stock, the Exchange Value divided by the Conversion Price, subject to adjustment as set forth in Section 11 of this Certificate of Designations.

(t) “Convertible Securities” has the meaning set forth in Section 11(c).

(u) “Depositary” means The Depository Trust Company or its nominee or any successor depositary appointed by the Corporation.

(v) “Dividend Period” has the meaning set forth in Section 3(a).

(w) “Dividend Record Date” has the meaning set forth in Section 3(a).

(x) “Early Conversion” has the meaning set forth in Section 7(a).

(y) “Early Conversion Date” has the meaning set forth in Section 7(c).

(z) “Equity Investor” has the meaning set forth in Section 7(b)(iii).

(aa) “Equity Raise” has the meaning set forth in Section 7(b)(iii).

(bb) “Equity Raise Issuance” has the meaning set forth in Section 11(c).

(cc) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(dd) “Ex-Dividend Date” means, in respect of a dividend or distribution to holders of Common Stock, the first date on which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.

(ee) “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith. For so long as the Original Designated Preferred Stockholder holds the Designated Preferred Stock or any portion thereof, it may object in writing to the Board of Directors’ calculation of fair market value within 10 days of receipt of written notice thereof. If the Original Designated Preferred Stockholder and the Corporation are unable to agree on fair market value during the 10-day period following the delivery of the Original Designated Preferred Stockholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Original Designated Preferred Stockholder’s objection.

(ff) “Governmental Entities” means all United States and other governmental, regulatory or judicial authorities.

(gg) “Liquidation Preference” has the meaning set forth in Section 4(a).

(hh) “Market Price” means, with respect to the Common Stock, on any given date, the average VWAP for the 5 consecutive Trading Day-period ending on the Trading Day immediately preceding such given date. “Market Price” shall be determined without reference to after hours or extended hours trading. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be (i) in the event that any portion of the Designated Preferred Stock is held by the Original Designated Preferred Stockholder, the fair market value per share of the Common Stock as determined in good faith by the Original Designated Preferred Stockholder or (ii) in all other circumstances, the fair market value per share of the Common Stock as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Corporation for this purpose and certified in a resolution to the holder(s) of Designated Preferred Stock. For the purposes of determining the Market Price of the Common Stock on the “Trading Day” preceding, on or following the occurrence of an event, (i) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the NYSE or, if trading is closed at an earlier time, such earlier time and (ii) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing time).

(ii) “NASDAQ” means NASDAQ Stock Market LLC.

(jj) “NYSE” means the New York Stock Exchange.

(kk) “Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to the Original Issue Date to the extent the aggregate per share dividends paid on the outstanding Common Stock in any quarter exceed the Initial Quarterly Dividend, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(ll) “Original Designated Preferred Stockholder” means the United States Department of the Treasury and any successor or assign that is an Affiliate of the United States Department of the Treasury. Any actions specified to be taken by the Original Designated Preferred Stockholder hereunder may only be taken by such Person and not by any other holder of Designated Preferred Stock.

(mm) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(nn) “Permitted Transactions” has the meaning set forth in Section 11(d).

(oo) “Per Share Fair Market Value” has the meaning set forth in Section 11(e).

(pp) “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(qq) “Preferred Director” has the meaning set forth in Section 13(b).

(rr) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(ss) “Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Designated Preferred Stock is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares of Common Stock for purchase or exchange by the Corporation under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

(tt) “Regulatory Approvals” with respect to the holder of the Designated Preferred Stock, means, to the extent applicable and required to permit the conversion of the Designated Preferred Stock for Shares and to own such Shares without such holder being in violation of any applicable law, rule or regulation, including, without limitation, the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, and the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable laws and the rules and regulations thereunder.

(uu) “Regulatory Event” means, with respect to the Corporation, that (i) the Federal Deposit Insurance Corporation or any other governmental authority shall be appointed as conservator or receiver for the Corporation; (ii) the Corporation shall have been considered in “troubled condition” for the purposes of 12 U.S.C. Sec. 1831i or any regulation promulgated thereunder; (iii) the Corporation shall qualify as “Undercapitalized,” “Significantly Undercapitalized,” or “Critically Undercapitalized” as those terms are defined in 12 C.F.R. Sec, 208.43; or (iv) the Corporation shall have become subject to any formal or informal regulatory action requiring the Corporation to materially improve its capital, liquidity or safety and soundness.

(vv) “Share Dilution Amount” has the meaning set forth in Section 3(b).

(ww) “Shares” means the shares of the Corporation’s Common Stock issuable upon conversion of the Designated Preferred Stock.

(xx) “Special Distribution” means a distribution on the Common Stock of:

(i) rights, options or warrants (other than pursuant to a shareholder rights plan) entitling holders of Common Stock to purchase, for a period of 45 calendar days or less, shares of Common Stock at a price less than the average Market Price of the Common Stock for the 10 consecutive Trading Days immediately preceding the declaration date for such distribution; or

(ii) cash or other assets, debt securities or rights to purchase the Corporation’s securities (other than pursuant to a shareholder rights plan or a dividend or distribution on the Common Stock in shares of Common Stock), which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Market Price of the Common Stock on the Trading Day preceding the declaration date for such distribution.

(yy) “Specified Corporate Transaction” has the meaning set forth in Section 9(a).

(zz) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(aaa) [Reserved.]

(bbb) “Trading Day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a Business Day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a Business Day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

(ccc) [Reserved.]

(ddd) “Valuation Date” has the meaning set forth in Section 11(d).

(eee) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 13(a) and 13(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

(fff) “VWAP” means the volume-weighted average trading price of a share of Common Stock as reported by Bloomberg LP.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cumulative cash dividends (subject to Section 6(e) below) with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date shall be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of Capital Stock of the Corporation for resale pursuant to an offering by the Corporation of such Capital Stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other Persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding obligations entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation shall provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus)

available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. The Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) (A) the Liquidation Amount per share or (B) if redeemed on or after the first Dividend Payment Date falling on or after the second anniversary of the Original Issue Date, the greater of (1) the Liquidation Amount per share and (2) the product of the Conversion Rate and the average of the Market Prices per share of Common Stock over the 20 consecutive Trading Day period beginning on the Trading Day after the notice of redemption is given as provided in Section 5(c) below and (ii) except as otherwise provided below, any accrued and unpaid dividends to, but excluding, the date fixed for redemption (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared; provided that the aggregate redemption price of the Designated Preferred Stock redeemed pursuant to this paragraph may not exceed an amount equal to the sum of (x) any aggregate gross proceeds of not less than the Minimum Amount received by the Corporation from one or more Common Stock Offerings and (y) any net increase to the Corporation’s retained earnings after the Original Issue Date above the Corporation’s retained earnings reflected in its most recent publicly available balance sheet on or prior to the Original Issue Date; and provided further that the minimum number of shares of Designated Preferred Stock redeemed by the Corporation upon any such redemption shall be at least equal to the lesser of (x) all shares of Designated Preferred Stock then outstanding and (y) 25% of the number of shares of Designated Preferred Stock issued on the Original Issue Date.

The redemption price for any shares of Designated Preferred Stock shall be payable in cash on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock shall not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock shall have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares of Designated Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days (or in the event of a redemption on or after the first Dividend Payment Date falling on or after the second anniversary of the Original Issue Date, at least 25 Trading Days) and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through the Depositary or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price (or the manner of calculation thereof); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed or converted, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in such notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares of Designated Preferred Stock called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share of Designated Preferred Stock so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all Designated Preferred Stock so called for redemption, all shares of Designated Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares of Designated Preferred Stock shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares of Designated Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price of such shares of Designated Preferred Stock.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. General Conversion Provisions.

(a) Conversion by Holders; Approvals. Holders of Designated Preferred Stock shall have the right, at their option, to convert, at any time and from time to time, all or any portion of the Designated Preferred Stock (but in no event less than one share of the Designated Preferred Stock), into a number of Shares equal to the product of the then-applicable Conversion Rate and the number of shares of Designated Preferred Stock surrendered for conversion in accordance with the terms and conditions of this Certificate of Designations (which, in the event of a Specified Corporate Transaction or a Change of Control, shall include the provisions of Sections 9 and 10, respectively); provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals; provided, further, notwithstanding anything in this Certificate of Designations to the contrary, the Designated Preferred Stock may not be converted until the Corporation shall first have obtained, to the extent required by applicable law or regulation or necessary in order to comply with any requirement of any securities exchange on which the Shares are listed or traded, all stockholder approvals required to effect the conversion and completed all other actions necessary to effect the conversion.

(b) Effectiveness of Conversion. If any notice of conversion has been duly given in accordance with the procedures set forth in Sections 7, 8, 9 and 10 below, then, effective immediately (notwithstanding that any certificate for any Designated Preferred Stock to be converted has not been surrendered for conversion) prior to 5:00 p.m., New York City time, on the applicable Conversion Date, holders of Designated Preferred Stock whose shares of Designated Preferred Stock are to be converted shall cease to have any rights to such shares of Designated Preferred Stock (including with respect to dividends) subject to the right of any such holders to receive any accrued and unpaid dividends to the Conversion Date on such shares of Designated Preferred Stock and any other payments to which they are otherwise entitled pursuant to the terms hereof.

(c) No Rights as Holders of Common Stock Prior to Conversion. The person or persons entitled to receive the Shares issuable upon conversion shall be treated for all purposes as the record holder(s) of such Shares as of 5:00 p.m., New York City time, on the applicable Conversion Date notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date, provided that in the event of a conversion pursuant to Section 9 or 10 below, the holder(s) of Designated Preferred Stock has complied with Section 9(c) or 10(c), respectively. No allowance or adjustment, except as set forth in Section 11, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such Conversion Date. Prior to the applicable Conversion Date, Shares issuable upon conversion of Designated Preferred Stock shall not be deemed outstanding for any purpose, and holders of Designated Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Designated Preferred Stock.

(d) Delivery of Shares and Cash. The Corporation shall deliver to the holders of Designated Preferred Stock that have been converted the Shares and any amount of cash to which such holders are entitled on or prior to the third Trading Day immediately following the applicable Conversion Date. If fewer than all the shares of Designated Preferred Stock represented by any certificate are converted, a new certificate shall be issued representing the unconverted shares of Designated Preferred Stock without charge to the holder thereof.

(e) Accrued and Unpaid Dividends. Upon a conversion of any shares of Designated Preferred Stock as set forth in Sections 6, 7, 8, 9 and 10, the holders of such shares shall receive all accrued and unpaid dividends on such shares in cash out of funds legally available therefor or, at the option of the Corporation, in substitute in whole or in part for such cash, in fully paid and nonassessable shares of Common Stock legally available for such purpose to, but excluding, the applicable Conversion Date. Accrued and unpaid dividends paid in shares of Common Stock shall be paid by delivering to each holder of Designated Preferred Stock entitled thereto a number of shares of Common Stock determined by dividing the total amount of the cash payment of accrued and unpaid dividends that would otherwise be payable to such holder (rounded to the nearest whole cent) by the Market Price on the second Trading Day preceding the applicable Conversion Date. The issuance of any such shares of Common Stock in such amount shall constitute full payment of all accrued and unpaid dividends that would otherwise have been payable. The Board of Directors of the Corporation shall determine the form of payment of accrued and unpaid dividends with respect to any conversion and such election shall be set forth in the applicable notice provided to holders of the Designated Preferred Stock by the Corporation as set forth in Sections 7, 8, 9 and 10 below.

(f) Dividends Accrued after Record Date. Any accrued and unpaid dividends payable on shares of Designated Preferred Stock to be converted on a Conversion Date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder of record of such shares on such Dividend Record Date, but rather shall be paid to the holder of such shares on such Conversion Date.

(g) Notices by the Corporation. Every notice required to be given by the Corporation pursuant to Section 7, 8, 9 or 10 below shall be given by first class mail, postage prepaid, addressed to the holders of record of the Designated Preferred Stock at their respective last addresses appearing on the books of the Corporation and shall contain the information required by Section 7, 8, 9 or 10 hereof, as applicable. Any notice by the Corporation mailed within the time period specified in Section 7, 8, 9 or 10 below shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through the Depositary or any other similar facility, any notice by the Corporation may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility.

(h) Conversion Procedures by Holder. To effect a conversion, a holder of the Designated Preferred Stock shall: (i) with respect to a conversion pursuant to Section 6, 9 or 10, complete and manually sign the conversion notice, if any, provided by the Corporation or, if applicable, the conversion agent appointed by the Corporation, or a facsimile of the conversion notice; (ii) with respect to a conversion pursuant to Section 6, 9 or 10, deliver the completed conversion notice, (iii) with respect to any conversion, deliver the certificated shares of Designated Preferred Stock to be converted to the Corporation or, if applicable, the conversion agent appointed by the Corporation; and (iv) with respect to any conversion, if required, furnish appropriate endorsements and transfer documents. If a holder’s interest is a beneficial interest in a global certificate representing the Designated Preferred Stock, a holder must comply with the Depositary’s procedures for converting a beneficial interest in a global security.

(i) Taxes and Duties. A holder of the Designated Preferred Stock shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Shares if such holder of the Designated Preferred Stock exercises its conversion rights, but such holder of the Designated Preferred Stock shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Shares in a name other than the name of such holder. A certificate representing Shares shall be issued and delivered only after all applicable taxes and duties, if any, payable by the holder of the Designated Preferred Stock have been paid in full.

(j) No Fractional Shares. No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Designated Preferred Stock or the payment of accrued and unpaid dividends on the Designated Preferred Stock in the form of Common Stock. In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion or payment of accrued and unpaid dividends, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to such fraction of a share of Common Stock multiplied by the Market Price on the second Trading Day immediately preceding the applicable Conversion Date or, in the event of any dividends arising under the Designated Preferred Stock paid in the form of Common Stock, the Dividend Payment Date (unless there are no legally available assets with which to make such cash payment, in which event such cash payment shall be made as soon as possible thereafter). If more than one share of the Designated Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof, including in respect of accrued and unpaid dividends, shall be computed on the basis of the aggregate number of shares of the Designated Preferred Stock so surrendered.

(k) Status of Shares Subject to Conversion. Shares of Designated Preferred Stock that are converted in accordance with Sections 6, 7, 8, 9 or 10 shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 7. Early Conversion.

(a) Conversion at the Option of the Corporation. Subject to Section 7(b), the Corporation shall have the right, at its option to convert, at any time and from time to time, all or any portion of the Designated Preferred Stock (but in no event less than one share of the Designated Preferred Stock), at any time prior to the date that is nine (9) months following the date of the Exchange Agreement (“Early Conversion”), into a number of Shares equal to the product of the then-applicable Conversion Rate and the number of shares of Designated Preferred Stock selected for conversion; provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals. In addition to the number of Shares issuable upon Early Conversion, the holders of shares of Designated Preferred Stock subject to Early Conversion shall have the right to receive (in cash or shares of Common Stock at the option of the Corporation in accordance with Section 6(e)) any accrued and unpaid dividends on such shares to, but excluding, the Early Conversion Date (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared.

(b) Conditions to Early Conversion. The Corporation’s right of conversion set forth in Section 7(a) is subject to the fulfillment (or waiver by the Original Designated Preferred Stockholder with respect to items (ii), (iii), (iv) and (v) below) at or prior to the Early Conversion Date of each of the following conditions:

(i) the Corporation shall have requested and received from the Appropriate Federal Banking Agency all requisite approvals of the Early Conversion;

(ii) either (i) not less than 100% of the aggregate liquidation value (or liquidation preference as the case may be) of the outstanding shares of Series A Preferred Stock of the Corporation and Series B Preferred Stock of the Corporation (collectively, the “Other Preferred Stock”) shall have been exchanged for shares of Common Stock or (ii) (A) not less than 51% of the aggregate liquidation value (or liquidation preference as the case may be) of the outstanding shares of the Other Preferred Stock shall have been exchanged for shares of Common Stock and (B) the Preferred Stock Amendments (as defined in the Exchange Agreement) shall have been duly filed with the Commonwealth of Virginia State Corporation Commission and shall be in full force and effect (the satisfaction of either clause (i) or clause (ii) shall be referred to as the “Other Preferred Stock Conversion”); provided, however, that the terms of the Other Preferred Stock Conversion shall be acceptable to the Original Designated Preferred Shareholder in its sole discretion;

(iii) the Corporation shall have closed one or more transactions in which investors other than the Original Designated Preferred Stockholder (each, an “Equity Investor”) have collectively provided a minimum aggregate amount of $235 million in gross cash proceeds to the Corporation in exchange for Common Stock (each such investment by an Equity Investor, an “Equity Raise”); provided, however, that the terms of each such Equity Raise (other than the price per share of Common Stock issued by the Corporation in each such Equity Raise) shall be reasonably acceptable to the Original Designated Preferred Shareholder in its sole discretion;

(iv) the Corporation shall have made all applicable adjustments pursuant to Section 11 that are required to be made on or before the Early Conversion Date; and

(v) none of the following shall have occurred with respect to the Corporation or any of its subsidiaries:

(A) the Corporation or any of its subsidiaries shall have (1) dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) become insolvent or unable to pay its debts or failed or admitted in writing its inability generally to pay its debts as they become due; (3) made a general assignment, arrangement or composition with or for the benefit of its creditors; (4) instituted or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition shall have been presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition shall have resulted in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; (5) had a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) sought or shall have become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) had a secured party take possession of all or substantially all its assets or had a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets; (8) caused or shall have been subject to any event with respect to it which, under the applicable laws of any jurisdiction, had an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

(B) a Governmental Entity in any jurisdiction shall have (1) commenced an action or proceeding against the Corporation or any of its subsidiaries; or (2) issued or entered a temporary restraining order, preliminary or permanent injunction or other order applicable to the Corporation or any of its subsidiaries, which in the case of (1) and (2) shall have had or shall be reasonably expected to have a Company Material Adverse Effect;

(C) any fact, circumstance, event, change, occurrence, condition or development shall have occurred that, individually or in the aggregate, shall have had or shall be reasonably likely to have a Company Material Adverse Effect; or

(D) any Regulatory Event not otherwise existing on the date hereof.

(c) Early Conversion Procedures. In the event of an Early Conversion, the Corporation shall provide notice of such conversion to each holder of Designated Preferred Stock to be converted (such notice, a “Notice of Early Conversion”). Such Notice of Early Conversion shall be mailed at least 30 days and not more than 60 days before the date fixed for conversion (the “Early Conversion Date”); provided, however, that if the Corporation elects to convert any or all of the Designated Preferred Stock on the Original Issue Date, then the Notice of Early Conversion may be given at any time (but not less than 3 days) prior to the Original Issue Date. The requirement to deliver a Notice of Early Conversion and the timing requirements for such delivery may be waived by each holder of Designated Preferred Stock in its sole discretion. Each Notice of Early Conversion given to a holder shall state:

(i) the Early Conversion Date;

(ii) the number of shares of Designated Preferred Stock to be converted and, if less than all the shares held by such holder are to be converted, the number of such shares to be converted from such holder;

(iii) the Conversion Rate then in effect and whether the Corporation will pay cash or issue shares of Common Stock (calculated in accordance with Section 6(e) above) in respect of accrued and unpaid dividends; and

(iv) the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for issuance of certificates representing Shares.

(d) Partial Conversion. If the Corporation elects to cause less than all the shares of the Designated Preferred Stock to be converted under this Section 7, the shares of Designated Preferred Stock to be converted shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be converted from time to time pursuant to an Early Conversion.

Section 8. Mandatory Conversion.

(a) Mandatory Conversion. Each share of Designated Preferred Stock shall mandatorily convert (unless otherwise previously converted) on the Mandatory Conversion Date into a number of Shares determined by dividing the Liquidation Amount by the Market Price on the second Trading Day preceding the Mandatory Conversion Date; provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals. In addition to the number of Shares issuable upon mandatory conversion, the holders of the shares of Designated Preferred Stock subject to mandatory conversion shall have the right to receive any accrued and unpaid dividends on such shares to, but excluding, the Mandatory Conversion Date (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared.

(b) Mandatory Conversion Procedures. In the event of a mandatory conversion, the Corporation shall provide notice thereof to each holder of Designated Preferred Stock to be converted (such notice, a “Notice of Mandatory Conversion”). Such Notice of Mandatory Conversion shall be mailed at least 30 days and not more than 60 days before the Mandatory Conversion Date. Each Notice of Mandatory Conversion given to a holder shall state:

(i) the Mandatory Conversion Date;

(ii) that all outstanding shares of Designated Preferred Stock shall be converted on such date;

(iii) the Conversion Rate then in effect and whether the Corporation will pay cash or issue shares of Common Stock (calculated in accordance with Section 6(e) above) in respect of accrued and unpaid dividends; and

(iv) the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for issuance of certificates representing Shares.

Section 9. Conversion upon a Specified Corporate Transaction.

(a) In addition to the right of a holder of Designated Preferred Stock, at such holder’s option, to convert, at any time and from time to time, all or any portion of the Designated Preferred Stock as set forth in Section 6, a holder of Designated Preferred Stock shall have the right, at such holder’s option, to convert all or any portion of such holder’s Designated Preferred Stock into a number of Shares equal to the product of the then-applicable Conversion Rate and the number of shares of Designated Preferred Stock surrendered for conversion upon the following events (each a “Specified Corporate Transaction”):

(i) if the Corporation makes a Special Distribution to all or substantially all holders of Common Stock, at any time after the Corporation has given the notice of such distribution as provided in Section 9(b) below until the earlier of 5:00 p.m., New York City time, on the Business Day preceding the Ex-Dividend Date for such distribution or any announcement by the Corporation that such distribution shall not take place;

(ii) if the Corporation adopts a plan relating to the liquidation or dissolution of the Corporation, at any time beginning on the Business Day following the date notice of the Specified Corporate Transaction is given as provided in Section 9(b) below and ending on the date that is 30 calendar days after such date; or

(iii) if the Corporation consolidates or merges with or into any other Person, or sells, leases, transfers, conveys or otherwise disposes, in one or a series of related transactions, all or substantially all of its assets and those of its subsidiaries taken as a whole to any Person that results in any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Corporation, other than any merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Shares solely into shares of common stock of the surviving entity, at any time beginning 15 days prior to the date announced by the Corporation as the anticipated effective date of the transaction and until and including the date which is 15 days after the date that is the actual effective date of such transaction;

provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals. In addition to the number of Shares issuable upon conversion in connection with a Specified Corporate Transaction, the holders of shares of Designated Preferred Stock so converted shall have the right to receive any accrued and unpaid dividends on such shares to, but excluding, the Conversion Date (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared.

(b) Specified Corporate Transaction Conversion Procedures. In the event of a Specified Corporate Transaction, the Corporation shall provide notice thereof to each holder of Designated Preferred Stock. In the case of a Specified Corporate Transaction contemplated by Section 9(a)(i), such notice shall be mailed at least 30 days prior to the Ex-Dividend Date for such distribution. In the case of a Specified Corporate Transaction contemplated by Section 9(a)(ii), such notice shall be mailed no later than 5 days after the adoption of the plan of liquidation or dissolution. In the case of a Specified Corporate Transaction contemplated by Section 9(a)(iii), such notice shall be mailed at least 20 days prior to the beginning of the conversion period related to such Specified Corporate Transaction. Each such notice given to a holder shall state, as applicable:

(i) a description of the Specified Corporate Transaction, including a description of the type and amount of the distribution to be made or consideration to be received per share of Common Stock;

(ii) the Ex-Dividend Date in the case of a Specified Corporate Transaction contemplated by Section 9(a)(i), the date of adoption of the plan in the case of a Specified Corporate Transaction contemplated by Section 9(a)(ii) or the date on which the Specified Corporate Transaction is anticipated to be effective in the case of a Specified Corporate Transaction contemplated by Section 9(a)(iii);

(iii) the date by which the Specified Corporate Transaction conversion option must be exercised by a holder of Designated Preferred Stock;

(iv) the Conversion Rate then in effect and whether the Corporation will pay cash or issue shares of Common Stock (calculated in accordance with Section 6(e) above) in respect of accrued and unpaid dividends; and

(v) the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for issuance of certificates representing Shares.

(c) To exercise a Specified Corporate Transaction conversion option, a holder of the Designated Preferred Stock must, no later than 5:00 p.m., New York City time, on the date by which the conversion option upon the Specified Corporate Transaction must be exercised as specified in the Notice of Specified Corporate Transaction delivered under Section 9(b), comply with the procedures set forth in Section 6(h) and indicate that it is exercising its conversion option pursuant to this Section 9.

(d) If a holder of the Designated Preferred Stock does not elect to exercise its conversion option pursuant to this Section 9, the shares of Designated Preferred Stock or successor securities held by it shall remain outstanding but the holder of the Designated Preferred Stock shall not thereafter be entitled to convert such holder shares of the Designated Preferred Stock in accordance with this Section 9.

Section 10. Conversion upon Change of Control.

(a) Change of Control. In addition to the right of a holder of Designated Preferred Stock, at such holder’s option, to convert, at any time and from time to time, all or any portion of the Designated Preferred Stock as set forth in Section 6, a holder of Designated Preferred Stock shall have the right, at such holder’s option, to convert all or any portion of such holder’s Designated Preferred Stock into a number of Shares equal to the product of the then-applicable Conversion Rate and the number of shares of Designated Preferred Stock surrendered for conversion during the period beginning on the Business Day following the effective date of the Change of Control (the “Change of Control Effective Date”) and ending on the date that is 30 calendar days after the Change of Control Effective Date; provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals. In addition to the number of Shares issuable upon conversion upon a Change of Control, the holders of shares of Designated Preferred Stock so converted shall have the right to receive any accrued and unpaid dividends on such shares to, but excluding, the Conversion Date (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared.

(b) Change of Control Conversion Procedures. In the event of a Change of Control, the Corporation shall provide notice thereof to each holder of Designated Preferred Stock. Such notice shall be mailed at least 20 days prior to the date on which the Corporation anticipates consummating the Change of Control (or, if later, within two Business Days after the Corporation becomes aware of a Change of Control). Each such notice given to a holder shall state:

(i) a description of the Change of Control;

(ii) the date on which the Change of Control is anticipated to be effected or, if known, the Change of Control Effective Date;

(iii) the date by which the Change of Control conversion option must be exercised, which shall be 30 calendar days after the Change of Control Effective Date;

(iv) the Conversion Rate then in effect and whether the Corporation will pay cash or issue shares of Common Stock (calculated in accordance with Section 6(e) above) in respect of accrued and unpaid dividends; and

(v) the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for issuance of certificates representing Shares.

(c) To exercise a Change of Control conversion option, a holder of the Designated Preferred Stock must, no later than 5:00 p.m., New York City time, on the date by which the conversion option upon the Change of Control must be exercised as specified in the notice delivered under Section 10(b), comply with the procedures set forth in Section 6(h) and indicate that it is exercising its conversion option pursuant to this Section 10.

(d) If a holder of the Designated Preferred Stock does not elect to exercise its conversion option pursuant to this Section 10, the shares of Designated Preferred Stock or successor securities held by it shall remain outstanding but the holder of the Designated Preferred Stock shall not thereafter be entitled to convert such holder’s shares of the Designated Convertible Preferred Stock in accordance with this Section 10.

Section 11. Anti-Dilution Adjustments. The Conversion Price and the Conversion Rate shall be subject to adjustment from time to time as follows; provided, that if more than one Subsection of this Section 11 is applicable to a single event, the Subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one Subsection of this Section 11 so as to result in duplication:

(a) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by multiplying the Conversion Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, in each case, prior to giving effect to such event, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after, and solely as a result of, such event.

(b) Issuance of Common Stock upon Other Preferred Stock Conversion.

(i) Until the date on which the Original Designated Preferred Stockholder no longer holds the Designated Preferred Stock or any portion thereof, (A) if (1) the Other Preferred Stock shall have been converted into Common Stock pursuant to an Other Preferred Stock Conversion and (2) the value of the Other Preferred Stock for purposes of the Other Preferred Stock Conversion (which shall equal $0.40 multiplied by the aggregate number of shares of Common Stock into which the Other Preferred Stock is converted) shall have exceeded 15% of the original principal amount of such Other Preferred Stock, then the consideration per share of Common Stock received by the Corporation in such Other Preferred Stock Conversion for purposes of Section 11(b)(ii) below shall be deemed to equal the number obtained by dividing (i) the amount equal to 15% of the original principal amount of such Other Preferred Stock by (ii) the number of shares of Common Stock issued by the Corporation in connection with the Other Preferred Stock Conversion.

(ii) In the event that, after taking into account the adjustments required pursuant to Section 11(b)(i) above, the Other Preferred Stock shall have been converted into shares of Common Stock at a consideration per share of Common Stock that is less than the Conversion Price in effect immediately prior to the Other Preferred Stock Conversion, then the Conversion Price in effect immediately prior to the Other Preferred Stock Conversion shall be decreased to the number obtained by multiplying such Conversion Price by a fraction (1) the numerator of which shall be the sum of (i) the number of shares of Common Stock of the Corporation outstanding immediately prior to the Other Preferred Stock Conversion and (ii) the number of additional shares of Common Stock which the aggregate consideration deemed to be received by the Corporation for the total number of shares of Common Stock issued in connection with the Other Preferred Stock Conversion would purchase at the Conversion Price in effect immediately prior to the Other Preferred Stock Conversion, and (2) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to the Other Preferred Stock Conversion and (ii) the number of shares of Common Stock issued by the Corporation in connection with the Other Preferred Stock Conversion.

(iii) Any adjustment made pursuant to this Section 11(b) shall become effective immediately upon the date of the Other Preferred Stock Conversion.

(c) Issuances of Common Stock upon an Equity Raise. Until the date on which the Original Designated Preferred Stockholder no longer holds the Designated Preferred Stock or any portion thereof, if the Corporation shall issue or agree to issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock) (collectively, “Convertible Securities”)) to an Equity Investor pursuant to an Equity Raise (an “Equity Raise Issuance”) without consideration or at a consideration per share of Common Stock (or having a conversion price per share of Common Stock) that is less than the Conversion Price in effect immediately prior to such Equity Raise Issuance, then the Conversion Price in effect immediately prior to the Equity Raise Issuance shall be decreased to the number obtained by multiplying such Conversion Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock of the Corporation outstanding immediately prior to the Equity Raise Issuance and (2) the number of additional shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) in connection with the Equity Raise Issuance would purchase at a consideration per share of the Conversion Price in effect immediately prior to such Equity Raise Issuance and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the Equity Raise Issuance and (2) the number of shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) to the Equity Investor in connection with the Equity Raise Issuance.

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with an Equity Raise Issuance shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and before deduction of any related fees or expenses payable to third parties) of all Common Stock plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Common Stock. Any adjustment made pursuant to this Section 11(c) shall become effective immediately upon the date of the applicable Equity Raise Issuance.

(d) Other Issuances of Common Stock. Until the date on which the Original Designated Preferred Stockholder no longer holds the Designated Preferred Stock or any portion thereof, if the Corporation shall issue shares of Common Stock or Convertible Securities other than pursuant to a Permitted Transaction (as defined below) or a transaction for which Sections 11(a), 11(b) or 11(c) apply (a “Common Stock Issuance”) without consideration or at a consideration per share (or having a conversion price per share) that is less than the Conversion Price in effect immediately prior to such Common Stock Issuance, then the Conversion Price in effect immediately prior to the Common Stock Issuance shall be decreased to the number obtained by multiplying such Conversion Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock of the Corporation outstanding immediately prior to the Common Stock Issuance and (2) the number of additional shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) in connection with the Common Stock Issuance would purchase at the Conversion Price in effect immediately prior to such Common Stock Issuance and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the Common Stock Issuance and (2) the number of shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) in connection with the Common Stock Issuance.

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with a Common Stock Issuance shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets at Fair Market Value, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or Convertible Securities for cash conducted by the Corporation or its Affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable financial institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the Original Issue Date. Any adjustment made pursuant to this Section 11(d) shall become effective immediately upon the date of such issuance. For the avoidance of doubt, notwithstanding any other provision hereof, Section 11(d) shall not apply to any transaction to which Section 11(a), 11(b) or 11(c) applies.

(e) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of its shares of Common Stock, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 11(a)), in each such case, the Conversion Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Conversion Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last Trading Day preceding the first date on which the Common Stock trades in a regular way (including on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, cash, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such securities, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Conversion Price that would then be in effect and the Conversion Rate if such record date had not been fixed.

(f) Certain Repurchases of Common Stock. In case the Corporation effects a Pro Rata Repurchase of Common Stock, then the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of

(x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase. For the avoidance of doubt, no increase to the Conversion Price shall be made pursuant to this Section 11(f).

(g) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 11(a)), the right of a holder of Designated Preferred Stock to receive Shares upon conversion of the Designated Preferred Stock into Shares shall be converted into the right to convert the Designated Preferred Stock to acquire the number of shares of stock or other securities or property (including cash) which the Shares issuable (at the time of such Business Combination or reclassification) upon conversion of the Designated Preferred Stock immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of a holder of Designated Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the right of a holder of Designated Preferred Stock to convert the Designated Preferred Stock in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon conversion of the Designated Preferred Stock following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that a holder of Designated Preferred Stock shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election).

(h) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 11 shall be made to the nearest one-tenth ( 1/10th) of a cent or to the nearest one-hundredth ( 1/100th) of a share, as the case may be. Any provision of this Section 11 to the contrary notwithstanding, no adjustment in the Conversion Price or the Conversion Rate shall be made if the amount of such adjustment would be less than $0.01 or one-tenth ( 1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or  1/10th of a share of Common Stock, or more.

(i) Timing of Issuance of Additional Common Stock upon Certain Adjustments. In any case in which the provisions of this Section 11 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of Designated Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of Designated Preferred Stock any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation upon request shall deliver to such holder of Designated Preferred Stock a due bill or other appropriate instrument evidencing the right of such holder of Designated Preferred Stock to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(j) Other Events. For so long as the Original Designated Preferred Stockholder holds the Designated Preferred Stock or any portion thereof, if any event occurs as to which the provisions of this Section 11 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Corporation, fairly and adequately protect the conversion rights of the Designated Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such conversion rights as aforesaid. The Conversion Price or the Conversion Rate shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Corporation.

(k) Statement Regarding Adjustments. Whenever the Conversion Price or the Conversion Rate shall be adjusted as provided in this Section 11, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect and the Conversion Rate after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Designated Preferred Stock at the address appearing in the Corporation’s records.

(l) Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Section 11 (but only if the action of the type described in this Section 11 would result in an adjustment in the Conversion Price or the Conversion Rate or a change in the type of securities or property to be delivered upon conversion of the Designated Preferred Stock), the Corporation shall give notice to each holder of Designated Preferred Stock, in the manner set forth in Section 11(k), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price, Conversion Rate and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the Designated Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(m) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 11, the Corporation shall take any action which may be necessary, including obtaining regulatory, NYSE, NASDAQ or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all Shares that the holders of Designated Preferred Stock are entitled to receive upon conversion of the Designated Preferred Stock pursuant to this Section 11.

(n) Adjustment Rules. Any adjustments pursuant to this Section 11 shall be made successively whenever an event referred to herein shall occur.

(o) Other Transactions. Notwithstanding anything to the contrary herein, for the avoidance of doubt, the Conversion Price shall not be subject to adjustment pursuant to this Section 11 as a result of the consummation of the A/B Preferred Exchange (as defined in the Exchange Agreement), the Private Placement (as defined in the Exchange Agreement) and the Rights Offering (as defined in the Exchange Agreement), in each case, at a stated price per share of Common Stock equal to the Purchase Price (as defined in the Exchange Agreement).

Section 12. Reservation and Listing of Common Stock. The Corporation hereby covenants that any Shares issued upon the conversion of the Designated Preferred Stock in accordance with this Certificate of Designations shall be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a holder of Designated Preferred Stock, income and franchise taxes incurred in connection with the conversion of the Designated Preferred Stock or taxes in respect of any transfer occurring contemporaneously therewith). The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the conversion of the Designated Preferred Stock, the aggregate number of shares of Common Stock then issuable upon conversion of the Designated Preferred Stock at any time. The Corporation shall (A) procure, at its sole expense, the listing of the Shares issuable upon conversion of the Designated Preferred Stock at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Corporation shall use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

Section 13. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors

(hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66  2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of Capital Stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 13(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 13(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption or Conversion. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 13(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above or shall have been converted and sufficient Shares shall have been delivered, in each case, pursuant to Sections 6, 7, 8, 9 or 10 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 14. Record Holders. To the fullest extent permitted by applicable law, the Corporation, the transfer agent, registrar, dividend disbursing agent and conversion agent may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent, registrar, dividend disbursing agent or conversion agent shall be affected by any notice to the contrary.

Section 15. Prohibited Actions. The Corporation agrees that it shall not take any action which would entitle holder(s) of Designated Preferred Stock to an adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of the Designated Preferred Stock, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

Section 16. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through the Depositary or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 17. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 18. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 19. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Appendix O

United States Department of the Treasury, Form of Amended Warrant

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

AMENDED AND RESTATED

WARRANT

to purchase

1,325,858

Shares of Common Stock

of Hampton Roads Bankshares, Inc.

Issue Date: [—], 2010

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning ascribed to it in the Exchange Agreement.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Original Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Original Warrantholder; otherwise, the average of all three determinations shall be binding upon the Company and the Original Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Company.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Certificate of Designations” means the Certificate of Designations of Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C-1, of the Company.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” means the common stock, par value $0.625 per share, of the Company.

“Common Stock Issuance” has the meaning set forth in Section 13(B).

“Company” means the Person whose name, corporate or other organizational form and jurisdiction of organization is set forth in Item 1 of Schedule A hereto.

“convertible securities” has the meaning set forth in Section 13(B).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated as of August 12, 2010, as amended from time to time, between the Company and the United States Department of the Treasury, including all annexes and schedules thereto.

“Exercise Price” means the amount set forth in Item 2 of Schedule A hereto.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith or, with respect to Section 14, as determined by the Original Warrantholder acting in good faith. For so long as the Original Warrantholder holds this Warrant or any portion thereof, it may object in writing to the Board of Directors’ calculation of fair market value within 10 days of receipt of written notice thereof. If the Original Warrantholder and the Company are unable to agree on fair market value during the 10-day period following the delivery of the Original Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Original Warrantholder’s objection.

“Initial Number” has the meaning set forth in Section 13(B)(1).

“Issue Date” means the date set forth in Item 3 of Schedule A hereto.

“Market Price” means, with respect to the Common Stock, on any given date, the average VWAP for the 5 consecutive trading day-period ending on the Trading Day immediately preceding such given date. “Market Price” shall be determined without reference to after hours or extended hours trading. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be (i) in the event that any portion of the Warrant is held by the Original Warrantholder, the fair market value per share of the Common Stock as determined in good faith by the Original Warrantholder or (ii) in all other circumstances, the fair market value per share of the Common Stock as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing time).

“Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to the Issue Date to the extent the aggregate per share dividends paid on the outstanding Common Stock in any quarter exceed the amount set forth in Item 4 of Schedule A hereto, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Original Warrant” has the meaning set forth in Section 15.

“Original Warrantholder” means the United States Department of the Treasury and any successor or assign that is an Affiliate of the United States Department of the Treasury. Any actions specified to be taken by the Original Warrantholder hereunder may only be taken by such Person and not by any other Warrantholder.

“Permitted Transactions” has the meaning set forth in Section 13(B).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Per Share Fair Market Value” has the meaning set forth in Section 13(C).

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or

(B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares of Common Stock for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of any applicable law, rule or regulation, including, without limitation, the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, and the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable laws and the rules and regulations thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“U.S. GAAP” means United States generally accepted accounting principles.

“VWAP” means the volume-weighted average trading price of a share of Common Stock as reported by Bloomberg LP.

“Warrant” means this Amended and Restated Warrant, issued pursuant to the Exchange Agreement.

“Warrantholder” has the meaning set forth in Section 2.

2. Number of Shares; Exercise Price. This certifies that, for value received, the United States Department of the Treasury and its successors and assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to an aggregate of the number of fully paid and nonassessable shares of Common Stock set forth in Item 5 of Schedule A hereto, at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on [—], 20201 (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise, in substantially the form set forth in Annex A attached hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Item 6 of Schedule A hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:

(i) by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3, or

(ii) with the consent of both the Company and the Warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

[1]	Ten years from Issue Date.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment.

(A) Subject to compliance with clause (B) of this Section 8, this Warrant and all rights hereunder are transferable and assignable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B) If and for so long as required by the Exchange Agreement, this Warrant shall contain the legend as set forth in Section 5.2(a) of the Exchange Agreement.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Exchange Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B) Certain Issuances of Common Shares or Convertible Securities. Until the earlier of (i) the date on which the Original Warrantholder no longer holds this Warrant or any portion thereof and (ii) the third anniversary of the Issue Date, if the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock) (collectively, “convertible securities”, and, such transaction, a “Common Stock Issuance”), other than in Permitted Transactions (as defined below) or a transaction to which subsection (A) of this Section 13 is applicable, without consideration or at a consideration per share of Common Stock (or having a conversion price per share of Common Stock) that is less than the then applicable Exercise Price, then:

(1) the Exercise Price shall be adjusted to equal the consideration per share of Common Stock received by the Company in connection with the Common Stock Issuance; and

(2) the number of Shares issuable upon the exercise of this Warrant immediately prior to the Common Stock Issuance (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the Exercise Price in effect immediately prior to the Common Stock Issuance and (B) the denominator of which shall be the consideration per share of Common Stock received by the Company in connection with the Common Stock Issuance.

For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with a Common Stock Issuance shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and before deduction of any related fees or expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets at Fair Market Value, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Company or its affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable financial institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the Issue Date. For the avoidance of doubt, each Equity Raise (as defined in the Certificate of Designations) shall be subject to adjustment as set forth in this Section 13(B) and shall not be considered a Permitted Transaction hereunder. Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

(C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 13(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (a) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (b) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(D).

(E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

(F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth ( 1/10th) of a cent or to the nearest one-hundredth ( 1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth ( 1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or  1/10th of a share of Common Stock, or more.

(G) Timing of Issuance of Additional Common Stock upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Other Events. For so long as the Original Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid. The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

(I) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(L) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.

(M) Other Transactions. Notwithstanding anything to the contrary herein, for the avoidance of doubt, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall not be subject to adjustment pursuant to this Section 13 as a result of the consummation of the A/B Preferred Exchange (as defined in the Exchange Agreement), the Private Placement (as defined in the Exchange Agreement) and the Rights Offering (as defined in the Exchange Agreement), in each case, at a stated price per share of Common Stock equal to the Purchase Price (as defined in the Exchange Agreement).

14. Exchange. At any time following the date on which the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with any Business Combination), the Original Warrantholder may cause the Company to exchange all or a portion of this Warrant for an economic interest or security (to be determined by the Original Warrantholder after consultation with the Company) of the Company classified as permanent equity under U.S. GAAP having a value equal to the Fair Market Value of the portion of the Warrant so exchanged. The Original Warrantholder shall calculate any Fair Market Value required to be calculated pursuant to this Section 14, which shall not be subject to the Appraisal Procedure.

15. Effect of Execution. This Warrant and the terms and conditions set forth herein hereby amend and restate the terms and conditions of that certain warrant arising under that certain Securities Purchase Agreement – Standard Terms incorporated into the Letter Agreement, dated as of December 31, 2008, as amended from time to time, between the Company and the Original Warrantholder (the “Original Warrant”), and the Original Warrant shall have no further force or effect as of and following the Issue Date.

16. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

17. Governing Law, etc. This Warrant and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 21 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

18. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

19. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

20. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

21. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth in Item 7 of Schedule A hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

22. Entire Agreement. This Warrant, the forms attached hereto and Schedule A hereto (the terms of which are incorporated by reference herein), and the Exchange Agreement (including all documents incorporated therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: [—], 2010

COMPANY: Hampton Roads Bankshares, Inc.

By:
Name:
Title:

Attest:

By:
Name:
Title:

[Signature Page to Warrant]

ANNEX A

Form of Notice of Exercise

Date: [                        ]

TO:	Hampton Roads Bankshares, Inc.

RE:	Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(i) of the Warrant or cash exercise pursuant to Section 3(ii) of the Warrant, with consent of the Company and the Warrantholder):

Aggregate Exercise Price:

Holder:

By:

Name:

Title:

Annex A-1

SCHEDULE A

Item 1

Name: Hampton Roads Bankshares, Inc.

Corporate or other organizational form: Corporation

Jurisdiction of organization: Virginia

Item 2

Exercise Price: $0.40

Item 3

Issue Date: [—], 2010

Item 4

Amount of last dividend declared prior to the Issue Date: $0

Item 5

Number of shares of Common Stock: 1,325,858

Item 6
Company’s address:	Hampton Roads Bankshares, Inc.
999 Waterside Dr., Suite 200
Norfolk, VA 23510

Item 7
Notice information:	Douglas J. Glenn EVP and General Counsel Hampton Roads Bankshares, Inc.
999 Waterside Drive, Suite 200 Norfolk, Virginia 23510 Phone: (757) 217-1000
Fax: (757) 217-3656

Sch. A-1

Appendix P

Appendix Financial statements and other items required by Regulation S-K

•	Financial statements;

•	Supplementary financial information;

•	Management’s discussion and analysis of financial condition and results of operations;

•	Changes in and disagreements with accountants on accounting and financial disclosure;

•	Quantitative and qualitative disclosures about market risk

EXCERPTS FROM HAMPTON ROADS BANKSHARES, INC. AMENDMENT NO.2 TO FORM 10-K

For the fiscal year ended December 31, 2009

ITEM 6—SELECTED FINANCIAL DATA

The Selected Financial Data on page 2 in the excerpts from the Annual Report for the year ended December 31, 2009 is incorporated herein by reference.

ITEM 7—MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations on pages 3 through 36 in the excerpts from the Annual Report for the year ended December 31, 2009 is incorporated herein by reference.

ITEM 7A—QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The information on the Quantitative and Qualitative Disclosures About Market Risk included in the Interest Rate Sensitivity section on pages 30 through 31 in the excerpts from the Annual Report for the year ended December 31, 2009 is incorporated herein by reference.

Other than freestanding derivatives associated with interest rate lock commitments on mortgage loans which the Company intends to sell in the secondary market, we had no derivative financial instruments, foreign currency exposure, or trading portfolio as of December 31, 2009.

ITEM 8—FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The following consolidated financial statements of the Company and the Report of Independent Registered Public Accounting Firm set forth on pages 37 through 82 in the excerpts from the Annual Report for the year ended December 31, 2009 are incorporated herein by reference or as noted and included as part of this Form 10-K:

Page in the excerpts from the Annual Report
Consolidated Balance Sheets
December 31, 2009 and 2008	37
Consolidated Statements of Operations
Years Ended December 31, 2009, 2008, and 2007	38
Consolidated Statements of Changes in Shareholders’ Equity -
Years Ended December 31, 2009, 2008, and 2007	39
Consolidated Statements of Cash Flows
Years Ended December 31, 2009, 2008, and 2007	40
Notes to Consolidated Financial Statements
December 31, 2009, 2008, and 2007	42-85

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Selected Financial Data

The financial information presented below has been derived from our audited consolidated financial statements. This information is only a summary and should be read together with our consolidated historical financial statements and management’s discussion and analysis appearing elsewhere in this annual report.

(dollars in thousands except share and per share data)	As Restated 2009	2008	2007	2006	2005
Operating Results:
Interest income	$149,445	$45,177	$38,203	$30,021	$24,558
Interest expense	44,294	17,917	14,016	9,123	5,869

Net interest income	105,151	27,260	24,187	20,898	18,689
Provision for loan losses	134,223	1,418	1,232	180	486
Noninterest income	22,325	5,980	3,440	3,398	3,214
Noninterest expense	170,795	20,987	15,994	14,946	13,040
Income taxes	23,908	3,660	3,590	3,134	2,870

Net income (loss)	(201,450)	7,175	6,811	6,036	5,507
Preferred stock dividend and accretion of discount	8,689	—	—	—	—

Net income (loss) available to common shareholders	$(210,139)	$7,175	$6,811	$6,036	$5,507

Per Common Share Data:
Basic earnings (loss)	$(9.63)	$0.60	$0.67	$0.66	$0.68
Diluted earnings (loss)	(9.63)	0.59	0.65	0.65	0.66
Book value	(0.45)	9.70	7.14	6.84	5.96
Tangible book value	(1.03)	5.18	7.14	6.84	5.96
Basic weighted average shares outstanding	21,816,407	11,960,604	10,228,638	9,092,980	8,137,244
Diluted weighted average shares outstanding	21,816,407	12,074,725	10,431,554	9,275,788	8,407,821
Shares outstanding at year end	22,154,320	21,777,937	10,314,899	10,251,336	8,242,822

Year-End Balances:
Assets	$2,919,576	$3,085,711	$563,828	$476,299	$409,517
Loans	2,426,692	2,599,526	477,149	375,044	285,330
Investment securities	190,841	177,432	47,081	59,545	73,826
Deposits	2,495,040	2,296,146	431,457	363,261	327,447
Borrowings	277,469	429,588	53,000	38,000	30,500
Shareholders’ equity	125,013	344,809	73,660	70,163	49,131

Average Balances:
Assets	$3,072,474	$759,264	$519,175	$432,716	$382,821
Loans	2,561,685	646,211	428,874	325,506	287,979
Investment securities	162,298	41,711	53,946	67,130	52,706
Deposits	2,325,606	562,390	389,055	333,242	302,167
Borrowings	397,616	94,101	51,336	36,968	30,944
Shareholders’ equity	316,381	94,030	71,545	57,640	44,855

Ratios:
Return on average assets	(6.84)%	0.95%	1.31%	1.39%	1.44%
Return on average common equity	(115.38)	7.63	9.52	10.47	12.28
Average equity to average assets	10.30	12.38	13.78	13.32	11.72
Allowance for loan losses to year end loans	5.47	1.97	1.06	1.04	1.26
Net interest margin	3.95	3.89	4.95	5.20	5.26
Dividend payout ratio	NM	73.33	64.18	75.76	52.94
Efficiency ratio	138.63	64.02	57.89	61.52	59.54

NM - Not Meaningful

2

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Introduction

Hampton Roads Bankshares, Inc. (the “Company”) is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads (“BOHR”), which opened for business in 1987, and Shore Bank (“Shore”), which opened in 1961. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small- to medium-sized businesses. Currently, BOHR operates twenty-eight banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices throughout Virginia and North Carolina doing business as Gateway Bank & Trust Co. (“Gateway”). Shore serves the Eastern Shore of Maryland and Virginia through eight banking offices. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products. Unless the context otherwise requires, the terms the “Company,” “we,” “us,” or “our” are used to refer to Hampton Roads Bankshares, Inc. and our consolidated subsidiaries on a combined basis.

We acquired Shore Financial Corporation and Subsidiaries (“SFC”) on June 1, 2008, and therefore, the financial information discussed throughout the Management Discussion and Analysis includes the operations of Shore and Shore Investments Inc., for the seven months ended December 31, 2008 and throughout 2009. Our acquisition of Gateway Financial Holdings, Inc. and Subsidiaries (“GFH”) occurred on December 31, 2008; accordingly, the Company’s consolidated financial statements only include ending balance information, excluding GFH’s results from operations, during 2008 and a full year of operations during 2009.

With the acquisition of GFH, the Company acquired non-banking sources of noninterest income. As a result, the Company has four non-banking subsidiaries: Gateway Insurance Services, Inc., which sells insurance products to businesses and individuals; Gateway Investment Services, Inc., which assists customers with their securities brokerage activities through an arrangement with an unaffiliated broker-dealer; Gateway Bank Mortgage, Inc., which provides mortgage banking services with products which are primarily sold on the secondary market; and Gateway Title Agency, Inc., which engages in title insurance and settlement services for real estate transactions.

The following commentary provides information about the major components of our results of operations, financial condition, liquidity, and capital resources. This discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements presented elsewhere in this Annual Report. It should also be read in conjunction with the “Caution About Forward Looking Statements” section at the end of this discussion.

Executive Overview

In 2009, economic conditions in the markets in which our borrowers operate continued to deteriorate and the levels of loan delinquency and defaults that we experienced were substantially higher than historical levels. The Company reported a significant net loss for fiscal 2009, primarily a result of a significant adjustment to our provision for loan losses, the complete write-down of our goodwill asset related to our acquisitions of SFC and GFH, the establishment of a valuation allowance against our net deferred tax asset, and a loss on investments due to other-than-temporary impairment charges on available-for-sale securities. In light of the current economic environment, significant additional provisions for loan losses may be necessary to supplement the allowance for loan losses in the future. As a result, we may incur significant credit costs in 2010, which would continue to adversely impact our financial condition and results of operations.

As of December 31, 2009, the Company and BOHR were “undercapitalized” and Shore Bank was “well-capitalized.” As a result, the Company is in the process of attempting to raise the additional capital necessary to become “well-capitalized” at all levels.

The acquisition of SFC added approximately $220.5 million in loans and $208.4 million in deposits to our balance sheet upon acquisition. The acquisition also generated approximately $27.9 million in goodwill. Due primarily to deteriorating economic conditions and in accordance with applicable accounting rules and guidance, the entire goodwill amount was determined to be impaired and was charged against income in the second quarter of 2009.

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Because the acquisition of GFH was completed at the end of 2008, GFH’s results are included in the income statement, average balances, and related metrics beginning in 2009. GFH’s assets and liabilities are included, at fair value, in the consolidated balance sheet beginning on December 31, 2008, but not in 2008 averages. At the time of acquisition, GFH added approximately $1.8 billion in loans and $1.7 billion in deposits to the balance sheet. Those amounts represented approximately 69% of loans and 74% of deposits of the consolidated Company at year-end 2008. The acquisition also generated $56.9 million in goodwill. In the fourth quarter of 2009, it was determined that the GFH goodwill was impaired and the entire amount was charged against income. In addition, as discussed later, our problem loans increased significantly in 2009; loans acquired from GFH have been the primary source of that increase. Deteriorating economic conditions, difficulties in loan administration, and insufficient loan collection resources contributed to the credit quality problems. We have taken remedial action to address the internal issues, which are addressed in later sections of this report.

Our primary source of revenue is net interest income earned by our bank subsidiaries. Net interest income represents interest and fees earned from lending and investment activities, less the interest paid on deposits and borrowings. Net interest income may be impacted by variations in the volume and mix of interest earning assets and interest bearing liabilities, changes in the yields earned and the rates paid, level of non-performing interest earning assets, and the level of noninterest bearing liabilities available to support earning assets. Our net interest income was negatively impacted by increasing levels of non-performing loans during 2009. In addition to net interest income, noninterest income is another important source of revenue. Noninterest income is derived primarily from service charges on deposits and fees earned from bank services. With the addition of SFC and GFH, fees earned from investment, mortgage, and insurance activities also represent a significant component of noninterest income. Other factors that impact net income are the provision for loan losses, noninterest expense, and the provision for income taxes.

The following is a summary of our condition and financial performance as of December 31, 2009.

•

Assets were $2.9 billion. They decreased by $166.1 million or 5% from December 31, 2008. The decrease in assets was primarily associated with a $172.8 million decrease in loans, an $81.5 million increase in our allowance for loan losses, and a $85.5 million decrease in goodwill and other intangible assets, offset by an increase of $138.7 million in overnight funds sold and due from Federal Reserve Bank (“FRB”).

•

Investment securities available-for-sale increased $11.4 million to $161.1 million from December 31, 2008. The increase was the result of our investing some of the funds obtained from the increase in our deposits into pledgable interest earning securities. The investment portfolio was restructured during 2009 to increase regulatory capital ratios by selling higher risk-weighted securities and reinvesting the proceeds into securities that would favor our regulatory capital ratios.

•

Loans decreased by $172.8 million or 7% and deposits increased by $198.9 million or 9% for 2009 from December 31, 2008. The decrease in loans was attributed to pay downs and maturities of loans that exceeded new loans originated during 2009. Additionally, new loan demand was low during this period due to general economic conditions. The increase in deposits was attributed to an increase in interest bearing demand deposits and time deposits less than $100 thousand. A money market promotional campaign contributed significantly to the increase in interest bearing demand deposits.

•

Net loss available to common shareholders for 2009 was $210.1 million or $9.63 per common diluted share as compared with net income available to common shareholders of $7.2 million or $0.59 per common diluted share for comparative 2008. The primary reasons for the loss in 2009 were an increase in the allowance for loan losses of $81.5 million due to additional reserves necessary for resolving problem credits as loan quality has deteriorated due to the slow economy, declining real estate values in some markets, and goodwill impairment charges of $84.8 million in 2009 related to the SFC and GFH acquisitions.

•

The net interest margin was 3.95% in 2009 compared to 3.89% and 4.95% in 2008 and 2007, respectively. Favorable reductions in interest expense due to the amortization of fair value adjustments generated in the acquisitions of SFC and GFH affected the 2009 net interest margin.

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•

Net interest income increased $77.9 million to $105.2 million for the year ended December 31, 2009 as compared to the same period 2008. The increase was due primarily to the increase of net interest income from loans acquired in the SFC and GFH acquisitions in 2008.

•

Noninterest income for the period ended December 31, 2009 was $22.3 million, a 273% increase over comparative 2008. This was largely due to the addition of the non-banking subsidiaries through our acquisition of GFH, gain on the sale of investment securities, and the increase in service charges and fees that resulted from the SFC and GFH acquisitions. Noninterest income was reduced during 2009 by an extinguishment of debt charge and other-than-temporary impairment charges to foreclosed real estate and securities.

•

Noninterest expense was $170.8 million for the period ended December 31, 2009, which was an increase of $149.8 million or 714% over the comparable period for 2008. The increase was attributed largely to the addition of noninterest expenses in all categories resulting from the SFC and GFH acquisitions, increases in FDIC insurance including a one-time special assessment leveled at all financial institutions, and goodwill impairment charges of $84.8 million.

•

Our effective tax rate decreased to 13.47% in 2009 compared to 33.78% for comparative 2008. The change in our effective tax rate for 2009 was primarily due to the fact that the $84.8 million impairment of goodwill charge is not deductible for income tax purposes, negatively impacting our income tax expense. Also during 2009, we recorded a valuation allowance of $57.0 million on our net deferred tax assets.

Material Trends

The global and U.S. economies continue to experience a protracted slowdown in business activity as a result of disruptions, including a lack of confidence in the worldwide credit markets and in the financial system. Currently, the U.S. economy remains in the midst of one of its longest economic recessions in recent history. It is not clear at this time what ultimate impact U.S. Government programs such as the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“TARP CPP” or “CPP”) and other liquidity and funding initiatives of the Federal Reserve System will have on the financial markets, the U.S. banking and financial industries, the broader U.S. and global economies, and, more importantly, the local economies in the markets that we serve.

Partially as a result of the economy and partially due to our credit practices and administration, we experienced a significant deterioration in credit quality in 2009. Problem loans and non-performing assets rose throughout the year and led us to significantly increase the allowance for loan losses. To bolster our allowance, we increased the provision for loan losses to $134.2 million from $1.4 million in 2008. The increased expense contributed to a net loss available to common shareholders of $210.1 million in 2009. In light of continued economic weakness, problem credits may continue to rise and significant additional provisions for loan losses may be necessary to supplement the allowance for loan losses in the future. As a result, we may incur significant credit costs in 2010, which would continue to adversely impact our financial condition, our results of operations, and the value of our common stock.

Critical Accounting Policies

U.S. generally accepted accounting principles are complex and require management to apply significant judgment to various accounting, reporting, and disclosure matters. Management must use assumptions, judgments, and estimates when applying these principles where precise measurements are not possible or practical. These policies are critical because they are highly dependent upon subjective or complex judgments, assumptions, and estimates. Changes in such judgments, assumptions, and estimates may have a significant impact on the consolidated financial statements. Actual results, in fact, could differ from those estimates.

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Allowance for Loan Losses

The allowance for loan losses reflects the estimated losses resulting from the inability of our borrowers to make required loan payments. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collection of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.

The allowance is based on two basic principles of accounting: (i) Accounting Standards Codification (“ASC”) 450, Contingencies, which requires that losses be accrued when occurrence is probable and can be reasonably estimated and (ii) ASC 310-40, Receivables, which requires that losses be accrued based on the differences between the value of collateral, present value of future cash flows, or values that are observable in the secondary market and the loan balance. The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectability of existing loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, credit concentrations, trends in historical loss experience, and current economic conditions.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are determined to be impaired. We evaluate for impairment loans classified with a risk rating of “Substandard” or worse with balances of $150,000 and greater, loans that are classified as troubled debt restructurings, and nonaccrual loans. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured based on the present value of payments expected to be received using the historical effective loan rate as the discount rate. Alternatively, the measurement also may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, the measurement may be based on the net realizable fair value of the collateral. With regard to housing price depreciation and homeowners’ loss in the equity of collateral, we rely upon appraisals to substantiate collateral values. In addition, we have developed a matrix to adjust the value of differing types of properties depending on the length of time since the most recent appraisal was received. The adjustment factors range from 0% to 35% and were based upon published statistics. We also take into consideration the markets where the properties are located and apply higher or lower range values depending on specific market conditions. In the event that the borrower’s financial strength and the collateral are not sufficient to support the loan value, the loan is treated as impaired and the shortfall is factored into the allowance for loan losses calculation as a specific reserve.

The general component covers loans not designated for a specific allowance and is based on historical loss experience adjusted for qualitative factors. To arrive at the general component the loan portfolio is grouped by loan type. Each loan type is further subdivided by risk levels as determined in our loan grading process. A weighted average historical loss rate is computed for each group of loans over the trailing thirty-six months with higher weightings assigned to the most recent months. Beginning in 2009, the historical loss factor included historical losses of Hampton Roads Bankshares (“HRB”) and GFH on a combined basis. In addition, an adjustment factor is applied. The adjustment factor represents management’s judgment that inherent losses in a given group of loans are different from historical loss rates due to environmental factors unique to that specific group of loans. These factors may relate to:

•	Growth rate factors within the particular loan group;

•	Whether the recent loss history for a particular group of loans differs from its historical loss rate;

•	Amount of loans in a particular group that have recently been designated as impaired and that may be indicative of future trends for this group;

•	Reported or observed difficulties that other banks are having with loans in the particular group;

•	Changes in the experience, ability, and depth of lending personnel;

•	Changes in the nature and volume of the loan portfolio and in the terms of loans; and

•	Changes in the volume and severity of past due loans, nonaccrual loans, and adversely classified loans.

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The sum of the historical loss rate and the adjustment factor comprise the estimated annual loss rate. To adjust for risk levels, a loss allocation factor is estimated based on the segmented risk levels for the loan group and is keyed off of a pass credit rating. The loss allocation factor is applied to the estimated annual loss rate to determine the expected annual loss amount. Additionally, we apply an economic factor to recognize external forces over which management has no control and to estimate inherent losses that may otherwise be omitted from the allowance calculation. The factors used in this calculation include published data for the gross domestic product growth rate, interest rate levels, as measured by the prime rate, and regional unemployment statistics.

An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio and represents inherent losses that may not otherwise be captured in the specific or general components.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets with an indefinite life are subject to impairment testing at least annually or more often if events or circumstances, such as legal factors, business climate, unanticipated competition, changes in regulatory environment, or loss of key personnel, suggest potential impairment. Other acquired intangible assets determined to have a finite life are amortized over their estimated useful life in a manner that best reflects the economic benefits of the intangible asset. Intangible assets with a finite life are periodically reviewed for other-than-temporary impairment.

Financial Accounting Standards Board (“FASB”) ASC 350, Intangibles—Goodwill and Other, identifies a two-step impairment test that should be used to test for impairment and measure the amount of the impairment loss to be recognized. The first step involves comparing the fair value of the reporting unit with the carrying value of the reporting unit. The fair value of a reporting unit is computed using one or a combination of the following three methods: income method, market value, or cost method. The income method uses a discounted cash flow analysis to determine fair value by considering a reporting unit’s capital structure and applying a risk-adjusted discount rate to forecast earnings based on a capital asset pricing model. The market value method uses recent transaction analysis or publicly traded comparable analysis for similar assets and liabilities to determine fair value. The cost method assumes the net assets of a recent business combination accounted for under the purchase method of accounting will be recorded at fair value if no event or circumstance has occurred triggering a decline in the value. To the extent a reporting unit’s carrying amount exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired, and a second step of impairment testing will be performed. In the second step, the implied fair value of the reporting unit’s goodwill is determined by allocating the reporting unit’s fair value to all its assets (recognized and unrecognized) and liabilities as if the reporting unit had been acquired in a business combination at the date of the impairment test. If the implied fair value of reporting unit goodwill is lower than its carrying amount, goodwill is impaired and is written down to its implied fair value. The loss recognized is limited to the carrying amount of goodwill. Once an impairment loss is recognized, future increases in fair value will not result in the reversal of previously recognized losses.

Deferred Income Taxes

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and deferred tax liabilities are measures using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred income tax expense (benefit) represents the change during the period in the deferred tax assets and deferred tax liabilities.

We use the asset and liability method in accounting for income taxes. This method recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in our financial statements or tax returns.

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Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in the future years, and, as such, material changes would impact our financial condition and results of operations. As of December 31, 2009, we have recorded a valuation allowance of $57.0 million on our net deferred tax assets.

Estimates of Fair Value or Financial Instruments

We use fair value measurements to record fair value adjustments to certain financial instruments and to determine fair value disclosures. Investment securities available-for-sale and derivative loan commitments are recorded at fair value on a recurring basis. Additionally, from time to time, we may be required to record at fair value other assets on a nonrecurring basis, such as impaired loans, foreclosed real estate and repossessed assets, goodwill, and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

When developing fair value measurements, we maximize the use of observable inputs and minimize the use of unobservable inputs. When available, we use quoted prices in active markets to measure fair value. If quoted prices in active markets are not available, fair value measurement is based upon quoted prices for similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. However, in certain cases, when market observable inputs for model-based valuation techniques may not be readily available, we are required to make judgments about assumptions market participants would use in estimating the fair value of the financial instrument.

The degree of management judgment involved in determining the fair value of a financial instrument is dependent upon the availability of quoted prices in active markets or observable market parameters. For financial instruments with quoted market prices or observable market parameters in active markets, there is minimal subjectivity involved in measuring fair value. When quoted prices and observable data in active markets are not fully available, management judgment is necessary to estimate fair value. Changes in the market conditions, such as reduced liquidity in the capital markets or changes in secondary market activities, may reduce the availability and reliability of quoted prices or observable data used to determine fair value. When significant adjustments are required to price quotes or inputs, it may be appropriate to utilize an estimate based primarily on unobservable inputs. When an active market for a financial instrument does not exist, the use of management estimates that incorporate current market participant expectations of future cash flows, adjusted for an appropriate risk premium, is acceptable.

In connection with the first quarter 2009 adoption of the new fair value measurement guidance included in ASC 820, Fair Value Measurements and Disclosures, we developed policies and procedures to determine when markets for our financial assets and liabilities are inactive if the level and volume of activity has declined significantly relative to normal conditions. If markets are determined to be inactive, it may be appropriate to adjust price quotes received. The methodology we use to adjust the quotes generally involves weighing the price quotes and results of internal pricing techniques, such as the net present value of future expected cash flows (with observable inputs, where available) discounted at a rate of return market participants require to arrive at the fair value. The more active and orderly markets for particular security classes are determined to be, the more weight we assign to price quotes; whereas, the less active and orderly markets are determined to be, the less weight we assign to price quotes.

Significant judgment may be required to determine whether certain assets measured at fair value are included in Level 2 or Level 3. When making this judgment, we consider all available information, including observable market data, indications of market liquidity and orderliness, and our understanding of the valuation techniques and significant inputs used. For securities in inactive markets, we use a predetermined percentage to evaluate the impact of fair value adjustments derived from weighing both external and internal indications of value to determine if the instrument is classified as Level 2 or Level 3. Otherwise, the classification of Level 2 or Level 3 is based upon the specific facts and circumstances of each instrument or instrument category and judgments are made regarding the significance of the Level 3 inputs to the instruments’ fair value measurement in its entirety. If Level 3 inputs are considered significant, the instrument is classified as Level 3.

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Analysis of Results of Operations

During 2009, we incurred a net loss available to common shareholders of $210.1 million, compared with net income available to common shareholders of $7.2 million for 2008. The net loss in 2009 was largely attributable to $84.8 million in goodwill impairment charges related to the SFC and GFH acquisitions, the establishment of a valuation allowance of $57.0 million for net deferred tax assets, and $134.2 million in provision for loan losses expense, which was necessary to increase reserves for potential loan losses due to the slow economy and declining real estate values. Diluted loss per common share was $9.63 for 2009, a decrease of $10.22 over the diluted earnings per common share of $0.59 for 2008.

Net Interest Income

Net interest income, a major component of our earnings, is the difference between the income generated by interest-earning assets reduced by the cost of interest-bearing liabilities. The net interest margin, defined as net interest income as a percentage of average earning assets, was 3.95%, 3.89%, and 4.95% in 2009, 2008, and 2007, respectively. Net interest income and net interest margin may be significantly impacted by variations in the volume and mix of interest earning assets and interest bearing liabilities, changes in the yields earned and rates paid, and the level of noninterest bearing liabilities available to support earning assets. Our management team strives to maximize net interest income through prudent balance sheet administration, maintaining appropriate risk levels as determined by our Asset and Liability Committee (“ALCO”) and the Board of Directors.

Table 1 presents the average interest earning assets and average interest bearing liabilities, the average yields earned on such assets and rates paid on such liabilities, and the net interest margin for the indicated periods. The variance in interest income and expense caused by differences in average balances and rates is shown in Table 2.

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Table 1: Average Balance Sheet and Net Interest Margin Analysis

	2009			2008			2007
(in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest earning assets
Loans	$2,418,983	$142,969	5.91%	$646,211	$43,201	6.69%	$428,874	$35,604	8.30%
Investment securities	162,298	6,339	3.91%	41,711	1,677	4.02%	53,946	2,316	4.29%
Interest-bearing deposits in other banks	14,104	38	0.27%	9,632	246	2.55%	4,870	248	5.09%
Overnight funds sold and due from FRB	67,962	99	0.15%	3,030	53	1.75%	691	35	5.07%

Total interest earning assets	2,663,347	149,445	5.61%	700,584	45,177	6.45%	488,381	38,203	7.82%
Noninterest earning assets	409,127			58,680			30,794

Total assets	3,072,474			759,264			519,175

Liabilities and Shareholders’ Equity:
Interest bearing liabilities
Interest bearing demand deposits	666,545	7,512	1.13%	81,014	1,030	1.27%	40,863	678	1.66%
Savings deposits	111,177	1,110	1.00%	88,559	1,741	1.97%	79,994	2,866	3.58%
Time deposits	1,289,638	27,393	2.12%	282,150	11,321	4.01%	168,886	8,113	4.80%

Total interest bearing deposits	2,067,360	36,015	1.74%	451,723	14,092	3.12%	289,743	11,657	4.02%
Borrowings	397,616	8,279	2.08%	94,101	3,825	4.06%	51,336	2,359	4.60%

Total interest bearing liabilities	2,464,976	44,294	1.80%	545,824	17,917	3.28%	341,079	14,016	4.11%
Noninterest bearing liabilities
Demand deposits	258,246			110,667			99,312
Other liabilities	32,871			8,743			7,239

Total noninterest bearing liabilities	291,117			119,410			106,551

Total liabilities	2,756,093			665,234			447,630
Shareholders’ equity	316,381			94,030			71,545

Total liabilities and shareholders’ equity	$3,072,474			$759,264			$519,175

Net interest income		$105,151			$27,260			$24,187

Net interest spread			3.81%			3.17%			3.71%
Net interest margin			3.95%			3.89%			4.95%
Note: Interest income from loans included fees of $1,121 in 2009, $817 in 2008, and $1,414 in 2007. Average nonaccrual loans of $142,702 are excluded from average loans for 2009. Average nonaccrual loans for 2008 and 2007 were not material and are included in average loans above.

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Table 2: Effect of Changes in Rate and Volume on Net Interest Income

	2009 Compared to 2008			2008 Compared to 2007
	Interest Income/ Expense Variance	Variance Attributable to		Interest Income/ Expense Variance	Variance Attributable to
(in thousands)		Rate	Volume		Rate	Volume
Interest Earning Assets:
Loans	$99,768	$(4,427)	$104,195	$7,597	$(4,741)	$12,338
Investment securities	4,662	(46)	4,708	(639)	(140)	(499)
Interest-bearing deposits in other banks	(208)	(433)	225	(2)	1	(3)
Overnight funds sold and due from FRB	46	(2)	48	18	(4)	22

Total interest earning assets	104,268	(4,908)	109,176	6,974	(4,884)	11,858
Interest Bearing Liabilities:
Deposits	21,923	(3,088)	25,011	2,435	(1,636)	4,071
Borrowings	4,454	(792)	5,246	1,466	(236)	1,702

Total interest bearing liabilities	26,377	(3,880)	30,257	3,901	(1,872)	5,773

Net interest income	$77,891	$(1,028)	$78,919	$3,073	$(3,012)	$6,085

Note: The change in interest due to both rate and volume has been allocated to variance attributable to rate and variance attributable to volume in proportion to the relationship for the absolute amounts of change in each.

2009 Compared to 2008

Net interest income was $105.2 million during the year ended December 31, 2009, representing an increase of $77.9 million or 286% as compared with 2008. The 2009 increase in net interest income resulted from growth in average loans of $1.8 billion from 2008 to 2009, largely the result of loans acquired in the GFH merger. Additionally, we benefited from a 148 basis point decrease in the average rate paid on interest bearing liabilities from 3.28% in 2008 to 1.80% in 2009. Also, favorable reductions in interest expense due to the amortization of fair value adjustments generated in the acquisitions of SFC and GFH in the amount of $13.3 million impacted 2009 net interest income. Net interest income was negatively affected by a decline in the average yield on interest earning assets from 6.45% in 2008 to 5.61% in 2009. These changes in average yield and rate produced a net interest spread which increased from 3.17% in 2008 to 3.81% in 2009.

The net interest margin, which is calculated by expressing net interest income as a percentage of average interest earning assets, is an indicator of effectiveness in generating income from earning assets. Our net interest margin was 3.95% in 2009 compared to 3.89% in 2008. In calculating net interest margin for the year ended 2009, average nonaccrual loans of $142.7 million were excluded from interest earning assets.

Our interest earning assets consist primarily of loans, investment securities, interest-bearing deposits in other banks, and overnight funds sold and due from FRB. Interest income on loans, including fees, increased $99.8 million to $143.0 million for the year ended December 31, 2009 compared to the same time period during 2008. This increase resulted from a $1.8 billion increase in average interest earning loans and was partially offset by a 78 basis point decline in the average yield on loans. Interest income on investment securities increased $4.7 million to $6.3 million for the year ended December 31, 2009, compared to the same time period during 2008. This increase was due to a $120.6 million increase in average investment securities, largely attributable to the GFH acquisition. The increase was partially offset by an 11 basis point reduction in the average yield on investment securities from 2008 to 2009. Interest income on interest-bearing deposits in other banks decreased $208 thousand from 2008 to 2009. This decrease was primarily the result of a 228 basis point decrease in the average interest yield. Interest income on overnight funds sold increased $46 thousand for the year ended December 31, 2009 compared to the same period ended 2008. This decrease was largely due to a 160 basis point decrease experienced in the average interest yield of average overnight funds sold.

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Our interest bearing liabilities consist of deposit accounts and borrowings. Interest expense on deposits increased $21.9 million to $36.0 million for the year ended December 31, 2009 compared to the same time period during 2008. This increase resulted from a $1.6 billion increase in average interest bearing deposits, largely due to the GFH acquisition, offset by a 138 basis point decrease in the average interest rate on deposits. This decrease in our average deposit rates resulted in large part from declining rates on certificates of deposits and other deposits coupled with reductions in interest expense due to the amortization of fair value adjustments generated in the acquisitions of SFC and GFH. These factors contributed significantly toward a reduction of our average rate on time deposits from 4.01% in 2008 to 2.12% in 2009. Interest expense on borrowings, which consisted of Federal Home Loan Bank (“FHLB”) borrowings, other borrowings, and overnight funds purchased increased $4.5 million to $8.3 million for the year ended December 31, 2009 compared to the same time period during 2008. The $303.5 million increase in average borrowings netted against a 198 basis point decrease in the average interest rate on borrowings produced this result.

2008 Compared to 2007

Net interest income was $27.3 million during the year ended December 31, 2008, representing an increase of $3.1 million or 13% as compared with 2007. The 2008 increase in net interest income resulted from growth in interest earning assets during the period, primarily due to the SFC merger. Additionally, we benefited from an 83 basis point decrease in the average rate paid on interest bearing liabilities from 4.11% in 2007 to 3.28% in 2008. Net interest income was negatively affected by a decline in the average yield on interest earning assets from 7.82% in 2007 to 6.45% in 2008. These changes in average yield and rate produced a net interest spread which compressed from 3.71% in 2007 to 3.17% in 2008.

The net interest margin was 3.89% in 2008, compared to 4.95% in 2007. The Federal Open Market Committee’s 500—525 basis point reduction in the target federal funds rate since September 2007 put continued downward pressure on interest rates which negatively impacted our asset sensitive balance sheet, resulting in the decline in the net interest margin.

Interest income on loans, including fees, increased $7.6 million to $43.2 million for the year ended December 31, 2008 compared to the same time period during 2007. This increase resulted from a $217.3 million increase in average loans and was partially offset by a 161 basis point decline in the average yield on loans. The merger valuation adjustment of SFC’s loan portfolio, which is being amortized over approximately thirty-eight months beginning in June 2008, reduced interest income on loans by $221 thousand in 2008. Interest income on investment securities decreased $639 thousand to $1.7 million for the year ended December 31, 2008 compared to the same time period during 2007. We experienced a $12.2 million decline in average investment securities, primarily resulting from maturing investments used to fund other liquidity needs and the existence of a relatively unfavorable investment security market during the year. Interest income on interest-bearing deposits in other banks and overnight funds sold had a nominal impact on our interest income during 2008 and 2007.

Interest expense from deposits increased $2.4 million to $14.1 million for the year ended December 31, 2008 compared to the same time period during 2007. This increase resulted from the $162.0 million increase in average interest bearing deposits offset by a 90 basis point decrease in the average interest rate on deposit liabilities. The merger valuation adjustment of certain SFC deposits, being amortized over eleven months beginning June 2008, decreased interest expense on deposits by $341 thousand in 2008. Interest expense from borrowings increased $1.5 million to $3.8 million for the year ended December 31, 2008 compared to the same time period during 2007. The $42.8 million increase in average borrowings netted against the 54 basis point decrease in the average interest rate on borrowings produced this result. The merger valuation adjustment of SFC’s borrowings, being amortized over fourteen months beginning in June 2008, decreased interest expense on borrowings by $173 thousand in 2008.

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Noninterest Income

Table 3: Noninterest Income

				2009 Compared to 2008		2008 Compared to 2007
(in thousands)	2009	2008	2007	$	%	$	%
Service charges on deposit accounts	$8,117	$3,379	$1,996	$4,738	140%	$1,383	69%
Mortgage banking revenue	4,642	—	—	4,642	—	—	—
Gain on sale of investment securities	4,274	457	—	3,817	835%	457	—
Gain (loss) on sale of premises and equipment	(29)	519	11	(548)	(106)%	508	4618%
Extinguishment of debt charge	(1,962)	—	—	(1,962)	—	—	—
Other-than-temporary impairment of foreclosed real estate	(1,043)	—	—	(1,043)	—	—	—
of securities	(2,469)	(561)	—	(1,908)	340%	(561)	—
Insurance revenue	4,901	—	—	4,901	—	—	—
Brokerage revenue	354	—	—	354	—	—	—
Income from bank owned life insurance	1,658	—	—	1,658	—	—	—
Visa check card income	1,810	541	285	1,269	235%	256	90%
ATM surcharge fees	406	213	210	193	91%	3	1%
Other	1,666	1,432	938	234	16%	494	53%

Total noninterest income	$22,325	$5,980	$3,440	$16,345	273%	$2,540	74%

2009 Compared to 2008

As shown in Table 3, we reported an increase in total noninterest income of $16.3 million or 273% in 2009 over 2008. Noninterest income comprised 13% of total revenue in 2009 and 12% in 2008. Our largest source of noninterest income is service charges on deposit accounts which increased $4.7 million or 140% to $8.1 million for the year ended December 31, 2009 compared to the same period in 2008. The increase was primarily attributed to service charges on the accounts acquired with the SFC and GFH mergers. Additionally, as part of the GFH merger, we acquired mortgage, insurance, and brokerage subsidiaries; revenue from these operations was $4.6 million, $4.9 million, and $354 thousand, respectively. We had no such income during 2008. We incurred an extinguishment of debt charge during 2009 of $2.0 million on the early payoff of two FHLB advances. In order to restructure our investment portfolio to lower our risk weighted assets for regulatory capital ratio purposes during 2009, we sold securities with higher risk weights and reinvested in securities with lower risk weights. We generated gains on sales of investment securities of $4.3 million in 2009 and $457 thousand in 2008. The deteriorating economy during 2009 caused other-than-temporary impairments in our foreclosed real estate and investment securities portfolios and impairment charges of $1.0 million and $2.5 million, respectively, were incurred during 2009 and included as a reduction to noninterest income. Other-than-temporary impairment of securities of $561 thousand was incurred during 2008.

2008 Compared to 2007

We reported an increase in total noninterest income of $2.5 million or 74% in 2008 over 2007. Service charges on deposit accounts increased $1.4 million or 69% to $3.4 million for the year ended December 31, 2008 compared to the same period in 2007. The addition of SFC represented $1.2 million of the increase to service charges on deposit accounts. During the first and third quarters of 2008, we sold investment securities available-for-sale and recorded a gain of $457 thousand. Gain on sale of premises and equipment primarily consisted of a gain recorded on the sale of a property originally intended for expansion prior to relocating the corporate headquarters. During 2008, equity securities originally owned by SFC were deemed to be other-than-temporarily impaired and an impairment loss of $561 thousand was recognized through noninterest income. Other service charges and fees increased $494 thousand or 53% during 2008 compared to 2007. Contributing to this increase was a gain from the sale of our credit card portfolio as well as the introduction of a non sufficient funds (“NSF”) protection product that generates fees in return for honoring NSF checks up to a predetermined limit.

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Noninterest Expense

Table 4: Noninterest Expense

				2009 Compared to 2008		2008 Compared to 2007
(in thousands)	2009	2008	2007	$	%	$	%
Salaries and employee benefits	$42,285	$11,518	$9,954	$30,767	267%	$1,564	16%
Occupancy	9,044	2,261	1,668	6,783	300%	593	36%
Data processing	5,368	1,189	612	4,179	351%	577	94%
Impairment of goodwill	84,837	—	—	84,837	—	—	—
FDIC insurance	5,661	262	42	5,399	2061%	220	524%
Equipment	4,735	663	343	4,072	614%	320	93%
Professional fees	2,883	383	279	2,500	653%	104	37%
Amortization of intangible assets	2,546	365	—	2,181	598%	365	—
Bank franchise tax	1,922	621	464	1,301	210%	157	34%
Telephone and postage	1,599	481	305	1,118	232%	176	58%
Directors’ and regional board fees	1,020	443	307	577	130%	136	44%
Stationery, printing, and office supplies	894	229	168	665	290%	61	36%
Advertising and marketing	888	412	326	476	116%	86	26%
ATM and VISA check card	293	551	500	(258)	47%	51	10%
Other	6,820	1,609	1,026	5,211	324%	583	57%

Total noninterest expense	$170,795	$20,987	$15,994	$149,808	714%	$4,993	31%

2009 Compared to 2008

Noninterest expense represents our overhead expenses. As stated previously, only seven months of SFC’s expenses were included in our total 2008 operations. Similarly, none of GFH’s expenses were included in our 2008 operations. A full year of expenses for both SFC and GFH were included in our 2009 operations. The efficiency ratio, calculated by dividing noninterest expense by the sum of net interest income and noninterest income excluding securities gains was 139% in 2009 compared to 64% in 2008. The addition of SFC and GFH as well as the impairment of goodwill impacted our efficiency ratio during 2009 and would have been approximately 70% if impairment of goodwill was excluded from the calculation.

As shown in Table 4, total noninterest expense increased $149.8 million or 714% during the year ended December 31, 2009 compared to the same period of 2008. Of this increase, $84.8 million was attributed to non-cash goodwill impairment charges incurred during 2009. The impairment charges were associated with the goodwill created from the SFC and GFH acquisitions and the subsequent drop in market valuation. For additional information regarding goodwill and its impairments, refer to Note 8, Goodwill and Intangible Assets, of the Notes to the Consolidated Financial Statements. Salaries and employee benefits expense increased 267% to $42.3 million for the year ended December 31, 2009 compared to the same period in 2008 as a direct result of the mergers with SFC and GFH. We experienced a 300% increase in occupancy expense related to the increased number of properties obtained as a result of the acquisitions. Data processing expense posted an increase of $4.2 million for 2009 over the $1.2 million for 2008, resulting primarily from the cost of SFC and GFH’s outsourced data processing functions. FDIC insurance was $5.7 million for the year ended December 31, 2009 as compared with $262 thousand for the same period in 2008. This was directly a result of the increase in required insurance due to the larger amount of deposits that resulted from the acquisitions, FDIC insurance rates approximately doubling in 2009 as compared with 2008, and a special FDIC insurance assessment incurred during the second quarter that resulted in an approximate one-time cost of $1.4 million. For the year ended December 31, 2009, equipment expenses were $4.7 million compared to $663 thousand for comparative 2008. This increase was related primarily to the acquisitions of SFC and GFH.

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2008 Compared to 2007

The efficiency ratio was 63% in 2008 compared to 58% in 2007. The acquisition of SFC and related merger integration costs impacted our efficiency ratio during 2008.

Total noninterest expense increased $5.0 million or 31% during the year ended December 31, 2008 compared to the same period of 2007, primarily resulting from the acquisition of SFC in June which contributed $5.3 million in noninterest expense during the year. Salaries and employee benefits increased $1.6 million to $11.5 million during 2008 compared with the same period in 2007, primarily related to the addition of SFC’s employee costs. The change in noninterest expense included a 36% increase in occupancy expense which resulted from the opening of our new branch location in the Edinburgh section of Chesapeake, the relocation of Shore’s Cape Charles and Salisbury, Maryland locations, and expenses related to SFC’s operations since the acquisition in June 2008. Data processing expense realized an increase of $577 thousand for the year compared to 2007, resulting from an upgrade to imaged file capture cash letter processing and the addition of SFC for seven months of 2008. There was an increase in our FDIC assessment of $220 thousand. All other noninterest expenses posted an increase of 55% to $5.8 million for the year ended December 31, 2008 compared to the same period of 2007, greatly a result of the SFC acquisition.

Provision for Income Taxes

Income tax expense for 2009 was $23.9 million compared to $3.7 million and $3.6 million for 2008 and 2007, respectively. Our effective tax rate for the years ended December 31, 2009, 2008, and 2007 was 13.47%, 33.78%, and 34.52%, respectively. The income tax expense for 2009 was much higher than expected largely because the $84.8 million goodwill impairment charge recorded in 2009 is not deductable for income tax purposes. Also affecting the provision for income taxes and the effective tax rate in 2009 was the establishment of a valuation reserve in the amount of $57.0 million for the net deferred tax asset balance. Additional information regarding the valuation allowance can be found in Note 23—Income Taxes in the Notes to Consolidated Financial Statements. The 2008 effective tax rates are more representative of future expected tax rates.

Analysis of Financial Condition

Total assets at December 31, 2009 were $2.9 billion, a decrease of $166.1 million or 5% over December 31, 2008 total assets. This decrease was primarily associated with a $172.8 million decrease in loans, an $81.5 million increase in our allowance for loan losses, and an $85.5 million decrease in goodwill and other intangible assets (the majority of which was $84.8 million in goodwill impairment charges related to the SFC and GFH acquisitions). These decreases were partially offset by a $138.7 million increase in overnight funds sold and due from FRB.

Investment Securities

Our investment portfolio at December 31, 2009 primarily consisted of available-for-sale U.S. Agency mortgage-backed securities. The mortgage-backed securities at December 31, 2009 consisted of Government National Mortgage Association pass through securities or collateralized mortgage obligations. Our available-for-sale securities are reported at estimated fair value. They are used primarily for liquidity, pledging, earnings, and asset / liability management purposes and are reviewed quarterly for possible impairment. At year-end 2009, the estimated fair value of our available-for-sale investment securities was $161.1 million, an increase of 8% over 2008. The estimated fair value at December 31, 2008 was $149.6 million, an increase of 253% over the $42.4 million at year-end 2007. The increase between 2008 and 2009 was primarily the result of partially utilizing the increase in deposits to purchase interest-earning investment securities. Our investment portfolio was also restructured during 2009 to increase regulatory capital ratios by selling high risk-weighted securities and reinvesting the proceeds into securities that would favor our regulatory capital ratios. The average balance for 2009 was $162.3 million compared to $41.7 million at December 31, 2008. The increase in average balances was largely the result of acquiring $117.7 million of investment securities as part of the GFH acquisition.

Table 5 displays the contractual maturities and weighted average yields from investment securities at year-end 2009. Actual maturities may differ from contractual maturities because certain issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

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Table 5: Investment Maturities and Yields

(in thousands)	Amortized Cost	Estimated Fair Value	Weighted Average Yield
U.S. agency securities:
Within 1 year	$999	$1,025	4.22%
After 1 year but within 5 years	1,017	1,088	4.96%
After 5 years but within 10 years	9,360	9,331	3.44%

Total U.S. agency securities	11,376	11,444	3.65%
State and municipal securities:
After 10 years	1,279	1,306	4.88%

Total state and municipal securities	1,279	1,306	4.88%
Mortgage-backed securities:
After 5 years but within 10 years	216	226	4.60%
After 10 years	146,367	145,501	3.49%

Total mortgage-backed securities	146,583	145,726	3.49%
Equity securities	2,966	2,586	—

Total investment securities available-for-sale	$162,204	$161,062	3.51%

Table 6 provides information regarding the composition of our securities portfolio showing selected maturities and yields . For more information on securities, refer to Note 3, Investment Securities, of the Notes to the Consolidated Financial Statements.

Table 6: Composition of Securities Portfolio

	December 31,
	2009			2008			2007
(in thousands)	Amortized Cost	Estimated Fair Value	Weighted Average Yield	Amortized Cost	Estimated Fair Value	Weighted Average Yield	Amortized Cost	Estimated Fair Value	Weighted Average Yield
Securities available-for-sale:
U.S. agency	$11,376	$11,444	3.65%	$24,584	$24,999	4.32%	$40,944	$41,273	4.23%
State and municipal	1,279	1,306	4.88%	18,186	18,217	5.53%	244	250	5.34%
Mortgage-backed	146,583	145,726	3.49%	95,202	95,248	5.49%	642	641	4.74%
Corporate	—	—	—	5,093	5,093	5.15%	—	—	—
Equity	2,966	2,586	—	6,747	6,080	—	472	213	—

Total securities available-for-sale	$162,204	$161,062	3.51%	$149,812	$149,637	5.04%	$42,302	$42,377	4.25%

We do not use derivatives or other off-balance sheet transactions, such as futures contracts, forward obligations, interest rate swaps, or options.

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Overnight Funds Sold and Due From FRB

Overnight funds sold and due from FRB are temporary investments used primarily for daily cash management purposes and, as a result, daily balances vary. As of year-end 2009, overnight funds sold and due from FRB were $139.2 million compared to $510 thousand as of year-end 2008, with the increase primarily resulting from the increase in deposits during 2009. For liquidity purposes, the funds received from the increase in deposits were placed at the FRB where they were immediately accessible. Overnight funds are comprised of federal funds sold.

Loans

As a holding company of two community banks, we have a primary objective of meeting the business and consumer credit needs within our markets where standards of profitability, client relationships, and credit quality can be met. Our loan portfolio is comprised of commercial, construction, real estate-commercial mortgage, real estate-residential mortgage, and installment loans to individuals. All lending decisions are based upon evaluation of the repayment capacity, financial strength, and credit history of the borrower, the quality and value of the collateral securing each loan, and the financial strength of guarantors. With few exceptions, personal guarantees are required on loans.

As shown in Table 7, the overall loan portfolio decreased $172.8 million or 7% from year-end 2008 to year-end 2009. During 2009, management reduced the percentage of construction and development loans from 34% of the loan portfolio to 31%. Management intends to continue reducing the percentage of construction and development loans to lower its risk exposure to this type of lending and to capitalize on other lending opportunities available in our markets.

Table 7: Loans by Classification

	December 31,
	2009		2008		2007		2006		2005
(in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Loan Classification:
Commercial	$361,256	15%	$451,426	17%	$109,783	23%	$72,133	19%	$60,972	21%
Construction	757,702	31%	897,288	34%	165,469	35%	116,812	31%	85,205	30%
Real estate - commercial mortgage	740,570	30%	673,351	26%	151,601	32%	140,260	37%	104,313	37%
Real estate - residential mortgage	524,853	22%	528,760	21%	38,523	8%	25,523	7%	20,011	7%
Installment loans to individuals	42,858	2%	50,085	2%	11,976	2%	20,599	6%	15,107	5%
Deferred loan fees and related costs	(547)	—	(1,384)	—	(203)	—	(283)	—	(278)	—

Total loans	$2,426,692	100%	$2,599,526	100%	$477,149	100%	$375,044	100%	$285,330	100%

Commercial loans consist of loans to businesses which typically are not collateralized by real estate. Generally, the purpose of commercial loans is for the financing of accounts receivable, inventory, or equipment and machinery. Our commercial loan portfolio decreased $90.2 million from the 2008 year-end balance of $451.4 million to the 2009 year-end balance of $361.3 million. The commercial loan category grew 311% from year-end 2007 to year-end 2008 due primarily to the acquisitions of SFC and GFH.

Construction loans decreased $139.6 million from the year-end 2008 balance of $897.3 million to the year-end 2009 balance of $757.7 million, thus lowering the concentration of construction loans to 31% of the total loan portfolio at December 31, 2009 compared with 34% at December 31, 2008. Our specialization in construction lending has resulted in a loan concentration, defined as 10% of the total loan portfolio, in loans to real estate developers. These loans are usually collateralized by the underlying real estate. Our construction loans at December 31, 2009 included $164.4 million of interest reserve loans. The interest on these loans is paid out of an interest reserve, where interest costs are funded out of the proceeds of the construction loan. Construction and development loans are made to individuals and businesses for the purpose of construction of single family residential properties, multi-family properties, and commercial projects, as well as the development of residential neighborhoods and commercial office parks. The construction loan category grew 442% from year-end 2007 to year-end 2008 due to the acquisitions of SFC and GFH.

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We make real estate-commercial mortgage loans for the purchase and refinancing of owner occupied commercial properties as well as non-owner occupied income producing properties. These loans are secured by various types of commercial real estate including office, retail, warehouse, industrial, storage facilities, and other non-residential types of properties. Our real estate-commercial mortgage loan portfolio increased $67.2 million from the 2008 year-end balance of $673.4 million to the 2009 year-end balance of $740.6 million. Our real estate—commercial mortgage loan category increased 344% from year-end 2007 to year-end 2008 largely due to the acquisitions of SFC and GFH.

The real estate-residential mortgage portfolio includes first and second mortgage loans, home equity lines of credit, and other term loans secured by first and second mortgages. First mortgage loans are generally for the purchase of primary residences, second homes, or residential investment property. Second mortgages and home equity loans are generally for personal, family, and household purposes such as home improvements, major purchases, education, and other personal needs. The real estate—residential mortgage loan portfolio increased $3.9 million from the 2008 year-end balance of $528.8 million to the 2009 year-end balance of $524.9 million. The real estate—residential mortgage loan category increased 1273% from year-end 2007 to year-end 2008. The acquisitions of SFC and GFH accounted for the majority of the increase in real estate-residential mortgages.

Installment loans to individuals are made primarily for personal, family, and general household purposes. More specifically, we make automobile loans, home improvement loans, loans for vacations, and debt consolidation loans. The installment loan portfolio decreased $7.2 million from the 2008 year-end balance of $50.1 million to the 2009 year-end balance of $42.9 million. The installment loan category increased 318% from year-end 2007 to year-end 2008.

Our long-range objective continues to be profitable growth in the loan portfolio, while our short-term focus will be on absorbing the acquired companies’ loan portfolios and managing the entire loan portfolio through the current challenging economic conditions. Additionally, our prudent business practices and internal guidelines and underwriting standards will continue to be followed in making lending decisions in order to manage exposure to loan losses.

Table 8 indicates our loans by geographic area as of December 31, 2009.

Table 8: Loans by Geographic Location

(in thousands)	Commercial	Construction	R/E Commercial	R/E Residential	Installment	Total
Hampton Roads	$251,576	$262,637	$319,183	$124,677	$28,193	$986,266
Triangle	33,172	120,781	114,212	100,977	896	370,038
Richmond	19,379	102,374	87,726	35,213	190	244,882
Outer Banks	15,781	72,695	86,243	64,063	3,172	241,954
Eastern Shore	11,116	37,852	40,384	131,328	4,867	225,547
Northeast NC	24,529	61,614	48,768	55,035	5,264	195,210
Wilmington	5,703	99,749	44,054	13,560	276	163,342

Total loans	$361,256	$757,702	$740,570	$524,853	$42,858	$2,427,239

Note: This table does not include deferred loan fees.

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Table 9 sets forth the maturity periods of our loan portfolio as of December 31, 2009. Demand loans are reported as due within one year. Variable rate loans with interest rate floors are considered fixed rate loans for the purpose of this report once the floors have been reached. Since the majority of our loan portfolio is short-term, we can re-price our portfolio frequently to adjust the portfolio to current market rates.

Table 9: Loan Maturities Schedule

(in thousands)	Commercial	Construction	R/E Commercial	R/E Residential	Installment	Total
Variable Rate:
Within 1 year	$42,139	$216,294	$105,092	$143,242	$10,519	$517,286
1 to 5 years	5,351	7,660	41,878	61,554	200	116,643
After 5 years	1,274	11,789	16,216	92,820	235	122,334

Total variable rate	48,764	235,743	163,186	297,616	10,954	756,263

Fixed Rate:
Within 1 year	141,832	419,408	194,579	70,230	3,646	829,695
1 to 5 years	159,920	91,528	348,929	108,280	27,823	736,480
5 years	10,740	11,023	33,876	48,727	435	104,801

Total fixed rate	312,492	521,959	577,384	227,237	31,904	1,670,976

Total maturities	$361,256	$757,702	$740,570	$524,853	$42,858	$2,427,239

Note: This table does not include deferred loan fees.

Allowance for Loan Losses and Provision for Loan Losses

The purpose of the allowance for loan losses is to provide for potential losses inherent in our loan portfolio. Management regularly reviews the loan portfolio to determine whether adjustments are necessary to maintain an allowance for loan losses sufficient to absorb losses. Our review takes into consideration changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and review of current economic conditions that may affect the borrower’s ability to repay. Some of the tools used in the credit review process to identify potential problem loans include past due reports, collateral valuations, cash flow analyses of borrowers, and risk ratings of loans. In addition to the review of credit quality through ongoing credit review processes, we construct a comprehensive allowance analysis for our loan portfolio at least quarterly. This analysis includes specific allowances for individual loans, general allowances for loan pools which factor in our historical loan loss experience, loan portfolio growth and trends, and economic conditions, and unallocated allowances predicated upon both internal and external factors.

We began the year 2009 using the methodology for loan loss allowance calculation previously employed by HRB. It was in the second quarter of 2009 when significant deterioration in credit quality became evident, through increased delinquencies, nonaccrual loans, and charge-offs. That deteriorating trend continued in the third and fourth quarters of 2009. We employed both internal resources as well as the resources of an independent third party credit consultant in order to arrive at a process we believe would work well on an on-going basis for the combined institution.

In the process of consolidating the internal credit review process for the acquired companies, a variety of initiatives were undertaken to bolster the loan grading function and the determination of the allowance for loan losses. Initiatives and procedures which augmented the loan function included acquisition and development loan reviews, interest reserve loan reviews, past due loan reviews, forecasting reviews, standard loan reviews, loans presented for approval and renewal, relationship reviews, and cash flow analyses. We also conformed and refined risk grades. In addition to the internal review of credit quality, the independent credit consulting firm assisted us with the establishment of fair values for the GFH loan portfolio. Based upon evidence of rapid deterioration in credit quality affecting a significant volume of loans and continued weakening of economic conditions, we made additional modifications to our model of recalculating the loan loss allowance. We conformed the application of risk grades in the allowance calculation, changed the time for impairment factor from a variable period to one year, and made upward adjustments to the factors applied to loans with real estate collateral in those markets that were experiencing

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the most significant rates of decline. We subsequently modified our historical loss factor from a three year annual average to a weighted three year quarterly average to place greater emphasis on current conditions. On a net basis, these changes resulted in a higher volume of impaired loans, and consequently, an increase to our allowance for loan losses. In our opinion, changes made to the credit measurement standards made adjustments necessary to accurately reflect the risk of loss inherent in the loan portfolio as a result of the serious economic downturn and rapid deterioration in the credit quality. As a result of the magnitude and the rate of change in the credit quality of the loan portfolio, we are unable to quantify with reasonable certainty the amount of the loans that would have become impaired under the original criteria from those that were impaired solely due to the change in criteria. Upon review of the impact of the changes made to the allowance methodology compared with the deterioration in credit quality, we are confident that the credit quality issue was the dominant factor that led to an increase in impaired loans and in the resultant increase in the loan loss allowance. Additional information about the allowance for loan losses can be found in Note 1, Basis of Financial Statement Presentation and Summary of Significant Accounting Policies, of the Notes to the Consolidated Financial Statements.

As part of the loan loss reserve methodology, loans are categorized into one of five categories: commercial, construction, commercial real estate, residential real estate, and consumer installment. These categories are further subdivided by assigned asset quality. Loss factors are calculated using qualitative data and then are applied to each of the loan pools to determine a reserve level for each of the five pools of loans. In addition, special allocations may be assigned to nonaccrual or other problem credits.

Primarily as a result of the increase in impaired loans, the allowance for loan losses increased significantly during 2009, both in dollars and as a percentage of total loans. Since risks to the loan portfolio include general economic trends as well as conditions affecting individual borrowers, the allowance is an estimate. As shown in Table 10, the allowance for loan losses was $132.7 million or 5.47% of outstanding loans as of December 31, 2009 compared with $51.2 million or 1.97% of outstanding loans as of December 31, 2008. We increased the allowance for loan losses $81.5 million (net of charge-offs and recoveries) during 2009 as a result of our recognition of deterioration in loan credit quality, continued softening in the economy, decreases in real estate values, increases in charge-offs and non-performing assets, and the results of the independent review of the portfolio. Net charge-offs were $52.7 million for the year ended December 31, 2009 compared with the $235 thousand on December 31, 2008. Our provision for loan losses in 2009 was $134.2 million compared to $1.4 million in 2008 and $1.2 million in 2007. The increased provision for loan losses during 2009 was attributable to the current economic environment. Management will continue to adjust the allowance for loan losses in 2010 as the portfolio performance dictates. In addition, any new initiatives the U.S. government implements that may offer relief to our borrowers will be reviewed.

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Table 10: Allowance for Loan Losses Analysis

(in thousands)	2009	2008	2007	2006	2005
Allowance for Loan Losses:
Balance at beginning of year	$51,218	$5,043	$3,911	$3,597	$3,071
Acquired through SFC acquisition	—	2,932	—	—	—
Acquired through GFH acquisition	—	42,060	—	—	—
Charge-offs:
Commercial	(11,975)	(37)	—	—	(24)
Construction	(22,900)	—	(91)	—	—
Real estate - commercial mortgage	(10,882)	—	—	—	—
Real estate - residential mortgage	(6,587)	(157)	—	—	—
Installment loans to individuals	(1,192)	(143)	(18)	(59)	(75)

Total charge-offs	(53,536)	(337)	(109)	(59)	(99)
Recoveries:
Commercial	291	—	—	166	119
Construction	29	4	—	—	—
Real estate - commercial mortgage	108	—	—	—	—
Real estate - residential mortgage	169	—	—	—	—
Installment loans to individuals	195	98	9	27	20

Total recoveries	792	102	9	193	139

Net (charge-offs) recoveries	(52,744)	(235)	(100)	134	40
Provision for loan losses	134,223	1,418	1,232	180	486

Balance at end of year	$132,697	$51,218	$5,043	$3,911	$3,597

Allowance for loan losses to year-end loans	5.47%	1.97%	1.06%	1.04%	1.26%
Ratio of net (charge-offs) recoveries to average loans	(2.06)%	(0.04)%	(0.02)%	0.04%	0.01%

The allowance consists of specific, general, and unallocated components. Table 11 provides a breakdown of the allowance for loan losses and other related information at December 31, 2009 and 2008.

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Table 11: Allowance for Loan Losses Components and Related Data

	December 31,
(dollars in thousands)	2009	2008
Allowance for loan losses:
Pooled component	$34,050	$47,832
Specific component	91,488	545
Unallocated component	7,159	2,841

Total	$132,697	$51,218

Impaired loans	$469,068	$4,291
Non-impaired loans	1,957,624	2,595,235

Total loans	$2,426,692	$2,599,526

Pooled component as % of non-impaired loans	1.74%	1.84%
Specific component as % of impaired loans	19.50%	12.70%

Allowance as of % of loans	5.47%	1.97%
Allowance as of % of nonaccrual loans	53.44%	155.75%

The ASC 450 (pooled) component of the allowance declined beginning in the second quarter of 2009. General allocations decreased by $13.7 million to $34.1 million at December 31, 2009 from $47.8 million at December 31, 2008. The general component of the allowance is based on several factors, including historical loan loss experience as well as economic and other qualitative considerations. Historical loss rates are based on a three-year weighted average with recent period loss rates weighted more heavily. We then apply an adjustment to each loss rate based on assessments of loss trends, collateral values, and economic and business influences impacting expected losses. This decrease in the pooled component of our allowance for loan losses is related to several factors. Loan demand weakened during 2009, as evidenced by the decline in total loans. Additionally, as loans migrated into impaired loan status, the amount of loans accounted for under ASC 450 declined. Furthermore, as we continued to analyze the GFH portfolio and experience migration of loans from ASC 450 to ASC 310-40, management no longer considered necessary the additional qualitative factor it established as of December 31, 2008. The general component increased in the fourth quarter of 2009, due largely to higher levels of charge-offs experienced in the second half of the year.

The ASC 310-40 (specific) component of our allowance for loan losses increased significantly beginning with the second quarter of 2009. During 2009, loan credit quality declined as evidenced by the significant increases in nonaccrual and impaired loans. Additionally, during the second quarter, as nonperforming assets became more significant, we reviewed our methodology of calculating estimated losses on impaired loans, which resulted in a much more conservative calculation and, therefore, a much higher, specific component for the allowance calculation. Specific loan loss allocations increased $90.9 million to $91.5 million at December 31, 2009 from $545 thousand at December 31, 2008. The increase was attributable to a significant increase in impaired loan from $4.3 million as of December 31, 2008 to $469.1 million as of December 31, 2009. Of these loans, $248.3 million were on nonaccrual status at December 31, 2009.

The specific allowance for loan losses necessary for these loans is based on a loan-by-loan analysis and varies between impaired loans largely due to the level of collateral. As a result, the ratio of allowance for loan losses to nonaccrual loans is not sufficient for measuring the adequacy of the allowance for loan losses.

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Table 12: Adequacy of Loan Loss Allowance

December 31, 2009
Non-performing loans for which full loss has been charged off to total loans	0.91%
Non-performing loans for which full loss has been charged off to non-performing loans	8.91%
Charge off rate for nonperforming loans which the full loss has been charged off	42.46%
Coverage ratio net of nonperforming loans for which the full loss has been charged off	58.67%
Total allowance divided by total loans less nonperforming loans for which the full loss has been charged off	5.52%
Allowance for individually impaired loans divided by total loans that are individually impaired	19.50%

The unallocated portion of the loan loss allowance increased $4.3 million to $7.1 million at December 31, 2009 from $2.8 million at December 31, 2008. Given the inherent risk embedded within this profile, the Company believes that the increased unallocated reserve is warranted to offset any potential credit risk that has yet to be identified.

We allocated the allowance for loan losses to the categories as shown in Table 13. Notwithstanding these allocations, the entire allowance for loan losses is available to absorb charge-offs in any loan category.

Table 13: Allocation of Allowance for Loan Losses

(in thousands)	2009	2008	2007	2006	2005
Commercial	$23,819	$10,374	$1,447	$1,058	$1,068
Construction	57,958	18,529	1,522	993	767
Real estate - commercial mortgage	29,700	10,959	1,395	1,192	978
Real estate - residential mortgage	12,589	8,009	264	160	130
Installment loans to individuals	1,473	506	166	290	307
Unallocated	7,159	2,841	249	218	347

Total allowance for loan losses	$132,697	$51,218	$5,043	$3,911	$3,597

If a loan is considered impaired, it is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or at the loan’s observable market price or the net realizable fair value of the collateral if the loan is collateral dependent. When a loan is determined to be a collateral dependent impaired loan, the Company may order an updated appraisal unless a current appraisal is already on hand. The appraised value, adjusted for estimated selling costs, is used to determine net realizable value. As of December 31, 2009, the Company also maintained a valuation matrix which was used to discount appraised values greater than three months old. This matrix was also used in cases where there was a delay in obtaining an updated appraisal. Occasionally, valuations are appropriately adjusted based on facts known to the Company, such as list prices or property condition. For example, an appraisal may assume the collateral is in good condition, but the Company’s credit administration area subsequently learns that repairs are necessary to bring the property into saleable condition. Another example would be when the Company maintains an appraisal of a lot in a subdivision, and credit administration learns of a subsequent sale of similarly situated lots in the same area at lower prices. In both cases, downward adjustments in

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value are appropriately made to reflect our understanding of current conditions. When appraisals were not required at inception, various valuation methods include, but are not limited to, current tax assessments by the city or county, discounted purchase price, or current listing price as verified by a reputable market agent.

Prior to any foreclosure proceedings relative to real estate secured credits, a current appraised value is obtained. Total impaired loans were $469.1 million at December 31, 2009, an increase of $464.8 million over December 31, 2008. Of these loans, $248.3 million were in nonaccrual status at December 31, 2009. During 2009, the allowance as a percentage of non-accrual loans declined to 53.44% at December 31, 2009 from 155.75% at December 31, 2008.

At year-end 2009, management believed the allowance for loan losses is commensurate with the risk existing in our loan portfolio and is directionally consistent with the change in the quality of our loan portfolio. However, the allowance is subject to regulatory examinations and determination as to adequacy, which may take into account such factors as the methodology used to calculate the allowance and the size of the allowance in comparison to peer banks identified by regulatory agencies. Such agencies may require us to recognize additions to the allowance for loan losses based on their judgments about information available at the time of the examinations.

Non-Performing Assets

Total non-performing assets were $257.2 million or 9% of total assets at year-end 2009 as compared to $41.2 million or 1% of total assets at year-end 2008. Management classifies non-performing assets as those loans in nonaccrual status; those loans on which payments have been delinquent 90 days or more, but are still accruing interest; and foreclosed real estate and repossessed assets. At December 31, 2009 we had no loans categorized as 90 days or more past due and still accruing interest, and on December 31, 2008, we had $3.2 million. We had $8.9 million and $5.1 million of foreclosed real estate and repossessed assets at December 31, 2009 and 2008, respectively. Management closely reviews the composition of non-performing assets and related collateral values.

As shown in Table 14, nonaccrual loans were $248.3 million at December 31, 2009 compared to $32.9 million at December 31, 2008. As a general rule, loans are placed in nonaccrual status when principal or interest is 90 days or more past due. If income on nonaccrual loans had been recorded under original terms, $44.2 million and $99 thousand of additional interest income would have been recorded in 2009 and 2008, respectively.

Table 14: Nonaccrual Loans

	December 31,
(in thousands)	2009	2008
Commercial	$24,803	$2,465
Construction	150,325	19,103
Real estate-commercial mortgage	50,858	6,298
Real estate-residential mortgage	22,146	5,008
Installment loans (to individuals)	171	11

Total nonaccrual loans	$248,303	$32,885

Loans Acquired with Deteriorated Credit Quality

Loans acquired with evidence of credit quality deterioration since origination and for which it is probable at purchase that we will be unable to collect all contractually required payments are accounted for under ASC 310-30, Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due status and refreshed borrower credit scores, some of which were not immediately available as of the purchase date. ASC 310-30 addresses accounting for differences between contractual and expected cash flows to be collected from our initial investment in loans if those differences are attributable, at least in part, to credit quality. ASC 310-30 requires that acquired impaired loans be recorded at fair value and prohibits “carrying over” or the creation of valuation allowances in the initial accounting for loans acquired that are within the scope of ASC 310-30.

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In accordance with ASC 310-30, certain acquired loans of GFH that were considered impaired were written down to fair value at the acquisition date. As a result, there were no reported net charge-offs in 2008 on these loans as the initial fair value at acquisition date would have already considered the estimated credit losses on these loans. As of December 31, 2009, the carrying value was $78.2 million and the unpaid balance on these loans was $88.0 million. ASC 310-30 does not apply to loans GFH previously securitized as they are not held on our balance sheet. Given that the problem loans of the GFH portfolio were recorded at estimated fair value, and the GFH loans comprised a majority of the Company’s loan portfolio, impaired loans were minimal as of December 31, 2008. As a result, the ASC 310-30 portion of the allowance for loan losses at December 31, 2008 was also minimal. During 2009, the ASC 310-30 portfolio experienced further credit deterioration due to weakness in the housing markets and the impacts of a slowing economy. For further information regarding loans accounted for in accordance with ASC 310-30, see Note 5, Accounting for Certain Loans Acquired in a Transfer, of the Notes to the Consolidated Financial Statements.

Deposits

Deposits are the primary source of our funds for use in lending and general business purposes. Our balance sheet growth is largely determined by the availability of deposits in our markets and the prospects of profitably utilizing the available deposits by increasing the loan or investment portfolios. Total deposits at December 31, 2009 were $2.5 billion, an increase of $198.9 million or 9% over December 31, 2008. Total brokered deposits were $386.4 million or 15% of deposits at December 31, 2009, which was a decrease of $98.4 million from total brokered deposits of $484.8 million at December 31, 2008. In 2009, average deposits increased $1.8 billion or 314% primarily resulting from the acquisition of GFH.

As shown in Table 15, we have experienced a shift in the composition of deposits in recent years resulting from the strong competition for deposit accounts within the local market. At December 31, 2009, noninterest bearing demand deposits were $248.7 million, an increase of $7.9 million over the $240.8 million at December 31, 2008.

Table 15: Deposits by Classification

	December 31,
	2009		2008		2007
(dollars in thousands)	Balance	%	Balance	%	Balance	%
Deposit Classifications:
Noninterest bearing demand	$248,682	10%	$240,813	11%	$100,553	23%
Interest bearing demand	916,865	37%	684,009	30%	40,299	9%
Savings	82,860	3%	118,001	5%	82,093	19%
Time deposits less than $100	889,788	36%	858,787	37%	114,833	27%
Time deposits $100 or more	356,845	14%	394,536	17%	93,679	22%

Total deposits	$2,495,040	100%	$2,296,146	100%	$431,457	100%

Interest bearing demand deposits at year-end 2009 were $916.9 million, an increase of $232.9 million over comparative 2008. Interest bearing demand deposits included $47.6 million of brokered money market funds at December 31, 2009, which was $197.7 million lower than the balance of brokered money market funds of $245.3 million outstanding at December 31, 2008. Therefore, core bank interest bearing demand deposits increased by $430.6 million over the last year. This increase was primarily attributed to a promotional interest-bearing money market account instituted during 2009.

At year-end 2009 savings accounts were $82.9 million, a decrease of $35.1 million over 2008. The decrease was due to internal transfers of accounts to the new promotional interest-bearing money market account.

Time deposits with balances less than $100 thousand increased $31.0 million or 4% during 2009 over 2008 while time deposits with balances of $100 thousand or more decreased $37.7 million or 10% during 2009 over 2008. Brokered CDs represented $338.8 million or 14% of the December 31, 2009 total deposits, which was an increase of $99.3 million over the $239.5 million of brokered CDs outstanding at December 31, 2008. Therefore, customer CDs decreased $185.2 million over the last year, which was also due to internal transfers of accounts to the new high interest-bearing money market account.

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We will continue to focus on core deposit growth as our primary source of funding. Core deposits typically are non-brokered and consist of noninterest bearing demand accounts, interest bearing checking accounts, money market accounts, savings accounts, and time deposits of less than $100 thousand. Core deposits totaled $1.8 billion or 70% of total deposits at year-end 2009 and $1.5 billion or 65% of total deposits at year-end 2008.

Borrowings

Additional sources of funds are short-term and long-term borrowings from various sources including the FRB discount window, FHLB, purchased funds from correspondent banks, reverse repurchase accounts, and trust preferred securities. At December 31, 2009 and 2008, we had loans from the FHLB totaling $228.2 million and $279.1 million, respectively. As shown in Table 16, maturities of FHLB borrowings at December 31, 2009 were as follows:

Table 16: FHLB Borrowings

Balance (in thousands)
2010	$11,685
2011	15,000
2012	196,247
2013	—
2014	5,283

$228,215

FHLB borrowings carry a weighted average interest rate of 4.06% as of December 31, 2009 (excluding the impact of purchase accounting adjustments) and are all convertible at FHLB’s option on the interest payment dates to either one or three month LIBOR except for five fixed rate advances that total $32.5 million. The FHLB borrowings were collateralized with residential real estate loans, commercial real estate loans, and investment securities.

We acquired two reverse repurchase agreements in the GFH merger. Each repurchase agreement has an original principal balance of $10.0 million and is collateralized with mortgage-backed securities with a similar fair market value. The first repurchase agreement has a five-year term with an interest rate fixed at 4.99% until it is repurchased by the counterparty on August 1, 2011. The second repurchase agreement has a seven-year term with a repurchase date of August 1, 2013 (the “2013 Agreement”). The interest rate of this agreement is a variable rate of 9.85% minus three-month LIBOR (0.25% at December 31, 2009), not to exceed 5.85%. The applicable interest rate in effect at December 31, 2009 was 5.85%. Both agreements are callable by the counterparty on a quarterly basis and the 2013 Agreement became immediately callable as a result of BOHR not maintaining well-capitalized status with the FDIC. The estimated carrying value of these agreements as of December 31, 2009 was $21.0 million.

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As part of the GFH acquisition, we acquired four placements of trust preferred securities, as shown in Table 17.

Table 17: Trust Preferred Securities

	Amount (in thousands)	Interest Rate	Redeemable On Or After	Mandatory Redemption
Gateway Capital Statutory Trust I	$8,000	LIBOR + 3.10%	September 17, 2008	September 17, 2033
Gateway Capital Statutory Trust II	7,000	LIBOR + 2.65%	July 17, 2009	June 17, 2034
Gateway Capital Statutory Trust III	15,000	LIBOR + 1.50%	May 30, 2011	May 30, 2036
Gateway Capital Statutory Trust IV	25,000	LIBOR + 1.55%	July 30, 2012	July 30, 2037

LIBOR in the table above refers to 3-month LIBOR. In all four trusts, the trust issuer has invested the total proceeds from the sale of the trust preferred securities in junior subordinated deferrable interest debentures issued by the Company. The trust preferred securities pay cumulative cash distributions quarterly at an annual rate, reset quarterly. The dividends paid to holders of the trust preferred securities, which are recorded as interest expense, are deductible for income tax purposes. We have fully and unconditionally guaranteed the trust preferred securities through the combined operation of the debentures and other related documents. Our obligation under the guarantee is unsecured and subordinate to our senior and subordinated indebtedness. The carrying value of these debentures as of December 31, 2009 was $28.3 million. We have suspended the payment of dividends on all four issues of trust preferred securities, however, at year-end 2009 all payments had been made in accordance with contractual terms.

We borrowed $28.0 million from another bank in 2008. This borrowing had a variable interest rate of prime minus 1% with a floor of 4% (4% at December 31, 2008) and was paid in full during 2009.

Capital Resources and Liquidity

Capital Resources. Total shareholders’ equity decreased $219.8 million or 64% to $125.0 million at December 31, 2009. This decrease in shareholders’ equity was primarily a result of the $201.5 million net loss for the period ended December 31, 2009 and common and preferred dividends (including amortization of preferred stock discount) of approximately $13.5 million.

On December 31, 2008, as part of the Capital Purchase Program established by the Treasury under the Emergency Economic Stabilization Act of 2008 (“EESA”), we entered into a Letter Agreement and Securities Purchase Agreement—Standard Terms (collectively, the “Purchase Agreement”) with the Treasury, pursuant to which we sold (i) 80,347 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series C, no par value per share, having a liquidation preference of $1,000 per share (the “Series C Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 1,325,858 shares of our Common Stock, $0.625 par value per share (the “Common Stock”), at an initial exercise price of $9.09 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of approximately $80.3 million in cash.

The Warrant is immediately exercisable at a price of $9.09 per share. The Warrant provides for the adjustment of the exercise price and the number of shares of common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distribution of securities or other assets to holders of common stock, and upon certain issuances of common stock at or below a specified price relative to the then-current market price of common stock. The Warrant expires ten years from the issuance date. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant.

The Series C Preferred Stock qualifies as Tier 1 capital and pays cumulative dividends at a rate of 5% per annum for the first five years, and thereafter, at a rate of 9% per annum. The Series C Preferred Stock is generally non-voting. Prior to December 31, 2011, unless we redeemed the Series C Preferred Stock or the Treasury has transferred the Series C Preferred Stock to a third party, the consent of the Treasury will be required for us to increase our common stock dividend or repurchase the common stock or other equity or capital securities, other than certain circumstances specified in the Purchase Agreement.

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Upon the request of the Treasury at any time, we have agreed to promptly enter into a deposit arrangement to which the Series C Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series C Preferred Stock, may be issued. We have registered the Series C Preferred Stock, the Warrant, the shares of common stock underlying the Warrant and Depositary Shares.

During 2009, we repurchased 69,820 shares of our common stock in the open market and privately negotiated transactions at prices ranging from $1.75 to $8.95. During 2008, we repurchased 131,406 shares of our common stock in the open market and privately negotiated transactions at prices ranging from $9.51 to $13.13.

In the third quarter of 2009, we registered 32.5 million shares of common stock and attempted to raise additional capital from the sale of these securities. We did not raise the desired capital.

During 2009, we paid two quarterly cash dividends of $0.11 per share on our common stock to shareholders of record as of February 27, 2009 and May 15, 2009. To preserve capital, on July 30, 2009 the Board of Directors voted to suspend the quarterly dividends on our common stock. Our ability to distribute cash dividends in the future may be limited by financial performance, regulatory restrictions, and the need to maintain sufficient consolidated capital.

We took additional actions during the fourth quarter that were intended to preserve capital. On October 30, 2009, we announced suspension of dividend payments on our Series A and B Preferred Stock. On November 17, 2009, we notified the U.S. Department of the Treasury (“Treasury”) of our intent to defer the payment of our quarterly cash dividend on our Fixed Rate Cumulative Perpetual Preferred Stock Series C issued to the Treasury in connection with our participation in the TARP CPP. As of December 31, 2009, we had deferred one payment of $1.0 million. On December 10, 2009, at a special meeting of the shareholders, the number of authorized common shares was increased to 100 million from 70 million.

We are subject to regulatory risk-based capital guidelines that measure capital relative to risk-weighted assets and off-balance sheet financial instruments. Tier I capital is comprised of shareholders’ equity, net of unrealized gains or losses on available-for-sale securities, less intangible assets, while total risk-based capital adds certain debt instruments and qualifying allowances for loan losses. As of December 31, 2009, our consolidated regulatory capital ratios are Tier 1 Leverage Ratio of 4.62%, Tier 1 Risk-Based Capital Ratio of 6.03%, and Total Risk-Based Capital of 7.34%.

As of December 31, 2009, we are considered to be “undercapitalized” under the applicable regulations. BOHR is also considered to be “undercapitalized” under the regulatory framework for prompt corrective action and Shore is considered to be “well capitalized.” Although there can be no assurance that we will be successful, the Board and management will make their utmost efforts to raise sufficient capital to regain “well-capitalized” status at all levels, and we are continuing to explore options for raising additional capital.

Liquidity. Liquidity represents an institution’s ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. At December 31, 2009, cash and due from banks, overnight funds sold and due from FRB, interest-bearing deposits in other banks, and investment securities were $361.1 million or 12% of total assets.

At December 31, 2009, our Banks had credit lines in the amount of $286.0 million at the FHLB. These lines may be utilized for short-and/or long-term borrowing. At December 31, 2009, the Banks had not utilized these credit lines for short-term borrowing purposes, while we had $34.3 million of short-term FHLB borrowings outstanding at December 31, 2008.

We also possess additional sources of liquidity through a variety of borrowing arrangements. The Banks maintain federal funds lines with large regional and national banking institutions and through the FRB Discount Window. These available lines totaled approximately $165.0 million at December 31, 2009. These short-term lines were not utilized for short-term borrowing purposes at December 31, 2009. The Banks had $73.3 million in short-term loans outstanding under these borrowing arrangements at December 31, 2008.

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Total brokered deposits were $386.4 million or 15% of deposits at December 31, 2009. Under the regulatory framework for prompt corrective action, we are unlikely to retain these brokered deposits at BOHR due to the “adequately capitalized” status as of December 31, 2009. Section 29 of the Federal Deposit Insurance Act limits the use of brokered deposits by institutions that are less than “well-capitalized” and allows the FDIC to place restrictions on interest rates that institutions may pay.

Under normal conditions, our liquid assets and the ability to generate liquidity through normal operations and various liability funding mechanisms should be sufficient to satisfy our depositors’ requirements, meet our customers’ credit needs, and supply adequate funding for our other business needs. As demonstrated by some of the nation’s largest financial institutions, liquidity may be adversely affected if the sources of liquidity suddenly become unavailable. Such a situation may occur when the financial condition of an institution deteriorates as the result of operating losses and rising levels of credit problems. In such circumstances, credit availability and other funding sources may diminish significantly. We sustained a significant operating loss in 2009 and we may experience another operating loss in 2010. Our problem assets are at high levels and may rise further. We face the possibility of entering into an agreement with regulatory authorities that may affect our business operations. We unsuccessfully tried to raise capital in 2009. Although we are continuing to attempt to raise capital, there is no assurance that we will be successful. We have concerns about our liquidity position and plan to monitor it carefully and to take actions available to us to protect our position.

The Company’s independent registered public accounting firm has included a going concern emphasis paragraph in their report on the December 31, 2009 restated consolidated financial statements due to the Company’s 2009 financial results, the substantial uncertainty throughout the U.S. banking industry, the Written Agreement the Company and BOHR have entered into and BOHR’s “undercapitalized” status. See Note 3 to the consolidated financial statements. Nevertheless, the Company contemplates that it will close on a capital raise of at least $275 million in the third quarter of 2010 (the “Capital Raise”). The Capital Raise is expected to return the Company and BOHR to significantly above “well-capitalized” status. However, there can be no assurances that we will be able to close on the Capital Raise or that the Company or BOHR will return to well capitalized status in 2010.

On May 29, 2009, the FDIC approved a final rule to implement new interest rate restrictions on institutions that are not “well-capitalized.” The rule, which became effective on January 1, 2010, limits the interest rate paid by such institutions to 75 basis points above a national rate, as derived from the interest rate average of all institutions. On December 4, 2009, the FDIC issued a Financial Institution Letter, FIL-69-2009, which requires institutions that are not well-capitalized to request a determination from the FDIC whether they are operating in an area where rates paid on deposits are higher than the national rate. The Financial Institution Letter allows the institutions that submit determination requests by December 31, 2009 to follow the national rate for local customers by March 1, 2010, if determined not to be operating in a high rate area. Regardless of the determination, institutions must use the national rate caps to determine conformance for all deposits outside the market area beginning January 1, 2010. The interest rate restrictions described above apply to BOHR due to its regulatory capital status as of December 31, 2009.

In anticipation of some of these restrictions that are now limiting our borrowing capacity, we implemented a risk-weighted capital and liquidity plan in the third quarter to improve our regulatory capital ratios and increase our liquid cash assets. At December 31, 2009, we had approximately $200 million in cash and due from banks including the FRB. The plan was comprised largely of a core deposit growth campaign, highlighted by a promotional money market account with highly competitive rates of interest that are generally committed through June 30, 2010. The plan included a restructuring of the investment securities portfolio, whereby the portfolio is now comprised primarily of investment securities which are zero percent risk-weighted under regulatory capital guidelines. The plan also included sales of certain equity securities, including preferred stock holdings of the Federal National Mortgage Corporation and Government National Mortgage Corporation, which were previously owned by GFH.

Maturities of brokered certificates of deposit (in thousands), as of December 31, 2009, are shown in Table 18. Due to its regulatory capital status, BOHR is currently prohibited from originating or renewing brokered funds without the appropriate waivers.

Table 18: Maturities of Brokered Certificates of Deposit

Maturity Date	Total	Bank of Hampton Roads	Shore Bank
January - March 2010	$160,207	$159,606	$601
April - June 2010	83,149	83,149
July - September 2010	38,107	38,107
October - December 2010	30,252	30,252
2011	27,131	26,222	909

	$338,846	$337,336	$1,510

Given the restrictions placed upon BOHR, we plan to monitor our liquidity position regularly and carefully and to take actions available to us to protect our position.

29

Contractual Obligations

We have contractual obligations to make future payments on debt and lease agreements. Additionally, in the normal course of business, we enter into contractual arrangements whereby we commit to future purchases of products or services from unaffiliated parties. Our contractual obligations consist of time deposits, borrowings, and operating lease obligations. Table 19 shows payment detail (in thousands) for these contractual obligations as of December 31, 2009.

Table 19: Contractual Obligations

	Less than 1 Year	1 - 3 Years	3 - 5 Years	Over 5 Years	Total
Time deposits	$932,118	$283,649	$29,171	$1,695	$1,246,633
FHLB borrowings	11,685	211,247	5,283	—	228,215
Other borrowings	—	10,624	10,382	28,248	49,254
Operating lease obligations	2,963	5,079	4,638	18,979	31,659

Total contractual obligations	$946,766	$510,599	$49,474	$48,922	$1,555,761

Off-Balance Sheet Arrangements

We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of our customers. For more information on our off-balance sheet arrangements, see Note 13, Financial Instruments with Off-Balance-Sheet Risk, of the Notes to the Consolidated Financial Statements.

Legal Contingencies

Various legal actions arise from time to time in the normal course of our business. There were no significant asserted claims or assessments as of December 31, 2009. Management was not aware of any unasserted claims or assessments that may be probable of assertion at December 31, 2009.

Interest Rate Sensitivity

Our primary market risk is exposure to interest rate volatility. Fluctuations in interest rates will impact both the level of interest income and interest expense and the market value of our interest earning assets and interest bearing liabilities.

The primary goal of our asset/liability management strategy is to optimize net interest income while limiting exposure to fluctuations caused by changes in the interest rate environment. Our ability to manage our interest rate risk depends generally on our ability to match the maturities and re-pricing characteristics of our assets and liabilities while taking into account the separate goals of maintaining asset quality and liquidity and achieving the desired level of net interest income.

Our management, guided by the Asset/Liability Committee (“ALCO”), determines the overall magnitude of interest sensitivity risk and then formulates policies governing asset generation and pricing, funding sources and pricing, and off-balance sheet commitments. These decisions are based on management’s expectations regarding future interest rate movements, the state of the national and regional economy, and other financial and business risk factors.

The primary method that we use to quantify and manage interest rate risk is simulation analysis, which is used to model net interest income from assets and liabilities over a specified time period under various interest rate scenarios and balance sheet structures. This analysis measures the sensitivity of net interest income over a relatively short time horizon. Key assumptions in the simulation analysis relate to the behavior of interest rates and spreads, the changes in product balances, and the behavior of loan and deposit customers in different rate environments.

30

Table 20 illustrates the expected effect on net interest income for the twelve months following each of the two year-ends 2009 and 2008 due to an immediate change in interest rates. Estimated changes set forth below are dependent on material assumptions, such as those previously discussed.

Table 20: Effect on Net Interest Income

	2009		2008
	Change in Net Interest Income		Change in Net Interest Income
(dollars in thousands)	Amount	%	Amount	%
Change in Interest Rates:
+200 basis points	$(4,861)	(5.07)%	$(4,338)	(4.08)%
+100 basis points	(2,129)	(2.22)%	(2,382)	(2.24)%
-100 basis points	N/A	N/A	N/A	N/A
-200 basis points	N/A	N/A	N/A	N/A

As of both December 31, 2009 and 2008, we were liability-sensitive, meaning that we project a decrease in net interest income assuming an immediate increase in interest rates.

It should be noted, however, that the simulation analysis is based upon equivalent changes in interest rates for all categories of assets and liabilities. In normal operating conditions, interest rate changes rarely occur in such a uniform manner. Many factors affect the timing and magnitude of interest rate changes on financial instruments. In addition, management may deploy strategies that offset some of the impact of changes in interest rates. Consequently, variations should be expected from the projections resulting from the controlled conditions of the simulation analysis. Management maintains a simulation model where it is assumed that interest rate changes occur gradually, that rate increases for interest-bearing liabilities lag behind the rate increases of interest-earning assets, and that the level of deposit rate increases will be less than the level of rate increases for interest-earning assets. In this model, we project an increase in net interest income due to rising rates during the twelve months following December 31, 2009.

Caution About Forward-Looking Statements

Where appropriate, statements in this report may contain the insights of management into known events and trends that have or may be expected to have a material effect on our operations and financial condition. The information presented may also contain certain forward-looking statements regarding future financial performance, which are not historical facts and which involve various risks and uncertainties.

When or if used in any Securities and Exchange Commission filings, or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases: “anticipate,” “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “is estimated,” “is projected,” or similar expressions are intended to identify “forward-looking statements.”

For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the risk factors summarized below and the more detailed discussions in the “Risk Factors” and “Business” sections in the 2009 Form 10-K. Our risks include, without limitation, the following:

•	We incurred significant losses in 2009 and may continue to do so in the future, and we can make no assurances as to when we will be profitable;

•	The uncertainty regarding our ability to continue as a going concern may affect our business relationships;

•	We need to raise additional capital that may not be available to us;

•	We may not be able to successfully resolve our regulatory capital, which may adversely affect our results of operations and financial condition;

•	BOHR is restricted from accepting brokered deposits and offering interest rates on deposits that are substantially higher than the prevailing rates in our market;

•	We expect to enter into a written agreement with the Federal Reserve, which will require us to designate a significant amount of resources to complying with the agreement;

31

•	We may become subject to additional regulatory restrictions in the event that our regulatory capital levels continue to decline;

•	Our estimate for losses in our loan portfolio may be inadequate, which would cause our results of operations and financial condition to be adversely affected;

•	We have had and may continue to have large numbers of problem loans and difficulties with our loan administration, which could increase our losses related to loans;

•	Our lack of eligibility to continue to use a short form registration statement on Form S-3 may affect our short-term ability to access the capital markets;

•

We did not undergo a “stress test” under the Federal Reserve’s Supervisory Capital Assessment Program; our self-administered stress test differed from the Supervisory Capital Assessment Program and the results of our test may be inaccurate;

•	We have had a significant turnover in our senior management team;

•	Governmental regulation and regulatory actions against us may impair our operations or restrict our growth;

•	If the value of real estate in our core market areas were to decline materially, a significant portion of our loan portfolio could become under-collateralized;

•	Our construction and land development, commercial real estate, and equity line lending may expose us to a greater risk of loss and hurt our earnings and profitability;

•	Our lending on vacant land may expose us to a greater risk of loss and may have an adverse effect on operations;

•	Difficult market conditions have adversely affected our industry;

•	A significant part of Gateway’s loan portfolio is unseasoned;

•

We are not paying dividends on our preferred stock or Common Stock and are deferring distributions on our trust preferred securities, and we are prevented in otherwise paying cash dividends on our Common Stock. The failure to resume paying dividends on our Series C Preferred Stock and trust preferred securities may adversely affect us;

•

Our ability to maintain adequate sources of funding may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

Our ability to maintain adequate sources of liquidity may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

The current economic environment may negatively impact our financial condition, required capital levels or otherwise negatively impact our financial condition, which may, among other things, limit our access to certain sources of funding and liquidity;

•	We may face increasing deposit-pricing pressures, which may, among other things, reduce our profitability;

•	We may incur additional losses if we are unable to successfully manage interest rate risk;

•	Certain built-in losses could be limited if we experience an ownership change as defined in the Internal Revenue Code;

•	A substantial decline in the value of our equity investments including our FHLB Common Stock may result in an other-than-temporary impairment charge;

•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;

•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;

•	We face a variety of threats from technology based frauds and scams;

•

Virginia law and the provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our Common Stock that would be willing to pay you a premium for your shares of our Common Stock;

•	Our directors and officers have significant voting power;

•

Our management has identified a material weakness in our internal control over financial reporting which if not properly remediated could result in material misstatements in our future interim and annual financial statements and have a material adverse effect on our business, financial condition, and results of operations and the price of our common stock.

•	We may be unable to recruit, motivate, and retain qualified employees.

•	Current levels of market volatility are unprecedented;

•	The Company has issued three series of preferred stock that have rights that are senior to those of its common shareholders;

•	If we are unable to redeem the Series C Preferred Stock prior to January 1, 2014, the cost of this capital to us will increase substantially;

•	Because of our participation in TARP, we are subject to several restrictions including restrictions on compensation paid to our executives;

•	Because of our financial condition and the compensation restrictions due to our participation in TARP, we have had and may continue to have difficulties recruiting and retaining qualified employees;

•

Our business, financial condition, and results of operations are highly regulated and could be adversely affected by new or changed regulations and by the manner in which such regulations are applied by regulatory authorities;

32

•

Current and future increases in FDIC insurance premiums, including the FDIC special assessment imposed on all FDIC-insured institutions, will decrease our earnings. In addition, FDIC insurance assessments for BOHR will likely increase from not maintaining a “well capitalized” status, which would further decrease earnings;

•	Banking regulators have broad enforcement power, but regulations are meant to protect depositors and not investors;

•	The fiscal, monetary, and regulatory policies of the Federal Government and its agencies could have a material adverse effect on our results of operations;

•	There can be no assurance that recently enacted legislation will stabilize the U.S. financial system;

•	The impact on us of recently enacted legislation, in particular EESA and ARRA and their implementing regulations, and actions by the FDIC, cannot be predicted at this time;

•	The soundness of other financial institutions could adversely affect us; and

Our forward-looking statements could be wrong in light of these and other risks, uncertainties, and assumptions. The future events, developments, or results described in this report could turn out to be materially different. We have no obligation to publicly update or revise our forward-looking statements after the date of this report and you should not expect us to do so.

33

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Hampton Roads Bankshares, Inc.

Norfolk, Virginia

We have audited Hampton Roads Bankshares, Inc. and subsidiaries’ (the “Company”) internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. The following material weakness has been identified and included in management’s assessment.

•	Inadequate controls over the accounting for income taxes. The Company lacked sufficient personnel with adequate technical skills related to accounting for income taxes.

•	In connection with the inadequate controls over accounting for income taxes, the Company has restated the 2009 financial statements to correct an error involving a reserve against deferred tax assets.

•

Ineffective controls over the accounting for certain loan transactions. Specifically, the Company lacked adequate controls over accounting for loans or partial loans sold to other institutions and accounting for payments and accrual of interest on nonaccrual loans.

•

Ineffective controls and procedures related to certain information technology applications and general computer controls. The Company did not maintain adequate controls to prevent unauthorized access to certain programs and data, and provide for periodic review and monitoring of access including analysis of segregation of duties conflicts.

•

Weaknesses within the area of Human Resources were identified including inadequate controls over access to payroll data and a lack of procedures to review payroll changes and reconcile payroll data to supporting documentation.

This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2009 financial statements, and this report does not affect our report dated April 22, 2010, except for Notes 2 and 3, as to which the date is August 13, 2010, on those financial statements.

In our opinion, because of the effect of the material weakness described above on the achievement of the objectives of the control criteria, Hampton Roads Bankshares, Inc. has not maintained effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2009 of Hampton Roads Bankshares, Inc. and subsidiaries and our report dated April 22, 2010, except for Notes 2 and 3, as to which the date is August 13, 2010, expressed an unqualified opinion.

Winchester, Virginia

April 22, 2010, except for Notes 2 and 3, as to which the date is August 13, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Hampton Roads Bankshares, Inc.

Norfolk, Virginia

We have audited the accompanying consolidated balance sheets of Hampton Roads Bankshares, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hampton Roads Bankshares, Inc. and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the 2009 financial statements have been restated to correct a misstatement.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary banks to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). The Company has suffered recurring losses from operations and declining levels of capital that raise substantial doubt about the ability to continue as a going concern. The Company is in the process of implementing a capital plan, including receipt of definitive agreements for the purchase of common shares that are contingent on certain shareholder approvals. Management’s plans and the status of the capital raise are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Hampton Roads Bankshares, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Our report dated April 22, 2010, except for Notes 2 and 3, as to which the date is August 13, 2010, expressed an opinion that Hampton Roads Bankshares, Inc. had not maintained effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Winchester, Virginia

April 22, 2010, except for Notes 2 and 3, as to which the date is August 13, 2010

Consolidated Balance Sheets

December 31, 2009 and 2008

	As Restated
(in thousands, except share and per share data)	2009	2008
Assets:
Cash and due from banks	$16,995	$42,827
Interest-bearing deposits in other banks	43,821	4,975
Overnight funds sold and due from Federal Reserve Bank	139,228	510
Investment securities available-for-sale, at fair value	161,062	149,637
Restricted equity securities, at cost	29,779	27,795
Loans held for sale	12,615	5,064
Loans	2,426,692	2,599,526
Allowance for loan losses	(132,697)	(51,218)

Net loans	2,293,995	2,548,308
Premises and equipment, net	97,512	101,335
Interest receivable	8,788	12,272
Foreclosed real estate and repossessed assets, net of valuation allowance	8,867	5,092
Deferred tax assets, net	397	32,616
Intangible assets, net	12,839	98,367
Bank owned life insurance	48,355	46,603
Other assets	45,323	10,310

Total assets	$2,919,576	$3,085,711

Liabilities and Shareholders’ Equity:
Deposits:
Noninterest bearing demand	$248,682	$240,813
Interest bearing:
Demand	916,865	684,009
Savings	82,860	118,001
Time deposits:
Less than $100	889,788	858,787
$100 or more	356,845	394,536

Total deposits	2,495,040	2,296,146
Federal Home Loan Bank borrowings	228,215	279,065
Other borrowings	49,254	77,223
Overnight funds purchased	—	73,300
Interest payable	3,573	5,814
Other liabilities	18,481	9,354

Total liabilities	2,794,563	2,740,902

Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock - 1,000,000 shares authorized:
Series A non-convertible, non-cumulative perpetual preferred stock, $1,000 liquidation value, 23,266 shares issued and outstanding on December 31, 2009 and 2008	19,919	18,292
Series B non-convertible, non-cumulative perpetual preferred stock, $1,000 liquidation value, 37,550 shares issued and outstanding on December 31, 2009 and 2008	39,729	40,953
Series C fixed rate, cumulative preferred stock, $1,000 liquidation value, 80,347 shares issued and outstanding on December 31, 2009 and 2008	75,322	74,297
Common stock, $0.625 par value, 100,000,000 shares authorized on December 31, 2009 and 70,000,000 shares authorized on December 31, 2008; 22,154,320 shares issued and outstanding on December 31, 2009 and 21,777,937 on December 31, 2008	13,846	13,611
Capital surplus	165,391	171,284
Retained earnings (deficit)	(188,448)	26,482
Accumulated other comprehensive loss, net of tax	(746)	(110)

Total shareholders’ equity	125,013	344,809

Total liabilities and shareholders’ equity	$2,919,576	$3,085,711

See accompanying notes to the consolidated financial statements.

37

Consolidated Statements of Operations

Years ended December 31, 2009, 2008, and 2007

(in thousands, except share and per share data)	As Restated 2009	2008	2007
Interest Income:
Loans, including fees	$142,969	$43,201	$35,604
Investment securities	6,339	1,677	2,316
Overnight funds sold	99	53	35
Interest bearing deposits in other banks	38	246	248

Total interest income	149,445	45,177	38,203

Interest Expense:
Deposits:
Demand	7,512	1,030	678
Savings	1,110	1,741	2,866
Time deposits:
Less than $100	14,513	6,536	4,061
$100 or more	12,880	4,785	4,052

Interest on deposits	36,015	14,092	11,657
Federal Home Loan Bank borrowings	4,184	3,160	2,274
Other borrowings	3,704	609	—
Overnight funds purchased	391	56	85

Total interest expense	44,294	17,917	14,016

Net interest income	105,151	27,260	24,187
Provision for loan losses	134,223	1,418	1,232

Net interest income (expense) after provision for loan losses	(29,072)	25,842	22,955

Noninterest Income:
Service charges on deposit accounts	8,117	3,379	1,996
Mortgage banking revenue	4,642	—	—
Gain on sale of investment securities available-for-sale	4,274	457	—
Gain (loss) on sale of premises and equipment	(29)	519	11
Extinguishment of debt charge	(1,962)	—	—
Losses on foreclosed real estate	(1,204)	—	—
Other-than-temporary impairment of securities (includes total other-than-temporary impairment losses of $2,659 and $561, net of $190 and $0 recognized in other comprehensive income for the years ended December 31, 2009 and 2008, respectively, before taxes)	(2,469)	(561)	—
Insurance revenue	4,901	—	—
Brokerage revenue	354	—	—
Income from bank owned life insurance	1,658	—	—
Other	4,043	2,186	1,433

Total noninterest income	22,325	5,980	3,440

Noninterest Expense:
Salaries and employee benefits	42,285	11,518	9,954
Occupancy	9,044	2,261	1,668
Data processing	5,368	1,189	612
Impairment of goodwill	84,837	—	—
FDIC insurance	5,661	262	42
Equipment	4,735	663	343
Other	18,865	5,094	3,375

Total noninterest expense	170,795	20,987	15,994

Income (loss) before provision for income taxes	(177,542)	10,835	10,401
Provision for income taxes	23,908	3,660	3,590

Net income (loss)	(201,450)	7,175	6,811
Preferred stock dividend and accretion of discount	8,689	—	—

Net income (loss) available to common shareholders	$(210,139)	$7,175	$6,811

Per Share:
Cash dividends declared	$0.22	$0.44	$0.43

Basic earnings (loss)	$(9.63)	$0.60	$0.67

Diluted earnings (loss)	$(9.63)	$0.59	$0.65

Basic weighted average shares outstanding	21,816,407	11,960,604	10,228,638
Effect of dilutive stock options and non-vested stock	—	114,121	202,916

Diluted weighted average shares outstanding	21,816,407	12,074,725	10,431,554

See accompanying notes to the consolidated financial statements.

38

Consolidated Statements of Changes in Shareholders’ Equity

Years ended December 31, 2009, 2008, and 2007

					Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Preferred Stock		Common Stock
(in thousands, except share data)	Shares	Amount	Shares	Amount
Balance at December 31, 2006	—	$—	10,251,336	$6,407	$42,106	$22,091	$(441)	$70,163
Comprehensive income:
Net income	—	—	—	—	—	6,811	—	6,811
Change in unrealized loss on securities available-for-sale, net of taxes of $253	—	—	—	—	—	—	491	491

Total comprehensive income								7,302
Shares issued related to:
401(k) plan	—	—	11,020	7	130	—	—	137
Executive savings plan	—	—	11,686	7	138	—	—	145
Regional board fees	—	—	1,893	1	23	—	—	24
Exercise of stock options	—	—	93,599	59	648	—	—	707
Dividend reinvestment	—	—	165,991	104	2,146	—	—	2,250
Stock-based compensation	—	—	11,864	7	330	—	—	337
Common stock repurchased	—	—	(232,490)	(145)	(2,962)	—	—	(3,107)
Tax benefit of stock option exercises	—	—	—	—	118	—	—	118
Common stock cash dividends ($0.43 per share)	—	—	—	—	—	(4,416)	—	(4,416)

Balance at December 31, 2007	—	$—	10,314,899	$6,447	$42,677	$24,486	$50	$73,660
Comprehensive income:
Net income	—	—	—	—	—	7,175	—	7,175
Change in unrealized loss on securities available-for-sale, net of taxes of ($118)	—	—	—	—	—	—	(229)	(229)
Reclassification adjustment for securities gains included in net income, net of taxes of $35	—	—	—	—	—	—	69	69

Total comprehensive income								7,015
Shares issued related to:
Executive savings plan	—	—	11,582	7	114	—	—	121
Regional board fees	—	—	8,510	5	105	—	—	110
Exercise of stock options	—	—	112,964	71	509	—	—	580
Dividend reinvestment	—	—	201,460 126 2,117 — — 2,243
Stock-based compensation	—	—	32,908	20	129	—	—	149
Acquisition of Shore
Financial Corporation	—	—	2,713,425	1,696	29,509	—	—	31,205
Acquisition of Gateway Financial Holdings	—	—	8,513,595	5,321	88,839	—	—	94,160
Series A non-cumulative perpetual preferred stock	23,266	18,292	—	—	—	—	—	18,292
Series B non-cumulative perpetual preferred stock	37,550	40,953	—	—	—	—	—	40,953
Series C fixed rate cumulative preferred stock and warrant	80,347	74,297	—	—	6,050	—	—	80,347
Common stock repurchased	—	—	(131,406)	(82)	(1,372)	—	—	(1,454)
Options acquired in mergers	—	—	—	—	2,587	—	—	2,587
Tax benefit of stock option exercises	—	—	—	—	20	—	—	20
Common stock cash dividends ($0.44 per share)	—	—	—	—	—	(5,179)	—	(5,179)

Balance at December 31, 2008	141,163	$133,542	21,777,937	$13,611	$171,284	$26,482	$(110)	$344,809
Comprehensive income:
Net loss (as restated)	—	—	—	—	—	(201,450)	—	(201,450)
Change in unrealized loss on securities available-for-sale, net of taxes of $207	—	—	—	—	—	—	513	513
Reclassification adjustment for securities gains included in net income, net of taxes of ($657)	—	—	—	—	—	—	(1,149)	(1,149)

Total comprehensive income								(202,086)
Shares issued related to:
Regional board fees	—	—	73,676	46	118	—	—	164
Exercise of stock options	—	—	86,243	54	559	—	—	613
Dividend reinvestment	—	—	68,748	43	488	—	—	531
Stock-based compensation	—	—	80,765	50	580	—	—	630
Private placement shares	—	—	136,771	86	220			306
Common stock repurchased	—	—	(69,820)	(44)	(500)	—	—	(544)
Amortization of fair market value adjustment	—	403	—	—	—	—	—	403
Tax benefit of stock option exercises	—	—	—	—	142	—	—	142
Stock financed	—	—	—	—	(7,500)	—	—	(7,500)
Preferred stock dividend declared and amortization of preferred stock discount	—	1,025	—	—		(8,689)	—	(7,664)
Common stock cash dividends ($0.22 per share)	—	—	—	—	—	(4,791)	—	(4,791)

Balance at December 31, 2009 As Restated	141,163	$134,970	22,154,320	$13,846	$165,391	$(188,448)	$(746)	$125,013

See accompanying notes to the consolidated financial statements.

39

Consolidated Statements of Cash Flows

Years ended December 31, 2009, 2008, and 2007

(in thousands)	As Restated 2009	2008	2007
Operating Activities:
Net income (loss)	$(201,450)	$7,175	$6,811
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,511	1,407	886
Amortization of intangible assets and fair value adjustments	(8,263)	133	—
Provision for loan losses	134,223	1,418	1,232
Deferred board fees	164	110	24
Proceeds from mortgage loans held for sale	259,783	—	—
Originations of mortgage loans held for sale	(267,334)	—	—
Stock-based compensation expense	630	149	337
Net amortization of premiums and accretion of discounts on investment securities	(2,680)	(62)	7
(Gain) loss on sale of premises and equipment	29	(519)	(11)
Losses on foreclosed real estate and repossesed assets	1,204	—	—
Gain on sale of investment securities available-for-sale	(4,274)	(457)	—
Gain on sale of loans	(51)	—	—
Earnings on bank owned life insurance	(1,658)	—	—
Other-than-temporary impairment of securities	2,469	561	—
Impairment of goodwill	84,837	—	—
Deferred income tax benefit	(24,065)	(836)	(568)
Deferred tax asset valuation allowance	57,015	—	—
Changes in:
Interest receivable	2,435	20	(149)
Other assets	(38,200)	107	(6)
Interest payable	(2,242)	304	163
Other liabilities	3,888	787	672

Net cash provided by operating activities	1,971	10,297	9,398

Investing Activities:
Proceeds from maturities and calls of debt securities available-for-sale	45,799	11,215	15,171
Proceeds from sale of investment securities available-for-sale	84,121	18,457	—
Purchase of debt securities available-for-sale	(137,569)	(2,000)	(1,242)
Purchase of equity securities available-for-sale	—	(1,006)	—
Proceeds from sales of restricted equity securities	9,824	5,024	1,040
Purchase of restricted equity securities	(11,787)	(6,885)	(1,769)
Proceeds from the sale of loans	697	—	—
Net (increase) decrease in loans	100,575	(111,879)	(102,195)
Purchase of premises and equipment	(2,901)	(4,499)	(720)
Proceeds from sale of foreclosed real estate	4,707	—	15
Proceeds from sale of premises and equipment	178	764	37

Net cash provided by (used in) investing activities	93,644	(90,809)	(89,663)

Financing Activities:
Net increase (decrease) in deposits	212,908	(37,499)	68,196
Proceeds from Federal Home Loan Bank borrowings	49,450	226,912	23,000
Repayments of Federal Home Loan Bank borrowings	(94,016)	(218,445)	(8,000)
Net increase (decrease) in overnight funds borrowed	(73,300)	16,000	—
Net increase (decrease) in other borrowings	(28,000)	28,000	—
Cash exchanged in mergers	—	11,614	—
Common stock repurchased	(544)	(1,446)	(2,877)
Issuance of private placement shares	306	—	—
Issuance of shares to 401(k) plan	—	—	137
Issuance of shares to executive savings plan	—	121	146
Issuance of Series C preferred stock and warrant	—	80,347	—
Proceeds from exercise of stock options	613	572	476
Excess tax benefit realized from stock options exercised	142	20	118
Preferred stock dividends paid and amortization of preferred stock discount	(7,182)	—	—
Common stock dividends paid, net of reinvestment	(4,260)	(2,936)	(2,166)

Net cash provided by financing activities	56,117	103,260	79,030

Increase (decrease) in cash and cash equivalents	151,732	22,748	(1,235)
Cash and cash equivalents at beginning of period	48,312	25,564	26,799

Cash and cash equivalents at end of period	$200,044	$48,312	$25,564

See accompanying notes to the consolidated financial statements.

40

Consolidated Statements of Cash Flows—(Continued)

Years ended December 31, 2009, 2008, and 2007

(in thousands)	As Restated 2009	2008	2007
Supplemental cash flow information:
Cash paid for interest	$46,536	$17,613	$13,852
Cash paid for income taxes	13,714	4,600	4,085

Supplemental non-cash information:
Dividends reinvested	$531	$2,243	$2,250
Value of shares exchanged in exercise of stock options	—	8	231
Change in unrealized gain (loss) on securities	(957)	(243)	744
Transfer between loans and other real estate owned	9,686	1,372	50
Transfer between premises and equipment and loans	—	—	25
Stock financed	7,500	—	—

Transactions related to acquisitions:
Increase in assets and liabilities:
Loans, net	—	$1,972,398	$—
Securities	—	155,507	—
Other assets	—	267,637	—
Deposits	—	1,902,462	—
Borrowings	—	324,293	—
Other liabilities	—	8,366	—
Issuance of preferred stock	—	59,245	—
Issuance of common stock and stock options	—	127,952	—

See accompanying notes to the consolidated financial statements.

41

Notes to Consolidated Financial Statements

December 31, 2009, 2008, and 2007

(1)	Basis of Financial Statement Presentation and Summary of Significant Accounting Policies

Basis of Presentation. Hampton Roads Bankshares, Inc. (the “Company”) is a multi-bank holding company incorporated in 2001 under the laws of the Commonwealth of Virginia. The consolidated financial statements of Hampton Roads Bankshares, Inc. include the accounts of the Company and its wholly-owned subsidiaries: Bank of Hampton Roads (“BOHR”), Shore Bank (“Shore”), and Hampton Roads Investments, Inc., as well as their wholly owned subsidiaries: Bank of Hampton Roads Service Corporation; Gateway Bank Mortgage, Inc.; Gateway Investment Services, Inc.; Gateway Insurance Services, Inc.; Gateway Title Agency, Inc.; Shore Investments, Inc.; and Insurance Express Premium Finance. The Company also owns Gateway Capital Statutory Trust I, Gateway Capital Statutory Trust II, Gateway Capital Statutory Trust III, and Gateway Capital Statutory Trust IV. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2009-17, the Gateway Capital Trusts are not consolidated as part of the Company’s consolidated financial statements. However, the junior subordinated debentures issued by the Company to the trusts are included in long-term borrowings and the Company’s equity interest in the trusts is included in other assets. Additionally, all significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates. The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates. Material estimates that are particularly susceptible to changes in the near term are the allowance for loan losses, the valuation of deferred tax assets, the fair value of stock options, and the estimated fair value of financial instruments.

Summary of Significant Accounting Policies. The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

Cash and Due from Bank Accounts. For the purpose of presentation in the consolidated statements of cash flows, the Company considers cash and due from banks, overnight funds sold and due from Federal Reserve Bank, and interest-bearing deposits in other banks as cash and cash equivalents.

The Company is required to maintain average reserve balances in cash with the Federal Reserve Bank (“FRB”). The amounts of daily average required reserves for the final weekly reporting period were $26.4 million and $4.1 million at December 31, 2009 and 2008, respectively.

Investment Securities. Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Trading securities are recorded at fair value with changes in fair value included in earnings. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as “available-for-sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Impairment of securities occurs when the fair value of the security is less than its amortized cost. For debt securities, impairment is considered other-than-temporary and recognized in its entirety in net income if either we intend to sell the security or it is more-likely-than-not that we will be required to sell the security before recovery of its amortized cost basis. If, however, we do not intend to sell the security and it is not more-likely-than-not that we will be required to sell the security before recovery, we must determine what portion of the impairment is attributable to a credit loss, which occurs when the amortized cost basis of the security exceeds the present value of the cash flows expected to be collected from the security. If there is credit loss, the loss must be recognized in net income and the remaining portion of impairment must be recognized in other comprehensive income. For equity securities, impairment is considered to be other-than-temporary based on our ability and intent to hold the

42

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

investment until a recovery of fair value. Other-than-temporary impairment of an equity security results in a write-down that must be included in net income. We regularly review each investment security for other-than-temporary impairment based on criteria that include the extent to which cost exceeds market price, the duration of that market decline, the financial health of and specific prospects for the issuer, our best estimate of the present value of cash flows expected to be collected from debt securities, our intention with regard to holding the security to maturity, and the likelihood that we would be required to sell the security before recovery.

Prior to the adoption of the recent accounting guidance on April 1, 2009, management considered, in determining whether other-than-temporary impairment exists, the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

For equity securities, when the Company has decided to sell an impaired available-for-sale security and the entity does not expect the fair value of the security to fully recover before the expected time of sale, the security is deemed other-than-temporarily impaired in the period in which the decision to sell is made. The Company recognizes an impairment loss when the impairment is deemed other-than-temporary even if a decision to sell has not been made.

Restricted Equity Securities. As a requirement for membership, the Company invests in stock of the Federal Home Loan Bank of Atlanta (“FHLB”), Community Bankers’ Bank, and FRB. These investments are carried at cost due to the redemption provisions of these entities and the restricted nature of the securities. Management reviews for impairment based on the ultimate recoverability of the cost basis of these stocks.

Loans. The Company grants mortgage, commercial, and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout Virginia and North Carolina. The ability of the Company’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred over the life of the loan and recognized as an adjustment of the related loan yield using the interest and straight-line methods. Net fees related to standby letters of credit are recognized over the commitment period. In those instances when a loan prepays, the remaining deferred fee is recognized in the income statement.

As a general rule, loans are placed in nonaccrual status when principal or interest is 90 days or more past due. The delinquency status of the loan is determined by the contractual terms of the loan. Accrual of interest ceases at that time and uncollected past due interest is reversed. Cash payments received on loans in nonaccrual status are generally applied to reduce the outstanding principal balance, however, during 2009, cash payments in the amount of $1.2 million were recorded as interest income on nonaccrual loans. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance consisting of the cumulative effect of the provision for loan losses, less loans charged off, in addition to any amounts recovered on loans previously charged off. The provision for loan losses is the amount necessary, in management’s judgment, to maintain the allowance for loan losses at a level it believes sufficient to cover incurred losses in the collection of the Company’s loans. Loans are charged against the allowance when, in management’s opinion, they are deemed uncollectible. Recoveries of loans previously charged off are credited to the allowance when realized.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows, collateral value, or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical charge-off experience and expected loss given default derived from the Company’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

43

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

A loan is deemed impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Certain loans are individually evaluated for impairment in accordance with the Company’s ongoing loan review procedures. Smaller balance homogeneous loans are collectively evaluated for impairment. Impaired loans are measured at the present value of their expected future cash flows by discounting those cash flows at the loan’s effective interest rate or at the loan’s observable market price or the fair value of collateral if the loan is collateral dependent. The difference between this discounted amount and the loan balance is recorded as an allowance for loan losses. Once a loan is considered impaired, it continues to be considered impaired until the collection of scheduled interest and principal is considered probable or the balance is charged off.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical loss experience, risk characteristics of the various categories of loans, adverse situations affecting individual loans, loan risk grades, estimated value of any underlying collateral, and prevailing economic conditions. Further adjustments to the allowance for loan losses may be necessary based on changes in economic and real estate market conditions, further information regarding known problem loans, results of regulatory examinations, the identification of additional problem loans, and other factors. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Loans Held for Sale. The Company originates single family, residential, first lien mortgage loans that have been approved by secondary market investors. The Company classifies loans originated with the intent of selling them in the secondary market as held for sale. Loans originated for sale are primarily sold in the secondary market as whole loans. Whole loan sales are executed with the servicing rights being released to the buyer upon the sale, with the gain or loss on the sale equal to the difference between the proceeds received and the carrying value of the loans sold.

Mortgage loans held for sale are carried at the lower of cost or fair value in the aggregate. The fair value of mortgage loans held for sale is determined using current secondary market prices for loans with similar coupons, maturities, and credit quality. The fair value of mortgage loans held for sale is impacted by changes in market interest rates. Net unrealized losses, if any, are recognized through a valuation allowance.

The Company enters into commitments to originate or purchase loans whereby the interest rate of the loan was determined prior to funding (“interest rate lock commitments”). Interest rate lock commitments on mortgage loans that the Company intended to sell in the secondary market were considered freestanding derivatives. These derivatives are carried at fair value with changes in fair value reported as a component of gain on sale of the loans in accordance with the Securities and Exchange Commission’s Staff Account Bulletin No. 109, Written Loan Commitments Recorded at Fair Value Through Earnings.

Premises and Equipment. Land is reported at cost, while premises and equipment are reported at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three years for equipment to 40 years for premises. Leasehold improvements are amortized on a straight-line basis over the terms of the respective leases, including renewal options, or the estimated useful lives of the improvements, whichever is shorter. Routine holding costs are charged to expense as incurred, while significant improvements are capitalized.

Goodwill and Other Intangibles. Accounting Standards Codification (“ASC”) 350, Intangibles—Goodwill and other Intangibles, states goodwill is not subject to amortization over its estimated useful life, but is subject to an annual assessment for impairment by applying a fair value based test. Additionally, acquired intangible assets are separately recognized if the benefit of the assets can be sold, transferred, licensed, rented, or exchanged; they are amortized over their estimated useful life.

44

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Foreclosed Real Estate and Repossessed Assets. Foreclosed real estate and repossessed assets include real estate acquired in the settlement of loans and other repossessed collateral. Real estate acquired in settlement of loans is initially recorded at the lower of the recorded loan balance or fair market value less estimated disposal costs. At foreclosure any excess of the loan balance over the fair value of the property is charged to the allowance for loan losses. Such carrying value is periodically reevaluated and written down if there is an indicated decline in fair value. Costs to bring a property to salable condition are capitalized up to the fair value of the property while costs to maintain a property in salable condition are expensed as incurred. Gains and losses on sales of foreclosed real estate and valuation allowance are recognized in noninterest income upon disposition.

Long-Lived Assets. The Company accounts for long-lived assets in accordance with ASC 360, Property, Plant, and Equipment, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Bank Owned Life Insurance. The Company purchased life insurance policies on the lives of certain officers. The policies are recorded as an asset at the cash surrender value of the policies. Increases or decreases in the cash surrender value, other than proceeds from death benefits, are recorded as noninterest income. Proceeds from death benefits first reduce the cash surrender value attributable to the individual policy and then any additional proceeds are recorded as noninterest income.

Revenue Recognition. Revenue earned on interest-earning assets is recognized based on the effective yield of the financial instrument. Service charges on deposit accounts are recognized as charged. Credit-related fees, including letter of credit fees, are recognized in noninterest income when earned.

Insurance commission income is recorded as of the effective date of insurance coverage or the billing date, whichever is later. Contingent commissions are recognized when determinable, which is generally when such commissions are received or when the Company receives data from the insurance companies that allow the reasonable estimation of these amounts. The income effects of subsequent premium and fee adjustments are recorded when the adjustments become known.

Advertising Costs. Advertising costs are expensed as incurred.

Stock-Based Compensation. According to ASC 718, Compensation—Stock Compensation, the Company uses the fair value method, which requires that compensation cost relating to stock based transactions be recognized in the financial statements, to account for stock-based compensation and the fair value of stock options is estimated at the date of grant using a lattice option pricing model. Stock options granted with pro rata vesting schedules are expensed over the vesting period on a straight line basis.

Income Taxes. Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

ASC 740, Income Taxes, clarifies the accounting for uncertainty in income taxes recognized in the financial statement and requires the impact of a tax position to be recognized in the financial statements if that position is more likely than not of being sustained by the taxing authority.

A deferred tax liability is recognized for all temporary differences that will result in future taxable income; a deferred tax asset is recognized for all temporary differences that will result in future tax deductions, subject to reduction of the asset by a valuation allowance in certain circumstances. This valuation allowance is recognized if, based on an analysis of available evidence, management determines that it is more likely than not that some portion or all of the deferred tax asset will not be realized. The valuation allowance is subject to ongoing adjustment based on changes in circumstances that affect management’s judgment about the realizability of the deferred tax asset. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense. The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

45

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Per Share Data. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the dilutive effect of stock options and non-vested stock using the treasury stock method. For the year ended December 31, 2009, all options were anti-dilutive since the Company had a net loss available to common shareholders. There were 249,288 average anti-dilutive stock options for the year ended December 31, 2008, and there were no anti-dilutive stock options for the year ended December 31, 2007.

Comprehensive Income (Loss). Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income or loss. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with the operating net income or loss, are components of comprehensive income or loss.

Credit Related Financial Instruments. In the ordinary course of business, the Company has entered into commitments to extend credit including commitments under home equity lines of credit, overdraft protection arrangements, commercial lines of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Concentrations of Credit Risk. Construction and mortgage loans represented 83% and 81% of the total loan portfolio at December 31, 2009 and 2008, respectively. Substantially all such loans are collateralized by real property. Loans in these categories and their collateral values are continuously monitored by management.

At times the Company may have cash and cash equivalents at a financial institution in excess of insured limits. The Company places its cash and cash equivalents with high credit quality financial institutions whose credit rating is monitored by management to minimize credit risk. The amount on deposit with correspondent institutions at December 31, 2009 exceeded the insurance limits of the Federal Deposit Insurance Corporation by $386 thousand.

Reclassification. Certain 2008 and 2007 amounts have been reclassified to conform to the 2009 presentation.

Recent Accounting Pronouncements

In June 2009, FASB issued new accounting guidance related to U.S. GAAP, ASC 105, Generally Accepted Accounting Principles. This guidance establishes FASB ASC as the source of authoritative U.S. GAAP recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. FASB ASC supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in FASB ASC has become non-authoritative. FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue ASUs, which will serve to update FASB ASC, provide background information about the guidance, and provide the basis for conclusions on the changes to FASB ASC. FASB ASC is not intended to change U.S. GAAP or any requirements of the SEC.

The Company adopted new guidance impacting ASC 805, Business Combinations on January 1, 2009. This guidance requires the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition), establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, requires expensing of most transaction and restructuring costs, and requires the acquirer to disclose to investors and other users all of the information needed to evaluate and understand the nature and financial effect of the business combination. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued new guidance impacting ASC 805. This guidance addresses application issues raised by preparers, auditors, and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. This guidance was effective for business combinations entered into on or after January 1, 2009. This guidance did not have a material impact on the Company’s consolidated financial statements.

46

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

In April 2009, the FASB issued new guidance impacting ASC 820, Fair Value Measurements and Disclosures. This interpretation provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. This also includes guidance on identifying circumstances that indicate a transaction is not orderly and requires additional disclosures of valuation inputs and techniques in interim periods and defines the major security types that are required to be disclosed. This guidance was effective for interim and annual periods ending after June 15, 2009 and should be applied prospectively. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued new guidance impacting ASC 320-10, Investments – Debt and Equity Securities. This guidance amends GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. This guidance was effective for interim and annual periods ending after June 15, 2009, with earlier adoption permitted for periods ending after March 15, 2009. The additional disclosures required are included in the consolidated Statements of Operations and in Note 3 to the Company’s consolidated financial statements.

In May 2009, the FASB issued new guidance impacting ASC 855, Subsequent Events. This update provides guidance on management’s assessment of subsequent events that occur after the balance sheet date through the date that the financial statements are issued. This guidance is generally consistent with current accounting practice. In addition, it requires certain additional disclosures. This guidance was effective for periods ending after June 15, 2009 and the required disclosure is included as Note 27 to the Company’s consolidated financial statements.

In August 2009, the FASB issued new guidance impacting ASC 820. This guidance is intended to reduce ambiguity in financial reporting when measuring the fair value of liabilities. This guidance was effective for the first reporting period (including interim periods) after issuance and had no impact on the Company’s consolidated financial statements.

In September 2009, the FASB issued new guidance impacting ASC 820. This creates a practical expedient to measure the fair value of an alternative investment that does not have a readily determinable fair value. This guidance also requires certain additional disclosures. This guidance is effective for interim and annual periods ending after December 15, 2009. The Company does not expect the adoption of the new guidance to have a material impact on its consolidated financial statements.

In January 2010, the FASB issued ASU 2010-02, Consolidation: Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification. ASU 2010-02 amends ASC 810-10 to address implementation issues related to changes in ownership provisions including clarifying the scope of the decrease in ownership and additional disclosures. ASU 2010-02 is effective beginning in the period that an entity adopts Statement 160. If an entity has previously adopted Statement 160, ASU 2010-02 is effective beginning in the first interim or annual reporting period ending on or after December 15, 2009 and should be applied retrospectively to the first period Statement 160 was adopted. The Company does not expect the adoption of ASU 2010-02 to have a material impact on its consolidated financial statements.

In January 2010, the FASB issued ASU 2010-01, Equity: Accounting for Distributions to Shareholders with Components of Stock and Cash—a Consensus of the FASB Emerging Issues Task Force. ASU 2010-01 clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend. ASU 2010-01 is effective for interim and annual periods ending on or after December 15, 2009 and should be applied on a retrospective basis. The Company does not expect the adoption of ASU 2010-01 to have a material impact on its consolidated financial statements.

In June 2009, the FASB issued new guidance relating to the accounting for transfers of financial assets. The new guidance, which was issued as Statement of Financial Accounting Standards (“SFAS”) No. 166, Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140, was adopted into Codification in December 2009 through the issuance of ASU 2009-16. The new standard provides guidance to improve the relevance, representational faithfulness, and comparability of the information that an entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. The Company will adopt the new guidance in 2010 and is evaluating the impact it will have, if any, on its consolidated financial statements.

47

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

In June 2009, the FASB issued new guidance relating to the variable interest entities. The new guidance, which was issued as SFAS No. 167, Amendments to FASB Interpretation No. 46(R), was adopted into Codification in December 2009. The objective of the guidance is to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. SFAS No. 167 is effective as of January 1, 2010. The Company does not expect the adoption of the new guidance to have a material impact on its consolidated financial statements.

In October 2009, the FASB issued ASU 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. ASU 2009-15 amends Subtopic 470-20 to expand accounting and reporting guidance for own-share lending arrangements issued in contemplation of convertible debt issuance. ASU 2009-15 is effective for fiscal years beginning on or after December 15, 2009 and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company does not expect the adoption of ASU 2009-15 to have a material impact on its consolidated financial statements.

In January 2010, the FASB issued ASU 2010-04, Accounting for Various Topics—Technical Corrections to SEC Paragraphs. ASU 2010-04 makes technical corrections to existing SEC guidance including accounting for subsequent investments, termination of an interest rate swap, issuance of financial statements—subsequent events, use of residential method to value acquired assets other than goodwill, adjustments in assets and liabilities for holding gains and losses, and selections of discount rate used for measuring defined benefit obligation. The Company does not expect the adoption of ASU 2010-04 to have a material impact on its consolidated financial statements.

In January 2010, the FASB issued ASU 2010-05, Compensation—Stock Compensation: Escrowed Share Arrangements and the Presumption of Compensation. ASU 2010-05 updates existing guidance to address the SEC staff’s views on overcoming the presumption that for certain shareholders escrowed share arrangements represent compensation. The Company does not expect the adoption of ASU 2010-05 to have a material impact on its consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures: Improving Disclosures About Fair Value Measurements. ASU 2010-06 amends ASC 820-10 to clarify existing disclosures, require new disclosures, and include conforming amendments to guidance on employers’ disclosures about postretirement benefit plan assets. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company does not expect the adoption of ASU 2010-06 to have a material impact on its consolidated financial statements.

In February 2010, the FASB issued ASU 2010-08, Technical Corrections to Various Topics. ASU 2010-08 clarifies guidance on embedded derivatives and hedging. ASU 2010-08 is effective for interim and annual periods beginning after December 15, 2009. The Company does not expect the adoption of ASU 2010-08 to have a material impact on its consolidated financial statements.

48

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

(2)	Restatement of Consolidated Financial Statements

Subsequent to filing the Company’s annual report on Form 10-K for the year ended December 31, 2009, the Company determined that a valuation allowance on its deferred tax assets should be recognized as of December 31, 2009. The Company decided to establish a valuation allowance against the deferred tax asset because it is uncertain when it will realize this asset.

Accordingly, the December 31, 2009 consolidated financial statements have been restated to account for this determination. The effect of this change in the consolidated financial statements was as follows (in thousands, except per share amounts).

Consolidated Balance Sheet
	As Reported	Adjustment	As Restated
Deferred tax assets, net	$56,380	$(55,983)	$397
Total assets	2,975,559	(55,983)	2,919,576
Retained earnings deficit	(132,465)	(55,983)	(188,448)
Total shareholder’s equity	180,996	(55,983)	125,013
Total Liabilities and shareholders’ equity	2,975,559	(55,983)	2,919,576

Consolidated Statement of Operations
	As Reported	Adjustment	As Restated
Provision for income taxes	$(32,075)	$55,983	$23,908
Net loss	(145,467)	(55,983)	(201,450)
Net loss available to common shareholders	(154,156)	(55,983)	(210,139)
Loss per share - basic	(7.07)	(2.56)	(9.63)
Loss per share - diluted	(7.07)	(2.56)	(9.63)

Consolidated Statement of Cash Flows
	As Reported	Adjustment	As Restated
Operating activities
Net loss	$(145,467)	$(55,983)	$(201,450)
Deferred income tax benefit	(23,032)	(1,033)	(24,065)
Deferred tax asset valuation allowance	—	57,015	57,015

Quarterly Financial Data Fourth Quarter
	As Reported	Adjustment	As Restated
Provision for income taxes (benefit)	$(18,650)	$55,983	$37,333
Net loss	(96,228)	(55,983)	(152,211)
Net loss available to common shareholders	(97,598)	(55,983)	(153,581)
Loss per share - basic	(4.45)	(2.57)	(7.02)
Loss per share - diluted	(4.45)	(2.57)	(7.02)

(3)	Regulatory Matters and Going Concern Considerations

Effective June 17, 2010, the Company and BOHR entered into a written agreement (herein called the “Written Agreement”) with the FRB and the Bureau of Financial Institutions of the Virginia State Corporation Commission (“Bureau of Financial Institutions”). The Company’s other banking subsidiary, Shore Bank, is not a party to the Written Agreement.

Written Agreement

Under the terms of the Written Agreement, the Bank has agreed to develop and submit for approval, within the time periods specified, plans to: (a) strengthen board oversight of management and the Bank’s operations, (b) strengthen credit risk management policies, (c) improve the Bank’s position with respect to loans, relationships, or other assets in excess of $2.5 million which are now, or may in the future become, past due more than 90 days, are on the Bank’s problem loan list, or adversely classified in any report of examination of the Bank, (d) review and revise, as appropriate, current policy and maintain sound processes for determining, documenting, and recording an adequate allowance for loan and lease losses, (e) improve management of the Bank’s liquidity position and funds management policies, (f) provide contingency planning that accounts for adverse scenarios and identifies and quantifies available sources of liquidity for each scenario, (g) reduce the Bank’s reliance on brokered deposits, and (h) improve the Bank’s earnings and overall condition.

In addition, the Bank has agreed that it will (a) not extend, renew, or restructure any credit that has been criticized by the FRB or the Bureau of Financial Institutions absent prior board of directors approval in accordance with the restrictions in the Written Agreement, (b) eliminate all assets or portions of assets classified as “loss” and thereafter charge off all assets classified as “loss” in a federal or state report of examination, unless otherwise approved by the FRB, (c) comply with legal and regulatory limitations on indemnification payments and severance payments, and (d) appoint a committee to monitor compliance with the terms of the Written Agreement.

49

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

In addition, the Company has agreed that it will (a) not take any other form of payment representing a reduction in the Bank’s capital or make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities absent prior regulatory approval, (b) take all necessary steps to correct certain technical violations of law and regulation cited by the FRB, (c) refrain from guaranteeing any debt without the prior written approval of the FRB and the Bureau of Financial Institutions, and (d) refrain from purchasing or redeeming any shares of its stock without the prior written consent of the FRB or the Bureau of Financial Institutions.

Under the terms of the Written Agreement, both the Company and the Bank have agreed to submit for approval capital plans to maintain sufficient capital at the Company, on a consolidated basis, and to refrain from declaring or paying dividends absent prior regulatory approval.

Going Concern Considerations

The consolidated financial statements of Hampton Roads Bankshares, Inc. as of and for the year ended December 31, 2009 have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. Due to the Company’s 2009 financial results, the substantial uncertainty throughout the U.S. banking industry, the Written Agreement the Company and the Bank have entered into and described above and the Bank’s “undercapitalized” status, doubt exists regarding the Company’s ability to continue as a going concern. This concern is mitigated by the capital raise expected to close in the third quarter of 2010. With this new capital, the Company and BOHR are expected to return to “well capitalized” status.

Operating Losses

The Company incurred a net loss of $201.5 million for the year ended December 31, 2009. This loss was largely the result of dramatic increases in non-performing assets and the impairment of goodwill. Additionally, due to these recent significant losses, the Company was unable to ascertain it would generate sufficient net income in the near term to realize its deferred tax assets, and therefore, established a deferred tax valuation allowance on its net deferred tax position.

Capital Adequacy

As of December 31, 2009, the Company was considered “undercapitalized” under regulatory guidelines and must improve its capital in accordance with the Written Agreement.

In connection with this, the Company and affiliates of The Carlyle Group, Anchorage Advisors, L.L.C., CapGen Financial Group and other institutional investors have entered into a binding agreement (the “Investment Agreement”), which is anticipated to close on or before September 30, 2010, to purchase common stock of the Company, as part of an expected aggregate $255.0 million capital raise by the Company from institutional investors in a private placement. The private placement is fully subscribed and will include the opportunity to raise an additional $20 to $40 million in common stock through a rights offering to the Company’s existing shareholders.

Additionally, the Company has entered into an agreement with the Treasury pursuant to which Treasury will exchange all of the cumulative preferred stock it purchased from the Company in 2008 under Treasury’s Capital Purchase Program for a new series of mandatorily convertible preferred stock, which will convert into the Company’s common stock upon closing of the capital raise discussed above.

Management believes the capital raise will greatly strengthen its balance sheet and return the Company to “well capitalized” status under the regulatory capital standards.

Liquidity

Our primary sources of liquidity are our deposits, the scheduled repayments on our loans, and interest and maturities of our investments. All securities have been classified as available for sale, which means they are carried at fair value, and we have the ability to sell or pledge a portion of our unpledged investment securities to manage liquidity. Due to the Bank’s “undercapitalized” status, we are unable to accept, rollover, or renew any brokered deposits. At December 31, 2009 the Company had approximately $300 million in available cash on hand and unpledged investment securities of approximately $70 million.

Based on our current and expected liquidity needs and sources, management expects to be able to meet all of its obligations at least through December 31, 2010.

50

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

(4)	Mergers and Acquisitions

Shore Financial Corporation (“SFC”)

On June 1, 2008, the Company acquired all of the outstanding shares of SFC. The shareholders of SFC received, for each share of SFC common stock that they owned immediately prior to the effective time of the merger, either $22 per share in cash or 1.8 shares of the Company’s common stock. In addition, at the effective time of the merger, each outstanding option to purchase shares of SFC’s common stock under any stock plans vested pursuant to its terms and was converted into an option to acquire the number of shares of the Company’s common stock equal to the number of shares of SFC common stock underlying the option multiplied by 1.8. The exercise price of each option was adjusted accordingly. The aggregate purchase price was $58.1 million, including common stock valued at $31.2 million, SFC stock held by the Company as an investment of $800 thousand, stock options exchanged valued at $1.2 million, cash of $21.0 million, and direct costs of the merger of $3.9 million. Net assets (in thousands) acquired are shown in the table below.

Securities available-for-sale	$16,250
Loans, net	220,450
Goodwill	27,898
Core deposit intangible	4,755
Employment agreement intangible	160
Other assets	33,587

Total assets acquired	303,100

Deposits	208,402
Borrowings	34,228
Other liabilities	2,409

Total liabilities assumed	245,039

Net assets acquired	$58,061

The merger transaction was accounted for under the purchase method of accounting and is qualified as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The merger resulted in the recording of $27.9 million of goodwill and $4.8 million of core deposit intangible assets. During the second quarter of 2009, goodwill related to the SFC acquisition was determined to be impaired, and an impairment expense of $27.9 million was recorded. The core deposit intangible asset was based on an independent valuation and is being amortized over the estimated life of the core deposits of eight years, based on undiscounted cash flows. In order to finance the merger transaction, the Company borrowed $23.0 million, which was completely paid off during second quarter 2009.

Gateway Financial Holdings (“GFH”)

On December 31, 2008 the Company acquired all of the outstanding shares of GFH. The shareholders of GFH received, for each share of GFH common stock that they owned immediately prior to the effective time of the merger 0.67 shares of Company common stock. Each of GFH’s preferred shares outstanding immediately prior to the effective time of the merger converted into new preferred shares of the Company that have substantially identical rights. In addition, at the effective time of the merger, each outstanding option to purchase shares of GFH’s common stock under any stock plans were converted into an option to acquire the number of shares of Company common stock equal to the number of shares of GFH common stock underlying the option multiplied by 0.67. The exercise price of each option was adjusted accordingly. The aggregate purchase price was approximately $161.0 million, including common stock valued at $94.2 million, preferred stock valued at $59.3 million, GFH stock held by the Company as an investment of $200 thousand, stock options exchanged valued at $1.4 million, and direct costs of the merger of $5.9 million.

51

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Net assets acquired, based on fair value adjustments, are shown in the table below (in thousands).

Securities available-for-sale	$117,706
Loans, net	1,752,793
Goodwill	56,939
Core deposit intangible	3,282
Other intangibles	7,485
Other assets	205,672

Total assets acquired	2,143,877

Deposits	1,688,473
Borrowings	289,497
Other liabilities	4,950

Total liabilities assumed	1,982,920

Net assets acquired	$160,957

The merger transaction was accounted for under the purchase method of accounting and is qualified as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The merger resulted in the recording of $56.9 million of goodwill and $3.3 million of core deposit intangible assets. During the fourth quarter of 2009, goodwill related to the GFH acquisition was determined to be impaired, and an impairment expense of $56.9 million was recorded. The core deposit intangible assets were based on an independent valuation and will be amortized over the estimated life of the core deposits of 4.5 years, based on undiscounted cash flows.

Pro forma Financial Information

The Company’s consolidated financial statements include the results of operations of SFC and GFH from the date of acquisition. Pro forma condensed consolidated income statements (in thousands) for the years ended December 31, 2008 and 2007 are shown as if the mergers occurred at the beginning of each year as follows.

	2008	2007
Interest income	$171,295	$162,913
Interest expense	77,462	74,572

Net interest income	93,833	88,341

Provision for loan losses	44,874	6,059
Noninterest income (loss)	(11,456)	24,605
Noninterest expense	85,438	70,860

Income (loss) before for income taxes	(47,935)	36,027
Provision for income taxes (benefit)	(18,575)	12,360

Net income (loss)	$(29,360)	$23,667

Basis earnings (loss) per share	$(1.36)	$1.10

Diluted earnings (loss) per share	$(1.36)	$1.08

52

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

(5)	Investment Securities

The amortized cost and estimated fair values of investment securities available-for-sale (in thousands) at December 31, 2009 and 2008 were as follows.

	2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
State and municipal securities	$1,279	$27	$—	$1,306
U.S. agency securities	11,376	173	105	11,444
Mortgage-backed securities	146,583	482	1,339	145,726
Equity securities	2,966	3	383	2,586

Total investment securities available-for-sale	$162,204	$685	$1,827	$161,062

	2008
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
State and municipal securities	$18,186	$39	$8	$18,217
U.S. agency securities	24,584	415	—	24,999
Mortgage-backed securities	95,202	46	—	95,248
Corporate bonds	5,093	—	—	5,093
Equity securities	6,747	19	686	6,080

Total investment securities available-for-sale	$149,812	$519	$694	$149,637

Proceeds from sales of investment securities available-for-sale during 2009 were $84.1 million and resulted in gross realized gains of $4.3 million. For the year ended December 31, 2008, proceeds from available-for-sale securities amounted to $18.5 million and resulted in realized gains of $457 thousand. There were no sales of securities in 2007.

The amortized cost and estimated fair value of investment securities available-for-sale (in thousands) that are not determined to be other-than-temporarily impaired, by contractual maturity at December 31, 2009 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Equity securities do not have contractual maturities.

	2009
	Amortized Cost	Estimated Fair Value
Due in one year or less	$1,005	$1,025
Due after one year but less than five years	1,012	1,089
Due after five years but less than ten years	9,569	9,557
Due after ten years	147,652	146,806
Equity securities	2,966	2,585

Total available-for-sale securities	$162,204	$161,062

53

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Information pertaining to securities with gross unrealized losses (in thousands) at December 31, 2009 and 2008, aggregated by investment category and length of time that the individual securities have been in a continuous loss position is as follows.

	2009
	Less than 12 Months		12 Months or More		Total
	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
Agency securities	$4,711	$105	$—	$—	$4,711	$105
Mortgage-backed securities	69,078	1,339	—	—	69,078	1,339
Equity securities	32	13	1,097	370	1,129	383

	$73,821	$1,457	$1,097	$370	$74,918	$1,827

	2008
	Less than 12 Months		12 Months or More		Total
	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
State and municipal securities	$2,713	$8	$—	$—	$2,713	$8
Mortgage-backed securities	—	—	5	—	5	—
Equity securities	1,281	360	147	326	1,428	686

	$3,994	$368	$152	$326	$4,146	$694

Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. Investment securities classified as available-for-sale are generally evaluated for OTTI in accordance with ASC 320, Investment—Debt and Equity Securities.

In determining OTTI, management considers many factors, including (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the Company has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

When OTTI occurs, the amount of the OTTI recognized in earnings depends on whether an entity intends to sell the security or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current period credit loss. If an entity intends to sell or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis, less any current period credit loss, the OTTI shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. If an entity does not intend to sell the security and it is not more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis less any current period loss, the OTTI shall be separated into the amount representing the credit loss and the amount related to all other factors. The amount of the total OTTI related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings. The amount of the total OTTI related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment.

The unrealized loss positions on debt securities at December 31, 2009 were directly related to interest rate movements as there is minimal credit risk exposure in these investments. Debt securities with unrealized loss positions at December 31, 2009 included one agency security and 21 agency mortgage-backed securities. Management does not believe that any of these debt securities were other-than-temporarily impaired at December 31, 2009.

54

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

In accordance with SAB Topic 5M, our impairment analysis considered all available evidence including the length of time and the extent to which the market value of each security was less than cost, the financial condition of the issuer of each equity security (based upon financial statements of the issuers), and the near term prospects of each issuer, as well as our intent and ability to retain these investments for a sufficient period of time to allow for any anticipated recovery in their respective market values. During 2009 and 2008, equity securities with an amortized cost basis of $5.4 million and $613 thousand, respectively, were determined to be other-than-temporarily impaired. Impairment losses of $2.5 million and $561 thousand were recognized through noninterest income during 2009 and 2008, respectively. An additional $190 thousand was included in accumulated other comprehensive loss in the equity section of the balance sheet as of December 31, 2009. Management has evaluated the unrealized losses associated with the remaining equity securities as of December 31, 2009 and, in management’s opinion, the unrealized losses are temporary and it is our intention to hold these securities until their value recovers. A rollforward of the cumulative other-than-temporary impairment losses (in thousands) recognized in earnings for all debt securities is as follows.

December 31, 2008	$561
Loss where impairment was not previously recognized	2,469

December 31, 2009	$3,030

The Company’s investment in FHLB stock totaled $19.7 million at December 31, 2009. FHLB stock is generally viewed as a long-term investment and as a restricted investment security and is carried at cost as there is no market for the stock other than the FHLB or member institutions. Therefore, when evaluating FHLB stock for impairment, its value is based on ultimate recoverability of the par value rather than by recognizing temporary declines in value. Despite the FHLB’s change in policy relating to repurchases of excess capital stock in 2009, the Company does not consider this investment to be other-than-temporarily impaired at December 31, 2009, and no impairment has been recognized.

Investment securities at estimated fair value (in thousands) that were pledged to secure deposits or outstanding borrowings or were pledged to secure potential future borrowings at December 31, 2009 and 2008 were as follows.

	2009	2008
Public deposits	$34,219	$32,116
Treasury, tax, and loan deposits	4,015	3,605
Federal Home Loan Bank borrowings	21,550	26,528
Federal Reserve Bank borrowings	2,115	7,755
Repurchase agreements	24,174	22,923
Housing and Urban Development	604	413

	$86,677	$93,340

(6)	Loans and Allowance for Loan Losses

The Company grants commercial, construction, real estate, and consumer loans to customers throughout its lending areas. A substantial portion of debtors’ abilities to honor their contracts is dependent upon the real estate and general economic environment of the lending area. Overdrafts in the amount of $399 thousand and $332 thousand as of December 31, 2009 and 2008, respectively, were reclassified from deposits to loans.

55

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Major classifications of loans (in thousands) at December 31, 2009 and 2008 were as follows.

	2009	2008
Commercial	$361,256	$451,426
Construction	757,702	897,288
Real estate - commercial mortgage	740,570	673,351
Real estate - residential mortgage	524,853	528,760
Installment loans to individuals	42,858	50,085
Deferred loan fees and related costs	(547)	(1,384)

	$2,426,692	$2,599,526

Non-performing assets (in thousands) at December 31, 2009 and 2008 were as follows.

	2009	2008
Loans 90 days past due and still accruing interest	$—	$3,219
Nonaccrual loans, including nonaccrual impaired loans	248,303	32,885
Foreclosed real estate and repossessed assets	8,867	5,092

Non-performing assets	$257,170	$41,196

Estimated gross interest income that would have been recorded if the foregoing nonaccrual loans had remained current in accordance with their contractual terms totaled $44.2 million, $99 thousand, and $164 thousand in 2009, 2008, and 2007, respectively.

Information on impaired loans (in thousands) at December 31, 2009, 2008, and 2007 is as follows.

	2009	2008	2007
Impaired loans for which an allowance has been provided	$331,532	$2,161	$1,698
Impaired loans for which no allowance has been provided	137,536	2,130	—

Total impaired loans	$469,068	$4,291	$1,698

Allowance provided for impaired loans, included in the allowance for loan losses	$91,488	$545	$406

Average balance in impaired loans	$215,363	$3,883	$1,782

Interest income recognized from impaired loans	$17,440	$131	$20

The following table provides information (in thousands) related to the loan category and method used to measure impairment at December 31, 2009.

Loan Category	Method Used to Measure Impairment	Impaired Loans Outstanding
1-4 family residential construction	Estimated fair market value	$20,851
Other construction and development	Estimated fair market value	237,313
Secured by farm land	Estimated fair market value	1,318
Secured by 1-4 family, revolving	Estimated fair market value	6,018
Secured by 1-4 family, 1st lien	Estimated fair market value	32,532
Secured by 1-4 family, junior lien	Estimated fair market value	1,502
Secured by multifamily	Estimated fair market value	8,137
Secured by nonfarm nonresidential (owner occupied)	Estimated fair market value	29,309
Secured by nonfarm nonresidential (non-owner occupied)	Estimated fair market value	75,947
Commercial and industrial	Estimated fair market value	56,081
Other consumer loans to individuals	Estimated fair market value	60

Total impaired loans		$469,068

As of December 31, 2009, loans classified as troubled debt restructurings were $73.5 million, all of which are considered impaired and included in the disclosure above. Of this amount, $56.6 million was accruing and $16.9 million was non-accruing at December 31, 2009. Troubled debt restructurings in nonaccrual status are returned to accrual status after a period of performance under which the borrower demonstrates the ability and willingness to repay the loan. None of the nonaccrual troubled debt restructurings were returned to accrual status during the year ended December 31, 2009. There were no troubled debt restructurings as of December 31, 2008.

A loan is considered impaired when management believes the principal is uncollectible. For collateral dependent impaired loans, impairment is measured based upon the fair value of the underlying collateral. Management considers a loan to be collateral dependent when repayment of the loan is expected solely from the sale or liquidation of the underlying collateral. The Company’s policy is to charge off collateral dependent impaired loans at the earlier of foreclosure, repossession, or liquidation at the point it becomes 180 days past due. The Company’s policy is to reduce the carrying value of the loan down to the estimated fair value of the collateral less estimated costs to sell through charge off to the allowance for loan losses. For loans that are not collateral dependent, impairment is measured using discounted cash flows. Total impaired loans were $469.1 million at December 31, 2009, the majority of which were considered collateral dependent, and therefore, measured at the fair value of the underlying collateral.

Impaired loans for which no allowance is provided totaled $137.5 million at December 31, 2009. Loans written down to their estimated fair value of collateral less the costs to sell account for $22.1 of the impaired loans for which no allowance has been provided as of December 31, 2009. The average age of appraisals for these loans is 0.93 years. The remaining impaired loans for which no allowance is provided are fully covered by the value of the collateral, and therefore, no loss is expected on these loans.

56

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Transactions affecting the allowance for loan losses (in thousands) for the years ended December 31, 2009, 2008, and 2007 were as follows.

	2009	2008	2007
Balance at beginning of year	$51,218	$5,043	$3,911
Provision for loan losses	134,223	1,418	1,232
Acquired through SFC acquisition	—	2,932	—
Acquired through GFH acquisition	—	42,060	—
Loans charged off	(53,536)	(337)	(109)
Recoveries	792	102	9

Balance at end of year	$132,697	$51,218	$5,043

In the opinion of management, based on conditions reasonably known to them, the allowance was adequate at December 31, 2009. The allowance may be increased or decreased in the future based on loan balances outstanding, changes in internally generated credit quality ratings of the loan portfolio, changes in general economic conditions, or other risk factors.

(7)	Accounting for Certain Loans Acquired in a Transfer

ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, requires acquired loans to be recorded at fair value and prohibits carrying over valuation allowances when initially accounting for acquired impaired loans. Loans carried at fair value, mortgage loans held for sale, and loans to borrowers in good standing under revolving credit agreements are excluded from the scope of this pronouncement. It limits the yield that may be accreted to the excess of the undiscounted expected cash flows over the investor’s initial investment in the loan. The excess of the contractual cash flows over expected cash flows may not be recognized as an adjustment of yield. Subsequent increases in cash flows expected to be collected are recognized prospectively through an adjustment of the loan’s yield over its remaining life. Decreases in expected cash flows are recognized as impairments.

The Company acquired loans pursuant to the acquisition of GFH in December 2008. The Company reviewed the loan portfolio at acquisition to determine whether there was evidence of deterioration of credit quality since origination and if it was probable that it will be unable to collect all amounts due according to the loan’s contractual terms. When both conditions existed, the Company accounted for each loan individually, considered expected prepayments, and estimated the amount and timing of discounted expected principal, interest, and other cash flows (expected at acquisition) for each loan. The Company determined the excess of the loan’s scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted into interest income (non-accretable difference). The remaining amount, representing the excess of the loan’s cash flows expected to be collected over the amount paid, is accreted into interest income over the remaining life of the loan (accretable yield).

Over the life of the loan, the Company continues to estimate cash flows expected to be collected. The Company evaluates at the balance sheet date whether the present value of its loans determined using the effective interest rates has decreased, and if so, the Company establishes a valuation allowance for the loan. Valuation allowances for acquired loans reflect only those losses incurred after acquisition; that is, the present value of cash flows expected at acquisition that are not expected to be collected. Valuation allowances are established only subsequent to our acquisition of the loans. For loans that are not accounted for as debt securities, the present value of any subsequent increase in the loan’s or pool’s actual cash flows or cash flows expected to be collected is used first to reverse any existing valuation allowance for that loan. For any remaining increases in cash flows expected to be collected, the Company adjusts the amount of accretable yield recognized on a prospective basis over the loan’s remaining life. The Company does not have any such loans that were accounted for as debt securities.

Loans that were acquired in the GFH acquisition for which there was evidence of deterioration of credit quality since origination and for which it was probable that all contractually required payments would not be made as scheduled had an outstanding balance of $88.0 million and a carrying amount of $78.2 million at December 31, 2009. The carrying amount of these loans is included in the balance sheet amount of loans receivable at December 31, 2009. Of these loans, $58.2 million have experienced further deterioration since the acquisition date and are included in the impaired loan amounts disclosed in Note 4. The following table depicts the accretable yield (in thousands) at the beginning and end of the period.

Balance, December 31, 2008	$4,167
Accretion	(2,134)
Disposals	(2,075)
Additions	1,084

Balance, December 31, 2009	$1,042

57

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

(8)	Derivative Instruments

At December 31, 2009, the Company had rate lock commitments to originate mortgage loans in the amount of $17.2 million and loans held for sale of $12.6 million. At December 31, 2008, the Company had rate lock commitments to originate mortgage loans in the amount of $17.1 million and loans held for sale of $5.1 million. The Company entered into corresponding commitments with third party investors to sell loans of approximately $29.8 million in 2009 and $23.6 million in 2008. Under the contractual relationship with these investors, the Company is obligated to sell the loans only if the loans close. No other obligation exists. As a result of these contractual relationships with these investors, the Company is not exposed to losses nor will it realize gains related to its rate lock commitments due to changes in interest rates.

(9)	Premises, Equipment, and Leases

Premises and equipment (in thousands) at December 31, 2009 and 2008 are summarized as follows.

	2009	2008
Land	$31,335	$26,357
Buildings and improvements	58,177	59,731
Leasehold improvements	3,411	3,224
Equipment, furniture, and fixtures	14,828	15,101
Construction in progress	7	2,768

	107,758	107,181
Less accumulated depreciation and amortization	(10,246)	(5,846)

	$97,512	$101,335

Depreciation and leasehold amortization expense for the years ended December 31, 2009, 2008, and 2007 was $5.5 million, $1.4 million, and $886 thousand, respectively.

The Company leases land and buildings upon which certain of its operating facilities and financial center facilities are located. These leases expire at various dates through August 31, 2049. Additionally, the Company has the option to purchase the land upon which the building where some of our operations occur at the end of the twenty-year lease term at a cost of $300 thousand.

Various facilities and equipment are leased under noncancellable operating leases with initial remaining terms in excess of one year with options for renewal. In addition to minimum rents, certain leases have escalation clauses and include provisions for additional payments to cover taxes, insurance, and maintenance. The effects of the scheduled rent increases, which are included in the minimum lease payments, are recognized on a straight-line basis over the lease term. Rental expense was $3.8 million for 2009 compared to $1.1 million for 2008 and $907 thousand for 2007.

58

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Future minimum lease payments (in thousands), by year and in the aggregate, under noncancellable operating leases at December 31, 2009 were as follows.

2010	$2,963
2011	2,631
2012	2,448
2013	2,383
2014	2,255
Thereafter	18,979

$31,659

The Company has entered into contracts as lessor for excess office space. Future minimum lease payments receivable (in thousands) under noncancelable leasing arrangements at December 31, 2009 were as follows.

2010	$156
2011	94
2012	92
2013	92
2014	31

$465

(10)	Goodwill and Intangible Assets

Goodwill and other intangible assets with an indefinite life are subject to impairment testing at least annually or more often if events or circumstances suggest potential impairment. Other acquired intangible assets determined to have a finite life are amortized over their estimated useful life in a manner that best reflects the economic benefits of the intangible asset. Intangible assets with a finite life are periodically reviewed for other-than-temporary impairment. ASC 350 identifies a two-step impairment test that should be used to test for impairment and measure the amount of the impairment loss to be recognized. The first step involves comparing the fair value of the reporting unit with the carrying value of the reporting unit. If the carrying value of the reporting unit exceeds fair value of the reporting unit, a potential impairment may exist. The second step compares the implied fair value of the reporting unit’s goodwill to the carrying amount of that goodwill. The excess of the carrying amount over the fair value is an impairment of goodwill.

As of May 31, 2009, the Company, in accordance to ASC 350, conducted an impairment test on the goodwill from the SFC acquisition related to Shore. Management’s review of goodwill indicated an impairment of $27.9 million. Also in the second quarter of 2009, the goodwill associated with the GFH merger was tested for impairment. Our testing indicated that there was no impairment of the goodwill related to the GFH merger as of June 30, 2009. The differing result of the GFH impairment testing from the SFC testing was due to several factors including the relative value of consideration paid for GFH (only five months had elapsed since the GFH merger, and, thus, fair values were more current than for SFC) and the market prices paid in acquisitions had already fallen substantially prior to the GFH acquisition. Annual impairment testing of the GFH goodwill subsequently was conducted on its planned schedule as of October 31, 2009. Due in part to a decline in the Company’s stock price and, thus, its market capitalization, and its further deterioration in the fair value of the Company’s assets, the assessment reflected impairment of the entire $56.9 million in goodwill associated with the GFH acquisition. The non-cash loss on impairment of goodwill was recorded as a noninterest expense in the statement of operations for the year ended December 31, 2009.

59

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

A summary of goodwill and intangible assets (in thousands) as of December 31, 2009 and 2008 is as follows.

	2009		2008
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Intangible assets subject to future amortization:
Core deposit intangible	$8,105	$1,703	$8,105	$347
Employment contract intangible	1,130	713	1,957	19
Insurance book of business intangible	6,450	430	6,000	—

Total intangible assets subject to future amortization	15,685	2,846	16,062	366
Intangible assets not subject to amortization:
Goodwill	—	—	82,671	—

Total goodwill and intangible assets	$15,685	$2,846	$98,733	$366

There were no intangible assets as of December 31, 2007.

The aggregate amortization expense for intangible assets with finite lives for the year ended December 31, 2009 was $2.5 million, compared to $366 thousand for 2008; there was no amortization expense for intangible assets in 2007. The estimated aggregate annual amortization expense (in thousands) for the years subsequent to December 31, 2009 is as follows.

2010	$1,979
2011	1,945
2012	1,765
2013	1,392
2014	1,026
Thereafter	4,732

Total	$12,839

Changes in the carrying amount of goodwill (in thousands) for the year ended December 31, 2009 are as follows.

Balance, December 31, 2008	$82,671
Impairment losses	(84,837)
Adjustments	2,166

Balance, December 31, 2009	$—

(11)	Foreclosed Real Estate and Repossessed Assets

Foreclosed assets are presented net of an allowance for losses. An analysis of the allowance for losses (in thousands) on foreclosed assets is as follows.

	December 31, 2009	December 31, 2008
Balance at beginning of year	$—	$—
Provision for losses	1,043	—
Charge-offs	(687)	—

Balance at end of year	$356	$—

60

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Expenses (in thousands) applicable to foreclosed assets include the following.

Year Ended December 31, 2009
Net loss on sales of real estate	$161
Provision for losses	1,043
Operating expenses, net of rental income	417

Total	$1,621

There were no foreclosed asset expenses for the years ended December 31, 2008 and 2007.

(12)	Deposits

The scheduled maturities of time deposits (in thousands) at December 31, 2009 and 2008 were as follows.

	2009		2008
	Time Deposits Less than $100	Time Deposits $100 or More	Time Deposits Less than $100	Time Deposits $100 or More
Maturity of:
3 months or less	$242,970	$47,514	$357,126	$110,968
3 months - 6 months	157,105	49,791	144,912	91,286
6 months - 12 months	286,701	148,037	237,761	117,113
1 year - 2 years	165,255	85,786	67,170	43,298
2 years - 3 years	18,837	13,771	29,209	17,797
3 years - 4 years	8,389	5,951	13,845	10,546
4 years - 5 years	8,936	5,895	7,761	3,528
Over 5 years	1,595	100	1,003	—

	$889,788	$356,845	$858,787	$394,536

Total brokered deposits were $386.4 million and $484.8 million at December 31, 2009 and 2008, respectively. Of these brokered funds $47.6 million and $245.3 million were interest bearing demand deposits and the remaining $338.8 million and $239.5 million were time deposits at December 31, 2009 and 2008, respectively.

(13)	Borrowings

As a member of FHLB, the Company may borrow funds based on criteria established by the FHLB. The FHLB may call these borrowings prior to maturity if the collateral balance falls below the borrowing level. The borrowing arrangements with the FHLB could be either short- or long- term depending on our related costs and needs. At December 31, 2009 and 2008, the Company had loans from the FHLB totaling $228.2 million and $279.1 million, respectively. Interest only is payable on a monthly basis until maturity. The carrying value of maturities of FHLB borrowings at December 31, 2009 was as follows (in thousands).

2010	$11,685
2011	15,000
2012	196,247
2013	—
2014	5,283

$228,215

FHLB borrowings carry a weighted average interest rate of 4.06% and are all convertible at FHLB’s option on the interest payment dates to either one month or three month LIBOR except for five fixed rate advances that total $32.5 million. The FHLB borrowings were collateralized with residential real estate loans, commercial real estate loans, and investment securities. During 2009 two FHLB borrowings were paid off prior to maturity. An

61

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

extinguishment of debt charge in the amount of $2.0 million was incurred in association with these early pay-offs. The principal balance due, excluding acquisition fair value adjustments, of FHLB borrowings in aggregate, were $219.8 million at December 31, 2009.

The Company acquired two reverse repurchase agreements in the GFH acquisition. Each repurchase agreement has an original principal balance of $10.0 million and is collateralized with mortgage-backed securities with a similar fair market value. The first repurchase agreement has a five-year term with an interest rate fixed at 4.99% until it is repurchased by the counterparty on August 1, 2011. The second repurchase agreement has a seven-year term with a repurchase date of August 1, 2013 (the “2013 Agreement”). The interest rate of this agreement is a variable rate of 9.85% minus three-month LIBOR (0.25% at December 31, 2009), not to exceed 5.85%. The applicable interest rate in effect at December 31, 2009 was 5.85%. Both agreements are callable by the counterparty on a quarterly basis and the 2013 Agreement became immediately callable as a result of BOHR not maintaining well-capitalized status with the FDIC. The carrying value of these agreements as of December 31, 2009 was $21.0 million.

As part of the GFH acquisition, the Company acquired four placements of trust preferred securities as follows:

(in thousands)	Amount	Interest Rate	Redeemable On Or After	Mandatory Redemption
Gateway Capital Statutory Trust I	$8,000	LIBOR + 3.10%	September 17, 2008	September 17, 2033
Gateway Capital Statutory Trust II	7,000	LIBOR + 2.65%	July 17, 2009	June 17, 2034
Gateway Capital Statutory Trust III	15,000	LIBOR + 1.50%	May 30, 2011	May 30, 2036
Gateway Capital Statutory Trust IV	25,000	LIBOR + 1.55%	July 30, 2012	July 30, 2037

LIBOR in the table above refers to 3 month LIBOR. In all four trusts, the trust issuer has invested the total proceeds from the sale of the trust preferred securities in junior subordinated deferrable interest debentures issued by the Company. The trust preferred securities pay cumulative cash distributions quarterly at an annual rate, reset quarterly. The dividends paid to holders of the trust preferred securities, which are recorded as interest expense, are deductible for income tax purposes. The Company has fully and unconditionally guaranteed the trust preferred securities through the combined operation of the debentures and other related documents. The Company’s obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness of the Company. The carrying value of these debentures in aggregate as of December 31, 2009 was $28.3 million. The Company has suspended the payment of dividends on all four issues of trust preferred securities, however, at year-end 2009 all payments had been made in accordance with contractual terms.

The Company borrowed $28.0 million from another bank in 2008. This borrowing had a variable interest rate of prime minus 1% with a floor of 4% (4% at December 31, 2008) and was paid in full during 2009.

(14)	Preferred Stock and Warrant

In conjunction with the acquisition of GFH, the Company issued 23,266 shares of Series A Non-Convertible Non-Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) and 37,550 shares of Series B Non-Convertible Non-Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”). Both series are non-voting except as may otherwise be required under applicable law.

The Series A Preferred Stock has no par value and a liquidation amount equal to $1,000 per share. Dividends are payable quarterly, if declared, at an annual rate of 8.75%, and are non-cumulative. Since January 1, 2009, the Company had the right and option to redeem all or a portion of the Series A Preferred Stock at the rate of $1,000 per share. At December 31, 2009, none of this stock has been redeemed.

The Series B Preferred Stock has no par value and a liquidation amount equal to $1,000 per share. Dividends are payable quarterly, if declared, at a rate of 12%, and are non-cumulative. Since October 1, 2009, the Company had the right and option to redeem all or a portion of the Series B Preferred Stock at the rate of $1,000 per share. At December 31, 2009, none of this stock has been redeemed.

62

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

On December 31, 2008, the Company issued 80,347 shares of Series C Fixed Rate Cumulative Preferred Stock (“Series C Preferred Stock”) to the United States Department of the Treasury (“U.S. Treasury”) for an aggregate price of $80.3 million. The shares were issued in connection with the Company’s participation in the Capital Purchase Program (“CPP”) as authorized under the Emergency Stabilization Act of 2008. The Series C Preferred Stock has no par value and a liquidation amount equal to $1,000 per share. The Series C Preferred Stock pays cumulative dividends at an annual rate of 5% for the first five years and 9% thereafter. This Preferred Stock is redeemable at par plus accrued and unpaid dividends subject to the approval of the Company’s primary regulators.

In addition, the Company issued to the U.S. Treasury a warrant to purchase 1,325,858 shares of the Company’s common stock at an initial exercise price of $9.09 per share. The warrant is immediately exercisable and provides for the adjustment of the exercise price and the number of shares of common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as stock splits or distributions of securities or other assets to holders of common stock and upon certain issuances of common stock at or below a specified price relative to the then-current market price of common stock. The warrant expires ten years from the issuance date. The U.S. Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant.

Shares of the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock have priority over the Company’s common stock with regard to the payment of dividends. As such, the Company may not pay dividends on, or repurchase, redeem, or otherwise acquire for consideration shares of its common stock unless dividends for these classes of Preferred Stock are current.

The Company took actions during the fourth quarter that were intended to preserve capital. On October 30, 2009, we announced that we would suspend dividends on our Series A Preferred Stock and Series B Preferred Stock, which required us to also suspend dividends on our Series C Preferred Stock under applicable law. As a result, on November 17, 2009, we notified the Treasury of our intent to defer the payment of our regulatory quarterly cash dividend on our Series C Preferred Stock issued to the Treasury in connection with our participation in the TARP CPP. If we miss six quarterly dividend payments, whether or not consecutive, the Treasury will have the right to appoint two directors to our board of directors until all accrued but unpaid dividends have been paid. We cannot pay dividends on our outstanding shares of Series C Preferred Stock or our common stock until we have paid in full all deferred distributions on our trust preferred securities. As of December 31, 2009, dividends accrued but not paid for Series C Preferred Stock totaled $1.5 million.

(15)	Financial Instruments with Off-Balance-Sheet Risk

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk which have not been recognized in the consolidated balance sheets. The contract amount of these instruments reflects the extent of the Company’s involvement or “credit risk.” The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Contractual amounts (in thousands) at December 31, 2009 and 2008 were as follows.

	2009	2008
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$326,121	$523,179
Standby letters of credit	8,590	29,030

	$334,711	$552,209

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing commercial properties, and real estate.

63

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of the contractual obligation by a customer to a third party. The majority of these guarantees extend until satisfactory completion of the customer’s contractual obligation. Management does not anticipate any material losses will arise from additional funding of the aforementioned commitments or letters of credit.

(16)	Retirement Plans

Defined Contribution Plan

The Company has defined contribution 401(k) plans at both of its subsidiary banks and one for the former GFH employees. Under the BOHR 401(k) plan, all employees who are 21 years of age and have completed one year of service are eligible to participate. Participants may contribute up to 20% of their compensation, subject to statutory limitations and the Company matches 100% of the employees’ contributions up to 4% of salary. Under the Shore 401(k) plan, all employees who are 18 years of age and have completed 3 months of service are eligible to participate. Participants may contribute up to 15% of their compensation and the Company matches 100% up to 3% of the employees’ contributions and 50% of the next 3%. Former Gateway Bank employees who are 18 years of age and have completed three months of service are eligible to participate in that 401(k) plan, and the Company matches 100% of the employees’ contributions up to 6% of salary. The Company may also make additional discretionary contributions to the plans. Participants are fully vested in their contributions and the Company’s match immediately and become fully vested in the Company’s discretionary contributions after 3 years of service.

The Company made no discretionary contributions in 2009 compared to $209 thousand and $119 thousand for the years ended December 31, 2008 and 2007, respectively. The Company also made matching contributions of $1.2 million, $257 thousand, and $202 thousand for the years ended December 31, 2009, 2008, and 2007, respectively. The Company offers its stock as an investment option under the BOHR 401(k) plan.

Supplemental Executive Retirement Plans (“SERP”)

The Company has entered into SERPs with several key officers. Under these agreements, all but four of twelve officers are each eligible to receive an annual benefit payable in fifteen installments each equal to $50 thousand following the attainment of their Plan Retirement Date. Two of the other four officers are eligible to receive an annual benefit payable in fifteen installments each equal to 50% of their Benefit Computation Base following the attainment of his Plan Retirement Date. The remaining two officers are eligible to receive an annual benefit payable in fifteen installments each equal to 70% of their Benefit Computation Base following the attainment of their Plan Retirement Date. The Benefit Computation Base is calculated as the average compensation from the Company over the three consecutive completed calendar years just prior to the year of retirement or termination. The Company recognizes expense each year related to these agreements based on the present value of the benefits expected to be provided to the employees and any beneficiaries. The change in benefit obligation and funded status (in thousands) for the years ended December 31, 2009, 2008, and 2007 were as follows.

	2009	2008	2007
Benefit obligation at beginning of year	$3,915	$2,153	$1,650
Acquired in GFH acquisition	—	1,098	—
Service cost	826	516	388
Interest cost	228	148	115
Terminations	(95)	—	—

Benefit obligation at end of year	4,874	3,915	2,153
Fair value of plan assets	—	—	—

Funded status	$(4,874)	$(3,915)	$(2,153)

64

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

The amount of the funded status is the accrued benefit cost included in other liabilities on the balance sheet. The amounts (in thousands) recognized in the consolidated balance sheets as of December 31, 2009 and 2008 were as follows.

	2009	2008
Accrued benefit cost included in other liabilities	$(4,874)	$(3,915)

The components of net periodic benefit cost (in thousands) for the years ended December 31, 2009, 2008, and 2007 were as follows.

	2009	2008	2007
Service cost	$826	$516	$388
Interest cost	228	148	115
Terminations	(95)	—	—

Net periodic benefit cost	$959	$664	$503

The weighted-average assumptions used to determine benefit obligations and net periodic pension benefit at December 31, 2009, 2008, and 2007 were as follows. The rate of compensation increase only applies to the officer agreements with a Benefit Computation Base.

	2009	2008	2007
Discount rate	6.00% - 7.00%	7.00%	7.00%
Rate of compensation increase	3.00% - 5.75%	3.00% - 5.00%	3.00%

The Company recognizes expense each year related to the SERPs based on the present value of the benefits expected to be provided to the employees and any beneficiaries. The Company does not expect to make contributions to fund the supplemental retirement agreements in 2010 and made no contributions to the plan in 2009. The plans are unfunded and there are no plan assets. As of December 31, 2009, the following benefit payments (in thousands) are expected to be paid over the next ten years.

2010	$359
2011	359
2012	359
2013	359
2014	359
2015–2019	2,027

$3,822

Executive Savings Plan

The Company has an Executive Savings Plan with certain officers whereby an initial contribution made by the officers will be matched each year by the Company as long as the officers’ employment continues and the Company is profitable. Contributions into the plan may be used to purchase employer stock or may be placed in savings accounts for the benefit of each individual participant and earn interest at the highest rate currently being paid on a Company certificate of deposit. Company contributions to the Executive Savings Plan during 2008 and 2007 were $242 thousand and $268 thousand, respectively. No contributions were made to the plan during 2009.

Board of Directors Retirement Agreement

The Company has entered into retirement agreements with certain members of the Board of Directors. Participants are eligible for compensation under the plan upon the sixth anniversary of the participant’s first board meeting. Benefits are to be paid in monthly installments commencing at retirement and ending upon the death, disability, or

65

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

mutual consent of both parties to the agreement. Under the plan, the participants continue to serve the Company after retirement by performing certain duties as outlined in the plan document. During 2009, 2008, and 2007, the Company expensed $72 thousand, $69 thousand, and $63 thousand, respectively, related to this plan.

(17)	Stock Compensation Plans

During 2008 and 2007, the Company authorized the grant of options to employees and directors for 18,000 and 34,968 shares, respectively, of the Company’s common stock under stock compensation plans that have been approved by the Company’s shareholders. During 2009, no options were granted. All outstanding options granted have original terms that range from 5 to 10 years and are either fully vested and exercisable at the date of grant or vested ratably over 3 to 10 years. During 2008, the Company acquired 216,183 stock options as part of the Shore Merger and 1,185,018 stock options as part of the Gateway Merger. A summary of the Company’s stock option activity and related information is as follows:

	Options Outstanding	Weighted Average Exercise Price	Average Intrinsic Value
Balance at December 31, 2006	929,970	$9.19	$—
Granted	34,968	12.91	—
Exercised	(93,599)	7.55	—
Forfeited	(10,992)	12.00	—
Expired	(2,191)	10.85	—

Balance at December 31, 2007	858,156	9.48	—
Acquired through SFC acquisition	216,183	6.27	—
Acquired through GFH acquisition	1,185,018	14.12	—
Granted	18,000	11.41	—
Exercised	(112,964)	5.13	—
Forfeited	(2,750)	12.00	—
Expired	(65,637)	113.33	—

Balance at December 31, 2008	2,096,006	11.96	—
Exercised	(86,243)	7.11	—
Forfeited	(20,834)	11.78	—
Expired	(568,716)	11.14	—

Balance at December 31, 2009	1,420,213	$12.60	$—

Options exercisable at December 31, 2009	1,307,168	$12.43	$—

Stock-based compensation expense recognized in the consolidated statements of operations and the options exercised, including the total intrinsic value and cash received, for the years ended December 31, 2009, 2008, and 2007 were as follows.

	2009	2008	2007
Expense recognized:
Related to stock options	$179,304	$86,156	$160,229
Related to share awards	451,228	63,452	177,021
Related tax benefit	164,907	29,014	115,276

Number of options exercised:
New shares	86,243	112,282	76,700
Previously acquired shares	—	682	16,899
Total intrinsic value of options exercised	$31,533	$642,619	$487,004
Cash received from options exercised	613,209	571,222	476,076

66

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Information pertaining to fully vested options outstanding and exercisable as of December 31, 2009 is as follows.

		Options Outstanding		Options Exercisable
Ranges of Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$ 3.09 – 5.05	73,340	$2.08	$4.17	73,340	$4.17
6.53 – 8.84	312,311	2.43	8.04	312,311	8.04
9.11 – 10.65	411,683	3.86	9.75	407,663	9.74
12.00 – 14.33	210,887	6.79	12.20	130,954	12.30
19.43 – 22.07	358,562	5.21	20.05	329,467	19.91
23.60 – 24.67	53,433	5.59	24.22	53,433	24.22

$ 3.09 – 24.67	1,420,216	$4.30	$12.60	1,307,168	$12.43

The Company has 786,535 shares available under shareholder approved stock incentive plans. As of December 31, 2009, there was $384 thousand of unrecognized compensation cost related to non-vested stock options. That cost is expected to be recognized over a weighted average period of 3.51 years.

The weighted-average grant-date fair value of stock options granted and acquired through mergers during 2008 and 2007 was $1.86 and $2.34, respectively. The following assumptions were used to arrive at the fair value of stock options:

	2008	2007
Risk-free interest rate	2.25% – 3.34%	4.36% – 4.68%
Volatility	34.30% – 40.56%	18.40% – 27.27%
Dividend yield	3.39% – 5.04%	3.33% – 3.43%
Expected term (in years)	0.10 – 8.30	1.90 – 9.50

Option valuation models require the input of highly subjective assumptions. Because the Company’s employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a representative single measure of the fair value at which transactions may occur. Expected volatility is based on historical volatility of the Company’s traded shares. The expected term is calculated by the lattice option pricing model using assumptions regarding the contractual term of the stock options, vesting periods, the exercise price to market stock price multiple experienced by the Company, and the historical employee exit rate.

The Company has granted non-vested shares to certain directors and employees as part of incentive programs. These non-vested shares have original vesting schedules that range from one to nine years and are expensed over the same schedules.

67

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

A summary of the Company’s non-vested share activity and related information was as follows.

	Number of Shares	Weighted Average Grant Date Fair Value
Balance at December 31, 2006	47,176	$10.76
Granted	20,364	12.12
Vested	(4,500)	10.76
Forfeited	(8,500)	10.98

Balance at December 31, 2007	54,540	11.23
Granted	32,908	8.50
Vested	(37,623)	11.16

Balance at December 31, 2008	49,825	9.49
Granted	10,000	8.54
Vested	(33,756)	8.85
Forfeited	(4,152)	8.97

Balance at December 31, 2009	21,917	$10.12

As of December 31, 2009, there was $175 thousand of total unrecognized compensation cost related to non-vested share awards. That cost is expected to be recognized over a weighted average period of 3.79 years. The total fair value of shares vested during the years ended December 31, 2009, 2008, and 2007 was $164 thousand, $418 thousand, and $57 thousand, respectively.

(18)	Employment Agreements

The Company and its subsidiaries have entered into employment agreements with 26 officers to ensure a stable and competent management base. Two of the agreements expire in 2010, four expire in 2011, eighteen expire in 2012, one expires in 2013, and one expires in 2014. The agreements will automatically renew at the end of their terms unless the officer is notified in writing prior to expiration. Among other things, the agreements provide for severance benefits payable to the officers upon termination of employment following a change of control in the Company.

(19)	Dividend Reinvestment and Optional Cash Purchase Plan

In order to raise additional capital, the Company has a Dividend Reinvestment and Optional Cash Purchase Plan. The plan enables shareholders to receive cash payment or reinvest their dividends. In connection with this plan, for the year ended December 31, 2009, the Company entered the open market and acquired 68,748 shares at an average price of $7.72 per share. For the year ended December 31, 2009, the Company did not issue any shares in connection with the dividend reinvestment plan. The stock purchased through the plan directly from the Company is valued at the weighted average sales price of the Company’s common stock in transactions occurring during the 60 calendar days immediately prior to the purchase date. The purchase price of shares purchased on the open market is the current market price of the shares purchased on the applicable purchase dates.

68

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

(20)	Noninterest Expense

A summary of noninterest expense (in thousands) for the years ended December 31, 2009, 2008, and 2007 is as follows.

(in thousands)	2009	2008	2007
Salaries and employee benefits	$42,285	$11,518	$9,954
Occupancy	9,044	2,261	1,668
Data processing	5,368	1,189	612
Impairment of goodwill	84,837	—	—
FDIC insurance	5,661	262	42
Equipment	4,735	663	343
Professional fees	2,883	383	279
Amortization of intangible assets	2,546	365	—
Bank franchise tax	1,922	621	464
Telephone and postage	1,599	481	305
Directors’ and regional board fees	1,020	443	307
Stationery, printing, and office supplies	894	229	168
Advertising and marketing	888	412	326
ATM and VISA check card	293	551	500
Other	6,820	1,609	1,026

Total noninterest expenses	$170,795	$20,987	$15,994

(21)	Business Segment Reporting

The Company has two community banks, BOHR and Shore, which provide loan and deposit services throughout their 60 locations in Virginia, North Carolina, and Maryland. In addition to its banking operations, the Company has three other reportable segments: Mortgage, Investment, and Insurance. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. Net income (loss) below is shown prior to corporate overhead allocation. Intersegment transactions are recorded at cost and eliminated as part of the consolidated process. Because of the interrelationships between the segments, the information is not indicative of how the segments would perform if they operated as independent entities. The following table shows certain financial information (in thousands) at December 31, 2009 for each segment and in total.

	Total	Elimination	Banking	Mortgage	Investment	Insurance
Total assets at December 31, 2009 as restated	$2,919,576	$(303,100)	$3,197,510	$13,599	$1,163	$10,404

Year ended December 31, 2009 as restated
Net interest income	$105,151	$—	$104,745	$392	$—	$14
Provision for loan losses	(134,223)	—	(134,223)	—	—	—

Net interest income (loss) after provision for loan losses	(29,072)	—	(29,478)	392	—	14
Noninterest income	22,325	—	12,428	4,642	354	4,901
Noninterest expense	170,795	—	162,304	3,686	183	4,622

Net income (loss) before income taxes	(177,542)	—	(179,354)	1,348	171	293
Income tax expense	23,908	—	23,300	445	60	103

Net income (loss)	$(201,450)	$—	$(202,654)	$903	$111	$190

The Company had no reportable business segments at December 31, 2008 and 2007.

69

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

(22)	Restrictions on Loans and Dividends from Subsidiaries

Regulatory agencies place certain restrictions on dividends paid and loans or advances made by the Banks to the Company. The amount of dividends the Banks may pay to the Company, without prior approval, is limited to current year earnings plus retained net profits for the two preceding years. Under these restrictions, at December 31, 2009, the Banks had no ability to pay dividends without prior approval.

Loans and advances from the Banks to the Company are limited based on regulatory capital. As of December 31, 2009, the aggregate principal balances of loans outstanding from BOHR and Shore to the Company were $21.5 million and $2.0 million, respectively. The loans from BOHR to the Company were not adequately secured with collateral under applicable regulations.

(23)	Regulatory Capital Requirements

Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company (on a consolidated basis) and the Banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. The Company’s and the Banks’ capital amounts and classification are subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

70

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

A summary of the Company’s and the Banks’ required and actual capital components (in thousands) follows.

	Actual		For Capital Adequacy Purposes		To Be Well-Capitalized Under Prompt Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2009 as restated
Tier 1 Capital:
Consolidated Company	$141,168	6.03%	$93,612	4.00%	N/A	N/A
Bank of Hampton Roads	141,622	6.54%	86,634	4.00%	129,951	6.00%
Shore Bank	21,668	11.13%	7,789	4.00%	11,684	6.00%
Total Risk-Based Capital:
Consolidated Company	171,699	7.34%	187,224	8.00%	N/A	N/A
Bank of Hampton Roads	169,950	7.85%	173,268	8.00%	216,586	10.00%
Shore Bank	24,121	12.39%	15,578	8.00%	19,473	10.00%
Leverage Ratio:
Consolidated Company	141,168	4.62%	122,193	4.00%	N/A	N/A
Bank of Hampton Roads	141,622	5.09%	111,249	4.00%	139,061	5.00%
Shore Bank	21,668	7.13%	12,151	4.00%	15,189	5.00%

As of December 31, 2008
Tier 1 Capital:
Consolidated Company	$265,468	9.89%	$107,386	4.00%	N/A	N/A
Bank of Hampton Roads	70,499	12.43%	22,690	4.00%	34,035	6.00%
Shore Bank	24,483	11.42%	8,578	4.00%	12,867	6.00%
Gateway Bank[1]	169,321	8.79%	77,076	4.00%	115,614	6.00%
Total Risk-Based Capital:
Consolidated Company	299,235	11.15%	214,772	8.00%	N/A	N/A
Bank of Hampton Roads	76,931	13.56%	45,380	8.00%	56,725	10.00%
Shore Bank	27,164	12.67%	17,156	8.00%	21,445	10.00%
Gateway Bank[1]	193,629	10.05%	154,152	8.00%	192,690	10.00%
Leverage Ratio:
Consolidated Company	265,468	32.06%	33,120	4.00%	N/A	N/A
Bank of Hampton Roads	70,499	11.77%	23,953	4.00%	29,942	5.00%
Shore Bank	24,483	8.44%	11,607	4.00%	14,508	5.00%
Gateway Bank[1]	169,321	8.04%	84,281	4.00%	105,351	5.00%

[1]	Gateway Bank was merged into BOHR in May 2009.

The regulatory risk-based capital guidelines to which we are subject measure capital relative to risk-weighted assets and off-balance sheet financial instruments. Tier I capital is comprised of shareholders’ equity, net of unrealized gains or losses on available-for-sale securities, less intangible assets, while total risk-based capital adds certain debt instruments and qualifying allowances for loan losses.

We are considered to be “undercapitalized” under applicable regulations, BOHR is also considered to be “undercapitalized” under the regulatory framework for prompt corrective action. Section 29 of the Federal Deposit Insurance Act limits the use of brokered deposits by institutions that are less than “well-capitalized” and allows the FDIC to place restrictions on interest rates that institutions may pay. As of December 31, 2009, Shore Bank was “well-capitalized.”

On May 29, 2009, the FDIC approved a final rule to implement new interest rate restrictions on institutions that are not “well-capitalized.” The rule, which became effective on January 1, 2010, limits the interest rate paid by such institutions to 75 basis points above a national rate, as derived from the interest rate average of all institutions. On

71

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

December 4, 2009, the FDIC issued a Financial Institution Letter, FIL-69-2009, which requires institutions that are not well-capitalized to request a determination from the FDIC whether they are operating in an area where rates paid on deposits are higher than the national rate. The Financial Institution Letter allows the institutions that submit determination requests by December 31, 2009 to follow the national rate for local customers by March 1, 2010, if determined not to be operating in a high rate area. Regardless of the determination, institutions must use the national rate caps to determine conformance for all deposits outside the market area beginning January 1, 2010.

Although there can be no assurance that we will be successful, the Board and management will make their utmost efforts to raise sufficient capital to regain “well-capitalized” status at all levels, and we are continuing to explore options for raising additional capital.

(24)	Fair Value of Assets and Liabilities

ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value. It defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also permits the measurement of transactions between market participants at the measurement date and the measurement of selected eligible financial instruments at fair value at specified election dates.

The Company groups our financial assets and liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. The majority of instruments fall into the Level 1 or 2 fair value hierarchy. Valuation methodologies for the fair value hierarchy are as follows:

Level 1 –

Quoted market prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as certain U.S. Treasury securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2 –	Observable inputs other than Level 1 prices, such as quoted prices for similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.

Level 3 –	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques as well as instruments for which the determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

ASC 820 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practical to estimate that value. ASC 820 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying fair value of the Company. The following methods and assumptions were used by the Company in estimating fair value for its financial instruments, as defined by ASC 820:

(a)	Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, overnight funds sold, and interest-bearing deposits in other banks. The carrying amount approximates fair value.

72

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

(b)	Investment Securities Available-for-Sale

Fair values are based on published market prices where available. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Investment securities available-for-sale are carried at their aggregate fair value.

(c)	Loans Held For Sale

The carrying value of loans held for sale is a reasonable estimate of fair value since the loans are expected to be sold within a short period.

(d)	Loans

The fair value of loans is estimated by discounting the future cash flows using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

(e)	Interest Receivable and Interest Payable

The carrying amount approximates fair value.

(f)	Bank Owned Life Insurance

The carrying amount approximates fair value.

(g)	Deposits

The fair values disclosed for demand deposits (for example, interest and noninterest demand and savings accounts) are, by definition, equal to the amount payable on demand at the reporting date (this is, their carrying values). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

(h)	Borrowings

The fair value of borrowings is estimated using discounted cash flow analysis based on the rates currently offered for borrowings of similar remaining maturities and collateral requirements. These include other borrowings, overnight funds purchased, and FHLB borrowings.

(i)	Commitments to Extend Credit and Standby Letters of Credit

The only amounts recorded for commitments to extend credit and standby letters of credit are the deferred fees arising from these unrecognized financial instruments. These deferred fees are not deemed significant at December 31, 2009 and 2008, and as such, the related fair values have not been estimated.

73

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

The estimated fair value (in thousands) of the Company’s financial instruments required to be disclosed under ASC 825, Financial Instruments, at December 31, 2009 and 2008 were as follows.

	2009		2008
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Assets:
Cash and due from banks	$16,995	$16,995	$42,827	$42,827
Overnight funds sold and due from FRB	139,228	139,228	510	510
Interest-bearing deposits in other banks	43,821	43,821	4,975	4,975
Investment securities available-for-sale	161,062	161,062	149,637	149,637
Loans held for sale	12,615	12,615	5,064	5,064
Loans, net	2,293,995	2,364,702	2,548,308	2,550,018
Interest receivable	8,788	8,788	12,272	12,272
Bank owned life insurance	48,354	48,354	46,603	46,603

Liabilities:
Deposits	2,495,040	2,486,449	2,296,146	2,299,179
FHLB borrowings	228,215	233,356	279,065	282,005
Other borrowings	49,254	50,316	77,223	77,223
Overnight funds purchased	—	—	73,300	73,300
Interest payable	3,572	3,572	5,814	5,814

Recurring Basis

The Company measures or monitors certain of its assets and liabilities on a fair value basis. Fair value is used on a recurring basis for those assets and liabilities that were elected as well as for certain assets and liabilities in which fair value is the primary basis of accounting. The following table reflects the fair value (in thousands) of assets and liabilities measured and recognized at fair value on a recurring basis in the consolidated balance sheet.

	December 31, 2009
	Assets /Liabilities Measured at Fair Value	Fair Value Measurements Using
		Level 1	Level 2	Level 3
Investment securities available-for-sale	$161,062	$1,357	$158,477	$1,228
Derivative loan commitments	201	—	—	201
Loans held for sale	12,615	—	12,615	—

	December 31, 2008
	Assets /Liabilities Measured at Fair Value	Fair Value Measurements Using
		Level 1	Level 2	Level 3
Investment securities available-for-sale	$149,637	$6,080	$142,387	$1,170
Derivative loan commitments	173	—	—	173
Loans held for sale	5,064	—	5,064	—

74

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3 measurements only)
	Investment Securities Available-for-Sale	Derivative Loan Commitments
Balance at December 31, 2008	$1,170	$173
Unrealized losses included in:
Earnings	(304)	—
Other comprehensive loss	(190)	—
Purchases, issuances, and settlements, net	—	28
Transfers in and/or out of Level 3, net	552	—

Balance at December 31, 2009	$1,228	$201

The following describe the valuation techniques used to measure fair value for our assets and liabilities classified as recurring.

Investment Securities Available-for-Sale. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would include highly liquid government bonds, mortgage products, and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models or quoted prices of securities with similar characteristics. Level 2 securities would include U.S. agency securities, mortgage-backed agency securities, obligations of states and political subdivisions, and certain corporate, asset backed and other securities valued using third party quoted prices in markets that are not active. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

Derivative Loan Commitments. The Company enters into commitments to originate mortgage loans whereby the interest rate is fixed prior to funding. These commitments, in which the Company intends to sell in the secondary market, are considered freestanding derivatives. These are carried at fair value and are included in other assets at December 31, 2009 and 2008.

Loans held for sale. The Company sells loans to outside investors. Fair value of mortgage loans held for sale is estimated based on the commitments into which individual loans will be delivered. As of December 31, 2009, mortgage loans held for sale had a net carrying value of approximately $12.6 million which approximated its fair value. On December 31, 2008, mortgage loans held for sale had a net carrying value of approximately $5.1 million which approximated its fair value.

Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment.) The adjustments are based on appraisals of underlying collateral or other observable market prices when current appraisals or observable market prices are available. Where we do not have a current appraisal, an existing appraisal or other valuation would be utilized after discounting it to reflect current market conditions, and, as such, may include significant management assumptions and input with respect of the determination of fair value.

To assist in the discounting process, a valuation matrix was developed to provide valuation guidance for collateral dependent loans and foreclosed real estate where it was deemed that an existing appraisal was outdated as to current market conditions. The matrix is situated on both a temporal and collateral type axis in an attempt to compensate for value fluctuations within the respective asset classes situated in the captured time period. The matrix applies discounts to external appraisals depending on the type of real estate and age of the appraisal. The discounts are generally specific point estimates; however in some cases, the matrix allows for a small range of values. To address the changing economic conditions prevalent during 2009, the discounts were based in part upon externally derived data including but not limited to Case-Shiller composite indices, Moody’s REAL

75

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Commercial Property Prices Indices, and information from Zillow.com. The discounts were also based upon management’s knowledge of market conditions and prices of sales of foreclosed real estate. In addition, matrix value adjustments may be made by our independent appraisal group to reflect property value trends within specific markets as well as actual sales data from market transactions and/or foreclosed real estate sales. In the case where an appraisal is greater than two years old for collateral dependent impaired loans and foreclosed real estate, it is the Company’s policy to classify these as Level 3 within the fair value hierarchy. The average age of appraisals for Level 3 valuations of collateral dependent loans was 2.87 years as of December 31, 2009. Management periodically reviews the discounts in the matrix as compared to valuations from updated appraisals and modifies the discounts should updated appraisals reflect valuations significantly different than those derived utilizing the matrix. To date, management believes the appraisal discount matrix has resulted in appropriate adjustments to existing appraisals thereby providing management with reasonable valuations for the collateral underlying the loan portfolio. The following table presents the carrying amount (in thousands) for impaired loans and adjustments made to fair value during the respective reporting periods.

	Assets Measured at Fair Value	Fair Value Measurements at December 31, 2009 Using
		Level 1	Level 2	Level 3	Total Losses
Impaired loans	$240,044	$—	$149,346	$90,698	$—

	Assets Measured at Fair Value	Fair Value Measurements at December 31, 2008 Using
		Level 1	Level 2	Level 3	Total Losses
Impaired loans	$1,616	$—	$1,616	$—	$—

Our nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value on a nonrecurring basis relate to foreclosed real estate and repossessed assets and goodwill. The amounts below represent the carrying values (in thousands) for our foreclosed real estate and repossessed assets and goodwill and impairment adjustments made to fair value during the respective reporting periods.

	Assets Measured at Fair Value	Fair Value Measurements at December 31, 2009 Using
		Level 1	Level 2	Level 3	Total Losses
Foreclosed real estate and repossessed assets	$8,867	$—	$8,867	$—	$1,043
Goodwill	—	—	—	—	84,837

	Assets Measured at Fair Value	Fair Value Measurements at December 31, 2008 Using
		Level 1	Level 2	Level 3	Total Losses
Foreclosed real estate and repossessed assets	$5,092	$—	$5,092	$—	$—
Goodwill	82,671			82,671	—

The following describe the valuation techniques used to measure fair value for our nonfinancial assets and liabilities classified as nonrecurring.

Foreclosed Real Estate and Repossessed Assets. The adjustments to foreclosed real estate and repossessed assets are based primarily on appraisals of the real estate or other observable market prices. Our policy is that fair values for these assets are based on current appraisals. In most cases, we maintain current appraisals for these items. Where we do not have a current appraisal, an existing appraisal would be utilized after discounting it to reflect current market conditions, and, as such, may include significant management assumptions and input with respect to the determination of fair value. As described above, we utilize a valuation matrix to assist in this process.

Goodwill. The adjustments to goodwill are made in accordance with FASB ASC 320-20-35 and FASB ASC 320-20-35-30 in which the prescribed two-step impairment testing was performed on goodwill arising from mergers with SFC and GFH.

76

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

(25)	Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction and the states of Virginia, Maryland, and North Carolina. With few exceptions, the Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for years prior to 2006. The current and deferred components of income tax expense (in thousands) for the years ended December 31, 2009, 2008, and 2007 were as follows.

	As Restated 2009	2008	2007
Current	$(9,043)	$4,496	$4,158
Deferred	(24,064)	(836)	(568)
Deferred tax asset valuation allowance	57,015	—	—

Income tax expense	$23,908	$3,660	$3,590

The provisions for income taxes for the years ended December 31, 2009, 2008, and 2007 differ from the amount computed by applying the statutory federal income tax rate to income before taxes due to the following (in thousands).

	As Restated 2009	2008	2007
Federal income tax expense (benefit), at statutory rate	$(62,140)	$3,709	$3,555
Decrease resulting from:
State income tax, net of federal benefit	(1,217)	—	—
Valuation allowance of deferred tax assets	57,015	—	—
Rate change	517	—	—
Dividends and tax-exempt interest	(198)	(77)	—
Goodwill impairment	29,693	—	—
Officers’ life insurance	(505)	(24)	11
Other	743	52	24

Income tax expense	$23,908	$3,660	$3,590

77

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities (in thousands) as of December 31, 2009 and 2008 were as follows.

	As Restated 2009	2008
Deferred tax assets:
Allowance for loan losses	$52,510	$22,804
Federal net operating loss carryforward	10,325	—
State net operating loss carryforward	769
AMT carryforward	502	—
Impairment of securities and other assets	1,210	14,567
Unrealized loss on securities available-for-sale	397	—
Nonaccrual loan interest	4,658	183
Accrued expenses	1,314	501
Nonqualified deferred compensation	3,135	2,925
Other	443	15

Total deferred tax assets before valuation allowance	75,263	40,995
Valuation allowance	(57,015)	—

Total deferred tax assets	18,248	40,995

Deferred tax liabilities:
Prepaid expenses	881	328
Deferred loan costs	1,019	1,027
Fair value adjustment to net assets acquired in business combinations	13,148	4,257
Unrealized gain on securities available-for-sale	—	335
Depreciation	2,654	2,087
Other	149	345

Total deferred tax liabilities	17,851	8,379

Net deferred tax assets	$397	$32,616

At December 31, 2009, the Company had net operating loss carryforwards for federal income tax purposes of $29.5 million, which are available to offset future federal taxable income, if any, through 2029. In addition, the Company has alternative minimum tax credit carryforwards of approximately $502 thousand, which are available to reduce federal regular income taxes, if any, over an indefinite period. Since we expect to become a regular tax payer after our net operating losses are fully utilized, we expect to be able to utilize this AMT carryforward.

In addition to a net operating loss carryforward, our net deferred tax asset consisted primarily of two asset components offset by one liability component: (1) At December 31, 2009, the timing differences related to the allowance for loan losses was $142.2 million, resulting in a deferred tax asset of approximately $52.5 million. (2) Interest income related to non-performing loans (referred to as “lost interest”) is recognized as taxable income for tax purposes, but is not recorded as income for book purposes. Lost interest was approximately $12.6 million at December 31, 2009, resulting in a deferred tax asset of approximately $4.7 million. (3) The aggregate deferred tax effect of all purchase accounting entries related to the acquisitions of GFH and Shore resulted in a net deferred tax liability of approximately $13.1 million at December 31, 2009.

A valuation allowance was established in 2009 related to all components of net deferred tax assets excluding unrealized loss on securities available for sale. The valuation allowance was established based upon a determination that it was not more likely than not the deferred tax assets would be fully realized primarily as a result of the significant operating losses experienced by the Company during 2009.

78

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

ASC 740 provides a comprehensive model for how the Company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the Company has taken or expects to take on its tax return. The Company recognizes interest and penalties related to unrecognized tax benefits as part of the tax provision. The Company recognized minimal amounts in penalties and fees for the years ended December 31, 2009 and 2008. The Company has no uncertain tax positions at December 31, 2009.

79

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

(26)	Condensed Parent Company Only Financial Statements

The condensed financial position as of December 31, 2009 and 2008, and the condensed results of operations and cash flows for each of the years in the three-year period ended December 31, 2009, of Hampton Roads Bankshares, Inc., parent company only, are presented below (in thousands).

Condensed Balance Sheets

	As Restated 2009	2008
Assets:
Cash on deposit with subsidiaries	$4,414	$55,605
Equity securities available-for-sale	1,871	5,104
Investment in subsidiaries	178,142	372,703
Deferred tax assets, net	—	529
Other assets	5,678	3,677

Total assets	$190,105	$437,618

Liabilities:
Borrowings	$51,747	$78,646
Deferred tax liability	9,910	—
Other liabilities	3,435	14,163

Total liabilities	65,092	92,809
Shareholders’ equity:
Preferred stock	134,970	133,542
Common stock	13,846	13,611
Capital surplus	165,391	171,284
Retained earnings (deficit)	(188,448)	26,482
Accumulated other comprehensive loss	(746)	(110)

Total shareholders’ equity	125,013	344,809

Total liabilities and shareholders’ equity	$190,105	$437,618

80

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Condensed Statements of Operations

	As Restated 2009	2008	2007
Income:
Dividends from subsidiaries	$1,750	$7,429	$4,420
Interest income	186	668	—
Other-than-temporary impairment of securities	(2,469)	—	—
Other income	71	58	—

Total income (loss)	(462)	8,155	4,420

Expenses:
Interest expense	4,151	891	—
Other expense	1,606	637	280

Total expense	5,757	1,528	280

Income (loss) before income taxes and equity in undistributed earnings of subsidiaries	(6,219)	6,627	4,140
Income tax expense (benefit)	(2,697)	275	96
Equity in undistributed earnings (loss) of subsidiaries	(197,928)	273	2,575

Net income (loss)	(201,450)	7,175	6,811

Preferred stock dividends and accretion of discount	8,689	—	—

Net income (loss) available to common shareholders	$(210,139)	$7,175	$6,811

81

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Condensed Statements of Cash Flows

	As Restated 2009	2008	2007
Operating Activities:
Net income (loss)	$(201,450)	$7,175	$6,811
Adjustments:
Equity in undistributed (earnings) loss of subsidiaries	197,928	(273)	(2,575)
Amortization of intangibles	2,529	—	—
Stock-based compensation expense	630	149	337
Board fees	164	110	24
Other-than-temporary impairment	2,469	427	—
Change in other assets	(3,704)	33	648
Change in other liabilities	(12,236)	3,240	(1)

Net cash provided by (used in) operating activities	(13,670)	10,861	5,244

Investing Activities:
Purchase of equity securities available-for-sale	—	(1,006)	—
Proceeds from sales of equity securities	976	—	—
Net decrease (increase) in loans	429	(429)	—
Investment in subsidiaries	—	(36,000)	(788)
Investment in affiliates	—	—	210

Net cash provided by (used in) investing activities	1,405	(37,435)	(578)

Financing Activities:
Net increase (decrease) in borrowings	(28,000)	20,529	—
Issuance of shares in private placement	306	—	—
Common stock repurchased	(544)	(1,446)	(2,877)
Common dividends paid, net	(4,261)	(2,936)	(2,166)
Preferred dividends paid and amortization of preferred stock discount	(7,182)	—	—
Cash exchanged in mergers	—	(16,076)	—
Issuance of Series C preferred stock and warrant	—	80,347	—
Excess tax benefit realized from stock options exercised	142	20	118
Proceeds from exercise of stock options	613	572	476
Issuance of shares to 401(k) plan	—	—	137
Issuance of shares to executive savings plan	—	121	146

Net cash provided by (used in) financing activities	(38,926)	81,131	(4,166)

Increase (decrease) in cash and cash equivalents	(51,191)	54,557	500

Cash and cash equivalents at beginning of year	55,605	1,048	548

Cash and cash equivalents at end of year	$4,414	$55,605	$1,048

(27)	Related Party Transactions

The Company had a 19% interest in Tidewater Home Funding, LLC (“THF”), which was sold in 2009. The Company accounted for this investment under the equity method. BOHR had a warehouse credit facility for THF for up to $10,000,000. As of December 31, 2008, THF had drawn $3.6 million on this warehouse line of credit, at a variable rate of 7.25%.

82

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

Loans are made to the Company’s executive officers and directors and their associates during the ordinary course of business. In management’s opinion, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons and do not involve more than normal risk of collectability or present other unfavorable features. At December 31, 2009 and 2008, loans to executive officers, directors, and their associates amounted to $90.9 million and $88.3 million, respectively. During 2009, additional loans and repayments of loans by executive officers, directors, and their associates were $65.1 million and $62.5 million, respectively. As of December 31, 2009, $7.5 million of loans made to insiders for the purpose of acquiring the Company’s stock was deducted from the Company’s loans and shareholders’ equity.

Deposits are taken from the Company’s executive officers and directors and their associates during the ordinary course of business. In management’s opinion, these deposits are taken on substantially the same terms, including interest rates, as those prevailing at the time for comparable deposits from other persons. At December 31, 2009 and 2008, deposits from executive officers, directors, and their associates amounted to $38.8 million and $16.0 million, respectively.

The Company leases one of its Nags Head and one of its Kitty Hawk branches from a director and his wife for monthly payments of $8,000 and $17,096, respectively. The term of the Nags Head lease was recently renewed for five years commencing August 2009. Kitty Hawk is a land lease which commenced in April 2006 for a term of twenty years, with three five-year renewals.

One of the Company’s directors is the managing member of two limited liability companies that serve as the managers for the legal entities which own and manage the Dominion Tower at 999 Waterside Drive, Norfolk, Virginia 23510. The Company leases the second floor and a portion of the nineteenth floor of the Dominion Tower for its executive offices and a portion of the first floor as a financial center. The lease expires in September 2016, with one renewal option for a period of seven years. Rent payments made in 2009, 2008, and 2007 totaled $724 thousand, $625 thousand, and $583 thousand, respectively.

The Company leases from a director the land on which one of its Eastern Shore branches is located for monthly payments of $2,006. The terms of this lease were recently renewed for five years commencing June 2009 with one additional five-year renewal.

BOHR and Shore had loans outstanding to the Company with balances of $21.5 million and $2.0 million, respectively, as of December 31, 2009. The loan from BOHR was inadequately secured in violation of Regulation W promulgated to the Federal Reserve.

83

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

(28)	Quarterly Financial Data (Unaudited)

Summarized unaudited quarterly financial data (in thousands) for the years ended December 31, 2009 and 2008 is as follows.

	2009
	As Restated Fourth	Third	Second	First
Interest income	$34,798	$37,388	$37,728	$39,531
Interest expense	8,097	10,911	11,829	13,457

Net interest income	26,701	26,477	25,899	26,074
Provision for loan losses	65,666	33,662	33,706	1,189
Noninterest income	2,998	7,232	5,655	6,440
Noninterest expense	78,911	21,706	50,330	19,848

Income (loss) before provision for income taxes	(114,878)	(21,659)	(52,482)	11,477
Provision for income taxes (benefit)	37,333	(8,282)	(9,253)	4,110

Net income (loss)	(152,211)	(13,377)	(43,229)	7,367
Preferred stock dividend and accretion of discount	1,370	1,360	2,995	2,964

Net income (loss) available to common shareholders	$(153,581)	$(14,737)	$(46,224)	$4,403

Basic earnings (loss) per share	$(7.02)	$(0.68)	$(2.13)	$0.20

Diluted earnings (loss) per share	$(7.02)	$(0.68)	$(2.13)	$0.20

	2008
	Fourth	Third	Second	First
Interest income	$13,610	$12,370	$9,793	$9,404
Interest expense	5,039	4,848	4,012	4,018

Net interest income	8,571	7,522	5,781	5,386
Provision for loan losses	594	280	274	270
Noninterest income	1,264	1,801	1,694	1,221
Noninterest expense	5,671	6,541	4,659	4,116

Income before provision for income taxes	3,570	2,502	2,542	2,221
Provision for income taxes	1,225	806	869	760

Net income	$2,345	$1,696	$1,673	$1,461

Basic earnings per share	$0.18	$0.13	$0.15	$0.14

Diluted earnings per share	$0.18	$0.13	$0.15	$0.14

84

Notes to Consolidated Financial Statements—(Continued)

December 31, 2009, 2008, and 2007

(29)	Subsequent Events

Deferral of Trust Preferred Dividends. In January 2010, the Company exercised its right to defer all quarterly distributions on the trust preferred securities it assumed in connection with its merger with GFH, which are identified immediately below (collectively, the “Trust Preferred Securities”).

	Amount (in thousands)	Interest Rate	Redeemable on or After	Mandatory Redemption
Gateway Capital Statutory Trust I	8,000	LIBOR +3.10%	September 17, 2008	September 17, 2033
Gateway Capital Statutory Trust II	7,000	LIBOR +2.65%	July 17, 2009	June 17, 2034
Gateway Capital Statutory Trust III	15,000	LIBOR +1.50%	May 30, 2011	May 30, 2036
Gateway Capital Statutory Trust IV	25,000	LIBOR +1.55%	July 30, 2012	July 30, 2037

On April 9, 2010, the Company exercised its right to continue the deferral of such quarterly distributions. Interest payable under the Trust Preferred Securities continues to accrue during the deferral period and interest on the deferred interest also accrues, both of which must be paid at the end of the deferral period. Prior to the expiration of the deferral period, the Company has the right to further defer interest payments, provided that no deferral period, together with all prior deferrals, exceeds 20 consecutive quarters and that no event of default (as defined by the terms of the applicable Trust Preferred Securities) has occurred and is continuing at the time of the deferral. The Company was not in default with respect to the terms of the Trust Preferred Securities at the time the quarterly payments were deferred and such deferrals did not cause an event of default under the terms of the Trust Preferred Securities.

On April 1, 2010, the Company received a non-compliance notice from the NASDAQ Stock Market stating that because the Company did not timely file its Annual Report on Form 10-K for the period ended December 31, 2009, it is no longer in compliance with the rules for continued listing, including Rule 5250(c)(l). NASDAQ Marketplace Rule 5250(c)(l) requires the Company to file with NASDAQ, on a timely basis, all reports and other documents required to be filed with the Securities and Exchange Commission. The Company believes that it will regain compliance with NASDAQ’s listing rules upon the filing of this Form 10-K and will seek confirmation from NASDAQ accordingly.

85

EXCERPTS FROM HAMPTON ROADS BANKSHARES, INC. AMENDMENT NO.1 TO FORM 10-Q

for the quarterly period ended March 31, 2010

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	As Restated (Unaudited) March 31, 2010	As Restated (Audited) December 31, 2009
Assets:
Cash and due from banks	$17,225	$16,995
Interest-bearing deposits in other banks	1,093	43,821
Overnight funds sold and due from Federal Reserve Bank	267,704	139,228
Investment securities available for sale, at fair value	178,880	161,062
Restricted equity securities, at cost	29,779	29,779
Loans held for sale	15,917	12,615
Loans	2,350,398	2,426,692
Allowance for loan losses	(151,226)	(132,697)

Net loans	2,199,172	2,293,995
Premises and equipment, net	96,297	97,512
Interest receivable	9,471	8,788
Foreclosed real estate and repossessed assets, net of valuation allowance	25,286	8,867
Deferred tax assets, net	—	397
Intangible assets, net	12,343	12,839
Bank-owned life insurance	48,755	48,355
Other assets	44,225	45,323

Total assets	$2,946,147	$2,919,576

Liabilities and Shareholders’ Equity:
Deposits:
Noninterest-bearing demand	$244,252	$248,682
Interest-bearing:
Demand	936,927	916,865
Savings	79,278	82,860
Time deposits:
Less than $100	939,926	889,788
$100 or more	364,771	356,845

Total deposits	2,565,154	2,495,040
Federal Home Loan Bank borrowings	225,857	228,215
Other borrowings	49,403	49,254
Interest payable	3,503	3,573
Other liabilities	16,044	18,481

Total liabilities	2,859,961	2,794,563

Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock - 1,000,000 shares authorized:
Series A non-convertible, non-cumulative perpetual preferred stock, $1,000 liquidation value, 23,266 shares issued and outstanding on March 31, 2010 and December 31, 2009	20,326	19,919
Series B non-convertible, non-cumulative perpetual preferred stock, $1,000 liquidation value, 37,550 shares issued and outstanding on March 31, 2010 and December 31, 2009	39,423	39,729
Series C fixed rate, cumulative preferred stock, $1,000 liquidation value, 80,347 shares issued and outstanding on March 31, 2010 and December 31, 2009	75,592	75,322
Common stock, $0.625 par value, 100,000,000 shares authorized; 22,154,320 shares issued and outstanding on March 31, 2010 and December 31, 2009	13,846	13,846
Capital surplus	165,502	165,391
Retained deficit	(228,944)	(188,488)
Accumulated other comprehensive income (loss), net of tax	441	(746)

Total shareholders’ equity	86,186	125,013

Total liabilities and shareholders’ equity	$2,946,147	$2,919,576

See accompanying notes to the consolidated financial statements.

3

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)	Three Months Ended
(unaudited)	As Restated March 31, 2010	March 31, 2009
Interest Income:
Loans, including fees	$32,254	$37,735
Investment securities	1,717	1,780
Overnight funds sold and due from Federal Reserve Bank	95	—
Interest-bearing deposits in other banks	29	16

Total interest income	34,095	39,531

Interest Expense:
Deposits:
Demand	3,801	1,665
Savings	129	427
Time deposits:
Less than $100	3,950	4,932
$100 or more	2,238	3,300

Interest on deposits	10,118	10,324
Federal Home Loan Bank borrowings	1,313	1,709
Other borrowings	731	1,219
Overnight funds purchased	—	205

Total interest expense	12,162	13,457

Net interest income	21,933	26,074
Provision for loan losses	45,613	1,189

Net interest income (expense) after provision for loan losses	(23,680)	24,885

Noninterest Income:
Service charges on deposit accounts	1,665	2,059
Mortgage banking revenue	1,755	1,642
Gain on sale of investment securities available for sale	79	—
Gain on sale of premises and equipment	25	5
Losses on foreclosed real estate	(738)	(2)
Other-than-temporary impairment of securities (includes total other-than-temporary impairment losses of $234 and $18, net of $190 and $0 recognized in other comprehensive income for the three months ended March 31, 2010 and 2009, respectively, before taxes)	(44)	(18)
Insurance revenue	1,320	1,312
Brokerage revenue	74	46
Income from bank-owned life insurance	400	400
Other	1,065	996

Total noninterest income	5,601	6,440

Noninterest Expense:
Salaries and employee benefits	9,750	11,234
Occupancy	2,298	1,919
Data processing	1,480	1,198
FDIC insurance	1,056	639
Equipment	1,091	389
Other	5,305	4,469

Total noninterest expense	20,980	19,848

Income (loss) before provision for income taxes	(39,059)	11,477
Provision for income taxes	62	4,110

Net income (loss)	(39,121)	7,367
Preferred stock dividend and accretion of discount	1,375	2,964

Net income (loss) available to common shareholders	$(40,496)	$4,403

Per Common Share:
Cash dividends declared	$—	$0.11

Basic earnings (loss)	$(1.83)	$0.20

Diluted earnings (loss)	$(1.83)	$0.20

Basic weighted average shares outstanding	22,133,603	21,741,879
Effect of dilutive stock options and non-vested stock	—	20,903

Diluted weighted average shares outstanding	22,133,603	21,762,782

See accompanying notes to the consolidated financial statements.

4

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(in thousands, except share data)	Preferred Stock		Common Stock		Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Gain (Loss)	Total Stockholders’ Equity
(unaudited)	Shares	Amount	Shares	Amount
Balance at December 31, 2009 as Restated	141,163	$134,970	22,154,320	$13,846	$165,391	$(188,448)	$(746)	$125,013
Comprehensive income:
Net loss (as restated)	—	—	—	—	—	(39,121)	—	(39,121)
Change in unrealized gain on securities available for sale, net of taxes of $621	—	—	—	—	—	—	1,210	1,210
Reclassification adjustment for securities gains included in net income, net of taxes of ($12)	—	—	—	—	—	—	(23)	(23)

Total comprehensive income								(37,934)
Shares issued related to:
Stock-based compensation expense	—	—	—	—	111	—	—	111
Amortization of fair market value adjustment	—	101	—	—	—	(101)	—	—
Preferred stock dividend declared and amortization of preferred stock discount	—	270	—	—		(1,274)	—	(1,004)

Balance at March 31, 2010 as Restated	141,163	$135,341	22,154,320	$13,846	$165,502	$(228,944)	$441	$86,186

See accompanying notes to the consolidated financial statements.

5

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	Three Months Ended
(unaudited)	As Restated March 31, 2010	March 31, 2009
Operating Activities:
Net income (loss)	$(39,121)	$7,367
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,333	1,427
Amortization of intangible assets and fair value adjustments	(4)	(1,650)
Provision for loan losses	45,613	1,189
Proceeds from mortgage loans held for sale	63,232	71,790
Originations of mortgage loans held for sale	(66,534)	(79,737)
Stock-based compensation expense	111	124
Net amortization of premiums and accretion of discounts on investment securities	316	195
Gain on sale of premises and equipment	(25)	(5)
Losses on foreclosed real estate and repossessed assets	738	2
Gain on sale of investment securities available for sale	(79)	—
Gain on sale of loans	—	(15)
Earnings on bank-owned life insurance	(400)	(400)
Other-than-temporary impairment of securities	44	18
Deferred income tax benefit	(14,576)	(478)
Deferred tax asset valuation allowance	14,341	—
Changes in:
Interest receivable	(683)	(558)
Other assets	1,097	(1,127)
Interest payable	(69)	(1,059)
Other liabilities	(3,812)	6,509

Net cash provided by operating activities	1,522	3,592

Investing Activities:
Proceeds from maturities and calls of debt securities available for sale	5,540	9,056
Proceeds from sale of investment securities available for sale	767
Purchase of debt securities available for sale	(22,591)	—
Proceeds from sales of restricted equity securities	—	853
Purchase of restricted equity securities	—	(1,672)
Proceeds from the sale of loans	—	697
Net increase (decrease) in loans	30,555	(1,643)
Purchase of premises and equipment	(97)	(1,694)
Proceeds from sale of foreclosed real estate	1,120	894
Proceeds from sale of premises and equipment	34	57

Net cash provided by investing activities	15,328	6,548

Financing Activities:
Net increase (decrease) in deposits	70,374	(2,182)
Proceeds from Federal Home Loan Bank borrowings	—	5,000
Repayments of Federal Home Loan Bank borrowings	(1,516)	(11,517)
Net increase in overnight funds borrowed	—	14,350
Common stock repurchased	—	(542)
Proceeds from exercise of stock options	—	82
Preferred stock dividends paid and amortization of preferred stock discount	270	(2,462)
Common stock dividends paid, net of reinvestment	—	(1,863)

Net cash provided by financing activities	69,128	866

Increase in cash and cash equivalents	85,978	11,006
Cash and cash equivalents at beginning of period	200,044	48,312

Cash and cash equivalents at end of period	$286,022	$59,318

6

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31, 2010	March 31, 2009
Supplemental cash flow information:
Cash paid for interest	$12,231	$14,516
Cash paid for income taxes	—	—

Supplemental non-cash information:
Dividends reinvested	$—	$531
Change in unrealized gain (loss) on securities	1,837	(85)
Transfer between loans and other real estate owned	18,277	1,786
See accompanying notes to the consolidated financial statements.

7

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A—BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Hampton Roads Bankshares, Inc. (the “Company,” “we,” “us,” or “our”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial reporting and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the financial statements reflect all adjustments (consisting of a normal recurring nature) considered necessary for a fair presentation. The results of operations for the three months ended March 31, 2010 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”).

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued new guidance relating to the accounting for transfers of financial assets. The new guidance, which was issued as Statement of Financial Accounting Standards (“SFAS”) No. 166, Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140, was adopted into Codification in December 2009 through the issuance of Accounting Standards Update (“ASU”) 2009-16. The new standard provides guidance to improve the relevance, representational faithfulness, and comparability of the information that an entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In June 2009, the FASB issued new guidance relating to variable interest entities. The new guidance, which was issued as SFAS No. 167, Amendments to FASB Interpretation No. 46(R), was adopted into Codification in December 2009. The objective of the guidance is to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. SFAS No. 167 is effective as of January 1, 2010. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued ASU 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. ASU 2009-15 amends Subtopic 470-20 to expand accounting and reporting guidance for own-share lending arrangements issued in contemplation of convertible debt issuance. ASU 2009-15 is effective for fiscal years beginning on or after December 15, 2009 and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU 2010-04, Accounting for Various Topics—Technical Corrections to SEC Paragraphs. ASU 2010-04 makes technical corrections to existing Security Exchange Commission (“SEC”) guidance including the following topics: accounting for subsequent investments, termination of an interest rate swap, issuance of financial statements—subsequent events, use of residential method to value acquired assets other than goodwill, adjustments in assets and liabilities for holding gains and losses, and selections of discount rate used for measuring defined benefit obligation. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. ASU 2010-06 amends Subtopic 820-10 to clarify existing disclosures, require new disclosures, and includes conforming amendments to guidance on employers’ disclosures about postretirement benefit plan assets. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

8

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In February 2010, the FASB issued ASU 2010-08, Technical Corrections to Various Topics. ASU 2010-08 clarifies guidance on embedded derivatives and hedging. ASU 2010-08 is effective for interim and annual periods beginning after December 15, 2009. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. ASU 2010-09 addresses both the interaction of the requirements of Topic 855 with the SEC’s reporting requirements and the intended breadth of the reissuance disclosures provisions related to subsequent events. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. ASU 2010-09 is effective immediately. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

NOTE B—RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to filing the Company’s annual report on Form 10-K for the year ended December 31, 2009 and its Form 10-Q for the three months ended March 31, 2010, the Company determined that a valuation allowance on its deferred tax assets should be recognized as of December 31, 2009. The Company decided to establish a valuation allowance against the deferred tax asset because it is uncertain when it will realize this asset.

Accordingly, the December 31, 2009 consolidated balance sheet and the March 31, 2010 consolidated financial statements have been restated to account for this determination. The effect of this change in the consolidated financial statements was as follows (in thousands, except per share amounts).

Consolidated Balance Sheet at March 31, 2010

	As Reported	Adjustment	As Restated
Deferred tax assets, net	$70,323	$(70,323)	$—
Total assets	3,016,470	(70,323)	2,946,147
Retained earnings deficit	(158,621)	(70,323)	(228,944)
Total shareholder’s equity	156,509	(70,323)	86,186
Total Liabilities and shareholders’ equity	3,016,470	(70,323)	2,946,147

Consolidated Balance Sheet at December 31, 2009

	As Reported	Adjustment	As Restated
Deferred tax assets, net	$56,380	$(55,983)	$397
Total assets	2,975,559	(55,983)	2,919,576
Retained earnings deficit	(132,465)	(55,983)	(188,488)
Total shareholder’s equity	180,996	(55,983)	125,013
Total Liabilities and shareholders’ equity	2,975,559	(55,983)	2,919,576

Consolidated Statement of Operations for the three months ended March 31, 2010

	As Reported	Adjustment	As Restated
Provision for income taxes	$(14,279)	$14,341	$62
Net loss	(24,780)	(14,341)	(39,121)
Net loss available to common shareholders	(26,155)	(14,341)	(40,496)
Loss per share - basic	(1.18)	(0.65)	(1.83)
Loss per share - diluted	(1.18)	(0.65)	(1.83)

Consolidated Statement of Cash Flows for the three months ended March 31, 2010

	As Reported	Adjustment	As Restated
Operating activities
Net loss	$(24,780)	$(14,341)	$(39,121)
Deferred tax asset valuation allowance	—	14,341	14,341

9

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE C—REGULATORY MATTERS AND GOING CONCERN CONSIDERATIONS

Effective June 17, 2010, the Company and BOHR entered into a written agreement (herein called the “Written Agreement”) with the FRB and the Bureau of Financial Institutions of the Virginia State Corporation Commission (“Bureau of Financial Institutions”). The Company’s other banking subsidiary, Shore Bank, is not a party to the Written Agreement.

Written Agreement

Under the terms of the Written Agreement, the Bank has agreed to develop and submit for approval, within the time periods specified, plans to (a) strengthen board oversight of management and the Bank’s operations, (b) strengthen credit risk management policies, (c) improve the Bank’s position with respect to loans, relationships, or other assets in excess of $2.5 million which are now, or may in the future become, past due more than 90 days, are on the Bank’s problem loan list, or adversely classified in any report of examination of the Bank, (d) review and revise, as appropriate, current policy and maintain sound processes for determining, documenting, and recording an adequate allowance for loan and lease losses, (e) improve management of the Bank’s liquidity position and funds management policies, (f) provide contingency planning that accounts for adverse scenarios and identifies and quantifies available sources of liquidity for each scenario, (g) reduce the Bank’s reliance on brokered deposits, and (h) improve the Bank’s earnings and overall condition.

In addition, the Bank has agreed that it will (a) not extend, renew, or restructure any credit that has been criticized by the FRB or the Bureau of Financial Institutions absent prior board of directors approval in accordance with the restrictions in the Written Agreement, (b) eliminate all assets or portions of assets classified as “loss” and thereafter charge off all assets classified as “loss” in a federal or state report of examination, unless otherwise approved by the FRB, (c) comply with legal and regulatory limitations on indemnification payments and severance payments, and (d) appoint a committee to monitor compliance with the terms of the Written Agreement.

In addition, the Company has agreed that it will (a) not take any other form of payment representing a reduction in the Bank’s capital or make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities absent prior regulatory approval, (b) take all necessary steps to correct certain technical violations of law and regulation cited by the FRB, (c) refrain from guaranteeing any debt without the prior written approval of the FRB and the Bureau of Financial Institutions, and (d) refrain from purchasing or redeeming any shares of its stock without the prior written consent of the FRB or the Bureau of Financial Institutions.

Under the terms of the Written Agreement, both the Company and the Bank have agreed to submit for approval capital plans to maintain sufficient capital at the Company, on a consolidated basis, and to refrain from declaring or paying dividends absent prior regulatory approval.

Going Concern Considerations

The consolidated financial statements of Hampton Roads Bankshares, Inc. as of and for the year ended December 31, 2009 and its Form 10-Q for the three months ended March 31, 2010 have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. Due to the Company’s financial results, the substantial uncertainty throughout the U.S. banking industry, the Written Agreement the Company and the Bank have entered into and described above and the Bank’s “undercapitalized” status, doubt exists regarding the Company’s ability to continue as a going concern. This concern is mitigated by the capital raise expected to close in the third quarter of 2010. With this new capital the Company and BOHR are expected to return to “well capitalized” status.

Operating Losses

The Company incurred a net loss of $39.1 million for the quarter ended March 31, 2010. This loss was largely the result of dramatic increases in non-performing assets. Additionally, due to these recent significant losses, the Company was unable to ascertain it would generate sufficient net income in the near term to realize its deferred tax assets, and therefore, established a deferred tax valuation allowance.

Capital Adequacy

As of March 31, 2010, the Company was considered “significantly undercapitalized” and BOHR was considered to be “undercapitalized” under regulatory guidelines and must improve its capital in accordance with the Written Agreement.

10

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In connection with this, the Company and affiliates of The Carlyle Group, Anchorage Advisors, L.L.C., CapGen Financial Group, and other financial institutions have entered into a binding agreement (the “Investment Agreement”), which is anticipated to close on or before September 30, 2010, to purchase common stock of the Company, as part of an expected aggregate $255.0 million capital raise by the Company from institutional investors in a private placement. The private placement is fully subscribed and will include the opportunity to raise an additional $20 to $40 million in common stock through a rights offering to the Company’s existing shareholders.

Additionally, the Company has entered into an agreement with the Treasury pursuant to which Treasury will exchange all of the cumulative preferred stock it purchased from the Company in 2008 under Treasury’s Capital Purchase program for a new series of mandatorily convertible preferred stock, which will convert into the Company’s common stock upon closing of the capital raise discussed above.

Management believes the capital raise will greatly strengthen its balance sheet and return the Company to “well capitalized” status under the regulatory capital standards.

Liquidity

Our primary sources of liquidity are our deposits, the scheduled repayments on our loans, and interest and maturities of our investments. All securities have been classified as available for sale, which means they are carried at fair value, and we have the ability to sell or pledge a portion of our unpledged investment securities to manage liquidity. Due to the Bank’s “undercapitalized” status, we are unable to accept, rollover, or renew any brokered deposits. At March 31, 2010 the Company had approximately $286.0 million in available cash on hand and unpledged investment securities of approximately $100.1 million.

Based on our current and expected liquidity needs and sources, management expects to be able to meet all of its obligations at least through March 31, 2011.

NOTE D—STOCK-BASED COMPENSATION

Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation, requires the use of the fair-value method, which requires that compensation cost relating to stock-based transactions be recognized in the financial statements, to account for stock-based compensation. Fair value of stock options is estimated at the date of grant using a lattice option pricing model. It requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award. Stock options granted with pro-rata vesting schedules are expensed over the vesting period on a straight-line basis.

Stock-based compensation expense recognized in the consolidated statements of operations and the options exercised, including the total intrinsic value and cash received, for the three months ended March 31, 2010 and 2009 were as follows.

	March 31,
	2010	2009
Expense recognized:
Related to stock options	$31,189	$38,327
Related to share awards	79,898	85,793
Related tax benefit	29,709	33,783

Number of options exercised:
New shares	—	—
Previously acquired shares	—	—

Total intrinsic value of options exercised	$—	$31,048
Cash received from options exercised	—	81,540

The Company has granted stock options to its directors and employees under stock compensation plans that have been approved by the Company’s shareholders. All outstanding options have terms that range from five to ten years and are either fully vested and exercisable at the date of grant or vest ratably over periods that range from one to ten years.

11

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A summary of the Company’s stock option activity and related information for the three months ended March 31, 2010 is as follows:

	Options Outstanding	Weighted Average Exercise Price	Average Intrinsic Value
Balance at December 31, 2009	1,420,213	$12.60	$—
Expired	(53,228)	10.34	—

Balance at March 31, 2010	1,366,985	$12.68	$—

Options exercisable at March 31, 2010	1,271,152	$12.50	$—

Information pertaining to options outstanding and options exercisable as of March 31, 2010 is as follows.

	Options Outstanding			Options Exercisable
Ranges of Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$3.09 - $5.05	61,751	2.22	$4.13	61,751	$4.13
$6.53 - $8.84	307,951	2.17	8.04	312,311	8.04
$9.11 - $10.65	393,754	3.54	9.75	391,964	9.75
$12.00 - $14.33	194,884	6.75	12.08	125,576	12.11
$19.43 - $22.07	355,212	4.95	20.04	326,117	19.89
$23.60 - $24.67	53,433	5.34	24.22	53,433	24.22

$3.09 - $24.67	1,366,985	4.07	$12.68	1,271,152	$12.50

The Company may issue new shares to satisfy stock option grants. As of March 31, 2010, there were 786,535 shares available under the existing stock incentive plan. Shares may be repurchased in the open market or, under certain circumstances, through privately negotiated transactions. As of March 31, 2010, there was $301 thousand of unrecognized compensation cost related to non-vested stock options. That cost is expected to be recognized over a weighted-average period of 3.5 years.

The Company has granted non-vested shares of common stock to certain directors and employees as part of incentive programs and to those directors who elected to use deferred directors’ fees to purchase non-vested shares of common stock. Non-vested shares of common stock awarded to employees and directors as part of incentive programs have vesting schedules that range from one to nine years and are expensed over the same schedules. Non-vested shares of common stock issued to directors as a method of deferring their directors’ fees are expensed at the time the fees are earned by the director. A summary of the Company’s non-vested share activity and related information for the three months ended March 31, 2010 is as follows:

	Number of Shares	Per Share Weighted-Average Grant-Date Fair Value
Balance at December 31, 2009	21,917	$10.12
Vested	(2,000)	8.54

Balance at March 31, 2010	19,917	$10.28

As of March 31, 2010, there was $95 thousand of total unrecognized compensation cost related to non-vested shares of common stock. That cost is expected to be recognized over a weighted-average period of 3.55 years.

12

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE E—INVESTMENT SECURITIES

The amortized cost and estimated fair values of investment securities (in thousands) available for sale at March 31, 2010 and December 31, 2009 were as follows.

	March 31, 2010
Description of Securities	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Agency securities	$15,507	$230	$79	$15,658
Mortgage-backed securities	159,020	894	555	159,359
State and municipal securities	1,006	8	—	1,014
Equity securities	2,652	440	243	2,849

Total securities available for sale	$178,185	$1,572	$877	$178,880

	December 31, 2009
Description of Securities	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Agency securities	$11,376	$173	$105	$11,444
Mortgage-backed securities	146,583	482	1,339	145,726
State and municipal securities	1,279	27	—	1,306
Equity securities	2,966	3	383	2,586

Total securities available for sale	$162,204	$685	$1,827	$161,062

Information pertaining to securities with gross unrealized losses (in thousands) at March 31, 2010 and December 31, 2009, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position is as follows.

	March 31, 2010
	Less than 12 Months		12 Months or More		Total
Description of Securities	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
Agency securities	$4,726	$79	$—	$—	$4,726	$79
Mortgage-backed securities	86,015	555	—	—	86,015	555
Equity securities	—	—	1,177	243	1,177	243

	$90,741	$634	$1,177	$243	$91,918	$877

	December 31, 2009
	Less than 12 Months		12 Months or More		Total
Description of Securities	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
Agency securities	$4,711	$105	$—	$—	$4,711	$105
Mortgage-backed securities	69,078	1,339	—	—	69,078	1,339
Equity securities	32	13	1,097	370	1,129	383

	$73,821	$1,457	$1,097	$370	$74,918	$1,827

Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. Investment securities classified as available for sale are generally evaluated for OTTI in accordance with ASC 320, Investment—Debt and Equity Securities.

13

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In determining OTTI, management considers many factors, including (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the Company has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

When OTTI occurs, the amount of the OTTI recognized in earnings depends on whether an entity intends to sell the security or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current period credit loss. If an entity intends to sell or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis, less any current period credit loss, the OTTI shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. If an entity does not intend to sell the security and it is not more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis less any current period loss, the OTTI shall be separated into the amount representing the credit loss and the amount related to all other factors. The amount of the total OTTI related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings. The amount of the total OTTI related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment.

The unrealized loss positions on debt securities at March 31, 2010 were considered to be directly related to interest rate movements as there is minimal credit risk exposure in these investments. Debt securities with unrealized loss positions at March 31, 2010 included one agency security and 24 mortgage-backed securities. Management does not believe that any of these debt securities were other-than-temporarily impaired at March 31, 2010.

For equity securities, our impairment analysis considered all available evidence including the length of time and the extent to which the market value of each security was less than cost, the financial condition of the issuer of each equity security (based upon financial statements of the issuers), and the near term prospects of each issuer, as well as our intent and ability to retain these investments for a sufficient period of time to allow for any anticipated recovery in their respective market values. During the first three months of 2010 and 2009, equity securities with an amortized cost basis of $91 thousand and $49 thousand, respectively, were determined to be other-than-temporarily impaired. Impairment losses of $44 thousand and $18 thousand were recognized through noninterest income during the first quarter of 2010 and 2009, respectively. An additional $190 thousand was included in accumulated other comprehensive loss in the equity section of the balance sheet as of March 31, 2010. Management has evaluated the unrealized losses associated with the remaining equity securities as of March 31, 2010 and, in management’s opinion, the unrealized losses are temporary, and it is our intention to hold these securities until their value recovers. A rollforward of the cumulative other-than-temporary impairment losses (in thousands) recognized in earnings for all securities is as follows.

December 31, 2009	$3,030
Less: Realized gains for securities sales	(77)
Add: Loss where impairment was not previously recognized	44

March 31, 2010	$2,997

The Company’s investment in Federal Home Loan Bank (“FHLB”) stock totaled $19.7 million at March 31, 2010. FHLB stock is generally viewed as a long-term investment and as a restricted investment security and is carried at cost as there is no market for the stock other than the FHLB or member institutions. Therefore, when evaluating FHLB stock for impairment, its value is based on ultimate recoverability of the par value rather than by recognizing temporary declines in value. Despite the FHLB’s change in policy relating to repurchases of excess capital stock in 2009, the Company does not consider this investment to be other-than-temporarily impaired at March 31, 2010, and no impairment has been recognized.

14

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE F—ACCOUNTING FOR CERTAIN LOANS ACQUIRED IN A TRANSFER

ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, requires acquired loans to be recorded at fair value and prohibits carrying over valuation allowances in the initial accounting period for acquired impaired loans. Loans carried at fair value, mortgage loans held for sale, and loans to borrowers in good standing under revolving credit agreements are excluded from the scope of this pronouncement. It limits the yield that may be accreted to the excess of the undiscounted expected cash flows over the investor’s initial investment in the loan. The excess of the contractual cash flows over expected cash flows may not be recognized as an adjustment of yield. Subsequent increases in cash flows expected to be collected are recognized prospectively through an adjustment of the loan’s yield over its remaining life. Decreases in expected cash flows are recognized as impairments.

The Company acquired loans pursuant to the acquisition of Gateway Financial Holdings (“GFH”) in December 2008. The Company reviewed the loan portfolio at acquisition to determine whether there was evidence of deterioration of credit quality since origination and if it was probable that it will be unable to collect all amounts due according to the loan’s contractual terms. When both conditions existed, the Company accounted for each loan individually, considered expected prepayments, and estimated the amount and timing of discounted expected principal, interest, and other cash flows (expected at acquisition) for each loan. The Company determined the excess of the loan’s scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted into interest income (non-accretable difference). The remaining amount, representing the excess of the loan’s cash flows expected to be collected over the amount paid, is accreted into interest income over the remaining life of the loan (accretable yield).

Over the life of the loan, the Company continues to estimate cash flows expected to be collected. The Company evaluates at the balance sheet date whether the present value of its loans determined using the effective interest rates has decreased, and if so, the Company establishes a valuation allowance for the loan. Valuation allowances for acquired loans reflect only those losses incurred after acquisition; that is, the present value of cash flows expected at acquisition that are not expected to be collected. Valuation allowances are established only subsequent to acquisition of the loans.

Loans that were acquired in the GFH acquisition for which there was evidence of deterioration of credit quality since origination and for which it was probable that all contractually required payments would not be made as scheduled had an outstanding balance of $73.7 million and a carrying amount of $66.3 million at March 31, 2010. The carrying amount of these loans is included in the balance sheet amount of loans receivable at March 31, 2010. Of these loans, $47.3 million have experienced further deterioration since the acquisition date and are included in the impaired loan amounts disclosed in Note F. The following table depicts the accretable yield (in thousands) at the beginning and end of the period.

Accretable Yield
Balance, December 31, 2009	$1,042
Accretion	(202)
Disposals	(494)
Additions	623

Balance, March 31, 2010	$969

15

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE G—LOANS

The Company grants commercial, construction, real estate, and consumer loans to customers throughout its lending areas. A substantial portion of debtors’ abilities to honor their contracts is dependent upon the real estate and general economic environment of the lending area. The major classifications of loans (in thousands) are summarized as follows.

	March 31, 2010	December 31, 2009
Commercial	$344,801	$361,256
Construction	708,244	757,702
Real estate-commercial mortgage	736,592	740,570
Real estate-residential mortgage	526,533	524,853
Installment loans (to individuals)	34,744	42,858
Deferred loan fees and related costs	(516)	(547)

Total loans	$2,350,398	$2,426,692

Loans are made to the Company’s executive officers and directors and their associates during the ordinary course of business. In management’s opinion, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons and do not involve more than normal risk of collectability or present other unfavorable features. At March 31, 2010 and December 31, 2009, loans to executive officers, directors, and their associates were $84.7 million and $90.9 million, respectively. Of these loans, $7.5 million were made for the purpose of purchasing preferred stock in the Company and have been eliminated from both the loan and equity balances in the consolidated balance sheet.

Bank of Hampton Roads (“BOHR”) and Shore Bank (“Shore”) had loans outstanding to the Company with aggregate balances of $21.5 million and $2.0 million, respectively, as of March 31, 2010. The loan from BOHR was inadequately secured in violation of Regulation W promulgated by the Federal Reserve. The Company has been in discussions with banking regulators regarding the potential for curing this violation.

NOTE H—ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS

The purpose of the allowance for loan losses is to provide for potential losses inherent in the loan portfolio. Management considers several factors, including historical loan loss experience, the size and composition of the portfolio, and the value of collateral agreements, in determining the allowance for loan loss.

Transactions (in thousands) affecting the allowance for loan losses during the three months ended March 31, 2010 and 2009 were as follows.

	2010	2009
Balance at beginning of period	$132,697	$51,218
Provision for loan losses	45,613	1,189
Loans charged off	(28,119)	(398)
Recoveries	1,035	189

Balance at end of period	$151,226	$52,198

Non-performing assets consist of loans 90 days past due and still accruing interest, nonaccrual loans, and foreclosed real estate and repossessed assets. Total non-performing assets were $276.7 million or 9% of total assets at March 31, 2010 compared with $257.2 million or 9% of total assets at December 31, 2009. Non-performing assets (in thousands) were as follows.

	March 31, 2010	December 31, 2009
Loans 90 days past due and still accruing interest	$—	$—
Nonaccrual loans	251,421	248,303
Foreclosed real estate and repossessed assets	25,286	8,867

Total non-performing assets	$276,707	$257,170

16

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Estimated gross interest income that would have been recorded during the three months ended March 31, 2010 if the foregoing nonaccrual loans had remained current in accordance with their contractual terms totaled $6.1 million. Information (in thousands) on impaired loans is as follows.

	March 31, 2010	December 31, 2009
Impaired loans for which an allowance has been provided	$350,129	331,532
Impaired loans for which no allowance has been provided	107,101	137,536

Total impaired loans	$457,230	$469,068

Allowance provided for impaired loans, included in the allowance for loan losses	$106,919	$91,488

Average balance in impaired loans	$472,727	$215,363

Interest income recognized from impaired loans	$2,631	$17,440

The following table provides information (in thousands) related to the loan category and method used to measure impairment at March 31, 2010 and December 31, 2009.

Loan Category	Method Used to Measure Impairment	March 31, 2010 Impaired Loans Outstanding	December 31, 2009 Impaired Loans Outstanding
1-4 family residential construction	Estimated fair market value	$19,425	$20851
Other construction and development	Estimated fair market value	228,392	237,313
Secured by farm land	Estimated fair market value	684	1,318
Secured by 1-4 family, revolving	Estimated fair market value	5,193	6,018
Secured by 1-4 family, 1st lien	Estimated fair market value	31,948	32,532
Secured by 1-4 family, junior lien	Estimated fair market value	1,452	1,502
Secured by multifamily	Estimated fair market value	11,342	8,137
Secured by nonfarm nonresidential	Discounted Cash Flow	7,966	—
(owner occupied)	Estimated fair market value	24,469	29,309

	Subtotal	32,435	29,309
Secured by nonfarm nonresidential
(non-owner occupied)	Estimated fair market value	85,483	75,947
Commercial and industrial	Estimated fair market value	40,808	56,081
Other consumer loans to individuals	Estimated fair market value	68	60

Total impaired loans		$457,230	$469,068

As of March 31, 2010 and December 31, 2009 loans classified as troubled debt restructuring and include in the disclosure above totaled $85.9 million and $73.5 million respectively. Of these amounts $70.0 million and $56.6 million were on accrual status and $15.9 million and $16.9 million were non-accruing at March 31, 2010 and December 31, 2010, respectively. Troubled debt restructurings in nonaccrual status are returned to accrual status after a period of performance under which the borrower demonstrates the ability and willingness to repay the loan. None of the nonaccrual troubled debt restructurings were returned to accrual status during the quarter ended March 31, 2010.

A loan is considered impaired when management believes the principal is uncollectible. For collateral dependent impaired loans, impaired is measured based upon the fair value of the underlying collateral. Management considers a loan to be collateral dependent when repayment of the loan is expected solely from the sale or liquidation of the underlying collateral. The Company’s policy is to charge off collateral dependent impaired loans at the earlier of foreclosure, repossession, or liquidation at the point it becomes 180 days past due. The Company’s policy is to reduce the carrying value of the loan down to the estimated fair value of the collateral less estimated selling costs through a charge off to the allowance for loan losses. For loans that are not collateral dependent, impairment is measured using discounted cash flows. Total impairment loans were $457.2 million and $469.1 million at March 31, 2010 and December 31, 2009, respectively, the majority of which were considered collateral dependent and therefore, measured at the fair value of the underlying collateral.

Impaired loans for which no allowance is provided totaled $107.1 million and $137.5 million at March 31, 2010 and December 31, 2009, respectively. Loans written to their estimated fair value of collateral less the costs to sell account for $ 42.3 and $ 22.1 of the impaired loans for which no allowance has been provided as of March 31, 2010 and December 31, 2009, respectively. The average age of appraisals for these loans is 1.20 years at March 31, 2010. The remaining impaired loans for which no allowance is provided are fully covered by the value of the collateral and therefore, no loss is expected on these loans.

In the opinion of management, based on conditions reasonably known to them, the allowance was adequate at March 31, 2010. The allowance may be increased or decreased in the future based on loan balances outstanding, changes in internally generated credit quality ratings of the loan portfolio, changes in general economic conditions, or other risk factors.

NOTE I—PREMISES AND EQUIPMENT

Premises and equipment (in thousands) at March 31, 2010 and December 31, 2009 are summarized as follows.

	March 31, 2010	December 31, 2009
Land	$31,335	$31,335
Buildings and improvements	58,204	58,177
Leasehold improvements	3,411	3,411
Equipment, furniture, and fixtures	14,794	14,828
Construction in process	15	7

	107,759	107,758
Less accumulated depreciation and amortization	(11,462)	(10,246)

Premises and equipment, net	$96,297	$97,512

17

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE J—SUPPLEMENTAL RETIREMENT AGREEMENTS

The Company has entered into supplemental retirement agreements with several key officers and recognizes expense each year related to these agreements based on the present value of the benefits expected to be provided to the employees and any beneficiaries. The expense recognized during the first three months of 2010 and 2009 was $148 thousand and $195 thousand, respectively.

NOTE K—INTANGIBLE ASSETS

Intangible assets with an indefinite life are subject to impairment testing at least annually or more often if events or circumstances suggest potential impairment. Other acquired intangible assets determined to have a finite life are amortized over their estimated useful life in a manner that best reflects the economic benefits of the intangible asset. Intangible assets with a finite life are periodically reviewed for other-than-temporary impairment. The gross carrying amount and accumulated amortization (in thousands) for the Company’s intangible assets follows.

	March 31, 2010		December 31, 2009
	Carrying Amount	Accumulated Amortization	Carrying Amount	Accumulated Amortization
Intangible assets:
Core deposit intangible	$8,105	$2,042	$8,105	$1,703
Employment contract intangibles	1,130	762	1,130	713
Insurance book of business intangible	6,450	538	6,450	430

Total intangible assets	$15,685	$3,342	$15,685	$2,846

NOTE L—FORECLOSED REAL ESTATE AND REPOSSESSED ASSETS

Foreclosed assets are presented net of an allowance for losses. An analysis of the allowance for losses (in thousands) on foreclosed assets is as follows.

	March 31, 2010	March 31, 2009
Balance at beginning of year	$356	$—
Provision for losses	724	—
Charge-offs	(449)	—

Balance at end of year	$631	$—

Expenses (in thousands) applicable to foreclosed assets include the following.

March 31, 2010
Net loss on sales of real estate	$14
Provision for losses	724
Operating expenses, net of rental income	—

Total	$738

There were no foreclosed asset expenses for the three month period ended March 31, 2009.

18

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE M—BUSINESS SEGMENT REPORTING

The Company has two community banks, BOHR and Shore, which provide loan and deposit services throughout 60 locations in Virginia, North Carolina, and Maryland. In addition to its banking operations, the Company has three other reportable segments: Mortgage, Investment, and Insurance. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2009 Form 10-K. Segment profit and loss is measured by net income prior to corporate overhead allocation. Intersegment transactions are recorded at cost and eliminated as part of the consolidation process. Because of the interrelationships between the segments, the information is not indicative of how the segments would perform if they operated as independent entities. The following table shows certain financial information (in thousands) at March 31, 2010, December 31, 2009, and March 31, 2009 for each segment and in total.

	Total	Elimination	Banking	Mortgage	Investment	Insurance
Total Assets at March 31, 2010 as Restated	$2,946,147	$(35,664)	$2,952,313	$18,809	$1,152	$9,537

Total Assets at December 31, 2009 as Restated	$2,919,576	$(303,100)	$3,197,510	$13,599	$1,163	$10,404

Three Months Ended March 31, 2010 as Restated	Total	Elimination	Banking	Mortgage	Investment	Insurance
Net interest income	$21,933	$—	$21,845	$85	$—	$3
Provision for loan losses	45,613	—	45,613	—	—	—

Net interest income after provision for loan losses	(23,680)	—	(23,768)	85	—	3
Noninterest income	5,601	—	2,487	1,755	39	1,320
Noninterest expense	20,980	—	18,467	1,336	52	1,126

Net income (loss) before income taxes (benefit)	(39,059)	—	(39,747)	504	(13)	197
Income tax expense (benefit)	62	—	(178)	176	(5)	69

Net income (loss)	$(39,121)	$—	$(39,569)	$328	$(8)	$128

Three Months Ended March 31, 2009	Total	Elimination	Banking	Mortgage	Investment	Insurance
Net interest income	$26,074	$(77)	$26,078	$70	$—	$3
Provision for loan losses	1,189	—	1,189	—	—	—

Net interest income after provision for loan losses	24,885	(77)	24,889	70	—	3
Noninterest income	6,440	—	3,435	1,642	46	1,317
Noninterest expense	19,848	—	17,655	995	27	1,171

Net income before income taxes	11,477	(77)	10,669	717	19	149
Income tax expense	4,110	—	3,800	251	7	52

Net income	$7,367	$(77)	$6,869	$466	$12	$97

NOTE N—FAIR VALUE MEASUREMENTS

ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value. It defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction

19

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

between market participants at the measurement date. It also permits the measurement of transactions between market participants at the measurement date and the measurement of selected eligible financial instruments at fair value at specified election dates.

The Company groups our financial assets and liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. The majority of instruments fall into the Level 1 or 2 fair value hierarchy. Valuation methodologies for the fair value hierarchy are as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as certain U.S. Treasury securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques as well as instruments for which the determination of fair value requires significant management judgment or estimation.

Recurring Basis

The Company measures or monitors certain of its assets and liabilities on a fair value basis. Fair value is used on a recurring basis for those assets and liabilities that were elected as well as for certain assets and liabilities in which fair value is the primary basis of accounting. The following table reflects the fair value (in thousands) of assets and liabilities measured and recognized at fair value on a recurring basis in the consolidated balance sheet at March 31, 2010 and December 31, 2009.

		Fair Value Measurements at March 31, 2010 Using
Description	Assets / Liabilities Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Investment securities available for sale:
Agency securities	$15,658	$—	$15,658	$—
Mortgage-backed securities	159,359	—	159,359	—
State and municipal securities	1,014	—	1,014	—
Equity securities	2,849	1,621	—	1,228

Total investment securities available for sale	178,880	1,621	176,031	1,228
Derivative loan commitments	549	—	—	549
Loans held for sale	15,917	—	15,917	—

20

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

		Fair Value Measurements at December 31, 2009 Using
Description	Assets / Liabilities Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Investment securities available for sale:
Agency securities	$11,444	$—	$11,444	$—
Mortgage-backed securities	145,726	—	145,726	—
State and municipal securities	1,306	—	1,306	—
Equity securities	2,586	1,358	—	1,228

Total investment securities available for sale	161,062	1,358	158,476	1,228
Derivative loan commitments	201	—	—	201
Loans held for sale	12,615	—	12,615	—

	Fair Value Measurements Using Significant Unobservable Inputs Three Months Ended March 31
	Investment Securities Available for Sale			Derivative Loan Commitments	Loans Held for Sale
Description	Level 1	Level 2	Level 3	Level 3	Level 2
Balance, December 31, 2009	$1,358	$158,476	$1,228	$201	$12,615
Unrealized losses included in:	—	—	—
Earnings	(44)	—	—	—	—
Other comprehensive loss	586	878	—	—	—
Purchases, issuances, and settlements, net	(279)	16,677	—	348	3,302
Transfers in and/or out, net	—	—	—	—	—

Balance, March 31, 2010	$1,621	$176,031	$1,228	$549	$15,917

The following describe the valuation techniques used to measure fair value for our assets and liabilities classified as recurring.

Investment Securities Available for Sale. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would include highly liquid government bonds, mortgage products, and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models or quoted prices of securities with similar characteristics. Level 2 securities would include U.S. agency securities, mortgage-backed agency securities, obligations of states and political subdivisions, and certain corporate, asset backed, and other securities valued using a third party quoted prices in markets that are not active. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

Derivative Loan Commitments. The Company enters into commitments to originate mortgage loans whereby the interest rate is fixed prior to funding. These commitments, in which the Company intends to sell in the secondary market, are considered freestanding derivatives.

Loans Held For Sale. The Company sells loans to outside investors. Fair value of mortgage loans held for sale is estimated based on the commitments into which individual loans will be delivered. As of March 31, 2010, mortgage loans held for sale had a net carrying value of $15.9 million which approximated its fair value. On December 31, 2009, mortgage loans held for sale had a net carrying value of $12.6 million which approximated its fair value.

21

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Non-recurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The adjustments are based on appraisals of underlying collateral or other observable market prices when current appraisals or observable market prices are available. Where we do not have a current appraisal, an existing appraisal or other valuation would be utilized after discounting it to reflect current market conditions, and, as such, may include significant management assumptions and input with respect of the determination of fair value.

To assist in the discounting process, a valuation matrix was developed to provide valuation guidance for collateral dependent loans and foreclosed real estate where it was deemed that an existing appraisal was outdated as to current market conditions. The matrix is situated on both a temporal and collateral type axis in an attempt to compensate for value fluctuations within the respective asset classes situated in the captured time period. The matrix applies discounts to external appraisals depending on the type of real estate and age of the appraisal. The discounts are generally specific point estimates; however in some cases, the matrix allows for a small range of values. To address the changing economic conditions prevalent during 2009, the discounts were based in part upon externally derived data including but not limited to Case-Shiller composite indices, Moody’s REAL Commercial Property Prices Indices, and information from Zillow.com. The discounts were also based upon management’s knowledge of market conditions and prices of sales of foreclosed real estate. In addition, matrix value adjustments may be made by our independent appraisal group to reflect property value trends within specific markets as well as actual sales data from market transactions and/or foreclosed real estate sales. In the case where an appraisal is greater than two years old for collateral dependent impaired loans and foreclosed real estate, it is the Company’s policy to classify these as Level 3 within the fair value hierarchy; otherwise, they are classified as Level 2. The average age of appraisals for Level 3 valuations of collateral dependent loans was 3.13 years as of March 31, 2010. Management periodically reviews the discounts in the matrix as compared to valuations from updated appraisals and modifes the discounts should updated appraisals reflect valuations significantly different than those derived utilizing the matrix. To date, management believes the appraisal discount matrix has resulted in appropriate adjustments to existing appraisals thereby providing management with reasonable valuations for the collateral underlying the loan portfolio. The following table presents the carrying amount (in thousands) for impaired loans and adjustments made to fair value during the respective reporting periods.

Description	Assets / Liabilities Measured at Fair Value	Fair Value Measurements at March 31, 2010 Using			Total Losses
		Level 1	Level 2	Level 3
Impaired loans	$243,210	$—	$165,371	$77,839	$—

Description	Assets / Liabilities Measured at Fair Value	Fair Value Measurements at December 31, 2009 Using			Total Losses
		Level 1	Level 2	Level 3
Impaired loans	$240,044	$—	$149,346	$90,698	$—

Our nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value on a nonrecurring basis relate to foreclosed real estate and repossessed assets and goodwill. The amounts below represent the carrying values (in thousands) for our foreclosed real estate and repossessed assets and goodwill and impairment adjustments made to fair value during the respective reporting periods.

22

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Description	Assets / Liabilities Measured at Fair Value	Fair Value Measurements at March 31, 2010 Using			Total Losses
		Level 1	Level 2	Level 3
Foreclosed real estate and repossessed assets	$25,286	$—	$25,286	$—	$738

Description	Assets / Liabilities Measured at Fair Value	Fair Value Measurements at December 31, 2009 Using			Total Losses
		Level 1	Level 2	Level 3
Foreclosed real estate and repossessed assets	$8,867	$—	$8,867	$—	$1,043
Goodwill	—	—	—	—	84,837

The following describes the valuation techniques used to measure fair value for our nonfinancial assets and liabilities classified as nonrecurring.

Foreclosed Real Estate and Repossessed Assets. The adjustments to foreclosed real estate and repossessed assets are based primarily on appraisals of the real estate or other observable market prices. Our policy is that fair values for these assets are based on current appraisals. In most cases, we maintain current appraisals for these items. Where we do not have a current appraisal, an existing appraisal would be utilized after discounting it to reflect current market conditions, and, as such, may include significant management assumptions and input with the respect of the determination of fair value. As described above, we utilize a valuation matrix to assist in this process.

Goodwill. The adjustments to goodwill are made in accordance with ASC 320-20-35 and ASC 320-20-35-30 in which the prescribed two-step impairment testing was performed on goodwill arising from mergers with SFC and GFH.

ASC 820 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practical to estimate that value. It excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying fair value of the Company. The following methods and assumptions were used by the Company in estimating fair value for its financial instruments.

(a)	Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, overnight funds sold and due from FRB, and interest-bearing deposits in other banks. The carrying amount approximates fair value.

(b)	Investment Securities Available for Sale

Fair values are based on published market prices where available. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Investment securities available for sale are carried at their aggregate fair value.

(c)	Loans Held for Sale

The carrying value of loans held for sale is a reasonable estimate of fair value since loans are expected to be sold within a short period.

(d)	Loans

The fair value of other loans is estimated by discounting the future cash flows using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

(e)	Interest Receivable and Interest Payable

The carrying amount approximates fair value.

23

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(f)	Bank-Owned Life Insurance

The carrying amount approximates fair value.

(g)	Deposits

The fair values disclosed for demand deposits (for example, interest and noninterest demand and savings accounts) are, by definition, equal to the amount payable on demand at the reporting date (this is, their carrying values). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

(h)	Borrowings

The fair value of borrowings is estimated using discounted cash flow analysis based on the interest rates currently offered for borrowings of similar remaining maturities and collateral requirements. These include other borrowings, overnight funds purchased, and FHLB borrowings.

(i)	Commitments to Extend Credit and Standby Letters of Credit

The only amounts recorded for commitments to extend credit and standby letters of credit are the deferred fees arising from these unrecognized financial instruments. These deferred fees are not deemed significant at March 31, 2010 and December 31, 2009, and as such, the related fair values have not been estimated.

The estimated fair value (in thousands) of the Company’s financial instruments required to be disclosed by ASC 825, Financial Instruments, at March 31, 2010 and December 31, 2009 were as follows.

	March 31, 2010		December 31, 2009
	Carrying Value	Fair Value	Carrying Value	Fair Value
Assets:
Cash and due from banks	$17,225	$17,225	$16,995	$16,995
Overnight funds sold and due from FRB	229,583	229,583	139,228	139,228
Interest-bearing deposits in other banks	39,214	39,214	43,821	43,821
Investment securities available for sale	178,880	178,880	161,062	161,062
Loans held for sale	15,917	15,917	12,615	12,615
Loans, net	2,199,172	2,251,233	2,293,995	2,364,702
Interest receivable	9,471	9,471	8,788	8,788
Bank-owned life insurance	48,755	48,755	48,354	48,354

Liabilities:
Deposits	2,565,154	2,556,745	2,495,040	2,486,449
FHLB borrowings	225,857	231,003	228,215	233,356
Other borrowings	49,403	50,404	49,254	50,316
Interest payable	3,503	3,503	3,572	3,572

NOTE O—TROUBLED ASSET RELIEF PROGRAM (“TARP”)

On December 31, 2008, the Company entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the U.S. Treasury, pursuant to which the Company sold 80,347 shares of the Company’s Fixed-Rate Cumulative Perpetual Preferred Stock, Series C, no par value per share, having a liquidation preference of $1,000 per share (the “Series C Preferred Stock”) and a warrant (the “Warrant”) to purchase 1,325,858 shares of the Company’s common stock, $0.625 par value per share (the “Common Stock”), at an initial exercise price of $9.09 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $80.3 million in cash. This preferred stock is redeemable at par plus accrued and unpaid dividends subject to the approval of the Company’s primary banking regulators. In the fourth quarter of 2009, the Company began to defer dividends on its Series C Preferred Stock.

24

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Warrant is immediately exercisable. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issues of Common Stock at or below a specified price relative to the then-current market price of Common Stock. The Warrant expires ten years from the issuance date. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The American Recovery and Reinvestment Act of 2009 (“ARRA”), enacted on February 17, 2009, imposes certain new executive compensation and corporate governance obligations on all current and future TARP recipients until the institution has redeemed the preferred stock. This Act restricts golden parachute payments to senior executive officers and the next five most highly compensated employees during the period of time any obligations arising from financial assistance provided under the TARP remains outstanding. It also prohibits paying and accruing bonuses for certain senior executive officers and employees, requires that TARP participants provide the recovery of any bonus or incentive compensation paid to senior executive officers and the next 20 most highly compensated employees based on statements of earnings, revenues, gains, or other criteria later found to be materially inaccurate, and requires a review by the Secretary of all bonuses and other compensation paid by TARP participants to senior executive employees and the next 20 most highly compensated employees before the date of enactment of the ARRA to determine whether such payments were inconsistent with the purposes of the Act.

NOTE P—OTHER NONINTEREST EXPENSE

	Three Months Ended March 31,
	2010	2009
Salaries and employee benefits	$9,750	$11,234
Occupancy	2,298	1,919
Data processing	1,480	1,198
FDIC insurance	1,056	639
Equipment	1,091	389
Professional fees	1,316	275
Bank franchise tax	510	444
Stationary, printing, and office supplies	239	142
Telephone and postage	391	440
Amortization of intangible assets	495	334
Advertising and marketing	148	143
Directors’ and regional board fees	137	284
Other	2,069	2,407

Total noninterest expense	$20,980	$19,848

NOTE Q—SUBSEQUENT EVENTS

On April 9, 2010, the Company exercised its right to continue the deferral of all quarterly distributions on the Trust Preferred Securities it assumed in connection with its merger with GFH.

25

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Hampton Roads Bankshares, Inc.

Norfolk, Virginia

We have reviewed the accompanying consolidated balance sheet of Hampton Roads Bankshares, Inc. and subsidiaries as of March 31, 2010, the related consolidated statements of operations for the three-month periods ended March 31, 2010 and 2009, consolidated statement of changes in shareholders’ equity for the three-month period ended March 31, 2010 and the consolidated statements of cash flows for the three-month periods ended March 31, 2010 and 2009. These consolidated financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

As discussed in Note B to the consolidated financial statements, the March 31, 2010 and December 31, 2009 consolidated financial statements have been restated to correct a misstatement.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the consolidated financial statements, quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary banks to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). The Company has suffered recurring losses from operations and declining levels of capital that raise substantial doubt about the ability to continue as a going concern. The Company is in the process of implementing a capital plan, including receipt of definitive agreements for the purchase of common shares that are contingent on certain shareholder approvals. Management’s plans and the status of the capital raise are described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the consolidated balance sheet of Hampton Roads Bankshares, Inc. and subsidiaries as of December 31, 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated April 22, 2010, except for Notes 2 and 3, as to which the date is August 13, 2010, we expressed an unqualified opinion on those financial statements and included an explanatory paragraph concerning matters that raise substantial doubt about the Company’s ability to continue as a going concern. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2009, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Winchester, Virginia

May 17, 2010, except for Notes B and C, as to which the date is August 13, 2010

26

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Hampton Roads Bankshares, Inc. was incorporated under the laws of the Commonwealth of Virginia and serves as a holding company for BOHR and Shore. In addition to our retail and commercial banking services, we offer insurance, title, mortgage, and investment services.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to assist readers in understanding and evaluating our consolidated results of operations and financial condition. The following should be read in conjunction with our 2009 audited Consolidated Financial Statements and our 2009 Form 10-K.

Forward-Looking Statements

Where appropriate, statements in this report may contain the insights of management into known events and trends that have or may be expected to have a material effect on our operations and financial condition. The information presented may also contain certain forward-looking statements regarding future financial performance, which are not historical facts and involve various risks and uncertainties.

When or if used in this quarterly report or any Securities and Exchange Commission filings, other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “anticipate,” “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “is estimated,” “is projected,” or similar expressions are intended to identify “forward-looking statements.”

For a discussion of the risks, uncertainties, and assumptions that could affect these statements and our future events, developments, or results, you should carefully review the risk factors contained in our 2009 Form 10-K and this Form 10-Q, which are summarized below. Our risks include, without limitation, the following:

•	We incurred significant losses in 2009 and in the first quarter of 2010 and may continue to do so in the future, and we can make no assurances as to when we will be profitable;

•	The uncertainty regarding our ability to continue as a going concern may affect our business relationships;

•	We need to raise additional capital that may not be available to us;

•	We may not be able to successfully increase our regulatory capital, which may adversely affect our results of operations and financial condition;

•	BOHR is restricted from accepting brokered deposits and offering interest rates on deposits that are substantially higher than the prevailing rates in our market;

•

We expect to enter into a written agreement with our regulators, which will require us to designate a significant amount of resources to complying with the agreement that could impair our operations or restrict our growth;

•	The Company may not be able to meet federal regulatory requirements regarding the restoration of capital of BOHR.

•	We may become subject to additional regulatory restrictions in the event that our regulatory capital levels continue to decline;

•	Our estimate for losses in our loan portfolio may be inadequate, which would cause our results of operations and financial condition to be adversely affected;

•	We have had and may continue to have large numbers of problem loans, which could increase our losses related to loans;

•	Our lack of eligibility to continue to use a short form registration statement on Form S-3 may affect our short-term ability to access the capital markets;

•

We did not undergo a “stress test” under the Federal Reserve’s Supervisory Capital Assessment Program; our self- administered stress test differed from the Supervisory Capital Assessment Program and the results of our test may be inaccurate;

•	We have had significant turnover in our senior management team;

•	Government regulation and regulatory actions against us may impair our operations or restrict our growth;

•	If the value of real estate in our core market areas were to further decline materially, a significant portion of our loan portfolio could become further under-collateralized;

•	Our construction and land development, commercial real estate, and equity line lending may expose us to a greater risk of loss and hurt our earnings and profitability;

27

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Our lending on vacant land may expose us to a greater risk of loss and may have an adverse effect on operations;

•	Difficult market conditions may continue to adversely affect our industry;

•	A significant part of Gateway’s loan portfolio is unseasoned;

•

We are not paying dividends on our preferred stock or Common Stock and are deferring distributions on our Trust Preferred Securities, and we are prevented in otherwise paying cash dividends on our Common Stock. The failure to resume paying dividends on our Series C Preferred Stock and Trust Preferred Securities may adversely affect us;

•

Our ability to maintain adequate sources of funding and liquidity may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

The current economic environment may continue to negatively impact our financial condition, required capital levels or otherwise negatively impact our financial condition, which may, among other things, limit our access to certain sources of funding and liquidity;

•	We may face increasing deposit-pricing pressures, which may, among other things, reduce our profitability;

•	We may incur additional losses if we are unable to successfully manage interest rate risk;

•	Certain built-in losses could be limited if we experience an ownership change as defined in the Internal Revenue Code;

•	A substantial decline in the value of our equity investments including our FHLB Common Stock may result in an other-than-temporary impairment charge;

•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;

•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;

•	We face a variety of threats from technology-based frauds and scams;

•

Virginia law and the provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our Common Stock that would be willing to pay you a premium for your shares of our Common Stock;

•	Our directors and officers have significant voting power;

•

Our management has identified a material weakness in our internal control over financial reporting, which if not properly remediated, could result in material misstatements in our future interim and annual financial statements and have a material adverse effect on our business, financial condition, and results of operations and the price of our Common Stock;

•	We may be unable to recruit, motivate, and retain qualified employees;

•	Current levels of market volatility are unprecedented;

•	The Company has issued three series of preferred stock that have rights that are senior to those of its common shareholders;

•	If we are unable to redeem the Series C Preferred Stock prior to January 1, 2014, the cost of this capital to us will increase substantially;

•	Because of our participation in TARP, we are subject to several restrictions including restrictions on compensation paid to our executives;

•	Because of our financial condition and the compensation restrictions due to our participation in TARP, we have had and may continue to have difficulties recruiting and retaining qualified employees;

•

Our business, financial condition, and results of operations are highly regulated and could be adversely affected by new or changed regulations and by the manner in which such regulations are applied by regulatory authorities;

•

Current and future increases in FDIC insurance premiums, including the FDIC special assessment imposed on all FDIC- insured institutions, will decrease our earnings. In addition, FDIC insurance assessments for BOHR will likely increase from not maintaining a “well capitalized” status, which would further decrease earnings;

•	Banking regulators have broad enforcement power, but regulations are meant to protect depositors and not investors;

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HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	The fiscal, monetary, and regulatory policies of the Federal Government and its agencies could have a material adverse effect on our results of operations;

•	There can be no assurance that recently enacted legislation will stabilize the U.S. financial system;

•

The impact on us of recently enacted legislation, in particular Emergency Economic Stabilization Act of 2008 (“EESA”) and ARRA and their implementing regulations, and actions by the FDIC, cannot be predicted at this time; and

•	The soundness of other financial institutions could adversely affect us.

Our forward-looking statements could be incorrect in light of these and other risks, uncertainties, and assumptions. The future events, developments, or results described in this report could turn out to be materially different. We have no obligation to publicly update or revise our forward-looking statements after the date of this quarterly report and you should not expect us to do so.

Overview

Throughout 2009 and into the first quarter of 2010, economic conditions in the markets in which our borrowers operate continued to deteriorate and the levels of loan delinquency and defaults that we experienced were substantially higher than historical levels. Our loan customers continue to operate in an economically stressed environment. The Company reported a net loss for the quarter ended March 31, 2010, primarily as a result of a significant increase to our provision for loan losses.

As of March 31, 2010, we believe Shore remained “well capitalized” under applicable banking regulations while BOHR was “undercapitalized” and the consolidated Company was “significantly undercapitalized.” The Company continues to evaluate additional capital management strategies, including infusions of additional capital, with the intention of enabling it and BOHR to return to “well-capitalized” status.

Our primary source of revenue is net interest income earned by our bank subsidiaries. Net interest income represents interest and fees earned from lending and investment activities, less the interest paid on deposits and borrowings. Net interest income may be impacted by variations in the volume and mix of interest-earning assets and interest-bearing liabilities, changes in the yields earned and the rates paid, level of non-performing interest-earning assets, and the level of noninterest-bearing liabilities available to support earning assets. Our net interest income was negatively impacted by increasing levels of non-performing loans. In addition to net interest income, noninterest income is another important source of revenue. Noninterest income is derived primarily from service charges on deposits and fees earned from bank services, investment, mortgage, and insurance activities. Other factors that impact net income are the provision for loan losses, noninterest expense, and the provision for income taxes.

The following is a summary of our condition and financial performance as of March 31, 2010 and for the three month period then ended:

•

Assets were $2.9 billion. They increased by $26.6 million or 1% for the first three months of 2010 from December 31, 2009. The increase in assets was driven by an $86.0 million increase in cash and cash equivalents, offset by a $76.3 million decrease in loans.

•

Investment securities available for sale increased $17.8 million to $178.9 million for the first three months of 2010. The increase was driven by the reinvestment of the funds obtained from deposit growth and the decline in our loan portfolio.

•

Loans decreased by $76.3 million or 3% for the three months ended March 31, 2010 as loan paydowns and charge-offs exceeded the volume of new originations. New loan activity continues to be low as a result of our tighter underwriting criteria and economic conditions.

•	Deposits increased $70.1 million or 3% as new customer deposit activity more than offset the decline in brokered deposits.

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HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

•

Net loss available to common shareholders for the quarter ended March 31, 2010 was $(40.5) million or $(1.83) per common diluted share as compared with net income available to common shareholders of $4.4 million or $0.20 per common diluted share for the quarter ended March 31, 2009. The net loss was primarily attributable to provision for loan losses expense of $45.6 million.

•	Net interest margin was 3.39% at March 31, 2010 compared to 3.77% and 4.01% for the quarter ended March 31, 2009 and December 31, 2009, respectively.

•	Net interest income decreased $4.1 million for the three months ended March 31, 2010 as compared to the same period 2009.

•	Noninterest income for the three months ended March 31, 2010 was $5.6 million, a 13% decrease over the comparative period in 2009.

•	Noninterest expense was $21.0 million for the three months ended March 31, 2010, which was an increase of $1.1 million or 6% over the comparable periods for 2009.

Critical Accounting Policies

GAAP requires management to apply significant judgment to various accounting, reporting, and disclosure matters. Management must use assumptions, judgments, and estimates when applying these principles where precise measurements are not possible or practical. These policies are critical because they are highly dependent upon subjective or complex judgments, assumptions, and estimates. Changes in such judgments, assumptions, and estimates may have a significant impact on the consolidated financial statements and the accompanying footnotes. Actual results, in fact, could differ from those estimates. We consider our policies on allowance for loan losses, deferred income taxes, and estimates of fair value on financial instruments to be critical accounting policies. Refer to our 2009 Form 10-K for further discussion of these policies.

Material Trends

The global and U.S. economies have experienced a protracted slowdown in business activity, including high levels of unemployment, resulting in a lack of confidence in the worldwide credit markets and in the financial system. Currently, the U.S. economy appears to be slowly recovering from one of its longest economic recessions in recent history. It is not clear at this time how quickly the economy will recover and whether regulatory and legislative efforts to stimulate job growth and spending will be successful.

We experienced a significant deterioration in credit quality in 2009 that continues into 2010. Problem loans and non-performing assets rose and led us to significantly increase the allowance for loan losses. To bolster our allowance, we increased the provision for loan losses to $45.6 million in the first quarter of 2010 from $1.2 million in the first quarter of 2009. The increased expense contributed to a net loss available to common shareholders of $26.2 million for the first quarter of 2010. In light of continued economic weakness, problem credits may continue to rise and significant additional provisions for loan losses may be necessary to supplement the allowance for loan losses in the future. As a result, we may incur significant credit costs throughout 2010, which would continue to adversely impact our financial condition, our results of operations, and the value of our common stock.

ANALYSIS OF FINANCIAL CONDITION

Cash and Cash Equivalents. Cash and cash equivalents includes cash and due from banks, interest-bearing deposits in other banks, and overnight funds sold and due from the Federal Reserve Bank (“FRB”). Cash and cash equivalents are used for daily cash management purposes, management of short-term interest rate opportunities, and liquidity. Cash and cash equivalents as of March 31, 2010 were $286.0 million and consisted mainly of deposits with the FHLB and the FRB. These deposits increased $86.0 million in the first quarter of 2010, from $200.0 million at December 31, 2009.

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HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Securities. Our investment portfolio consists primarily of available-for-sale U.S. Agency mortgage-backed securities. Our available-for-sale securities are reported at estimated fair value. They are used primarily for liquidity, pledging, earnings, and asset/liability management purposes and are reviewed quarterly for possible impairment. The mortgage-backed securities consisted of Government National Mortgage Association pass-through securities or collateralized mortgage obligations.

At March 31, 2010, the estimated fair value of our investment securities was $178.9 million, an increase of $17.8 million or 11% from $161.1 million at December 31, 2009. The increase during first quarter 2010 was driven by the reinvestment of loan paydowns and the increase in deposits. Our investment portfolio was restructured during late 2009 to increase regulatory capital ratios by selling high risk-weighted securities and reinvesting the proceeds into lower risk-weighted securities. The average balance for first quarter 2010 was $206.2 million compared to $172.7 million for the first quarter of 2009.

Loan Portfolio. Our loan portfolio is comprised of commercial, construction, real estate-commercial mortgage, real estate-residential mortgage, and installment loans to individuals. Lending decisions are based upon an evaluation of the repaying capacity, financial strength, and credit history of the borrower, the quality and value of the collateral securing each loan, and the financial strength of guarantors. With few exceptions, personal guarantees are required on loans. Our loan portfolio decreased $76.3 million or 3% to $2.4 billion as of March 31, 2010 compared to December 31, 2009. Commercial loans decreased 5% to $344.8 million at March 31, 2010 compared with $361.3 million at December 31, 2009. Real estate commercial mortgages decreased 1% to $736.6 million at March 31, 2010 compared to $740.6 million at December 31, 2009. Real estate residential mortgages increased $1.6 million to $526.5 million at March 31, 2010 as compared with $524.9 million at December 31, 2009. Installment loans to individuals decreased 19% to $34.7 million at March 31, 2010 compared with $42.9 million at December 31, 2009. Construction loans also decreased 7% to $708.2 million at March 31, 2010 as compared with $757.7 million at December 31, 2009, thus lowering the concentration of construction loans to 30% of the total loan portfolio at March 31, 2010 compared with 31% at December 31, 2009.

Within the construction segment of the loan portfolio, the Bank has exposure to $110 million of loans in which interest payments are satisfied through the use of a reserve that was funded by the Bank upon origination and represents a portion of the borrower’s total liability to the Bank. In the instance of commercial construction, ultimate repayment is dependent upon stabilization of the funded project; whereas, in residential development, the Bank is assigned a certain percentage of each sale to retire a commensurate portion of the outstanding debt. Each interest reserve transaction is monitored by the account officer, a senior credit officer, and credit administration to verify the continuation of project viability as it relates to remaining interest reserve and additional financial capacity of the project sponsor. In certain instances, where either or both criteria have been deemed unsatisfactory, the borrower’s access to any remaining interest reserve has been curtailed on at least a temporary basis until the Bank’s special assets department has been engaged to further evaluate possible resolutions.

We have a high concentration of construction and real estate, both commercial and residential, loans. Construction loans are made to individuals and businesses for the purpose of construction of single family residential properties, multi-family properties, and commercial projects such as the development of residential neighborhoods and commercial office parks. Risk is reduced on these loans by limiting lending for speculative building of both residential and commercial properties based upon the borrower’s history with us, financial strength, and the loan-to-value ratio of such speculative property. We generally require new and renewed variable-rate commercial loans to have interest rate floors. Residential loans represent smaller dollar loans to more customers, and therefore, have lower credit risk than other types of loans. The majority of our fixed-rate residential mortgage loans, which represent increased interest rate risk, are sold in the secondary market, as well as some variable rate mortgage loans. The remainder of the variable-rate mortgage loans and a small number of fixed-rate mortgage loans are retained.

Allowance for Loan Losses. The purpose of the allowance for loan losses is to provide for potential losses inherent in our loan portfolio. Management regularly reviews our loan portfolio to determine whether adjustments are necessary. Our review takes into consideration changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and review of current economic conditions that may affect the

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HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

borrower’s ability to repay. In addition to the review of credit quality through ongoing credit review processes, we construct a comprehensive allowance analysis for our loan portfolio at least quarterly. This allowance includes specific allowances for individual loans; general allowance for loan pools, which factor in our historical loan loss experience, loan portfolio growth and trends, and economic conditions; and unallocated allowances predicated upon both internal and external factors.

The allowance for loan losses was $151.2 million or 6.43% of outstanding loans as of March 31, 2010 compared with $132.7 million or 5.47% of outstanding loans as of December 31, 2009. We increased the allowance for loan losses $18.5 million (net of charge-offs and recoveries) during the first three months of 2010. Pooled loan allocations increased slightly to $35.6 million at March 31, 2010 from $34.1 million at December 31, 2009. Allowance coverage for the non-impaired portfolio is determined using a methodology that incorporate historical loss rates and risk ratings by loan category. Loss rates are based on a three-year weighted average with recent period loss rates weighted more heavily. We then apply an adjustment factor to each loss rate based on assessments of loss trends, collateral values, and economic and business influences impacting expected losses. During the quarter, the weighted historical loss rates for most loan categories increased due to recent charge-off activity. Qualitative adjustment factors for most loan categories decreased due to analyses of nonaccrual loan trends and other factors and reflect management’s view that charge-offs used to calculate pooled reserves better reflect expected loss experience. In addition, based on third party review, management believes the quality of its risk rating system has improved and requires less qualitative adjustment. The effect of these changes was an increase in the loss factors for most loan types and an increase in pooled loan allocations. Specific loan allocations increased $15.4 million to $106.9 million at March 31, 2010 from $91.5 million at December 31, 2009. Specific loan allocations increased due to a decrease in collateral values of certain collateral dependent loans and due to the estimated losses of new impaired loans. Unallocated allowances increased $1.6 million. The following table provides a breakdown of the allowance for loan losses and other related information (in thousands) at March 31, 2010 and 2009.

	March 31, 2010	December 31, 2009
Allowance for loan losses:
Pooled component	$35,578	$34,050
Specific component	106,919	91,488
Unallocated component	8,729	7,159

Total	$151,226	$132,697

Impaired loans	$457,230	$469,068
Non-impaired loans	1,893,168	1,957,624

Total loans	$2,350,398	$2,426,692

Pooled component as % of non-impaired loans	1.87%	1.74%
Specific component as % of impaired loans	23.38%	19.50%

Allowance as of % of loans	6.43%	5.47%
Allowance as of % of nonaccrual loans	60.15%	53.44%

The specific allowance for loan losses necessary for impaired loans is based on a loan-by-loan analysis and varies between impaired loans largely due to the level of collateral. Additionally, pooled loan allocations vary depending on a number of assumptions and trends. As a result, the ratio of allowance for loan losses to nonaccrual loans is not sufficient for measuring the adequacy of the allowance for loan losses. The following table provides additional ratios that measure our allowance for loan losses.

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HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

	March 31, 2010	December 31, 2009
Non-performing loans for which full loss has been charged off to total loans	1.80%	0.91%
Non-performing loans for which full loss has been charged off to non-performing loans	16.84%	8.91%
Charge off rate for nonperforming loans which the full loss has been charged off	37.22%	42.46%
Coverage ratio net of nonperforming loans for which the full loss has been charged off	72.33%	58.67%
Total allowance divided by total loans less nonperforming loans for which the full loss has been charged off	6.55%	5.52%
Allowance for individually impaired loans divided by impaired loans for which an allowance has been provided	30.54%	27.60%

A loan is considered impaired when management believes the principal is uncollectible. Subsequent recoveries, if any, are credited to the allowance. Impairment is evaluated in the aggregate for smaller balance loans of similar nature and on an individual loan basis for other loans. If a loan is considered impaired, it is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. Total impaired loans were $457.2 million at March 31, 2010, a decrease of $11.8 million or 3% over December 31, 2009. Of these loans, $251.4 million were on nonaccrual status at March 31, 2010.

Non-Performing Assets. Non-performing assets as a percentage of total assets remained at 9% at March 31, 2010 as nonaccrual loans increased $3.1 million. Total nonaccrual loans aggregated $251.4 million at March 31, 2010 as compared with $248.3 million at December 31, 2009. Net charge-offs were $27.1 million for the quarter ended March 31, 2010 as compared with $32.1 million for the quarter ended December 31, 2009.

The following chart summarizes our nonaccrual loans by loan type as of March 31, 2010 and December 31, 2009 (in thousands).

	March 31, 2010	December 31, 2009
Commercial	$24,571	$24,803
Construction	137,835	150,325
Real estate - commercial mortgage	64,356	50,858
Real estate - residential mortgage	24,606	22,146
Installment loans (to individuals)	53	171

Total nonaccrual loans	$251,421	$248,303

Loans Acquired with Deteriorated Credit Quality

Loans acquired with evidence of credit quality deterioration since origination and for which it is probable at purchase that we will be unable to collect all contractually required payments are accounted for under ASC 310-30,

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HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due status and refreshed borrower credit scores, some of which were not immediately available as of the purchase date. ASC 310-30 addresses accounting for differences between contractual and expected cash flows to be collected from our initial investment in loans if those differences are attributable, at least in part, to credit quality. ASC 310-30 requires that acquired impaired loans be recorded at fair value and prohibits “carrying over” or the creation of valuation allowances in the initial accounting for loans acquired that are within the scope of ASC 310-30.

In accordance with ASC 310-30, certain acquired loans of GFH that were considered impaired were written down to fair value at the acquisition date. As a result, there were no reported net charge-offs in 2008 on these loans as the initial fair value at acquisition date would have already considered the estimated credit losses on these loans. As of March 31, 2010, the carrying value was $66.3 million and the unpaid balance on these loans was $73.7 million. ASC 310-30 does not apply to loans GFH previously securitized as they are not held on our balance sheet. During 2009 and into 2010, the ASC 310-30 portfolio experienced further credit deterioration due to weakness in the housing markets and the impacts of a slowing economy. For further information regarding loans accounted for in accordance with ASC 310-30, see Note 5, Accounting for Certain Loans Acquired in a Transfer, of the Notes to the Consolidated Financial Statements.

Deposits. Deposits are the primary source of funding for the Company. Total deposits at March 31, 2010 increased $70.1 million or 3% to $2.6 billion as compared with December 31, 2009. Total brokered deposits were $416.9 million or 16% of deposits at March 31, 2010, which was an increase of $30.5 million from the total brokered deposits of $386.4 million at December 31, 2009.

Changes in the deposit categories include a decrease of $4.4 million or 2% in noninterest-bearing demand deposits, an increase of $20.1 million or 2% in interest-bearing demand deposits, and a decrease of $3.6 million or 4% in savings accounts from December 31, 2009 to March 31, 2010. Interest-bearing demand deposits included $5.0 million of brokered money market funds at March 31, 2010, which was $42.6 million lower than the balance of brokered money market funds of $47.6 million outstanding at December 31, 2009. Therefore, core bank interest-bearing demand deposits increased by $62.7 million over the last three months. Of this increase $10.4 million was related to an increase in our business sweep account and $69.7 million was related to an increase in our money market products; this was offset by a $17.4 million decrease in NOW accounts. Total time deposits under $100 thousand increased $50.1 million from $889.8 million at December 31, 2009 to $939.9 million at March 31, 2010. Brokered CDs represented $411.9 million, which was an increase of $73.1 million over the $338.8 million of brokered CDs outstanding at December 31, 2009. Therefore, core bank CDs decreased $23.0 million over the last three months. Time deposits over $100 thousand increased $8.0 million from $356.8 million at December 31, 2009 to $364.8 million at March 31, 2010. Going forward, management intends to focus on core deposit growth as our primary source of funding.

Borrowings. We use short-term and long-term borrowings from various sources including the FHLB, funds purchased from correspondent banks, reserve repurchase accounts, and trust preferred securities. Our FHLB borrowings on March 31, 2010 were $225.9 million compared to $228.2 million at December 31, 2009.

Capital Resources. Total shareholders’ equity decreased $38.8 million or 31% to $86.2 million at March 31, 2010 compared to $125.0 million at December 31, 2009. The decrease in shareholders’ equity was primarily a result of the $39.1 million net loss for the three months ended March 31, 2010 and accrual of Series C Preferred dividends (including amortization of preferred stock discount) of approximately $1.4 million.

During 2009, we paid two quarterly cash dividends of $0.11 per share on our common stock to shareholders of record as of February 27, 2009 and May 15, 2009. To preserve capital, on July 30, 2009 the Board of Directors voted to suspend the quarterly dividend on the Company’s common stock. Our ability to distribute cash dividends in the future may be limited by regulatory restrictions and the need to maintain sufficient consolidated capital.

We have taken additional actions to preserve capital. On October 30, 2009, we announced suspension of dividend payments on our Series A and B Preferred Stock. On February 17, 2010, we notified the U.S. Department of the

34

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Treasury (“Treasury”) of our intent to defer the payment, the second consecutive quarter we have deferred this payment, of our quarterly cash dividend on our Series C Preferred Stock issued to the Treasury in connection with our participation in the TARP CPP. The total amount deferred as of March 31, 2010 was $2.0 million.

In January 2010, the Company exercised its right to defer all quarterly distributions on the trust preferred securities (in thousands) it assumed in connection with its merger with GFH (collectively, the “Trust Preferred Securities”), which are identified below.

	Amount (in thousands)	Interest Rate	Redeemable On Or After	Mandatory Redemption
Gateway Capital Statutory Trust I	$8,000	LIBOR + 3.10%	September 17, 2008	September 17, 2033
Gateway Capital Statutory Trust II	7,000	LIBOR + 2.65%	July 17, 2009	June 17, 2034
Gateway Capital Statutory Trust III	15,000	LIBOR + 1.50%	May 30, 2011	May 30, 2036
Gateway Capital Statutory Trust IV	25,000	LIBOR + 1.55%	July 30, 2012	July 30, 2037

Interest payable under the Trust Preferred Securities continues to accrue during the deferral period and interest on the deferred interest also accrues, both of which must be paid at the end of the deferral period and totaled $417 thousand at March 31, 2010. Prior to the expiration of the deferral period, the Company has the right to further defer interest payments, provided that no deferral period, together with all prior deferrals, exceeds 20 consecutive quarters and that no event of default (as defined by the terms of the applicable Trust Preferred Securities) has occurred and is continuing at the time of the deferral. The Company was not in default with respect to the terms of the Trust Preferred Securities at the time the quarterly payments were deferred and such deferrals did not cause an event of default under the terms of the Trust Preferred Securities.

We are subject to regulatory risk-based capital guidelines that measure capital relative to risk-weighted assets and off-balance sheet financial instruments. Tier I capital is comprised of shareholders’ equity, net of unrealized gains or losses on available-for-sale securities, less intangible assets, while total risk-based capital adds certain debt instruments and qualifying allowances for loan losses. As of March 31, 2010, our consolidated regulatory capital ratios are Tier 1 Leverage Ratio of 3.36%, Tier 1 Risk-Based Capital Ratio of 4.50%, and Total Risk-Based Capital of 5.82%.

As of March 31, 2010, we believe Shore remained “well capitalized” under applicable banking regulations while BOHR was “undercapitalized” and the consolidated Company was “significantly undercapitalized.” Although there can be no assurance that we will be successful, the Board and management are continuing to explore options for raising additional capital and improving the capital adequacy of the Company and BOHR.

The Company’s independent registered public accounting firm has included a going concern emphasis paragraph in their report on the December 31, 2009 consolidated financial statements due to the Company’s 2009 financial results, the substantial uncertainty throughout the U.S. banking industry, the Written Agreement the Company and BOHR have entered into and BOHR’s “undercapitalized” status. See Note 3 to the consolidated financial statements. Nevertheless, the Company contemplates that it will close on a capital raise of at least $275 million in the third quarter of 2010 (the “Capital Raise”). The Capital Raise is expected to return the Company and BOHR to significantly above “well-capitalized” status. However, there can be no assurances that we will be able to close on the Capital Raise or that the Company or BOHR will return to well capitalized status in 2010.

Off-Balance Sheet Arrangements. We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet our customers’ financing needs. For more information on our off-balance sheet arrangements, see Note 13, Financial Instruments with Off-Balance-Sheet Risk, of the Notes to Consolidated Financial Statements contained in the 2009 Form 10-K.

Contractual Obligations. Our contractual obligations consist of time deposits, borrowings, and operating lease obligations. There have not been any significant changes in our contractual obligations from those disclosed in the 2009 Form 10-K.

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HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

ANALYSIS OF RESULTS OF OPERATIONS

Overview. During the first three months of 2010, we incurred a net loss available to common shareholders of $40.5 million, a decrease of $44.9 million from the net income available to common shareholders of $4.4 million for the first three months of 2009. The loss for the three months ended March 31, 2010 was driven by provision for loan losses expense of $45.6 million necessary to maintain the allowance for loan losses at a level necessary to cover expected losses inherent in the loan portfolio. Diluted loss per common share was $1.83 for the three months ended March 31, 2010, a decrease of $2.03 over the diluted earnings per common share of $0.20 for the three months ended March 31, 2009.

Net Interest Income. Net interest income, a major component of our earnings, is the difference between the income generated by interest-earning assets reduced by the cost of interest-bearing liabilities. Net interest income for the three months ended March 31, 2010 was $21.9 million, a decrease of $4.1 million over the three months ended March 31, 2009. The decrease in net interest income was primarily the result of a decrease in interest income from loans due primarily to a decline in average loans of $452 thousand from March 31, 2009 to March 31, 2010 and an increase in nonaccrual loans. The net interest margin, which is calculated by expressing annualized net interest income as a percentage of average interest-earning assets, is an indicator of effectiveness in generating income from earning assets. The net interest margin was 3.39% for the three months ended March 31, 2010 compared to 3.77% and 4.01% for the three months ended March 31, 2009 and December 31, 2009, respectively. The decline in net interest margin from prior periods is due primarily to a $2.4 million favorable adjustment to fair market value amortization of FHLB advance payoffs during the fourth quarter of 2009, increased levels of nonaccrual loans, and to an increase in low yielding balances at the FRB during the first quarter of 2010, and the effect of purchase accounting adjustments recorded in 2009.

Our interest-earning assets consist of loans, investment securities, overnight funds sold and due from FRB, and interest-bearing deposits in other banks. Interest income on loans, including fees, decreased $5.5 million for the three months ended March 31, 2010 compared to the three months ended December 31, 2009 as a result of a $113.7 million decrease in average loan balances and an increase in nonaccrual loans. Interest income on investment securities decreased $63 thousand for the three months ended March 31, 2010 compared to the same time period during 2009. Interest income on interest-bearing deposits in other banks increased $13 thousand for the three month period ended March 31, 2010 compared to the same time period during 2009. Interest income on overnight funds sold and due from FRB increased $95 thousand for the three months ended March 31, 2010 compared to the same time period during 2009.

Our interest-bearing liabilities consist of deposit accounts and borrowings. Interest expense on deposits decreased $206 thousand to $10.1 million for the three months ended March 31, 2010 compared to the same time period during 2009. This decrease resulted from a $325.1 million increase in average interest-bearing deposits, offset by a 33 basis point decrease in the average interest rate on deposits. This decrease in our average deposit rates resulted in large part from declining rates on certificates of deposits and savings deposits. These factors contributed significantly toward a reduction of our average rate on time deposits from 2.69% for the first quarter of 2009 to 1.95% for the first quarter of 2010. Interest expense on borrowings, which consisted of FHLB borrowings, other borrowings, and overnight funds purchased decreased $1.1 million to $2.0 million for the three months ended March 31, 2010 compared to the same time period during 2009. The $234.6 million decrease in average borrowings netted against a 51 basis point increase in the average interest rate on borrowings produced this result.

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HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The table below presents the average interest-earning assets and average interest-bearing liabilities (in thousands), the average yields earned on such assets and rates paid on such liabilities (in thousands), and the net interest margin for the three months ended March 31, 2010, December 31, 2009, and March 31, 2009.

	Three Months Ended March 31, 2010			Three Months Ended December 31, 2009			Three Months Ended March 31, 2009
	Average Balance	Annualized Interest Income/ Expense	Average Yield/ Rate	Average Balance	Annualized Interest Income/ Expense	Average Yield/ Rate	Average Balance	Annualized Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning assets
Loans	$2,173,606	$130,809	6.02%	$2,287,351	$131,620	5.75%	$2,625,115	$153,034	5.83%
Investment securities	206,203	6,964	3.38%	164,780	6,133	3.72%	172,736	7,221	4.18%
Interest-bearing deposits in other banks	48,178	117	0.24%	32,963	69	0.21%	9,280	64	0.69%
Overnight funds sold and due from FRB	198,947	384	0.19%	155,827	238	0.15%	198	1	0.51%

Total interest-earning assets	2,626,934	138,274	5.26%	2,640,921	138,060	5.23%	2,807,329	160,320	5.71%
Noninterest-earning assets	377,358			426,747			308,704

Total assets	3,004,292			3,067,668			3,116,033

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities
Interest-bearing demand deposits	954,939	15,416	1.61%	777,682	11,171	1.44%	631,472	6,751	1.07%
Savings deposits	80,221	525	0.65%	92,480	628	0.68%	121,482	1,733	1.43%
Time deposits	1,284,574	25,095	1.95%	1,306,103	20,630	1.58%	1,241,662	33,385	2.69%

Total interest-bearing deposits	2,319,734	41,036	1.77%	2,176,265	32,429	1.49%	1,994,616	41,869	2.10%
Borrowings	276,890	8,290	2.99%	300,100	(303)	-0.10%	511,495	12,706	2.48%

Total interest-bearing liabilities	2,596,624	49,326	1.90%	2,476,365	32,126	1.30%	2,506,111	54,575	2.18%
Noninterest-bearing liabilities
Demand deposits	236,947			285,481			237,564
Other liabilities	21,082			25,524			30,299

Total noninterest-bearing liabilities	258,029			311,005			267,863

Total liabilities	2,854,653			2,787,370			2,773,974
Shareholders’ equity	189,639			280,298			342,059

Total liabilities and shareholders’ equity	$3,004,292			$3,067,668			$3,116,033

Net interest income		$88,948			$105,934			$105,745

Net interest spread			3.36%			3.93%			3.53%
Net interest margin			3.39%			4.01%			3.77%

Note: Interest income from loans included fees of $206 at March 31, 2010, $2,777 at March 31, 2009, and $1,121 at December 31, 2009. Average nonaccrual loans of $251,421 and $201,621 are excluded from average loans at March 31, 2010 and December 31, 2009, respectively. Average nonaccrual loans for March 31, 2009 were not material and are included in average loans above.

37

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

	Three Months Ended March 31, 2010 Compared to Three Months Ended December 31, 2009			Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009
		Variance Attributable to			Variance Attributable to
	Total	Rate	Volume	Total	Rate	Volume
Interest-Earning Assets:
Loans	$(811)	$5,937	$(6,748)	$(22,225)	$4,812	$(27,037)
Investment securities	831	(603)	1,434	(257)	(1,521)	1,264
Interest-bearing deposits in other banks	48	11	37	53	(64)	117
Overnight funds sold and due from FRB	146	75	71	383	(1)	384

Total interest-earning assets	214	5,420	(5,206)	(22,046)	3,226	(25,272)
Interest-Bearing Liabilities:
Deposits	8,607	6,365	2,242	(833)	(7,111)	6,278
Borrowings	8,593	8,572	21	(4,416)	2,238	(6,654)

Total interest-bearing liabilities	17,200	14,937	2,263	(5,249)	(4,873)	(376)

Net interest income	$(16,986)	$(9,517)	$(7,469)	$(16,797)	$8,099	$(24,896)

Note: The change in interest due to both rate and volume has been allocated to variance attributable to rate and variance attributable to volume in proportion to the relationship for the absolute amounts of change in each.

Noninterest Income. For the quarter ended March 31, 2010, total noninterest income was $5.6 million, a decrease of $839 thousand or 13% as compared to first quarter 2009. Noninterest income comprised 14% of total revenue for both the first quarter of 2010 and the first quarter of 2009. Service charges on deposit accounts decreased $394 thousand or 19% to $1.7 million for the first quarter of 2010 compared to the same period in 2009 due to reduced overdraft activity along with a change in policy reducing the number of overdraft charges a customer can incur on any given day. Mortgage banking revenue, which is primarily the income associated with originating and selling first lien residential real estate loans, was $1.8 million in the period ended March 31, 2010 compared to $1.6 million in the prior year period. This increase was driven by the higher levels of loan originations in 2010.

We generated gains on sales of investment securities of $79 thousand during the first quarter of 2010 and none for comparative 2009. The deteriorating economy during 2009 and 2010 caused other-than-temporary impairments in our foreclosed real estate and investment securities portfolios. Other-than-temporary impairment of securities of $44 thousand was incurred during first quarter 2010. Losses on foreclosed real estate for the first quarter of 2010 and 2009 were $738 thousand and $2 thousand, respectively. Both the foreclosed real estate impairments and the other-than-temporary impairment of securities were included as a reduction to noninterest income. The following tables provide an analysis of noninterest income (in thousands).

38

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

	Three Months Ended March 31,
	2010	2009
Service charges on deposit accounts	$1,665	$2,059
Mortgage banking revenue	1,755	1,642
Gain on sale of premises and equipment	25	5
Losses on foreclosed real estate	(738)	(2)
Other-than-temporary impairment of securities	(44)	(18)
Insurance revenue	1,320	1,312
Brokerage revenue	74	46
Income from bank-owned life insurance	400	400
Visa check card income	429	415
ATM surcharge fee	86	58
Wire fees	37	36
Rental income	36	66
Other	477	421

Subtotal before gain on sale of investment securities	5,522	6,440
Gain on sale of investment securities	79	—

Total noninterest income	$5,601	$6,440

Noninterest Expense. Noninterest expense represents our overhead expenses. Total noninterest expense increased $1.1 million or 6% for the first three months of 2010 compared to the first three months of 2009. Salaries and employee benefits expense decreased $1.5 million for the first quarter of 2010 from the first quarter of 2009. Salaries and employee benefits expense in the first quarter of 2010 was positively impacted by the reduction of certain personnel expense accruals. Occupancy expense increased $379 thousand for the first three months of 2010 compared to the first three months of 2009 as a result of rental increases on existing leases and one new lease entered into during the first quarter of 2010. Data processing expense increased $282 thousand for the first three months of 2010 compared to the first three months of 2009 due to an increase in outsourced data processing fees charged from the outsource provider. FDIC insurance was $1.1 million for the three months ended March 31, 2010 as compared with $639 thousand for the same period in 2009; the increase was due to increases in required insurance rates. Equipment expense increased 180% to $1.1 million for the three months ended March 31, 2010 as compared to the same period in 2009. This increase in equipment expense was primarily due to differences in the way the expenses were accounted for after the data processing conversion of the Banks. For the first quarter of 2010, professional fees were $1.3 million compared to $275 thousand for comparative 2009. Professional fees increased primarily due to legal and consultant fees associated with loan collection activities. The following table provides an analysis of quarterly total noninterest expense (in thousands) by line item.

39

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

	Three Months Ended March 31,
	2010	2009
Salaries and employee benefits	$9,750	$11,234
Occupancy	2,298	1,919
Data processing	1,480	1,198
FDIC insurance	1,056	639
Equipment	1,091	389
Professional fees	1,316	275
Bank franchise tax	510	444
Stationary, printing, and office supplies	239	142
Telephone and postage	391	440
Amortization of intangible assets	495	334
Advertising and marketing	148	143
Directors’ and regional board fees	137	284
Other	2,069	2,407

Total noninterest expense	$20,980	$19,848

The efficiency ratio, calculated by dividing noninterest expense by the sum of net interest income and noninterest income excluding securities gains was 76% for the first quarter of 2010 compared to 61% for the first quarter of 2009.

Income Tax Provision. We recorded a provision for income tax expense of $62 thousand for the quarter ended March 31, 2010. Management assesses the realizability of the deferred tax asset on a quarterly basis, considering both positive and negative evidence in determining whether it is more likely than not that some portion or all of the deferred tax asset would not be realized. A valuation allowance for the entire net deferred tax asset has been established as of March 31, 2010.

40

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

The Company’s primary market risk is exposure to interest rate volatility. Fluctuations in interest rates will impact both the level of interest income and interest expense and the market value of the Company’s interest earning assets and interest bearing liabilities.

The primary goal of the Company’s asset/liability management strategy is to optimize net interest income while limiting exposure to fluctuations caused by changes in the interest rate environment. The Company’s ability to manage its interest rate risk depends generally on the Company’s ability to manage the maturities and re-pricing characteristics of its assets and liabilities while taking into account the separate goals of maintaining asset quality and liquidity and achieving the desired level of net interest income.

The Company’s management, guided by the Asset/Liability Committee, determines the overall magnitude of interest sensitivity risk and then formulates policies governing asset generation and pricing, funding sources and pricing, and off-balance sheet commitments. These decisions are based on management’s expectations regarding future interest rate movements, the state of the national and regional economy, and other financial and business risk factors.

The primary method that the Company uses to quantify and manage interest rate risk is simulation analysis, which is used to model net interest income from assets and liabilities over a specified time period under various interest rate scenarios and balance sheet structures. This analysis measures the sensitivity of net interest income over a relatively short time horizon. Key assumptions in the simulation analysis relate to the behavior of interest rates and spreads, the changes in product balances, and the behavior of loan and deposit customers in different rate environments.

The expected effect on net interest income for the twelve months following March 31, 2010 and December 31, 2009 due to an immediate change in interest rates is shown below. These estimates are dependent on material assumptions, such as those previously discussed.

	March 31, 2010 Change in Net Interest Income		December 31, 2009 Change in Net Interest Income
(in thousands)	Amount	%	Amount	%
Change in Interest Rates:
+200 basis points	$(4,178)	(4.09)%	$(4,861)	(5.07)%
+100 basis points	(2,440)	(2.39)%	(2,129)	(2.22)%
-100 basis points	N/A	N/A	N/A	N/A
-200 basis points	N/A	N/A	N/A	N/A

The above analysis suggests that we project a decrease in net interest income assuming an immediate increase in interest rates. It should be noted, however, that the simulation analysis is based upon equivalent changes in interest rates for all categories of assets and liabilities. In normal operating conditions, interest rate changes rarely occur in such a uniform manner. Many factors affect the timing and magnitude of interest rate changes on financial instruments. In addition, management may deploy strategies that offset some of the impact of changes in interest rates. Consequently, variations should be expected from the projections resulting from the controlled conditions of the simulation analysis. Management maintains a simulation model where it is assumed that interest rate changes occur gradually, that rate increased for interest-bearing liabilities lag behind the rate increases of interest-earning assets, and that the level of deposit rate increased will be less than the level of deposit rate increased will be less than the level of rate increases for interest-earning assets. In this model, we project an increase in net interest income due to rising rates, during the twelve months following March 31, 2010.

41

EXCERPTS FROM HAMPTON ROADS BANKSHARES, INC. FORM 10-Q

for the quarterly period ended June 30, 2010

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	(Unaudited) June 30, 2010	As Restated (Audited) December 31, 2009

Assets:
Cash and due from banks	$18,813	$16,995
Interest-bearing deposits in other banks	1,255	43,821
Overnight funds sold and due from Federal Reserve Bank	306,812	139,228
Investment securities available for sale, at fair value	175,282	161,062
Restricted equity securities, at cost	26,397	29,779

Loans held for sale	27,734	12,615

Loans	2,251,937	2,426,692
Allowance for loan losses	(173,226)	(132,697)

Net loans	2,078,711	2,293,995

Premises and equipment, net	95,206	97,512
Interest receivable	7,749	8,788
Foreclosed real estate and repossessed assets, net of valuation allowance	30,307	8,867
Deferred tax asset, net	—	397
Intangible assets, net	11,848	12,839
Bank-owned life insurance	49,179	48,355
Other assets	47,818	45,323

Total assets	$2,877,111	$2,919,576

Liabilities and Shareholders’ Equity:
Deposits:
Noninterest-bearing demand	$249,102	$248,682
Interest-bearing:
Demand	871,265	916,865
Savings	75,840	82,860
Time deposits:
Less than $100	768,960	889,788
$100 or more	583,214	356,845

Total deposits	2,548,381	2,495,040

Federal Home Loan Bank borrowings	225,013	228,215
Other borrowings	49,553	49,254
Interest payable	3,658	3,573
Other liabilities	16,259	18,481

Total liabilities	2,842,864	2,794,563

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock - 1,000,000 shares authorized:
Series A non-convertible, non-cumulative perpetual preferred stock, $1,000 liquidation value, 23,266 shares issued and outstanding on June 30, 2010 and December 31, 2009	20,733	19,919
Series B non-convertible, non-cumulative perpetual preferred stock, $1,000 liquidation value, 37,550 shares issued and outstanding on June 30, 2010 and December 31, 2009	39,117	39,729
Series C fixed rate, cumulative preferred stock, $1,000 liquidation value, 80,347 shares issued and outstanding on June 30, 2010 and December 31, 2009	75,867	75,322
Common stock, $0.625 par value, 100,000,000 shares authorized; 22,149,594 shares issued and outstanding on June 30, 2010 and 22,154,320 on December 31, 2009	13,843	13,846
Capital surplus	165,475	165,391
Retained deficit	(283,013)	(188,448)
Noncontrolling interest	151	—
Accumulated other comprehensive income (loss), net of tax	2,074	(746)

Total shareholders’ equity	34,247	125,013

Total liabilities and shareholders’ equity	$2,877,111	$2,919,576

See accompanying notes to the consolidated financial statements.

3

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)	Three Months Ended		Six Months Ended
(unaudited)	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Interest Income:
Loans, including fees	$28,168	$36,150	$60,422	$73,885
Investment securities	1,705	1,561	3,422	3,341
Overnight funds sold and due from Federal Reserve Bank	152	12	276	22
Interest-bearing deposits in other banks	—	5	—	11

Total interest income	30,025	37,728	64,120	77,259

Interest Expense:
Deposits:
Demand	3,865	1,557	7,666	3,222
Savings	125	295	254	722
Time deposits:
Less than $100	3,693	3,785	7,643	8,717
$100 or more	2,494	3,420	4,732	6,720

Interest on deposits	10,177	9,057	20,295	19,381
Federal Home Loan Bank borrowings	1,406	1,672	2,719	3,381
Other borrowings	745	966	1,476	2,185
Overnight funds purchased	—	134	—	339

Total interest expense	12,328	11,829	24,490	25,286

Net interest income	17,697	25,899	39,630	51,973
Provision for loan losses	54,638	33,706	100,251	34,895

Net interest income (expense) after provision for loan losses	(36,941)	(7,807)	(60,621)	17,078

Noninterest Income:
Service charges on deposit accounts	1,755	2,073	3,420	4,132
Mortgage banking revenue	2,604	1,397	4,359	3,039
Gain on sale of investment securities available for sale	390	—	469	—
Gain (loss) on sale of premises and equipment	18	(11)	43	(6)
Losses on foreclosed real estate and repossessed assets	(2,476)	(337)	(3,214)	(339)
Other-than-temporary impairment of securities (includes total other-than-temporary impairment losses of $0 and $166, net of $0 and $34 recognized in other comprehensive income for the six months ended June 30, 2010 and 2009, respectively, before taxes)	—	(114)	(44)	(132)
Insurance revenue	1,279	1,339	2,599	2,651
Brokerage revenue	79	85	153	131
Income from bank-owned life insurance	424	405	824	805
Other	1,258	818	2,323	1,814

Total noninterest income	5,331	5,655	10,932	12,095

Noninterest Expense:
Salaries and employee benefits	10,955	10,546	20,705	21,780
Occupancy	2,150	2,165	4,448	4,084
Data processing	1,169	1,295	2,649	2,493
Impairment of goodwill	—	27,976	—	27,976
FDIC insurance	1,169	2,661	2,225	3,301
Equipment	932	1,462	2,023	2,491
Other	6,711	4,225	11,985	8,053

Total noninterest expense	23,086	50,330	44,035	70,178

Loss before provision for income tax benefit	(54,696)	(52,482)	(93,724)	(41,005)
Provision for income tax benefit	(2,196)	(9,253)	(2,134)	(5,143)

Net loss before noncontrolling interest	(52,500)	(43,229)	(91,590)	(35,862)

Noncontrolling interest	(139)	—	(170)	—

Net loss	(52,639)	(43,229)	(91,760)	(35,862)
Preferred stock dividend and accretion of discount	1,423	2,995	2,798	5,959

Net loss available to common shareholders	$(54,062)	$(46,224)	$(94,558)	$(41,821)

Per Common Share:
Cash dividends declared	$—	$0.11	$—	$0.22

Basic loss	$(2.44)	$(2.13)	$(4.27)	$(1.92)

Diluted loss	$(2.44)	$(2.13)	$(4.27)	$(1.92)

Basic weighted average shares outstanding	22,154,594	21,741,879	22,154,557	21,746,505
Effect of dilutive stock options and non-vested stock	—	—	—	—

Diluted weighted average shares outstanding	22,154,594	21,741,879	22,154,557	21,746,505

See accompanying notes to the consolidated financial statements.

4

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(in thousands, except share data)	Preferred Stock		Common Stock			Retained	Noncontrolling	Accumulated Other Comprehensive	Total Stockholders’
(unaudited)	Shares	Amount	Shares	Amount	Capital Surplus	Deficit	Interest	Gain (Loss)	Equity

Balance at December 31, 2009 (as restated)	141,163	$134,970	22,154,320	$13,846	$165,391	$(188,448)	$—	$(746)	$125,013

Comprehensive loss:
Net loss	—	—	—	—	—	(91,760)	—	—	(91,760)
Change in unrealized gain on securities available for sale, net of taxes of 1,675	—	—	—	—	—	—	—	3,125	3,125
Reclassification adjustment for securities gains included in net income, net of taxes of $(164)	—	—	—	—	—	—	—	(305)	(305)

Total comprehensive loss									(88,940)
Stock-based compensation	—	—	(4,726)	(3)	84	—	—	—	81
Noncontrolling interest	—	—	—	—	—	(7)	151	—	144
Amortization of fair market value adjustment	—	201	—	—	—	(201)	—	—	—
Preferred stock dividend declared and amortization of preferred stock discount	—	546	—	—	—	(2,597)	—	—	(2,051)

Balance at June 30, 2010	141,163	$135,717	22,149,594	$13,843	$165,475	$(283,013)	$151	$2,074	$34,247

See accompanying notes to the consolidated financial statements.

5

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	Six Months Ended
(unaudited)	June 30, 2010	June 30, 2009

Operating Activities:
Net loss	$(91,760)	$(35,862)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,612	2,822
Amortization of intangible assets and fair value adjustments	(64)	(4,005)
Provision for loan losses	100,251	34,895
Proceeds from mortgage loans held for sale	143,647	190,651
Originations of mortgage loans held for sale	(158,765)	(196,696)
Stock-based compensation expense	81	271
Net amortization of premiums and accretion of discounts on investment securities	631	268
(Gain) loss on sale of premises and equipment	(43)	6
Losses on foreclosed real estate and repossessed assets	3,214	339
Gain on sale of investment securities available for sale	(469)	—
Gain on sale of loans	—	(15)
Earnings on bank-owned life insurance	(824)	(805)
Other-than-temporary impairment of securities	44	132
Other-than-temporary impairment of goodwill	—	27,976
Deferred income tax benefit	(35,128)	(1,159)
Deferred tax asset valuation allowance	34,014	—
Noncontrolling interest	144	—
Changes in:
Interest receivable	1,039	607
Other assets	(2,495)	(10,396)
Interest payable	85	(892)
Other liabilities	(5,020)	(4,605)

Net cash provided by (used in) operating activities	(8,806)	3,532

Investing Activities:
Proceeds from maturities and calls of debt securities available for sale	10,697	26,351
Proceeds from sale of investment securities available for sale	1,802	—
Purchase of debt securities available for sale	(22,601)	—
Purchase of equity securities available for sale	—	(6)
Purchase of restricted equity securities	(28)	(11,783)
Proceeds from sales of restricted equity securities	3,410	9,535
Proceeds from the sale of loans	—	697
Net decrease in loans	86,572	5,279
Purchase of premises and equipment	(343)	(2,252)
Proceeds from sale of premises and equipment	140	139
Proceeds from sale of repossessed assets	3,118	537

Net cash provided by investing activities	82,767	28,497

Financing Activities:
Net increase (decrease) in deposits	53,862	(8,681)
Proceeds from Federal Home Loan Bank borrowings	—	11,500
Repayments of Federal Home Loan Bank borrowings	(1,533)	(28,534)
Net increase in overnight funds borrowed	—	65,400
Net decrease in other borrowings	—	(28,000)
Common stock repurchased	—	(545)
Proceeds from exercise of stock options	—	82
Preferred stock dividends paid and amortization of preferred stock discount	546	(2,964)
Common stock dividends paid, net of reinvestment	—	(3,731)

Net cash provided by financing activities	52,875	4,527

Increase in cash and cash equivalents	126,836	36,556
Cash and cash equivalents at beginning of period	200,044	48,312

Cash and cash equivalents at end of period	$326,880	$84,868

6

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30, 2010	June 30, 2009

Supplemental cash flow information:
Cash paid for interest	$24,405	$26,178
Cash paid for income taxes	343	9,214

Supplemental non-cash information:
Dividends reinvested	$—	$531
Change in unrealized gain on securities	4,331	15
Transfer between loans and other real estate owned	27,772	3,564

See accompanying notes to the consolidated financial statements.

7

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Hampton Roads Bankshares, Inc. (the “Company,” “we,” “us,” or “our”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial reporting and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the financial statements reflect all adjustments (consisting of a normal recurring nature) considered necessary for a fair presentation. The results of operations for the six months ended June 30, 2010 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the consolidated financial statements and footnotes, as restated, thereto included in the Company’s restated annual report on Form 10-K for the year ended December 31, 2009, as amended, (the “2009 Form 10-K”) filed August 13, 2010.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued new guidance relating to the accounting for transfers of financial assets. The new guidance, which was issued as Statement of Financial Accounting Standards (“SFAS”) No. 166, Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140, was adopted into Codification in December 2009 through the issuance of Accounting Standards Update (“ASU”) 2009-16. The new standard provides guidance to improve the relevance, representational faithfulness, and comparability of the information that an entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In June 2009, the FASB issued new guidance relating to variable interest entities. The new guidance, which was issued as SFAS No. 167, Amendments to FASB Interpretation No. 46(R), was adopted into Codification in December 2009. The objective of the guidance is to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. SFAS No. 167 is effective as of January 1, 2010. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued ASU 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. ASU 2009-15 amends Subtopic 470-20 to expand accounting and reporting guidance for own-share lending arrangements issued in contemplation of convertible debt issuance. ASU 2009-15 is effective for fiscal years beginning on or after December 15, 2009 and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU 2010-04, Accounting for Various Topics – Technical Corrections to SEC Paragraphs. ASU 2010-04 makes technical corrections to existing Security Exchange Commission (“SEC”) guidance including the following topics: accounting for subsequent investments, termination of an interest rate swap, issuance of financial statements - subsequent events, use of residual method to value acquired assets other than goodwill, adjustments in assets and liabilities for holding gains and losses, and selections of discount rate used for measuring defined benefit obligation. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. ASU 2010-06 amends Subtopic 820-10 to clarify existing disclosures, require new disclosures, and includes conforming amendments to guidance on employers’ disclosures about postretirement benefit plan assets. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

8

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2010, the FASB issued ASU 2010-08, Technical Corrections to Various Topics. ASU 2010-08 clarifies guidance on embedded derivatives and hedging. ASU 2010-08 is effective for interim and annual periods beginning after December 15, 2009. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. ASU 2010-09 addresses both the interaction of the requirements of Topic 855 with the SEC’s reporting requirements and the intended breadth of the reissuance disclosures provisions related to subsequent events. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. ASU 2010-09 is effective immediately. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In April 2010, the FASB issued ASU 2010-18, Effect of a Loan Modification When the Loan Is Part of a Pool That Is Accounted for as a Single Asset. ASU 2010-18 states that modifications of loans that are accounted for within a pool under ASC 310-30 do not result in the removal of those loans from the pool even if the modification of those loans would otherwise be considered a troubled debt restructuring. An entity will continue to be required to consider whether the pool of assets in which the loan is included is impaired if expected cash flows for the pool change. The amendments do not affect the accounting for loans under the scope of ASC 310-30 that are not accounted for within pools. Loans accounted for individually under ASC 310-30 continue to be subject to the troubled debt restructuring accounting provisions within ASC 310-40, Receivables – Troubled Debt Restructurings by Creditors. The amendments are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The Company does not expect that the adoption of this pronouncement will have a material impact on the Company’s consolidated financial statements.

In July 2010, the FASB issued ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. The new disclosure guidance will significantly expand the existing requirements and will lead to greater transparency into a company’s exposure to credit losses from lending arrangements. The extensive new disclosures of information as of the end of a reporting period will become effective for both interim and annual reporting periods ending after December 15, 2010. Specific items regarding activity that occurred before the issuance of the ASU, such as the allowance rollforward and modification disclosures, will be required for periods beginning after December 15, 2010. The Company is currently assessing the impact that ASU 2010-20 will have on its consolidated financial statements.

NOTE B – REGULATORY MATTERS AND GOING CONCERN CONSIDERATIONS

Effective June 17, 2010, the Company and BOHR entered into a written agreement (herein called the “Written Agreement”) with the Federal Reserve Bank of Richmond (the “FRB”) and the Bureau of Financial Institutions of the Virginia State Corporation Commission (“Bureau of Financial Institutions”). The Company’s other banking subsidiary, Shore Bank (“Shore”), is not a party to the Written Agreement.

Written Agreement

Under the terms of the Written Agreement, Bank of Hampton Roads (“BOHR”) has agreed to develop and submit for approval, within the time periods specified, plans to (a) strengthen board oversight of management and BOHR’s operations, (b) strengthen credit risk management policies, (c) improve BOHR’s position with respect to loans, relationships, or other assets in excess of $2.5 million which are now, or may in the future become, past due more than 90 days, are on BOHR’s problem loan list, or adversely classified in any report of examination of BOHR’s, (d) review and revise, as appropriate, current policy and maintain sound processes for determining, documenting, and recording an adequate allowance for loan and lease losses, (e) improve management of BOHR’s liquidity position and funds management policies, (f) provide contingency planning that accounts for adverse scenarios and identifies and quantifies available sources of liquidity for each scenario, (g) reduce BOHR’s reliance on brokered deposits, and (h) improve BOHR’s earnings and overall condition.

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Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, BOHR has agreed that it will (a) not extend, renew, or restructure any credit that has been criticized by the FRB or the Bureau of Financial Institutions absent prior board of directors approval in accordance with the restrictions in the Written Agreement, (b) eliminate all assets or portions of assets classified as “loss” and thereafter charge off all assets classified as “loss” in a federal or state report of examination, unless otherwise approved by the FRB, (c) comply with legal and regulatory limitations on indemnification payments and severance payments, and (d) appoint a committee to monitor compliance with the terms of the Written Agreement.

In addition, the Company has agreed that it will (a) not take any other form of payment representing a reduction in BOHR’s capital or make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities absent prior regulatory approval, (b) take all necessary steps to correct certain technical violations of law and regulation cited by the FRB, (c) refrain from guaranteeing any debt without the prior written approval of the FRB and the Bureau of Financial Institutions, and (d) refrain from purchasing or redeeming any shares of its stock without the prior written consent of the FRB or the Bureau of Financial Institutions.

Under the terms of the Written Agreement, both the Company and BOHR have agreed to submit for approval capital plans to maintain sufficient capital at the Company, on a consolidated basis, and to refrain from declaring or paying dividends absent prior regulatory approval.

Going Concern Considerations

The consolidated financial statements of Hampton Roads Bankshares, Inc. as of and for the year ended December 31, 2009, as restated, and its Form 10-Q as of and for the three and six month periods ended June 30, 2010 have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. Due to the Company’s financial results, the substantial uncertainty throughout the U.S. banking industry, the Written Agreement the Company and BOHR have entered into and described above and BOHR’s “significantly undercapitalized” status, doubt exists regarding the Company’s ability to continue as a going concern. This concern is mitigated by the capital raise expected to close in the third quarter of 2010. With this new capital the Company and BOHR are expected to return to “well capitalized” status.

Operating Losses

The Company incurred a net loss of $52.6 million and $91.8 million for the three and six months, respectively, ended June 30, 2010. This loss was largely the result of dramatic increases in non-performing assets. Additionally, due to these recent significant losses, the Company was unable to ascertain it would generate sufficient net income in the near term to realize its deferred tax assets, and therefore, established a deferred tax valuation allowance as reported in the December 31, 2009 restated Annual Report filed August 13, 2010.
Capital Adequacy

As of June 30, 2010, the Company was considered “critically undercapitalized” and BOHR was considered “significantly undercapitalized” under regulatory guidelines and must improve its capital in accordance with the Written Agreement.

In connection with this, the Company and affiliates of The Carlyle Group, Anchorage Advisors, L.L.C., CapGen Financial Group, and other financial institutions have entered into a binding agreement (the “Investment Agreement”), which is anticipated to close on or before September 30, 2010, to purchase common stock of the Company, as part of an expected aggregate $255.0 million capital raise by the Company from institutional investors in a private placement. The private placement is fully subscribed and will include the opportunity to raise an additional $20 to $40 million in common stock through a rights offering to the Company’s existing shareholders.

Prior to the Closing, the Company is required to conduct exchange offers for each outstanding share of Series A and Series B Preferred Stock for Common Stock (collectively, the “Exchange Offers”) pursuant to which each share of Series A and B Preferred Stock will be exchanged for 375 shares of Common Stock (reflecting an exchange value of $150.00 per share or 15% of its liquidation preference and a conversion price of $0.40 per share).

Additionally, the Company has entered into an agreement with the Treasury pursuant to which Treasury will exchange all of the cumulative preferred stock it purchased from the Company in 2008 under Treasury‘s Capital Purchase program for a new series of mandatorily convertible preferred stock, which will convert into the Company’s common stock upon closing of the capital raise discussed above.

The above capital transactions require shareholder approval.

Management believes the capital raise will greatly strengthen its balance sheet and return the Company to “well capitalized” status under the regulatory capital standards.

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PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Liquidity

Our primary sources of liquidity are our deposits, the scheduled repayments on our loans, and interest and maturities of our investments. All securities have been classified as available for sale, which means they are carried at fair value, and we have the ability to sell or pledge a portion of our unpledged investment securities to manage liquidity. Due to BOHR’s “significantly undercapitalized” status, we are unable to accept, rollover, or renew any brokered deposits. At June 30, 2010, the Company had approximately $326.9 million in available cash on hand and unpledged investment securities of approximately $58.1 million.

NOTE C – STOCK-BASED COMPENSATION

Accounting Standards Codification (“ASC”) 718, Compensation – Stock Compensation, requires the use of the fair-value method, which requires that compensation cost relating to stock-based transactions be recognized in the financial statements, to account for stock-based compensation. Fair value of stock options is estimated at the date of grant using a lattice option pricing model. It requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award. Stock options granted with pro-rata vesting schedules are expensed over the vesting period on a straight-line basis.

Stock-based compensation expense recognized in the consolidated statements of operations and the options exercised, including the total intrinsic value and cash received, for the six months ended June 30, 2010 and 2009 were as follows.

	June 30,
	2010	2009
Expense recognized:
Related to stock options	$60,551	$130,803
Related to share awards	20,212	139,736
Related tax benefit	19,286	49,872

Number of options exercised:
New shares	—	13,841
Previously acquired shares	—	—

Total intrinsic value of options exercised	$—	$31,048
Cash received from options exercised	—	81,540

The Company has granted stock options to its directors and employees under stock compensation plans that have been approved by the Company’s shareholders. All outstanding options have terms that range from five to ten years and are either fully vested and exercisable at the date of grant or vest ratably over periods that range from one to ten years. A summary of the Company’s stock option activity and related information for the six months ended June 30, 2010 is as follows.

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PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Options Outstanding	Weighted Average Exercise Price	Average Intrinsic Value

Balance at December 31, 2009	1,420,213	$12.60	$—
Granted	—	—	—
Exercised	—	—	—
Expired	(100,605)	11.50	—
Forfeited	—	—	—

Balance at June 30, 2010	1,319,608	$12.68	$—

Options exercisable at June 30, 2010	1,230,818	$12.50	$—

Information pertaining to options outstanding and options exercisable as of June 30, 2010 is as follows.

	Options Outstanding			Options Exercisable
Ranges of Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$3.09 - $5.05	61,751	1.97	$4.13	61,751	$4.13
$6.53 - $8.84	297,255	1.96	8.02	297,255	8.02
$9.11 - $10.65	379,990	3.36	9.77	378,200	9.77
$12.00 - $12.49	184,128	6.57	12.03	126,195	12.03
$19.43 - $22.07	343,051	4.70	20.02	313,984	19.86
$23.60 - $24.67	53,433	5.09	24.22	53,433	24.22

$3.09 - $24.67	1,319,608	3.85	$12.68	1,230,818	$12.50

The Company may issue new shares to satisfy stock option grants. As of June 30, 2010, there were 765.5 thousand shares available under the existing stock incentive plan. Shares may be repurchased in the open market or, under certain circumstances, through privately negotiated transactions. As of June 30, 2010, there was $270 thousand of unrecognized compensation cost related to non-vested stock options. That cost is expected to be recognized over a weighted-average period of 3.1 years.

The Company has granted non-vested shares of common stock to certain directors and employees as part of incentive programs and to those directors who elected to use deferred directors’ fees to purchase non-vested shares of common stock. Non-vested shares of common stock awarded to employees and directors as part of incentive programs have vesting schedules that range from one to nine years and are expensed over the same schedules. Non-vested shares of common stock issued to directors as a method of deferring their directors’ fees are expensed at the time the fees are earned by the director. A summary of the Company’s non-vested share activity and related information for the six months ended June 30, 2010 is as follows:

	Number of Shares	Per Share Weighted-Average Grant-Date Fair Value

Balance at December 31, 2009	21,917	$10.12
Granted	—	—
Vested	(2,000)	8.54
Forfeited	(4,000)	8.30

Balance at June 30, 2010	15,917	$10.78

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PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2010, there was $120 thousand of total unrecognized compensation cost related to non-vested shares of common stock. That cost is expected to be recognized over a weighted-average period of 3.2 years.

NOTE D – INVESTMENT SECURITIES

The amortized cost and estimated fair values of investment securities (in thousands) available for sale at June 30, 2010 and December 31, 2009 were as follows.

	June 30, 2010
Description of Securities	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Agency securities	$15,172	$257	$55	$15,374
Mortgage-backed securities	153,804	3,016	—	156,820
State and municipal securities	1,006	8	—	1,014
Equity securities	2,103	36	65	2,074

Total securities available for sale	$172,085	$3,317	$120	$175,282

	December 31, 2009
Description of Securities	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Agency securities	$11,376	$173	$105	$11,444
Mortgage-backed securities	146,583	482	1,339	145,726
State and municipal securities	1,279	27	—	1,306
Equity securities	2,966	3	383	2,586

Total securities available for sale	$162,204	$685	$1,827	$161,062

Information pertaining to securities with gross unrealized losses (in thousands) at June 30, 2010 and December 31, 2009, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position is as follows.

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PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	June 30, 2010
	Less than 12 Months		12 Months or More		Total
Description of Securities	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss

Agency securities	$4,737	$55	$—	$—	$4,737	$55
Equity securities	—	—	159	65	159	65

	$4,737	$55	$159	$65	$4,896	$120

	December 31, 2009
	Less than 12 Months		12 Months or More		Total
Description of Securities	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss

Agency securities	$4,711	$105	$—	$—	$4,711	$105
Mortgage-backed securities	69,078	1,339	—	—	69,078	1,339
Equity securities	32	13	1,097	370	1,129	383

	$73,821	$1,457	$1,097	$370	$74,918	$1,827

Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. Investment securities classified as available for sale are generally evaluated for OTTI in accordance with ASC 320, Investment – Debt and Equity Securities.

In determining OTTI, management considers many factors, including (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the Company has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

When OTTI occurs, the amount of the OTTI recognized in earnings depends on whether an entity intends to sell the security or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current period credit loss. If an entity intends to sell or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis, less any current period credit loss, the OTTI shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. If an entity does not intend to sell the security and it is not more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis less any current period loss, the OTTI shall be separated into the amount representing the credit loss and the amount related to all other factors. The amount of the total OTTI related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings. The amount of the total OTTI related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment.

The unrealized loss positions on debt securities at June 30, 2010 were considered to be directly related to interest rate movements as there is minimal credit risk exposure in these investments. At June 30, 2010 one agency security was in an unrealized loss position. Management does not believe that this debt security was other-than-temporarily impaired at June 30, 2010.

For equity securities, our impairment analysis considered all available evidence including the length of time and the extent to which the market value of each security was less than cost, the financial condition of the issuer of each

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PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

equity security (based upon financial statements of the issuers), and the near term prospects of each issuer, as well as our intent and ability to retain these investments for a sufficient period of time to allow for any anticipated recovery in their respective market values. During the first six months of 2010 and 2009, equity securities with an amortized cost basis of $91 thousand and $267 thousand, respectively, were determined to be other-than-temporarily impaired. Impairment losses of $44 thousand and $132 thousand were recognized through noninterest income during the first six months of 2010 and 2009, respectively. An additional $34 thousand was included in accumulated other comprehensive loss in the equity section of the balance sheet as of June 30, 2009. Management has evaluated the unrealized losses associated with the remaining equity securities as of June 30, 2010 and, in management’s opinion, the unrealized losses are temporary, and it is our intention to hold these securities until their value recovers. A rollforward of the cumulative other-than-temporary impairment losses (in thousands) recognized in earnings for all securities is as follows.

December 31, 2009	$3,030
Less: Realized gains for securities sales	(2,351)
Add: Loss where impairment was not previously recognized	30
Add: Loss where impairment was previously recognized	14

June 30, 2010	$723

The Company’s investment in Federal Home Loan Bank (“FHLB”) stock totaled $19.7 million at June 30, 2010. FHLB stock is generally viewed as a long-term investment and as a restricted investment security and is carried at cost as there is no market for the stock other than the FHLB or member institutions. Therefore, when evaluating FHLB stock for impairment, its value is based on ultimate recoverability of the par value rather than by recognizing temporary declines in value. The FHLB has reinstated dividends and the repurchase of its stock thereby improving the value. The Company does not consider this investment to be other-than-temporarily impaired at June 30, 2010, and no impairment has been recognized.

NOTE E – ACCOUNTING FOR CERTAIN LOANS ACQUIRED IN A TRANSFER

ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, requires acquired loans to be recorded at fair value and prohibits carrying over valuation allowances in the initial accounting period for acquired impaired loans. Loans carried at fair value, mortgage loans held for sale, and loans to borrowers in good standing under revolving credit agreements are excluded from the scope of this pronouncement. It limits the yield that may be accreted to the excess of the undiscounted expected cash flows over the investor’s initial investment in the loan. The excess of the contractual cash flows over expected cash flows may not be recognized as an adjustment of yield. Subsequent increases in cash flows expected to be collected are recognized prospectively through an adjustment of the loan’s yield over its remaining life. Decreases in expected cash flows are recognized as impairments.

The Company acquired loans pursuant to the acquisition of Gateway Financial Holdings (“GFH”) in December 2008. The Company reviewed the loan portfolio at acquisition to determine whether there was evidence of deterioration of credit quality since origination and if it was probable that it will be unable to collect all amounts due according to the loan’s contractual terms. When both conditions existed, the Company accounted for each loan individually, considered expected prepayments, and estimated the amount and timing of discounted expected principal, interest, and other cash flows (expected at acquisition) for each loan. The Company determined the excess of the loan’s scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted into interest income (non-accretable difference). The remaining amount, representing the excess of the loan’s cash flows expected to be collected over the amount paid, is accreted into interest income over the remaining life of the loan (accretable yield).

Over the life of the loan, the Company continues to estimate cash flows expected to be collected. The Company evaluates at the balance sheet date whether the present value of its loans determined using the effective interest rates

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PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

has decreased, and if so, the Company establishes a valuation allowance for the loan. Valuation allowances for acquired loans reflect only those losses incurred after acquisition; that is, the present value of cash flows expected at acquisition that are not expected to be collected. Valuation allowances are established only subsequent to acquisition of the loans.

Loans that were acquired in the GFH acquisition for which there was evidence of deterioration of credit quality since acquisition date and for which it was probable that all contractually required payments would not be made as scheduled had an outstanding balance of $67.4 million and a carrying amount of $61.2 million at June 30, 2010. The carrying amount of these loans is included in the balance sheet amount of loans receivable at June 30, 2010. Of these loans, $44.2 million have experienced further deterioration since the acquisition date and are included in the impaired loan amounts disclosed in Note G. The following table depicts the accretable yield (in thousands) at the beginning and end of the period.

Accretable Yield

Balance, December 31, 2009	$1,042
Accretion	(335)
Disposals	(426)
Additions	528

Balance, June 30, 2010	$809

NOTE F – LOANS

The Company grants commercial, construction, real estate, and consumer loans to customers throughout its lending areas. A substantial portion of debtors’ abilities to honor their contracts is dependent upon the real estate and general economic environment of the lending area. The major classifications of loans (in thousands) are summarized as follows.

	June 30, 2010	December 31, 2009

Commercial	$330,717	$361,256
Construction	653,184	757,702
Real estate-commercial mortgage	709,428	740,570
Real estate-residential mortgage	523,357	524,853
Installment loans (to individuals)	35,727	42,858
Deferred loan fees and related costs	(476)	(547)

Total loans	$2,251,937	$2,426,692

Loans are made to the Company’s executive officers and directors and their associates during the ordinary course of business. In management’s opinion, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons and do not involve more than normal risk of collectability or present other unfavorable features. At June 30, 2010 and December 31, 2009, loans to executive officers, directors, and their associates were $80.0 million and $90.9 million, respectively. Of these loans, $7.5 million were made for the purpose of purchasing preferred stock in the Company and have been eliminated from both the loan and equity balances in the consolidated balance sheet.

BOHR and Shore had loans outstanding to the Company with aggregate balances of $21.5 million and $2.0 million, respectively, as of June 30, 2010 which are eliminated in consolidation. The loan from BOHR was inadequately secured in violation of Regulation W promulgated by the Federal Reserve. The Company has been in discussions with banking regulators regarding the potential for curing this violation.

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Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE G – ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS

The purpose of the allowance for loan losses is to provide for potential losses inherent in the loan portfolio. Management considers several factors, including historical loan loss experience, the size and composition of the portfolio, and the value of collateral agreements, in determining the allowance for loan loss.

Transactions (in thousands) affecting the allowance for loan losses during the six months ended June 30, 2010 and 2009 were as follows.

	2010	2009

Balance at beginning of period	$132,697	$51,218
Provision for loan losses	100,251	34,895
Loans charged off	(61,890)	(1,897)
Recoveries	2,168	275

Balance at end of period	$173,226	$84,491

Non-performing assets consist of loans 90 days past due and still accruing interest, nonaccrual loans, and foreclosed real estate and repossessed assets. Total non-performing assets were $335.9 million or 12% of total assets at June 30, 2010 compared with $257.2 million or 9% of total assets at December 31, 2009. Non-performing assets (in thousands) were as follows.

	June 30, 2010	December 31, 2009

Loans 90 days past due and still accruing interest	$—	$—
Nonaccrual loans	305,609	248,303
Foreclosed real estate and repossessed assets	30,307	8,867

Total non-performing assets	$335,916	$257,170

Estimated gross interest income that would have been recorded during the six months ended June 30, 2010 if the foregoing nonaccrual loans had remained current in accordance with their contractual terms totaled $6.2 million. Information (in thousands) on impaired loans is as follows.

	June 30, 2010	December 31, 2009

Impaired loans for which an allowance has been provided	$364,705	331,532
Impaired loans for which no allowance has been provided	108,437	137,536

Total impaired loans	$473,142	$469,068

Allowance provided for impaired loans, included in the allowance for loan losses	$115,552	$91,488

Average balance in impaired loans	$474,520	$215,363

Interest income recognized from impaired loans	$4,529	$17,440

The following table provides information (in thousands) related to the loan category and method used to measure impairment at June 30, 2010 and December 31, 2009.

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Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Loan Category	Method Used to Measure Impairment	Impaired Loans
		June 30, 2010	December 31, 2009

1-4 family residential construction	Estimated fair market value	$16,219	$20,851
Other construction and development	Estimated fair market value	247,075	237,313
Secured by farm land	Estimated fair market value	4,959	1,318
Secured by 1-4 family, revolving	Estimated fair market value	5,217	6,018
Secured by 1-4 family, 1st lien	Estimated fair market value	36,346	32,532
Secured by 1-4 family, junior lien	Estimated fair market value	1,851	1,502
Secured by multifamily	Estimated fair market value	15,097	8,137
Secured by nonfarm nonresidential (owner occupied)	Estimated fair market value	29,377	29,309
Secured by nonfarm nonresidential (non-owner occupied)	Estimated fair market value	81,681	75,947
Commercial and industrial	Estimated fair market value	35,006	56,081
Other consumer loans to individuals	Estimated fair market value	62	60
Other	Estimated fair market value	252	—

Total impaired loans		$473,142	$469,068

As of June 30, 2010 and December 31, 2009, loans classified as troubled debt restructurings and included in impaired loans in the disclosure above totaled $94.0 million and $73.5 million, respectively. Of these amounts, $94.0 million and $56.6 million were on accrual status at June 30, 2010 and December 31, 2009, respectively, and $16.9 million were on nonaccrual status at December 31, 2009. There were no troubled debt restructurings in nonaccrual status at June 30, 2010. Troubled debt restructurings in nonaccrual status are returned to accrual status after a period of performance under which the borrower demonstrates the ability and willingness to repay the loan. None of the nonaccrual troubled debt restructurings were returned to accrual status during the quarter ended June 30, 2010.

A loan is considered impaired when it is probable that all amounts due will not be collected according to the contractual terms. For collateral dependent impaired loans, impairment is measured based upon the fair value of the underlying collateral. Management considers a loan to be collateral dependent when repayment of the loan is expected solely from the sale or liquidation of the underlying collateral. The Company’s policy is to charge off collateral dependent impaired loans at the earlier of foreclosure, repossession, or liquidation at the point it becomes 180 days past due. The Company’s policy is to reduce the carrying value of the loan to the estimated fair value of the collateral less estimated selling costs through a charge off to the allowance for loan losses. For loans that are not collateral dependent, impairment is measured using discounted cash flows. Total impaired loans were $473.1 million and $469.1 million at June 30, 2010 and December 31, 2009, respectively, the majority of which were considered collateral dependent, and therefore, measured at the fair value of the underlying collateral.

Impaired loans for which no allowance is provided totaled $108.4 million and $137.5 million at June 30, 2010 and December 31, 2009. Loans written down to their estimated fair value of collateral less the costs to sell account for $46.9 and $22.1 of the impaired loans for which no allowance has been provided as of June 30, 2010 and December 31, 2009, respectively. The average age of appraisals for these loans is 1.16 years at June 30, 2010. The remaining impaired loans for which no allowance is provided are fully covered by the value of the collateral, and therefore, no loss is expected on these loans.

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PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In the opinion of management, based on conditions reasonably known to them, the allowance was adequate at June 30, 2010. The allowance may be increased or decreased in the future based on loan balances outstanding, changes in internally generated credit quality ratings of the loan portfolio, changes in general economic conditions, or other risk factors.

NOTE H – PREMISES AND EQUIPMENT

Premises and equipment (in thousands) at June 30, 2010 and December 31, 2009 are summarized as follows.

	June 30, 2010	December 31, 2009

Land	$31,248	$31,335
Buildings and improvements	58,255	58,177
Leasehold improvements	3,411	3,411
Equipment, furniture, and fixtures	14,885	14,828
Construction in process	95	7

	107,894	107,758

Less accumulated depreciation and amortization	(12,688)	(10,246)

Premises and equipment, net	$95,206	$97,512

NOTE I – SUPPLEMENTAL RETIREMENT AGREEMENTS

The Company has entered into supplemental retirement agreements with several key officers and recognizes expense each year related to these agreements based on the present value of the benefits expected to be provided to the employees and any beneficiaries. The expense recognized during the first six months of 2010 and 2009 was $331 thousand and $603 thousand, respectively.

NOTE J – INTANGIBLE ASSETS

Intangible assets with an indefinite life are subject to impairment testing at least annually or more often if events or circumstances suggest potential impairment. Other acquired intangible assets determined to have a finite life are amortized over their estimated useful life in a manner that best reflects the economic benefits of the intangible asset. Intangible assets with a finite life are periodically reviewed for other-than-temporary impairment. The gross carrying amount and accumulated amortization (in thousands) for the Company’s intangible assets follows.

	June 30, 2010		December 31, 2009
	Carrying Amount	Accumulated Amortization	Carrying Amount	Accumulated Amortization
Intangible assets:

Core deposit intangible	$8,105	$2,381	$8,105	$1,703
Employment contract intangibles	1,130	811	1,130	713
Insurance book of business intangible	6,450	645	6,450	430

Total intangible assets	$15,685	$3,837	$15,685	$2,846

19

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE K – FORECLOSED REAL ESTATE AND REPOSSESSED ASSETS

Foreclosed assets are presented net of an allowance for losses. An analysis of the allowance for losses (in thousands) on foreclosed assets is as follows.

	June 30, 2010	June 30, 2009

Balance at beginning of year	$356	$—
Provision for losses	2,992	—
Charge-offs	(785)	—

Balance at end of year	$2,563	$—

Expenses (in thousands) applicable to foreclosed assets include the following.

Six Months Ended June 30, 2010

Expenses incurred for foreclosed assets	$747
Net loss on sales of real estate	222
Provision for losses	2,992

Total	$3,961

NOTE L – BUSINESS SEGMENT REPORTING

The Company has two community banks, BOHR and Shore, which provide loan and deposit services throughout 60 locations in Virginia, North Carolina, and Maryland. In addition to its banking operations, the Company has three other reportable segments: Mortgage, Investment, and Insurance. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2009 Form 10-K/A. Segment profit and loss is measured by net income prior to corporate overhead allocation. Intersegment transactions are recorded at cost and eliminated as part of the consolidation process. Because of the interrelationships between the segments, the information is not indicative of how the segments would perform if they operated as independent entities. The following table shows certain financial information (in thousands) at June 30, 2010, December 31, 2009, and June 30, 2009 for each segment and in total.

	Total	Elimination	Banking	Mortgage	Investment	Insurance

Total Assets at June 30, 2010	$2,877,111	$(266,845)	$3,103,131	$29,681	$1,108	$10,036

Total Assets at December 31, 2009 (as restated)	$2,919,576	$(303,100)	$3,197,510	$13,599	$1,163	$10,404

20

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended June 30, 2010	Total	Elimination	Banking	Mortgage	Investment	Insurance

Net interest income	$17,697	$—	$17,584	$109	$—	$4
Provision for loan losses	54,638	—	54,638	—	—	—

Net interest income (loss) after provision for loan losses	(36,941)	—	(37,054)	109	—	4
Noninterest income	5,331	—	1,411	2,604	37	1,279
Noninterest expense	23,086	—	20,183	1,735	42	1,126

Net income (loss) before income taxes (benefit)	(54,696)	—	(55,826)	978	(5)	157
Income tax expense (benefit)	(2,196)	—	(2,601)	352	(2)	55

Net income (loss) before noncontrolling interest	$(52,500)	—	(53,225)	626	(3)	102

Noncontrolling interest	(139)	—	(139)	—	—	—

Net income (loss)	$(52,639)	$—	$(53,364)	$626	$(3)	$102

Three Months Ended June 30, 2009	Total	Elimination	Banking	Mortgage	Investment	Insurance

Net interest income	$25,899	$—	$25,776	$118	$—	$5
Provision for loan losses	33,706	—	33,706	—	—	—

Net interest income (loss) after provision for loan losses	(7,807)	—	(7,930)	118	—	5
Noninterest income	5,655	—	2,839	1,397	85	1,334
Noninterest expense	50,330	—	47,959	1,058	115	1,198

Net income (loss) before income taxes (benefit)	(52,482)	—	(53,050)	457	(30)	141
Income tax expense (benefit)	(9,253)	—	(9,451)	160	(11)	49

Net income (loss)	$(43,229)	$—	$(43,599)	$297	$(19)	$92

Six Months Ended June 30, 2010	Total	Elimination	Banking	Mortgage	Investment	Insurance

Net interest income	$39,630	$—	$39,429	$194	$—	$7
Provision for loan losses	100,251	—	100,251	—	—	—

Net interest income (loss) after provision for loan losses	(60,621)	—	(60,822)	194	—	7
Noninterest income	10,932	—	3,898	4,359	76	2,599
Noninterest expense	44,035	—	38,618	3,071	94	2,252

Net income (loss) before income taxes (benefit)	(93,724)	—	(95,542)	1,482	(18)	354
Income tax expense (benefit)	(2,134)	—	(2,771)	519	(6)	124

Net income (loss) before noncontrolling interest	(91,590)	—	(92,771)	963	(12)	230

Noncontrolling interest	(170)	—	(170)	—	—	—

Net income (loss)	$(91,760)	$—	$(92,941)	$(963)	$(12)	$230

21

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six Months Ended June 30, 2009	Total	Elimination	Banking	Mortgage	Investment	Insurance

Net interest income	$51,973	$—	$51,777	$188	$—	$8
Provision for loan losses	34,895	—	34,895	—	—	—

Net interest income after provision for loan losses	17,078	—	16,882	188	—	8
Noninterest income	12,095	—	6,274	3,039	131	2,651
Noninterest expense	70,178	—	65,614	2,053	142	2,369

Net income (loss) before income taxes (benefit)	(41,005)	—	(42,458)	1,174	(11)	290
Income tax expense (benefit)	(5,143)	—	(5,652)	411	(4)	102

Net income (loss)	$(35,862)	$—	$(36,806)	$763	$(7)	$188

NOTE M – FAIR VALUE MEASUREMENTS

ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value. It defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also permits the measurement of transactions between market participants at the measurement date and the measurement of selected eligible financial instruments at fair value at specified election dates.

The Company groups our financial assets and liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. The majority of instruments fall into the Level 1 or 2 fair value hierarchy. Valuation methodologies for the fair value hierarchy are as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as certain U.S. Treasury securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques as well as instruments for which the determination of fair value requires significant management judgment or estimation.

Recurring Basis

The Company measures or monitors certain of its assets and liabilities on a fair value basis. Fair value is used on a recurring basis for those assets and liabilities that were elected as well as for certain assets and liabilities in which fair value is the primary basis of accounting. The following table reflects the fair value (in thousands) of assets and liabilities measured and recognized at fair value on a recurring basis in the consolidated balance sheets at June 30, 2010 and December 31, 2009.

22

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

		Fair Value Measurements at June 30, 2010 Using
Description	Assets / Liabilities Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Investment securities available for sale:
Agency securities	$15,374	$—	$15,374	$—
Mortgage-backed securities	156,820	—	156,820	—
State and municipal securities	1,014	—	1,014	—
Equity securities	2,074	656	—	1,418

Total investment securities available for sale	175,282	656	173,208	1,418

Derivative loan commitments	1,099	—	—	1,099
Loans held for sale	27,734	—	27,734	—

		Fair Value Measurements at December 31, 2009 Using
Description	Assets / Liabilities Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Investment securities available for sale:
Agency securities	$11,444	$—	$11,444	$—
Mortgage-backed securities	145,726	—	145,726	—
State and municipal securities	1,306	—	1,306	—
Equity securities	2,586	1,358	—	1,228

Total investment securities available for sale	161,062	1,358	158,476	1,228

Derivative loan commitments	201	—	—	201
Loans held for sale	12,615	—	12,615	—

	Fair Value Measurements Using Significant Unobservable Inputs Six Months Ended June 30, 2010
	Investment Securities Available for Sale			Derivative Loan Commitments	Loans Held for Sale
Description	Level 1	Level 2	Level 3	Level 3	Level 2

Balance, December 31, 2009	$1,358	$158,476	$1,228	$201	$12,615
Unrealized (gains) losses included in:
Earnings	(44)	—	—	—	—
Other comprehensive gain (loss)	77	3,295	190	—	—
Purchases, issuances, and settlements, net	(735)	11,437	—	898	15,119
Transfers in and/or out, net	—	—	—	—	—

Balance, June 30, 2010	$656	$173,208	$1,418	$1,099	$27,734

23

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following describes the valuation techniques used to measure fair value for our assets and liabilities classified as recurring.

Investment Securities Available for Sale. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would include highly liquid government bonds, mortgage products, and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models or quoted prices of securities with similar characteristics. Level 2 securities would include U.S. agency securities, mortgage-backed agency securities, obligations of states and political subdivisions, and certain corporate, asset backed, and other securities valued using third party quoted prices in markets that are not active. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

Derivative Loan Commitments. The Company enters into commitments to originate mortgage loans whereby the interest rate is fixed prior to funding. These commitments, in which the Company intends to sell in the secondary market, are considered freestanding derivatives.

Loans Held For Sale. The Company sells loans to outside investors. Fair value of mortgage loans held for sale is estimated based on the commitments into which individual loans will be delivered. As of June 30, 2010, mortgage loans held for sale had a net carrying value of $27.7 million which approximated its fair value. On December 31, 2009, mortgage loans held for sale had a net carrying value of $12.6 million which approximated its fair value.

Non-recurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The adjustments are based on appraisals of underlying collateral or other observable market prices when current appraisals or observable market prices are available. Where we do not have a current appraisal, an existing appraisal or other valuation would be utilized after discounting it to reflect current market conditions, and, as such, may include significant management assumptions and input with respect to the determination of fair value.

To assist in the discounting process, a valuation matrix was developed to provide valuation guidance for collateral dependent loans and foreclosed real estate where it was deemed that an existing appraisal was outdated as to current market conditions. The matrix applies discounts to external appraisals depending on the type of real estate and age of the appraisal. The discounts are generally specific point estimates; however in some cases, the matrix allows for a small range of values. The discounts were based in part upon externally derived data including but not limited to Case-Shiller composite indices, Moody’s REAL Commercial Property Prices Indices, and information from Zillow.com. The discounts were also based upon management’s knowledge of market conditions and prices of sales of foreclosed real estate. In addition, matrix value adjustments may be made by our independent appraisal group to reflect property value trends within specific markets as well as actual sales data from market transactions and/or foreclosed real estate sales. In the case where an appraisal is greater than two years old for collateral dependent impaired loans and foreclosed real estate, it is the Company’s policy to classify these as Level 3 within the fair value hierarchy; otherwise, they are classified as Level 2. The average age of appraisals for Level 3 valuations of collateral dependent loans was 3.93 years as of June 30, 2010. Management periodically reviews the discounts in the matrix as compared to valuations from updated appraisals and modifies the discounts should updated appraisals reflect valuations significantly different than those derived utilizing the matrix. To date, management believes the appraisal discount matrix has resulted in appropriate adjustments to existing appraisals thereby providing management with reasonable valuations for the collateral underlying the loan portfolio. The following table presents the carrying amount (in thousands) for impaired loans and adjustments made to fair value during the respective reporting periods.

24

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Description	Assets / Liabilities Measured at Fair Value	Fair Value Measurements at June 30, 2010 Using			Total Losses
		Level 1	Level 2	Level 3

Impaired loans	$249,153	$—	$219,159	$29,994	$—

Description	Assets / Liabilities Measured at Fair Value	Fair Value Measurements at December 31, 2009 Using			Total Losses
		Level 1	Level 2	Level 3

Impaired loans	$240,044	$—	$149,346	$90,698	$—

Our nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value on a nonrecurring basis relate to foreclosed real estate and repossessed assets and goodwill. The amounts below represent the carrying values (in thousands) for our foreclosed real estate and repossessed assets and goodwill and impairment adjustments made to fair value during the respective reporting periods.

Description	Assets / Liabilities Measured at Fair Value	Fair Value Measurements at June 30, 2010 Using			Total Losses
		Level 1	Level 2	Level 3

Foreclosed real estate and repossessed assets	$30,307	$—	$30,307	$—	$3,214

Description	Assets / Liabilities Measured at Fair Value	Fair Value Measurements at December 31, 2009 Using			Total Losses
		Level 1	Level 2	Level 3

Foreclosed real estate and repossessed assets	$8,867	$—	$8,867	$—	$1,043
Goodwill	—	—	—	—	84,837

The following describes the valuation techniques used to measure fair value for our nonfinancial assets and liabilities classified as nonrecurring.

Foreclosed Real Estate and Repossessed Assets. The adjustments to foreclosed real estate and repossessed assets are based primarily on appraisals of the real estate or other observable market prices. Our policy is that fair values for these assets are based on current appraisals. In most cases, we maintain current appraisals for these items. Where we do not have a current appraisal, an existing appraisal would be utilized after discounting it to reflect current market conditions, and, as such, may include significant management assumptions and input with the respect of the determination of fair value. As described above, we utilize a valuation matrix to assist in this process.

Goodwill. The adjustments to goodwill are made in accordance with ASC 320-20-35 and ASC 320-20-35-30 in which the prescribed two-step impairment testing was performed on goodwill arising from mergers with SFC and GFH.

ASC 820 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practical to estimate that value. It excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying fair value of the Company. The following methods and assumptions were used by the Company in estimating fair value for its financial instruments.

25

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(a)	Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, overnight funds sold and due from FRB, and interest-bearing deposits in other banks. The carrying amount approximates fair value.

(b)	Investment Securities Available for Sale

Fair values are based on published market prices where available. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Investment securities available for sale are carried at their aggregate fair value.

(c)	Loans Held for Sale

The carrying value of loans held for sale is a reasonable estimate of fair value since loans are expected to be sold within a short period.

(d)	Loans

The fair value of other loans is estimated by discounting the future cash flows using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

(e)	Interest Receivable and Interest Payable

The carrying amount approximates fair value.

(f)	Bank-Owned Life Insurance

The carrying amount approximates fair value.

(g)	Deposits

The fair values disclosed for demand deposits (for example, interest and noninterest demand and savings accounts) are, by definition, equal to the amount payable on demand at the reporting date (this is, their carrying values). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

(h)	Borrowings

The fair value of borrowings is estimated using discounted cash flow analysis based on the interest rates currently offered for borrowings of similar remaining maturities and collateral requirements. These include other borrowings, overnight funds purchased, and FHLB borrowings.

(i)	Commitments to Extend Credit and Standby Letters of Credit

The only amounts recorded for commitments to extend credit and standby letters of credit are the deferred fees arising from these unrecognized financial instruments. These deferred fees are not deemed significant at June 30, 2010 and December 31, 2009, and as such, the related fair values have not been estimated.

The estimated fair value (in thousands) of the Company’s financial instruments required to be disclosed by ASC 825, Financial Instruments, at June 30, 2010 and December 31, 2009 were as follows.

26

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	June 30, 2010		December 31, 2009
	Carrying Value	Fair Value	Carrying Value	Fair Value
Assets:
Cash and due from banks	$18,813	$18,813	$16,995	$16,995
Overnight funds sold and due from FRB	306,812	306,812	139,228	139,228
Interest-bearing deposits in other banks	1,255	1,255	43,821	43,821
Investment securities available for sale	175,282	175,282	161,062	161,062
Loans held for sale	27,734	27,734	12,615	12,615
Loans, net	2,078,711	2,110,758	2,293,995	2,364,702
Interest receivable	7,749	7,749	8,788	8,788
Bank-owned life insurance	49,179	49,179	48,354	48,354

Liabilities:
Deposits	2,548,381	2,561,476	2,495,040	2,486,449
FHLB borrowings	225,013	237,835	228,215	233,356
Other borrowings	49,553	51,462	49,254	50,316
Interest payable	3,658	3,658	3,572	3,572

NOTE N – TROUBLED ASSET RELIEF PROGRAM (“TARP”)

On December 31, 2008, the Company entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the U.S. Treasury, pursuant to which the Company sold 80,347 shares of the Company’s Fixed-Rate Cumulative Perpetual Preferred Stock, Series C, no par value per share, having a liquidation preference of $1,000 per share (the “Series C Preferred Stock”) and a warrant (the “Warrant”) to purchase 1,325,858 shares of the Company’s common stock, $0.625 par value per share (the “Common Stock”), at an initial exercise price of $9.09 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $80.3 million in cash. This preferred stock is redeemable at par plus accrued and unpaid dividends subject to the approval of the Company’s primary banking regulators. In the fourth quarter of 2009, the Company began to defer dividends on its Series C Preferred Stock.

The Warrant is immediately exercisable. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issues of Common Stock at or below a specified price relative to the then-current market price of Common Stock. The Warrant expires ten years from the issuance date. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The American Recovery and Reinvestment Act of 2009 (“ARRA”), enacted on February 17, 2009, imposes certain executive compensation and corporate governance obligations on TARP recipients during the period of time any obligations arising from financial assistance provided under the TARP remains outstanding. The ARRA restricts golden parachute payments to senior executive officers and the next five most highly compensated employees. It also prohibits paying and accruing bonuses for certain senior executive officers and employees, requires that TARP participants provide the recovery of any bonus or incentive compensation paid to senior executive officers and the next 20 most highly compensated employees based on statements of earnings, revenues, gains, or other criteria later found to be materially inaccurate, and requires a review by the Secretary of all bonuses and other compensation paid by TARP participants to certain senior executive officers and employees before the date of enactment of the ARRA to determine whether such payments were inconsistent with the purposes of ARRA.

The Treasury has consented to an exchange of its Series C Preferred Stock which would result in the issuance to the Treasury of 650 shares of Common Stock valued at $0.40 per share for each such share of Series C Preferred

27

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock (the “TARP Exchange”), reflecting an exchange value of $260.00 per share of Series C preferred stock or 26% of its liquidation preference. Treasury has also agreed to adjust its warrant to reduce the warrant exercise price to $0.40 per share but Treasury has agreed that it will not increase the number of shares subject to the warrant (as would be required under the original terms of the warrant).

NOTE O – NONINTEREST EXPENSE

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Salaries and employee benefits	$10,955	$10,546	$20,705	$21,780
Occupancy	2,150	2,266	4,448	4,280
Data processing	1,169	1,295	2,649	2,493
Impairment of goodwill	—	27,976	—	27,976
FDIC insurance	1,169	2,661	2,225	3,301
Equipment	932	1,361	2,023	2,295
Professional fees	1,227	688	2,543	963
Problem loan and repossessed asset costs	1,390	96	2,003	160
Amortization of intangible assets	442	747	937	1,081
Bank franchise tax	439	329	949	773
Telephone and postage	412	477	803	917
Advertising and marketing	238	64	386	207
Directors’ and regional board fees	223	298	360	582
Stationary, printing, and office supplies	148	217	387	359
Other	2,192	1,309	3,617	3,011

Total noninterest expense	$23,086	$50,330	$44,035	$70,178

NOTE P – SUBSEQUENT EVENTS

The Company established a valuation allowance against the deferred tax asset on its balance sheet as of December 31, 2009, which resulted in the restatement of its financial statements for the fiscal year ended December 31, 2009 and the fiscal quarter ended March 31, 2010 (the “Restatements”). The Restatements were filed August 13, 2010.

28

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Hampton Roads Bankshares, Inc.

Norfolk, Virginia

We have reviewed the accompanying consolidated balance sheet of Hampton Roads Bankshares, Inc. and subsidiaries as of June 30, 2010, the related consolidated statements of operations for the three-month and six-month periods ended June 30, 2010 and 2009, consolidated statement of changes in shareholders’ equity for the six-month period ended June 30, 2010 and consolidated statements of cash flows for the six-month periods ended June 30, 2010 and 2009. These consolidated financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary banks to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). The Company has suffered recurring losses from operations and declining levels of capital that raise substantial doubt about the ability to continue as a going concern. The Company is in the process of implementing a capital plan, including receipt of definitive agreements for the purchase of common shares that are contingent on certain shareholder approvals. Management’s plans and the status of the capital raise are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the consolidated balance sheet of Hampton Roads Bankshares, Inc. and subsidiaries as of December 31, 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated April 22, 2010, except for Notes 2 and 3, as to which the date is August 13, 2010, we expressed an unqualified opinion on those financial statements and included an explanatory paragraph concerning matters that raise substantial doubt about the Company’s ability to continue as a going concern. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2009, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Winchester, Virginia

August 16, 2010

29

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

Forward-Looking Statements

Where appropriate, statements in this report may contain the insights of management into known events and trends that have or may be expected to have a material effect on our operations and financial condition. The information presented may also contain certain forward-looking statements regarding future financial performance, which are not historical facts and involve various risks and uncertainties.

When or if used in this quarterly report or any Securities and Exchange Commission filings, other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “anticipate,” “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “is estimated,” “is projected,” or similar expressions are intended to identify “forward-looking statements.”

For a discussion of the risks, uncertainties, and assumptions that could affect these statements and our future events, developments, or results, you should carefully review the risk factors contained in our 2009 Form 10-K/A and this Form 10-Q, which are summarized below. Our risks include, without limitation, the following:

•	We incurred significant losses in 2009 and in the first half of 2010 and may continue to do so in the future, and we can make no assurances as to when we will be profitable;

•	We may be unable to close on our previously announced capital raising transactions or carry out our recapitalization plan.

•	We need to raise additional capital that may not be available to us;

•

We have entered into a written agreement with the FRB and the Bureau of Financial Institutions, which requires us to dedicate a significant amount of resources to complying with the agreement and may have a material adverse effect on our operations and the value of our securities.

•	BOHR may be subject to additional regulatory restrictions or be placed in receivership in the event that its regulatory capital levels continue to decline.

•	We may not be able to successfully increase our regulatory capital, which may adversely affect our results of operations and financial condition;

•	BOHR is restricted from accepting brokered deposits and offering interest rates on deposits that are substantially higher than the prevailing rates in our market;

•	We may become subject to additional regulatory restrictions in the event that our regulatory capital levels continue to decline;

•	The uncertainty regarding our ability to continue as a going concern may affect our business relationships.

•	The company has restated its financial statements, which may have a future adverse affect.

•	Our estimate for losses in our loan portfolio may be inadequate, which would cause our results of operations and financial condition to be adversely affected;

•	We have had and may continue to have large numbers of problem loans, which could increase our losses related to loans;

•	Our lack of eligibility to continue to use a short form registration statement on Form S-3 may affect our short-term ability to access the capital markets;

•

We did not undergo a “stress test” under the Federal Reserve’s Supervisory Capital Assessment Program; our self-administered stress test differed from the Supervisory Capital Assessment Program and the results of our test may be inaccurate;

•	We have had significant turnover in our senior management team;

•	Government regulation and regulatory actions against us may impair our operations or restrict our growth;

•	If the value of real estate in our core market areas were to further decline materially, a significant portion of our loan portfolio could become further under-collateralized;

•	Our construction and land development, commercial real estate, and equity line lending may expose us to a greater risk of loss and hurt our earnings and profitability;

•	Our lending on vacant land may expose us to a greater risk of loss and may have an adverse effect on operations;

•	Difficult market conditions may continue to adversely affect our industry;

•	A significant part of Gateway’s loan portfolio is unseasoned;

•

We are not paying dividends on our preferred stock or Common Stock and are deferring distributions on our Trust Preferred Securities, and we are prevented in otherwise paying cash dividends on our Common Stock. The failure to resume paying dividends on our Series C Preferred Stock and Trust Preferred Securities may adversely affect us;

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Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

•

Our ability to maintain adequate sources of funding and liquidity may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

The current economic environment may continue to negatively impact our financial condition, required capital levels or otherwise negatively impact our financial condition, which may, among other things, limit our access to certain sources of funding and liquidity;

•	We may face increasing deposit-pricing pressures, which may, among other things, reduce our profitability;

•	We may incur additional losses if we are unable to successfully manage interest rate risk;

•	Certain built-in losses could be limited if we experience an ownership change as defined in the Internal Revenue Code;

•	A substantial decline in the value of our equity investments including our FHLB Common Stock may result in an other-than-temporary impairment charge;

•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;

•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;

•	We face a variety of threats from technology-based frauds and scams;

•

Virginia law and the provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our Common Stock that would be willing to pay you a premium for your shares of our Common Stock;

•	Our directors and officers have significant voting power;

•	We may be unable to recruit, motivate, and retain qualified employees;

•	Current levels of market volatility are unprecedented;

•	The Company has issued three series of preferred stock that have rights that are senior to those of its common shareholders;

•	Because of our participation in TARP, we are subject to several restrictions including restrictions on compensation paid to our executives;

•	Because of our financial condition and the compensation restrictions due to our participation in TARP, we have had and may continue to have difficulties recruiting and retaining qualified employees;

•

Our business, financial condition, and results of operations are highly regulated and could be adversely affected by new or changed regulations and by the manner in which such regulations are applied by regulatory authorities;

•

Current and future increases in FDIC insurance premiums, including the FDIC special assessment imposed on all FDIC-insured institutions, will decrease our earnings. In addition, FDIC insurance assessments for BOHR will likely increase from not maintaining a “well capitalized” status, which would further decrease earnings;

•	Banking regulators have broad enforcement power, but regulations are meant to protect depositors and not investors;

•	The fiscal, monetary, and regulatory policies of the Federal Government and its agencies could have a material adverse effect on our results of operations;

•	There can be no assurance that recently enacted legislation will stabilize the U.S. financial system;

•

The impact on us of recently enacted legislation, in particular Emergency Economic Stabilization Act of 2008 (“EESA”) and ARRA and their implementing regulations, and actions by the FDIC, cannot be predicted at this time; and

•	The soundness of other financial institutions could adversely affect us.

Our forward-looking statements could be incorrect in light of these and other risks, uncertainties, and assumptions. The future events, developments, or results described in this report could turn out to be materially different. We have no obligation to publicly update or revise our forward-looking statements after the date of this quarterly report and you should not expect us to do so.

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Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

Throughout 2009 and into the first half of 2010, economic conditions in the markets in which our borrowers operate continued to deteriorate and the levels of loan delinquency and defaults that we experienced were substantially higher than historical levels. Our loan customers continue to operate in an economically stressed environment. The Company reported a net loss for the six-month period ended June 30, 2010, primarily as a result of a significant increase to our provision for loan losses.

As of June 30, 2010, we believe Shore remained “well capitalized” under applicable banking regulations while BOHR was “significantly undercapitalized” and the consolidated Company was “critically undercapitalized.” The Company continues to evaluate additional capital management strategies, including infusions of additional capital, with the intention of enabling it and BOHR to return to “well capitalized” status.

Our primary source of revenue is net interest income earned by our bank subsidiaries. Net interest income represents interest and fees earned from lending and investment activities, less the interest paid on deposits and borrowings. Net interest income may be impacted by variations in the volume and mix of interest-earning assets and interest-bearing liabilities, changes in the yields earned and the rates paid, level of non-performing interest-earning assets, and the level of noninterest-bearing liabilities available to support earning assets. Our net interest income was negatively impacted by increasing levels of non-performing loans. In addition to net interest income, noninterest income is another important source of revenue. Noninterest income is derived primarily from service charges on deposits and fees earned from bank services, investment, mortgage, and insurance activities. Other factors that impact net income are the provision for loan losses, noninterest expense, and the provision for income taxes.

The following is a summary of our condition as of June 30, 2010 and our financial performance for the three and six month period then ended.

•

Assets were $2.9 billion. They decreased by $42.4 million or 1% for the first six months of 2010 from December 31, 2009. This was primarily the result of a decrease in average loans of 15% during that period.

•

Investment securities available for sale increased $14.2 million to $175.3 million for the first six months of 2010. The increase was driven by the reinvestment of the funds obtained from deposit growth and the decline in our loan portfolio.

•

Loans decreased by $174.8 million or 7% for the six months ended June 30, 2010 as loan paydowns and charge-offs exceeded the volume of new originations. New loan activity continues to be low as a result of our tighter underwriting criteria and economic conditions.

•	Deposits increased $53.3 million or 2% as new customer deposit activity more than offset the decline in brokered deposits.

•

Net loss available to common shareholders for the three and six months ended June 30, 2010 was $54.1 million or $2.44 per common diluted share and $94.6 million or $4.27 per common diluted share, respectively, as compared with net loss available to common shareholders of $46.2 million or $2.13 per common diluted share and $41.8 million or $1.92 per common diluted share for the three and six months, respectively, ended June 30, 2009. The net loss for 2010 was primarily attributable to provision for loan losses expense of $100.3 million.

•

Net interest income decreased $8.2 million and $12.3 million for the three and six months, respectively, ended June 30, 2010 as compared to the same period 2009. This was primarily the result of the decrease in interest income from loans.

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Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

•

Noninterest income for the three and six months ended June 30, 2010 was $5.3 million and $10.9 million, respectively, a 6% and 10% decrease over the comparative periods in 2009. An increase in mortgage banking revenue partially offset this decrease.

•

Noninterest expense was $23.1 million and $44.0 million for the three and six months ended June 30, 2010, which was a decrease of $27.3 million or 54% and a decrease of $26.1 million or 37% over the comparable periods for 2009. In second quarter 2009, we had a $28.0 million impairment to our goodwill.

Critical Accounting Policies

GAAP requires management to apply significant judgment to various accounting, reporting, and disclosure matters. Management must use assumptions, judgments, and estimates when applying these principles where precise measurements are not possible or practical. These policies are critical because they are highly dependent upon subjective or complex judgments, assumptions, and estimates. Changes in such judgments, assumptions, and estimates may have a significant impact on the consolidated financial statements and the accompanying footnotes. Actual results, in fact, could differ from those estimates. We consider our policies on allowance for loan losses, deferred income taxes, and estimates of fair value on financial instruments to be critical accounting policies. Refer to our 2009 Form 10-K for further discussion of these policies.

Material Trends

The global and U.S. economies have experienced a protracted slowdown in business activity, including high levels of unemployment, resulting in a lack of confidence in the worldwide credit markets and in the financial system. Currently, the U.S. economy appears to be slowly recovering from one of its longest economic recessions in recent history. It is not clear at this time how quickly the economy will recover and whether regulatory and legislative efforts to stimulate job growth and spending will be successful.

We experienced a significant deterioration in credit quality in 2009 that continues into 2010. Problem loans and non-performing assets rose and led us to significantly increase the allowance for loan losses. To bolster our allowance, we increased the provision for loan losses to $100.3 million in the first half of 2010 from $34.9 million in the first half of 2009. The increased expense contributed to a net loss available to common shareholders of $94.6 million for the first half of 2010. In light of continued economic weakness, problem credits may continue to rise and significant additional provisions for loan losses may be necessary to supplement the allowance for loan losses in the future. As a result, we may incur significant credit costs throughout 2010, which would continue to adversely impact our financial condition, our results of operations, and the value of our common stock.

The Company determined that a valuation allowance on its deferred tax assets should be recognized as of December 31, 2009. The Company decided to establish a valuation allowance against the deferred tax asset because it is uncertain when it will realize this asset.

ANALYSIS OF FINANCIAL CONDITION

Cash and Cash Equivalents. Cash and cash equivalents includes cash and due from banks, interest-bearing deposits in other banks, and overnight funds sold and due from the FRB. Cash and cash equivalents are used for daily cash management purposes, management of short-term interest rate opportunities, and liquidity. Cash and cash equivalents as of June 30, 2010 were $326.9 million and consisted mainly of deposits with the FHLB and the FRB. These deposits increased $126.9 million in the first half of 2010, from $200.0 million at December 31, 2009.

Securities. Our investment portfolio consists primarily of available-for-sale U.S. Agency mortgage-backed securities. Our available-for-sale securities are reported at estimated fair value. They are used primarily for liquidity, pledging,

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Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

earnings, and asset/liability management purposes and are reviewed quarterly for possible impairment. The mortgage-backed securities consisted of Government National Mortgage Association pass-through securities or collateralized mortgage obligations.

At June 30, 2010, the estimated fair value of our investment securities was $175.3 million, an increase of $14.2 million or 9% from $161.1 million at December 31, 2009. The increase during first six months of 2010 was driven by the reinvestment of loan paydowns and the increase in deposits. Our investment portfolio was restructured during late 2009 to increase regulatory capital ratios by selling high risk-weighted securities and reinvesting the proceeds into lower risk-weighted securities.

Loan Portfolio. Our loan portfolio is comprised of commercial, construction, real estate-commercial mortgage, real estate-residential mortgage, and installment loans to individuals. Lending decisions are based upon an evaluation of the repaying capacity, financial strength, and credit history of the borrower, the quality and value of the collateral securing each loan, and the financial strength of guarantors. With few exceptions, personal guarantees are required on loans. Our loan portfolio decreased $174.8 million or 7% to $2.3 billion as of June 30, 2010 compared to December 31, 2009. Commercial loans decreased 8% to $330.7 million at June 30, 2010 compared with $361.3 million at December 31, 2009. Real estate commercial mortgages decreased 4% to $709.4 million at June 30, 2010 compared to $740.6 million at December 31, 2009. Real estate residential mortgages decreased $1.5 million to $523.4 million at June 30, 2010 as compared with $524.9 million at December 31, 2009. Installment loans to individuals decreased 17% to $35.7 million at June 30, 2010 compared with $42.9 million at December 31, 2009. Construction loans also decreased 14% to $653.2 million at June 30, 2010 as compared with $757.7 million at December 31, 2009, thus lowering the concentration of construction loans to 29% of the total loan portfolio at June 30, 2010 compared with 31% at December 31, 2009.

Within the construction segment of the loan portfolio, BOHR has exposure to $70.1 million of loans in which interest payments are satisfied through the use of a reserve that was funded by BOHR upon origination and represents a portion of the borrower’s total liability to BOHR. In the instance of commercial construction, ultimate repayment is dependent upon stabilization of the funded project; whereas, in residential development, BOHR is assigned a certain percentage of each sale to retire a commensurate portion of the outstanding debt. Each interest reserve transaction is monitored by the account officer, a senior credit officer, and credit administration to verify the continuation of project viability as it relates to remaining interest reserve and additional financial capacity of the project sponsor. In certain instances, where either or both criteria have been deemed unsatisfactory, the borrower’s access to any remaining interest reserve has been curtailed on at least a temporary basis until the BOHR’s special assets department has been engaged to further evaluate possible resolutions.

We have a high concentration of construction and real estate, both commercial and residential, loans. Construction loans are made to individuals and businesses for the purpose of construction of single family residential properties, multi-family properties, and commercial projects such as the development of residential neighborhoods and commercial office parks. Risk is reduced on these loans by limiting lending for speculative building of both residential and commercial properties based upon the borrower’s history with us, financial strength, and the loan-to-value ratio of such speculative property. We generally require new and renewed variable-rate commercial loans to have interest rate floors. Residential loans represent smaller dollar loans to more customers, and therefore, have lower credit risk than other types of loans. The majority of our fixed-rate residential mortgage loans, which represent increased interest rate risk, are sold in the secondary market, as well as some variable rate mortgage loans. The remainder of the variable-rate mortgage loans and a small number of fixed-rate mortgage loans are retained.

Allowance for Loan Losses. The purpose of the allowance for loan losses is to provide for potential losses inherent in our loan portfolio. Management regularly reviews our loan portfolio to determine whether adjustments are necessary. Our review takes into consideration changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and review of current economic conditions that may affect the borrower’s ability to repay. In addition to the review of credit quality through ongoing credit review processes, we construct a comprehensive allowance analysis for our loan portfolio at least quarterly. This allowance includes specific allowances for individual loans; general allowance for loan pools, which factor in our historical loan loss experience, loan portfolio growth and trends, and economic conditions; and unallocated allowances predicated upon both internal and external factors.

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Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

The allowance for loan losses was $173.2 million or 7.69% of outstanding loans as of June 30, 2010 compared with $132.7 million or 5.47% of outstanding loans as of December 31, 2009. We increased the allowance for loan losses $40.5 million (net of charge-offs and recoveries) during the first six months of 2010. Pooled loan allocations increased to $52.1 million at June 30, 2010 from $34.1 million at December 31, 2009. Allowance coverage for the non-impaired portfolio is determined using a methodology that incorporates historical loss rates and risk ratings by loan category. Loss rates are based on a three-year weighted average with recent period loss rates weighted more heavily. We then apply an adjustment factor to each loss rate based on assessments of loss trends, collateral values, and economic and business influences impacting expected losses. During the quarter, the weighted historical loss rates for most loan categories increased due to recent charge-off activity. Qualitative adjustment factors for most loan categories decreased due to analyses of nonaccrual loan trends and other factors and reflect management’s view that charge-offs used to calculate pooled reserves better reflect expected loss experience. In addition, based on third party review, management believes the quality of its risk rating system has improved and requires less qualitative adjustment. The effect of these changes was an increase in the loss factors for most loan types and an increase in pooled loan allocations. Specific loan allocations increased $24.2 million to $115.7 million at June 30, 2010 from $91.5 million at December 31, 2009. Specific loan allocations increased due to a decrease in collateral values of certain collateral dependent loans and due to the estimated losses of new impaired loans. Unallocated allowances decreased $1.8 million. The following table provides a breakdown of the allowance for loan losses and other related information (in thousands) at June 30, 2010 and December 31, 2009.

	June 30, 2010	December 31, 2009

Allowance for loan losses:
Pooled component	$52,100	$34,050
Specific component	115,730	91,488
Unallocated component	5,396	7,159

Total	$173,226	$132,697

Impaired loans	$473,142	$469,068
Non-impaired loans	1,778,795	1,957,624

Total loans	$2,251,937	$2,426,692

Pooled component as % of non-impaired loans	2.93%	1.74%
Specific component as % of impaired loans	24.46%	19.50%

Allowance as of % of loans	7.69%	5.47%
Allowance as of % of nonaccrual loans	56.68%	53.44%

The specific allowance for loan losses necessary for impaired loans is based on a loan-by-loan analysis and varies between impaired loans largely due to the level of collateral. Additionally, pooled loan allocations vary depending on a number of assumptions and trends. As a result, the ratio of allowance for loan losses to nonaccrual loans is not sufficient for measuring the adequacy of the allowance for loan losses. The following table provides additional ratios that measure our allowance for loan losses.

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	June 30, 2010	December 31, 2009
Non-performing loans for which full loss has been charged off to total loans	2.08%	0.91%

Non-performing loans for which full loss has been charged off to non-performing loans	15.36%	8.91%

Charge off rate for nonperforming loans which the full loss has been charged off	43.83%	42.46%

Coverage ratio net of nonperforming loans for which the full loss has been charged off	66.97%	58.67%

Total allowance divided by total loans less nonperforming loans for which the full loss has been charged off	7.86%	5.52%

Allowance for individually impaired loans divided by impaired loans for which an allowance has been provided	31.68%	27.60%

A loan is considered impaired when it is probable that all amounts due will not be collected according to the contractual terms. Subsequent recoveries, if any, are credited to the allowance. Impairment is evaluated in the aggregate for smaller balance loans of similar nature and on an individual loan basis for other loans. If a loan is considered impaired, it is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. Total impaired loans were $473.1 million at June 30, 2010, an increase of $4.1 million or 1% over December 31, 2009. Of these loans, $305.6 million were on nonaccrual status at June 30, 2010. Net charge-offs were $59.7 million for the six months ended June 30, 2010 as compared with $1.6 million for the six months ended June 30, 2009.

Non-Performing Assets. Non-performing assets as a percentage of total assets increased to 12% at June 30, 2010 from 9% at December 31, 2009 and March 31, 2010. Total nonaccrual loans aggregated $305.6 million at June 30, 2010 as compared with $248.3 million at December 31, 2009.

The following chart summarizes our nonaccrual loans by loan type as of June 30, 2010 and December 31, 2009 (in thousands).

	June 30, 2010	December 31, 2009

Commercial	$34,794	$24,803
Construction	167,530	150,325
Real estate - commercial mortgage	71,938	50,858
Real estate - residential mortgage	30,867	22,146
Installment loans (to individuals)	480	171

Total nonaccrual loans	$305,609	$248,303

Loans Acquired with Deteriorated Credit Quality. Loans acquired with evidence of credit quality deterioration since origination and for which it is probable at purchase that we will be unable to collect all contractually required payments are accounted for under ASC 310-30, Receivables – Loans and Debt Securities Acquired with Deteriorated Credit Quality. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due status and refreshed borrower credit scores, some of which were not immediately available as of the purchase date. ASC 310-30 addresses accounting for differences between contractual and expected cash flows to be collected from our initial investment in loans if those differences are attributable, at least in part, to credit quality. ASC 310-30 requires that acquired impaired loans be recorded at fair value and prohibits “carrying over” or the creation of valuation allowances in the initial accounting for loans acquired that are within the scope of ASC 310-30.

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Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

In accordance with ASC 310-30, certain acquired loans of GFH that were considered impaired were written down to fair value at the acquisition date. As of June 30, 2010, the carrying value of these loans was $61.2 million and the unpaid principal balance on these loans was $67.4 million. ASC 310-30 does not apply to loans GFH previously securitized as they are not held on our balance sheet. During 2009 and into 2010, the ASC 310-30 portfolio experienced further credit deterioration due to weakness in the housing markets and the impacts of a slowing economy. For further information regarding loans accounted for in accordance with ASC 310-30, see Note E, Accounting for Certain Loans Acquired in a Transfer, of the Notes to the Consolidated Financial Statements.

Deposits. Deposits are the primary source of funding for the Company. Total deposits at June 30, 2010 increased $53.3 million or 2% to $2.5 billion as compared with December 31, 2009. Total brokered deposits were $205.8 million or 8% of deposits at June 30, 2010, which was a decrease of $180.6 million from the total brokered deposits of $386.4 million at December 31, 2009.

Changes in the deposit categories include an increase of $420 thousand or 0.17% in noninterest-bearing demand deposits, a decrease of $45.6 million or 5% in interest-bearing demand deposits, and a decrease of $7.0 million or 8% in savings accounts from December 31, 2009 to June 30, 2010. Interest-bearing demand deposits included $18.2 million brokered money market funds at June 30, 2010, which was $29.4 million lower than the balance of brokered money market funds outstanding at December 31, 2009. Therefore, core bank interest-bearing demand deposits increased by $16.2 million over the last six months. Of this increase $17.1 million was related to a decrease in our NOW accounts; this was offset by a $19.1 million increase in MMDA accounts. Total time deposits under $100 thousand decreased $120.8 million from $889.8 million at December 31, 2009 to $769.0 million at June 30, 2010. Brokered CDs represented $205.8 million, which was a decrease of $133.0 million over the $338.8 million of brokered CDs outstanding at December 31, 2009. Therefore, core bank CDs increased $12.2 million over the last six months. Time deposits over $100 thousand increased $226.4 million from $356.8 million at December 31, 2009 to $583.2 million at June 30, 2010. Going forward, management intends to focus on core deposit growth as our primary source of funding.

Borrowings. We use short-term and long-term borrowings from various sources including the FHLB, funds purchased from correspondent banks, reserve repurchase accounts, and trust preferred securities. Our FHLB borrowings on June 30, 2010 were $225.0 million compared to $228.2 million at December 31, 2009.

Capital Resources. Total shareholders’ equity decreased $90.8 million or 73% to $34.2 million at June 30, 2010 compared to $125.0 million at December 31, 2009. The decrease in shareholders’ equity was primarily a result of the $91.8 million net loss for the six months ended June 30, 2010 and accrual of Series C Preferred dividends (including amortization of preferred stock discount) of approximately $2.8 million.

During 2009, we paid two quarterly cash dividends of $0.11 per share on our common stock to shareholders of record as of February 27, 2009 and May 15, 2009. To preserve capital, on July 30, 2009 the Board of Directors voted to suspend the quarterly dividend on the Company’s common stock. Our ability to distribute cash dividends in the future may be limited by regulatory restrictions and the need to maintain sufficient consolidated capital.

We have taken additional actions to preserve capital. On October 30, 2009, we announced suspension of dividend payments on our Series A and B Preferred Stock. We notified the U.S. Department of the Treasury (“Treasury”) of our intent to defer the third consecutive quarterly cash dividend on our Series C Preferred Stock issued to the Treasury in connection with our participation in the TARP CPP. The total amount deferred as of June 30, 2010 was $3.0 million.

In January 2010, the Company exercised its right to defer all quarterly distributions on the trust preferred securities (in thousands) it assumed in connection with its merger with GFH (collectively, the “Trust Preferred Securities”), which are identified below.

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	Amount (in thousands)	Interest Rate	Redeemable On Or After	Mandatory Redemption

Gateway Capital Statutory Trust I	$8,000	LIBOR + 3.10%	September 17, 2008	September 17, 2033
Gateway Capital Statutory Trust II	7,000	LIBOR + 2.65%	July 17, 2009	June 17, 2034
Gateway Capital Statutory Trust III	15,000	LIBOR + 1.50%	May 30, 2011	May 30, 2036
Gateway Capital Statutory Trust IV	25,000	LIBOR + 1.55%	July 30, 2012	July 30, 2037

Interest payable under the Trust Preferred Securities continues to accrue during the deferral period and interest on the deferred interest also accrues, both of which must be paid at the end of the deferral period and totaled $737 thousand at June 30, 2010. Prior to the expiration of the deferral period, the Company has the right to further defer interest payments, provided that no deferral period, together with all prior deferrals, exceeds 20 consecutive quarters and that no event of default (as defined by the terms of the applicable Trust Preferred Securities) has occurred and is continuing at the time of the deferral. The Company was not in default with respect to the terms of the Trust Preferred Securities at the time the quarterly payments were deferred and such deferrals did not cause an event of default under the terms of the Trust Preferred Securities.

On May 23, 2010, the Company and affiliates of The Carlyle Group, Anchorage Advisors, L.L.C., CapGen Financial Group, and other financial institutions entered into binding agreements (the “Investment Agreements”) to purchase common stock of the Company, par value $0.625 (“Common Stock”), as part of an expected aggregate $255 million capital raise by the Company from institutional investors in a private placement.

Prior to the Closing, the Company is required to conduct exchange offers for each outstanding share of Series A and Series B Preferred Stock for Common Stock (collectively, the “Exchange Offers”) pursuant to which each share of Series A and B Preferred Stock will be exchanged for 375 shares of Common Stock (reflecting an exchange value of $150.00 per share or 15% of its liquidation preference and a conversion price of $0.40 per share).

The exchange or conversion of the shares of Series A and Series B Preferred Stock is required by the Investment Agreements. The Investment Agreements require either conversion of 100% of the shares or conversion of a majority of the shares and the amendment to the designations of the Series A and Series B Preferred Stock to, among other things, make it mandatorily convertible at the Company’s option into Common Stock. Holders of Series A and Series B Preferred Stock tendering it he Exchange Offers will be required to vote for amendments to the Series A and / or Series B Preferred Stock (the “Preferred Stock Amendments”), as applicable. Among other things, the Preferred Stock Amendments will eliminate all dividend rights, reduce the liquidation preference from $1,000 to $100 per share, and, at the option of the Company, provide for the mandatory conversion at the Company’s option of all Series A and Series B Preferred Stock not voluntarily exchanged in the Exchange Offers. The Preferred Stock Amendments require approval by a majority of the common shareholders as well as a majority of the holders of Series A and Series B Preferred Stock.

The Investment Agreements also require that following the closing, the Company will commence a rights offering providing holders of Common Stock with a non-transferable right to purchase newly issued shares of Common Stock at $0.40 per share, the same price paid by the Investors and Treasury. The rights offering is expected to raise an additional $20-$40 million.

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PART I. FINANCIAL INFORMATION

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

We are subject to regulatory risk-based capital guidelines that measure capital relative to risk-weighted assets and off-balance sheet financial instruments. Tier I capital is comprised of shareholders’ equity, net of unrealized gains or losses on available-for-sale securities, less intangible assets, while total risk-based capital adds certain debt instruments and qualifying allowances for loan losses. As of June 30, 2010, our consolidated regulatory capital ratios are Tier 1 Leverage Ratio of 1.05%, Tier 1 Risk-Based Capital Ratio of 1.52%, and Total Risk-Based Capital of 2.86%.

As of June 30, 2010, we believe Shore remained “well capitalized” under applicable banking regulations while BOHR was “significantly undercapitalized” and the consolidated Company was “critically undercapitalized.” Although there can be no assurance that we will be successful, the Board and management are continuing to explore options for raising additional capital and improving the capital adequacy of the Company and BOHR. BOHR could become critically undercapitalized if the Company’s expected capital raising transactions do not close by September 30, 2010.

Off-Balance Sheet Arrangements. We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet our customers’ financing needs. For more information on our off-balance sheet arrangements, see Note 15, Financial Instruments with Off-Balance-Sheet Risk, of the Notes to Consolidated Financial Statements contained in the 2009 Form 10-K.

Contractual Obligations. Our contractual obligations consist of time deposits, borrowings, and operating lease obligations. There have not been any significant changes in our contractual obligations from those disclosed in the 2009 Form 10-K.

ANALYSIS OF RESULTS OF OPERATIONS

Overview. Our net loss available to common shareholders for the three months ended June 30, 2010 was $54.0 million as compared with net loss available to common shareholders of $46.2 million for the three months ended June 30, 2009. During the first six months of 2010, we incurred a net loss available to common shareholders of $94.6 million, compared to the net loss available to common shareholders of $41.8 million for the first six months of 2009. The loss for the six months ended June 30, 2010 was driven by provision for loan losses expense of $100.3 million necessary to maintain the allowance for loan losses at a level necessary to cover expected losses inherent in the loan portfolio. Diluted loss per common share was $2.44 and $4.27 for the three and six months ended June 30, 2010, an increased loss of $0.31 and $2.35 over the diluted loss per common share of $2.13 and $1.92 for the three and six months, respectively, ended June 30, 2009.

Net Interest Income. Net interest income, a major component of our earnings, is the difference between the income generated by interest-earning assets reduced by the cost of interest-bearing liabilities. Net interest income for the three months ended June 30, 2010 was $17.7 million, a decrease of $8.2 million from the three months ended June 30, 2009. Net interest income for the six months ended June 30, 2010 was $39.6 million, a decrease of $12.3 million from the six months ended June 30, 2009. The decrease in net interest income was primarily the result of a decrease in interest income from loans of $13.5 million for the six months ended June 30, 2009 compared to the six months ended June 30, 2010 and an increase in nonaccrual loans. The net interest margin, which is calculated by expressing annualized net interest income as a percentage of average interest-earning assets, is an indicator of effectiveness in generating income from earning assets. Our net interest margin decreased to 3.16% for the first six months ended June 30, 2010 from 3.75% during the first six months of 2009. The net interest margin was 2.84% for the three months ended June 30, 2010 compared to 3.39% and 3.71% for the three months ended March 31, 2010 and June 30, 2009, respectively. The decline in net interest margin from prior periods is due primarily to increased levels of nonaccrual loans, an increase in low yielding balances at the FRB during the first quarter of 2010, and the effect of purchase accounting adjustments.

Our interest-earning assets consist of loans, investment securities, overnight funds sold and due from FRB, and interest-bearing deposits in other banks. Interest income on loans, including fees, decreased $8.0 million and $13.5 million to $28.2 million and $60.4 million for the three and six months, respectively, ended June 30, 2010, as compared to the same time periods during 2009. This decrease was a result of a decrease in average loan balances and an increase in nonaccrual loans. Interest income on investment securities increased $144 thousand and $81

39

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

thousand for the three and six months, respectively, ended June 30, 2010 compared to the same time period during 2009. Interest income on interest-bearing deposits in other banks decreased $5 thousand and $11 thousand for the three and six month periods, respectively, ended June 30, 2010 compared to the same time period during 2009. Interest income on overnight funds sold and due from FRB increased $140 thousand and $254 thousand for the three and six months, respectively, ended June 30, 2010 compared to the same time period during 2009.

Our interest-bearing liabilities consist of deposit accounts and borrowings. Interest expense on deposits increased $1.1 million and $914 thousand to $10.2 million and $20.3 million for the three and six months, respectively, ended June 30, 2010 compared to the same time periods during 2009. This increase resulted from a $299.5 million increase in average interest-bearing deposits, offset by a 17 basis point decrease in the average interest rate on deposits for the six months ended June 30, 2010 compared to the six months ended June 30, 2009. This decrease in our average deposit rates resulted in large part from declining rates on certificates of deposits and savings deposits. A reduction of our average rate on time deposits to 1.93% for the first half of 2010 from 2.49% for the first half of 2009 contributed significantly toward the decrease in overall deposit rates. Interest expense on borrowings, which consisted of FHLB borrowings, other borrowings, and overnight funds purchased decreased $621 thousand and $1.7 million for the three and six months, respectively, ended June 30, 2010 compared to the same time periods during 2009. The $200.7 million decrease in the six month average borrowings netted against a 57 basis point increase in the average interest rate on borrowings produced this result.

The tables below present the average interest-earning assets and average interest-bearing liabilities, the average yields earned on such assets and rates paid on such liabilities, and the net interest margin for the three months ended June 30, 2010, March 31, 2010, and June 30, 2009 and six months ended June 30, 2010 and 2009.

40

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

	Three Months Ended June 30, 2010			Three Months Ended March 31, 2010			Three Months Ended June 30, 2009
(in thousands)	Average Balance	Annualized Interest Income/ Expense	Average Yield/ Rate	Average Balance	Annualized Interest Income/ Expense	Average Yield/ Rate	Average Balance	Annualized Interest Income/ Expense	Average Yield/ Rate

Assets:
Interest-earning assets
Loans	$2,005,022	$112,981	5.63%	$2,173,606	$130,809	6.02%	$2,609,810	$144,999	5.56%
Investment securities	204,998	6,838	3.34%	206,203	6,964	3.38%	159,740	6,260	3.92%
Interest-bearing deposits in other banks	54,877	133	0.24%	48,178	117	0.24%	11,229	20	0.18%
Overnight funds sold and due from FRB	236,675	477	0.20%	198,947	384	0.19%	21,790	48	0.22%

Total interest-earning assets	2,501,572	120,429	4.81%	2,626,934	138,274	5.26%	2,802,569	151,327	5.40%
Noninterest-earning assets	503,058			417,358			284,323

Total assets	3,004,630			3,044,292			3,086,892

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities
Interest-bearing demand deposits	918,835	15,501	1.69%	954,939	15,416	1.61%	642,179	6,245	0.97%
Savings deposits	77,812	502	0.64%	80,221	525	0.65%	118,979	1,181	0.99%
Time deposits	1,304,485	24,816	1.90%	1,284,574	25,095	1.95%	1,268,661	28,900	2.28%

Total interest-bearing deposits	2,301,132	40,819	1.77%	2,319,734	41,036	1.77%	2,029,819	36,326	1.79%
Borrowings	274,946	8,626	3.14%	276,890	8,290	2.99%	434,208	11,120	2.56%

Total interest-bearing liabilities	2,576,078	49,445	1.92%	2,596,624	49,326	1.90%	2,464,027	47,446	1.93%
Noninterest-bearing liabilities
Demand deposits	249,272			236,947			259,754
Other liabilities	22,350			21,082			32,804

Total noninterest-bearing liabilities	271,622			258,029			292,558

Total liabilities	2,847,700			2,854,653			2,756,585
Shareholders’ equity	156,930			189,639			330,307

Total liabilities and shareholders’ equity	$3,004,630			$3,044,292			$3,086,892

Net interest income		$70,984			$88,948			$103,881

Net interest spread			2.89%			3.36%			3.47%
Net interest margin			2.84%			3.39%			3.71%

Note: Interest income from loans included fees of $57 at June 30, 2010, $206 at March 31, 2010, and $1,456 at June 30, 2009. Average nonaccrual loans of $269,284 and $251,421 are excluded from average loans at June 30, 2010 and March 31, 2010, respectively. Average nonaccrual loans for June 30, 2009 were not material and are included in average loans above.

41

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

	Three Months Ended June 30, 2010 Compared to Three Months Ended March 31, 2010			Three Months Ended June 30, 2010 Compared to Three Months Ended June 30, 2009
		Variance Attributable to			Variance Attributable to
	Total	Rate	Volume	Total	Rate	Volume
Interest-Earning Assets:
Loans	$(17,828)	$(8,114)	$(9,714)	$(32,018)	$1,840	$(33,858)
Investment securities	(126)	(84)	(42)	578	(631)	1,209
Interest-bearing deposits in other banks	16	—	16	113	8	105
Overnight funds sold and due from FRB	93	21	72	429	(5)	434

Total interest-earning assets	(17,845)	(8,177)	(9,668)	(30,898)	1,212	(32,110)
Interest-Bearing Liabilities:
Deposits	(217)	—	(217)	4,493	(409)	4,902
Borrowings	336	390	(54)	(2,494)	4,031	(6,525)

Total interest-bearing liabilities	119	390	(271)	1,999	3,622	(1,623)

Net interest income	$(17,964)	$(8,567)	$(9,397)	$(32,897)	$(2,410)	$(30,487)

Note: The change in interest due to both rate and volume has been allocated to variance attributable to rate and variance attributable to volume in proportion to the relationship for the absolute amounts of change in each.

42

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

	Six Months Ended June 30, 2010			Six Months Ended June 30, 2009			2010 Compared to 2009
(in thousands)	Average Balance	Annualized Interest Income/ Expense	Average Yield/ Rate	Average Balance	Annualized Interest Income/ Expense	Average Yield/ Rate	Interest Income/ Expense Variance	Variance Attributable to
								Rate	Volume
Assets:
Interest-earning assets
Loans	$2,051,213	$121,846	5.94%	$2,601,379	$148,995	5.73%	$(27,149)	$5,692	$(32,841)
Investment securities	205,652	6,901	3.36%	168,041	6,738	4.01%	163	(428)	591
Interest-bearing deposits in other banks	51,546	125	0.24%	5,563	22	0.39%	103	(5)	108
Overnight funds sold and due from FRB	217,915	431	0.20%	20,849	45	0.22%	386	(4)	390

Total interest-earning assets	2,526,326	129,303	5.12%	2,795,832	155,800	5.57%	(26,497)	5,255	(31,752)
Noninterest-earning assets	498,026			321,309

Total assets	3,024,352			3,117,141

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities
Interest-bearing demand deposits	936,787	15,459	1.65%	639,103	6,497	1.02%	8,962	5,109	3,853
Savings deposits	79,010	513	0.65%	121,180	1,455	1.20%	(942)	(535)	(407)
Time deposits	1,294,584	24,955	1.93%	1,250,628	31,130	2.49%	(6,175)	(7,319)	1,144

Total interest-bearing deposits	2,310,381	40,927	1.77%	2,010,911	39,082	1.94%	1,845	(2,746)	4,590
Borrowings	275,913	8,459	3.07%	476,621	11,909	2.50%	(3,450)	4,076	(7,525)

Total interest-bearing liabilities	2,586,294	49,386	1.91%	2,487,532	50,991	2.05%	(1,605)	1,330	(2,935)
Noninterest-bearing liabilities
Demand deposits	243,144			245,588
Other liabilities	21,720			40,689

Total noninterest-bearing liabilities	264,864			286,277

Total liabilities	2,851,158			2,773,809
Shareholders’ equity	173,194			343,332

Total liabilities and shareholders’ equity	$3,024,352			$3,117,141

Net interest income		$79,917			$104,809

Net interest spread			3.21%			3.52%
Net interest margin			3.16%			3.75%

Note: Interest income from loans included fees of $363 at June 30, 2010 and $2,116 at June 30, 2009. Average nonaccrual loans of $319,673 are excluded from average loans at June 30, 2010. Average nonaccrual loans for June 30, 2009 were not material and are included in average loans above.

Noninterest Income. For the quarter ended June 30, 2010, total noninterest income was $5.3 million, a decrease of $324 thousand or 6% as compared to second quarter 2009. Noninterest income comprised 15% of total revenue for the second quarter of 2010 and 13% for the second quarter of 2009. For the six months ended June 30, 2010, we reported total noninterest income of $10.9 million, a $1.2 million or 10% decrease over the same period in 2009. Service charges on deposit accounts decreased $712 thousand or 17% to $3.4 million for the first six months of 2010 compared to the same period in 2009 due to reduced overdraft activity along with a change in policy reducing the number of overdraft charges a customer can incur on any given day. Mortgage banking revenue, which is primarily the income associated with originating and selling first lien residential real estate loans, was $4.4 million in the six month period ended June 30, 2010 compared to $3.0 million in the prior year period. This increase was driven by the higher levels of loan originations in 2010.

43

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

We generated gains on sales of investment securities of $469 thousand during the first half of 2010 and none for comparative 2009. The deteriorating economy during 2009 and 2010 caused losses on foreclosed real estate. Losses on foreclosed real estate for the first half of 2010 and 2009 were $3.2 million and $339 thousand, respectively, and were included as a reduction to noninterest income. The following tables provide an analysis of noninterest income (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Service charges on deposit accounts	$1,755	$2,073	$3,420	$4,132
Mortgage banking revenue	2,604	1,397	4,359	3,039
Gain on sale of investment securities	390	—	469	—
Gain on sale of premises and equipment	18	(11)	43	(6)
Losses on foreclosed real estate	(2,476)	(337)	(3,214)	(339)
Other-than-temporary impairment of securities	—	(114)	(44)	(132)
Insurance revenue	1,279	1,339	2,599	2,651
Brokerage revenue	79	85	153	131
Income from bank-owned life insurance	424	405	824	805
Visa check card income	590	243	1,019	658
ATM surcharge fee	99	121	185	179
Wire fees	49	36	86	72
Rental income	48	41	84	107
Other	472	377	949	798

Total noninterest income	$5,331	$5,655	$10,932	$12,095

Noninterest Expense. Noninterest expense represents our overhead expenses. Total noninterest expense decreased $27.3 million or 54% for the three months ended June 30, 2010 compared to the three months ended June 30, 2009. During the second quarter of 2009, we incurred a non-cash impairment charge associated with the goodwill created from the Shore acquisition of $28.0 million. Salaries and employee benefits expense increased $409 thousand for the second quarter of 2010 from the second quarter of 2009. Occupancy expense decreased $15 thousand for the second quarter of 2010 compared to the second quarter of 2009. Data processing expense decreased $126 thousand for the second quarter of 2010 compared to the second quarter of 2009. FDIC insurance was $1.2 million for the second quarter ended June 30, 2010 as compared with $2.7 million for the same period in 2009; the decrease was due to the special assessment charged during the second quarter of 2009. Equipment expense decreased 36% to $932 thousand for the three months ended June 30, 2010 as compared to the same period in 2009. For the second quarter of 2010, professional fees were $1.2 million compared to $688 thousand for comparative 2009. Professional fees increased primarily due to legal and consultant fees associated with loan collection activities. The following table provides an analysis of total noninterest expense (in thousands) by line item for the three and six months ended June 30, 2010 and 2009.

44

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Salaries and employee benefits	$10,955	$10,546	$20,705	$21,780
Occupancy	2,150	2,266	4,448	4,280
Data processing	1,169	1,295	2,649	2,493
Impairment of goodwill	—	27,976	—	27,976
FDIC insurance	1,169	2,661	2,225	3,301
Equipment	932	1,361	2,023	2,295
Professional fees	1,227	688	2,543	963
Amortization of intangible assets	442	747	937	1,081
Problem loan and repossessed asset costs	1,390	96	2,003	160
Bank franchise tax	439	329	949	773
Telephone and postage	412	477	803	917
Advertising and marketing	238	64	386	207
Directors’ and regional board fees	223	298	360	582
Stationary, printing, and office supplies	148	217	387	359
Other	2,192	1,309	3,617	3,011

Total noninterest expense	$23,086	$50,330	$44,035	$70,178

Total noninterest expense decreased $26.1 million or 37% for the first six months of 2010 compared to the first six months of 2009. During the second quarter of 2009, we incurred a non-cash impairment charge associated with the goodwill created from the Shore acquisition of $28.0 million. Salaries and employee benefits expense decreased $1.1 million for the first six months of 2010 from the first six months of 2009. Salaries and employee benefits expense in the first half of 2010 was positively impacted by the natural attrition in our workforce. Occupancy expense increased $168 thousand for the first six months of 2010 compared to the first six months of 2009 as a result of rental increases on existing leases and one new lease entered into during the first quarter of 2010. Data processing expense increased $156 thousand for the first six months of 2010 compared to the first six months of 2009 due to an increase in outsourced data processing fees charged from the outsource provider. FDIC insurance was $2.2 million for the six months ended June 30, 2010 as compared with $3.3 million for the same period in 2009; the decrease was due to the special assessment charged in 2009. Equipment expense decreased $272 thousand to $2.0 million for the six months ended June 30, 2010 as compared to the same period in 2009. For the first six months of 2010, professional fees were $2.5 million compared to $963 thousand for comparative 2009. Professional fees increased primarily due to legal and consultant fees associated with loan collection activities.

The efficiency ratio, calculated by dividing noninterest expense by the sum of net interest income and noninterest income excluding securities gains was 88% for the first six months of 2010 compared to 110% for the first half of 2009. Excluding the goodwill impairment charge, the efficiency ratio for the six months ended June 30, 2009 was 66%.

Income Tax Provision. Income tax benefit for the second quarter of 2010 was $2.2 million. We recorded a provision for income tax benefit of $2.1 million for the first six months of 2010. Management assesses the realizability of the deferred tax asset on a quarterly basis, considering both positive and negative evidence in determining whether it is more likely than not that some portion or all of the gross deferred tax asset would not be realized. A valuation allowance for the entire net deferred tax asset has been established as of June 30, 2010.

45

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 3. Quantitative and Qualitative Disclosures About Market Risk

The Company’s primary market risk is exposure to interest rate volatility. Fluctuations in interest rates will impact both the level of interest income and interest expense and the market value of the Company’s interest earning assets and interest bearing liabilities.

The primary goal of the Company’s asset/liability management strategy is to optimize net interest income while limiting exposure to fluctuations caused by changes in the interest rate environment. The Company’s ability to manage its interest rate risk depends generally on the Company’s ability to manage the maturities and re-pricing characteristics of its assets and liabilities while taking into account the separate goals of maintaining asset quality and liquidity and achieving the desired level of net interest income.

The Company’s management, guided by the Asset/Liability Committee, determines the overall magnitude of interest sensitivity risk and then formulates policies governing asset generation and pricing, funding sources and pricing, and off-balance sheet commitments. These decisions are based on management’s expectations regarding future interest rate movements, the state of the national and regional economy, and other financial and business risk factors.

The primary method that the Company uses to quantify and manage interest rate risk is simulation analysis, which is used to model net interest income from assets and liabilities over a specified time period under various interest rate scenarios and balance sheet structures. This analysis measures the sensitivity of net interest income over a relatively short time horizon. Key assumptions in the simulation analysis relate to the behavior of interest rates and spreads, the changes in product balances, and the behavior of loan and deposit customers in different rate environments.

The expected effect on net interest income for the twelve months following June 30, 2010 and December 31, 2009 due to an immediate change in interest rates is shown below. These estimates are dependent on material assumptions, such as those previously discussed.

	June 30, 2010		December 31, 2009
(in thousands)	Change in Net Interest Income		Change in Net Interest Income
	Amount	%	Amount	%
Change in Interest Rates:
+200 basis points	$4,778	6.34%	$(4,861)	(5.07)%
+100 basis points	1,566	2.08%	(2,129)	(2.22)%
-100 basis points	N/A	N/A	N/A	N/A
-200 basis points	N/A	N/A	N/A	N/A

The above analysis suggests that we project an increase in net interest income assuming an immediate increase in interest rates. It should be noted, however, that the simulation analysis is based upon equivalent changes in interest rates for all categories of assets and liabilities. In normal operating conditions, interest rate changes rarely occur in such a uniform manner. Many factors affect the timing and magnitude of interest rate changes on financial instruments. In addition, management may deploy strategies that offset some of the impact of changes in interest rates. Consequently, variations should be expected from the projections resulting from the controlled conditions of the simulation analysis. Management maintains a simulation model where it is assumed that interest rate changes occur gradually, that rate increases for interest-bearing liabilities lag behind the rate increases of interest-earning assets, and that the level of deposit rate increases will be less than the level of rate increases for interest-earning assets. In this model, we project an increase in net interest income due to rising rates, during the twelve months following June 30, 2010.

46

Vote By Telephone: Call toll free using a touch-tone telephone: 1-866-855-9702	Vote By Internet: Access the website and cast your vote: HTTPS://WWW.PROXYVOTENOW.COM/HMPR	Vote By Mail: Return your proxy in the postage-paid envelope provided

Vote By Telephone:	Vote By Internet:	Vote By Mail:
Have your proxy card available when you call toll free 1-866-855-9702 using a touch-tone phone and follow the simple instructions to record your vote.	Have your proxy card available when you access HTTPS://WWW.PROXYVOTENOW.COM/HMPR and follow the simple instructions to record your vote.	Please mark, sign and date your proxy card and return it in the postage-paid envelope provided as soon as possible.

Vote 24 hours a day, 7 days a week until 5:00 Eastern Time on             , 2010.

If you vote by telephone or over the Internet, please do not mail your proxy card

If you mail your Proxy Card, it must be signed and dated.

Hampton Roads Bankshares, Inc.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

APPOINTMENT OF PROXY SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF HAMPTON ROADS BANKSHARES, INC.

FOR THE ANNUAL MEETING TO BE HELD             , 2010

APPOINTMENT OF PROXY: The undersigned shareholder of Hampton Roads Bankshares, Inc., a Virginia Corporation (the “Company”), hereby appoints John A.B. Davies, Jr., President and Chief Executive Officer and Douglas J. Glenn, Executive Vice President, General Counsel and Chief Operating Officer (the “Proxies”), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on             , 2010, at 9:30 a.m., at the Dominion Tower, 999 Waterside Drive, Suite 400, Norfolk, Virginia 23510, or at any adjournments thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, upon the proposals set forth below and described in the Proxy Statement and in their discretion with respect to such other matters that may properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting or any adjournment, that one shall have all the powers hereby conferred.

— Please complete and sign on the other side —

— Continued from the reverse side —

Your vote is important. Unless you are voting via the Internet or by telephone, please complete, date and sign this appointment of proxy and return it promptly in the enclosed envelope, even if you plan to attend the meeting, so that your shares may be represented at the annual meeting.

HAMPTON ROADS BANKSHARES, INC.

REVOCABLE PROXY

This appointment of proxy will be voted as directed, or, if no directions are indicated, will be voted for all items and in the discretion of the proxies with respect to any other matter. The undersigned hereby revokes all appointments of proxy previously given to vote at said meeting or any adjournments thereof.

Board recommendation. The Board of Directors recommends a vote FOR each of the nominees listed below and FOR Proposals 2-8.

1.	Election of Directors. To elect one “Class A” director, to serve a one-year term, and six “Class C” directors, each to serve a three-year term

Class A  Director (one-year term)

John A.B. “Andy” Davies, Jr.	☐ For
☐ Withhold

Class C  Directors (three-year terms)

Herman A. Hall, III	W. Lewis Witt	Robert R. Kinser

☐ For	☐ For	☐ For
☐ Withhold	☐ Withhold	☐ Withhold

Jordan E. Slone	Jerry T. Womack	Ollin B. Sykes

☐ For	☐ For	☐ For
☐ Withhold	☐ Withhold	☐ Withhold

2.	Non-Binding Proposal on the Compensation of the Company’s Named Executive Officers. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement.

☐ For	☐ Against	☐ Abstain

3.	Issuance of Common Stock Pursuant to Investment Agreements. To grant shareholder approval of the issuance of up to 800,000,000 shares of the Company’s common stock at $0.40 per share, including an expected aggregate amount of $255 million under the Investment Agreements, Warrants, and up to $40 million in a Rights Offering described in the accompanying Proxy Statement.

☐ For	☐ Against	☐ Abstain

4.	Issuance of Common Stock Pursuant to Series A and B Preferred Exchange Offers. To grant shareholder approval of the issuance of up to 25,000,000 shares of the Company’s common stock in potential transactions that would allow holders of the Company’s Series A preferred stock and Series B preferred stock to exchange their shares for newly issued shares of Company common stock.

☐ For	☐ Against	☐ Abstain

5.	Issuance of Common Stock Pursuant to the Potential Conversion of Convertible Preferred Stock to be issued to the U.S. Department of the Treasury (“Treasury”). To grant shareholder approval of the potential issuance of up to 60,000,000 shares of the Company’s common stock upon the conversion of 80,347 shares of Series C-1 Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, to be issued to Treasury in exchange for its Series C preferred stock.

☐ For	☐ Against	☐ Abstain

6.	Increase in Authorized Shares. To consider an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the Company’s authorized common stock from 100,000,000 to 1,000,000,000 shares.

☐ For	☐ Against	☐ Abstain

7.	Preferred Stock Designations. To amend the terms of our Articles of Incorporation to change the designations of the Series A and Series B preferred stock.

☐ For	☐ Against	☐ Abstain

8.	Reverse Stock Split. To approve an amendment to the Articles of Incorporation to permit our Board of Directors to effect a reverse stock split of common stock.

☐ For	☐ Against	☐ Abstain

9.	Shareholder Proposal. To consider a shareholder proposal to declassify the Board of Directors, if properly presented at the meeting.

☐ For	☐ Against	☐ Abstain

10.	In their discretion, the Proxies are authorized to vote on such other business as may properly be presented at the meeting.

Proposal Nos. 3-7 will not be adopted unless all of such proposals are approved by the shareholders.

Signature of shareholder

Signature of shareholder

Date: , 2010

Please sign above exactly as your name appears on the stock certificate and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. If a corporation submits this appointment of proxy, it should be executed in the full corporate name by a duly authorized officer. If a partnership submits this appointment of proxy, please have it signed in the partnership name by an authorized person.